                                                                    Exhibit 10.3

                                                               EXECUTION VERSION

         An asterisk ([*]) indicates that confidential information has been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.


--------------------------------------------------------------------------------


                                    AGREEMENT
                                       FOR


                            ENGINEERING, PROCUREMENT
                            AND CONSTRUCTION SERVICES


                                     BETWEEN


                               AES IRONWOOD, INC.
                                    ("OWNER")


                                       AND


                              SIEMENS WESTINGHOUSE
                                POWER CORPORATION
                                 ("CONTRACTOR")


--------------------------------------------------------------------------------


                                   Dated as of


                               September 23, 1998

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1  DEFINITIONS.........................................................1

   1.1   DEFINITIONS...........................................................1

ARTICLE 2.  CONTRACTOR'S SERVICES AND OTHER OBLIGATIONS.......................19

   2.1   SERVICES TO BE PERFORMED.............................................19
   2.2   COMMENCEMENT OF THE SERVICES.........................................40
   2.3   PERFORMANCE..........................................................43
   2.4   COMPLIANCE WITH APPLICABLE LAWS, APPLICABLE PERMITS AND
         THE GUARANTEED EMISSIONS LIMITS......................................45
   2.5   SAFETY PRECAUTIONS...................................................45

ARTICLE 3  SUBCONTRACTS.......................................................47

   3.1   MAJOR SPECIALTY CONSULTANTS, SUBCONTRACTORS AND EQUIPMENT
         SUPPLIERS............................................................47
   3.2   PURCHASE ORDERS AND SUBCONTRACTS.....................................48
   3.3   PAYMENTS TO SUBCONTRACTORS...........................................48
   3.4   SUBCONTRACTOR WARRANTIES.............................................48
   3.5   SUBCONTRACTOR INSURANCE..............................................49
   3.6   NO PRIVITY WITH SUBCONTRACTORS.......................................49
   3.7   REVIEW AND APPROVAL NOT RELIEF OF CONTRACTOR'S LIABILITY.............49
   3.8   ASSIGNABILITY OF SUBCONTRACTS........................................50
   3.9   QUALITY CONTROL......................................................50

ARTICLE 4  PRICE AND PAYMENT..................................................50

   4.1   CONTRACT PRICE.......................................................50
   4.2   PAYMENT SCHEDULE.....................................................50
   4.3   PRICE ADJUSTMENTS....................................................54
   4.4   PAYMENT UPON TERMINATION.............................................55
   4.5   NO PAYMENT IN THE EVENT OF MATERIAL BREACH...........................57
   4.6   ALL PAYMENTS SUBJECT TO RELEASE OF CLAIMS............................57
   4.7   PAYMENT OR USE NOT ACCEPTANCE........................................59
   4.8   SET-OFF..............................................................59

ARTICLE 5  OWNER SERVICES.....................................................59

   5.1   REPRESENTATIVE.......................................................59
   5.2   FACILITY SITE........................................................60
   5.3   PERMITS AND REAL ESTATE RIGHTS.......................................60
   5.4   START-UP PERSONNEL...................................................61
   5.5   WATER, SPARE PARTS AND CONSUMABLES...................................61
   5.6   UTILITIES............................................................62
   5.7   FUEL.................................................................62
   5.8   ELECTRIC INTERCONNECTION.............................................63
   5.9   OWNER'S FAILURE TO MEET OBLIGATIONS..................................63
   5.10  APPROVALS............................................................63
   5.11  ADMINISTRATION OF THIRD PARTY PROJECT AGREEMENTS.....................64
   5.12  AES PRE-FINANCIAL CLOSING GUARANTY...................................64

ARTICLE 6  COMPLETION AND ACCEPTANCE OF PROJECT...............................64

   6.1   PROJECT START-UP; MECHANICAL COMPLETION..............................64
   6.2   PERFORMANCE TESTS [AND PPA OUTPUT TESTS].............................67
   6.3   PROVISIONAL PERFORMANCE ACCEPTANCE...................................70

                                      (i)

                                                                            Page
                                                                            ----
   6.3   PROVISIONAL ACCEPTANCE...............................................74
   6.5   FINAL ACCEPTANCE.....................................................76
   6.6   RELIABILITY RUN......................................................83
   6.7   PROJECT COMPLETION...................................................85

ARTICLE 7  COMPLETION DATES...................................................86

   7.1   GUARANTEED COMPLETION DATE...........................................86
   7.2   GUARANTEED COMPLETION DATE PRICE REBATES.............................87
   7.3   NOT USED.............................................................88
   7.4   REBATES REASONABLE; PAYMENT OF REBATES; EXCLUSIVE REMEDY.............88
   7.5   EARLY COMPLETION BONUS...............................................89
   7.6   ACHIEVEMENT OF CONSTRUCTION PROGRESS MILESTONES......................90

ARTICLE 8  PRICE REBATE FOR FAILURE TO MEET PERFORMANCE GUARANTEES............92

   8.1   PERFORMANCE GUARANTEES...............................................92
   8.2   REBATES REASONABLE...................................................98
   8.3   PAYMENT OF PERFORMANCE REBATES AND BONUS............................100

ARTICLE 9  LIABILITY AND DAMAGES.............................................102

   9.1   LIMITATION OF LIABILITY.............................................102
   9.2   CONSEQUENTIAL DAMAGES...............................................102
   9.3   AGGREGATE LIABILITY OF CONTRACTOR...................................103

ARTICLE 10  WARRANTIES AND GUARANTEES........................................103

   10.1  WARRANTIES AND GUARANTEES...........................................103
   10.2  NO LIENS OR ENCUMBRANCES............................................105
   10.3  LIMITATION OF WARRANTIES............................................106

ARTICLE 11  FORCE MAJEURE....................................................107

   11.1  FORCE MAJEURE EVENT.................................................107
   11.2  BURDEN OF PROOF.....................................................107
   11.3  EXCUSED PERFORMANCE.................................................107

ARTICLE 12  SCOPE CHANGES....................................................108

   12.1  FURTHER REFINEMENT, CORRECTIONS AND DETAILING NOT SCOPE
         CHANGES.............................................................108
   12.2  SCOPE CHANGES.......................................................109
   12.3  PROCEDURE FOR SCOPE CHANGES.........................................109
   12.4  SCOPE CHANGES DUE TO CONTRACTOR ERROR...............................110
   12.5  SCOPE CHANGES DUE TO CHANGES IN LAW AND PERMITS.....................111
   12.6  FAMILIARITY WITH CONDITIONS AND DOCUMENTATION.......................111
   12.7  EFFECT OF FORCE MAJEURE EVENT.......................................112
   12.8  PRICE CHANGE........................................................112
   12.9  CONTINUED PERFORMANCE PENDING RESOLUTION OF DISPUTES................113
   12.10 DOCUMENTATION.......................................................113
   12.11 QUALITATIVE ENGINEERING.............................................113
   12.12 HAZARDOUS MATERIALS.................................................114

ARTICLE 13  INDEMNIFICATION..................................................115

   13.1  GENERAL INDEMNIFICATION.............................................115
   13.2  ADDITIONAL INDEMNIFICATION..........................................115
   13.3  PATENT AND COPYRIGHT INDEMNIFICATION................................116
   13.4  HAZARDOUS MATERIALS LIABILITY.......................................117
   13.5  NOTICE AND LEGAL DEFENSE............................................118
   13.6  FAILURE TO DEFEND ACTION............................................118
   13.7  SURVIVAL............................................................119

                                      (ii)

                                                                            Page
                                                                            ----
ARTICLE 14  INSURANCE........................................................119

   14.1  GENERAL.............................................................119
   14.2  WORKER'S COMPENSATION INSURANCE.....................................119
   14.3  COMMERCIAL GENERAL LIABILITY INSURANCE..............................119
   14.4  AUTOMOBILE LIABILITY INSURANCE......................................120
   14.5  COMMERCIAL UMBRELLA AND/OR EXCESS INSURANCE.........................120
   14.6  SEVERABILITY OF INTEREST............................................120
   14.7  BUILDER'S RISK INSURANCE............................................120
   14.8  OCEAN MARINE CARGO INSURANCE........................................121
   14.9  SUBCONTRACTOR INSURANCE.............................................122
   14.10 WAIVER OF SUBROGATION...............................................122
   14.11 CONTRACTOR'S WAIVER.................................................122
   14.12 EVIDENCE OF COVERAGE................................................123
   14.13 CONTRACTOR'S OR RENTED EQUIPMENT....................................123
   14.14 DESCRIPTIONS NOT LIMITATIONS........................................124
   14.15 COST OF PREMIUMS, RISK OF LOSS AND DEDUCTIBLES......................124
   14.16 ADDITIONAL INSUREDS.................................................126
   14.17 NO LIMITATION OF LIABILITY..........................................126
   14.18 INSURANCE PRIMARY...................................................127

ARTICLE 15  TERMINATION......................................................127

   15.1  TERMINATION FOR OWNER'S CONVENIENCE.................................127
   15.2  TERMINATION BY CONTRACTOR...........................................129
   15.3  CONSEQUENCES OF TERMINATION.........................................130
   15.4  SURVIVING OBLIGATIONS...............................................132

ARTICLE 16  DEFAULT AND REMEDIES.............................................133

   16.1  CONTRACTOR'S DEFAULT................................................133
   16.2  OWNER'S RIGHTS AND REMEDIES.........................................136

ARTICLE 17  ASSIGNMENT.......................................................137

   17.1  CONSENT REQUIRED....................................................137
   17.2  SUCCESSORS AND ASSIGNS..............................................139

ARTICLE 18  DESIGN DOCUMENTS.................................................139

   18.1  OWNER REVIEW........................................................139
   18.2  REVIEW NOT RELEASE OF OBLIGATIONS...................................139
   18.3  FINAL DOCUMENTS.....................................................140
   18.4  OWNERSHIP...........................................................140

ARTICLE 19  CONFIDENTIAL INFORMATION.........................................140

   19.1  CONFIDENTIALITY.....................................................140
   19.2  PUBLICITY RELEASES..................................................142

ARTICLE 20  INSPECTION.......................................................143

   20.1  PROJECT INSPECTION..................................................143
   20.2  SUBSURFACE CONDITIONS...............................................143
   20.3  SOIL AND TERRAIN INSPECTION.........................................144

ARTICLE 21  DISPUTE RESOLUTION...............................................145

   21.1  DISPUTE RESOLUTION..................................................145
   21.2  PERFORMANCE DURING DISPUTE..........................................146

                                     (iii)

                                                                            Page
                                                                            ----
ARTICLE 22  COST RECORDS; AUDITS.............................................146

   22.1  MAINTENANCE OF RECORDS..............................................146
   22.2  INSPECTION OF BOOKS, RECORDS AND AUDIT RIGHTS.......................146
   22.3  QUALITY AUDITS......................................................146

ARTICLE 23  INDEPENDENT CONTRACTOR...........................................147

   23.1  CONTRACTOR AS INDEPENDENT CONTRACTOR................................147

ARTICLE 24  REPRESENTATIONS AND WARRANTIES...................................147

   24.1  REPRESENTATIONS AND WARRANTIES OF CONTRACTOR........................147
   24.2  REPRESENTATIONS AND WARRANTIES OF OWNER.............................149

ARTICLE 25  MISCELLANEOUS....................................................151

   25.1  PAST DUE AMOUNTS....................................................151
   25.2  DELAY NOT WAIVER....................................................151
   25.3  NO SET-OFF, DEDUCTION OR COUNTERCLAIM BY CONTRACTOR.................151
   25.4  CHOICE OF LAW.......................................................151
   25.5  SEVERABILITY........................................................151
   25.6  NOTICE..............................................................152
   25.7  SECTION HEADINGS....................................................153
   25.8  ENTIRE AGREEMENT....................................................153
   25.9  AMENDMENTS..........................................................153
   25.10 CONFLICTING PROVISIONS..............................................153
   25.11 NO THIRD PARTY RIGHTS...............................................153
   25.12 OWNER'S OBLIGATIONS NON-RECOURSE....................................154
   25.13 SURVIVAL OF PROVISIONS..............................................154
   25.14 TITLE TO THE PROJECT................................................154
   25.15 NOT USED............................................................154
   25.16 TRANSFER............................................................154
   25.17 COUNTERPARTS........................................................155

                                      (iv)

                                   APPENDICES

         Appendix A      Scope of Services

         Appendix B      Payment and Milestone Schedule

         Appendix C      Project Schedule

         Appendix D      Performance Test Plan

         Appendix E      Approved Subcontractors List

         Appendix F      Applicable Permits

         Appendix G      Real Estate Rights Required by Contractor

         Appendix H      Facility Site Description

         Appendix I-1    Form of Contractor's Final Waiver and Release

         Appendix I-2    Form of Contractor's Interim Waiver and Release

         Appendix I-3    Form of Subcontractor's Final Waiver and Release

         Appendix J-1    Form of Preliminary Notice to Proceed
                         (Pre-EPC Agreement dated March __, 1998)

         Appendix J-2    Form of Provisional Notice to Proceed

         Appendix J-3    Form of Notice to Proceed (Full Construction Release)

         Appendix K      Quality Assurance Plan

         Appendix L      Form of EPC Guaranty

         Appendix M      Form of AES Pre-Financial Closing Guaranty

         Appendix N      Construction Progress Milestones

         Appendix O      Scope Options

         Appendix P      Table of Submittals and Approvals

         Appendix Q      List of Key Personnel

         Appendix R      Warranty Data Sheet

         Appendix S      NOT USED

         Appendix T      NOT USED

         Appendix U      Certain Subcontracts

                                      (v)

                  AGREEMENT dated as of September 23, 1998 by and between AES IRONWOOD, INC., a Delaware corporation ("Owner"), and SIEMENS WESTINGHOUSE POWER CORPORATION, a Delaware corporation ("Contractor").

                              W I T N E S S E T H :

                  WHEREAS, Contractor desires to provide and Owner desires to obtain engineering, design, procurement, construction and related services for the Project, all of which shall be provided on a lump sum, fixed price, turnkey contract basis and in accordance with the terms and conditions herein specified;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE 1
                                   Definitions

                  1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings as necessary to be equally applicable to both the singular and plural forms of the terms defined):

                  "Accepted Electrical Practices" means those practices, methods, standards, and equipment commonly used, from time to time, in electrical engineering and operations to operate electrical equipment with safety, dependability and efficiency and in accordance with the National Electrical Safety Code, the National Electrical Code and the standards of the Institute of Electrical and Electronic Engineers, the National Electrical Manufacturers Association, the North American Electric Reliability Council, the MidAtlantic Area Council, any regional power pool in which the Utility is a participant, and the American National Standards Institute and any other applicable statutes, codes, regulations and/or standards.

                  "AES" shall have the meaning set forth in Section 2.2 hereof.

                  "AES Pre-Financial Closing Guaranty" shall have the meaning set forth in Section 2.2 hereof.

                  "Agreement" means the Contract Document, all written amendments, modifications and supplements hereto, all Scope Change Orders, and the Appendices hereto, all of which by this reference are incorporated herein.

                  "Applicable Laws" means all laws, treaties, ordinances, judgments, decrees, injunctions, writs and orders of any court, arbitrator or governmental agency or authority, and rules, regulations, orders and interpretations of any federal, state, county, municipal, regional, environmental or other governmental body, instrumentality, agency, authority, court or other body having jurisdiction over the Project and any activity conducted at or in connection with the Project or on the Facility Site, including, without limitation, construction of the Project on the Facility Site, use or disposal of any Hazardous Material, transmission of electricity to the Utility, performance of the Services, or operation of the Facility, as all of the foregoing may be applicable and in effect from time to time.

                  "Applicable Permits" means all Permits required to be obtained or maintained in connection with the construction of the Project on the Facility Site, the transportation of all equipment and other items necessary for the Project, the transmission of electricity to the Utility, the performance of the Services, or the operation of the Project, as may be in effect from time to time.

                  "Approved Plan" means a Plan approved by Owner and the Independent Engineer pursuant to Section 7.2.1 or 7.6.2 hereof, as the case may be.

                  "Approved Subcontractors List" shall have the meaning set forth in Section 3.1 hereof.

                  "ASME" means the American Society of Mechanical Engineers or any successor society thereto.

                  "Average Equivalent Availability" shall have the meaning set forth in Appendix D hereto.

                  "Base Bid Scope Change" shall have the meaning set forth in
Section 4.3.1 hereof.

                  "BTU" means one British thermal unit.

                  "Building Permits" means all Permits required to be obtained or maintained in order for Contractor to perform the design, engineering, procurement, site clearing, civil works and construction of the Facility on the Facility Site (including, without limitation, the provision of machinery, materials, labor and transportation services related thereto) or the performance of the Services related to similar activities, including without limitation all Permits required to allow Contractor to do business in the jurisdictions where the Project is to be performed; provided, that if any such required Permits need to be obtained in the name of Owner and not in the Contractor's or Subcontractor's name, Owner shall cooperate with Contractor as reasonably necessary to enable Contractor to obtain such Permits in the Owner's name. Building Permits shall not include Permits pertaining to (i) environmental regulation of the Facility Site (other than with respect to Contractor's activities thereon in its performance of the Services), (ii) land use or zoning matters affecting the Facility Site or (iii) environmental regulation of start-up, testing or operation of the Facility.

                  "Commencement Date" means the date on which Contractor is to commence performance of the Services pursuant to and as specified in the Notice to Proceed delivered to Contractor by Owner pursuant to Section 2.2 hereof.

                  "Commercial Operation Date" means, with respect to the Facility, the date upon which Owner will begin to sell, and the Utility will begin to buy, energy and capacity pursuant to the terms of the Power Purchase Agreement (including the satisfaction of all applicable conditions to the "Commercial Operation Date" thereunder as specified therein).

                  "Common Components" means that portion of the Facility, as further described in Appendix A hereto, comprised of all machinery, equipment and components of the Facility (except for the machinery, equipment and components solely comprising an individual Unit and not used in connection with the operation of the other Unit), including without limitation the steam turbine generator, all auxiliary equipment, the fuel handling and interconnection facilities, the storage facilities, the water supply and treatment facilities and the interface facilities described in Appendix A hereto.

                  "Completed Performance Test" means, with respect to the Facility, any Performance Test established as a Completed Performance Test in accordance with the provisions of Section 6.2.7 hereof.

                  "Completed PPA Output Test" means, with respect to the Facility, any PPA Output Test established as a Completed PPA Output Test in accordance with the provisions of Section 6.2.7 hereof.

                  "Construction Progress Milestone Dates" means the dates, as specified in Appendix N hereto, by which the Construction Progress Milestones are required to have been fully completed in accordance with the standards of performance set forth herein.

                  "Construction Progress Milestones" means the construction progress milestones specified in Appendix N hereto.

                  "Contract Document" means this document consisting of Articles 1 through 25 hereof, as amended from time to time.

                  "Contractor" means Siemens Westinghouse Power Corporation, a Delaware corporation, and its successors and permitted assigns, as contractor hereunder.

                  "Contractor Indemnified Parties" shall have the meaning set forth in Section 13.4 hereof.

                  "Contractor Payment Request" shall have the meaning set forth in Section 4.2.2 hereof.

                  "Contractor Responsible Party" means Contractor or any of its Subcontractors or any Person acting on behalf of, or under the direction or supervision of, Contractor or any of its Subcontractors.

                  "Contractor Taxes" shall have the meaning set forth in Section 2.1.17(a) hereof.

                  "Contract Price" shall have the meaning set forth in Section
4.1 hereof.

                  "CPM Schedule" shall have the meaning set forth in Section
2.1.16 hereof.

                  "Damages" shall have the meaning set forth in Section 13.1 hereof.

                  "Delay LD SubCap" shall have the meaning set forth in Section
9.1 hereof.

                  "Design Documents" shall have the meaning set forth in Section
2.1.2 hereof.

                  "Documents for Approval" shall have the meaning set forth in
Section 18.1 hereof.

                  "dollars" or "$" means the legal currency of the United
States.

                  "Electrical Interconnection Facilities" means all structures, facilities, equipment, auxiliary equipment, devices and apparatus to be constructed and installed by Contractor in accordance herewith and with the Electrical Interconnection Requirements for the purpose of interconnecting the Facility with the Utility's transmission system at the Electrical Interconnection Point in order to enable the transmission thereon of the full electric generating capacity of the Facility in accordance with Accepted Electrical Practices, including without limitation all internal breakers, relays, switches, synchronizing equipment, Electric Metering Equipment, automatic regulation, communications, safety and other switchyard equipment and facilities, Protective Apparatus and other protective and control equipment for the Facility described in Appendix A hereto.

                  "Electrical Interconnection Point" means that point (as further described in Appendix A hereto) at which the Facility is to be interconnected with the Utility's transmission system.

                  "Electrical Interconnection Requirements" means the requirements of the Utility for the Facility's interconnection with the Utility's transmission system as set forth in Appendix 2 to the Power Purchase Agreement, as such requirements may be amended, supplemented or modified from time to time; provided, that if any such amendment, supplement or modification materially affects the Services to be performed by Contractor hereunder, and Contractor has not consented in writing thereto (which consent shall not be unreasonably withheld), the Electrical Interconnection Requirements as defined herein shall not include such amendment, supplement or modification to the extent the Services are so affected thereby, unless a Scope Change Order has been issued in accordance with Article 12 with respect thereto.

                  "Electric Metering Equipment" shall have the meaning set forth in Appendix A hereto.

                  "Electrical Output Guarantees" shall have the meaning set forth in Section 8.1.1.1 hereof.

                  "Emergency" means a circumstance or situation that, in the opinion of Contractor or Owner, may endanger the safety of persons or the Project.

                  "EPC Guarantor" means Siemens Corporation, and its successors and permitted assigns, as guarantor under the EPC Guaranty.

                  "EPC Guaranty" shall have the meaning set forth in Section
2.1.27 hereof.

                  "Equipment" shall mean all of the materials, apparatus, structures, tools, supplies or other goods provided by Contractor or any Subcontractor which are incorporated into the Facility or provided by Contractor as part of the Services and retained by the Owner after Final Acceptance in accordance with this Agreement.

                  "Equivalent Operating Hours" shall have the meaning specified in Section V(g) of Appendix A hereto.

                  "Facility" means the combined cycle electric generating facility (as further described in Appendix A hereto) with a designed electric generating capacity of a nominal 700 megawatts (net) to be located in Lebanon, Pennsylvania, as an integrated whole, consisting of Unit One, Unit Two, the Electrical Interconnection Facilities and all of the appliances, parts, instruments, appurtenances, accessories and other property that may be incorporated or installed in or attached to or otherwise become part of such facility (excluding all such items and other property to be furnished by or on behalf of Owner as specifically set forth herein), all of which constitutes a part of the Facility.

                  "Facility Site" means all those parcels of land near Lebanon, Pennsylvania, owned or leased, or to be owned or leased, by Owner on which the Facility will be located, including the areas for construction laydown and parking, all as more particularly described in Appendix H hereto.

                  "Final Acceptance" means the achievement or deemed achievement of Project performance pursuant to the provisions of Section 6.5 hereof.

                  "Final Acceptance Certificate" shall have the meaning set forth in Section 6.5.1.2 hereof.

                  "Financial Closing Date" means the later of (a) the date of the first closing of the initial construction financing of the Project and (b) the date on which Owner first has access to construction financing funds, in each case where the committed financing (inclusive of debt and equity) is reasonably expected to be sufficient to complete construction of the Project.

                  "Financing Documents" means any and all loan agreements, notes, indentures, security agreements, mortgages, subordination agreements, intercreditor agreements, partnership agreements, subscription agreements, participation agreements and other documents relating to the construction, interim or long-term financing (both debt and equity) of the Project and any refinancing of the Project (including a leveraged lease), including any and all modifications, extensions, renewals and replacements of any such financing or refinancing.

                  "Financing Parties" means (a) any and all lenders providing the construction, interim or long-term financing (including a leveraged lease or any other refinancing thereof) for the Project, and any trustee or agent acting on their behalf, and (b) any and all equity investors (other than Owner) providing financing or refinancing for the Project, and any trustee or agent acting on their behalf.

                  "Force Majeure Event" shall have the meaning set forth in
Section 11.1 hereof.

                  "Fuel Oil" means liquid fuel that meets the specifications set forth in Sections 2.0 and 3.0 of Section V(b) of Appendix A hereto for use in DLN combustors.

                  "Fuel Supplier" means the Utility and any other suppliers of Gas and/or Fuel Oil and/or No. 2 Fuel Oil for the Facility, and each of their respective successors and permitted assigns.

                  "Gas" means natural gas that meets the specifications set forth in Section V(b) of Appendix A hereto.

                  "Gas Metering Equipment" shall have the meaning set forth in Appendix A hereto.

                  "Guaranteed Completion Date" means each of the Guaranteed Provisional Acceptance Date and the Guaranteed Final Acceptance Date.

                  "Guaranteed Emissions Limits" means the standards for emission by the Facility of all gaseous, particulate, liquid and noise pollutants as set forth in the Warranty Data Sheet attached as Appendix R hereto and such other or more stringent standards (if any) under all Applicable Laws and Applicable Permits.

                  "Guaranteed Final Acceptance Date" means twelve (12) months after the Guaranteed Provisional Acceptance Date, unless on or before the end of such twelve (12) month period (i) the Facility has achieved Interim Acceptance or (ii) the Facility has achieved Provisional Acceptance and Contractor shall have submitted a Plan to Owner and the Independent Engineer that demonstrates to the reasonable satisfaction of Owner and the Independent Engineer that Contractor will achieve Interim Acceptance of the Facility on or before the date that is twenty-four (24) months after the Guaranteed Provisional Acceptance Date, in either of which cases the Guaranteed Final Acceptance Date shall be twenty-four (24) months after the Guaranteed Provisional Acceptance Date, and in any case which date is subject to adjustment as expressly provided in this Agreement.

                  "Guaranteed Provisional Acceptance Date" means February 28, 2001, which date is subject to adjustment as expressly provided in this Agreement.

                  "Hazardous Material" means any substance, material, waste or constituent for which any duty is imposed under, cleanup is authorized pursuant to, or regulation is otherwise imposed by, any Applicable Law.

                  "Heat Rate Guarantees" shall have the meaning set forth in
Section 8.1.2.1 hereof.

                  "Independent Engineer" means an independent engineer of recognized expertise, selected by the Financing

Parties and reasonably acceptable to Owner and Contractor, and such independent engineer's successors and permitted assigns.

                  "Instruction Manual" shall have the meaning set forth in
Section 2.1.2.1 hereof.

                  "Interim Acceptance" means the achievement of performance of the Services pursuant to the provisions of Section 6.4 hereof.

                  "Interim Acceptance Certificate" shall have the meaning set forth in Section 6.4.2 hereof.

                  "Interim Period" means the period of time, if any, commencing with the earlier to occur of Provisional Acceptance or Interim Acceptance of the Facility and ending at Final Acceptance of the Facility.

                  "Maintenance Agreement" means the Maintenance Program Parts, Shop Repairs and Scheduled Outage TFA Services Contract, dated as of the date hereof, between Owner and Siemens Westinghouse Power Corporation, as such agreement may be amended, supplemented or modified from time to time.

                  "Mechanical Completion" means the mechanical completion of the Facility pursuant to the provisions of Section 6.1.2 hereof.

                  "Mechanical Completion Certificate" shall have the meaning set forth in Section 6.1.2.2 hereof.

                  "Monthly Progress Report" means a progress report containing the following information: (a) a description of Contractor's and all Subcontractors' activities and engineering, manufacturing, construction and testing progress as compared with the Project Schedule (and, at the request of Owner, an updated schedule), (b) an identification and evaluation of problems and deficiencies in the Services (including but not limited to an explanation and evaluation, in reasonably sufficient detail, of any factors which have had or are anticipated to have a material effect on the Project Schedule), (c) a detailed description of the Services which have been completed as compared with the Payment and Milestone Schedule, the CPM Schedule and the Project Schedule, and a description of the Scheduled Payments which have been received as compared with the

Payment and Milestone Schedule, (d) the status of major material and equipment deliveries, (e) the status of Building Permits, and (f) quality assurance reports (i) from the manufacturing and fabrication facilities of those Subcontractors on the Approved Subcontractors List, if requested by Owner and reasonably available to Contractor, and (ii) with respect to all construction activity at the Facility Site.

                  "Notice of Final Acceptance" shall have the meaning set forth in Section 6.5.1.1 hereof.

                  "Notice of Interim Acceptance" shall have the meaning set forth in Section 6.4.1 hereof.

                  "Notice of Mechanical Completion" shall have the meaning set forth in Section 6.1.2.1 hereof.

                  "Notice of Project Completion" shall have the meaning set forth in Section 6.7.1 hereof.

                  "Notice of Provisional Acceptance" shall have the meaning set forth in Section 6.3.1 hereof.

                  "Notice of Reliability Guarantee Achievement" shall have the meaning set forth in Section 6.6.2 hereof.

                  "Notice to Proceed" means the written notice to be delivered by Owner to Contractor pursuant to Section 2.2 hereof setting forth the Commencement Date.

                  "No. 2 Fuel Oil" means liquid fuel that meets the specifications set forth in Sections 2.0 and 3.0 of Section V(b) of Appendix A hereto for use in conventional combustors.

                  "Null Point" shall have the meaning given thereto in the Power Purchase Agreement.

                  "Oil Metering Equipment" shall have the meaning set forth in Appendix A hereto.

                  "Owner" means AES Ironwood, Inc., a Delaware corporation, and its successors and permitted assigns as owner hereunder.

                  "Owner Accepted Hazardous Materials" shall have the meaning set forth in Section 13.4(a) hereof.

                  "Owner Indemnified Parties" shall have the meaning set forth in Section 13.1 hereof.

                  "Owner Responsible Party" means Owner or any Person acting on behalf of, or under the direction or supervision of, Owner (other than any Contractor Responsible Party).

                  "Party" means Owner or Contractor.

                  "Payment and Milestone Schedule" means the schedule of payments and milestones as set forth in Appendix B hereto, as adjusted pursuant to the terms of this Agreement.

                  "Performance Guarantee LD SubCap" shall have the meaning set forth in Section 9.1 hereof.

                  "Performance Guarantees" shall have the meaning set forth in
Section 8.1 hereof.

                  "Performance Guarantee Payments" shall have the meaning set forth in Section 8.1 hereof.

                  "Performance Test" means the operation of the Facility by or on behalf of Contractor in accordance with the provisions of Section 6.2 hereof and in accordance with Applicable Laws, Applicable Permits, the Electrical Interconnection Requirements and the PPA Operating Requirements, for the purpose of determining the compliance with the Guaranteed Emissions Limits and the level of achievement of the Performance Guarantees, as described in greater detail in
Article 6 hereof and Part A of Appendix D hereto.

                  "Permit" means any valid waiver, exemption, variance, franchise, permit, authorization, license or similar order of or from any federal, state, county, municipal, regional, environmental or other governmental body, instrumentality, agency, authority, court or other body having jurisdiction over the matter in question.

                  "Permitted Liens" shall mean materialmen's, mechanics', workers', repairmen's, employees' or other similar liens arising in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings, so long as, in the case of a contest, (a) Contractor shall have deposited with Owner a bond or other security satisfactory to Owner and the Financing Parties in an amount equal to such contested lien, which security shall have the effect of either staying the execution of such lien or, in the reasonable judgment of Owner and the Financing Parties, otherwise not involving any danger of the sale, forfeiture or loss of any part of the Facility, title thereto or any interest therein, or (b) such proceedings, in the judgment of Owner and the Financing Parties, shall not involve any danger of the sale, forfeiture or loss of any part of the Facility, title thereto or any interest therein and shall not interfere with the use or disposition of the Facility.

                  "Person" means any individual, corporation, partnership, association, joint stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof.

                  "Plan" shall mean a written plan prepared by Contractor to accelerate the performance of the Services as necessary in order to achieve Final Acceptance of the Facility no later than the Guaranteed Final Acceptance Date.

                  "Power Plant Site" means the power plant area of the Facility Site as shown in the Site Arrangement Drawing in Section V(a) of Appendix A hereto.

                  "Power Purchase Agreement" means, collectively, the Power Purchase Agreement between Owner and Metropolitan Edison Company, the Power Purchase Agreement between Blue Mountain Power, L.P. and Metropolitan Edison Company, and the Power Purchase Agreement between Altoona Cogeneration Partners, L.P. and Pennsylvania Electric Company, each dated February 3, 1997, as such agreements may be amended, supplemented or modified from time to time (including, without limitation, the contemplated assignment by Blue Mountain Power, L.P. and Altoona Cogeneration Partners, L.P. of all their rights and obligations under their respective agreements to Owner and the effective consolidation of all three agreements into one agreement); provided, that if any such further amendment, supplement or modification affects the Services to be performed by Contractor hereunder, and Contractor has not consented in writing thereto (which consent shall not be unreasonably withheld), the Power Purchase Agreement as defined herein shall not include such further amendment, supplement or modification to the extent the Services are so affected thereby, unless a Scope Change

Order has been issued in accordance with Article 12 with respect thereto.

                  "PPA Operating Requirements" means those procedures and requirements relating to the operation and maintenance of the Facility that are set forth in or are established pursuant to Article VIII of the Power Purchase Agreement; provided, however, that the PPA Operating Requirements as defined herein shall not include any such subsequently-established procedures or requirements to the extent (if any) that such procedures or requirements (i) are not consistent with Prudent Utility Practices or (ii) would require changes to the Project Design Book, unless a Scope Change Order has been issued in accordance with Article 12 with respect to such required changes.

                  "PPA Output Test" means the operation of the Facility by or on behalf of Contractor in accordance with the provisions of Section 6.2 hereof and in accordance with Applicable Laws, Applicable Permits, the Electrical Interconnection Requirements and the PPA Operating Requirements, for the purpose of determining the level of achievement of the Electrical Output Guarantee and other PPA-required capabilities, as described in greater detail in Article 6 hereof and Part B of Appendix D hereto.

                  "Preliminary Notice to Proceed" shall have the meaning set forth in Section 2.2.1 hereof.

                  "Project" means the Facility and the Services to be furnished by Contractor hereunder, as an integrated whole, including all equipment, labor and materials to be furnished to Owner by Contractor hereunder, all as described in greater detail in Article 2 hereof and in Appendix A hereto.

                  "Project Completion" means the acceptance by Owner of the completed Project from Contractor in accordance with the provisions of Section
6.7 hereof.

                  "Project Completion Certificate" shall have the meaning set forth in Section 6.7.2 hereof.

                  "Project Completion Deadline" shall have the meaning set forth in Section 6.7.3 hereof.

                  "Project Completion Payment" shall have the meaning set forth in Section 4.7.4 hereof.

                  "Project Design Book" means a detailed description of the design of the Facility to be prepared by Contractor, which shall initially consist of Appendix A hereto and, subject to Owner's reasonable approval in accordance with the approval rights set forth in Appendix P hereto, shall be updated by Contractor to reflect Scope Changes relating to the design of the Facility during the term of this Agreement.

                  "Project Procedures Manual" shall have the meaning set forth in Section 2.1.2.2 hereof.

                  "Project Schedule" shall have the meaning set forth in Section
2.1.16 hereof.

                  "Project Taxes" shall have the meaning set forth in Section 2.1.17(b) hereof.

                  "Protective Apparatus" means electrical interconnection equipment and apparatus, including without limitation protective relays, circuit breakers and the like, necessary or appropriate to isolate the Facility from the Utility's transmission system consistent with Accepted Electrical Practices.

                  "Provisional Acceptance" means the achievement of performance pursuant to the provisions of Section 6.3 hereof.

                  "Provisional Acceptance Certificate" shall have the meaning set forth in Section 6.3.2 hereof.

                  "Provisional Acceptance Late Completion Payments" shall have the meaning set forth in Section 7.2(a) hereof.

                  "Provisional Commencement Date" shall have the meaning set forth in Section 2.2.2 hereof.

                  "Provisional Notice to Proceed" shall have the meaning set forth in Section 2.2.2 hereof.

                  "Prudent Utility Practices" means the practices, methods, techniques and standards that at the particular time of performance of the Services (i) are generally accepted in the electric power industry in the United States for use in connection with the design, engineering, construction, testing, operation and maintenance of power stations of the same or similar size and type as the

Facility, all in a manner consistent with Applicable Laws, Applicable Permits, Accepted Electrical Practices, reliability, safety, environmental protection, economy and expediency, and (ii) conform in all material respects to the manufacturer's design, engineering, construction, testing, operation and maintenance guidelines applicable to the equipment in question. Prudent Utility Practices are not limited to the optimum practice or method to the exclusion of others, but rather refer to commonly used and reasonable practices and methods.

                  "Punch List" means the list prepared by Owner, with the full cooperation of Contractor, which list shall set forth all items of work which remain to be performed in order to ensure that the Project fully complies with all of the standards and requirements set forth herein. The Punch List shall not include any items of work, alone or in the aggregate, the noncompletion of which prevents the Facility from (i) being used for the purposes as described in this Agreement in accordance with all Applicable Laws, Applicable Permits, the Guaranteed Emissions Limits, the Electrical Interconnection Requirements and the PPA Operating Requirements or (ii) being legally, safely and reliably placed in commercial operation.

                  "Quality Assurance Plan" means the quality assurance plan prepared by Contractor and attached as Appendix K hereto, as the same may be revised from time to time pursuant to Section 2.1.2.3 hereof.

                  "Real Estate Rights" means all rights in or to real estate (including rights to use or access the Facility Site), whether arising through fee ownership, leases, contracts, permits, easements, licenses, private rights of way, or utility and railroad crossing rights, that are required to be obtained or maintained in connection with construction of the Facility on the Facility Site, performance of the Services hereunder (including, without limitation, the transportation of all necessary materials, equipment and other items to the Facility Site and access to the quarry for the construction and use of water intake facilities), or startup and testing of the Facility.

                  "Reliability Certificate" shall have the meaning set forth in
Section 6.6.3 hereof.

                  "Reliability Guarantee" shall have the meaning set forth in
Section 6.6 hereof.

                  "Reliability Run" means the operation of the Facility for [*] days in accordance with Applicable Laws, Applicable Permits, the Guaranteed Emissions Limits, the Instruction Manual, the Electrical Interconnection Requirements, the PPA Operating Requirements and Section 6.6.1 hereof for the purpose of determining the Facility's reliability, as described in greater detail in Section 6.6.1 hereof.

                  "Representative" shall have the meaning set forth in Section
5.1 hereof.

                  "Reservation Fee" shall have the meaning set forth in Section
2.2.4 hereof.

                  "Retainage" shall have the meaning set forth in Section 4.2.4 hereof.

                  "Risk Transfer Date" shall have the meaning set forth in
Section 14.15.2 hereof.

                  "Scheduled Payment" shall have the meaning set forth in
Section 4.2 hereof.

                  "Scope Change" means any material addition to, deletion from, suspension of or other modification to the Project or to the quality, function or intent of the Project as presently delineated in Appendix A hereto, including without limitation any such addition, deletion, suspension or other modification which requires a change in one or more of the Contract Price, the Guaranteed Completion Dates, the Payment and Milestone Schedule, the Construction Progress Milestone Dates, the Project Schedule and the Performance Guarantees in accordance with the terms of Article 12 hereof.

                  "Scope Change Order" means a written order to Contractor issued and signed by Owner after the execution and delivery of this Agreement authorizing a Scope Change and, if appropriate, an adjustment in one or more of the Contract Price, the Guaranteed Completion Dates, the Payment and Milestone Schedule, the Construction Progress Milestone Dates, the Project Schedule and the Performance Guarantees or any other amendment of the terms and conditions of this Agreement.

                  "Scope Change Order Notice" means a written notice to Owner issued by Contractor indicating that Contractor believes a Scope Change Order is required in connection with the performance of the Services.

                  "Scope Change Order Request" means a written proposal issued and signed by Owner requesting a Scope Change, submitted to Contractor by Owner pursuant to the terms of Section 12.3 hereof.

                  "Services" shall have the meaning set forth in Section 2.1 hereof.

                  "Subcontractors" shall have the meaning set forth in Section
3.1.3 hereof.

                  "Taxes" shall have the meaning set forth in Section 2.1.17(b) hereof.

                  "Termination Payment" shall have the meaning set forth in
Section 4.4 hereof.

                  "Third-Party Beneficiaries" shall have the meaning set forth in Section 25.11 hereof.

                  "Title Insurer" means any and all title insurance companies writing title insurance with respect to any portion of the Facility Site, the Real Estate Rights, the Project or any interest therein.

                  "Total LD SubCap" shall have the meaning set forth in Section
9.1 hereof.

                  "Unit" or "Units" mean, individually and collectively, Unit One and Unit Two, as the case may be.

                  "Unit One" means that portion of the Facility, as further described in Appendix A hereto, comprised of (i) the first gas turbine generator unit and its heat recovery steam generator, together with all other machinery, equipment, components and auxiliary systems relating thereto (other than Unit
Two), (ii) one-half of the electrical output capability of the steam turbine generator, and (iii) all other Common Components (other than the other half of the electrical output capability of the steam turbine generator).

                  "Unit Two" means that portion of the Facility, as further described in Appendix A hereto, comprised of (i) the second gas turbine generator unit and its heat recovery steam generator, together with all other machinery, equipment, components and auxiliary systems relating thereto (other than Unit One), (ii) one-half of the electrical output capability of the steam turbine generator, and (iii) all other Common Components (other than the other half of the electrical output capability of the steam turbine generator).

                  "Utility" means, collectively, Metropolitan Edison Company and Pennsylvania Electric Company, each trading as GPU Energy, and their respective successors and permitted assigns, as purchasers of electricity under the Power Purchase Agreement.

                  "WWTP" means the City of Lebanon Authority's waste water treatment plant.

                  "Warranty Data Sheet" means the warranty data sheet attached as Appendix R hereto, which sets forth, among other things, (i) the Electrical Output Guarantees and Heat Rate Guarantees and (ii) certain Guaranteed Emission Limits, in each case applicable to the Facility.

                  "Warranty Period" means a period ending on the date that is:

                  (a) with respect to all machinery, equipment, materials, systems, supplies and other items comprising the Project, the earlier to occur of (i) twelve (12) months following the first to occur of Provisional Acceptance, Interim Acceptance and Final Acceptance and
         (ii) with respect to the machinery, equipment, materials, systems, supplies and other items comprising each Unit, the date on which such Unit has operated for eight thousand (8,000) Equivalent Operating Hours following the first to occur of Provisional Acceptance, Interim Acceptance and Final Acceptance;

                  (b) with respect to the engineering and design of the Project and its components, twelve (12) months following the first to occur of Provisional Acceptance, Interim Acceptance and Final Acceptance; and

                  (c) in the case of any correction, addition, repair or replacement to any machinery, equipment, materials, systems, supplies or other items, including without limitation the engineering or design thereof, during any existing Warranty Period, with respect to such machinery, equipment, materials, systems, supplies or other items, twelve (12) months after the date of such correction, addition, repair or replacement, but in no event later than twenty-four (24) months after the originally scheduled expiration date of the applicable initial Warranty Period.

                                    ARTICLE 2
                   Contractor's Services and Other Obligations

                  2.1 Services to be Performed. Contractor shall complete the Project by performing or causing to be performed all work and services required or appropriate in connection with the design, engineering, procurement, site preparation and clearing, civil works, construction, start-up, training, and testing of the Facility, and provide all materials and equipment (excluding operational spare parts), machinery, tools, construction fuels, chemicals and utilities, labor, transportation, administration and other services and items required to complete the Project, all on a lump sum, fixed price, turnkey basis and otherwise in accordance with this Agreement (the "Services"). Certain details of the Services are described in this Article 2 and in Appendix A hereto. For the avoidance of doubt, the Parties hereby acknowledge and agree that the Services shall include provision of all equipment, components, systems, materials, documentation and other services and items necessary or appropriate to complete the Project in conformity with the terms and conditions of this Agreement, notwithstanding the fact that each such necessary or appropriate service or item may not be expressly mentioned in this Agreement, excluding such items that are specifically set forth in this Agreement as being furnished by or on behalf of Owner. Without limiting the foregoing, Contractor shall provide the following Services:

                           2.1.1 Engineering, Design, Construction and
         Construction Management.

                                    2.1.1.1 Engineering and Design. Contractor
                  shall provide all engineering and design services necessary for completion of the Project in conformity with this Agreement, including but not limited to (a) preparation of (i) the Project Design Book which shall form the basis of the design of the Project, (ii) conceptual design, and (iii) engineering and design necessary to describe and detail the Project and to optimize the Project heat balance, (b) provision of criteria for the detailed design by suppliers of equipment, materials and systems for incorporation into the Project, and (c) preparation of drawings, plans, bills of material, schedules and estimates. Contractor shall comply with the Electrical Interconnection Requirements and cooperate with the engineering efforts and otherwise accommodate the interface requirements of the Utility, the Fuel Supplier, all federal, state and local agencies, and all utilities serving the Project that are consistent with Prudent Utility Practices; provided, however, that in the event that such accommodation would require Contractor to perform studies or other tasks that are a material addition to the Services otherwise provided for in this Agreement, Contractor shall not be required to perform such material additional work hereunder unless a Scope Change Order has been issued by Owner with respect thereto in accordance with Article 12 hereof.

                                    Upon Owner's request, Contractor shall use
                  all reasonable efforts to provide Owner and, at Owner's request, the Independent Engineer and the Utility with reasonable access to meetings between Contractor and its architects, engineers or Subcontractors regarding the construction of the Project (except to the extent such meetings involve contractual matters that do not substantially affect or relate to the performance of the Services hereunder), provided such access does not materially interfere with the progress of Contractor's work hereunder. Contractor agrees to timely provide Owner and, at Owner's request, the Independent Engineer and the Utility with such documents and other information as are reasonably necessary for the Independent Engineer and the Utility to review and evaluate the design of the Project. Without limitation to the foregoing, Contractor agrees to submit to Owner and the Utility the design for the Electrical Interconnection Facilities (or any addition, modification or replacement thereto) in a timely manner in accordance with Section 2.1.8.1 hereof so as to enable Owner to obtain the Utility's approval thereof in accordance with the requirements of

                  Section 7.4(b) of the Power Purchase Agreement. Contractor shall review and be fully responsible for all engineering and design services even though Subcontractors are permitted to engineer and design portions of the Project.

                                    2.1.1.2 Construction and Construction
                  Management. Contractor shall develop a project construction plan for, and oversee the construction of, the Project in accordance with Appendix A hereto and the other terms and provisions of this Agreement. Contractor shall inspect or cause to be inspected all materials and equipment to be incorporated in the Project and shall reject those items determined not to be in compliance with the requirements of this Agreement. Any item that is rejected by Contractor pursuant to the immediately preceding sentence shall be corrected (whether by repair, replacement or otherwise) so that it is in compliance with the requirements of this Agreement. Contractor also shall oversee the manner of incorporation of the materials and equipment in the Project and the workmanship with which such materials are incorporated and otherwise coordinate the construction of the Project. Contractor shall require the Subcontractors to perform the subcontracts in accordance with this Agreement and, in performing the duties incident to such responsibility, Contractor shall issue to the Subcontractors such directives and impose such restrictions as may be required in the construction of the Project to obtain compliance by the Subcontractors with the relevant terms of this Agreement. Contractor shall review and be fully responsible for all construction services of the Project, including, without limitation, all construction services provided by Subcontractors. Contractor shall establish and track Project management controls systems and provide construction management services.

                           2.1.2 Documentation and Manuals. Subject to Article 18 hereof, Contractor shall submit to Owner the specifications, data sheets, plans and drawings, and other information and documents required to be submitted to Owner pursuant to Appendix P hereto

         (collectively, the "Design Documents"). Contractor shall use U.S. customary units as the primary system of units in all documents prepared by Contractor for the Project and shall use reasonable efforts to have all Subcontractors use U.S. customary units as the primary system of units in all documents prepared by such Subcontractors for the Project. In addition, Contractor shall provide the following:

                                    2.1.2.1 Instruction Manuals. Contractor will
                  provide Instruction Manuals supplied by the vendors for each equipment purchase package (including equipment supplied directly by the Contractor) and for equipment furnished by construction Subcontractors (each, an "Instruction Manual"). Contractor shall provide all such Instruction Manuals relevant to the Project not later than six (6) months prior to the Guaranteed Provisional Acceptance Date. Each Instruction Manual shall be provided in time for equipment installation and startup and shall be bound in a binder suitable for rough usage with equipment and purchase order or specification noted on the binder edge. Instruction Manuals with multiple volumes shall have each volume numbered. Contractor shall provide ten
                  (10) sets of Instruction Manuals in English including (a) Subcontractor-provided equipment operation instruction books/leaflets, (b) equipment maintenance instruction books/leaflets and (c) all vendor-provided installation, operation, and maintenance information. The Instruction Manuals shall be based on generally accepted standards of professional care, skill, diligence, and competence applicable to engineering and operating practices and shall be consistent with Prudent Utility Practices.

                                    2.1.2.2 Project Procedures Manual.
                  Contractor shall, no later than one hundred twenty (120) days after the Provisional Commencement Date hereunder, deliver to Owner six (6) copies in English of a manual, in form and substance satisfactory to Owner, which provides the guidelines by which the normal working relationships will be conducted between Owner and its representatives and Contractor (the "Project Procedures Manual"). The Project Procedures

                  Manual will contain, among other materials, an organizational chart, correspondence procedures, a project filing system, procedures for the review of the Design Documents and Project progress, and verification procedures to be implemented for Owner with respect to the Contract Price.

                                    2.1.2.3 Quality Assurance Plan. Prior to the
                  date hereof, Contractor shall have prepared and attached in Appendix K hereto the Quality Assurance Plan, which will be revised in accordance with any comments relating thereto received by Owner from the Utility (to the extent such comments are consistent with Prudent Utility Practices). Contractor shall adhere to the Quality Assurance Plan in order to ensure that the construction and engineering methods and standards required to be employed by Contractor hereunder are achieved.

                           2.1.3 Procurement. Contractor shall procure and pay for all materials, equipment and supplies and all Contractor and Subcontractor labor and manufacturing and related services (whether on or off the Facility Site) for construction of and incorporation into the Project which are required for completion of the Project in accordance with this Agreement and are not explicitly specified in
         Article 5 of this Agreement to be furnished by or on behalf of Owner. All such items shall be subject to the warranties and guarantees in
         Section 3.4 and Article 10 hereof.

                                    2.1.3.1 Spare Parts List. At least twelve
                  (12) months prior to the scheduled date for Provisional Acceptance of the Facility, Contractor shall provide to Owner a recommended spare parts list and a price list covering all spare and replacement parts pertaining to the combustion turbine generators, the steam turbine generator, the WDPF system and the auxiliary equipment associated with each of the foregoing, and shall also provide to Owner the recommended spare parts list and price list contained in the purchase orders and subcontracts pertaining to the equipment specified in Appendix U hereto as required under Section 3.2 hereof. Contractor shall provide to Owner the applicable

                  Subcontractor's recommended spare parts lists and price lists covering all other spare and replacement parts for the Facility not covered by the preceding sentence suficiently in advance of Provisional Acceptance so as to allow Owner a reasonable period of time to evaluate such spare parts lists and to purchase and obtain such spare parts at the Facility Site prior to the date of Provisional Acceptance.

                           2.1.4 Labor and Personnel. Contractor shall provide all labor and personnel required in connection with the Services, including without limitation: (a) licensed professional engineers; (b) a Project engineer, a safety engineer and lead structural, mechanical, electrical, instrumentation and control, civil, cost, schedule, procurement, construction, start-up and training supervisors, all of whom shall have had extensive power plant experience in facilities of similar technology and magnitude; (c) a Project manager or other representative who shall be fully acquainted with the Project and shall have the authority to administer this Agreement on behalf of Contractor; and (d) quality assurance personnel, all of whom shall report directly (but not necessarily immediately) to Contractor's senior management, and not to the management personnel of Contractor directly responsible for the Project. Upon Owner's request, Contractor shall provide Owner with the resumes of, and arrange for the interview by Owner of, any or all personnel employed in any of the positions set forth in Appendix Q hereto, and Owner will have the right to approve those individuals who will hold such positions, which approval shall not be unreasonably withheld. Contractor shall use all reasonable efforts to not remove any Project personnel that hold any of the positions set forth in Appendix Q hereto without the prior consent of Owner; provided, that Contractor shall be entitled to remove any such person for just cause without the prior consent of Owner. Owner shall have the right at all times to require for just cause that any personnel holding any of the positions set forth in Appendix Q or performing any work at the Facility Site (whether or not previously approved by Owner) be removed and replaced by other qualified personnel acceptable to Owner.

                           2.1.5 Permitting. (a) Contractor represents that to the best of its knowledge Appendix F hereto lists all Applicable Permits necessary for performance of the Services, and Owner represents that as of the date hereof it has no actual knowledge that any other Applicable Permits will be necessary for Contractor's performance of the Services. Contractor shall obtain and maintain in effect all Building Permits, including without limitation those Applicable Permits designated in Appendix F hereto as Contractor's responsibility. Owner shall provide all necessary and readily available information and documents and use all reasonable efforts to assist Contractor in obtaining all Applicable Permits required to be obtained by Contractor hereunder.

                           (b) Contractor shall provide all necessary and readily available information and documents and use all reasonable efforts to assist Owner in obtaining all Applicable Permits required to be obtained by Owner hereunder. Contractor shall provide engineering and other support as set forth in Appendix A hereto for the permitting effort of Owner and shall cooperate with Owner and any environmental or permitting consultants hired by Owner in Owner's (and its designees') efforts to obtain the Applicable Permits required to be obtained by Owner hereunder.

                           2.1.6 Inspection and Expediting. Contractor shall perform all inspection, expediting, quality surveillance and traffic services as are required for performance of the Services. Contractor shall perform such detailed inspection of all work in progress at intervals appropriate to the stage of construction or fabrication of the Facility Site as is necessary to ensure that such work is proceeding in accordance with this Agreement and the Design Documents and to protect Owner against defects and deficiencies in such work. On the basis of such inspections, Contractor shall keep Owner informed of the progress and quality of all work and shall provide Owner with written reports of deficiencies revealed through such inspections and of measures proposed by Contractor to remedy such deficiencies. Owner and Owner's designee(s) shall be given at least five (5) days' advance notice of, and shall have the option of being present at, all inspections and witness points off the Facility Site to be specified in the Quality Assurance Plan, and, in the event that the progress and quality of the work is not proceeding in accordance with this Agreement and the Design Documents, shall be entitled to make recommendations to Contractor for the purpose of remedying such deficiencies. In the event that Owner or Owner's designee(s) fails to be present for such inspection or witness point on the date scheduled therefor, Contractor may proceed with such inspection or witness point in Owner's or Owner's designee(s)'s absence. No inspection performed or failed to be performed by Owner or Owner's designee(s) hereunder shall be construed as a waiver of any of Contractor's obligations hereunder or be construed as an approval or acceptance of any of the Services. In addition, Contractor shall secure for Owner and its designees the inspection rights set forth in Section
         2.1.13 hereof.

                                    2.1.6.1 Transportation. Contractor shall be
                  responsible for the transportation, shipping, receiving and marshaling of all materials, equipment, supplies and other items required for the Project (including, without limitation, materials, supplies and equipment required for construction activities), whether such items are sourced in or outside of the United States. Contractor shall arrange for the security of any such items while in transport or in storage off or on the Facility Site.

                           2.1.7 Storage, Disposal and Related Matters.
         Contractor shall warehouse or otherwise provide appropriate storage (in accordance with manufacturers' recommendations) for all materials, supplies and equipment required for permanent and temporary construction, and shall provide for the procurement or disposal of, as appropriate, all soil, gravel and similar materials (including, subject to Section 12.12 hereof, the remediation or disposal of any Hazardous Materials discovered at the Facility Site, to the extent required by Applicable Law) required for performance of the Services. All materials, supplies and equipment which are stored at a location other than on the Facility Site shall be stored in a manner consistent with Prudent Utility Practices and only at locations that have been disclosed in writing to Owner. All equipment which would reasonably be expected under Prudent Utility Practices to be permanently labeled shall be labeled with permanently affixed durable nameplates which will include the manufacturer's name, equipment model number, equipment serial number, equipment tag number and all appropriate design parameters.

                           2.1.8 Electrical Interconnection Facilities; and Other Interconnections.

                                    2.1.8.1 Electrical Interconnection
                  Facilities. Contractor shall design, construct and install the Electrical Interconnection Facilities (including, without limitation, the Electric Metering Equipment, automatic regulation equipment, Protective Apparatus and control system equipment) in accordance with the Electrical Interconnection Requirements and the other terms and conditions hereof. Contractor shall provide to Owner and the Utility, in detail satisfactory to Owner and the Utility, for their prior reviews and acceptance (which shall not be unreasonably withheld) all plans and specifications relating to the design, construction and installation of the Electrical Interconnection Facilities (and any additions, modifications or replacements thereto), including without limitation single-line diagrams and control and protective relay schemes, not later than twelve (12) months prior to the commencement of construction of such Electrical Interconnection Facilities or such other reasonable time as Owner and the Utility may agree upon pursuant to
                  Section 7.4(b) or 7.6(a) of the Power Purchase Agreement. Owner shall use reasonable efforts to cause the Utility to provide written notification of its acceptance or rejection of such plans and specifications within sixty (60) days after its receipt thereof. Contractor shall not commence the construction and installation of the Electrical Interconnection Facilities without having received the prior written approval of the Owner and the Utility (which approval shall not be unreasonably withheld). Contractor shall review with Owner and, at Owner's request, the Utility, the design and construction schedule for the Electrical Interconnection Facilities, and shall coordinate the performance of such Services with the work to be performed by the Utility on its side of the Electrical Interconnection Point in order to enable the Electrical Interconnection Facilities to be completed and interconnected with the Utility's transmission system in accordance with the time frames (including without limitation Section 5.8 hereof) and performance standards as set forth herein; provided, that Owner hereby acknowledges that Contractor shall not be responsible for managing the activities of the Utility, nor shall Contractor be responsible for such other work performed by the Utility. Contractor shall coordinate with the Utility as is necessary to ensure that either Contractor or the Utility (but not the Owner) shall provide all electrical interconnections between the Electrical Interconnection Facilities and the Utility's transmission system at the Electrical Interconnection Point. Contractor shall also be responsible for arranging for the Utility to make its temporary construction power distribution line available at the Power Plant Site on or before twenty (20) days after the date specified for site mobilization in the Notice to Proceed.

                                    2.1.8.2 Other Interconnections. Contractor
                  shall review with Owner and each of the Fuel Supplier and any other Person providing other permanent utility or similar service interconnections to the Facility (including, without limitation, the interconnections with the Gas Pipeline, the WWTP pipeline and the municipal potable water pipeline), the design and construction schedule for the interconnection facilities between the Facility and the systems of such third parties, and shall coordinate the performance of the Services with such other work performed by such third parties in order to enable Contractor's construction of the Facility and such third parties' construction of such other facilities to be completed in accordance with the time frames and performance standards as set forth herein; provided, that Owner hereby acknowledges that Contractor shall not be responsible for managing the activities of such third parties, nor shall Contractor be responsible for such other work performed by such third parties. Contractor shall coordinate with the Fuel Supplier and such other Persons as is necessary to ensure that either Contractor or the Fuel Supplier or such other Person (but not the Owner) shall provide all interconnections between the respective facilities being constructed by Contractor hereunder and by the Fuel Supplier or such other Person. Contractor shall also be responsible for arranging for the construction-period water supply facilities specified in Appendix A hereto (or such other facilities as are reasonably satisfactory to Owner and Contractor) being available at or inside the boundary of the Power Plant Site on or before twenty-seven (27) days after the date specified for site mobilization in the Notice to Proceed.

                           2.1.9 Performance Testing. Contractor shall perform, and re-perform if necessary, the Performance Tests and the PPA Output Tests in accordance with the provisions of Section 6.2 hereof in order to demonstrate achievement of Provisional Acceptance, Interim Acceptance and/or Final Acceptance and the level of achievement of the Performance Guarantees relating thereto.

                           2.1.10 Start-Up and Initial Operation. The Services shall include the start-up of components, calibration of controls and equipment, initial operation of the Facility and each portion thereof, function and verification tests, and all other start-up and initial operation functions pertaining to the Project. At all times during the performance of the Services, Contractor shall use all reasonable efforts to minimize (consistent with Prudent Utility Practices and the terms of this Agreement) the use of fuels, feed materials, utilities, consumables, waste disposal services, electricity, water and chemicals.

                           2.1.11 Spare Parts, Consumables and Utilities. Contractor shall provide, at its expense, (a) all construction and start-up spare parts, (b) the first fills of all lubrication oil, grease and resins, and any re-fills thereof required as a result of operations up to the Risk Transfer Date, (c) all waste disposal services (including, without limitation, for waste water and waste chemicals from boiler cleaning) required in connection with the performance of the Services, provided that Contractor shall not be required to provide and pay for such waste disposal services with respect to Facility operations after the Risk Transfer Date, (d) all chemicals (including, without limitation, all chemicals required to treat water as required for testing, start-up or other operation of the Facility up to the Risk Transfer Date), (e) all electricity required in connection with its performance of the Services, provided that during the period from completion of interconnection of the Electrical Interconnection Facilities to the Utility's transmission system until completion of initial synchronization of the steam turbine generator, Contractor shall only be required to pay for (or if Owner shall have already made such payment, to promptly reimburse Owner for) all electricity used during such period in excess of twelve (12) million kWh, and provided further that this clause (e) shall not relieve Owner of its obligations under Section 5.8 hereof to arrange for the Utility's provision of such interconnection facilities as are necessary to allow for the Electrical Interconnection Facilities to be interconnected with the Utility's transmission system at the Electrical Interconnection Point at the time specified therein, (f) all Gas or other fuel required in connection with its performance of the Services, provided that during the period from completion of interconnection of the Electrical Interconnection Facilities to the Utility's transmission system until completion of initial synchronization of the steam turbine generator, Owner shall pay for all Gas used by the Facility for startup in accordance with Section
         6.1 hereof and to generate electricity for delivery to the Utility, and provided further that this clause (f) shall not relieve Owner of its obligations under Section 5.7 hereof to arrange for such facilities as are necessary to allow for the delivery of Gas and Fuel Oil to the Facility Site at the times specified therein, and (g) all other consumables and utilities (including without limitation sewage), and all provisions necessary for the delivery of all such items to the Facility Site, in each case as required to enable Contractor to perform the Services. Contractor shall not be required to provide or pay for
         (i) raw water, (ii) operational spare parts, (iii) any re-fills of lubrication oil, grease or resins required as a result of operation of the Facility following the Risk Transfer Date, (iv) waste disposal services, chemicals, start-up electricity, consumables and other utilities required for operation of the Facility following the Risk Transfer Date, and (v) Gas or Fuel Oil required for operation of the Facility after the Risk Transfer

         Date (or earlier if and to the extent that Owner is responsible under clause (f) above for any such fuel used to generate electricity for delivery to the Utility), in each case to the extent such items or services are expressly required to be provided or paid for by Owner under Article 5 hereof.

                           2.1.12 Personnel Training. Commencing six (6) months prior to the scheduled date for Provisional Acceptance of the Facility, Contractor shall provide on-site classroom training for Owner's and its designee's personnel in the operation and maintenance of the Facility including, without limitation, safety training, all as more fully described in Appendix A hereto. Contractor shall provide on-the-job training during the start-up and initial operation phase of the Facility. Such training shall be provided in its entirety in English and shall be designed to offer basic instruction and training to reasonably well-qualified (as reasonably determined by Owner) power plant personnel and shall be of such quality so as to provide such personnel with a comprehensive understanding of all operational and maintenance aspects of the Facility and shall include instruction related to the major components of the Facility, including without limitation the following: the gas turbine generators, heat recovery steam generators, steam turbine generator, make-up water and water treatment facilities, air treatment facilities, plant controls, cooling tower and distributed controls. Contractor will provide a minimum of twenty (20) copies in English of appropriate manuals and other written materials as part of the training program. In addition, Contractor's training of Owner's personnel shall include coordination of any Subcontractor training sessions in a manner sufficient to provide such personnel with an adequate understanding of the operation and maintenance aspects of each dimension of the Facility as an integrated whole, all as more fully described in Appendix A hereto.

                           2.1.13 Facility Site Access and Owner's
         Accommodations. Contractor shall provide Owner (and its designees, including without limitation the Independent Engineer and the Utility) with access to the Facility Site at all times and arrange for Owner's (and such designees') reasonable access to those areas of the engineering, manufacturing and fabricating premises of all Subcontractors' facilities where work is being performed in connection with the Project sufficient to permit Owner (and such designees) to inspect work being performed and monitor compliance by Contractor and the Subcontractors with the terms hereof. In connection therewith, Owner (and such designees) shall comply with applicable site visitation policies and shall not interfere with progress of the work. Contractor shall make available to Owner as part of the Contract Price furnished office space for up to ten (10) people at the Facility Site (with temporary utilities) and furnished office space (with utilities) for up to five (5) people at or near the home office of Contractor for the use by Owner's (or such designees') personnel.

                           2.1.14 Real Estate Rights. (a) Contractor has reviewed the Real Estate Rights set forth on Appendix G hereto and hereby represents and acknowledges that it does not need any additional Real Estate Rights in order to perform the Services (provided, however, that such representation and acknowledgment by Contractor shall not be construed to extend to the status of title to or the existence of liens or other similar encumbrances against such Real Estate Rights to the extent such matters are not reasonably ascertainable by a visual inspection of such Real Estate Rights), and Owner represents that as of the date hereof it has no actual knowledge that additional Real Estate Rights will be necessary for Contractor's performance of the Services. Contractor shall provide all necessary information and documents and use all reasonable efforts to assist Owner in obtaining all Real Estate Rights required to be obtained by Owner hereunder. If Contractor at any time becomes aware of any Real Estate Right that it requires which is not listed on Appendix G hereto, Contractor shall immediately give notice thereof to Owner.

                           (b) If at any time after the date hereof, performance of the Services hereunder requires any Real Estate Right not listed on Appendix G hereto (as such Appendix G may be modified pursuant to any Scope Change Order issued by Owner hereunder (including, without limitation, pursuant to the terms of Section 12.5 hereof)), Contractor shall be responsible for obtaining such Real Estate Right at its own expense; provided, however, that, without limiting the foregoing, Owner shall apply at Contractor's cost and expense for such Real Estate Right with the Person from whom such Real Estate Right is to be secured if such Real Estate Right is of the type customarily obtained by an owner of a project.

                           2.1.15 Clean-Up and Waste Disposal. Contractor shall keep the Power Plant Site and such other portions of the Facility Site on which Contractor is performing services hereunder clean, and if necessary in order to do so, shall perform a daily site clean-up, and shall otherwise keep such site free from accumulation of petroleum, waste materials (including, without limitation, waste water and waste chemicals from any chemical cleaning, and any waste Hazardous Materials brought to the Site by Contractor or its Subcontractors), rubbish and other debris resulting from performance of the Services. On or before Project Completion, Contractor shall remove from the Facility Site all petroleum, waste materials (including, without limitation, waste water and waste chemicals from any chemical cleaning and any waste Hazardous Materials brought to the Site by Contractor or its Subcontractors), rubbish and other debris resulting from the Services, as well as all tools, construction equipment, machinery and surplus material to which Owner does not hold title, and shall leave the Power Plant Site and such other portions of the Facility Site on which Contractor performed Services hereunder in a neat, clean and usable condition. On or before Project Completion, Contractor shall remove, transport and dispose of any Hazardous Material transported onto the Facility Site by Contractor or any Subcontractor, or created as part of Contractor's or any Subcontractor's activities at the Facility Site. All cleanup and disposal shall be conducted in accordance with all Applicable Laws and Applicable Permits. Contractor shall notify Owner immediately upon the discovery of the presence of any Hazardous Material on, or the release of Hazardous Material on or from, the Facility Site, and shall proceed in accordance with Sections 2.1.7 and 12.12 hereof in connection therewith.

                           2.1.16 Project Schedule and Progress Reports. No later than sixty (60) days after the Provisional Commencement Date, Contractor shall submit to Owner a detailed electronic construction schedule that indicates, in a manner consistent with the overall construction schedule set forth in Appendix C hereto on the date hereof, the proposed dates for completion of the individual features of the Services set forth in Appendix C hereto (as such construction schedule may be adjusted pursuant to Article 12 hereof, the "Project Schedule"), and shall keep and furnish to Owner updated schedules of the Services, and Monthly Progress Reports of actual progress of the Services by the end of each month. Contractor shall provide five (5) hard copies and one (1) electronic copy of such Monthly Progress Reports in a format to be mutually and reasonably agreed upon by Contractor and Owner. Contractor shall be responsible for ensuring that performance of the Services proceeds in general accordance with the Project Schedule (as updated from time to time) and for coordinating and incorporating the schedules of all Subcontractors into the aforementioned schedules and progress reports. In addition, as soon as it is practicable but in no event later than one hundred twenty (120) days after the Provisional Commencement Date, Contractor shall provide Owner with a critical path method schedule (the "CPM Schedule") for the Project including activity durations for each major component of the Services. The CPM Schedule shall be updated on a monthly basis as the Services progress and shall include delay and acceleration analyses where appropriate.

                           2.1.17 Taxes; Customs Duties.

                           (a) Contractor shall be responsible for payment of all taxes, fees and contributions on or measured by Contractor's income, gross receipts or assets, all duties and customs charges and levies on Equipment and any other items asociated with the Project sourced outside of the United States, and all taxes, fees and contributions on or measured by employees or other labor costs of Contractor or any Subcontractor, including without limitation all payroll or employment compensation tax, social security tax or similar taxes for Contractor's or any Subcontractor's employees (collectively, the "Contractor Taxes"). Contractor Taxes are included in the Contract Price.

                           (b) The Contract Price does not include any provisional or local property, license, privilege, sales, use, excise, value added, or other similar tax which may now or hereafter be imposed by the federal or any state government of the United States of America or any of their respective political subdivisions upon the sale, purchase or use by Contractor of materials, supplies, equipment, services or labor for the Project (collectively, the "Project Taxes", and together with the Contractor Taxes, the "Taxes"). Project Taxes are for the account of the Owner, and Owner agrees to pay any such tax directly to the applicable governmental authorities (or, if applicable, to reimburse Contractor outside of the Contract Price for any such Project Taxes paid by Contractor directly to the applicable governmental authorities) within thirty (30) days after receipt of appropriate supporting documentation and Contractor's Payment Request. Contractor shall use all reasonable efforts to efficiently manage its provision of the Services and other work hereunder so as to minimize the incurrence of Project Taxes that are to be paid or reimbursed by Owner hereunder. Contractor will use its reasonable prudence and diligence in the administration of Taxes, and Contractor shall confirm with Owner in advance any discretionary action, election or omission permitted in connection with the Project Taxes. Project Taxes to be for the account of and paid by Owner shall not include taxes that Contractor should not have incurred if it had prudently performed the Services consistent with its obligation as set forth above to minimize the incurrence of Project Taxes, which taxes shall be for the account of and paid by Contractor.

                           (c) Contractor shall promptly furnish to the appropriate taxing authorities all required information and reports in connection with the Taxes, and Contractor shall promptly furnish copies of all such information and reports relating to Project Taxes to Owner. In addition, Contractor shall, to the extent reasonably possible, obtain or take advantage of, for the benefit of Owner, such tax exemptions, rebates and credits that Owner has notified Contractor are available with respect to the Facility and, upon Owner's request, provide breakdowns of the Contract Price by cost components as may be reasonably required in connection with Owner's efforts to obtain tax-exempt financing. All subcontracts and purchase orders shall be written exclusive of any sales or use tax, or, if not so written, shall include the amount of such tax as a separate line item on the face of such subcontracts and purchase orders along with adequate supporting documentation.

                           2.1.18 Employee Identification; Security. Contractor shall provide and utilize a method, consistent with Prudent Utility Practices, of checking the employees of Contractor and the Subcontractors in and out of the Power Plant Site and such other areas of the Facility Site in which the Services are to be performed. All employees of Contractor and the Subcontractors at the Power Plant Site shall be identified by the use of a distinctive badge or other proper identification. Contractor shall cause each such employee to carry such identification so that it can be readily seen at all times. Contractor shall provide the security arrangements as set forth in Appendix A hereto for the Project, the Power Plant Site and such other areas of the Facility Site on which the Services are to be performed.

                           2.1.19 Adjoining Utilities. Contractor shall do all things necessary or expedient to protect any and all parallel, converging and intersecting electric lines and poles, telephone lines and poles, highways, waterways, railroads, sewer lines, natural gas pipelines, drainage ditches, culverts and any and all third-party property from damage as a result of its performance of the Services. In the event that any such property is damaged or destroyed in the course of the performance of the Services, Contractor shall at its own expense rebuild, restore or replace such damaged or destroyed property, unless such property damage is the result of subsurface conditions which are not and should not have been reasonably foreseen by Contractor prior to the occurrence of such damage or destruction.

                           2.1.20 Protection of Property. (a) Contractor shall provide, and shall ensure that each Subcontractor provides, proper and ample protection from damage or loss (including, without limitation, theft) to the Project, the Facility Site, materials, construction equipment and tools (whether on or off the Facility Site) during its performance of the Services. In the event that any of the Facility, the Facility Site or other materials, construction equipment or tools are damaged, destroyed or lost (including, without limitation, stolen), then: (i) if such damage, destruction or loss occurred during the period that Contractor is responsible for the care, custody and control of the Facility and before care, custody and control thereof transfers to Owner hereunder, Contractor shall be obligated, in accordance with and subject to the provisions of Section 14.15.2 hereof, to rebuild, restore or replace such damaged, destroyed or lost items; provided, that to the extent such damage, destruction or loss is the result of the negligence or intentional misconduct of Owner, its employees or agents, Owner shall be responsible, in accordance with and subject to the provisions of Section 14.15.2 hereof, for any insurance deductible payment applicable thereto, up to the maximum deductible permitted hereunder, but in no event to exceed two hundred and fifty thousand dollars ($250,000) per occurrence; and (ii) if such damage, destruction or loss occurred after care, custody and control of the Facility transfers to Owner hereunder, Contractor shall not be so obligated to rebuild, restore or replace such damaged, destroyed or lost items; provided, that to the extent such damage, destruction or loss is the result of the negligence or intentional misconduct of, or otherwise is the result of the performance prior to Final Acceptance of the Facility hereunder by, Contractor or any Subcontractor or any of their employees or agents, Contractor shall be responsible, in accordance with and subject to the provisions of Section 14.15.2 hereof, for any insurance deductible payment applicable thereto, up to the maximum deductible permitted hereunder, but in no event to exceed two hundred and fifty thousand dollars ($250,000) per occurrence.

                           (b) Where ingress and egress to and from the Facility Site requires the traverse of public or private lands, Contractor shall limit the movement of its crews and equipment and of all Subcontractors so as to cause as little damage as possible to crops or other property and shall use all reasonable efforts to avoid marring such lands. All fences and walls which must be opened or moved during construction of the Facility shall be replaced or repaired by Contractor. Contractor shall not be reimbursed by Owner for costs associated with loss of or damage to crops, livestock or other property, whether on or off the Facility Site or rights of way thereto, caused by or arising in connection with the performance of the Services by Contractor or any Subcontractor hereunder.

                           2.1.21 Royalties and License Fees. Contractor shall pay all royalties and license fees and shall procure, as required, the appropriate proprietary rights, licenses, agreements and permissions for materials, equipment, methods, processes and systems incorporated into the Project. In performing the Services, Contractor shall not incorporate into the Project any materials, equipment, methods, processes or systems which involve the use of any confidential information, intellectual property or proprietary rights which Owner does not have the right to use or which may result in claims or suits against Owner or Contractor arising out of claims of infringement of any domestic or foreign patent rights, copyrights or other proprietary or intellectual property rights, or applications for any such rights, or use of confidential information.

                           2.1.22 Final Releases and Waivers.

                                    2.1.22.1 Final Releases and Waivers. On or
                  before the payment of Retainage pursuant to Section 4.2.4(a) hereof or any Termination Payment pursuant to Section 4.4 hereof, Contractor shall provide to Owner releases and waivers in accordance with Section 2.1.22.3 hereof (which releases and waivers may be conditioned upon Contractor's receipt of such payment from Owner hereunder) of all claims, liens, security interests or encumbrances in the nature of mechanics', labor or materialmen's liens or otherwise, including those of Subcontractors, against Owner, the Facility, the Facility Site, the Real Estate Rights and all other Project property and equipment, arising out of or in connection with the Services; provided, that Contractor is not required to provide such releases or waivers with respect to (i) any Permitted Liens that are being contested in good faith by Contractor and comply with the requirements set forth in clause (a) or (b) of the definition thereof, (ii) any claim, lien or other encumbrance for amounts that are the subject of a good faith dispute between Contractor and Owner, provided that the amount(s) in dispute do not exceed two million dollars ($2,000,000) in the aggregate,
                  (iii) any claim , lien, security interest or other encumbrance for the payment of any unpaid portion of the Project Completion Payment or other remaining Retainage that may become due to Contractor hereunder and (iv) any claim arising after the date Owner receives such releases or waivers, including any claims thereafter arising under Article 13 or 14 hereof, provided that this clause (iv) shall not include any claim that directly or indirectly is a claim relating to compensation for the Services performed hereunder.

                                    2.1.22.2 Failure of Major Subcontractors to
                  Furnish Final Waivers. If any of the major Subcontractors listed in Appendix U hereto fail to furnish a final release and waiver required pursuant to Section 4.6 hereof, in lieu thereof Contractor shall either (i) furnish a bond or other collateral, in form and substance satisfactory to Owner and the Financing Parties, to fully indemnify Owner against any loss resulting from such claims, liens or other interests of such Subcontractor, or (ii) otherwise demonstrate to the reasonable satisfaction of Owner and its Financing Parties that such Subcontractors will have no ability under Applicable Law to encumber any part of the Facility or the Facility Site.

                                    2.1.22.3 Forms of Final Waivers. The forms
                  of required final releases and waivers for Contractor and such major Subcontractors are set forth in Appendices I-1, and I-3 hereto, respectively.

                           2.1.23 Labor Relations and Project Labor Agreements. Contractor shall be responsible for all labor relations matters relating to the Project and shall at all times use all reasonable efforts to maintain harmony among the unions (if any) and other personnel employed in connection with the Project. Contractor shall at all times use all reasonable efforts and judgment as an experienced contractor to adopt and implement policies and practices designed to avoid work stoppages, slowdowns, disputes and strikes.

                           2.1.24 Further Assurances. Contractor shall execute and deliver all further instruments and documents, and take all further action, including but not limited to providing reasonable assistance to Owner in filing a notice of completion with the appropriate state and local lien recording offices, that may be necessary or that Owner may reasonably request in order to enable Contractor to complete performance of the Services or to effectuate the purposes or requirements of this Agreement.

                           2.1.25 Coordination with Other Contractors.
         Contractor shall use all reasonable efforts not to interfere with the performance at the Facility Site of any other contractors designated by Owner and to provide any such contractors a reasonable opportunity to introduce and store materials and perform their services at the Facility Site, provided such efforts and such other contractors do not interfere with Contractor's performance of work at the Facility Site. Contractor shall use all reasonable efforts to cooperate with Owner and any such other contractors to coordinate Contractor's Services with the work of such other contractors.

                           2.1.26 Not used.

                           2.1.27 Guaranty. Simultaneously with the execution of this Agreement, Contractor shall cause Siemens Corporation to guarantee irrevocably and unconditionally the performance and payment of all of Contractor's obligations hereunder by executing and delivering to Owner a guaranty substantially in the form set forth in Appendix L hereto (the "EPC Guaranty").

                  2.2 Commencement of the Services. Except for such Services the performance of which commences prior thereto pursuant to Sections 2.2.1 and
2.2.2 hereof, Contractor shall commence performance of the Services on the date which Owner specifies (the "Commencement Date") in a written notice delivered to Contractor in the form set forth as Appendix J-3 hereto (the "Notice to Proceed"); provided, however, that the Notice to Proceed shall not be effective unless either (i) the Financial Closing Date shall have occurred on or prior to the Commencement Date or (ii) Owner shall have caused The AES Corporation ("AES") to guaranty irrevocably and unconditionally the performance and payment of all of Owner's obligations hereunder up to the Financial Closing Date, by executing and delivering to Contractor a guaranty in substantially the form set forth in Appendix M hereto (the "AES Pre-Financial Closing Guaranty").

                           2.2.1 Preliminary Notice to Proceed. The Parties hereby acknowledge and agree that on May 1, 1998, and prior to the delivery of the Provisional Notice to Proceed or the Notice to Proceed, Owner and Contractor entered into a preliminary agreement in the form set forth in Appendix J-1 hereto (the "Preliminary Notice to Proceed") pursuant to which Contractor is to commence performance of specified portions of the Services on the applicable dates set forth therein.

                           2.2.2 Provisional Notice to Proceed. The Parties hereby acknowledge and agree that prior to the delivery of the Notice to Proceed, Owner may issue a provisional notice to proceed in the form set forth in Appendix J-2 hereto (the "Provisional Notice to Proceed") which will require Contractor to commence performance of the Services (including the full release of engineering, manufacturing and procurement) on the date specified therein (the "Provisional Commencement Date").

                           2.2.3 Pre-Commencement Date Termination or
         Suspension. (a) Notwithstanding any provision in this Agreement to the contrary, if this Agreement were to be terminated by Owner pursuant to
         Section 15.1 hereof after the Preliminary Notice to Proceed but prior to the occurrence of the Commencement Date, the total cancellation costs that Owner shall be responsible for hereunder in connection with the Services undertaken by Contractor following such Preliminary Notice to Proceed shall be equal to the difference of (i) the cancellation amount minus (ii) [*] in each case as set forth on Exhibit 1 of the Preliminary Notice to Proceed for the Project Month in which such termination occurs (provided, that if prior to any such termination the pre-Commencement Date Services under Sections 2.2.1 and 2.2.2 hereunder shall have been suspended hereunder, the period of such suspension shall be excluded for purposes of determining the applicable Project Month on said Exhibit 1). Owner and Contractor hereby acknowledge and agree that the cancellation charges fixed pursuant to the Preliminary Notice to Proceed and this Section

         2.2.3(a) are reasonable, and have been agreed upon and fixed hereunder by the Parties because of the difficulty of ascertaining on the date hereof the exact amount of cancellation-related costs that will be actually incurred by Contractor in such event, and the Parties hereby agree that the fixed amounts specified herein shall be applicable regardless of the amount of such costs actually incurred by Contractor as a result of any termination of this Agreement by Owner pursuant to
         Section 15.1 hereof prior to the Commencement Date.

                           (b) Contractor will be paid monthly in arrears (within thirty (30) days of receipt by Owner of an invoice and reasonable supporting documentation therefor) for the pre-Commencement Date Services actually performed under Sections 2.2.1 and 2.2.2 in accordance with the Payment Schedule set forth on Exhibit 2 of the Preliminary Notice to Proceed; [*]. In addition, upon the occurrence of the Commencement Date, Owner shall withhold from the first Scheduled Payment to be made to Contractor on or after the Commencement Date under Section 4.2.2 hereof, as Retainage, an amount equal to 5% of all payments theretofor made to Contractor pursuant to this Section 2.2.3(b), which Retainage shall be in addition to the 5% of such Scheduled Payment to be withheld from such payment as Retainage pursuant to Section 4.2.4 hereof.

                           (c) If the Provisional Commencement Date shall not have occurred on or before September 23, 1998, or if the Commencement Date shall not have occurred on or before January 31, 1999, in either case for any reason other than Contractor's breach of its obligations hereunder or a Force Majeure Event, Contractor may suspend its performance of the Services under Sections 2.2.1 and 2.2.2 hereof upon ten (10) days' prior written notice to Owner, which suspension may continue until such time as the Provisional Commencement Date or the Commencement Date, as the case may be, occurs hereunder. If Contractor so suspends its performance hereunder, each of the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule and the Project Schedule shall be extended by the same number of days as the Contractor's performance is so suspended under this Section 2.2.3(c); provided, however, that if such suspension continues for more than sixty (60) days, such day-for-day schedule extension shall no longer be applicable and instead an equitable adjustment to one or more of the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule, the Project Schedule and, as appropriate, such other provisions of this Agreement that may be affected thereby, shall be made by the agreement of Owner and Contractor or otherwise pursuant to Article 12 or 21 hereof.

                           2.2.4 Reservation Fee. In connection with
         Contractor's reservation of two "501G econopacs" for the Project, Contractor and Owner hereby acknowledge and agree that prior to the date of this Agreement Owner has paid to Contractor a reservation fee of [*].

                  2.3 Performance.

                           2.3.1 Standard of Performance. Without limiting any other provision of this Agreement, (a) Contractor shall perform the Services in accordance with Prudent Utility Practices, generally accepted standards of professional care, skill, diligence and competence applicable to engineering, construction and project management practices, all Applicable Laws, all Applicable Permits, the Real Estate Rights, the Quality Assurance Plan, the Electrical Interconnection Requirements, the Environmental Requirements set forth in Appendix S hereto, the safety precautions set forth in Section 2.5 hereof and all of the requirements necessary to maintain the warranties granted by the Subcontractors pursuant to Section 3.4 hereof, and (b) the Project shall be constructed and erected (i) in a good workmanlike manner, (ii) using Prudent Utility Practices for use by a contractor in connection with power stations of the same or similar size and type as the Facility that are intended to have at least a 25-year useful life (when operated and maintained in accordance with the Instruction Manual, the PPA Operating Requirements and manufacturers' instructions), and (iii) in accordance with the Design

         Documents and Appendix A hereto. All engineering work requiring certification under Applicable Law shall be certified by professional engineers licensed and properly qualified to perform such engineering services in all appropriate jurisdictions, which engineers and their qualifications shall be subject to the review and approval procedures set forth in Section 2.1.4 hereof. In the event of Contractor's noncompliance with this paragraph, subject to the following proviso, Contractor's sole obligation and Owner's exclusive remedy for such noncompliance shall be as stated in Article 10 hereof; provided, however, that nothing in this sentence or in Article 10 hereof in any way detracts from or limits any of (A) Contractor's obligation to physically complete the Project for the compensation provided under this Agreement, (B) Contractor's obligation to achieve Final Acceptance of the Facility and to cause the Project to comply with all Applicable Laws, all Applicable Permits, the Electrical Interconnection Requirements, the PPA Operating Requirements and the Guaranteed Emissions Limits, (C) Contractor's liability for willful breach of its obligations hereunder and (D) Contractor's obligations under Articles 7, 8, 10 and 13 hereof.

                           2.3.2. Timeliness of Performance. Contractor shall perform the Services in accordance with the Project Schedule and shall cause (a) each Construction Progress Milestone to be achieved on or prior to the applicable Construction Progress Milestone Date, (b) either Provisional Acceptance or Interim Acceptance of the Facility to occur on or prior to the Guaranteed Provisional Acceptance Date, and
         (c) Final Acceptance of the Facility to occur on or before the Guaranteed Final Acceptance Date; provided, however, that Contractor's failure to satisfy any of clauses (a) through (c) above shall not constitute an Event of Default hereunder except as set forth in Section 16.1(j) or (k) hereof.

                           2.3.3 Order of Performance. Owner shall have the right to request that Contractor perform any part or parts of the Services before any other part or parts of such Services, and Contractor shall use all reasonable efforts to comply with such request; provided, that Contractor shall not be obligated to comply with such request if compliance would, in Contractor's reasonable judgment, adversely affect

         Contractor's ability to meet the Project Schedule, the Performance Guarantees, the Guaranteed Completion Dates, the Construction Progress Milestone Dates or the warranties hereunder, or increase the cost to Contractor of performing the Services. Compliance by Contractor with such a request shall not relieve Contractor of any obligation hereunder or affect its liability for failure to perform in accordance with this Agreement.

                           2.3.4 Compliance with Approved Plans. In the event that Contractor shall have submitted an Approved Plan to Owner pursuant to Section 7.2.1 and/or 7.6.2 hereof, Contractor shall perform the Services in accordance with such Approved Plan.

                  2.4 Compliance with Applicable Laws, Applicable Permits and the Guaranteed Emissions Limits. (a) Contractor shall strictly comply with and shall cause all Subcontractors and the Project and all components thereof (including without limitation the design, engineering, construction and operability of the Project) to strictly comply with all Applicable Laws and Applicable Permits as they may be in effect at the time of Contractor's or such Subcontractor's performance hereunder. Without limiting the foregoing, the effect of any change in Applicable Laws or Applicable Permits enacted after the date of this Agreement shall be determined under Section 12.5 hereof.

                  (b) Contractor shall perform the Services such that the Facility, when operated in accordance with the Instruction Manual and the PPA Operating Requirements (regardless of whether the Facility is operated at 700 MW or at a different output) on Gas and on Fuel Oil, respectively, as of Provisional Acceptance, Interim Acceptance and Final Acceptance, will comply with all Applicable Laws and Applicable Permits, the Electrical Interconnection Requirements and the Guaranteed Emissions Limits in accordance with the Completed Performance Test requirements set forth in Section 6.2.7. hereof.

                  2.5 Safety Precautions. Contractor shall be solely responsible for safety precautions and programs in connection with the performance of the Services, and shall implement and administer a safety and health program for the Services to be performed at the Facility Site which shall include: (a) development of a Project safety manual establishing Contractor and Subcontractor safety guidelines and requirements, (b) conducting of weekly Project safety meetings with all Subcontractors, (c) development, implementation and enforcement of procedures for advising Subcontractors of, and correction of, safety violations and deficiencies, and (d) taking of all other actions necessary to provide a safe work environment in accordance with Applicable Laws and Applicable Permits. Contractor shall take all reasonable precautions for the safety of, and shall provide all reasonable protection to prevent damage, injury or loss to: (x) all Persons employed by Contractor or Subcontractors in connection with the Services to be performed and all other Persons who may be affected thereby, (y) all materials and equipment to be incorporated into the Project, whether in storage on or off the Facility Site, owned by and/or under the care, custody or control of Contractor or any Subcontractor, and (z) other property at the Facility Site or adjacent thereto, including trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction. Contractor shall require all Subcontractors working on the Facility Site to comply with all safety requirements in effect at all such times.

                           2.5.1 Hazards. When the use or storage of explosives or other hazardous materials or equipment is necessary for completion of the Project or the execution of the Services, or when the conditions under which the Services must be performed are necessarily hazardous, Contractor shall exercise the utmost care and shall carry on such activities under the supervision of properly qualified personnel.

                           2.5.2 Public Safety. Contractor shall erect and maintain, as required by existing conditions and progress of the Project or as otherwise required by Applicable Law, Applicable Permits or any governmental authority, all reasonable safeguards (including such reasonable safeguards established by Owner from time to time) for safety and protection of the public, including supplying and maintaining in good condition safety equipment, lighting, wire fences and warning signals, employing guards, posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent highways, waterways and utilities.

                           2.5.3 OSHA. Contractor shall comply with and shall cause all Subcontractors to comply with all applicable occupational safety and health laws, child labor laws and other Applicable Laws relating to safety and health.

                                    ARTICLE 3
                                  Subcontracts

                  3.1 Major Specialty Consultants, Subcontractors and Equipment Suppliers.

                           3.1.1 Approved Subcontractors' List. Set forth in Appendix E hereto is a list of certain equipment vendors, suppliers, materialmen, consultants and subcontractors (and, if applicable, the permitted countries of manufacture or fabrication relating thereto) agreed to by the Parties and from which Contractor shall be obligated to select those vendors, suppliers, materialmen, consultants and subcontractors who will be executing subcontracts for the tasks specified on such list in connection with the performance by Contractor or any Subcontractor of the Services (the "Approved Subcontractors List"). Owner shall have the right to recommend additions or deletions to the Approved Subcontractors List from time to time (provided, that any such recommended addition or deletion shall only be made with the Contractor's approval, which shall not be unreasonably withheld), and shall have the right to approve any successor or replacement of any Person listed on such list or any other vendor, supplier, materialman, consultant or subcontractor selected by Contractor (which approval shall not be unreasonably withheld). No later than sixty (60) days after execution of this Agreement, Contractor shall enter into Subcontracts with applicable Subcontractors from the Approved Subcontractors List for the provision of the Architect/ Engineer services.

                           3.1.2 Equipment Standards. In connection with the purchase of any items of equipment or machinery from any Subcontractor, Contractor shall purchase only such models of equipment, machinery or materials for incorporation into the Project as have attained the standards of reliability and performance in the electrical generating industry that are consistent with Prudent Utility Practices and the requirements of
         Article 10 hereof.

                           3.1.3 Subcontractors and Related Information. All vendors, suppliers, materialmen, consultants and subcontractors providing equipment, materials or services directly or indirectly to Contractor in connection with the Project are herein referred to as "Subcontractors". Contractor shall provide to Owner such information concerning the Subcontractors or the subcontracts and purchase orders as Owner may reasonably request from time to time; provided, that Contractor shall not be required to disclose any confidential information including but not limited to proprietary cost or pricing data, that Contractor, in its reasonable judgment, has a legitimate business reason to withhold.

                  3.2 Purchase Orders and Subcontracts. Contractor's purchase orders, subcontracts and similar purchase forms in connection with the Project shall comply with the applicable requirements of this Agreement (including without limitation the requirements set forth in Section 15.3 hereof). All purchase orders and subcontracts for the Equipment specified in Appendix U hereto shall contain a recommended spare parts list and a price list covering all spare and replacement parts pertaining to the subject matter of such purchase order or subcontract.

                  3.3 Payments to Subcontractors. Contractor shall be solely responsible for paying (or arranging for the payment on its behalf to) each Subcontractor and any other Person to whom any amount is due from Contractor for services, equipment, materials or supplies in connection with the Project. Prior to any such payment, Contractor shall take all reasonable steps to ensure that such equipment, materials and supplies have been or will be received, inspected and approved and that such services have been or will be properly performed in accordance with the requirements of this Agreement.

                  3.4 Subcontractor Warranties. Contractor shall, for the protection of Owner, obtain guarantees and warranties from all Subcontractors with respect to all material machinery, equipment, services, materials, supplies and other items used and installed hereunder on terms and conditions that are consistent with Contractor's customary practices for projects of similar type and capacity to the

Project, and such guarantees and warranties shall not be amended, modified or otherwise discharged without the prior written consent of Owner. Contractor shall cause such guarantees and warranties received from Subcontractors with respect to the Equipment specified in Appendix U hereto to cover a period of not less than the Warranty Period set forth in clause (a) or (b), as applicable, of the definition thereof. Contractor shall enforce such Subcontractor guarantees and warranties obtained hereunder to the fullest extent thereof until such time as they are transferred to Owner pursuant to Section 15.3 hereof. To the extent that the scope or term of any of the guarantees and warranties obtained under this Section 3.4 exceeds the scope or term of any of the guarantees or warranties provided by Contractor pursuant to Article 10 hereof, and until such Subcontractor guarantees and warranties are transferred to Owner pursuant to
Section 15.3 hereof, Contractor shall enforce such Subcontractor guarantees and warranties on behalf of Owner to the fullest extent thereof. Without the consent of Owner, neither Contractor nor its Subcontractors nor any Person under Contractor's control shall take any action which could release, void, impair or waive any such warranties or guarantees on equipment, materials or services. Nothing in this Section 3.4 shall detract from or limit any of the obligations of Contractor to provide the warranties described in, and to comply with the provisions of, Article 10 hereof.

                  3.5 Subcontractor Insurance. Contractor shall require all Subcontractors to obtain, maintain and keep in force during the time in which they are engaged in performing Services, insurance coverages that are consistent with Contractor's customary practices for such types of subcontracts for projects of similar type and capacity to the Project and with the requirements of Section 14.9 hereof, if applicable.

                  3.6 No Privity with Subcontractors. Owner shall not be deemed by virtue of this Agreement or its performance hereunder to have any contractual obligation to or relationship with any Subcontractor.

                  3.7 Review and Approval not Relief of Contractor's Liability. The review, approval, consent and selection by Owner (or its designees) as to the Approved Subcontractors List or as to Contractor's entering into any subcontract or purchase order (including, without limitation, that for performance of the Performance Tests) shall not relieve Contractor of any of its duties, liabilities or obligations under this Agreement, and Contractor shall be liable hereunder to the same extent as if such subcontract or purchase order had not been entered into. Any inspection, review, approval or selection by Owner (or its designees) permitted under this Agreement of any portion of the Services or of any work in progress by Contractor or Subcontractors shall not relieve Contractor of any duties, liabilities or obligations under this Agreement.

                  3.8 Assignability of Subcontracts. With respect to each subcontract and purchase order entered into between Contractor and any Subcontractor in connection with any of the Equipment specified in Appendix U hereto, Contractor shall ensure that, and, with respect to each other subcontract and purchase order entered into between Contractor and any Subcontractor in connection with the Project, Contractor shall use all reasonable efforts to ensure that, each such subcontract and purchase order is assignable from Contractor to Owner (and its assignees).

                  3.9 Quality Control. Contractor shall ensure that all Subcontractors establish and implement a quality control system in their work and manufacturing processes which assures that all goods and services supplied hereunder will comply with the quality assurance program guidelines required of such Subcontractors as set forth in the Quality Assurance Plan.

                                    ARTICLE 4
                                Price and Payment

                  4.1 Contract Price. As full consideration to Contractor for the full and complete performance of the Services and all costs incurred in connection therewith, Owner shall pay, and Contractor shall accept, the sum of two hundred fourteen million nine-hundred fifty thousand dollars ($214,950,000), to be paid in installments as set forth in Section 4.2 hereof, as such sum may be adjusted pursuant to Section 4.3 and Article 12 hereof (such adjusted amount referred to as the "Contract Price").

                  4.2 Payment Schedule. With respect to the Services actually performed by Contractor pursuant to Sections 2.2.1 and 2.2.2 hereof prior to the Commencement Date, Owner shall pay Contractor in accordance with the provisions of Section 2.2.3(b) hereof. Commencing with the

Commencement Date, the Contract Price (minus an amount equal to the sum of all payments made to Contractor pursuant to said Section 2.2.3(b))shall be paid by Owner to Contractor in installments, in accordance with the Payment and Milestone Schedule ("Scheduled Payments") attached hereto as Appendix B, as adjusted pursuant to Section 4.3 and Article 12 hereof, which Scheduled Payments shall be subject to Retainage pursuant to Section 4.2.4 hereof. The first Scheduled Payment to be made on or after the occurrence of the Commencement Date shall also be subject to additional Retainage pursuant to Section 2.2.3(b) hereof. Owner and Contractor may agree from time to time to amend the Payment and Milestone Schedule to reflect changes in the order of performance of the Services. Any Retainage withheld by Owner pursuant to Sections 2.2.3(b) and
4.2.4 hereof will be paid by Owner to Contractor pursuant to Section 4.2.4 hereof, which payments shall not be subject to any further Retainage.

                           4.2.1 Payments Upon Termination Prior to the
         Commencement Date. In the event that this Agreement is terminated prior to the Commencement Date for any reason other than Contractor's failure to perform, Owner shall, on the date that is thirty (30) days after the later of Owner's receipt of an invoice therefor and the date of such termination, pay the applicable fixed cancellation charges due to Contractor from Owner pursuant to Section 2.2.3(a) hereof with respect to the Services performed by Contractor thereunder prior to such termination in accordance with the standards of performance set forth in this Agreement; provided, that Owner shall not be required to make any such payment until Contractor has executed and delivered all documents and taken all steps necessary to transfer all of Contractor's right, title and interest in and to Project equipment and related services to Owner or to such affiliate of Owner or such third party purchaser as Owner may designate in writing in accordance with Section 4.4(b) or 15.1 hereof. Except as set forth in the preceding sentence, Owner shall have no other payment or reimbursement obligation to Contractor with respect to Contractor's performance of Services prior to the Commencement Date hereunder, and Contractor hereby acknowledges and agrees that all costs and expenses incurred by Contractor (other than those expressly described in the preceding sentence) in performing Services hereunder prior to the Commencement Date will be at its own risk and expense and that it hereby waives any and all rights to require any payment therefor from Owner, whether arising hereunder, at law or in equity, except as expressly set forth in the preceding sentence.

                           4.2.2 Conditions to Scheduled Payments. Subject to the terms of this Article 4, Owner shall, within thirty (30) days after the later of (i) each successive applicable payment date set forth in the Payment and Milestone Schedule and (ii) receipt by Owner of an invoice package from Contractor in which Contractor certifies that (1) all of the milestones set forth on the Payment and Milestone Schedule required to be achieved prior to such payment date have been achieved in compliance with the standards of performance set forth in Section
         10.1 hereof and (2) it is performing the Services hereunder in a timely manner consistent with achieving Final Acceptance of the Facility no later than the Guaranteed Final Acceptance Date (the "Contractor's Payment Request"), make or cause to be made the Scheduled Payments to Contractor with respect to the Services performed; provided, that:

                           (a) Owner shall not be obligated to make any
                  Scheduled Payment hereunder if the Owner, or at the Owner's election, the Independent Engineer fails to confirm the matters so certified to by Contractor in the Contractor's Payment Request with respect to such payment; provided, further, that if Contractor disputes the decision of the Owner or the Independent Engineer, as the case may be, and it is determined pursuant to Article 21 hereof that the Owner or the Independent Engineer, as the case may be, should have confirmed the matters so certified by Contractor in the Contractor's Payment Request with respect to such payment, but failed to do so, then Contractor shall be entitled to interest on such Scheduled Payment in accordance with Section 25.1 hereof to be accrued from the date such Scheduled Payment would otherwise have been due to Contractor until the date actually paid to Contractor;

                           (b) Owner shall not be obligated to make any
                  Scheduled Payment hereunder until Contractor has supplied Owner with the certification and waivers required pursuant to
                  Section 4.6 hereof; and

                           (c) If this Agreement is terminated before the
                  Project Completion Payment is made, Owner shall not be obligated to make further Scheduled Payments or other payments except in accordance with Section 4.4 hereof, if and to the extent applicable.

                           4.2.3 Deferral of Scheduled Payments. Subject to the following sentence, any Scheduled Payment that Owner is not obligated to, and does not, make under Section 4.2.2 hereof shall be made, without interest, following the applicable payment date under Section
         4.2 hereof, within fifteen (15) days of the date on which all conditions described in such Section are satisfied. In no event shall Owner, as a result of deferred Scheduled Payment(s) or otherwise, be obligated to make more than one payment per month of amounts due to Contractor under this Agreement (other than any Termination Payment hereunder); rather, Contractor shall submit to Owner only one invoice package per month, which invoice package will set forth all amounts then due to Contractor hereunder (including any deferred Scheduled Payment(s) or other non-scheduled payments due, as well as the Scheduled Payment for such month).

                           4.2.4 Retainage. Owner shall withhold from each Scheduled Payment, other than the Project Completion Payment, an amount equal to 5% of such payment, and shall also withhold from the first Scheduled Payment to be made on or after the occurrence of the Commencement Date an additional amount as set forth in Section 2.2.3(b) hereof, which withheld amounts shall be held by Owner as retainage ("Retainage"). Subject to Section 4.8 hereof, Retainage shall be paid to Contractor in accordance with the following:

                           (a) Within fifteen (15) days after the determination,
                  in accordance with the terms of this Agreement, that Final Acceptance of the Facility has been achieved (provided that Contractor shall first have paid in full any Provisional Acceptance Late Completion Payments and any Performance Guarantee Payments due to Owner hereunder, which payment may, at Contractor's election, be made in whole or part by Owner's set-off pursuant to Section 4.8 hereof as long as after such set-off Owner still holds Retainage in at least the amounts Owner is entitled to retain under this clause (a)) and receipt by Owner of documentation in the forms specified in Appendix I hereto establishing that the requirements of Section 4.6 and 2.1.22 hereof have been met, all Retainage, except for the sum of one million dollars ($1,000,000) and one hundred fifty percent (150%) of the cost of completing all Punch List items as determined by the Independent Engineer, shall be paid to Contractor;

                           (b) Within thirty (30) days after Project Completion
                  pursuant to Section 6.6 hereof, all remaining Retainage, shall be paid to Contractor in accordance with the terms of Section
                  4.2.5 hereof.

                           4.2.5 Project Completion Payment. Owner shall make to Contractor the payment of the sum of the unpaid balance of the Contract Price (including all Retainage (the "Project Completion Payment") within thirty (30) days after Project Completion.

                  4.3 Price Adjustments.

                           4.3.1 Base Scope Changes; Scope Options. (a) Owner and Contractor hereby agree that as expressly set forth in Section A of Appendix O hereto, the applicable Scope Changes set forth in said Section A of Appendix O (the "Base Bid Scope Changes") will be made hereunder. On or before the Provisional Commencement Date, Owner shall issue a Scope Change Order setting forth the adjustments to the Contract Price (as the Contract Price set forth in Section 4.1 hereof does not include any of the price adjustments for such Base Bid Scope Changes), as expressly set forth in said Section A of Appendix O hereto as being applicable to such specified circumstances.

                           (b) In its sole discretion and by delivery of a written notice to Contractor on or prior to the respective dates provided in Section B of Appendix O hereto for each scope option listed therein, Owner may add to the Services one or more of the scope options listed in said Section B of Appendix O. In the event Owner makes any such election(s), (i) the Contract

         Price shall be adjusted in accordance with the respective provisions of Section B of Appendix O hereto that are expressly set forth therein as being applicable to such scope option(s), and (ii) corresponding adjustments to the Payment and Milestone Schedule shall be made as reasonably agreed upon by Owner and Contractor.

                  4.4 Payment upon Termination. (a) Upon termination of this Agreement at any time after the Commencement Date pursuant to Section 15.1 or
15.2 hereof, Contractor shall be entitled to be paid at the time specified in
Section 4.4.2 hereof an amount (the "Termination Payment") equal to the sum of
(1) any and all Scheduled Payments due and owing to Contractor on or prior to the date of termination, (2) any pro-rata portion of the Scheduled Payment due for that month in which such termination occurs, (3) all Retainage held by Owner at such time, and (4) all reasonable, actual termination costs for all aspects of the Services properly performed by Contractor and its Subcontractors (which costs shall include, without limitation, cancellation charges and demobilization costs and the administrative and legal costs incurred in assigning Subcontracts to Owner pursuant to Section 4.4(b)(x) hereof), as audited and accepted by an independent certified public accounting firm selected by Owner and reasonably acceptable to Contractor, to the extent such costs are not covered by clauses
(1) and (2) directly above; provided, however, that costs incurred by Contractor in connection with items procured by Contractor shall not be included in the Termination Payment until Contractor shall have delivered to Owner (or to Owner's designee, which may be any other AES affiliate or any third party purchaser, provided that such assignment is consistent with the provisions of
Article 17 and Section 25.16 hereof) all documents necessary to transfer all of Contractor's right, title and interest in and to such items to Owner (or such designee) and, with respect to such items which Contractor has received possession of, Contractor shall have delivered such items to Owner (or such designee), in each case free and clear of all liens and encumbrances made by, through or under Contractor or any Subcontractor (subject to Owner's payment of the Termination Payment due hereunder). Contractor shall use all reasonable efforts to minimize any termination costs under clause (4) above.

                  (b) As conditions precedent to receiving any termination payment under Section 4.2.1 hereof or any

Termination Payment pursuant to Section 4.4 hereof, Contractor shall (x) if Owner so requests, execute and deliver all such papers and take all such steps, including legal assignments, as required for the purpose of fully vesting in Owner (or its designee) all contractual rights of Contractor under all subcontracts, purchase orders, warranties, guarantees and other agreements (provided that with respect to any such contractual rights relating to Subcontractors other than those Subcontractors on the Approved Subcontractor List and other than any other Subcontractors with respect to the equipment specified in Appendix U hereto, Contractor shall be obligated to cause such vesting only to the extent such rights are so assignable and only to the extent required under Section 15.3(a) hereof) and (to the extent permitted under Applicable Law) all rights and obligations of Contractor under Applicable Permits and (y) comply with the requirements of Section 2.1.22 hereof.

                           4.4.1 Verification of the Termination Payment. Contractor shall, within sixty (60) days of any such termination of all or part of the Services, make available for review by Owner and the independent accounting firm referred to in clause (4) of Section 4.4(a) hereof all invoices and other documentation as are sufficient to enable Owner to verify the performance of the Services and such accounting firm to verify Contractor's costs associated therewith, in order to determine the amount of the Termination Payment due thereunder. The Termination Payment shall not include the costs of future anticipated profit.

                           4.4.2 Payment of the Termination Payment. Owner shall pay the Termination Payment to Contractor within thirty (30) days of Owner's receipt of the documentation required under Sections 4.4(b) and
         4.4.1 hereof.

                           4.4.3 Limitation of Liability. Payment of the Termination Payment under this Section 4.4 or payment of the amounts specified under Section 4.2.1 hereof, as the case may be, shall be the sole and exclusive liability of Owner to Contractor, and the sole and exclusive remedy of Contractor, with respect to termination of this Agreement pursuant to Section 15.1 or 15.2 hereof. In no event shall Owner have any further liability to Contractor in any such event for actual, incidental, consequential or other damages resulting from such termination, notwithstanding the actual amount of damages that Contractor may have sustained.

                  4.5 No Payment in the Event of Material Breach. Notwithstanding any other provision to the contrary contained herein, Owner shall have no obligation to make any payment to Contractor at any time when Contractor is in material breach of this Agreement; provided, however, that if Contractor is diligently pursuing a cure of such material breach and if Contractor satisfies the conditions to payment set forth in Section 4.2.2 hereof, then unless and until Owner elects to commence pursuing its rights and remedies under Section 16.2 hereof, Owner shall pay Contractor an amount equal to the lesser of (i) the Scheduled Payment(s) that would otherwise be due and payable on such date under this Agreement and (ii) the value (as reasonably determined by Owner) of the Services provided by Contractor hereunder since the last Scheduled Payment (or portion thereof) made by Owner; and provided further, that if Owner's determination that Contractor is in material breach hereof is subsequently found pursuant to Article 21 hereof to be incorrect, then Contractor shall be entitled to interest on the unpaid amounts from the date such amounts should have been paid hereunder until such time such payments are made at the interest rate specified in Section 25.1 hereof. Any partial payments made by Owner pursuant to clause (ii) above shall be credited against the first Scheduled Payments remaining under the Payment and Milestone Schedule. On the payment date next following the date on which all material breaches of Contractor have been remedied, Owner shall make all payments withheld during the continuation of such material breaches without interest, subject to the provisions of this Article 4, less any amounts due from Contractor to Owner pursuant to Section 16.2 hereof.

                  4.6 All Payments Subject to Release of Claims.

                           4.6.1 Interim Waivers. On or before any payment to Contractor hereunder in connection with the payment of the Contract Price (excluding any Retainage, the Project Completion Payment and any Termination Payment, as the provisions of Section 2.1.22 hereof shall apply with respect to such excluded payments), Contractor shall (a) certify to Owner that (1) there are no claims, liens, security interests or encumbrances against the Facility, the Facility Site and any and all interests and estates therein, and all improvements and materials placed on the Facility Site, arising out of or in connection with performance by Contractor or any Subcontractor of the Services through the date of the invoice covering such payment outstanding or known to exist at the date of such certification, other than any Permitted Liens or any claims that are the subject of a good faith dispute between Contractor and Owner (provided that the amount(s) in dispute do not exceed one million dollars ($1,000,000) in the aggregate), or (2) if any such claims, liens, security interests and encumbrances (other than any such Permitted Liens and disputed claims) exist, upon payment to Contractor of such Scheduled Payment all such claims, liens, security interests and encumbrances shall be extinguished, and Contractor shall promptly deliver to Owner evidence of such extinguishment, and (b) provide to Owner a waiver and release, in substantially the form attached hereto as Appendix I-2, of all claims against the Facility, the Facility Site and any and all interests and estates therein, and all improvements and materials placed thereon, arising out of or in connection with performance by Contractor of the Services through the date of the invoice covering such payment, other than any such Permitted Liens and disputed claims. If any lien or claim of lien, other than a Permitted Lien, is filed against any portion of the Project, Owner may withhold from any Scheduled Payment or other payment payable to Contractor an amount sufficient to discharge any or all such liens or claims and, after thirty (30) days from the time such lien or claim is made (or sooner, if the Applicable Law would otherwise allow the claimant to proceed to enforce such lien or claim), may discharge such lien or claim with the moneys withheld, whereupon for purposes of this Agreement such moneys shall be deemed to have been paid to Contractor hereunder.

                           4.6.2 Final Release from Subcontractors. In addition to the interim waivers required under Section 4.6.1 above, on or prior to the payment date next following the date on which final payment to such Subcontractor is made, with respect to each Subcontractor providing the services or equipment listed in Appendix U hereto, Contractor shall deliver to Owner a copy of a final release and waiver, in the form of Appendix I-3 hereto. Notwithstanding the foregoing, if Contractor is unable to deliver a final release and waiver required under this Section 4.6.2, Contractor may provide to Owner in lieu thereof either (a) a bond or other collateral, in form and substance satisfactory to Owner and the Financing Parties, to fully indemnify Owner against any loss resulting from claims of such Subcontractor or (b) otherwise demonstrate to the reasonable satisfaction of Owner and its Financing Parties that such Subcontractors will have no ability under Applicable Law to encumber any part of the Facility or the Facility Site.

                  4.7 Payment or Use not Acceptance. No Scheduled Payment or other payment to Contractor or any use of the Facility by Owner shall constitute an acceptance of any of the Services or shall relieve Contractor of any of its obligations or liabilities with respect thereto.

                  4.8 Set-Off. Owner may deduct and set-off against any part of the balance due or to become due to Contractor under this Agreement, and/or may apply any Retainage held by Owner for payment of, any amounts due from Contractor to Owner under or in connection with this Agreement (including, without limitation, any amounts due under Articles 5, 7, 8, 10, 13, 14 or 16 hereof). The application of any Retainage in payment of any amounts due from Contractor hereunder pursuant to this Section 4.8 shall not constitute a cure of any such payment default by Contractor hereunder unless after such application of Retainage, Owner holds Retainage in the aggregate amount that Owner would then be entitled to hold as Retainage under Section 4.2.4 hereof. In the event that Owner sets-off pursuant to this Section 4.8 against any amount due to Contractor hereunder an amount believed by Owner to be due from Contractor to Owner hereunder, but which is subsequently determined to be not due from Contractor to Owner hereunder, then Contractor shall be entitled to interest on such set-off amount at the interest rate specified in Section 25.1, which interest shall accrue from the date such set-off amount would otherwise have been due to Contractor until the date actually paid to Contractor.

                                    ARTICLE 5
                                 Owner Services

                  5.1 Representative. Owner shall designate a representative who shall be acquainted with the Project and shall have authority to administer this Agreement on behalf

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

of Owner, agree upon procedures for coordinating Owner's efforts with those of Contractor and furnish information, when appropriate, to Contractor.

                  5.2 Facility Site. No later than the Commencement Date, Owner shall furnish to Contractor access to the Facility Site, as set forth on Appendix H hereto, for all on-site construction-related activities, subject to the availability of, and the terms and conditions of, any Applicable Permits (other than Building Permits) required to be obtained by Owner with respect to such activities under Section 5.3 hereof. Subject to the provisions of Section
20.2 hereof, Contractor hereby agrees that the Facility Site as described in Appendix H hereto, together with the Real Estate Rights designated in Appendix G hereto, is suitable and sufficient for Contractor to perform the Services.

                  5.3 Permits and Real Estate Rights. (a) Owner shall secure and maintain at its own expense (i) all Applicable Permits and Real Estate Rights which are listed in Appendices F and G hereto, respectively, and designated therein as Owner's responsibility, and (ii) all other Applicable Permits (other than Building Permits) and Real Estate Rights (other than those required to be obtained by Contractor pursuant to Section 2.1.14 hereof), if any, required for completion of the Project (including without limitation all such Applicable Permits and Real Estate Rights required to be obtained or maintained in connection with the transmission of electricity to the Utility and operation of the Project).

                  (b) If any Applicable Permit necessary for performance of the Services (other than any Building Permit) is not obtained when required under this Agreement and Contractor was reasonably delayed in the performance of the Services as a direct result thereof, the provisions of Section 5.9 hereof shall apply.

                  (c) If any Real Estate Right listed in Appendix G or H hereto and required for the performance of the Services is not obtained when required under this Agreement and Contractor was reasonably delayed in the performance of the Services as a direct result thereof, the provisions of Section 5.9 hereof shall apply.

                  (d) Owner shall cooperate with Contractor and shall use all reasonable efforts to provide all necessary information and documents and otherwise assist Contractor in

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

connection with Contractor's efforts to obtain the Applicable Permits and, if applicable, any Real Estate Rights required to be obtained by Contractor hereunder pursuant to Section 2.1.5 and/or 2.1.14(b) hereof.

                  (e) In the event that the inability of a Party to obtain any Applicable Permit (including without limitation any Building Permit) or Real Estate Right required hereunder is caused by a Force Majeure Event, the provisions of this Section 5.3 are subject to, and are not intended to supersede, the provisions of this Agreement relating to Force Majeure Events (including without limitation Article 11 and Section 12.7 hereof).

                  5.4 Start-Up Personnel. Owner (or its designee) shall provide at its own expense operating and maintenance personnel of such number as Owner, in good faith, reasonably determines is appropriate for the normal, day-to-day, in-service operation and maintenance of the Facility, which personnel shall be trained by Contractor and assist Contractor by performing normal operating and maintenance duties in connection with the start-up of the Facility and the performance of the Performance Tests and PPA Output Tests. Said personnel will be available to Contractor for such purposes until Final Acceptance of the Facility. Contractor shall be responsible for providing technical guidance to, and shall otherwise direct, Owner's operating and maintenance personnel during the start-up and testing of the Facility. Contractor shall not be responsible for the gross negligence or intentional misconduct of any of Owner's operating and maintenance personnel. Any personnel required in addition to those provided by Owner pursuant to this Section 5.4 will be the responsibility of Contractor. The provision of personnel by Owner (or its designee) pursuant to this Section
5.4 shall not relieve Contractor of any of its obligations or liabilities hereunder.

                  5.5 Water, Spare Parts, Waste Disposal and Consumables. Owner shall furnish (a) all raw water from the Pennsy Supply quarry required for Contractor's performance of the Services, provided that this clause (a) shall not relieve Contractor of its obligations under Sections 2.1.8 and 2.1.11 hereof to arrange for all facilities necessary to allow for the delivery of such water from the Pennsy Supply quarry to the Power Plant Site (including without limitation the facilities specified in Appendix A hereto) and for all treatment of such water required for such use, (b) all facilities necessary to allow for the delivery of water from

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

the WWTP to the Power Plant Site, (c) all operational spare parts, (c) all waste disposal services required with respect to Facility operations after the Risk Transfer Date and (d) any refills of lubrication oil, grease, resins and other consumables (including water treatment chemicals) which are required as a result of operation of the Facility after the Risk Transfer Date; provided, that this
Section 5.5 shall not relieve Contractor of any of its obligations under Article II hereof, including without limitation Sections 2.1.8 and 2.1.11 hereof.

                  5.6 Utilities. Owner shall arrange for and pay for the provision of all permanent utilities required for the start-up, testing and operation of the Facility (other than any excess electricity requirements for which Contractor is responsible pursuant to Section 2.1.11 hereof), and shall not be responsible for any other utilities that will be required at the Facility Site during the construction of the Facility, other than for arranging for (i) the availability of raw water to Contractor at the Pennsy Supply quarry as set forth in Section 5.5 hereof, (ii) the availability at the boundary of the Power Plant Site of the Fuel Supplier's natural gas pipeline facilities and such other delivery facilities or arrangements as are necessary for the delivery of Fuel Oil as set forth in Section 5.7 hereof, (iii) during the period from completion of interconnection of the Electrical Interconnection Facilities to the Utility's transmission system until completion of initial synchronization of the steam turbine generator, the provision of up to twelve (12) million kWh of electricity, and (iv) the availability at the Electrical Interconnection Point of the Utility's electrical interconnection facilities as set forth in Section
5.8 hereof.

                  5.7 Fuel. Owner shall arrange for the Fuel Supplier's natural gas pipeline system to be made available for interconnection with the Facility at the interconnection point identified in Appendix A hereto, with such facilities to be scheduled to be so available for such interconnection twenty-one (21) weeks prior to the Guaranteed Provisional Acceptance Date (provided that Contractor has made the Facility available as reasonably required to permit such interconnection to be made). Owner shall arrange for the provision of Gas and Fuel Oil (and, at Owner's option, No. 2 Fuel Oil (but not for use with respect to the testing requirements hereunder)) as required for the start-up, testing and operation of the Facility, with such supply of

Gas and Fuel Oil to be scheduled to be available twenty-one (21) weeks prior to the Guaranteed Provisional Acceptance Date, provided that Contractor shall have given Owner prior written notice of the Gas and Fuel Oil requirements for the commencement of Facility testing, and shall have reconfirmed such requirements if necessary, on or before the date on which Owner is required to notify (and, if applicable, reconfirm with) the Fuel Supplier of such requirements under its fuel supply arrangements (provided that such notification requirements are consistent with Prudent Utility Practices). Unless Owner and the Fuel Supplier otherwise agree, the commencement of Facility testing shall not occur prior to such scheduled date. During the period from completion of interconnection of the Electrical Interconnection Facilities to the Utility's transmission system until completion of initial synchronization of the steam turbine generator, Owner shall arrange and pay for the provision of all Gas used by the Facility for startup in accordance with Section 6.1 hereof and for Facility operation that generates electricity for delivery to the Utility.

                  5.8 Electrical Interconnection. Owner shall arrange for the Utility's electrical interconnection facilities between the Electrical Interconnection Point and the Utility's transmission system to be constructed and made available for interconnection with the Facility at the Electrical Interconnection Point at least eight (8) months prior to the Guaranteed Provisional Acceptance Date (provided that Contractor has made the Facility available as reasonably required to permit such interconnection to have been made by such date).

                  5.9 Owner's Failure to Meet Obligations. If Owner fails to meet any of its obligations under this Article 5, then, to the extent that Contractor was reasonably delayed in the performance of the Services as a direct result thereof, an equitable adjustment to one or more of the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule and the Project Schedule, and, as appropriate, such other provisions of this Agreement that may be affected thereby, shall be made by agreement of Owner and Contractor or otherwise pursuant to Article 12 or 21 hereof.

                  5.10 Approvals. Owner shall use all reasonable efforts to furnish in a timely manner all required review or

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

other appropriate action or information with respect to all drawings, samples, estimates, schedules, questions and other items submitted by Contractor. Owner shall also use all reasonable efforts to cause the Independent Engineer to respond within the time periods contemplated herein with respect to its reviews of payment invoices, Performance Test results and any other matters hereunder requiring its review and approval. If Owner fails to furnish such required review or other appropriate action or information, or if the Independent Engineer fails to respond to the matters requiring its review and approval, within the time periods specified therefor in this Agreement, then to the extent that Contractor was reasonably delayed in the performance of the Services as a direct result thereof, the provisions of Section 5.9 hereof shall apply.

                  5.11 Administration of Third Party Project Agreements. Owner shall use all reasonable efforts to administer and coordinate the establishment of, and upon the reasonable request of Contractor the continued participation by all third parties other than Contractor Responsible Parties (including the Utility, the Fuel Supplier and other third parties supplying permanent utilities to the Project) in connection with, such meetings and other interactions between such third parties and Contractor as are reasonably necessary for Contractor's performance of the Services hereunder.

                  5.12 AES Pre-Financial Closing Guaranty. On or before the date of execution of this Agreement, Owner shall cause AES to provide the AES Pre-Financial Closing Guaranty.

                                    ARTICLE 6
                      Completion and Acceptance of Project

                  6.1 Project Start-up; Mechanical Completion.

                           6.1.1 Project Start-up. (a) Contractor shall be responsible for the start-up and synchronization of the Facility with the transmission system of the Utility in accordance with Applicable Laws, Applicable Permits, Prudent Utility Practices, the Electrical Interconnection Requirements, the PPA Operating Requirements (to the extent applicable to start-up and synchronization) and the Instruction Manual. Contractor shall provide Owner and the Utility with at least fifty (50) days' prior written notice of the expected start-up, commissioning and testing of the Facility and shall keep Owner and the Utility duly advised of any changes in the expected dates. Contractor shall (1) no later than thirty (30) days prior to expected initial operation of the Facility in parallel with the Utility's system, provide as-built plans and specifications as reasonably acceptable to the Utility for the Electrical Interconnection Facilities (including Protective Apparatus), and (2) prior to interconnection and parallel operation of the Facility with the Utility's system, provide a written certification, in form and substance reasonably satisfactory to the Utility, from the licensed inspection agency or registered professional engineer engaged by Contractor prior to commencement of construction of the Electrical Interconnection Facilities and who is reasonably acceptable to the Utility, to the effect that the Electrical Interconnection Facilities (including the Protective Apparatus) have been inspected, are satisfactory and are in compliance with applicable Accepted Electrical Practices, in each case in accordance with the requirements of Section 7.5(a) of the Power Purchase Agreement. Contractor shall not commence any start-up or testing of the Facility for operation in parallel with the Utility system without the prior consent of the Utility pursuant to
         Section 7.5(b) of the Power Purchase Agreement; provided, however, that in the event that the Utility unreasonably withholds its consent to such operation despite the Facility and its Electrical Interconnection Facilities being consistent with the Electrical Interconnection Requirements, Prudent Utility Practices and the other standards of performance required hereunder (including without limitation Appendix A hereto), then, to the extent that Contractor was reasonably delayed in the performance of the Services as a direct result thereof, the provisions of Section 5.9 hereof shall apply.

                           (b) Owner, the Utility, the Financing Parties and the Independent Engineer shall be permitted to have their own or their designee's personnel on the Facility Site to observe and verify all synchronization procedures and Performance Tests. Subject to Section
         2.3.1 hereof, Contractor shall, until the occurrence of Provisional Acceptance of the Facility, manage the operation of the Facility in the course of performing any start-up, commissioning and testing activities, in consultation with Owner and its operating personnel in a manner consistent with Applicable Laws, Applicable Permits, Prudent Utility Practices, the Electrical Interconnection Requirements (including required approvals by the Utility), the PPA Operating Requirements (to the extent applicable to start-up, commissioning and testing activities) and the Instruction Manual.

                           6.1.2 Mechanical Completion. Mechanical Completion shall be achieved hereunder with respect to the Facility if the following conditions have been met:

                           (a) All equipment and facilities necessary for the
                  full, safe and reliable operation of the Facility have been properly constructed, installed, insulated and protected where required, and correctly adjusted, and can be safely used for their intended purposes in accordance with the Instruction Manual and all Applicable Laws and Applicable Permits;

                           (b) The tests required for Mechanical Completion that
                  are identified in Appendix D hereto have been successfully completed;

                           (c) The Facility is fully and properly interconnected
                  and synchronized with the electrical system of the Utility in accordance with the Electrical Interconnection Requirements, and all features and equipment of the Facility are capable of operating simultaneously; and

                           (d) The complete performance by Contractor of all the
                  Services relating to the Facility under this Agreement, except for any remaining Punch List items, Performance Tests, PPA Output Tests, and Reliability Run applicable thereto, in compliance with the standards of performance set forth in this Agreement, such that the Facility meets all of the requirements set forth in this Agreement applicable thereto (including, without limitation, Appendix A hereto, but excluding the achievement of the Guaranteed Emissions Limits and the Performance Guarantees).

                                    6.1.2.1 Notice and Report of Mechanical
                  Completion. When Contractor believes that it has achieved Mechanical Completion, it shall deliver to Owner a notice thereof (the "Notice of Mechanical Completion"). The Notice of Mechanical Completion shall contain a report in a form reasonably acceptable to Owner and with sufficient detail to enable Owner to determine whether Mechanical Completion has been achieved.

                                    6.1.2.2 Achievement of Mechanical
                  Completion. Owner shall, within ten (10) days (or such shorter period as may be practicable with the Owner's use of all reasonable efforts) following receipt of the Notice of Mechanical Completion, inspect the Facility, review the report submitted by Contractor and either (a) deliver to Contractor a certificate stating that the requirements under Section 6.1.2 have been satisfied (the "Mechanical Completion Certificate") or (b) if reasonable cause exists for doing so, notify Contractor in writing that Mechanical Completion has not been achieved, stating the reasons therefor. In the event that Mechanical Completion has not been achieved in accordance with the provisions of this Section 6.1.2 as so determined by Owner, Contractor shall promptly take such action or perform such additional Services as will achieve Mechanical Completion of the Facility and shall issue to Owner another Notice of Mechanical Completion pursuant to Section 6.1.2.1 hereof. Such procedure shall be repeated as necessary until Mechanical Completion of the Facility has been achieved; provided, however, that Owner shall respond to Contractor no later than three (3) days following receipt of any re-submitted Notice of Mechanical Completion. For all purposes of this Agreement, the date of achievement of Mechanical Completion shall be the date on which Owner delivers to Contractor the Mechanical Completion Certificate corresponding to the actual achievement of Mechanical Completion pursuant to this Section 6.1.2.2.

                  6.2 Performance Tests and PPA Output Tests. Once Mechanical Completion has been achieved and subject to the provisions of Section 6.2.1 hereof, Contractor shall perform the Performance Tests and the PPA Output Tests of the Facility in accordance with Appendix D hereto. Owner shall designate and make available qualified and authorized representatives to observe the Performance Tests and the PPA Output Tests and monitor the taking of measurements to determine the level of achievement of the Performance Guarantees, all in accordance with Appendix D hereto. The Utility and the Independent Engineer shall be permitted, upon the Owner's request, to observe the Performance Tests and the PPA Output Tests. Subject to Section 6.3.4 hereof, until Final Acceptance of the Facility has occurred, Contractor may undertake efforts to improve the performance of the Facility and may cause additional Performance Tests to be performed and re-performed in order to improve the performance results to reduce Contractor's liability for amounts payable as Performance Guarantee Payments with respect to the Facility. Contractor shall keep Owner's representative continuously apprised of the specific schedule, and changes therein, for the commencement and re-performance of Performance Tests or PPA Output Tests. Contractor, at its discretion, may prematurely terminate any Performance Test or PPA Output Tests in a manner consistent with Appendix D hereto, the Electrical Interconnection Requirements, the PPA Operating Requirements, Applicable Laws, Applicable Permits and Prudent Utility Practices. Prior to commencing any Performance Tests or PPA Output Tests hereunder, Owner and Contractor shall mutually and reasonably agree upon more detailed procedures and notice requirements regarding rescheduling or restarting any such tests, which procedures and notice requirements shall be subject to the approval of the Independent Engineer and the Utility.

                           6.2.1 Performance Test and PPA Output Test Criteria. Each Performance Test which is used in connection with achievement of Provisional Acceptance, Interim Acceptance and Final Acceptance shall consist of the operation of the Facility as a whole in accordance with the performance test terms and conditions set forth in Part A of Appendix D hereto while using Gas for fuel and, in connection with Final Acceptance only, while using Fuel Oil for fuel, in each case with such operation of the Facility to include the operation of each subsystem of the Facility with each other subsystem. Each PPA Output Test shall consist of the operation of the Facility or an individual Unit thereof, as the case may be, as a whole in accordance with the performance test terms and conditions set forth in Part B of Appendix D hereto while using Gas for fuel and while using Fuel Oil for fuel, as applicable, in each case with such operation of the

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         Facility or such Unit, as the case may be, to include the operation of each subsystem of the Facility or such Unit, as the case may be, with each other subsystem thereof.

                           6.2.2 Not used.

                           6.2.3 Notice of Performance Testing or PPA Output Tests. Contractor shall give Owner (i) Contractor's schedule for Performance Tests and PPA Output Tests and their projected commencement dates at least thirty (30) days prior thereto, and (ii) at least fourteen (14) days' written notice in advance of the date on which Contractor intends to commence such testing of the Facility under this Agreement. Within five (5) days of receipt of any such notice of testing, Owner shall either (a) instruct Contractor to proceed with such testing, or (b) instruct Contractor to delay such testing if Mechanical Completion has not been achieved by such date. Contractor shall not attempt to cause such testing to be performed if Owner gives notice to Contractor of any aspect of the Project which has not been completed by Contractor, the completion of which is required for the safe operation of all or any part of the Facility during a Performance Test or PPA Output Test in accordance with Applicable Laws, Applicable Permits, Prudent Utility Practices, the Instruction Manual, the Electrical Interconnection Requirements and the PPA Operating Requirements (to the extent applicable to such testing operations). If Owner delays such performance and output testing because of Owner's failure to perform any of its obligations under this Agreement or if the Utility is unable or unwilling to receive the net power output generated during the test in accordance with Prudent Utility Practices, then, to the extent that Contractor was reasonably delayed in the performance of the Services as a direct result thereof, the provisions of Section 5.9 hereof shall apply.

                           6.2.4 Disposition of Output. At all times when Contractor desires to conduct start-up, testing (including Performance Tests and PPA Output Tests), or other operations of any portion of the Facility in furtherance of Performance Tests or PPA Output Tests or repair and maintenance, Owner shall, subject to the terms and conditions of the Power Purchase Agreement, at no expense to Contractor, arrange for the

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         disposition of the Project's output of electricity (in accordance with the requirements set forth in Appendix A hereto) in such manner as Owner shall determine. All output of electricity from the Project and all proceeds from the sale thereof shall be the property of Owner.

                           6.2.5 Not Used.

                           6.2.6 Reconfiguration. After each Performance Test or PPA Output Test conducted or attempted hereunder, Contractor shall use its best efforts to leave the Project in, or return the Project to, the best operating control settings and configurations for the Project for those periods during which Contractor is not causing any Performance Tests or PPA Output Tests to be conducted.

                           6.2.7 Completed Performance Tests and Completed PPA Output Tests. By the report described in Section 6.3.1, 6.4.1, 6.5.1.1 or 6.6.2 hereof, Contractor may declare any Performance Test or any PPA Output Test completed in accordance with Section 6.2.1 above to be a Completed Performance Test or Completed PPA Output Test, respectively, if and only if during such tests the operation of the Facility complies with all Applicable Laws, Applicable Permits, the Electrical Interconnection Requirements, the PPA Operating Requirements (to the extent applicable to such testing operations) and the Guaranteed Emissions Limits; provided, however, that unless Owner in its sole discretion otherwise agrees in writing, the operation of the Facility shall not constitute a Completed Performance Test or Completed PPA Output Test, respectively, hereunder if such compliance with Applicable Laws, Applicable Permits and other required emission standards is based upon a temporary waiver or variance or other temporary grace period, rather than based on demonstrated compliance with all such Applicable Laws, Applicable Permits and other required emission standards that the Facility will have to be capable of complying with on a long term basis.

                  6.3 Provisional Acceptance. Provisional Acceptance shall be achieved hereunder with respect to the Facility, if the following conditions have been met:

                  (a) Contractor has caused a Completed Performance Test in accordance with Section 6.2 hereof to be

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         concluded in which the Facility, while operating on Gas, demonstrates during such Performance Test an average net electrical output and a net heat rate (each as measured and corrected to the design operating conditions, all in accordance with the procedures set forth in Appendix D hereto) of 95% (or higher) of the Gas-based Electrical Output Guarantee and 108% (or lower) of the Gas-based Heat Rate Guarantee (provided that each such level of achievement shall be calculated in the manner described in Sections 8.1.1 and 8.1.2 hereof, respectively); provided, however, that if any correction, repair or replacement work has been required to be made to the Facility pursuant to Article 10 hereof or if Contractor has made any modifications to the Facility, in either case since the date of such Completed Performance Test, which work or modifications could reasonably be expected to adversely affect the performance of the Facility, then Owner may require Contractor to conduct another Completed Performance Test on the Facility in accordance with Section 6.2 hereof, which Completed Performance Test shall be utilized for purposes of this Section 6.3(a);

                  (b) Contractor has caused a Completed PPA Output Test in accordance with Section 6.2 hereof to be concluded in which the Facility demonstrates (i) a level of achievement of 95% (or higher) of the Gas-based Electrical Output Guarantee, while operating on Gas (with such level of achievement to be calculated in the manner set forth in Part B of Appendix D hereto), and (ii) to the Utility's reasonable satisfaction, the other capabilities required to be so demonstrated pursuant to Part B of Appendix B hereto; and

                  (c) The Facility has achieved, and continues to satisfy the requirements for the achievement of, Mechanical Completion.

                           6.3.1 Notice and Report of Provisional Acceptance. When Contractor believes that it has achieved Provisional Acceptance of the Facility, it shall deliver to Owner a notice thereof (the "Notice of Provisional Acceptance"). The Notice of Provisional Acceptance shall contain a report of the results of the Performance Test and the PPA Output Test and a report of the Services completed, in each case in a form acceptable to Owner and with sufficient detail to

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         enable Owner to determine whether Provisional Acceptance of the
         Facility has been achieved.

                           6.3.2 Achievement of Provisional Acceptance. Owner shall inspect the Facility and all Services completed by Contractor with respect thereto, review the results of the Performance Test or the PPA Output Test and the reports submitted by Contractor and either (a) deliver to Contractor a certificate stating that the requirements under
         Section 6.3 hereof have been satisfied (the "Provisional Acceptance Certificate"), or (b) if reasonable cause exists for doing so, notify Contractor in writing that Provisional Acceptance of the Facility has not been achieved, stating the reasons therefor, provided Owner shall use all reasonable efforts to deliver such certificate or notice within five (5) days, but no later than ten (10) days, following receipt of the Notice of Provisional Acceptance.

                           6.3.2.1 Re-Submission. In the event Owner determines that Provisional Acceptance has not been achieved, Contractor shall promptly take such action or perform such additional Services as will achieve Provisional Acceptance and, if Contractor believes that Provisional Acceptance of the Facility has been achieved, shall issue to Owner another Notice of Provisional Acceptance pursuant to Section
         6.3.1 hereof. Unless Interim Acceptance or Final Acceptance of the Facility shall have previously occurred, such procedure shall be repeated as necessary until Provisional Acceptance of the Facility has been achieved; provided, however, that Owner shall respond to Contractor no later than three (3) days (or such shorter period as may be practicable with the Owner's use of all reasonable efforts) following receipt of any re-submitted Notice of Provisional Acceptance.

                           6.3.2.2 Date of Achievement. Except as set forth below in this Section 6.3.2.2, the date of achievement of Provisional Acceptance of the Facility shall be the date on which Owner delivers to Contractor the Provisional Acceptance Certificate corresponding to the actual achievement of Provisional Acceptance of the Facility pursuant to Section 6.3.2 hereof; provided, however, that solely for the purposes of calculating the Provisional Acceptance Late Completion Payments as set forth in Section 7.2 hereof, the date of

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         achievement of Provisional Acceptance shall be deemed to be the earlier of (i) the date of Provisional Acceptance as set forth above in this
         Section 6.3.2.2 and (ii) the date on which the Facility is deemed to have achieved its Commercial Operation Date under the Power Purchase Agreement.

                           6.3.3 Operation of the Facility. Upon the earliest to occur of Provisional Acceptance, Interim Acceptance and Final Acceptance of the Facility, Owner shall take possession and control of the Facility and shall thereafter be solely responsible for the operation and maintenance thereof, except as otherwise set forth herein. Prior to such possession and control by Owner, Contractor shall, in the course of performing any start-up, commissioning and testing activities, in consultation with Owner and its operating personnel, operate the Facility in a manner consistent with Applicable Laws, Applicable Permits, Prudent Utility Practices, the Electrical Interconnection Requirements, the PPA Operating Requirements (to the extent applicable to such start-up, commissioning and testing activities), the Instruction Manual, and the other requirements set forth in this Agreement.

                           6.3.4 Access Following Owner's Taking Possession and Control of the Facility.

                                    6.3.4.1 Access Following Owner's Taking
                  Possession and Control of the Facility. After Owner takes possession and control of the Facility pursuant to Section
                  6.3.3 hereof, Contractor (i) shall have reasonable access to the Facility and the reasonable cooperation of Owner so as to complete the Services (including without limitation making reasonable repair and replacement alternatives to minimize any Performance Guarantee Payments under Article 8 hereof if Final Acceptance of the Facility has not yet occurred) and to perform its obligations pursuant to Article 10 hereof, and
                  (ii) to the extent necessary to so complete the Services and perform its obligations under Article 10 hereof, shall have reasonable access to plant operating data and records. Contractor shall complete the Services and shall perform its obligations under Article 10 with minimal interference to operations of the Facility, and only to the extent necessary

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                  and consistent with Owner's rights and obligations under the
                  Power Purchase Agreement.

                                    6.3.4.2 No Interference With Operations.
                  Notwithstanding anything to the contrary in this Section 6.3.4, following the first to occur of Provisional Acceptance, Interim Acceptance and Final Acceptance of the Facility, Owner shall not be obligated hereunder to shutdown, reduce or otherwise interfere with its operation of the Facility as a direct or indirect result of allowing Contractor access pursuant to this Section 6.3.4. However, Owner will provide Contractor with reasonable advance notice of any extended scheduled outages of the Facility and the expected duration thereof.

                  6.4 Interim Acceptance. Interim Acceptance shall be achieved hereunder with respect to the Facility if the following conditions have been met (it being understood that Contractor may achieve Interim Acceptance one or more times, provided that on each successive demonstration (i) the level of achievement of the Gas-based Electrical Output Guarantee under the relevant Completed Performance Test is not less than the level of achievement thereof demonstrated at Provisional Acceptance or the immediately preceding Interim Acceptance, as the case may be, and (ii) the level of achievement of the Gas-based Heat Rate Guarantee under the relevant Completed Performance Test is not higher than the level of achievement thereof demonstrated at Provisional Acceptance or the immediately preceding Interim Acceptance, as the case may be):

                  (a) Contractor has caused a Completed Performance Test in accordance with Section 6.2 hereof to be concluded in which the Facility, while operating on Gas, demonstrates during such Performance Test an average net electrical output and a net heat rate (each as measured and corrected to the design operating conditions, all in accordance with the procedures set forth in Appendix D hereto) of 95% (or higher) of the Gas-based Electrical Output Guarantee (but in no event lower than the percentage of the Gas-based Electrical Output Guarantee demonstrated by the applicable Completed Performance Test and Completed PPA Output Test at Provisional Acceptance, if applicable) and 104% (or lower) of the Gas-based Heat Rate Guarantee (provided that each such level of achievement shall be

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         calculated in the manner described in Sections 8.1.1 and 8.1.2 hereof, respectively); provided, however, that if any correction, repair or replacement work has been required to be made to the Facility pursuant to Article 10 hereof or pursuant to the Maintenance Agreement or if Contractor has made any modifications to the Facility, in either case since the date of such Completed Performance Test, which work or modifications could reasonably be expected to adversely affect the performance of the Facility, then Owner may require Contractor to conduct another Completed Performance Test on the Facility in accordance with Section 6.2 hereof, which Completed Performance Test shall be utilized for purposes of this Section 6.4(a);

                  (b) In the event that neither Provisional Acceptance nor Interim Acceptance of the Facility has theretofore occurred hereunder, Contractor has caused a Completed PPA Output Test in accordance with
         Section 6.2 hereof to be concluded in which the Facility demonstrates
         (i) a level of achievement of 95% (or higher) of the Gas-based Electrical Output Guarantee, while operating on Gas (with such level of achievement to be calculated in the manner set forth in Part B of Appendix D hereto), and (ii) to the Utility's reasonable satisfaction, the other capabilities required to be so demonstrated pursuant to Part B of Appendix B hereto;

                  (c) The Facility has achieved, and continues to satisfy the requirements for the achievement of, Mechanical Completion; and

                  (d) Contractor has completed performance of the Services except for (i) Punch List items and (ii) Services that are required by the terms of this Agreement to be completed after the achievement of Interim Acceptance.

                           6.4.1 Notice and Report of Interim Acceptance. When Contractor believes that it has achieved Interim Acceptance of the Facility, it shall deliver to Owner a notice thereof (the "Notice of Interim Acceptance"). The Notice of Interim Acceptance shall contain a report of the results of the Performance Test and, if applicable, PPA Output Test and a report of the Services completed, in each case in a form acceptable to Owner and with sufficient detail

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         to enable Owner to determine whether Interim Acceptance of the Facility has been achieved.

                           6.4.2 Achievement of Interim Acceptance. Owner shall, within ten (10) days (or such shorter periods as may be practicable with the Owner's use of all reasonable efforts) following receipt of the Notice of Interim Acceptance, inspect the Facility and all Services completed by Contractor with respect thereto, review the results of the Performance Test and, if applicable, PPA Output Test and the reports submitted by Contractor and either (a) deliver to Contractor a certificate stating that the requirements under Section 6.4 hereof have been satisfied (the "Interim Acceptance Certificate"), or (b) if reasonable cause exists for doing so, notify Contractor in writing that Interim Acceptance of the Facility has not been achieved, stating the reasons therefor.

                                    6.4.2.1 Re-Submission. In the event Owner
                  determines that Interim Acceptance has not been achieved, Contractor shall promptly take such action or perform such additional Services as will achieve Interim Acceptance and, if Contractor believes that Interim Acceptance of the Facility has been achieved, shall issue to Owner another Notice of Interim Acceptance pursuant to Section 6.4.1 hereof. Unless Final Acceptance of the Facility shall have previously occurred, such procedure shall be repeated as necessary until Interim Acceptance of the Facility has been achieved; provided, however, that Owner shall respond to Contractor no later than three (3) days (or such shorter period as may be practicable with the Owner's use of all reasonable efforts) following receipt of any re-submitted Notice of Interim Acceptance.

                                    6.4.2.2 Date of Achievement. For all
                  purposes of this Agreement, the date of achievement of Interim Acceptance of the Facility shall be the date on which Owner delivers to Contractor the Interim Acceptance Certificate corresponding to the actual achievement of Interim Acceptance of the Facility pursuant to Section 6.4.2.

                  6.5 Final Acceptance. Final Acceptance of the Facility may be achieved hereunder only pursuant to any of Sections 6.5.1, 6.5.2, 6.5.3 or 6.5.4:

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                           6.5.1 Demonstration of Final Acceptance. Final
         Acceptance of the Facility shall be achieved hereunder if the following conditions have been met:

                           (a) Contractor has caused a Completed Performance
                  Test in accordance with Section 6.2 hereof to be concluded in which the Facility, while operating separately on Gas and on Fuel Oil, demonstrates during such Performance Test an average net electrical output and a net heat rate (each as measured and corrected to the design operating conditions, all in accordance with the procedures set forth in Appendix D hereto) of 100% (or higher) of each of the corresponding Gas-based and Fuel Oil-based Electrical Output Guarantees and 100% (or lower) of each of the corresponding Gas-based and Fuel Oil-based Heat Rate Guarantees (provided that each such level of achievement shall be calculated in the manner described in Sections 8.1.1 and 8.1.2 hereof, respectively); provided, however, that (i) if any correction, repair or replacement work has been required to be made to the Facility pursuant to
                  Article 10 hereof or pursuant to the Maintenance Agreement or if Contractor has made any modifications to the Facility, in either case since the date of such Completed Performance Test which work or modifications could reasonably be expected to adversely affect the performance of the Facility, or (ii) if such Completed Performance Test was based upon a temporary waiver or variance or other temporary grace period with Owner's agreement in accordance with the proviso to Section
                  6.2.7 hereof, then Owner may require Contractor to conduct another Completed Performance Test of the Facility in accordance with Section 6.2 hereof, which Completed Performance Test shall be utilized for purposes of this
                  Section 6.5.1(a);

                           (b) In the event that neither Provisional Acceptance
                  nor Interim Acceptance of the Facility shall have theretofore occurred hereunder or in the event that Owner shall have requested that a new Completed PPA Output Test be conducted in connection with Final Acceptance of the Facility, Contractor has caused a Completed PPA Output Test in accordance with
                  Section 6.2 hereof to be concluded in which the Facility demonstrates (i) a

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                  level of achievement of 100% (or higher) of the Gas-based
                  Electrical Output Guarantee, while operating on Gas (with such level of achievement to be calculated in the manner set forth in Part B of Appendix D hereto), and (ii) to the Utility's reasonable satisfaction, the other capabilities required to be so demonstrated pursuant to Part B of Appendix B hereto;

                           (c) the Facility has achieved, and continues to
                  satisfy the requirements for the achievement of, Mechanical Completion;

                           (d) the Reliability Guarantee has been achieved
                  pursuant to Section 6.6 hereof; and

                           (e) Contractor has completed performance of the
                  Services except for (i) Punch List items and (ii) Services that are required by the terms of this Agreement to be completed after the achievement of Final Acceptance (such as Contractor's warranty obligations under Article 10 hereof).

                                    6.5.1.1 Notice and Report of Final
                  Acceptance. When Contractor believes that it has achieved Final Acceptance of the Facility, it shall deliver to Owner a notice thereof (the "Notice of Final Acceptance"). The Notice of Final Acceptance shall contain a report of the results of the Performance Test and the PPA Output Test and a report of the Services completed, in each case in a form acceptable to Owner and with sufficient detail to enable Owner to determine whether Final Acceptance of the Facility has been achieved.

                                    6.5.1.2 Achievement of Final Acceptance.
                  Owner shall inspect the Facility and all Services performed hereunder with respect thereto, review the results of the Performance Test and PPA Output Test and the reports submitted by Contractor and either (a) deliver to Contractor a certificate stating that the requirements under Section 6.5.1 have been satisfied (the "Final Acceptance Certificate") or
                  (b) if reasonable cause exists for doing so, notify Contractor in writing that Final Acceptance has not been

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                  achieved, stating the reasons therefor, provided Owner shall use all reasonable efforts to deliver such certificate or notice within five (5) days, but no later than ten (10) days, following receipt of the Notice of Final Acceptance.

                                    6.5.1.2.1 Re-Submission. In the event that
                  Owner determines that Final Acceptance has not been achieved, Contractor shall promptly take such action or perform such additional Services as will achieve Final Acceptance and shall issue to Owner another Notice of Final Acceptance pursuant to
                  Section 6.5.1.1 hereof. Such procedure shall be repeated as necessary until Final Acceptance has been achieved or deemed to have occurred, provided, however, that Owner shall respond to Contractor no later than three (3) days (or such shorter period as may be practicable with the Owner's use of all reasonable efforts) following receipt of any re-submitted Notice Final Acceptance.

                                    6.5.1.2.2 Date of Achievement. For all
                  purposes of this Agreement: (i) if neither Provisional Acceptance nor Interim Acceptance of the Facility has theretofore occurred hereunder, the date of achievement of Final Acceptance shall be deemed to be the date on which Owner delivers to Contractor the Final Acceptance Certificate corresponding to the actual achievement of Final Performance Acceptance pursuant to this Section 6.5.1.2; provided, however, that solely for purposes of calculating the Provisional Acceptance Late Completion Payments as set forth in Section 7.2 hereof, the date of achievement of Final Acceptance shall be deemed to be the earlier of (A) the date of Final Acceptance as set forth above in this clause (i) and
                  (B) the date on which the Facility is deemed to have achieved its Commercial Operation Date under the Power Purchase Agreement (provided that such date shall in no event be earlier than the date on which Contractor delivers to Owner pursuant to Section 6.5.1.1 hereof the Notice of Final Acceptance corresponding thereto); and (ii) if Provisional Acceptance or Interim Acceptance of the Facility has theretofore occurred hereunder, the date of achievement of Final Performance Acceptance shall

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                  be deemed to be the later of (A) the date on which Provisional
                  Acceptance or Interim Acceptance of the Facility occurred hereunder and (B) the date on which Contractor delivers to Owner pursuant to Section 6.5.1.1 hereof the Notice of Final Acceptance corresponding to the actual achievement of Final Acceptance pursuant to this Section 6.5.1.2.

                           6.5.2 Owner's Election of Final Acceptance. At any time, by giving notice to Contractor, Owner in its sole discretion may elect to effect Final Acceptance, in which case Final Acceptance shall be deemed effective as of the date of such notice, and Contractor shall have no liability to Owner for any amounts thereafter arising as Performance Guarantee Payments for failure of the Facility to achieve any or all of the Performance Guarantees applicable thereto (it being understood that in such event Contractor shall not be liable to owner for any Performance Guarantee payments hereunder other than any Interim Period rebates that arose under Sections 8.1.1.2 or 8.1.2.2 hereof prior to such election by Owner).

                           6.5.3 Contractor's Election of Final Acceptance. (a) At any time after Provisional Acceptance or Interim Acceptance of the Facility has been achieved, Contractor may, after exhausting all reasonable repair and replacement alternatives in order to achieve the applicable Performance Guarantees for Final Acceptance, and provided that the Reliability Guarantee shall have been achieved pursuant to
         Section 6.6 hereof, give to Owner six days' (but not more than fifteen
         (15) days') notice of its intention to elect to declare Final Acceptance. In such event, provided that (1) the most recent Completed Performance Test included operation of the Facility on Fuel Oil demonstrating a level of achievement of 95% (or higher) of the Fuel Oil-based Electrical Output Guarantee and 108% (or lower) of the Fuel Oil-based Heat Rate Guarantee in accordance with the performance test procedures set forth in Appendix D hereto and (2) Contractor has not been required to perform any correction, repair or replacement work to the Facility pursuant to Article 10 hereof or pursuant to the Maintenance Agreement and has not made any modifications to the Facility, in either case since the date of its most recent Completed Performance Test,

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         which work or modifications could reasonably be expected to adversely affect the performance of the Facility, and (3) the most recent Completed Performance Test was not based upon a temporary waiver or variance or other temporary grace period under Section 6.2.7 hereof, Contractor may elect to use the results of such Completed Performance Test for the purpose of determining the Facility's level of achievement of the Performance Guarantees. If (i) Contractor does not so elect or
         (ii) the most recent Completed Performance Test did not include such demonstration of the Fuel Oil-based Performance Guarantees or (iii) any such corrections, repairs, replacements or modifications have been made to the Facility by Contractor after the date of the most recent Completed Performance Test or (iv) the most recent Completed Performance Test was based upon a temporary waiver or variance or other temporary grace period with Owner's agreement in accordance with the proviso to Section 6.2.7 hereof and, with respect to clause (ii) or
         (iii) or (iv), Owner requests that Contractor conduct another Completed Performance Test, then Contractor shall conduct a final Completed Performance Test on the Facility in accordance with Section 6.2 hereof that demonstrates a level of achievement of 95% (or higher) of each of the corresponding Gas-based and Fuel Oil-based Electrical Output Guarantees and 108% (or lower) of each of the corresponding Gas-based and Fuel Oil-based Heat Rate Guarantees in accordance with the performance test procedures set forth in Appendix D hereto. Contractor will be obligated to pay all Performance Guarantee Payments as determined by the final or most recent Completed Performance Test, as applicable, pursuant to Article 8 hereof, which payment shall be a condition precedent to the effectiveness of Contractor's election of Final Acceptance under this Section 6.5.3; provided, that this Section
         6.5.3 in no way detracts from or limits any of Contractor's obligations hereunder to comply and cause the Project to comply with all Applicable Laws, all Applicable Permits, the Electrical Interconnection Requirements, the PPA Operating Requirements and the Guaranteed Emissions Limits, to pay any Provisional Acceptance Late Completion Payments required hereunder and to perform its other obligations hereunder following Final Acceptance (including without limitation its obligation to achieve Project Completion).

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                           (b) In the event Contractor elects to declare Final
         Acceptance under this Section 6.5.3, Final Acceptance shall be deemed effective as of the last to occur of (i) the date of Owner's receipt of the declaration and report of the final Completed Performance Test, or, as applicable, the most recent Completed Performance Test, referred to in this Section 6.5.3, (ii) the date of Owner's receipt of the declaration and report of any additional Completed PPA Output Test required by Owner in connection with Final Acceptance pursuant to
         Section 6.5.1(b) hereof, and (iii) the effective date of the achievement of the Reliability Guarantee pursuant to Section 6.6.4 hereof.

                           6.5.4 Deemed Final Acceptance. (a) In the event that on or before the Guaranteed Final Acceptance Date (i) the Facility has achieved either Provisional Acceptance or Interim Acceptance, (ii) the most recent Completed Performance Test included operation of the Facility on Fuel Oil demonstrating a level of achievement of 95% (or higher) of the Fuel Oil-based Electrical Output Guarantee and 108% (or lower) of the Fuel Oil-based Heat Rate Guarantee in accordance with the performance test procedures set forth in Appendix D hereto, (iii) the most recent Completed Performance Test was not based upon a temporary waiver or variance or other temporary grace period under Section 6.2.7 hereof and (iv) the Reliability Guarantee has been achieved, then Final Acceptance of the Facility shall be deemed to occur hereunder on the Guaranteed Final Acceptance Date; and (b) in the event that (i) on or before the Guaranteed Final Acceptance Date the Facility has achieved at least Provisional Acceptance or Interim Acceptance and has achieved all other requirements for Final Acceptance (including, without limitation, the achievement of 95% (or higher) of the Fuel Oil-based Electrical Output Guarantee and 108% (or lower) of the Fuel Oil-based Heat Rate Guarantee pursuant to a Completed Performance Test that was not based upon a temporary waiver or variance or other temporary grace period under Section 6.2.7 hereof) except for the Reliability Guarantee, and (ii) within ninety (90) days after the Guaranteed Final Acceptance Date the Reliability Guarantee has been achieved and all other requirements for Final Acceptance continue to be satisfied at such time, then Final Acceptance of the Facility shall be deemed to occur hereunder on the date on which the Reliability Guarantee is achieved;

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         provided, that this Section 6.5.4 in no way detracts from or limits any of Contractor's obligations hereunder to comply, and to cause the Project to comply, with all Applicable Laws, all Applicable Permits, the Electrical Interconnection Requirements, the PPA Operating Requirements and the Guaranteed Emissions Limits, to pay any Provisional Acceptance Late Completion Payments and Performance Guarantee Payments required hereunder and to perform its other obligations hereunder following such deemed Final Acceptance (including without limitation its obligation to achieve Project Completion). In the event that Final Acceptance is deemed to have occurred pursuant to this Section 6.5.4, except as may be otherwise provided pursuant to the following sentence, the most recent Completed Performance Test of the Facility performed before the date of such deemed achievement shall be used for the purpose of determining the extent to which the Facility achieved the applicable Performance Guarantees pursuant to Article 8 hereof, and Contractor will be obligated to pay all Performance Guarantee Payments as determined by such Completed Performance Test, which payment shall be a condition precedent to the deemed achievement of Final Acceptance under this Section 6.5.4. If Contractor has been required to perform any correction, repair or replacement work to the Facility pursuant to Article 10 hereof or pursuant to the Maintenance Agreement or has made any modifications to the Facility after the date of such most recent Completed Performance Test, which work or modifications could reasonably be expected to adversely affect the performance of the Facility, then Owner may require Contractor to conduct another Completed Performance Test of the Facility in accordance with Section 6.2 hereof, which Completed Performance Test shall be used for the purpose of determining the extent to which the Facility achieved the applicable Performance Guarantees pursuant to
         Section 8.1 hereof.

                  6.6 Reliability Run. Contractor guarantees that, in no event later than the occurrence of Final Acceptance of the Facility hereunder, the Facility shall have successfully completed the Reliability Run (the "Reliability Guarantee"). Contractor recognizes and acknowledges that in operating the Facility during the Reliability Run Owner will operate the Facility in accordance with the Power Purchase Agreement.

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                           6.6.1 Reliability Guarantee. The Reliability
         Guarantee shall have been achieved hereunder if and only if the Facility demonstrates an Average Equivalent Availability of not less than ninety-two percent (92%) while operating over a period of [*] in accordance with Applicable Laws, Applicable Permits, the Electrical Interconnection Requirements, the PPA Operating Requirements, the Guaranteed Emissions Limits, the Instruction Manual and the Power Purchase Agreement, with Contractor electing which period of forty-five
         (45) consecutive days should comprise the Reliability Run.

                           6.6.2 Notice and Report of Reliability Guarantee Achievements. When Contractor believes that it has achieved the Reliability Guarantee, it shall deliver to Owner a written notice thereof (the "Notice of Reliability Guarantee Achievement"). The Notice of Reliability Guarantee Achievement shall contain a report of the results of the Reliability Run in a form acceptable to Owner and with sufficient detail to enable Owner to determine whether the Reliability Guarantee has been achieved.

                           6.6.3 Achievement of the Reliability Guarantee. Owner shall, within fifteen (15) days following receipt of the Notice of Reliability Guarantee Achievement, review the results of the Reliability Run and either (a) deliver to Contractor a certificate stating that the requirements in Section 6.6.1 hereof have been satisfied (the "Reliability Certificate"), or (b) if reasonable cause exists for doing so, notify Contractor in writing that the Reliability Guarantee has not been achieved, stating in detail the reasons therefor. In the event that the Reliability Guarantee has not been achieved as so determined by Owner, Contractor shall consult with Owner as to the reasons for such failure and thereafter shall take such action or perform such additional Services as will allow the Reliability Run to be re-run as promptly as is practicable. Such procedure shall be repeated as necessary until the Reliability Guarantee has been achieved.

                           6.6.4 Date of Achievement. For all purposes of this Agreement, the date of achievement for the Reliability Guarantee shall be deemed to be the date on

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         which Contractor delivers to Owner the Notice of Reliability Guarantee
         Achievement relating to the Reliability Run that Owner subsequently delivered the Reliability Certificate pursuant to Section 6.6.3 hereof.

                  6.7 Project Completion. Project Completion shall be achieved hereunder if and only if:

                  (a) Final Acceptance of the Facility shall have occurred, and the Performance Guarantees with respect to the Facility shall have been achieved (or in lieu of achievement of the Performance Guarantees, applicable rebates under Article 8 shall have been paid, or Owner shall have elected Final Acceptance under Section 6.5.2 hereof);

                  (b) The Reliability Guarantee shall have been achieved;

                  (c) Contractor shall have demonstrated during the Completed Performance Test that the operation of the Facility does not exceed the Guaranteed Emissions Limits;

                  (d) The requirements for achieving Mechanical Completion of the Facility shall continue to be met;

                  (e) The Punch List items shall have been completed in accordance with this Agreement; and

                  (f) Contractor shall have performed all of the Services, other than those Services (such as Contractor's warranty obligations under Article 10 hereof) which by their nature are intended to be performed after Project Completion.

                           6.7.1 Notice and Report of Project Completion. When Contractor believes that it has achieved Project Completion, it shall deliver to Owner a written notice thereof (the "Notice of Project Completion"). The Notice of Project Completion shall contain a report in a form acceptable to Owner and with sufficient detail to enable Owner to determine the achievement by Contractor of the Punch List items and such other information as Owner may require to determine whether Project Completion has been achieved.

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                           6.7.2 Achievement of Project Completion. Owner shall,
         within fifteen (15) days following receipt of the Notice of Project Completion, inspect all work, review the report submitted by Contractor and either (a) deliver to Contractor a certificate stating that the requirements under clauses (a) through (f) of Section 6.7 have been satisfied (the "Project Completion Certificate") or (b) if reasonable cause exists for doing so, notify Contractor in writing that Project Completion has not been achieved, stating the reasons therefor. In the event that Project Completion has not been achieved as so determined by Owner, Contractor shall promptly take such action or perform such additional work as will achieve Project Completion and shall issue to Owner another Notice of Project Completion pursuant to Section 6.7.1 hereof. Such procedure shall be repeated as necessary until Project Completion is achieved. For all purposes of this Agreement, the date of achievement of Project Completion shall be the date on which Owner delivers to Contractor the Project Completion Certificate corresponding to the actual achievement of Project Completion pursuant to this
         Section 6.7.2.

                           6.7.3 Project Completion Deadline. Contractor shall be obligated hereunder to achieve Project Completion within one hundred eighty (180) days after Final Acceptance of the Facility (the "Project Completion Deadline"). If Contractor does not achieve Project Completion on or before the Project Completion Deadline or if Owner determines that Contractor is not proceeding with all due diligence to complete the Services in order to achieve Project Completion by such deadline, Owner may retain another contractor to complete such work at Contractor's expense.

                                    ARTICLE 7
                                Completion Dates

                  7.1 Guaranteed Completion Dates. Contractor guarantees that
(i) at least one of Provisional Acceptance, Interim Acceptance or Final Acceptance of the Facility shall be achieved on or before the Guaranteed Provisional Acceptance Date; and (ii) Final Acceptance of the Facility shall be achieved on or before the Guaranteed Final Acceptance Date.

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                  7.2 Guaranteed Completion Date Price Rebates. If none of
Provisional Acceptance, Interim Acceptance and Final Acceptance of the Facility occurs on or before the Guaranteed Provisional Acceptance Date, Contractor hereby agrees to pay to Owner, as a rebate and not a penalty and as part of the consideration for awarding the contract, as follows (subject in each case to the terms and provisions of clause (c) below, if and to the extent applicable):

                  (a) for each calendar day by which the first to occur of Provisional Acceptance, Interim Acceptance and Final Acceptance of the Facility is later than the Guaranteed Provisional Acceptance Date, an amount equal to one hundred ten thousand dollars ($110,000) per day (the "Provisional Acceptance Late Completion Payments");

                  (b) notwithstanding anything to the contrary in subsection (a) of this Section 7.2, the aggregate of the Provisional Acceptance Late Completion Payments required to be made by Contractor pursuant to this
         Section 7.2 shall be equal to the lesser of: (i) the aggregate of the Provisional Acceptance Late Completion Payments due pursuant to the terms of subsection (a) of this Section 7.2; and (ii) the Delay LD SubCap set forth in Section 9.1 hereof.

                           7.2.1 Plan to Achieve Provisional, Interim and Final Acceptance. If none of Provisional Acceptance, Interim Acceptance and Final Acceptance of the Facility occurs on or before the date that is forty (40) days after the Guaranteed Provisional Acceptance Date, Contractor shall, on such date, submit for approval by Owner and the Independent Engineer a Plan to accelerate the performance of the Services as necessary in order to achieve (i) at least one of Provisional Acceptance, Interim Acceptance and Final Acceptance of the Facility by the date that is twelve (12) months after the Guaranteed Provisional Acceptance Date and (ii) Final Acceptance of the Facility by the Guaranteed Final Acceptance Date. Upon receipt of such a Plan, Owner and the Independent Engineer shall promptly review the Plan and provide Contractor with written approval or disapproval of the Plan, such approval not to be unreasonably withheld. If the Plan is not approved by Owner and the Independent Engineer, Contractor shall revise the Plan and resubmit a revised Plan for approval by Owner and the Independent

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         Engineer. This procedure shall be repeated until (a) Provisional
         Acceptance, Interim Acceptance or Final Acceptance of the Facility is achieved or (b) a Plan relating to the Facility is approved by Owner and the Independent Engineer. For the avoidance of doubt, all costs and expenses that arise in connection with the development and performance of any such Plan, including without limitation any overtime or other acceleration costs and expenses, shall be solely the responsibility of the Contractor, and Owner shall have no responsibility or liability with respect thereto.

                  7.3 Not used.

                  7.4 Rebates Reasonable; Payment of Rebates; Exclusive Remedy.

                           7.4.1 Rebates Reasonable. Owner and Contractor hereby acknowledge and agree that the terms, conditions and amounts fixed pursuant to Section 7.2 for Provisional Acceptance Late Completion Payments are reasonable, considering the reduction in value of the Project and the increased costs that it is anticipated Owner will incur in the event of Contractor's failure to achieve at least one of Provisional Acceptance, Interim Acceptance or Final Acceptance of the Facility by the Guaranteed Provisional Acceptance Date. The amounts of these rebates are agreed upon and fixed hereunder by the Parties because of the difficulty of ascertaining on the date hereof the exact amount of reduction in value of the Project and increased costs that will be actually incurred by Owner in such event, and the Parties hereby agree that the rebate amounts specified herein shall be applicable regardless of the amount of such reduction in value actually occurring and such increased costs actually incurred by Owner. The payment of any such rebates hereunder shall not affect Owner's rights under Articles 15 and 16 hereof or Owner's rights to receive price rebates pursuant to Article 8 hereof.

                           7.4.2 Payment of Rebates. Contractor shall pay the rebates required under Section 7.2 hereof monthly in arrears on the tenth day of each month, with the last such payment to occur within ten days of the determination that the first to occur of Provisional Acceptance, Interim Acceptance or Final Acceptance of the Facility has been achieved.

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                           7.4.3 EXCLUSIVE REMEDY. IT IS UNDERSTOOD AND AGREED
         THAT THE PROVISIONAL ACCEPTANCE LATE COMPLETION PAYMENTS CONSTITUTE LIQUIDATED DAMAGES FOR DELAY, AND THAT THE OBLIGATION TO PAY THESE LIQUIDATED DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF OWNER AGAINST CONTRACTOR AND THE SOLE AND EXCLUSIVE LIABILITY OF CONTRACTOR TO OWNER FOR CONTRACTOR'S FAILURE TO ACHIEVE AT LEAST ONE OF PROVISIONAL ACCEPTANCE, INTERIM ACCEPTANCE OR FINAL ACCEPTANCE OF THE FACILITY ON OR BEFORE THE GUARANTEED PROVISIONAL ACCEPTANCE DATE, AND CONTRACTOR SHALL NOT BE LIABLE FOR ANY OTHER OR FURTHER LIABILITY IN RESPECT OF SUCH DELAY ONCE PAYMENT OF THE LIQUIDATED DAMAGES HAS BEEN MADE OR CONTRACTOR'S LIABILITY REACHES THE LIMITS SET FORTH IN ARTICLE 9 HEREOF, WHETHER BASED IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE; PROVIDED, HOWEVER, THAT SUCH LIQUIDATED DAMAGES SHALL NOT IN ANY WAY DETRACT FROM OR LIMIT OWNER'S REMEDIES OR CONTRACTOR'S LIABILITIES IN CONNECTION WITH ANY DEFAULT BY CONTRACTOR UNDER SECTION 16.1 HEREOF (INCLUDING WITHOUT LIMITATION SECTION 16.1(g), (j) OR (k) HEREOF). NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 7.4.3 IN ANY WAY DETRACTS FROM OR LIMITS ANY OF CONTRACTOR'S OBLIGATIONS AND LIABILITIES HEREUNDER OTHER THAN WITH RESPECT TO ANY SUCH DELAY, INCLUDING WITHOUT LIMITATION (A) CONTRACTOR'S OBLIGATION TO PHYSICALLY COMPLETE THE PROJECT FOR THE COMPENSATION PROVIDED UNDER THIS AGREEMENT, (B) CONTRACTOR'S OBLIGATION TO ACHIEVE FINAL ACCEPTANCE OF THE FACILITY AND PROJECT COMPLETION AND TO CAUSE THE PROJECT TO COMPLY WITH ALL APPLICABLE LAWS, ALL APPLICABLE PERMITS, THE ELECTRICAL INTERCONNECTION REQUIREMENTS, THE PPA OPERATING REQUIREMENTS AND THE GUARANTEED EMISSIONS LIMITS, (C) CONTRACTOR'S LIABILITY FOR WILLFUL BREACH OF ITS OBLIGATIONS HEREUNDER AND (D) CONTRACTOR'S OBLIGATIONS UNDER ARTICLES 8, 10 AND 13 HEREOF.

                  7.5 Early Completion Bonus. If the first to occur of Provisional Acceptance, Interim Acceptance and Final Acceptance of the Facility occurs prior to the Guaranteed Provisional Acceptance Date (such date, the "Early Completion Bonus Trigger Date"), Owner hereby agrees to pay to Contractor, subject to Section 8.3(b) hereof, an amount equal to fifty thousand dollars ($50,000) per day (the "Early Completion Bonus") for each day by which the first to occur of Provisional Acceptance, Interim Acceptance and Final Acceptance precedes the Early Completion Bonus

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Trigger Date; provided, however, that the aggregate amount of any Early
Completion Bonus hereunder shall in no event exceed three million dollars ($3,000,000). Any Early Completion Bonus due to Contractor hereunder shall be payable to Contractor in accordance with Section 8.3(b) hereof.

                  7.6 Achievement of Construction Progress Milestones. Contractor guarantees that each Construction Progress Milestone shall be achieved on or before the corresponding Construction Progress Milestone Date.

                           7.6.1 Evidence of Achievement. At Owner's request, Contractor shall be obligated to demonstrate, in a manner reasonably satisfactory to Owner and Independent Engineer, that each Construction Progress Milestone has been achieved on or prior to the applicable Construction Progress Milestone Date and in accordance with the terms and conditions of this Agreement.

                           7.6.2 Plan to Achieve Construction Progress
         Milestones. If any Construction Progress Milestone has not been achieved on or before the corresponding Construction Progress Milestone Date, Contractor shall promptly prepare and submit to Owner and Independent Engineer, within thirty (30) days of such Construction Progress Milestone Date, a Plan to accelerate the performance of the Services that reasonably demonstrates that Contractor will achieve (i) at least one of Provisional Acceptance, Interim Acceptance or Final Acceptance of the Facility by the date that is twelve (12) months after the Guaranteed Provisional Acceptance Date, and (ii) Final Acceptance of the Facility by the Guaranteed Final Acceptance Date. (For the avoidance of doubt, all costs and expenses that arise in connection with the development and performance of any such Plan, including without limitation any overtime or other acceleration costs and expenses, shall be solely the responsibility of Contractor, and Owner shall have no responsibility or liability with respect thereto). Upon receipt of such a Plan, Owner or Independent Engineer shall promptly review the Plan and provide Contractor, within ten (10) days of their receipt of such Plan, with written notice of either (a) their acceptance of the Plan, which acceptance will not be unreasonably withheld (in which event such accepted Plan shall constitute an "Approved

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         Plan") or (b) proposed revisions to or perceived deficiencies with the
         Plan. Upon receipt of any such notice from Owner or Independent Engineer under clause (b) of the preceding sentence, Contractor shall promptly take one of the following actions: (1) revise the Plan in accordance with the comments received from Owner and Independent Engineer pursuant to said clause (b) or in accordance with such other changes as Constractor reasonably determines are appropriate, and submit the revised Plan to Owner and Independent Engineer (whereupon the procedure set forth in the preceding sentence will be repeated); or
         (2) if Contractor in good faith believes that its Plan as proposed reasonably demonstrates that the requirements of clauses (i) and (ii) will be achieved, submit the issue for dispute resolution pursuant to
         Article 21 hereof (in which event if the final decision thereunder finds that the Contractor's proposed Plan does reasonably demonstrate the likelihood of such achievements, such Plan shall constitute an Approved Plan). In the event that (A) such a dispute on a Plan is submitted to dispute resolution pursuant to clause (2) above and a final resolution thereof is not obtained thereunder by the date that is sixty (60) days after the missed Construction Progress Milestone Date, or (B) an Approved Plan is otherwise not obtained pursuant to the review and resubmittal procedure set forth above by the date that is sixty (60) days after the missed Construction Progress Milestone Date, then either (x) Contractor shall thereafter proceed to perform the Services in accordance with the Plan as revised in accordance with the most recent comments submitted by Owner and Independent Engineer pursuant to clause (b) above (provided that if a final decision subsequently received under clause (2) above finds that Contractor's proposed Plan should have been accepted by Owner as an Approved Plan, Contractor shall be entitled hereunder to a Scope Change to reflect the additional costs incurred by Contractor solely as a result of proceeding in accordance with provisions of this clause (x) instead of its proposed Plan), or (y) Contractor shall be in default hereunder pursuant to Section 16.1(k) hereof.

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                                    ARTICLE 8
                           Price Rebate for Failure to
                           Meet Performance Guarantees

                  8.1 Performance Guarantees. Contractor guarantees that (i) the Facility will be capable of achieving all the applicable performance specifications referred to in this Section 8.1 during a Completed Performance Test at the earlier to occur of Provisional Acceptance or Interim Acceptance of the Facility, and (ii) the Facility will be capable of achieving all the applicable performance specifications referred to in this Section 8.1 during a Completed Performance Test at Final Acceptance of the Facility (the "Performance Guarantees"). For the avoidance of doubt and without in any way affecting the Contractor's other Performance Guarantees hereunder (including, without limitation, the achievement of the Gas-based Electrical Output Guarantee and the Gas-based Heat Rate Guarantee set forth in the Warranty Data Sheet attached as Appendix R hereto), the parties hereby acknowledge and agree that the Contractor does not guarantee that the Fuel Oil-based Electrical Output Guarantee and the Fuel Oil-based Heat Rate Guarantee set forth in the Warranty Data Sheet attached as Appendix R hereto will be achieved at the earlier to occur of Provisional Acceptance or Interim Acceptance of the Facility, but the Contractor does guarantee that such Fuel Oil-based Performance Guarantees will be achieved at Final Acceptance of the Facility. The respective guaranteed values referenced below are based upon the design operating conditions and other conditions set forth in Appendix D and R hereto. Contractor agrees to make all reasonable repair and replacement alternatives in order that the Facility will attain the Performance Guarantees. Contractor agrees that, if (i) the Facility fails to achieve the Gas-based Heat Rate Guarantee during the period, if any, commencing with the earlier to occur of Provisional Acceptance and Interim Acceptance of the Facility and continuing until Final Acceptance of the Facility, (ii) the Facility fails to achieve the Gas-based Electrical Output Guarantee during the period, if any, commencing with the earlier to occur of Provisional Acceptance and Interim Acceptance and continuing until Final Acceptance of the Facility, or
(iii) the Facility fails to achieve any of the applicable Gas-based and Fuel Oil-based Performance Guarantees at Final Acceptance of the Facility, as the case may be, Contractor shall pay Owner as rebates and not as penalties the amounts calculated in accordance with the

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terms set forth in Sections 8.1.1 and 8.1.2 hereof (the "Performance Guarantee
Payments").

                                    8.1.1 Electrical Output Guarantees, Rebates
                  and Bonus.

                                    8.1.1.1 Electrical Output Guarantees.
                  Contractor guarantees to Owner that, with respect to the Completed Performance Test used pursuant to Section 6.2 hereof to determine the level of achievement of the Performance Guarantees at Final Acceptance, and if Provisional Acceptance or Interim Acceptance occurs prior to Final Acceptance, at the earlier to occur of Provisional Acceptance or Interim Acceptance, the average net electrical output of the Facility during such Completed Performance Test (as such average net electrical output is measured and corrected to the design operating conditions, all in accordance with the procedures set forth in Appendix D hereto) will be greater than or equal to the applicable electrical output guarantee as set forth in the Warranty Data Sheet attached as Appendix R hereto (the "Electrical Output Guarantees"); provided, however, that if
                  (i) Contractor is required hereunder to also have conducted a Completed PPA Output Test as a condition to achieving the same Provisional Acceptance, Interim Acceptance or Final Acceptance that such Completed Performance Test was conducted in connection with and (ii) the average net electrical output of the Facility is different for such two tests, then notwithstanding anything herein to the contrary the lower average output shall be utilized for purposes of determining the level of achievement of the Electrical Output Guarantees hereunder.

                                    8.1.1.2 Interim Period Rebates. If (1)
                  Contractor achieves Provisional Acceptance or Interim Acceptance of the Facility prior to Final Acceptance of the Facility and (2) the average net electrical output of the Facility as demonstrated by the Completed Performance Test used pursuant to Section 6.2 hereof to determine the level of achievement of the Performance Guarantees at the earlier to occur of Provisional Acceptance or Interim Acceptance (as measured and corrected to the design operating conditions, all in accordance with the procedures set forth in Appendix D hereto) is less than the Gas-based Electrical Output Guarantee (provided, however, that if

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                  the average net electrical output of the Facility demonstrated during such Completed Performance Test is different than the average net electrical output demonstrated during the Completed PPA Output Test conducted in connection with such Provisional Acceptance or Interim Acceptance, then notwithstanding anything herein to the contrary the lower average output shall be utilized for purposes of determining the level of achievement of the Gas-based Electrical Output Guarantee), then Contractor shall pay to Owner, as a rebate and not a penalty and as part of the consideration for awarding the contract, for each day during the Interim Period, an amount equal to twenty-two cents ($0.22) per day for each kilowatt by which such average net electrical output of the Facility is less than such Gas-based Electrical Output Guarantee. (For the avoidance of doubt, the average net electrical output to be used in calculating such rebates shall be the average net electrical output of the Facility so demonstrated at the earlier to occur of Provisional Acceptance and Interim Acceptance of the Facility, and it shall not be increased for purposes of this Section 8.1.1.2 until Final Acceptance, even if upon Interim Acceptance a higher average output is demonstrated.)

                                    8.1.1.3 Final Acceptance Rebates. Upon Final
                  Acceptance of the Facility, if, with respect to the Completed Performance Test used pursuant to Section 6.2 hereof to determine the level of achievement of the Performance Guarantees at Final Acceptance, (i) the average net electrical output of the Facility during the Gas-based portion of such Completed Performance Test (as such average net electrical output is measured and corrected to design operating conditions, all in accordance with the procedures set forth in Appendix D hereto) is less than the Gas-based Electrical Output Guarantee (provided, however, that if Contractor is required hereunder to also have conducted a Completed PPA Output Test as a condition to achieving such Final Acceptance and the average net electrical output of the Facility demonstrated during such Completed PPA Output Test is different than the average net electrical output demonstrated during the Gas-based portion of such Completed Performance Test, then notwithstanding anything herein to the contrary the lower average output shall be utilized for purposes of determining the level of achievement of the Gas-based Electrical

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                  Output Guarantee), then Contractor shall pay to Owner, as a rebate and not a penalty and as part of the consideration for awarding the contract, an amount equal to five hundred fifty dollars ($550) for each kilowatt by which such average net electrical output of the Facility is less than the Gas-based Electrical Output Guarantee, and (ii) the average net electrical output of the Facility during the Fuel Oil-based portion of such Completed Performance Test (as such average net electrical output is measured and corrected to design operating conditions, all in accordance with the procedures set forth in Appendix D hereto) is less than the Fuel Oil-based Electrical Output Guarantee, then Contractor shall pay to Owner, as a rebate and not a penalty and as part of the consideration for awarding the contract, an amount equal to thirty dollars ($30) for each kilowatt by which such average net electrical output of the Facility is less than the Fuel Oil-based Electrical Output Guarantee.

                                    8.1.1.4 Final Acceptance Bonus. (a) Upon
                  Final Acceptance of the Facility, if, with respect to the Completed Performance Test used pursuant to Section 6.2 hereof to determine the level of achievement of the Performance Guarantees at Final Acceptance, the average net electrical output of the Facility during the Gas-fired portion of such Completed Performance Test (as such average net electrical output is measured and corrected to design operating conditions, all in accordance with the procedures set forth in Appendix D hereto) is greater than the Gas-based Electrical Output Guarantee (provided, however, that if Contractor is required hereunder to also have conducted a Completed PPA Output Test as a condition to achieving such Final Acceptance and the average net electrical output of the Facility demonstrated during such Completed PPA Output Test is different than the average net electrical output demonstrated during the Gas-based portion of such Completed Performance Test, then notwithstanding anything herein to the contrary the lower average output shall be utilized for purposes of determining the level of achievement of the Gas-based Electrical Output Guarantee) (any such excess net electrical output, the "Excess Output"), then Owner shall pay to Contractor, as a bonus, an amount equal to fifty percent (50%) of the net incremental revenues received by Owner during the period of the first three (3) years following the Commercial Operation Date as a result of

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                  (i) any power purchase agreement concluded with Utility
                  whereby Utility purchases such Excess Output, (ii) any short-term sales of such Excess Output, and (iii) any spot sales of such Excess Output, in each of the cases (i) through
                  (iii) above after subtracting all incremental costs and Taxes associated with such Excess Output; provided, however, that the aggregate amount of any such bonus shall in no event exceed two hundred seventy-five dollars ($275) per kilowatt of Excess Capacity; and provided, further, that Owner's obligation to pay any such bonus payments shall not be secured by any lien or security interest on the Facility or any other assets of Owner (for the avoidance of doubt, the Parties hereby acknowledge and agree that this proviso shall not prevent the imposition of any judgment lien or other judicial lien on the Facility or any other assets of Owner).

                                    (b) Any bonus due to Contractor under this
                  Section 8.1.1.4 shall be due and payable by Owner at the times and to the extent of seventy-five percent (75%) of the first after-tax net cash flow from Facility operations that is distributable to Owner in accordance with the provisions of the Financing Documents, with the first such payment to be made at the same time as the first equity distribution to be made by Owner under the Financing Documents following Owner's first receipt of any net incremental revenues for such Excess Output.

                                    8.1.2 Heat Rate Guarantees, Rebates and
                  Bonus.

                                    8.1.2.1 Heat Rate Guarantees. Contractor
                  guarantees to Owner that, with respect to the Completed Performance Test used pursuant to Section 6.2 hereof to determine the level of achievement of the Performance Guarantees at Final Acceptance and, if Provisional Acceptance and/or Interim Acceptance occurs prior to Final Acceptance, at such Provisional Acceptance and Interim Acceptance of the Facility, the net heat rate of the Facility during such Completed Performance Test, calculated in BTUs per kilowatt-hour (as measured and corrected to design operating conditions, all in accordance with the procedures set forth in such Appendix D hereto), shall be equal to or less than the applicable heat rate guarantee as set forth in the

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                  Warranty Data Sheet attached as Appendix R hereto (the "Heat
                  Rate Guarantees").

                                    8.1.2.2 Interim Period Rebates. (a) If (1)
                  Contractor achieves Provisional Acceptance and/or Interim Acceptance of the Facility before Final Acceptance of the Facility, and (2) the average net heat rate of the Facility as demonstrated by the Completed Performance Test used pursuant to Section 6.2 to determine the level of achievement of the Performance Guarantees at Provisional Acceptance or Interim Acceptance, as the case may be (as measured and corrected to the design operating conditions, all in accordance with the procedures set forth in Appendix D hereto) exceeds the Gas-based Heat Rate Guarantee, then Contractor shall pay to Owner, as a rebate and not a penalty and as part of the consideration for awarding the contract, for each day during the Interim Period, an amount equal to forty-four dollars ($44) per day for each BTU/Kwh by which such measured net heat rate of the Facility is greater than the Gas-based Heat Rate Guarantee. (For the avoidance of doubt, the average net heat rate to be used in calculating such daily rebate shall be (i) until the occurrence of Interim Acceptance, the average net heat rate so demonstrated at Provisional Acceptance, and (ii) upon the occurrence of Interim Acceptance and continuing until Final Acceptance, the average net heat rate so demonstrated at Interim Acceptance (or, if the Facility achieves more than one Interim Acceptance, at the most recent Interim Acceptance).)

                                    8.1.2.3 Final Acceptance Rebates. Upon Final
                  Acceptance of the Facility, if, with respect to the Completed Performance Test used pursuant to Section 6.2 hereof to determine the level of achievement of the Performance Guarantees at Final Acceptance, (i) the net heat rate of the Facility during the Gas-fired portion of such Completed Performance Test (as measured and corrected to design operating conditions, all in accordance with the procedures set forth in Appendix D hereto) exceeds the Gas-based Heat Rate Guarantee, then Contractor shall pay to Owner, as a rebate and not a penalty and as part of the consideration for awarding the contract, an amount equal to one hundred sixty-two thousand three hundred dollars ($162,300) for each BTU/kWh by which such measured heat rate is greater than such Gas-based Heat Rate Guarantee, and (ii) the

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                  net heat rate of the Facility during the Fuel-Oil-fired
                  portion of such Completed Performance Test (as measured and corrected to design operating conditions, all in accordance with the procedures set forth in Appendix D hereto) exceeds the Fuel Oil-based Heat Rate Guarantee, then Contractor shall pay to Owner, as a rebate and not a penalty and as part of the consideration for awarding the contract, an amount equal to seventeen thousand dollars ($17,000) for each BTU/kWh by which such measured heat rate is greater than such Fuel Oil-based Heat Rate Guarantee.

                                    8.1.2.4 Final Acceptance Bonus. Upon Final
                  Acceptance of the Facility, if with respect to the Completed Performance Test used pursuant to Section 6.2 hereof to determine the level of achievement of the Performance Guarantees at Final Acceptance, the average net heat rate of the Facility during the Gas-fired portion of such Completed Performance Test (as measured and corrected to design operating conditions, all in accordance with the procedures set forth in Appendix D hereto) in less than the Gas-based Heat Rate Guarantee, then, subject to Section 8.3(b) hereof, Owner shall pay to Contractor, as a bonus, an amount equal to forty thousand dollars ($40,000) for each BTU/kWh by which such measured heat rate is less than the Heat Rate Guarantee; provided, however, that the aggregate amount of any such bonus shall in no event exceed three million dollars ($3,000,000).

                  8.2 Rebates Reasonable. Owner and Contractor hereby acknowledge and agree that the terms, conditions and amounts fixed pursuant to this Article 8 for Performance Guarantee Payments are reasonable, considering the actual reduction in the value of the Facility that it is anticipated Owner will sustain in the event of Contractor's failure to achieve the Performance Guarantees. The amounts of these rebates are agreed upon and fixed hereunder by the Parties because of the difficulty of ascertaining on the date hereof the exact amount of such reduction in value that will actually be sustained by Owner in the event of any such failure by Contractor, and the Parties hereby agree that the rebate amounts specified herein shall be applicable regardless of the amount of such reduction in value actually sustained by Owner. The payment of any such rebates hereunder shall not affect Owner's rights under Articles 15 and 16 hereof or Owner's rights to receive price rebates pursuant to Article 7 hereof.

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                           8.2.1 EXCLUSIVE REMEDY. IT IS UNDERSTOOD AND AGREED
         THAT THE PERFORMANCE GUARANTEE PAYMENTS CONSTITUTE LIQUIDATED DAMAGES FOR FAILURE TO ACHIEVE THE PERFORMANCE GUARANTEES, AND THAT THE OBLIGATION TO PAY THESE LIQUIDATED DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF OWNER AGAINST CONTRACTOR AND THE SOLE AND EXCLUSIVE LIABILITY OF CONTRACTOR TO OWNER WITH RESPECT TO ANY FAILURE OF THE FACILITY, UPON PROVISIONAL ACCEPTANCE OR INTERIM ACCEPTANCE OR FINAL ACCEPTANCE OF THE FACILITY, TO MEET ANY OF THE APPLICABLE PERFORMANCE GUARANTEES SPECIFIED IN THIS ARTICLE 8, AND CONTRACTOR SHALL NOT HAVE ANY OTHER OR FURTHER LIABILITY IN RESPECT OF SUCH PERFORMANCE SHORTFALLS OR OTHER PERFORMANCE OF THE FACILITY FOLLOWING PROVISIONAL ACCEPTANCE OR INTERIM ACCEPTANCE OR FINAL ACCEPTANCE, AS THE CASE MAY BE, ONCE PAYMENT OF THE CORRESPONDING LIQUIDATED DAMAGES HAS BEEN MADE IN FULL OR CONTRACTOR'S LIABILITY REACHES THE LIMITS SET FORTH IN
         ARTICLE 9 HEREOF, WHETHER BASED IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS ARTICLE 8 IN ANY WAY DETRACTS FROM OR LIMITS ANY OF CONTRACTOR'S OBLIGATIONS AND LIABILITIES HEREUNDER OTHER THAN THOSE WITH RESPECT TO SUCH PERFORMANCE SHORTFALLS, INCLUDING WITHOUT LIMITATION (A) CONTRACTOR'S OBLIGATION TO PHYSICALLY COMPLETE THE PROJECT FOR THE COMPENSATION PROVIDED UNDER THIS AGREEMENT, (B) CONTRACTOR'S OBLIGATION TO ACHIEVE FINAL ACCEPTANCE OF THE FACILITY AND PROJECT COMPLETION AND TO CAUSE THE PROJECT TO COMPLY WITH ALL APPLICABLE LAWS, ALL APPLICABLE PERMITS, THE ELECTRICAL INTERCONNECTION REQUIREMENTS, THE PPA OPERATING REQUIREMENTS AND THE GUARANTEED EMISSIONS LIMITS, (C) CONTRACTOR'S LIABILITY FOR WILLFUL BREACH OF ITS OBLIGATIONS HEREUNDER AND (D) CONTRACTOR'S OBLIGATIONS UNDER ARTICLES 7, 10 AND 13 HEREOF.

                           8.2.2 Financial Cap on Performance Rebates.
         Notwithstanding anything to the contrary in this Article 8, the total aggregate Performance Guarantee Payments required to be made by Contractor pursuant to this Article 8 shall be equal to the lesser of
         (i) the aggregate total of the Performance Guarantee Payments due pursuant to the terms of Sections 8.1.1 and 8.1.2, and (ii) the Total LD SubCap set forth in Section 9.1 hereof less all Provisional Acceptance Late Completion Payments made by Contractor pursuant to
         Article 7 hereof.

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                  8.3 Payment of Performance Rebates and Bonuses. (a) Subject to
Section 8.2.2, Contractor shall pay to Owner all rebate amounts required under Sections 8.1.1.3 and 8.1.2.3 hereof within fifteen (15) days after the determination that the conditions (other than the payment of these rebate amounts) to Final Acceptance have been achieved. All rebate amounts required under Sections 8.1.1.2 and 8.1.2.2 hereof shall be due and payable by Contractor to Owner monthly in arrears on the tenth day of each month, with the last such payment to occur no later than ten (10) days after the determination that Final Acceptance has been achieved.

                  (b) Owner shall pay all bonus amounts due to Contractor pursuant to Sections 7.5 and 8.1.2.4 hereof (but not the bonus amounts due to Contractor pursuant to Section 8.1.1.4 hereof, which shall be paid at the times set forth therein) at the same time (and subject to the same conditions) as its payment of Retainage pursuant to Section 4.2.4(a) hereof; provided, however, that in the event and to the extent that Owner does not have sufficient funds available to make any such bonus payments at such time (after the payment of or, if applicable, reservation for all Retainage hereunder, all then-current operating and maintenance expenses, taxes, debt service and required contributions to reserves under the Financing Documents, and then-current reasonable working capital requirements), such unpaid bonus payments shall accrue interest from such otherwise applicable payment date until paid at the rate set forth in Section 25.1 hereof and shall be payable by Owner at the times and to the extent of seventy-five percent (75%) of the first after-tax net cash flow from Facility operations that is distributable to Owner in accordance with the provisions of the Financing Documents (provided, that such seventy-five percent amount shall be inclusive of any bonus payments to be made to Contractor on such date under Section 8.1.1.4 hereof, such that the aggregate bonus payments to be made by Owner to Contractor on any such distribution date do not exceed seventy-five percent (75%) of the total after-tax net cash flow available for distribution to Owner on such date). Owner's obligation to pay any such deferred bonus payments shall not be secured by any lien or security interest on the Facility or any other assets of Owner (for the avoidance of doubt, the Parties hereby acknowledge and agree that this sentence shall not prevent the imposition of any judgment lien or other judicial lien on the Facility or any other assets of Owner).

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                  (c) Unless the full amount of any bonus then due to Contractor under Sections 8.1.1.4 and 8.3(b) hereof shall have been paid to Contractor, and except as set forth in the immediately following sentence, no payment in respect of indebtedness held by any holder of equity (or similar interest in the nature of equity) in Owner shall be paid (other than the twenty-five percent (25%) portion of after-tax net cash flow distributable to Owner pursuant to the terms of Section 8.1.1.4 or 8.3(b) hereof, as the case may be). If the aggregate principal amount advanced under such indebtedness held by such equity holders, when added together with the aggregate amount of all other debt advances and equity contributions made by equity holders in Owner, exceeds ten percent (10%) of the total capital costs incurred in the development, financing and construction of the Facility (the amount of such excess being referred to hereinafter as "Additional Equity Investment"), then the provisions of the immediately preceding sentence shall not apply to any interest payments made with respect to that portion of the Additional Equity Investment which does not exceed five percent (5%) of the total capital costs incurred in the development, financing and construction of the Facility.

                  (d) Contractor shall have the right to request an independent auditor, selected by agreement between the Parties, to verify to Contractor that Owner's representations in connection with the payment to Contractor of any bonus payments pursuant to Sections 8.1.1.4 and 8.3(b) hereof are correct. Such audit shall be conducted on a confidential basis pursuant to a confidentiality agreement in form and substance acceptable to the Parties. Such independent auditor's sole task in connection with such an audit shall be to confirm that Owner's representations to Contractor with regard to the payment of any bonus payments pursuant to Section 8.1.1.4 or 8.3(b) hereof are correct or to declare that they are incorrect. In the event that the independent auditor declares that such representations are incorrect, it shall set forth in general terms the reasons therefor and shall specify the amount of bonus payments pursuant to Sections 8.1.1.4 and 8.3(b) hereof that it believes Owner should pay to Contractor at such time. Owner shall have the right to contest any aspect of such findings of the independent auditor pursuant to Article 21 hereof, and Owner shall not be required to make any bonus payment to Contractor pursuant to Sections 8.1.1.4 and 8.3(b) hereof until resolution of such dispute pursuant to
Article 21 hereof. In the event and during the continuance of such a

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dispute, notwithstanding any provisions hereof or of the Financing Documents to the contrary, no distribution of after-tax net cash flow of the Facility shall be made to Owner unless either (i) Owner pays such bonus payments to Contractor in the amount specified by the independent auditor to be due and payable to Contractor pursuant to Sections 8.1.1.4 and 8.3(b) hereof at such time, or (ii) Owner places in escrow pending resolution of such dispute an amount equal to the amount specified by the independent auditor to be due and payable to Contractor pursuant to Sections 8.1.1.4 and 8.3(b) hereof at such time. In the event such independent auditor confirms that Owner's representations with regard to the payment of any bonus payments pursuant to Sections 8.1.1.4 and 8.3(b) hereof are correct, Contractor shall bear the costs of such independent auditor; otherwise, the costs of such independent auditor shall be borne by Owner.

                                    ARTICLE 9
                              Liability and Damages

                  9.1 Limitation of Liability. In no event shall Contractor's liability under this Agreement: (a) for Provisional Acceptance Late Completion Payments, exceed in the aggregate an amount equal to twenty percent (20%) of the Contract Price, which amount is referred to as the "Delay LD SubCap"; and (b) for all Provisional Acceptance Late Completion Payments and Performance Guarantee Payments, exceed in the aggregate an amount equal to forty-five percent (45%) of the Contract Price, which amount is referred to as the "Total LD SubCap". This Section 9.1 shall not be construed to limit Contractor's other obligations or liabilities arising under or in connection with this Agreement, including without limitation (i) its obligation to physically complete the Project for the compensation provided under this Agreement, (ii) its obligation to achieve Final Acceptance of the Facility and Project Completion and to cause the Project to comply with all Applicable Laws, all Applicable Permits, the Electrical Interconnection Requirements, the PPA Operating Requirements and the Guaranteed Emissions Limits, (iii) its liability for willful breach of this Agreement, or (iv) its obligations under Articles 10 and 13 hereof.

                  9.2 Consequential Damages. Notwithstanding anything stated to the contrary in this Agreement, except as

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otherwise provided in this Section 9.2, neither Party nor any of its contractors, subcontractors or other agents providing equipment, material or services for the Project shall be liable under this Agreement, whether based in contract, in tort (including negligence and strict liability), under warranty or otherwise, for any indirect, incidental, special or consequential loss or damage of any type, including but not limited to loss of use or loss of profit or revenue, and each Party hereby releases the other Party and its contractors, subcontractors and agents from any such liability; provided, however, that the provisions of this Section 9.2 shall not limit Owner's obligation to pay to Contractor the payments specified in Section 4.2.1 or 4.4 hereof, as the case may be, upon termination of this Agreement, and shall not limit Contractor's obligations to pay to Owner the Provisional Acceptance Late Completion Payments and Performance Guarantee Payments pursuant to Articles 7 and 8 hereof.

                  9.3 Aggregate Liability of Contractor. Notwithstanding anything to the contrary herein, the total aggregate liability of Contractor and any of its Subcontractors (including, without limitation, liabilities covered by the Delay LD SubCap and the Total LD SubCap) to Owner under this Agreement (including, without limitation, for any breach or termination hereof), shall not in any event exceed an amount equal to the Contract Price; provided, however, that such limitation of liability shall not apply to obligations or liabilities to remove any liens, claims, security interests or other encumbrances pursuant to Section 10.2 hereof or to make any indemnification payments required under
Article 13 hereof.

                                   ARTICLE 10
                            Warranties and Guarantees

                  10.1 Warranties and Guarantees. Contractor warrants and guarantees that (i) all machinery, equipment, materials, systems, supplies and other items comprising the Project shall be new and of first-rate quality which satisfies utility-grade standards and in accordance with Prudent Utility Practices and the specifications set forth in this Agreement, suitable for use in generating electric energy and capacity under the climatic and normal operating conditions described in this Agreement and free from defective workmanship or materials, (ii) it will perform all of its design, construction, engineering and other Services

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hereunder in accordance with the provisions of Section 2.3 hereof, (iii) the
Project and its components shall be free from all defects caused by errors or omissions in engineering and design, as determined by reference to Prudent Utility Practices, and shall comply with all Applicable Laws, all Applicable Permits, the Electrical Interconnection Requirements, the PPA Operating Requirements and the Guaranteed Emissions Limits in accordance with the provisions of Section 2.4 hereof, and (iv) the completed Project shall perform its intended functions of generating electric energy and capacity as a complete, integrated operating system as contemplated in this Agreement, it being understood that the design of the Facility (including, without limitation, the Electrical Interconnection Facilities and the Protective Apparatus) is based upon a design objective of useful life for a period not less than twenty-five
(25) years from the Commercial Operation Date. If Owner notifies Contractor in writing no later than thirty (30) days after the expiration of the applicable Warranty Period of any defects or deficiencies in the Project discovered during the applicable Warranty Period, Contractor promptly (a) shall re-perform any of the Services at Contractor's expense to correct any errors, omissions, defects or deficiencies in the Project and (b) in the case of any defective or otherwise deficient machinery, equipment, materials, systems, supplies or other items (including without limitation the engineering or design thereof), shall replace or, at Contractor's option, repair the same at Contractor's expense such that it is in compliance with the standards warranted and guaranteed in this Section 10.1; provided, that Contractor's obligation to correct such defective or deficient items (x) shall not extend to any re-performance, repairs or replacements to the extent required as a result of normal corrosion, erosion, noise level or wear and tear in the operation of the Project (other than as caused by the negligence of Contractor or any Subcontractor or the acts or omissions of Contractor or any Subcontractor that are not in compliance with Contractor's obligations hereunder) and (y) shall not apply to the extent such obligation arises directly from Owner's failure to operate and maintain the Project in accordance with the Instruction Manual and otherwise in accordance with Prudent Utility Practices. For the avoidance of doubt, the Parties hereby acknowledge and agree that Owner's use of No. 2 Fuel Oil in operating the Facility shall be deemed to be in accordance with the Instruction Manual and Prudent Utility Practices and shall not in any way excuse, release, invalidate or otherwise reduce Contractor's warranty and

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guarantee obligations under this Article 10. Contractor shall bear all costs and expenses associated with re-performing or repairing or replacing any Services, including, without limitation, necessary disassembly, transportation, reassembly and re-testing, as well as reworking, repair or replacement of such Services, and disassembly and reassembly of adjacent services when necessary to give access to the defective or deficient work; provided, however, that in the event Contractor is required in the performance of its warranty and guarantee obligations to remove, disassemble or reassemble any equipment, material or structures that (1) were not supplied by Contractor or its Subcontractors under this Agreement, (2) were not set forth in the initial design plans for the Facility and (3) were not subsequently approved by Contractor (provided that Contractor shall not unreasonably withhold its consent to any such proposed additions, taking into account the potential implications under this Section 10.1), the reasonable expense of such removal, disassembly and reassembly of such equipment, materials and structures shall be borne by Owner. Owner shall notify Contractor as soon as is practicable under the circumstances after any defective or otherwise deficient work becomes apparent to Owner. [*].

                  10.2 No Liens or Encumbrances. Contractor warrants and guarantees that, to the extent Owner has made all payments then due to Contractor under this Agreement, title to the Facility and all work, materials, supplies and equipment provided hereunder shall pass to Owner free and

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clear of all liens, claims, security interests and other encumbrances made by, through or under Contractor or any Subcontractor, other than any Permitted Liens that are being contested in good faith by Contractor and comply with the requirements set forth in clause (a) or (b) of the definition thereof. In the event of any nonconformity to the requirements of this Section, Contractor promptly (i) shall defend Owner's title to the Facility and such work, materials, supplies and equipment and (ii) shall remove and discharge any such lien, claim, security interest or other encumbrance; provided, that if Contractor is unable to so promptly remove and discharge any such encumbrance, Contractor may provide to Owner in lieu thereof a bond or other collateral, in form and substance satisfactory to Owner and the Financing Parties, to fully indemnify Owner against any loss resulting from such liens, claims, security interests or other encumbrances.

                  10.3 LIMITATION OF WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED IN ARTICLES 7 AND 8 HEREOF (FOR WHICH EXCLUSIVE GUARANTEES AND EXCLUSIVE REMEDIES ARE CONTAINED THEREIN):

                  (a) THE WARRANTIES AND GUARANTEES PROVIDED IN THIS ARTICLE 10 ARE EXCLUSIVE AND THERE ARE NO OTHER WARRANTIES OR GUARANTEES OF ANY KIND, WHETHER STATUTORY, EXPRESS OR IMPLIED (INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OR TRADE), RELATING TO THE SERVICES; AND

                  (b) THE REMEDIES SET FORTH IN THIS ARTICLE 10 ARE THE EXCLUSIVE REMEDIES OF OWNER FOR ANY FAILURE BY CONTRACTOR TO COMPLY WITH ITS WARRANTY AND GUARANTEE OBLIGATIONS UNDER THIS ARTICLE 10, WHETHER THE CLAIMS OF OWNER ARE BASED IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE.

NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 10.3 SHALL IN ANY WAY RELEASE, DETRACT FROM OR LIMIT CONTRACTOR'S OTHER OBLIGATIONS AND LIABILITIES HEREUNDER, INCLUDING WITHOUT LIMITATION (i) CONTRACTOR'S OBLIGATION TO PHYSICALLY COMPLETE THE PROJECT FOR THE COMPENSATION PROVIDED UNDER THIS AGREEMENT, (ii) CONTRACTOR'S OBLIGATION TO ACHIEVE FINAL ACCEPTANCE OF THE FACILITY AND PROJECT COMPLETION AND TO CAUSE THE PROJECT TO COMPLY WITH ALL APPLICABLE LAWS, ALL APPLICABLE PERMITS, THE ELECTRICAL INTERCONNECTION REQUIREMENTS, THE PPA OPERATING REQUIREMENTS AND THE

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GUARANTEED EMISSIONS LIMITS, (iii) CONTRACTOR'S LIABILITY FOR WILLFUL BREACH OF
ITS OBLIGATIONS HEREUNDER, AND (iv) CONTRACTOR'S OBLIGATIONS UNDER ARTICLE 13 HEREOF, AND OWNER SHALL HAVE ALL REMEDIES PROVIDED HEREUNDER WITH RESPECT THERETO.

                                      ARTICLE 11
                                     Force Majeure

                  11.1 Force Majeure Event. As used in this Agreement, a "Force Majeure Event" shall mean any act or event that prevents the affected Party from performing its obligations (other than the payment of money) under this Agreement or complying with any conditions required to be complied with under this Agreement if such act or event is beyond the reasonable control of and not the fault of the affected Party and such Party has been unable by the exercise of due diligence to overcome or mitigate the effects of such act or event. Force Majeure Events include, but are not limited to, acts of declared or undeclared war, sabotage, landslides, revolution, terrorism, flood, tidal wave, hurricane, lightning, earthquake, fire, explosion, civil disturbance, insurrection or riot, act of God or the public enemy, action (including unreasonable delay or failure to act) of a court or public authority, or strikes or other labor disputes of a regional or national character that are not limited to only the employees of Contractor or its Subcontractors and that are not due to the breach of a labor contract or Applicable Law by the Party claiming Force Majeure or any of its Subcontractors. Force Majeure Events do not include (i) strikes, work stoppages and labor disputes or unrest of any kind that involve only employees of Contractor or any Subcontractors (except as expressly provided in the foregoing sentence), (ii) late delivery of materials or equipment (except to the extent caused by a Force Majeure Event), and (iii) economic hardship.

                  11.2 Burden of Proof. In the event that the Parties are unable in good faith to agree that a Force Majeure Event has occurred, the Parties shall submit the dispute to dispute resolution pursuant to Section 21.1 hereof, provided that the burden of proof as to whether a Force Majeure Event has occurred shall be upon the Party claiming a Force Majeure Event.

                  11.3 Excused Performance. If either Party is rendered wholly or partly unable to perform its obligations

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under this Agreement because of a Force Majeure Event, that Party will be excused from whatever performance is affected by the Force Majeure Event to the extent so affected, provided that:

                  (a) the non-performing Party gives the other Party prompt notice (but in any event no later than seven (7) days after the occurrence) describing the particulars of the occurrence, including an estimation of its expected duration and probable impact on the performance of such Party's obligations hereunder, and thereafter continues to furnish timely regular reports with respect thereto during the continuation of the Force Majeure Event;

                  (b) the suspension of performance is of no greater scope and of no longer duration than is reasonably required by the Force Majeure Event (it being understood by the Parties that such suspension or performance may include a reasonable period of time necessary for the resumption of performance);

                  (c) the non-performing Party exercises all reasonable efforts to mitigate or limit damages to the other Party;

                  (d) the non-performing Party uses its best efforts to continue to perform its obligations hereunder and to correct or cure the event or condition excusing performance; and

                  (e) when the non-performing Party is able to resume performance of its obligations under this Agreement, that Party shall give the other Party written notice to that effect and shall promptly resume performance hereunder.

                                      ARTICLE 12
                                     Scope Changes

                  12.1 Further Refinement, Corrections and Detailing not Scope Changes. It is understood and agreed that the Project shall be subject to further refinement, correction and detailing by the Parties from time to time, and that Contractor shall receive no additional compensation for such refinement, correction, or detailing (which shall not constitute Scope Changes) that would reasonably be

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expected to be a part of the Services (including without limitation any refinement, correction or detailing in connection with the engineering development or completion of the design in accordance with Appendix A hereto). A material addition to, deletion from, suspension of or other modification to the requirements or provisions of this Agreement pursuant to a Scope Change Order issued by Owner hereunder shall constitute a Scope Change rather than a refinement, correction or detailing.

                  12.2 Scope Changes. Owner, without invalidating this Agreement, may order Scope Changes to the Services, in which event one or more of the Contract Price, the Construction Progress Milestone Dates, the Guaranteed Completion Dates, the Payment and Milestone Schedule, the Project Schedule and the Performance Guarantees shall be adjusted accordingly, if necessary. All Scope Changes shall be authorized by a Scope Change Order and only the Owner or the Owner's Representative may issue Scope Change Orders. Notwithstanding the above, Contractor shall not be required to perform a Scope Change which is impossible to comply with as a practical matter or which will have a material adverse effect on the technical soundness, or the full, safe and reliable operation of the Facility in accordance with Applicable Laws, Applicable Permits and Prudent Utility Practices.

                  12.3 Procedure for Scope Changes. As soon as Contractor becomes aware of any circumstances which Contractor has reason to believe may necessitate a Scope Change, Contractor shall issue to Owner a Scope Change Order Notice at Contractor's expense. All Scope Change Order Notices shall include documentation sufficient to enable Owner to determine (a) the factors necessitating a Scope Change; (b) the impact which the Scope Change is likely to have on the Contract Price and the Payment and Milestone Schedule; (c) the impact which the Scope Change is likely to have on the Project Schedule, the Construction Progress Milestone Dates and the Guaranteed Completion Dates; (d) the impact which the Scope Change is likely to have on the Performance Guarantees; and (e) such other information which Owner may reasonably request in connection with such Scope Change in order to determine the above factors and impacts (including, with respect to Scope Changes involving price changes under the provisions of Section 12.8(c) or (d), material and labor cost information); provided, that if such information is proprietary to Contractor, then Contractor shall, at Owner's option, divulge such information on a

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confidential basis to an independent auditor selected by agreement between the
Parties in order to verify to Owner that the information and documentation provided by Contractor regarding the impact of the Scope Change is correct, rather than divulging such information to Owner. If such independent auditor confirms such information and documentation to be correct, Owner shall bear the costs of such independent auditor; otherwise, the costs of such independent auditor shall be borne by Contractor.

                  If Owner desires to make a Scope Change, in response to a Scope Change Order Notice or otherwise, it shall submit a Scope Change Order Request to Contractor. Contractor shall promptly review the Scope Change Order Request and notify Owner in writing of the options for implementing the proposed Scope Change (including, if possible, any option that does not involve an extension of time) and the effect, if any, each such option would have on the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule, the Project Schedule and the Performance Guarantees. Contractor shall provide cost, schedule and performance level guarantee impacts to Owner for Scope Changes proposed by Owner, including furnishing to Owner a statement, setting forth in detail, a breakdown by trades and work classifications. Owner may, but shall not be obligated to, issue a Scope Change Order covering such proposed Scope Change, in which event the contents of Contractor's notice described in this Section 12.3 shall be binding on Owner (except as otherwise provided in the following sentence) and Contractor. In the event Owner disagrees with Contractor's statement of the effect of such Scope Change on the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Project Schedule or the Performance Guarantees, Owner may proceed with issuance of the Scope Change Order, in which case Contractor shall proceed in accordance therewith, and the dispute shall be resolved as provided in Article 21 hereof.

                  12.4 Scope Changes Due to Contractor Error. Notwithstanding anything in this Article 12 to the contrary, no Scope Change Order shall be issued and no adjustment of the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule, the Project Schedule or the Performance Guarantees shall be made in connection with any correction of errors, omissions, deficiencies, or improper or defective

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work on the part of Contractor or any Subcontractors in the performance of the
Services.

                  12.5 Scope Changes Due to Changes in Law and Permits. To the extent, if any, that (i) any changes in Applicable Laws or Applicable Permits occur after the date of this Agreement and such changes necessitate a Scope Change or (ii) any Applicable Laws or Applicable Permits as currently in effect, or as a result of a change in such Applicable Laws or Applicable Permits, require compliance with standards for emission by the Facility of gaseous, particulate, solid, liquid or noise pollutants that are in addition to or more stringent than the Guaranteed Emissions Limits set forth in the Warranty Data Sheet attached as Appendix R hereto, then such changes or such additional or more stringent standards for emissions shall be treated as a Scope Change under
Section 12.2 hereof; provided, however, that (a) this Section 12.5 shall not apply to (1) any change in Applicable Laws relating to Contractor Taxes or (2) any change in Applicable Permits resulting directly or indirectly from the acts or omissions of Contractor or any Subcontractor that are wrongful or otherwise not in compliance with the Contractor's obligations hereunder, and (b) Contractor shall not be required to perform a Scope Change pursuant to this
Section 12.5 which is impossible to comply with as a practical matter.

                  12.6 Familiarity with Conditions and Documentation.

                           12.6.1 Familiarity with Conditions. Except as otherwise provided in Sections 20.2 and 20.3 hereof, Contractor accepts the risk of mistake or error relating to all matters within the scope of Section 20.1 hereof and acknowledges and agrees that no increase or adjustment in the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule, the Project Schedule, the Performance Guarantees or any other provision which may be affected thereby will be authorized by Owner as a result of any such mistake or error.

                           12.6.2 Familiarity with Documentation. Contractor has reviewed all documentation supplied to it by Owner prior to the date of this Agreement and confirms that it will be able to perform the Services in compliance with such documentation, including

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         without limitation the Power Purchase Agreement and all documentation attached as an Appendix hereto. Contractor acknowledges and agrees that any difficulty or extra cost it may encounter in performing the Services in compliance with such documentation will not entitle Contractor to any increase or adjustment in the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule, the Project Schedule, the Performance Guarantees or any other provision which may be affected thereby.

                  12.7 Effect of Force Majeure Event. In the event and to the extent that any Force Majeure Events affect Contractor's ability to meet the Guaranteed Completion Dates, or the Construction Progress Milestone Dates, an equitable adjustment in one or more of such dates, the Payment and Milestone Schedule and the Project Schedule shall be made by agreement of Owner and Contractor or otherwise pursuant to Article 21 hereof. No adjustment to the Performance Guarantees and, except as otherwise expressly set forth below in this Section 12.7, the Contract Price shall be made as a result of a Force Majeure Event. If Contractor is delayed in the performance of the Services by a Force Majeure Event, then:

                  (a) to the extent that the delay(s) are, in the aggregate, six months or less, Contractor shall absorb all of its costs and expenses resulting from said delay(s); and

                  (b) to the extent that the delay(s) are, in the aggregate, more than six (6) months, Contractor shall be reimbursed by Owner for those incremental costs and expenses resulting from said delay(s) which are incurred by Contractor after said six month period.

                  12.8 Price Change. An increase or decrease in Contract Price, if any, resulting from a Scope Change requested by Owner or made pursuant to this Article 12 shall be determined, upon the mutual agreement of the Parties, as follows:

                  (a) By lump sum payment, in an amount proposed by Contractor (properly itemized and supported by sufficient substantiating data to permit evaluation) and accepted by Owner; or

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                  (b) By unit pricing; or

                  (c) By cost and percentage or by cost and fixed fee; or

                  (d) If none of the methods set forth in Section 12.8(a), 12.8(b) or 12.8(c) hereof are agreed upon after good faith negotiation by the Parties, Contractor shall provide Owner with such purchase orders, invoices, subcontractor quotes and other documents and records as may enable Owner to verify, to its reasonable satisfaction, the costs or savings reasonably incurred by Contractor in effecting such Scope Change. All equipment, materials, labor, equipment rental and other items required as a result of such Scope Change shall be purchased by Contractor at competitive market prices. Owner shall, upon verifying Contractor's costs or savings associated with such Scope Change, adjust the Contract Price by the amount thereof and appropriate adjustments shall be made to the corresponding Scheduled Payments.

                  12.9 Continued Performance Pending Resolution of Disputes. Notwithstanding a dispute regarding the amount of any increase or decrease in Contractor's costs with respect to a Scope Change, Contractor shall proceed with the performance of such Scope Change promptly following Owner's execution of the corresponding Scope Change Order.

                  12.10 Documentation. All claims by Contractor for adjustments to one or more of the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule, the Project Schedule and the Performance Guarantees as a result of Scope Changes under this Article 12 shall be supported by such documentation as is reasonably sufficient for Owner to determine the accuracy thereof, including, as applicable, invoices from Subcontractors and Contractor's man-hour breakdowns to the extent such invoices and man-hour breakdowns are relevant to the method utilized by the Parties pursuant to Section 12.8 hereof for adjusting the Contract Price.

                  12.11 Qualitative Engineering. If Contractor identifies an opportunity for a cost beneficial non-necessary improvement of the Facility, Contractor may issue a Scope Change Notice to notify Owner of the existence of such opportunity. After evaluating the information

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presented in the Scope Change Notice issued by Contractor pursuant to this
Section 12.11 in good faith, Owner may submit a Scope Change Order Request. Contractor shall review such Scope Change Order Request and notify Owner in writing of the options for implementing the proposed Scope Change, the effect of such Scope Change and any such other information as Owner may request; provided, that Contractor shall be reimbursed by Owner for all reasonable costs incurred by Contractor in responding to any Scope Change Order Request submitted by Owner pursuant to this Section 12.11. Owner may, but shall not be obligated to, issue a Scope Change Order covering such proposed Scope Change in the manner provided by Section 12.3 hereof.

                  12.12 Hazardous Materials. In the event that Hazardous Materials are discovered to exist at the Facility Site, Contractor shall be responsible for responding to and handling any such condition in compliance with the requirements of all Applicable Laws and Applicable Permits and Sections
2.1.7 and 2.1.15 hereof; provided, however, that if such Hazardous Materials were not identified in an environmental site assessment report which Owner elects to deliver to Contractor prior to the Commencement Date pursuant to
Section 20.3 hereof and were not brought onto the Facility Site by Contractor or any of its Subcontractors or by any Person acting on behalf of, or under the direction or supervision of, Contractor or any of its Subcontractors, then (a) Contractor shall be entitled to a Scope Change hereunder for such response and handling, except that Contractor shall not be entitled to such a Scope Change
(i) in the event that Contractor fails to notify Owner promptly upon discovery of the presence of any such Hazardous Materials at the Facility Site or (ii) to the extent that Contractor or any of its Subcontractors has negligently aggravated the condition resulting from the presence of such Hazardous Materials at the Facility Site, and (b) Contractor shall have the right, upon written notice delivered to Owner within thirty (30) days (or such shorter period of time as is practicable with the exercise of all reasonable efforts) of such discovery, to refuse to accept responsibility for responding to and handling such Hazardous Materials if Contractor determines, in its reasonable judgment, that the potential liabilities and difficulties associated with such Hazardous Materials are so significant as to materially and adversely change the risks to Contractor in performing the Services hereunder. Notwithstanding the foregoing, Owner shall retain the right to contract directly with a third party contractor to

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perform any such work relating to such Hazardous Materials instead of the
Contractor hereunder.

                                      ARTICLE 13
                                    Indemnification

                  13.1 General Indemnification.

                           13.1.1 Contractor Indemnity. Contractor shall fully indemnify, save harmless and defend Owner, its parents, subsidiaries and other affiliates, the Financing Parties, and the directors, officers, agents, employees, successors and assigns of each of them (the "Owner Indemnified Parties"), from and against any and all losses, costs, damages, injuries, liabilities, claims, demands, penalties, interest and causes of action, including without limitation reasonable attorney's fees (collectively, the "Damages"), directly or indirectly arising out of, resulting from or related to any third party claims associated with this Agreement (including without limitation any such claims for damage to or destruction of property of, or death of or bodily injury to, Persons (whether they are employees of the Owner Indemnified Parties, Contractor or any Subcontractor, or are Persons unaffiliated with the Project)) to the extent caused or contributed to by Contractor's or any Subcontractor's negligence or intentionally wrongful act in the performance of the Services or otherwise relating to this Agreement or the Project, whether or not the Owner Indemnified Parties are contributorily negligent; provided, that the foregoing obligation shall not apply (i) to the extent the Damages are caused by or contributed to by the negligence or intentionally wrongful act of the Owner Indemnified Parties or (ii) with respect to Damages resulting from Hazardous Materials, as Contractor's indemnity obligations with respect thereto are solely as provided in Section 13.4 hereof.

                  13.2 Additional Indemnification.

                           13.2.1 Contractor Indemnity. Without limiting the generality of Section 13.1.1 hereof, Contractor shall fully indemnify, save harmless and defend the Owner Indemnified Parties from and against any and all Damages in favor of any governmental authority or other third party to the extent caused by

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         (a) failure of Contractor or any Subcontractor to comply with
         Applicable Laws and Applicable Permits as required by this Agreement,
         (b) failure of Contractor or any Subcontractor to properly administer and pay the Taxes as required hereunder (including without limitation the Contractor Taxes) or any other taxes, fees and contributions required to be paid by Contractor or any Subcontractor under Applicable Laws, provided that Contractor will not indemnify the Owner Indemnified Parties for any penalties on Project Taxes to the extent that Contractor or its Subcontractors become liable therefor as a result of Owner's failure to promptly pay any amounts when due, and such amounts should have been rightfully paid when due, or (c) nonpayment of amounts due as a result of furnishing materials or services to Contractor or any Subcontractor which are payable by Contractor or any Subcontractor in connection with the Services; provided, that the indemnification under clause (a) hereof shall not cover Damages to the extent such Damages are caused by Owner's operation of the Facility following the first to occur of Provisional Acceptance, Interim Acceptance and Final Acceptance of the Facility hereunder (unless the operational performance of the Facility shall have been adversely affected by Contractor's performance of the Services hereunder following Provisional Acceptance, Interim Acceptance or Final Acceptance of the Facility).

                  13.3 Patent and Copyright Indemnification. Without limiting the generality of Section 13.1.1 hereof, Contractor shall fully indemnify, save harmless and defend the Owner Indemnified Parties from and against any and all Damages which the Owner Indemnified Parties may hereafter suffer or pay by reason of any claims or suits arising out of claims of infringement of any domestic or foreign patent rights, copyrights or other intellectual property, proprietary or confidentiality rights with respect to materials and information used by Contractor or any Subcontractor in performing the Services or in any way incorporated in or related to the Project. If, in any such suit or claim, a temporary restraining order or preliminary injunction is granted, Contractor shall make every reasonable effort, by giving a satisfactory bond or otherwise, to secure the suspension of the injunction or restraining order. If, in any such suit or claim, the Project, or any part, combination or process thereof, is held to constitute an infringement and its use is

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permanently enjoined, Contractor shall promptly make every reasonable effort to secure for Owner a license, at no cost to Owner, authorizing continued use of the infringing work. If Contractor is unable to secure such license within a reasonable time, Contractor shall, at its own expense and without impairing performance requirements, either replace the affected work, or part, combination or process thereof with non-infringing components or parts or modify the same so that they become non-infringing. This Section 13.3 is an exclusive statement of all the duties of the Parties and of all the remedies of Owner relating to Patents, and direct or contributory Patent, copyright or other intellectual property, proprietary or confidentiality rights infringement.

                  13.4 Hazardous Materials Liability. (a) Owner shall fully indemnify, save harmless and defend Contractor, its parent, subsidiaries and other affiliates, and the directors, officers, agents, employees, successors and assigns of each of them (the "Contractor Indemnified Parties") from and against all Damages resulting from the presence of any Hazardous Material on, or the release of any Hazardous Material on or from, the Facility Site, other than (i) any Hazardous Material that may be described in an environmental site assessment, if any, that Owner delivers to Contractor prior to the Commencement Date pursuant to Section 20.3 hereof and for which Contractor has not refused to accept responsibility pursuant to Section 12.12 hereof, and (ii) any Hazardous Materials brought onto the Facility Site by any Contractor Responsible Party (but excluding any Hazardous Materials that are contained, consistent with Prudent Utility Practices and Appendix A hereto, in part of the Services accepted by Owner at the time of Provisional Acceptance, Interim Acceptance or Final Acceptance of the Facility and had been expressly identified in a Material Safety Data Sheet delivered to Owner by Contractor prior to Owner's acceptance thereof ("Owner Accepted Hazardous Materials")), except to the extent that an Owner Responsible Party has negligently aggravated the condition resulting from the presence of the Hazardous Materials covered by this clause (ii); provided, however, that Owner shall not be obligated to provide such indemnification (1) with respect to any Hazardous Materials that Contractor fails to notify Owner promptly upon discovery of the presence thereof on, or the release thereof on or from, the Facility Site, as required pursuant to Section 2.1.15 hereof and such failure has a material adverse effect on Owner or the Project, or (2) to the extent that any Contractor Responsible Party has

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negligently aggravated the condition resulting from the presence of any
Hazardous Material on, or the release of any Hazardous Material on or from, the Facility Site.

                  (b) Contractor shall fully indemnify, save harmless and defend the Owner Indemnified Parties against all Damages resulting from (i) any Hazardous Material which has been brought onto the Facility Site by any Contractor Responsible Party (other than any Owner Accepted Hazardous Materials), except to the extent that an Owner Responsible Party has negligently aggravated the condition resulting from the presence of the Hazardous Materials covered by this clause (i), (ii) Contractor's failure to notify Owner promptly of the presence of any Hazardous Material on, or the release of any Hazardous Material on or from, the Facility Site, as required pursuant to Section 2.1.15 hereof and such failure has a material adverse effect on Owner or the Project, or (iii) to the extent that any Contractor Responsible Party has negligently aggravated the condition resulting from the presence of any Hazardous Material on, or the release of any Hazardous Material on or from, the Facility Site.

                  13.5 Notice and Legal Defense. Promptly after receipt by a Party of any claim or notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity provided for in
Section 13.1, 13.2, 13.3 or 13.4 hereof may apply, such Party shall notify the other Party in writing of such fact. Contractor or Owner, as the case may be, shall assume on behalf of the indemnified party and conduct with due diligence and in good faith the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, that the indemnified party shall have the right to be represented therein by advisory counsel of its own selection and at its own expense; and provided further, that if the defendants in any such action include both Contractor or Owner and any indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to, or inconsistent with, those available to Contractor or Owner, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on its own behalf at the expense of the indemnified party.

                  13.6 Failure to Defend Action. If any claim, action, proceeding or investigation arises as to which the

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indemnity provided for in Section 13.1, 13.2, 13.3 or 13.4 hereof may apply, and
Contractor or Owner, as the case may be, fails to assume the defense of such claim, action, proceeding or investigation, then the indemnified party may at the expense of Contractor or Owner, as the case may be, contest (or, with the prior written consent of Contractor or Owner, settle) such claim.

                  13.7 Survival. The provisions of this Article 13 shall survive Project Completion and the termination of this Agreement.

                                      ARTICLE 14
                                      Insurance

                  14.1 General. Except as otherwise expressly provided in this
Article 14, Contractor shall provide and maintain the types and amounts of insurance set forth in this Article 14 at all times while Contractor or any Subcontractor is performing the Services. The insurance carriers providing insurance as described in this Article 14 shall have an A.M. Best Financial Rating of A-VII or a comparable international rating from an international rating institute, or if unrated, then such carriers shall be acceptable to both Parties, which acceptance shall not be unreasonably withheld. The capitalized terms used in this Article 14 and not otherwise defined in this Agreement shall have the meaning generally ascribed to such terms in the commercial insurance industry in the United States.

                  14.2 Worker's Compensation Insurance. Contractor shall maintain Worker's Compensation Insurance and Employers' Liability Insurance (including occupational disease) to cover statutory benefits and limits of the Worker's Compensation laws of any applicable jurisdiction in which any work is to be performed hereunder, and with such Employers' Liability Insurance to have a minimum coverage limit of one million dollars ($1,000,000) per occurrence.

                  14.3 Commercial General Liability Insurance. Contractor shall maintain Commercial General Liability Insurance for Hazards of (a) Construction Operation, (b) Elevators and Escalators, (c) Subcontractors and Independent Contractors, (d) Products and Completed Operations (with Completed Operations coverage to remain in force for two years following Final Acceptance), (e) Explosion Collapse and Underground Hazards, (f) Contractual Liability,

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(g) Personal Injury Liability (with the standard contractual and employee exclusions deleted) and (h) Sudden and Accidental Pollution. The insurance required by this Section 14.3 shall have the following limits of liability:

         Bodily Injury and Property Damage Liability

         $1,000,000 Combined Single Limit per occurrence and $2,000,000 annual aggregate issued on an occurrence basis with a per project limit of liability.

                  14.4 Automobile Liability Insurance. $1,000,000 Combined Single Limit per occurrence. Each Party shall obtain its own Business Automobile liability insurance to cover all owned, hired and non-owned vehicles in connection with construction, services, and/or other associated work hereunder.

                  14.5 Commercial Umbrella and/or Excess Insurance. Commencing on or prior to the earlier of (i) the date that Contractor commences shipment of any equipment to be provided hereunder and (ii) the Financial Closing Date, Contractor shall maintain Commercial Umbrella and/or Excess Insurance Policies for Bodily Injury and Property Damage Liability with a limit of $24,000,000 per occurrence and annual aggregate, with a per project aggregate limit, over Primary Employer's Liability, Commercial General Liability, and Business Automobile Liability Limits.

                  14.6 Severability of Interest. All insurance carried in accordance with Section 14.3, 14.4 and/or 14.5 hereof shall be endorsed to provide that, inasmuch as the policy is written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

                  14.7 Builder's Risk Insurance. Contractor shall provide on or prior to the earlier of (i) the commencement of performance of the Services at the Facility Site and (ii) the Financial Closing Date, and shall maintain until the first to occur of Provisional Acceptance, Interim Acceptance and Final Acceptance of the Facility, for the benefit of Owner, the Financing Parties, Contractor and all Subcontractors, "All-Risk" Builder's Risk Insurance in form reasonably acceptable to Owner, Contractor, and the Financing Parties covering direct physical loss or damage to

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the Facility for perils including but not limited to fire, lightning, hail, explosion, riot and civil commotion, vandalism and malicious mischief, theft, damage from aircraft (and other falling objects), inland transporation, vehicles, smoke, fire, flood, earthquake, landslide, Tsunami, windstorm, collapse, start-up and testing of the Facility and to any and all materials, supplies or equipment comprising the Facility or intended for installation into the Facility and covering all such materials, supplies or equipment during temporary storage and transit to or from the Facility Site during erection and otherwise. Insurance maintained shall be written on a full replacement cost basis. This insurance shall include "Delay In Start-up" Coverage equal to the defined Business Interruption amount (including construction financing costs and fixed operating and maintenance costs) equal to the initial eighteen (18) months of commercial operation, with such defined amount to be specified by Owner no later than thirty (30) days prior to the Commencement Date. This insurance shall also include Maintenance Coverage for two (2) years following the first to occur of Provisional Acceptance, Interim Acceptance and Final Acceptance of the Facility. Policy Deductible amounts shall be based on a "per occurrence" basis not to exceed $500,000 for Equipment Start-up Testing, $250,000 for earthquake, $250,000 for windstorm, $250,000 for flood, and $250,000 for all other property damage losses, [*]. The "Delay in Start-up" Deductible shall also be based on a "per occurrence" basis with Waiting Period Deductibles not to exceed thirty (30) days, except that such period may be up to (i) forty-five (45) days with respect to the 501 G turbine generator and (ii) sixty (60) days with respect to the 501 G turbine generator in the event its Row 1 and Row 2 blades and vanes or its steam cooled transition pieces have sustained damage.

                  14.8 Ocean Marine Cargo Insurance. Contractor shall provide on or prior to the commencement of shipment of any equipment to be provided hereunder and shall maintain until the first to occur of Provisional Acceptance, Interim Acceptance and Final Acceptance of the Facility Ocean Marine Cargo Insurance covering any and all materials and equipment while they are in transit to the Facility Site by wet marine bottoms or by air transportation and/or connecting conveyances, with a policy limit not less than the value of the largest single cargo shipment. Such insurance shall

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include Project "Delay in Start-up" coverage equal to the defined Business
Interruption amount (including construction financing costs and fixed operating and maintenance costs) equal to the initial eighteen (18) months of commercial operation, with the same deductible and coverage amounts as are applicable to the "Delay in Start-up" insurance under Section 14.7 hereof (unless Owner in its discretion directs Contractor to obtain higher deductibles and/or lower coverage amounts under this Section 14.8).

                  14.9 Subcontractor Insurance. Before permitting any of its Subcontractors to perform any Services at the Facility Site, Contractor shall obtain a certificate of insurance from each such Subcontractor evidencing that such Subcontractor has obtained insurance in such amounts and against such risks as is consistent with Contractor's customary practices for such types of subcontracts for projects of similar type and capacity to the Project, provided that such insurance shall at least be in such amounts and against such risks as is customarily carried by persons engaged in similar businesses in the same geographic area.

                  14.10 Waiver of Subrogation. All insurance policies supplied by Contractor shall include a waiver of any right of subrogation of the insurers thereunder against Owner, the Subcontractors, the Financing Parties, the Utility and all their assigns, subsidiaries, affiliates, employees, insurers and underwriters and of any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any such person insured under any such policy.

                  14.11 Contractor's Waiver. Contractor further releases, assigns and waives any and all rights of recovery against Owner, the Financing Parties, the Utility and all their affiliates, subsidiaries, employees, successors, permitted assigns, insurers and underwriters, which Contractor may otherwise have or acquire, in or from or in any way connected with any loss covered by policies of insurance maintained or required to be maintained by Contractor pursuant to this Agreement (other than third party liability insurance policies) or because of deductible clauses (except as otherwise provided in Section 14.15.3 hereof) in or inadequacy of limits of any such policies of insurance.

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                  14.12 Evidence of Coverage. Prior to the Financial Closing
Date (or, if earlier, on or prior to the time such insurances under Sections 14.5, 14.7 and 14.8 hereof are required to be in effect), Contractor shall furnish to the Financing Parties and Owner certificates of insurance (or if one of the Financing Parties or Owner so directs, copies of the declaration pages of the actual insurance policies signed by an authorized representative of the insurer) from each insurance carrier showing that the above required insurance is in force, the amount of the carrier's liability thereunder, and further providing that the insurance will not be canceled, changed or not renewed until the expiration of at least sixty (60) days (or ten (10) days in the case of cancellation due to non-payment of premiums) after written notice of such cancellation, change or non-renewal has been received by Owner, the Financing Parties and the Utility. All copies of certificates of insurance submitted under this Section 14.12 shall be in form and content reasonably acceptable to Owner, the Financing Parties and the Utility.

                           14.12.1 Standards. All insurance described herein shall be written by a company or companies authorized to do business in the Commonwealth of Pennsylvania and reasonably satisfactory to Owner, the Financing Parties and the Utility. Contractor and all Subcontractors shall not violate or knowingly permit any violation of any conditions or terms of the policies of insurance described herein.

                  14.13 Contractor's or Rented Equipment. All construction tools and equipment belonging to Contractor or any Subcontractor used by or on behalf of Contractor or any Subcontractor for its performance hereunder shall be brought to and kept at the Facility Site at the sole cost, risk and expense of Contractor or such Subcontractor and Owner shall not be liable, subject to the provisions of Section 14.15.2 hereof, for loss or damage thereto and any insurance policies carried by Contractor, any Subcontractor or any third party on said equipment, supplies and materials shall provide for a waiver of the underwriters' right to subrogation against Owner, the Financing Parties, the Utility and all their assignees, subsidiaries, affiliates, employees, insurers and underwriters. Contractor shall obtain adequate insurance to cover any construction tools and equipment leased.

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                  14.14 Descriptions not Limitations. The coverages referred to above shall be set forth in full in the respective policy forms, and the foregoing descriptions of such policies are not intended to be complete, nor to alter or amend any provision of the actual policies; provided, however, that neither the content of any insurance policy or certificate, nor Owner's approval thereof, shall relieve Contractor of any of its obligations under this Agreement.

                  14.15 Cost of Premiums, Risk of Loss and Deductibles.

                           14.15.1 Cost of Premiums. (a) Construction Insurance. Except as otherwise provided in this Section 14.15.1, Contractor shall bear responsibility for payment of all premiums for insurance coverage required to be provided by Contractor pursuant to this Article 14. Contractor shall use all reasonable efforts to obtain the "Delay in Start-up" insurance required under Sections 14.7 and 14.8 hereof at the lowest available cost, and Owner shall promptly reimburse Contractor for such "Delay in Start-up" insurance premiums.

                           (b) Operating Insurance. Owner shall be responsible for obtaining, on such terms and conditions as Owner and its Financing Parties reasonably deem to be appropriate, "all-risk" property insurance (including "business interruption" coverage) for the Facility for the period commencing with the first to occur of Provisional Acceptance, Interim Acceptance and Final Acceptance (the "Operating Insurance"), and Owner shall use all reasonable efforts to obtain such insurance at the lowest available cost. [*].

                           14.15.2 Risk of Loss. With respect to the Facility, until (i) delivery by Owner of the

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         Provisional Acceptance Certificate pursuant to Section 6.3.2 hereof, the Interim Acceptance Certificate pursuant to Section 6.4.2 hereof or the Final Acceptance Certificate pursuant to Section 6.5.1.2 hereof, whichever first occurs, or (ii) any earlier transfer of control of the Facility to Owner upon termination of this Agreement (the earlier of clause (i) or clause (ii) above, the "Risk Transfer Date"), Contractor (not Owner) shall bear the risk of loss and full responsibility for the costs of replacement, repair or reconstruction resulting from any damage to or destruction of the Facility or any materials, equipment, tools and supplies, which are purchased for permanent installation in or for use during construction of the Facility, regardless of whether Owner has title thereto under this Agreement, except to the extent such loss or damage is a result of the negligence or intentional misconduct of Owner, its employees or agents, in which event Owner shall be responsible: (a) with respect to any Project losses covered by the Builder's Risk insurance or the Ocean Marine Cargo insurance required under Sections 14.7 and 14.8 hereof, for up to the permitted deductible applicable thereto as set forth in Section 14.15.3 hereof, and (b) with respect to any tools and equipment covered by Section 14.13 hereof, for up to the lesser of the insurance deductible applicable thereto and one hundred thousand dollars ($100,000) per occurrence; provided, however, that Owner (not Contractor) shall bear the risk of loss and full responsibility for the costs of replacement, repair or reconstruction with respect to any such loss, damage or destruction that is covered by the Builder's Risk insurance and the Ocean Marine Cargo insurance required by Sections 14.7 and 14.8 hereof (1) to the extent that the proceeds of such insurance have been paid to Owner or the Financing Parties for replacement, repair or reconstruction of the Facility and such proceeds have not been made available to, or used at the direction of or with the consent of, Contractor for application toward the cost of replacement, repair or reconstruction of the Facility, and (2) with respect to any permitted deductible amounts under such insurance to the extent that such amounts for any single "occurrence" exceed $250,000.

                           After the Risk Transfer Date with respect to the Facility, the Owner shall bear all risk of loss and

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         full responsibility for repair, replacement or reconstruction with respect to any loss, damage or destruction to the Facility which occurs after such Risk Transfer Date, except to the extent such loss or damage is a result of (x) the continuing performance of the Services by Contractor or any Subcontractor (including any of their employees or agents) or (y) the negligence or intentional misconduct of Contractor or any Subcontractor (including any of their employees or agents), in either of which events Contractor shall be responsible for up to the lesser of the insurance deductible applicable thereto and two hundred and fifty thousand dollars ($250,000) per occurrence.

                           14.15.3 Deductibles. Contractor shall be responsible for deductibles for any losses covered by insurance required to be provided by Contractor under this Article 14; provided, however, that Owner shall be responsible for the following:

                           (a) deductibles in connection with any such Project
                  losses that are covered by Builder's Risk insurance required under Section 14.7 hereof and Ocean Marine Cargo insurance required under Section 14.8 hereof, in each case only up to the permitted deductibles hereunder and only to the extent that the deductibles are in respect of losses caused by the negligence or intentional misconduct of Owner; and

                           (b) deductibles in connection with any such Project
                  losses that are covered by the "Delay in Start-Up" insurance required under Sections 14.7 and 14.8 hereof.

                  14.16 Additional Insureds. All Contractor and Owner furnished insurance coverages required by this Article 14 (with the exception of the insurance required under Section 14.2) shall include Owner, Contractor, the Financing Parties, the Utility and all their assignees, subsidiaries an affiliates as additional insureds, as their respective interests may appear and, with respect to the "All Risk" Builder's Risk Insurance required by Section 14.7 hereof, shall designate the Financing Parties (as identified by Owner) as loss payees for losses in excess of $1 million.

                  14.17 No Limitation of Liability. The required coverages referred to and set forth in this Article 14 shall

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in no way affect, nor are they intended as a limitation of, Contractor's liability with respect to its performance of the Services except as expressly provided elsewhere.

                  14.18 Insurance Primary. All policies of insurance provided by Contractor pursuant to this Article 14 shall be written as primary and noncontributing with respect to any other similar coverage that Owner, the Financing Parties, the Utility and their assignees, subsidiaries and affiliates may carry.

                                      ARTICLE 15
                                      Termination

                  15.1 Termination for Owner's Convenience. Owner may for its convenience terminate any part of the Services or all remaining Services at any time upon thirty (30) days' prior written notice to Contractor specifying the part of the Services to be terminated and the effective date of termination. Promptly upon receipt of such notice, Contractor shall stop performance of the terminated Services and shall promptly order and commence demobilization with regard to the terminated Services. Contractor shall continue to prosecute the part of the Services not terminated. In case of such partial termination, the exercise of such partial termination right by Owner shall be conditioned upon the Parties' mutual and reasonable agreement on the Scope Change Order, if any, necessary to make equitable adjustments to one or more of the Guaranteed Completion Dates, the Contract Price, the Payment and Milestone Schedule, the Project Schedule, the Performance Guarantees and such other provisions of this Agreement which may be affected thereby, as appropriate. In the event of termination by Owner under this Section 15.1 at any time prior to the Commencement Date, Owner shall pay to Contractor such amounts as are required pursuant to Section 4.2.1 hereof. In the event of termination by Owner under this Section 15.1 at any time on or after the Commencement Date, Owner shall pay to Contractor such amounts as are required pursuant to Section 4.4 hereof (provided that if such termination is only of part of the Services, the provisions of said Section 4.4 shall be applied only with respect to the terminated Services); provided, that Contractor shall mitigate all damages or expenses to be borne by Owner under Section 4.4 hereof; and provided, further, that if Owner so requests, Contractor shall execute and deliver all documents and take all other steps,

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including legal assignments, as necessary to transfer to Owner (or to Owner's designee, which may be any other AES affiliate or any third party purchaser) all of Contractor's right, title and interest in and to all items procured by Contractor for the Project and all contractual rights of Contractor under all subcontracts, purchase orders, warranties, guarantees and other agreements for the Project, in each case in accordance with the provisions set forth in Section 4.4(a) and (b) hereof, as applicable.

                           15.1.1 Owner's Right to Suspend Completion of the Services. Owner may elect to suspend completion of all or any part of the Services upon ten days' prior written notice to Contractor (or, in Emergency situations, upon such prior notice as circumstances permit) indicating (a) the portion of the Services the completion of which Owner has elected to defer; (b) Owner's estimate of the duration of such suspension; and (c) the effective date of such suspension of the Services. Upon receipt of and consistent with the effective date of such notice, Contractor shall stop performance of the Services which Owner has elected to defer and shall continue to complete performance of the balance of the Services. In the event of a suspension of the Services pursuant to this Section 15.1.1, Owner shall (i) within fifteen (15) days after receipt from Contractor of an invoice and such supporting documentation as Owner reasonably requires to verify the invoiced amounts, pay to Contractor the sum of (1) such amount, if any, of the unpaid Contract Price that is representative of the actual stage of completion of the Services being deferred that have been performed to date and not previously compensated for through Contract Price payments made through such date (as reasonably determined based upon the percentage completion of applicable milestones relating to such deferred work as set forth in the Payment and Milestone Schedule or as otherwise mutually and reasonably agreed upon by the Parties), plus (2) if and to the extent appropriate based upon the duration and scope of the suspension, such reasonable demobilization costs incurred by Contractor as a result of such suspension, and (ii) authorize a Scope Change Order making equitable adjustments to one or more of the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Contract Price, the Payment and Milestone Schedule, the Project Schedule, the Performance Guarantees and such other provisions of this Agreement

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         which may be affected thereby, as appropriate. Contractor shall mitigate expenses to be borne by Owner as a result of suspension of the Services pursuant to this Section 15.1.1.

                  15.2 Termination by Contractor.

                           15.2.1 Suspension or Termination Upon Non-Payment by Owner. If Owner fails to pay to Contractor any payment as required hereunder and such failure continues for twenty (20) days, then (a) Contractor may suspend its performance of the Services hereunder upon ten (10) days' prior written notice to Owner, which suspension may continue until such time as such payment (plus accrued interest thereon pursuant to Section 25.1 hereof) is paid to Contractor, and/or (b) if such payment has not been made prior to the commencement of a suspension by Contractor under clause (a) above, Contractor may terminate this Agreement upon sixty (60) days' prior written notice to Owner, provided that such termination shall not become effective if such payment (plus accrued interest thereon pursuant to Section 25.1 hereof) is made to Contractor prior to the end of such notice period. In the event of such a suspension by Contractor pursuant to clause (a) above, an equitable adjustment to one or more of the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule and the Project Schedule, and, as appropriate, such other provisions of this Agreement that may be affected thereby, shall be made by agreement between Owner and Contractor or otherwise pursuant to Article 12 or 21 hereof. In the event of such a termination by Contractor pursuant to clause (b) above, Owner shall pay to Contractor such amounts as are required pursuant to
         Section 4.4 hereof; provided, that Contractor shall mitigate all damages or expenses to be borne by Owner under Section 4.4 hereof. Notwithstanding the foregoing, Owner shall not be deemed to be in breach hereof, nor shall Contractor be entitled to suspend its performance hereunder or to terminate this Agreement, by reason of the withholding of any payment (or portion thereof) which is the subject of a bona fide dispute.

                           15.2.2 Termination Upon Extended Suspension of Services. In the event that Owner has suspended completion of all or any part of the Services in accordance with Section 15.1.1 hereof for a period in

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         excess of two years in the aggregate, Contractor may, at its option, at any time thereafter so long as such suspension continues, give written notice to Owner that Contractor desires to terminate such suspended Services. Unless Owner orders Contractor to resume performance of such suspended Services within ten days of the receipt of such notice from Contractor, such suspended Services shall be deemed to have been terminated by Owner for its convenience pursuant to Section 15.1 hereof.

                           15.2.3 Termination Upon Extended Force Majeure Delay. In the event that the occurrence of one or more Force Majeure Events prevents Contractor from performing the Services for a period of three hundred sixty five (365) consecutive days, Contractor may, at its option, give written notice to Owner of its desire to terminate this Agreement. This Agreement will be deemed to have been terminated by Owner for its convenience pursuant to Section 15.1 hereof on the tenth day following Owner's receipt of such notice unless, on or prior to such date, such Force Majeure Event(s) cease(s) to exist; provided, that for purposes of any termination pursuant to this Section 15.2.3 the Termination Payment otherwise due to Contractor from Owner pursuant to Section 4.4 hereof shall be reduced by 5%.

                  15.3 Consequences of Termination. (a) Upon any termination pursuant to this Article 15 or Article 16 hereof, Owner may, provided that if such termination is pursuant to Article 15 hereof Contractor shall have been paid all amounts due and owing to it under this Agreement (and provided further that this Section 15.3 shall not be deemed to constitute a waiver by Contractor of any rights to payment it may have hereunder in the event of a termination pursuant to Article 16 hereof), at its option elect to have itself (or its designee, which may include any other AES affiliate or any third party purchaser) (i) assume responsibility for and take title to and possession of the Project and any or all work, materials or equipment remaining at the Facility Site, and (ii) succeed automatically, without the necessity of any further action by Contractor, to the interests of Contractor in any or all items procured by Contractor for the Project and in any and all contracts and subcontracts entered into between Contractor and any Subcontractor with respect to the equipment specified in Appendix U hereto, and with respect

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to any or all other Subcontractors selected by Owner which are materially necessary to the timely completion of the Project, Contractor shall use all reasonable efforts to enable Owner (or its designee) to succeed to Contractor's interests thereunder (provided that with respect to these other Subcontractors, if Contractor so elects the Parties shall use all reasonable efforts to structure such succession by Owner (or its designee) to be pursuant to a novation of such Subcontract or to include a release by such Subcontractor of Contractor from any obligations thereafter arising under such Subcontract and, if such termination is pursuant to this Article 15, obtaining such a structure shall be a condition to Owner's (or its designee's) succession to such Subcontract). With respect to all such contracts and subcontracts that Owner (or its designee) so succeeds to, it shall be required, as between Contractor and Owner (or its designee), to compensate such Subcontractors only for compensation becoming due and payable to such Subcontractors under the terms of their respective contracts and subcontracts with Contractor from and after the date Owner (or its designee) elects to succeed to the interests of Contractor in such contracts and subcontracts. All sums claimed by such Subcontractors to be due and owing for Services performed prior to such date shall constitute debts between Contractor and the affected Subcontractors, and Owner (or its designee) shall in no way be liable for such sums. Contractor shall include in all contracts and subcontracts entered into with Subcontractors with respect to the equipment specified in Appendix U hereto, a provision providing for the foregoing, and its contracts and subcontracts with its other Subcontractors shall not by its express terms prevent the foregoing.

                  (b) In the event of any termination hereof, Owner may, without prejudice to any other right or remedy it may have, at its option, finish the Services by whatever method Owner may deem expedient. To the extent the costs of completing the Services after a termination by Owner pursuant to Section 16.2 hereof, including without limitation compensation for additional professional services, exceed those amounts that would have been payable to Contractor hereunder to complete the Services if this Agreement had been fully performed, Contractor shall pay the difference to Owner upon demand; provided, that Owner shall use all reasonable efforts to mitigate such costs to be borne by Contractor under this Section 15.3. In addition, Owner shall be entitled to exercise any rights or remedies available to Owner hereunder or at law or in equity. In the

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case of a termination by Owner pursuant to Section 16.2 hereof, Contractor shall not be entitled to any further payment hereunder, other than any amounts that were due and owing to Contractor hereunder as of the date of such termination; provided, that any such payments that otherwise were due and owing from Owner hereunder as of the date of such termination shall not be payable to Contractor unless and until Contractor has paid any and all amounts due or to become due from it to Owner hereunder (including without limitation any payments due under Section 16.2 hereunder).

                  15.4 Surviving Obligations. Termination of this Agreement pursuant to this Article 15 or Article 16 hereof (a) shall not relieve Contractor or Owner of its obligations with respect to the confidentiality of the other Party's information as set forth in Article 19 hereof, (b) shall not relieve Contractor or Owner of any obligation hereunder which expressly or by implication survives termination hereof, and (c) except as otherwise provided in any provision of this Agreement expressly limiting the liability of either Party, shall not relieve either Party of any obligations or liabilities for loss or damage to the other Party arising out of or caused by acts or omissions of such Party prior to the effectiveness of such termination or arising out of such termination, and shall not relieve Contractor of its obligations as to portions of the Services already performed or as to obligations assumed by Contractor or Owner prior to the date of termination. For the avoidance of doubt, the warranty obligations of Contractor pursuant to Article 10 hereof with respect to all Services performed hereunder prior to the termination of this Agreement shall survive termination of this Agreement; provided, that such warranty obligations shall be equitably modified by agreement of the Parties, or otherwise pursuant to Article 21 hereof, to account for any adverse effect such termination may have on Contractor's ability to perform Services meeting the warranty and guarantee standards contained in Article 10 hereof.

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                                   ARTICLE 16
                              Default and Remedies

                  16.1 Contractor's Default. Contractor shall be immediately in default of its obligations hereunder upon the occurrence of any one or more of the following events, acts or conditions:

                           (a) Contractor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or the appointment of or taking of possession by any such official in an involuntary case or other proceeding commenced against it, or shall generally not pay its debts as they become due, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing;

                           (b) An involuntary case or other proceeding shall be commenced against Contractor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of sixty (60) days;

                           (c) Any representation or warranty made by Contractor under Article 24 hereof was false or materially misleading when made and at the time Owner or Contractor becomes aware that such representation or warranty was false or misleading it could reasonably be expected to have a material adverse effect on Owner or the Project, and Contractor fails to remedy such false or materially misleading representation or warranty within thirty (30) days after Contractor receives a written notice from Owner with respect thereto;

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                           (d) Except as otherwise permitted under Section 17.1
         hereof, Contractor assigns or transfers this Agreement (or any right or interest herein) without the express written consent of Owner;

                           (e) Contractor (i) knowingly fails to maintain any insurance coverages required of it pursuant to Article 14 hereof, or
         (ii) otherwise fails to maintain and, within three business days of its receipt of a written notice from Owner with respect thereto, fails to correct its failure to maintain any such required insurance coverages;

                           (f) Contractor or any Subcontractor fails to comply with any provision of any Applicable Law or Applicable Permit, and such failure is not remedied within (i) thirty (30) days after Contractor receives actual knowledge thereof, or (ii) such longer period as may be necessary for Contractor to cure such failure, not to exceed one hundred twenty (120) days, provided that Contractor diligently pursues the cure of such failure and such cure is effected in such a manner and within such time that such failure to comply could not reasonably be expected to have a material adverse effect on Owner or the Project;

                           (g) The cessation or abandonment by Contractor of the performance of the Services, and Contractor fails to recommence the Services within ten days after Contractor receives a written notice from Owner with respect thereto, unless due to an Emergency (provided that Contractor shall have furnished Owner with a reasonable justification for its course of action within twenty four (24) hours of declaring the emergency in question, which course of action is consistent with the standards of performance required hereunder);

                           (h) The EPC Guaranty issued by [Siemens Corporation] (or its permitted successors thereunder) pursuant to Section 2.1.27 hereof is terminated or repudiated or an Event of Default (as defined therein) exists thereunder;

                           (i) Contractor fails to supply sufficient skilled workers or suitable materials or equipment to perform the Services, or fails to make prompt payments to Subcontractors (unless such payment is the subject

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         of a bona fides dispute, and provided that Contractor is in compliance with its requirements under Sections 2.1.22, 4.6 and 10.2 hereof) or for labor, materials or equipment, and does not remedy any such failure within thirty (30) days of receipt of written notice from Owner with respect thereto;

                           (j) (1) None of Provisional Acceptance, Interim Acceptance and Final Acceptance of the Facility shall have occurred, and Contractor shall have failed to provide Owner with a Plan relating thereto in accordance with Section 7.2.1 hereof, in each case by the date that is forty (40) days after the Guaranteed Provisional Acceptance Date;

                           (2) Neither Provisional Acceptance nor Interim Acceptance of the Facility shall have occurred within twelve (12) months following the Guaranteed Provisional Acceptance Date; or

                           (3) Final Acceptance of the Facility shall not have occurred by the Guaranteed Final Acceptance Date; provided, however, that if on or before the Guaranteed Final Acceptance Date the Facility has achieved at least Provisional Acceptance and has achieved all other requirements for Final Acceptance except for the Reliability Guarantee, such failure to achieve Final Acceptance shall not constitute an Event of Default under this Section 16.1(j)(3) unless such failure continues to exist on the date that is ninety (90) days after the Guaranteed Final Completion Date;

                           (k) Contractor fails to achieve any of the Construction Progress Milestones, fails to have an Approved Plan relating thereto and fails to be proceeding in accordance with a Plan as revised by comments from Owner and Independent Engineer pursuant to clause (x) of Section 7.6.2 hereof, and each such failure continues to exist on the date that is sixty (60) days after the corresponding Construction Progress Milestone Date;

                           or

                           (l) Contractor fails to perform or observe in any material respect any provision of this Agreement not otherwise addressed in this Section 16.1 and fails to remedy any such failure within (i) thirty (30) days

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         after Contractor receives a written notice from Owner with respect thereto, or (ii) such longer period as may be necessary for Contractor to cure such failure, not to exceed one hundred twenty (120) days, provided that Contractor diligently pursues the cure of such failure and such cure is effected in such a manner and within such time that such failure to comply could not reasonably be expected to have a material adverse effect on Owner or the Project.

                  16.2 Owner's Rights and Remedies. In the event that Contractor is in default of its obligations hereunder pursuant to Section 16.1 hereof, Owner shall have any or all of the following rights and remedies (in addition to any other rights and remedies that may be available to Owner hereunder or at law or in equity) and Contractor shall have the following obligations:

                           (a) Owner may, without prejudice to any other right or remedy Owner may have hereunder or at law or in equity, terminate this Agreement in whole or in part immediately upon delivery of notice to Contractor. In case of such partial termination, the Parties shall mutually agree upon a Scope Change Order to make equitable adjustments (including the reduction and/or deletion of obligations of the Parties commensurate with the reduced scope Contractor shall have after taking into account such partial termination) to one or more of the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Contract Price, the Payment and Milestone Schedule, the Project Schedule, the Performance Guarantees and such other provisions of this Agreement which may be affected thereby, as appropriate. In the event that the Parties are unable to reach mutual agreement as to said Scope Change Order and the dispute resolution procedures set forth in Article 21 are invoked, such procedures shall give due consideration to customary terms and conditions under which Contractor has entered subcontracts with third party prime contractors covering services substantially similar to those Services which are not being terminated.

                           (b) If requested by Owner, Contractor shall withdraw from the Facility Site, shall assign to Owner such of Contractor's subcontracts (to the extent permitted therein) as Owner may request, and shall

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         remove such materials, equipment, tools and instruments used by, and any debris and waste materials generated by, Contractor in the performance of the Services as Owner may direct, and Owner, without incurring any liability to Contractor (other than the obligation to return to Contractor at the completion of the Project such materials that are not consumed or incorporated into the Project, solely on an "as is, where is" basis without any representation or warranty of any kind whatsoever), may take possession of any and all designs, drawings, materials, equipment, tools, instruments, purchase orders, schedules and facilities of Contractor at the Facility Site that Owner deems necessary to complete the Services (other than any designs and drawings that (i) are proprietary to Contractor, (ii) Contractor's established corporate policy prohibits the disclosure of to prime contractors, subcontractors or any other third parties that are similar to or the same as Owner and its replacement contractor (provided that if such policy allows such disclosure only on restrictive terms and conditions, then Owner shall be entitled to receive such disclosure on substantially similar terms and conditions), and (iii) are so competitively sensitive that their disclosure to competitors would have a material adverse effect on Contractor);

                           (c) Owner, without incurring any liability to Contractor, shall have the right (either with or without the use of Contractor's materials, equipment, tools and instruments) to have the Services finished and to exercise any rights or remedies available to it hereunder or at law or in equity (including without limitation demanding the payments from Contractor pursuant to Section 15.3 hereof);

                           (d) Owner may exercise any other remedy it may have hereunder or at law or in equity, including seeking the recovery of damages.

                                      ARTICLE 17
                                      Assignment

                  17.1 Consent Required. It is expressly understood and agreed that this Agreement is personal to Contractor and Owner, and that Contractor and Owner shall have no right, power or authority to assign or delegate any

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of their respective rights or obligations under this Agreement or any portion thereof, either voluntarily or involuntarily, or by operation of law. Notwithstanding the foregoing, (i) Contractor may, without Owner's approval and provided that such assignment could not reasonably be expected to have a material adverse effect on Owner or the Project, assign all (but not less than all) of its rights or obligations under this Agreement to a parent, sister or subsidiary company, provided that such assignee is directly or indirectly wholly-owned by the EPC Guarantor and the EPC Guaranty issued by the EPC Guarantor is still in full force and effect, and (ii) Owner may, without Contractor's approval, (a) assign any or all of its rights under this Agreement as collateral security to the Financing Parties, and (b) assign any or all of its rights under this Agreement to any transferee of the Project or a substantial portion thereof, provided that such assignee has financial and operational capabilities that either are substantially similar to those of Owner at such time or otherwise are such that the assignment could not reasonably be expected to have a material adverse effect on Contractor's rights and obligations hereunder.

                  If in connection with any assignment permitted pursuant to clause (i)(a) of the second sentence of this Section 17.1 any Financing Party requests Contractor to consent in writing to such an assignment even though such consent is not required hereunder, Contractor shall do so promptly, with such acknowledgment and consent agreement to include such terms and conditions as are mutually and reasonably agreed upon by Contractor, Owner and the Financing Parties. In the case of an assignment by one Party that does not require the consent of the other Party, the assigning Party's sole obligation under this
Section 17.1 is to provide the other Party with notice of such assignment. If either Party reasonably determines or is reasonably advised that any further instruments are necessary or desirable to carry out the intent of the second sentence of this Section 17.1, the other Party will execute and deliver all such instruments and take any action reasonable to effectuate the intent of this
Section 17.1. The Parties recognize that this Agreement is subject to review by financial institutions for purposes of the project financing of the Project. At Owner's request, Contractor shall provide to any Financing Party a certificate from Contractor and/or an opinion of counsel addressed to any such Financing Party concerning such matters as such Financing Party reasonably requests from Contractor,

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including that (w) Contractor is duly organized, validly existing and in good standing under the laws of the state or commonwealth of its formation or incorporation, as the case may be, and is qualified to do business in the Commonwealth of Pennsylvania, (x) the execution, delivery and performance of this Agreement is within the power and authority of Contractor and this Agreement is not in conflict with its organizational documents or any agreement to which Contractor is a party or by which it is bound or affected, (y) there is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental entity binding on Contractor which would be contravened by the execution, delivery, performance or enforcement of the Agreement, and (z) the Agreement is a legal, valid and binding obligation enforceable against Contractor in accordance with its terms, subject to usual and customary qualifications.

                  17.2 Successors and Assigns. All of the rights, benefits, duties, liabilities and obligations of the Parties hereto shall inure to the benefit of and be binding upon their respective permitted successors and permitted assigns.

                                   ARTICLE 18
                                Design Documents

                  18.1 Owner Review. It is expressly understood and agreed that the Design Documents and other related design information which are prepared in connection with the Services and which have been identified in Appendix P hereto as being subject to the review, comment and/or approval of Owner (such design information together with the Design Documents, the "Documents for Approval"), shall be made available to Owner (or its designees) for its review, comment and/or approval, as the case may be, in order to monitor compliance with this Agreement as such documents are prepared and completed.

                  18.2 Review not Release of Obligations. Review, comment and/or approval by Owner (or its designees) of any documents or submittals that Contractor is required to submit to Owner (or its designees) hereunder for its review, comment and/or approval (including without limitation the Documents for Approval pursuant to Section 18.1 hereof) shall not relieve or release Contractor from any of its duties, obligations or liabilities provided for under the terms of this Agreement. Prior to the Commencement Date,

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the Parties shall mutually agree upon and set forth in Appendix P hereto the timing requirements for submittal, review, approval and return of such Documents for Approval.

                  18.3 Final Documents. Within ninety (90) days after the occurrence of the first to occur of Provisional Acceptance, Interim Acceptance and Final Acceptance of the Facility, Contractor shall furnish Owner with the "as built" design documents listed in Appendix P hereto, in form and substance reasonably satisfactory to Owner, reflecting the Facility as actually constructed, including without limitation an "as built" survey illustrating the boundaries of the Facility Site, and the established building setback lines, if any.

                  18.4 Ownership. Contractor agrees that all Design Documents and other documents prepared by Contractor and used exclusively in the performance of the Services and provided to Owner as a deliverable under this Agreement shall be the property of Owner; provided, that Owner shall not transfer any such documents to another person other than in connection with its security assignment to the Financing Parties and any transfer or other assignment by Owner of all or substantially all of its interests in the Project, and in any such case such transfer shall be made subject to the terms of Section
19.1 hereof to the extent applicable. Contractor agrees that all such documents, as well as any drawings, tracings, specifications, calculations, memoranda, data, notes and other materials which are supplied by Owner and come into the possession of Contractor, shall be used solely with respect to this Project and, with respect to all such materials supplied by Owner that were specifically identified at the time of such submittal as requiring return, shall, except for Contractor's file copy, be delivered to Owner at the first to occur of Provisional Acceptance, Interim Acceptance and Final Acceptance of the Facility and termination of the Services.

                                   ARTICLE 19
                            Confidential Information

                  19.1 Confidentiality. Each Party agrees to hold in confidence for a period commencing with the date hereof and ending five years from the date of Project Completion, except as may be necessary to perform its obligations hereunder, any information supplied to it by the other Party and designated in writing as confidential. Each Party

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further agrees to require third parties to enter into appropriate non-disclosure agreements relative to such confidential information as may be communicated to them by Contractor or Owner. The provisions of this Section 19.1 shall not apply to information within any one of the following categories: (a) information which was in the public domain prior to receipt thereof from the other Party or which subsequently becomes part of the public domain by publication or otherwise, except by the receiving Party's wrongful act; (b) information which the receiving Party can show was in its possession prior to its receipt thereof from the other Party; (c) information received by a Party from a third party without a confidentiality obligation with respect thereto; (d) information which the receiving Party developed independently; or (e) information which a Party is required by law to disclose; provided, however, that prior to making any such disclosure under clause (e) of this Section 19.1, such disclosing Party shall:
(i) provide the other Party with timely advance written notice of the confidential information requested by such government authority and such disclosing Party's intent to so disclose; (ii) minimize the amount of confidential information to be provided consonant with the interests of the non-disclosing Party and the requirements of the government authority involved; and (iii) at the request and expense of the non-disclosing Party make every reasonable effort (which shall include participation by the non-disclosing Party in discussions with the government authority involved) to secure confidential treatment and minimization of the confidential information to be provided. Neither Party shall publish the terms and conditions of this Agreement or Project technical information, unless the other Party provides its express prior written consent thereto; provided, however, that Owner shall be permitted to disclose, subject to the provisions of this Section 19.1, such terms and provisions to the Independent Engineer, the Financing Parties and the Utility and otherwise to the extent required to obtain financing for the Facility or to perform its obligations under the Power Purchase Agreement or, upon the termination of this Agreement pursuant to Section 16.2 hereof, to the extent Owner reasonably deems necessary to complete the Services (other than any such technical information that (1) is proprietary to Contractor, (2) Contractor's established corporate policy prohibits the disclosure of to prime contractors, subcontractors or any other third parties that are similar to or the same as Owner and its replacement contractor (provided that if such policy allows such disclosure only on restrictive terms and

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conditions, then Owner shall be entitled to receive such disclosure on substantially similar terms and conditions), and (3) is so competitively sensitive that its disclosure to competitors would reasonably be determined to have a material adverse effect on Contractor). Notwithstanding any other provision of this Section 19.1, (a) Owner shall be permitted to summarize the material terms and conditions of this Agreement for purposes of including such summary in any offering statements or similar disclosure documents relating to the financing of the Facility ("Offering Statements") which will be provided to credit rating agencies ("Rating Agency") that may provide a rating for such debt and to prospective purchasers of such debt ("Offerees"); and (b) the Independent Engineer may utilize certain project technical information in a report ("Report") which will be included in such Offering Statement; provided, however, that prior to the distribution of the summary referred to in clause (a) above and the Report referred to in clause (b) above to any Rating Agency or Offerees, Owner shall provide Contractor a copy thereof and Contractor shall have a reasonable period of time to review and provide comments thereon to Owner in the case of the summary and Owner and the Independent Engineer in the case of the Report. Owner shall give due consideration to such comments in finalizing the summary and shall cause the Independent Engineer to give due consideration to such comments in finalizing the Report, in both cases in light of Contractor's interest in protecting its proprietary information and in light of Owner's and the Independent Engineer's disclosure obligations under applicable securities laws. The parties shall attempt in good faith to resolve any disagreements concerning information to be included in such summary or Report. No Offeree shall be given a copy of this Agreement but an Offeree may inspect a copy of this Agreement at the offices of Owner or its designee provided such Offeree has entered into an appropriate confidentiality agreement and such Offeree is not in competition with Contractor in Contractor's power generation, distribution and transmission business.

                  19.2 Publicity Releases. Contractor shall not, nor shall it permit any Subcontractor to, issue any press or publicity release or any advertisement, or publish or otherwise disclose any photograph or other information, concerning this Agreement or the Project without the express prior written consent of Owner.

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                                   ARTICLE 20
                                   Inspection

                  20.1 Project Inspection. Contractor acknowledges that prior to the execution of this Agreement, Contractor (a) has made a complete and careful examination of the Facility Site and the surrounding areas, the Design Documents and the drawings and specifications and other information set forth in Appendix A hereto, (b) has made a complete and careful examination to determine the difficulties and hazards incident to the performance of the Services, including without limitation (i) the location of the Project, (ii) the condition of the Facility Site and the surrounding areas, (iii) the proximity of the Project to adjacent facilities and structures, (iv) the conditions of the roads, waterways and railroads in the vicinity of the Facility Site, including the conditions affecting shipping and transportation, access, disposal, handling and storage of materials, (v) the labor conditions in the region of the Facility Site, (vi) Applicable Laws, Applicable Permits, the Electrical Interconnection Requirements, the PPA Operating Requirements (as in effect on the date of execution of this Agreement), the Guaranteed Emissions Limits and Real Estate Rights, (vii) the local weather conditions based upon previous weather data, and
(viii) all other matters that might affect Contractor's performance hereunder or the construction of the Facility (other than subsurface conditions pursuant to Section 20.2 hereof), and (c) has determined to Contractor's satisfaction the nature and extent of such difficulties and hazards.

                  20.2 Subsurface Conditions. In the event and to the extent a subsurface condition at the Facility Site affects Contractor's costs or ability to meet the Guaranteed Completion Dates or the Construction Progress Milestone Dates, an equitable adjustment shall be made in one or more of the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule, the Performance Guarantees, the Project Schedule and, as appropriate, such other provisions of this Agreement which may be affected thereby pursuant to Article 12 hereof; provided, however, that no such adjustment shall be made with respect to (i) any material difficulties, hazards or conditions at the Facility Site identified in the preliminary geotechnical survey and soil analysis report prepared by or on behalf of the Owner and delivered to Contractor prior to the execution date hereof, (ii) any material difficulties, hazards or conditions at the Facility

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Site that were identified in the additional, comprehensive geotechnical survey and soil analysis performed by Contractor pursuant to Section 20.3 hereof or that should have been identified by such comprehensive survey and analysis if Contractor had performed such survey and analysis in accordance with the standards of performance required hereunder, and (iii) any Hazardous Materials identified in any environmental site assessment report delivered to Contractor by Owner pursuant to Section 20.3 hereof and for which Contractor has agreed to accept disposal responsibility pursuant to Section 12.12 hereof.

                  20.3 Soil and Terrain Inspection. Contractor acknowledges that prior to the execution of this Agreement Owner has made a preliminary examination of the nature and character of the soil and terrain of the Facility Site, the results of which were furnished to Contractor by Owner prior to the execution date hereof, and Contractor has performed an additional, more complete and careful geotechnical survey and analysis of the nature, character and condition of the soil and terrain of, or near, the Facility Site in order to determine any additional material difficulties on or about or near the Facility Site (including without limitation the presence and effect of any artifacts or other items of historical or archaeological significance and any wetlands (but excluding any Hazardous Materials) on or about or near the Facility Site). No later than October 1, 1998, Contractor shall prepare and deliver to Owner a comprehensive report on any additional material difficulties with the condition of the Facility Site identified by such more complete examination that were not previously identified by Owner's preliminary examination. In addition, Owner shall have the right, in its sole discretion, to prepare and deliver to Contractor no later than thirty (30) days prior to the Commencement Date an environmental assessment report of the Facility Site. If Owner's environmental report (if any) reveals any additional material difficulties, hazards or conditions at or near the Facility Site incident to the performance of the Services that were not previously identified in the preliminary examination by Owner delivered to Contractor prior to the execution hereof, then Contractor shall have the right, to be exercised no later than thirty (30) days after receipt of each such report, to request a Scope Change providing for such equitable adjustments (if any) in one or more of the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule, the Performance Guarantees, the Project

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Schedule and, as appropriate, such other provisions of this Agreement which may be affected thereby, in each case as may be reasonably warranted by such material differences or additions, in which event Owner shall have the option of
(a) granting such a Scope Change on terms mutually and reasonably agreeable to Owner and Contractor or (b) terminating this Agreement without any liability of either Party to the other, subject to the provisions of Section 15.1 hereof.

                                   ARTICLE 21
                               Dispute Resolution

                  21.1 Dispute Resolution. In the event a dispute arises between Owner and Contractor regarding the application or interpretation of any provision of this Agreement, the aggrieved Party shall promptly give notice in writing to the other Party invoking the provisions of this Section 21.1 and the Parties shall negotiate in good faith and attempt to resolve such dispute. If the Parties fail to resolve the dispute within thirty (30) days after delivery of such notice, each Party shall have the right to require, by written notice to the other Party containing a brief description of the dispute, that each Party nominate and have a senior officer of its management meet with the other Party's nominated senior officer at the Facility Site, or at any other mutually agreed location, within fifteen (15) days of such request, in order to attempt to resolve the dispute. Should the Parties be unable to resolve the dispute to their mutual satisfaction within fifteen (15) days after such meeting, each Party shall have the right to pursue any and all remedies available to it hereunder or available to it at law or in equity.

                           21.1.1 Independent Expert. If any dispute hereunder involves technical issues (including, without limitation, as to the adequacy of any Plan submitted by Contractor under Section 7.6.2 hereof), either Party could request that such matter be referred to a mutually acceptable independent expert for resolution in an expedited manner pursuant to procedures and timing to be mutually agreed upon by the Parties; provided, that if the other Party does not agree to such request or the Parties are unable to reach an agreement on such an independent expert or such governing procedures (in each case in the sole discretion of each Party) in any case within thirty

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         (30) days after the initial request, then either Party may require that the dispute be submitted to resolution pursuant to Section 21.1 hereof. The findings of any such independent expert with respect to any technical issues so presented to it for resolution hereunder shall be binding upon the Parties.

                  21.2 Performance During Dispute. Subject to Contractor's rights under Section 15.2.1 hereof, notwithstanding the existence of a dispute between Owner and Contractor and regardless of whether such dispute is the subject of dispute resolution pursuant to Section 21.1 hereof, Contractor shall not be entitled to suspend or otherwise delay the performance of the Services.

                                   ARTICLE 22
                              Cost Records; Audits

                  22.1 Maintenance of Records. Contractor shall maintain fiscal records and books of account pertaining to the Project in accordance with U.S. generally accepted accounting principles consistently applied.

                  22.2 Inspection of Books, Records and Audit Rights. Contractor covenants and agrees to keep and maintain full, complete and detailed records of all of its costs and allowances incurred in connection with Scope Changes priced at cost plus fee. Contractor authorizes independent third parties designated by Owner and subject to Contractor's approval (not to be unreasonably withheld) to inspect and audit, during business hours, all such records. Such records, books and accounts shall be preserved by Contractor and shall be available for audit for a period of three (3) years after Project Completion, at no additional cost to Owner.

                  22.3 Quality Audits. Owner may perform periodic audits of the Project, or of documents related to the Project, to the extent necessary (in Owner's reasonable judgment) to verify the application of the Quality Assurance Plan set forth in Appendix K hereto and its results. In the event that, as a result of an audit, Owner detects a failure to adhere to or to properly apply such Quality Assurance Plan, upon the receipt of notice thereof from Owner, Contractor shall take all actions necessary to correct such failure.

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                                   ARTICLE 23
                             Independent Contractor

                  23.1 Contractor as Independent Contractor. Contractor shall be an independent contractor with respect to the Project, each part thereof, and the Services, and neither Contractor nor its Subcontractors nor the employees of either shall be deemed to be agents, representatives, employees or servants of Owner in the performance of the Services, or any part thereof, or in any manner dealt with herein. The Parties covenant and agree that in the performance of the Services by Contractor, Contractor shall not perform any act or make any representation to any Person to the effect that Contractor, its agents, representatives or Subcontractors, is the agent or agents of Owner.

                                   ARTICLE 24
                         Representations and Warranties

                  24.1 Representations and Warranties of Contractor. Contractor represents and warrants to Owner that:

                           24.1.1 Organization and Qualification. Contractor is a corporation duly organized, validly existing and in good standing under the laws of Pennsylvania, U.S.A., has the lawful power to engage in the business it presently conducts and contemplates conducting, and is duly licensed or qualified and in good standing as a corporation in each jurisdiction wherein the nature of the business transacted by it makes such licensing or qualification necessary.

                           24.1.2 Power and Authority. Contractor has the power to enter into this Agreement and to perform its obligations hereunder and all such actions have been duly authorized by all necessary proceedings on its part.

                           24.1.3 No Conflict. The execution, delivery and performance of this Agreement will not conflict with, result in the breach of, constitute a default under or accelerate performance required by any of the terms of the organizational documents of Contractor or any Applicable Laws or any covenant, agreement, understanding, decree or order to which Contractor is a

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         party or by which Contractor or any of its properties or assets is bound or affected.

                           24.1.4 Validity and Binding Effect. This Agreement has been duly and validly executed and delivered by Contractor. This Agreement constitutes a legal, valid and binding obligation of Contractor, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general principles of equity. No authorization, approval, exemption or consent by any governmental or public body or authority (other than the Applicable Permits listed in Appendix F hereto) is required in connection with the authorization, execution, delivery and carrying out of the terms of this Agreement.

                           24.1.5 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Contractor or its officers, threatened against it at law or in equity before any court or before any federal, commonwealth, state, municipal or other governmental department, commission, board, agency or instrumentality whether or not covered by insurance which individually or in the aggregate may result in any materially adverse effect on the business, properties or assets or the condition, financial or otherwise, of Contractor or in any impairment of Contractor' ability to perform its obligations under this Agreement. Neither Contractor nor any of its officers has knowledge of any violation or default with respect to any order, writ, injunction or any decree of any court or any Federal, commonwealth, state, municipal or other governmental department, commission, board, agency or instrumentality which may result in any such materially adverse effect or such impairment.

                           24.1.6 Patents, Licenses, Franchises. Contractor owns or possesses all the patents, trademarks, service marks, tradenames, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to perform the Services and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others.

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                           24.1.7 Compliance with Laws. Contractor has complied
         with all Applicable Laws such that it has not been subject to any fines, penalties, injunctive relief or criminal liabilities which in the aggregate have materially affected or may materially affect the business operations or financial condition of Contractor or its ability to perform the Services.

                           24.1.8 Disclosure. No representation or warranty by Contractor contained herein or in any other document furnished by Contractor to Owner contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

                  24.2 Representations and Warranties of Owner. Owner represents and warrants to Contractor that:

                           24.2.1 Organization and Qualification. Owner is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has the lawful power to engage in the business it presently conducts and contemplates conducting, and is duly licensed or qualified and in good standing as a corporation in each jurisdiction wherein the nature of the business transacted by it makes such licensing or qualification necessary.

                           24.2.2 Power and Authority. Owner has the power to enter into this Agreement and to perform its obligations hereunder and all such actions have been duly authorized by all necessary proceedings on its part.

                           24.2.3 No Conflict. The execution, delivery and performance of this Agreement will not conflict with, result in the breach of, constitute a default under or accelerate performance required by any of the terms of the organizational documents of Owner or any Applicable Laws or any covenant, agreement, understanding, decree or order to which Owner is a party or by which Owner or any of its properties or assets is bound or affected.

                           24.2.4 Validity and Binding Effect. This Agreement has been duly and validly executed and delivered by Owner. This Agreement constitutes a

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         legal, valid and binding obligation of Owner, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general principles of equity. No authorization, approval, exemption or consent by any governmental or public body or authority (other than the Applicable Permits listed in Appendix F hereto) is required in connection with the authorization, execution, delivery and carrying out of the terms of this Agreement.

                           24.2.5 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Owner or its officers, threatened against it at law or in equity before any court or before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality whether or not covered by insurance which individually or in the aggregate may result in any materially adverse effect on the business, properties or assets or the condition, financial or otherwise, of Owner or in any impairment of Owner's ability to perform its obligations under this Agreement. Neither Owner nor any of its officers has knowledge of any violation or default with respect to any order, writ, injunction or any decree of any court or any federal, commonwealth, state, municipal or other governmental department, commission, board, agency or instrumentality which may result in any such materially adverse effect or such impairment.

                           24.2.6 Compliance with Laws. Owner has complied with all Applicable Laws such that it has not been subject to any fines, penalties, injunctive relief or criminal liabilities which in the aggregate have materially affected or may materially affect the business operations or financial condition of Owner.

                           24.2.7 Disclosure. No representation or warranty by Owner contained herein or in any other document furnished by Owner to Contractor contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

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                                      ARTICLE 25
                                     Miscellaneous

                  25.1 Past Due Amounts. Any amount owed to either Party hereunder which is not paid by the owing Party within fifteen (15) days after the date such amount is originally due under this Agreement shall accrue interest each day such amount is not paid at the lesser of (a) an annual rate equal to one percentage point above the rate quoted from time to time as the prime rate for large commercial loans to creditworthy entities by the bank (or such other bank as may be mutually agreed between the Parties) that acts as the agent for the banks providing the senior construction financing for the Facility, and (b) the maximum rate permitted by Applicable Laws.

                  25.2 Delay not Waiver. It is understood and agreed that any delay, waiver or omission by Owner or Contractor to exercise any right or power arising from any breach or default by Contractor or Owner in any of the terms, provisions or covenants of this Agreement shall not be construed to be a waiver by Owner or Contractor of any subsequent breach or default of the same or other terms, provisions or covenants on the part of Contractor or Owner.

                  25.3 No Set-Off, Deduction or Counterclaim by Contractor. Any amounts due from Contractor to Owner under this Agreement shall not be subject to any reduction for any set-off, deduction, counterclaim or otherwise based upon any claim against Owner. Contractor shall not assert any claim it may have by reason of the Owner's default under this Agreement as a defense to performance of its obligations under any other agreement with Owner, nor shall Contractor assert any claim it may have by reason of Owner's default under any other agreement with Contractor as a defense to performance of its obligations under this Agreement.

                  25.4 Choice of Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York, including with respect to all matters of construction, validity and performance, without giving effect to any choice of law rules thereof which may direct the application of the laws of another jurisdiction.

                  25.5 Severability. In the event that any of the provisions, or portions or applications thereof of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, Owner and Contractor shall

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negotiate an equitable adjustment in the provisions of this Agreement with a view toward effecting the purpose of this Agreement, and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby.

                  25.6 Notice. Any notice required to be given by Owner to Contractor hereunder respecting breach, consent to settlement of claims, termination or indemnification, shall be in writing and shall be addressed to:

                  Siemens Westinghouse Power Corporation
                  4400 Alafaya Trail
                  Orlando, Florida 32826

                  Attention: Jeffrey Jacobsohn, Project Director
                  Telecopy #: (407) 281-5031

with a copy to:

                  Siemens Westinghouse Power Corporation
                  Mail Code 550
                  4400 Alafaya Trail
                  Orlando, Florida 32826

                  Attention: Law Department
                  Telecopy #: (407) 281-5034

Any notice required to be given by Contractor to Owner hereunder respecting breach, consent to settlement of claims, termination or indemnification, shall be in writing and shall be addressed to:

                  AES Ironwood, Inc.
                  829 Cumberland Street
                  Lebanon, PA 17042

                  Attention: Steve Dahm
                  Telecopy #: (717) 228-1271

with a copy to:

                  AES Ironwood, Inc.
                  1001 North 19th Street
                  Arlington, Virginia 22209

                  Attention: John Ruggirello
                  Telecopy #: (703) 528-4510

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All other notices required or permitted to be given by either Party hereunder shall be in accordance with the requirements of the Project Procedures Manual.

                           25.6.1 Delivery. All notices under Section 25.6 hereof shall be delivered in person to the company above mentioned, sent via certified mail with a return receipt requested in a securely sealed envelope or sent via telecopy and shall be effective when received at the address specified above. The Parties hereto, by like notice in writing, may designate, from time to time, another address or office to which notices may be given pursuant to this Agreement.

                  25.7 Section Headings. The Article and Section headings herein have been inserted for convenience of reference only and shall not in any manner affect the construction, meaning or effect of anything herein contained nor govern the rights and liabilities of the Parties hereto.

                  25.8 Entire Agreement. This Agreement contains the entire agreement between the Parties hereto and supersedes any and all prior written and oral agreements, proposals, negotiations, understandings and representations pertaining to the subject matter hereof.

                  25.9 Amendments. No amendments or modifications of this Agreement shall be valid unless evidenced in writing and signed by a duly authorized representative of the Party against which enforcement is sought.

                  25.10 Conflicting Provisions. In the event of any conflict, variation or inconsistency between any provision of this Contract Document, as it may be amended from time to time, and any other provision of this Agreement, the provision of this Contract Document shall control.

                  25.11 No Third Party Rights. This Agreement and all rights hereunder are intended for the sole benefit of the Parties and shall not imply or create any rights on the part of, or obligations to, any other Person, except as otherwise expressly provided herein with respect to the Financing Parties, the Utility and the Indemnified Parties (as and to the extent so expressly provided herein, if any, the "Third Party Beneficiaries").

                  25.12 Owner's Obligations Non-Recourse. The Parties acknowledge that Owner has entered into this Agreement entirely on its own behalf, and in no manner on behalf of The AES Corporation and that Contractor shall have no recourse against The AES Corporation (except as and to the extent expressly provided under the AES Pre-Financial Closing Guaranty to be provided by The AES Corporation pursuant to Section 5.12 hereof) or any of its affiliates (other than Owner), partners, joint ventures, officers, directors, successors or assigns for any reason.

                  25.13 Survival of Provisions. All provisions of this Agreement which are expressly or by implication to come into or continue in force and effect after the expiration or termination of this Agreement, including but not limited to Articles 9, 10, 13 and 25.16 hereof, shall remain in effect and be enforceable following such expiration or termination.

                  25.14 Title to the Project. Title to all materials, supplies, equipment and machinery used in connection with the Services and which become, or are scheduled to become, a part of the Project shall vest in Owner upon the earlier of (i) the time at which Owner has made payment to Contractor for such items and (ii) incorporation of such items into the Project at the Facility Site. Title to water, soil, rock, gravel, sand, minerals, timber and any other resources developed or obtained in the excavation or the performance by Contractor of the Services or other work hereunder and the right to use said items or dispose of the same is hereby expressly vested in and reserved by Owner. Contractor shall not have any right, title or interest in or to said resources. Title to construction equipment shall remain with Contractor at all times.

                  25.15 Not used.

                  25.16 Transfer. In the event that Owner voluntarily sells or transfers all or substantially all of its interests in and to the Facility and/or this Agreement (excluding temporary transfers for storage or repair work and permanent transfers for disposal) prior to the seventh anniversary of the first to occur of Provisional Acceptance, Interim Acceptance or Final Acceptance of the Facility or any earlier termination hereof, Owner shall require such transferee to accept such transfer as being subject, with respect to the Contractor and its Subcontractors, to the limitations of and protections against liability afforded under this Agreement and shall use its reasonable efforts to obtain a written acknowledgment to such effect from such transferee prior to any such transfer. In the event of any involuntary sale or transfer by Owner of such interests prior to said seventh anniversary (including without limitation any foreclosure or sale in lieu thereof by the Financing Parties), Owner shall use its reasonable efforts to have such transferee accept and acknowledge in writing that such transfer is so subject to such limitations and protections with respect to Contractor and its Subcontractors. All costs and expenses reasonably incurred by Owner in connection with its performance of this Section 25.16 (including, without limitation, reasonable attorneys' fees and expenses incurred by Owner and, to the extent Owner is required to bear such costs, the attorneys' fees and expenses incurred by such prospective transferees) shall be promptly reimbursed by Contractor within five (5) days of receipt of an invoice therefor (together with reasonable supporting documentation).

                  25.17 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute the same agreement.

                  IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Agreement to be executed by their duly authorized signatories as of the date indicated below and to be effective as of the day and year first above written.


                                         AES IRONWOOD, INC.


                                         By: /s/ Patricia L. Rollin
                                             -----------------------------------
                                             Name:  Patricia L. Rollin
                                             Title: Vice President
                                             Date:  Nov. 11, 1998


                                         SIEMENS WESTINGHOUSE
                                         POWER CORPORATION


                                         By: /s/ John L. Gibson
                                             -----------------------------------
                                             Name:  John L. Gibson
                                             Title: New Generation Sales Manager
                                             Date:  Nov. 12, 1998

--------------------------------------------------------------------------------

                            Proprietary Information

--------------------------------------------------------------------------------


This proposal is being submitted by Siemens Westinghouse Power Corporation, a Siemens Company, and therefore any reference contained herein to Westinghouse should be interpreted as a reference to Siemens Westinghouse Power Corporation.

All information, however embodied, and all technical documents supplied by Siemens Westinghouse Power Corporation shall remain the property of Siemens Westinghouse Power Corporation and its successors, and your acceptance of it is an acknowledgment of a confidential relationship. They are to be used solely for the purpose for which furnished and are to be returned on request or destroyed when no longer required for that purpose. No information however embodied herein is to be reproduced, transmitted, disclosed, or used otherwise in whole or in part without the written authorization of Siemens Westinghouse Power Corporation, and its successors.




--------------------------------------------------------------------------------

                                Table of Contents

I.    GENERAL PLANT DESCRIPTION

      a.    Plant Description

      b.    Scope of Supply & Division of Responsibility

      c.    Plant Design Basis/Assumptions (Site Specific/Project Specific
            Criteria)

      d.    Clarifications and Assumptions

      e.    Not Used

II.   DESIGN BASIS OF PLANT

      a.    Codes and Standards

      b.    Westinghouse Reference Project Design Criteria - Structural
                                                           - Controls
                                                           - Mechanical
                                                           - Electrical

III.  EXPECTED PERFORMANCE

IV.   EQUIPMENT AND SYSTEM DESCRIPTIONS

      a.    Major Equipment

            1.    Combustion Turbine
                  o     Combustion Turbine Description
                  o     Combustion Turbine Auxiliaries

            2.    Heat Recovery Steam Generator (HRSG)
                  o     HRSG and Accessories Description
                  o     HRSG Technical Requirements

            3.    Steam Turbine
                  o     Primary Turbine Inlet Features
                  o     Combined High Pressure/Intermediate Pressure Turbine
                  o     Double Flow Low Pressure Turbine
                  o     Steam Turbine Auxiliaries

            4.    Generator/Excitation
                  o     WDR2000 Static Exciter
                  o     Collector System Description

            5.    Wet Condenser

            6.    Cooling Tower

      b.    Mechanical Systems
                  Blowdown
                  Steam Drains
                  Steam System
                  Condenser Air Removal
                  Circulating Water
                  Auxiliary Cooling Water System
                  Condensate System
                  Feedwater System
                  Raw Water
                  Cycle Makeup Treatment
                  Cycle Makeup/Return
                  Compressed Air
                  Compressed Gas Storage
                  Fuel Gas System
                  Liquid Fuel System
                  Fire Protection
                  Wastewater Treatment
                  Chemical Treatment
                  Gas Compressor

      c.    Civil Engineering

      d.    Plant Electrical Systems
            o     Security System

      e.    Switchyard

      f.    Control System

      g.    Expected Sound Levels

V.    ATTACHMENTS

      a.    Drawings
            o     General Arrangement
            o     Flow Diagrams
            o     Electrical Diagrams
            o     Control System Diagram
            o     Water Balance Diagrams

      b.    Fuel Specifications
            o     Gas Fuel Specification
            o     Liquid Fuel Specification

      c.    Raw Water Analysis

      d.    Generator Curves

      e.    CT Inspection Intervals/ Equivalent Operating Hours

      f.    ECONOPAC Paint Specifications

      g.    Determination of Total Equivalent Operating Hours

   SIEMENS
------------
Westinghouse

CONTRACT APPENDIX A - SCOPE OF SERVICES

AES IRONWOOD

for the

2x1 501G Combined Cycle Turnkey Plant

FINAL ISSUE
October 30, 1998

Prepared by:                                                           DUPLICATE
                                                                       NEG097321

Siemens Westinghouse Power Corporation                                 CP98103
A Siemens Company
Orlando, Florida

                                                       General Plant Description
                                                       -------------------------
                                                       =========================

--------------------------------------------------------------------------------

                           General Plant Description

--------------------------------------------------------------------------------


GENERAL DESCRIPTION OF THE PLANT

The combined cycle power plant will consist of two W501G combustion turbines coupled with two heat recovery steam generators and a single steam turbine and will be designed to have a nominal net electrical generation capacity of approximately 640 MW at an ambient dry bulb temperature of 92 degrees F. Combustion turbines will primarily burn natural gas supplied via a pipeline with provisions to burn tank stored distillate oil as a backup fuel. Each combustion turbine will be coupled with a three pressure reheat heat recovery steam generator which will generate steam to operate the steam turbine. Generators from the two combustion turbines and the steam turbine will be connected to the Owner supplied substation through individual generator step up transformers. These transformers will raise the generated voltage to 230 kV.

MAJOR EQUIPMENT

This 640 MW nominal combined-cycle plant consists of the following major equipment:

o     Two (2) Westinghouse 501G Combustion Turbines with Hydrogen Cooled
      Generators

o Two (2) Unfired, Three Pressure Level Reheat Heat Recovery Steam Generators (HRSGs) with Stacks

o One (1) Westinghouse Multi-Cylinder Reheat Condensing Steam Turbine with Hydrogen Cooled Generator

o     One (1) Water Cooled Condenser using a Forced Draft Cooling Tower

o     One (1) Integrated Plant Distributed Control System

o Balance of Plant Equipment consisting of Pumps, Transformers, Power Electrics, etc.


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

--------------------------------------------------------------------------------

o     230 kV Switchyard

MAJOR CYCLE EQUIPMENT/SYSTEM DESCRIPTIONS

COMBUSTION TURBINE: Two Bearing, Axial Exhaust, Cold End Drive Turbine

Ambient air is drawn through the inlet air filtration and silencing system into the compressor element of the combustion turbine where it is compressed to approximately 19 atmospheres. Inlet air filtration is accomplished with a pad type filter. The combustion turbine is designed to be fired with natural gas and distillate oil fuels. Fuel is fired in the combustion section, after which the hot gases expand through the turbine element. The combustion turbine is directly connected to its hydrogen cooled generator. The combustion turbine has two functions: (i) to produce electrical power through the directly connected generator; and (ii) to supply hot gases to the heat recovery steam generator
(HRSG). Exhaust gases from the combustion turbine pass through the HRSG which absorbs energy to generate steam. The gases will then exhaust into the atmosphere through the stack. Plant exhaust gas emissions are controlled through the use of a dry low NOx combustion system. Further NOx reduction will be accomplished by the supply of the SCR system.

HRSG: Three pressure, Reheat, Natural Circulation with SCR System

The HRSG produces steam which drives the steam turbine. It is a horizontal gas flow, natural circulation type heat recovery boiler which incorporates extended fin tube construction. The Westinghouse combined cycle plant utilizes a three pressure level reheat HRSG design. The high pressure (HP), intermediate pressure
(IP) and the low pressure (LP) sections contain economizer tube bundles, natural circulation type evaporator tube bundles each with associated steam drum, and a superheater tube bundle. High pressure, intermediate pressure and low pressure feedwater is pumped through the economizer sections of the HRSG for optimized performance. The HRSG is equipped with a selective catalytic reduction (SCR) system to reduce the stack NOx emission levels. The HRSG is also equipped with a spool section which could accommodate a future CO (carbon monoxide) catalyst (by others).


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FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------

STEAM TURBINE: Two Cylinder, Reheat, Condensing Unit With High Efficiency Blades

The steam generated in the HRSG is supplied to the Multi-Cylinder, side exhaust dual flow condensing steam turbine. HP steam is supplied directly to the steam turbine inlet as main steam. IP steam is routed for transition cooling of the combustion turbine and then joins the hot reheat steam which enters the steam turbine through the IP turbine inlet. LP steam enters the steam turbine through an induction port. Steam exhausts into a water cooled condenser upon exiting the LP turbine. The steam turbine is directly connected by a rigid coupling to a hydrogen cooled generator which produces electrical power.

100% STEAM TURBINE BYPASS SYSTEM:

The condenser is designed to accommodate the exhaust from the steam turbine plus the miscellaneous drains from the steam system. The condenser is also designed to allow 100% steam bypass of the steam turbine.

3x50% CONDENSATE PUMPS:

Condensate is pumped from the condenser hotwell by one of three 50% capacity condensate pumps. The condensate then passes through the low temperature economizer section in the HRSG prior to entering the LP steam drum.

1 x 100% BOILER FEEDPUMP WITH INTERSTAGE TAKEOFF:

One (1) 1 x 100% capacity HRSG feedwater pump (of interstage takeoff design) per HRSG supplies feedwater to the HP and IP boiler sections of each respective HRSG. The pump is electric motor driven and is located adjacent to the HRSG. The pump takes suction from the HRSG LP drum which is located above the pump at an elevation adequate to provide sufficient NPSH during all normal and transient operating conditions.

COOLING TOWER:

The steam cycle ultimate heat sink is provided by a cooling tower. The cooling tower transfers heat from the circulating cooling water by means of a mechanical draft design.


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FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------

MANUAL ON/OFF LINE COMPRESSOR WATER WASH SYSTEM:

By virtue of this cycle arrangement, optimum power is generated at the most economical energy cost, while maintaining the simplicity of the total plant arrangement. An on and off line combustion turbine compressor water wash system is provided to help maintain plant performance between maintenance outages.

FIRE PROTECTION:

Plant fire protection is provided by a ring header, hydrants and hose stations supplied from the raw/fire water tank.

ELECTRICAL

Individual transformers

Synchronization using power circuit breaker

The combustion turbine generator and the steam turbine generator are each connected to its own two-winding, oil filled step up transformer which increases the voltage from the generator terminals to the interconnecting voltage at the high side terminals. Synchronization and protection of the combustion turbine generator and the steam turbine generator are achieved via power circuit breakers in the switchyard. These circuit breakers isolate the power generating station from the interconnecting system.

The combustion turbine generator and steam turbine generator are connected to their step-up transformers via isolated phase bus duct.

Station auxiliary transformers

Two station auxiliary transformers will provide power from the switchyard to plant auxiliary loads. A medium voltage switchgear bus will supply power to medium voltage motors and to medium to low voltage transformers which feed low voltage switchgear, motor control centers, and other loads.


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FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------

This plant does not have black start capability. Start-up of the plant is via electrical backfeed through the station auxiliary transformer off the 230 kV utility grid system.

INSTRUMENTATION AND CONTROL

The system provides operation, control, monitoring, data trending and logging

The Distributed Control System (DCS) is the principal operation and control system for the plant. It is an on-line real time system that provides automatic operation, control, monitoring, and data trending and logging of the plant processes from the central control room.

The DCS continuously monitors the parameters of the plant process systems. The monitored data is used by the DCS to determine whether the various processes are operating correctly, to identify any alarm conditions to the plant operator, and to generate operating and management reports.

Smooth control over operating range

The DCS automatically controls the operation of all process component systems to provide smooth control over operating ranges. It also provides interactive control stations to the control room operator. The operator utilizes the control stations for process system operations including start-ups and shutdowns and modification of operating parameter set points.

DCS provides for such things as: control of the combustion turbine, steam turbine, heat recovery steam generator, and other systems, including steam and combustion turbine generator load selection, fuel controls, active and reactive load and voltage control, automatic synchronizing, HRSG steam temperature and pressure control and monitoring; main steam pressure control and biasing, etc.


--------------------------------------------------------------------------------
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FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------

SITE LAYOUT AND ARRANGEMENT OF EQUIPMENT

The overall site and building arrangement will be developed to optimize space requirements while maintaining ample access for operation and maintenance activities.

The combustion turbine generators, steam turbine generator, condenser and associated auxiliaries are located indoors. The HRSG, and associated auxiliary equipment are located outdoors.

A permanently installed overhead crane for the Combustion Turbine hall is included. The crane is a 1-100tn/20tn, span 80' with 45' lift height, designed to CMMA Class D.

Office Space

Ample operations, administrative and support facilities are provided. A central control room provides a controlled atmosphere from which to monitor and control plant functions. Plant computers and a programming office are located in the control room. An office for plant management and a plant electrics room are also provided.

On site bulk storage

On site bulk storage of critical materials is provided to permit continued operation during certain component or system maintenance operations or material supply interruptions.

The base design assumes that raw water will be supplied from the adjacent quarry pit and the local municipal water system as a source for service, boiler makeup, and fire water.

The fuel oil system consists of one (1 - 4,500,000 gal.) fixed roof fuel oil storage tank on a ring wall foundation. Accessories include flame arrestor with conservation vent, fuel oil metering skid and containment. Each tank will have a foam fire suppression protection system. Tank design is per API 650 9th edition.

A demineralized/condensate water storage tank is provided to allow for 12 hours of base load operation.


--------------------------------------------------------------------------------
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FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------

Waste Water Disposal

Sanitary waste water streams are discharged directly to the on-site septic system.

A zero discharge system (ZDS) shall be utilized for process waste streams.


Site access roads / fencing / lighting

Site access roads of gravel construction are provided as required to permit normal operations, maintenance (including major equipment overhauls) and delivery of bulk materials. Appropriate site lighting is provided. A fence is provided around the perimeter of the plant site with a motorized gate at the main plant entrance.


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Proprietary Information              Page 7                AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

                                                      Scope of Supply and
                                                      Division of Responsibility
                                                --------------------------------
                                                ================================

--------------------------------------------------------------------------------
Scope of Supply and Division of Responsibility
AES Ironwood - 2x1 501G Combined Cycle, Turnkey

ITEM    DESCRIPTION                                Quantity  Design  Supply  Erection                      REMARKS
------------------------------------------------------------------------------------------------------------------------------------
I.      501G COMBUSTION TURBINE &                                                      Dry Low NOx Combustors;
        AUXILIARIES                                                                    Dual Fuel, Steam Cooled
                                                                                       Transitions, Indoor Installation


  A.    COMBUSTION TURBINE PACKAGE                    2        W       W        W

        Engine Assembly
        Inlet Manifold
        Exhaust Manifold
        Insulation Blankets
        Exhaust Bearing Tunnel, Fire Protection                                        Dry chemical
          Thermal Detector
          Dry Chemical Storage                                                         Located outside of turbine enclosure
          Manual Pull Stations                                                         Located on exhaust end of CT enclosure
                                                                                       at exits
        Turbine-Generator Coupling Cover
        Combustor Bypass Valves

  B.    GENERATOR PACKAGE                             2        W       W        W      60 Hz, 16.0 kV, 0.9 pf lagging, 0.95 pf
                                                                                       leading at generator terminals

        Hydrogen Cooled Generator
        Hydrogen Coolers                                                               Water/Gas Heat Exchanger
        Collector with housing
        Neutral Tie Enclosure
          Current Transformers
        Neutral Grounding Cubicle
          Grounding Transformer
          Secondary Resistor
        Line Side Termination
          Current Transformers
          Voltage Transformers
          Surge Arresters
          Surge Capacitors
        Static Excitation System
          Power Excitation Transformer
          AC Disconnect
          Power Electrics
          Automatic Voltage Regulator
          DC Bus


W = SIEMENS Westinghouse                                            Page 1 of 20
P = Purchaser
--------------------------------------------------------------------------------
Proprietary Information                                    AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------
Scope of Supply and Division of Responsibility
AES Ironwood - 2x1 501G Combined Cycle, Turnkey

ITEM    DESCRIPTION                                Quantity  Design  Supply  Erection                      REMARKS
------------------------------------------------------------------------------------------------------------------------------------
        Generator Seal Oil System                                                      Double flow seal oil system
          Seal Oil Reservoir
          Seal Oil Pumps
          Seal Oil Filters
          Seal Oil Coolers
          Drain Regulator
          Vapor Extractor /Oil Mist Eliminator
        Seal Oil Defoaming Tank
        Generator Auxiliary Control Enclosure
        Generator Gas Supply System
          Manifolds
          Interconnecting Piping
          CO2 Supply                                                                   Leased bottle service through PA
        Generator Gas Dryer
        Bulk Hydrogen Gas Supply                                                       Leased hydrogen trailers to service all
                                                                                       three generators (CT #1, CT #2, ST)
                                                                                       through PA

  C.    WALK-IN TURBINE ENCLOSURE                     2        W       W        W

        Enclosure Ventilation System
        Emergency Lighting                                                             Self-contained, 12 V DC
        Fire Protection System                                                         FM-200
          Thermal Detectors
          Manual Pull Stations                                                         One at each exit
          FM-200 Storage                                                               Bottles or Spheres
          Alarm Horn
        Combustible Gas Sensors

  D.    LUBE OIL SYSTEM                               2        W       W        W

        Main Lube Oil Pump (AC)
        Emergency Lube Oil Pump (DC) with Starter
        Auxiliary L.O. Pump (AC)
        Bearing Pressure Regulating Valve
        Lube Oil Temp Control Valve
        Vapor Extractor/Mist Eliminator
        Lube Oil Immersion Heater
        Lube Oil Filter                                                                Dual full capacity filters with transfer
                                                                                       valve
        Accumulators
        Lube Oil Reservoir                                                             Carbon steel with oil resistant aluminum
                                                                                       paint


W = SIEMENS Westinghouse                                            Page 2 of 20
P = Purchaser
--------------------------------------------------------------------------------
Proprietary Information                                    AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------
Scope of Supply and Division of Responsibility
AES Ironwood - 2x1 501G Combined Cycle, Turnkey

ITEM    DESCRIPTION                                Quantity  Design  Supply  Erection                      REMARKS
------------------------------------------------------------------------------------------------------------------------------------
  E.    ELECTRICAL/CONTROL PACKAGE                    2        W       W        W

        Bedplate
        Removable Floorplate Assembly
        Enclosure
        Motor Control Center, AC
        Motor Control Center, DC
        CT Gen. Protective Relay Panel
        DC Power System                                                                125 V DC
          Battery With Rack
          Battery Charger
          DC Panelboard
        Microprocessor Based Digital
        Control System:                                                                Includes Redundant DPU
          Control Function                                                             Automatic Generation Control (AGC)
          Sequence Function
          Alarm Function
          Temperature Monitoring Function
          Vibration Monitoring System                                                  Bently Nevada Series 3300
          Power Supplies
          Low NOx DPU                                                                  Redundant DPU
          Local Equipment Panel                                                        No local control
        Air Conditioner                                                                2 Per Electrical Package
        Emergency Lighting                                                             Self Contained, 12 V DC
        Fire Protection System                                                         FM-200 with Outdoor Alarm and Strobe
          Thermal Detectors
          Smoke Detectors
          Manual Pull Stations                                                         One at each exit
          Alarm Horn
          Control Panel                                                                Monitors detection systems, initiates
                                                                                       discharge of agent, and controls alarms

  F.    FUEL GAS SYSTEM                               2        W       W        W      Purchaser to supply fuel gas at 450 psig at
                                                                                       interface point.
        Gas Throttle Valves
        Overspeed Trip Valve
        Vent Valves
        Filter/Separators                                                              Final polishing type for main and pilot
                                                                                       streams
        Starting Pressure Regulating Valve
        Instrumentation Panel
        Main Pressure Control Valve


W = SIEMENS Westinghouse                                            Page 3 of 20
P = Purchaser
--------------------------------------------------------------------------------
Proprietary Information                                    AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------
Scope of Supply and Division of Responsibility
AES Ironwood - 2x1 501G Combined Cycle, Turnkey

ITEM    DESCRIPTION                                Quantity  Design  Supply  Erection                      REMARKS
------------------------------------------------------------------------------------------------------------------------------------
  G.    FUEL OIL AND WATER INJECTION                  2        W       W        W      Dilutant may be steam in lieu of water,
        SYSTEMS                                                                        pending field testing verification


        Fuel Oil Pump Skid
          Pump & Motor
          Suction Filter                                                               5 micron dual filter with transfer valve
          Valves
            Relief
            Bypass
            Overspeed Trip
        Water Injection Pump Skid
          Pump and Motor
          Suction Filter                                                               Simplex filter
          Valves
            Isolation
            Return
        Fuel Oil/Water Injection Skid
          Control Panel
          Flow Divider                                                                 with speed sensor for flow measurement
          Valves
            F.O. Starting Throttle
            F.O. Main Throttle
            F.O. Isolation Throttle
            F.O. Flow Divider Check
            W.I. Throttle
            W.I. Isolation

  H.    STARTING PACKAGE                              2        W       W        W

        Bedplate
        Starting Motor (AC Electric Motor)                                             6600 Volt motor
        Turning Gear & Clutch Assy.                                                    DC motor
        Starting Clutch
        Torque Converter
        Charging Pump (Shaft Driven)
        Magnetic Speed Pick-up


W = SIEMENS Westinghouse                                            Page 4 of 20
P = Purchaser
--------------------------------------------------------------------------------
Proprietary Information                                    AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------
Scope of Supply and Division of Responsibility
AES Ironwood - 2x1 501G Combined Cycle, Turnkey

ITEM    DESCRIPTION                                Quantity  Design  Supply  Erection                      REMARKS
------------------------------------------------------------------------------------------------------------------------------------
  I.    COMBUSTION TURBINE PRE                        2        W       W        W
        ENGINEERED PIPE RACK AND
        INTERCONNECTING PIPING

        Cooling Air Piping
        Lube Oil Supply and Drain Piping                                               Stainless steel supply piping downstream
                                                                                       of filters. (Balance of lube oil piping -
                                                                                       carbon steel)
        Compressor Water Wash Piping                                                   Between water wash pump skid and CT
        Fuel Gas Piping                                                                Within enclosure
        Liquid Fuel Piping                                                             Between F.O. pump skid and CT
        Water Injection Piping                                                         Between W.I. pump skid and CT
        Compressor Bleed Piping
        HP Compressor Bleed Valve
        LP Compressor Bleed Valve
        Generator Seal Oil Piping
        Control Oil Piping
        Fire Protection Piping
        Waste Drain Piping
        Instrument Tubing
        Pipe Insulation & Lagging

  J.    TURBINE & GENERATOR ACCESSORY                 2        W       W        W
        EQUIPMENT

        Turbine Lube Oil Cooler                                                        (Simplex, oil/water plate type)
        Turbine Rotor Air Cooler
        Turbine Stage 2 Air Cooler
        Turbine Exhaust Transition & Expansion
        Joint Assembly
        Turbine Inlet Filter                                                           2-Stage Pad Type
        Evaporative Cooler                                                             With sump and pump
        Inlet Duct and Silencer Assembly                                               For Indoor Installation
        Control Oil System
          Fuel Reservoir
          Redundant Motor Driven Pumps
          Redundant Filters
          Fluid Polishing Unit
          Cooler                                                                       Water cooled
        Compressor Water Wash System                                                   Skid mounted
          Water Wash Pump
          Detergent Tank
        Foundation Leveling Wedges
        Foundation Bolts


W = SIEMENS Westinghouse                                            Page 5 of 20
P = Purchaser
--------------------------------------------------------------------------------
Proprietary Information                                    AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------
Scope of Supply and Division of Responsibility
AES Ironwood - 2x1 501G Combined Cycle, Turnkey

ITEM    DESCRIPTION                                Quantity  Design  Supply  Erection                      REMARKS
------------------------------------------------------------------------------------------------------------------------------------
  K.    FUEL OIL FORWARDING SYSTEM                    1        W       W        W

        Fuel Forwarding Pump                                                           2 x 100% (100% = both CT's running)
        Interconnecting Piping and Wiring
        Strainer
        Fuel Oil Meters

  L.    ELECTRICAL INTERCONNECTING                    2        W       W        W
        MATERIAL

        Cable and Conduit within Westinghouse
          Supplied Packages/Skids
        Cable between Westinghouse Supplied
          Packages/Skids/Enclosures.
        Above Grade Conduit System Between
          Westinghouse Supplied Packages.
        Cable, Conduit, and Trays for Power
          Electrics
        Underground Conduit

  M.    TOOLS & MAINTENANCE EQUIPMENT

        Start-up Equipment Package:                   2        W       W        -
          Fuel & Lube Oil Filter Cartridges
          Spark Plugs (1) & Cable
          Cross Flame Tube (1)
          Scanner Flame Detector (1)
          Thermocouple Elements (15)
          Vibration Probe
          Misc. Nuts, Bolts, Fittings and
            Balancing Plug

        Maintenance Tools Package:                    1        W       W        -      One per site
          Exhaust End - Guide Spindle (1)
          Exhaust Bearing Removal Tool (1)
          Inlet Bearing Removal Tool (1)
          Blade Ring Removal Assy. (1)
          Combustion Transition Alignment Tool
          Guide Bolt (Compressor Cylinder) (4)
          Guide Stud - Turbine Cylinder
          Guide Stud - Blade Ring (2)
          Bolt Heaters
          Bolt Stretch Measuring Rods & Sleeves
          Pyle National Connector special Tools


W = SIEMENS Westinghouse                                            Page 6 of 20
P = Purchaser
--------------------------------------------------------------------------------
Proprietary Information                                    AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------
Scope of Supply and Division of Responsibility
AES Ironwood - 2x1 501G Combined Cycle, Turnkey

ITEM    DESCRIPTION                                Quantity  Design  Supply  Erection                      REMARKS
------------------------------------------------------------------------------------------------------------------------------------
          Guide Stud - Exh. Cylinder
          Guide Stud - Torque Tube
          Sleeve - Balance Plug Guide (1)
          Balance Plug Tool (Combustor
            Spindle) (1)
          Balance Plug Tool (Inlet Assembly) (1)
          Pipe (Fab) (1)
          Spring Compressor - Variable Vane (1)
          Misc. Tools, Nuts & Bolts
          Lifting Beam Assembly
          Rotor Threading Equipment
          Fuel Nozzle Maintenance Kit
          Transition Alignment Tool

II.     HEAT RECOVERY STEAM                           2        W       W        W      Three (3) pressure level, Reheat,
        GENERATOR EQUIPMENT                                                            Natural Circulation

  A.    HEAT RECOVERY STEAM GENERATOR

          Expansion Joint
          Inlet Transition Ducting
          HP, IP, LP Superheaters
          Reheat Section
          HP, IP, LP Evaporators
          HP, IP, LP Economizers
          HP, IP, LP Evaporator Drums
          Internal Insulation and Liner
        Stack                                                                          175 ft common stack with two separate
                                                                                       flues (Owner request)
        Equipment Mounted Wiring & Conduit
        Ladders and Platforms
        Piping and Valves Integral to Equipment:
          Vent, Drains, & Blowdown
          Safety Valves
          Valves for Vents, Drains, Blowdown, etc.
        HRSG Equipment Mounted Instrumentation &
        Controls
        SCR                                                                            with aqueous Ammonia System
        Ammonia Storage (20% aqueous)                                                  2x 10,000 gallon tanks
        CO Spoolpiece                                                                  (no CO catalyst provided)
        CEM System:
          Oxygen Analyzer
          CO Analyzer
          NOx Analyzer
        Turbine Cooling Systems                                                        Rotor Air and Stage 2 Air Cooling


W = SIEMENS Westinghouse                                            Page 7 of 20
P = Purchaser
--------------------------------------------------------------------------------
Proprietary Information                                    AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------
Scope of Supply and Division of Responsibility
AES Ironwood - 2x1 501G Combined Cycle, Turnkey

ITEM    DESCRIPTION                                Quantity  Design  Supply  Erection                      REMARKS
------------------------------------------------------------------------------------------------------------------------------------
III.    STEAM TURBINE & AUXILIARIES                                                    Two Case, Reheat
                                                                                       HP-IP/LP Double Flow (32.4"
                                                                                       Last Row Blades)

  A     STEAM TURBINE                                 1        W       W        W

        Control and Protective Valve System
          Main Steam Stop Valve
          Main Steam Control Valves
          Intercept Valve
          Reheat Steam Stop Valve
          Induction Stop Valve
          Induction Control Valve
          Valve Actuators and Servomotors
        Safety Interlock System
          Continuous Protection for following trips:
            Overspeed Trip
            Oil Pressure Trip
            Oil Level Trip
            Low Vacuum Trip
            Remote Trip
            Manual Trip
          Standby AC Oil Pump Auto Start
            Interlock System
          Standby AC EH Fluid Pump Auto Start
            Interlock System
          Emergency Lubrication Oil Pump Auto
            Start Interlock System
          Turning Gear Interlock                                                       With lube oil system
          Other Necessary Interlocking for
            Turbine Operation
        Turbine Drain System
          Drain Valves                                                                 Air operated
          Interconnecting Piping between Turbine                                       Carbon steel
            & Valves
        Exhaust Hood Spray System
          Nozzles, Piping, & Pressure Switch                                           Located on LP turbine casing
          Control Valve                                                                Pneumatic operated, includes manual
                                                                                       bypass valve and spray pressure controller
        Turning Gear
          Manual Engaging and Cranking                                                 Includes cranking device
          Zero-Speed Sensing Device
          Auto Engage/Dis-engage                                                       On turbine shutdown and start-up


W = SIEMENS Westinghouse                                            Page 8 of 20
P = Purchaser
--------------------------------------------------------------------------------
Proprietary Information                                    AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------
Scope of Supply and Division of Responsibility
AES Ironwood - 2x1 501G Combined Cycle, Turnkey

ITEM    DESCRIPTION                                Quantity  Design  Supply  Erection                      REMARKS
------------------------------------------------------------------------------------------------------------------------------------
        Supervisory Monitor & Instruments
          Non-Contacting Probes w/ Terminal Boxes                                      Turbine mounted
          Probe Drivers and Calibrated Co-Axial
            Cables
          Vibration Monitor
        Vacuum Breaker Valve
        Other Turbine Instrumentation                                                  As required for operation and monitoring
                                                                                       the steam turbine
        Additional Protective Devices:
          Turbine Exhaust Casing Rupture
            Diaphragm
        Exhaust Casing Temperature Alarm
          Thermocouple
        Rotor Grounding Device
        Rigid Coupling                                                                 Between turbine and generator
        Basket Tip Pressure Taps                                                       On LP exhaust hood

  B.    STEAM TURBINE GENERATOR                       1        W       W        W      60 Hz, 16 kV, 0.9 pf lagging,
                                                                                       0.95 leading at the generator terminals
        Hydrogen Cooled Generator
        Hydrogen Coolers                                                               Water/Gas Heat Exchanger
        Collector With Housing
        Neutral Tie Enclosure
          Current Transformers
        Neutral Grounding Cubicle
          Grounding Transformer
          Secondary Resistor
        Line Side Termination
          Current Transformers
          Voltage Transformers
          Surge Arresters
          Surge Capacitors
        Static Excitation System
          Power Excitation Transformer
          AC Disconnect
          Power Electrics
          Automatic Voltage Regulator
          DC Bus
        Generator Seal Oil System                                                      Double flow seal oil system
          Seal Oil Reservoir
          Seal Oil Pumps
          Seal Oil Filters
          Seal Oil Coolers
          Drain Regulator
          Vapor Extractor /Oil Mist Eliminator


W = SIEMENS Westinghouse                                            Page 9 of 20
P = Purchaser
--------------------------------------------------------------------------------
Proprietary Information                                    AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------
Scope of Supply and Division of Responsibility
AES Ironwood - 2x1 501G Combined Cycle, Turnkey

ITEM    DESCRIPTION                                Quantity  Design  Supply  Erection                      REMARKS
------------------------------------------------------------------------------------------------------------------------------------
        Seal Oil Defoaming Tank
        Generator Auxiliary Control Enclosure
        Generator Gas Supply System
          Manifolds
          Interconnecting Piping
          CO2 Supply                                                                   Leased bottle service through PA
        Generator Gas Dryer
        Bulk Hydrogen Gas Supply                                                       Leased hydrogen trailer to service all
                                                                                       three generators (CT #1, CT #2, ST)
                                                                                       through PA

  C.    STEAM TURBINE AUXILIARIES                     1        W       W        W

        Lube Oil Supply System
          Oil Reservoir
            Main Oil Pump & Motor                                                      AC motor driven
            Standby Oil Pump & Motor                                                   100%, AC motor driven
            Emergency Oil Pump                                                         DC motor driven
            High and Low Level Alarm/Trip Device
            Vapor Extractor                                                            Motor operated
            Oil Level Gauge
            Oil Return Connection
          Man-Hole & Cleanout Covers
          Oil Fill and Drain Connections
          Lube Oil Cooler                                                              Simplex plate type
          In-line Lube Oil Filters
          Oil Purifier                                                                 Vacuum dehydration type
          Oil Pressure Regulating Valve
          Lube Oil Piping
          Supply & Drain Lines
          DC Motor Starter                                                             For emergency oil pump
        High Pressure Hydraulic Fluid Supply
          System
          Fluid Reservoir
          Fluid Supply System
            Variable Displacement Pumps                                                Two (2), AC motor driven
            Suction Drainers and Pump Discharge
              Filters
            Relief Valves
            Check Valves
            Heat Exchangers                                                            Two (2), Full capacity
            Gauges, Pressure Switches, &
              Thermometers
            Fluid Conditioning Unit
          Hydraulic High & Low Pressure Accumulators
          Interlocks & Alarms


W = SIEMENS Westinghouse                                           Page 10 of 20
P = Purchaser
--------------------------------------------------------------------------------
Proprietary Information                                    AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------
Scope of Supply and Division of Responsibility
AES Ironwood - 2x1 501G Combined Cycle, Turnkey

ITEM    DESCRIPTION                                Quantity  Design  Supply  Erection                      REMARKS
------------------------------------------------------------------------------------------------------------------------------------
          Interconnecting Piping & Stainless
            Steel Tubing & Manifolds
          Fluid Transfer Pump
        Gland Sealing System
          Steam Sealed Glands
          Gland Steam Supply & Spillover Control
            Valves                                                                     Skid mounted
          Seal Steam Line Safety Valve                                                 Skid mounted
          Rupture Disc                                                                 Skid mounted
          Shell & Tube Gland Steam Condenser                                           SS shell and tube
          Interconnecting Piping                                                       Carbon steel
          LP Gland Steam Desuperheater
        Startup Spares ST-G
        Special Tools
          Lifting Device and rotor lifting guide                                       For turbine casing and rotor
          Special Spanners and Wrenches
          Depth Micrometer                                                             With rod and sleeve for bolt tightening
          Bolt Heater                                                                  For casing bolts
        Miscellaneous Auxiliaries
          Shims, Leveling Wedges, Seating,
            & Soleplates                                                               To set and align unit
          Control Piping & Wiring
          Turbine Enclosure                                                            Indoor Design Non-Acoustic
          Heat Retention Insulation & Lagging

IV.     BALANCE OF PLANT SYSTEMS

  A.    STEAM SYSTEM                                  1        W       W        W

        HP Superheat Steam Piping and Valves
        IP Superheat Steam Piping and Valves
        LP Superheat Steam Piping and Valves
        Cold Reheat Steam Piping and Valves
        Hot Reheat Steam Piping and Valves
        Steam By-pass Piping & Valves
        Steam Atemperators
        LP Drum Pegging Steam
        Transition Steam Piping & Valves

B.      CONDENSATE SYSTEM                             1        W       W        W

        Water Cooled Condenser                                                         Side Exhaust, Titanium tubes
        - Condenser Assembly
        - Hotwell
        - Water Boxes


W = SIEMENS Westinghouse                                           Page 11 of 20
P = Purchaser
--------------------------------------------------------------------------------
Proprietary Information                                    AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------
Scope of Supply and Division of Responsibility
AES Ironwood - 2x1 501G Combined Cycle, Turnkey

ITEM    DESCRIPTION                                Quantity  Design  Supply  Erection                      REMARKS
------------------------------------------------------------------------------------------------------------------------------------
        - Expansion Joint
        - Tubes & Tube Sheets and Tube Support
            Plates
        - Instruments
        Recirculation Control Valves
        Steam Jet Air Ejector & Silencer                                               2 x 100%, 2 stage air ejectors
        Holding Air Ejector Skid
        - Holding Air Ejectors
        - Inter/After Condenser                                                        Shell & tube
        Condensate Pumps                                                               3 x 50%, vertical can turbine type, AC motor
        Interconnecting Piping and Valves

  C.    FEEDWATER SYSTEM                              1        W       W        W

        Boiler Feed Pumps                                                              1 x 100% for each HRSG, multistage
                                                                                       centrifugal, AC motor driven
        Recirculation Control Valves
        Interconnecting Piping and Valves

  D.    COOLING WATER SYSTEM                          1        W       W        W

        Cooling Tower                                                                  Evaporative type
        Fill & Fill Support
        Motors/Piping
        Circulating Water Pumps                                                        2 x 50%
        Circulating Water Chemical Feed System        1        W       W        W      Part of zero liquid discharge system.

  E.    AUXILIARY COOLING SYSTEM                                                       Closed System

        Auxiliary Cooling Pumps                                                        2 x 100%
        Heat Exchangers                                                                2 x 100% with stainless plates
        Pressure Regulator Valve
        Piping

  F.    FUEL GAS SUPPLY SYSTEM                        1        W       W        W      Purchaser to supply fuel gas at a minimum of
                                                                                       450 psig at plant boundary

        Isolation and Bypass Valves
        Plant Knockout Drum
        Plant Filter Separator
        Fuel Gas Metering Runs                                                         One per combustion turbine for flow
                                                                                       measurement. Totalizing to be done by others.
        Fuel Gas Compressors                                                           3 x 50% compressors
        Fuel Gas Heater



W = SIEMENS Westinghouse                                           Page 12 of 20
P = Purchaser
--------------------------------------------------------------------------------
Proprietary Information                                    AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------
Scope of Supply and Division of Responsibility
AES Ironwood - 2x1 501G Combined Cycle, Turnkey

ITEM    DESCRIPTION                                Quantity  Design  Supply  Erection                      REMARKS
------------------------------------------------------------------------------------------------------------------------------------
  G.    FUEL OIL SYSTEM                               1        W       W        W

        Fuel Oil Unloading Station                                                     2x duplex stations
        Fuel Oil Unloading Pumps                                                       3 x 500 gpm
        Unloading Totalizing Meter
        Fuel Oil Storage                                                               4,500,000 gallons tank with connections for
                                                                                       Buyer's sidestream oil purifier (for future)

  H.    PLANT COMPRESSED AIR SYSTEM                   1        W       W        W

        Air Compressor                                                                 2 x 100%
        Air Silencer
        Air Receivers
        Instrument air dryer
        - Prefilter and After Filter
        - Coalescing Filter
        Piping and Valves

  I.    WATER TREATMENT SYSTEM                        1        W       W        W      Raw water from quarry and Publicly Owned
                                                                                       Treatment Works (POTW).

        Water Injection forwarding pumps                                               2 x 100%
        Raw water forwarding pumps                                                     2 x 100% (1,500 gpm each) floating type for
                                                                                       quarry water
        Raw / Fire Water Storage                                                       Storage tank 625,000 gallons
        Demin System                                                                   Water treatment for operation on oil fuel may
                                                                                       come from demineralizer trailers provided by
                                                                                       Owner, subject to finalization of zero
                                                                                       Discharge System selected by Owner
        Condensate/Demin Storage Tank                                                  237,000 gallons
        Zero Liquid Discharge System                                                   Scope and redundancy similar to the RCC
                                                                                       proposal dated August 7, 1998 50 gpm of
                                                                                       deionized water. (Vendor to be selected by
                                                                                       Contractor)
          sidestream softener and filters
          reverse osmosis unit
          brine concentrator/ crystallizer
          sludge dewatering
          treatment chemicals for all systems         1        P       P        P      Option for Siemens Westinghouse to provide
                                                                                       through PA


W = SIEMENS Westinghouse                                           Page 13 of 20
P = Purchaser
--------------------------------------------------------------------------------
Proprietary Information                                    AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------
Scope of Supply and Division of Responsibility
AES Ironwood - 2x1 501G Combined Cycle, Turnkey

ITEM    DESCRIPTION                                Quantity  Design  Supply  Erection                      REMARKS
------------------------------------------------------------------------------------------------------------------------------------
  J.    FIRE PROTECTION SYSTEM                        1        W       W        W

        Alarms
        Sprinkler Systems                                                              Nominated buildings & cooling tower
        FM200                                                                          For control room
        Extinguishers                                                                  Portable
        Fire Loop
        Fire Pump & Jockey Pump                                                        Motor driven
        Fire Diesel Pump
        Fuel Oil Storage Tank                                                          Foam System
          Pumping Unloading System                                                     Deluge Type System
        Generator Stepup Transformers                                                  Spatial separation is adequate so that fire
                                                                                       walls are not required. Fire wall option is
                                                                                       provided in Appendix O.

  K.    CHEMICAL FEED SYSTEM                          1        W       W        W      Tote Bin System

  L.    SAMPLING SYSTEM                               1        W       W        W

        Water Sampling System
          Sample racks
          Sample coolers
          Sample analyzers                                                             pH, conductivity, sodium and dissolved O(2)
          Sample sink
          Sample piping

  M.    BLOWDOWN SYSTEM                               1        W       W        W

        Blowdown tank for HRSG
        HRSG Drain Sump                                                                (1) per HRSG
        HRSG Drain Sump Pumps                                                          As required
        Interconnecting piping between HRSG and
          blowdown tank
        Piping from blowdown tank to circulating
          water system

  N.    WASTE WATER SYSTEM                            1        W       W        W

        Oil/Water Separator
        Piping and Valves
        Chemical Waste Collection/Neutralization
          System                                                                       May be part of zero liquid discharge system.
        False Start Oil Drain Tanks                   2                                1500 gallon under ground tanks, one per CT


W = SIEMENS Westinghouse                                           Page 14 of 20
P = Purchaser
--------------------------------------------------------------------------------
Proprietary Information                                    AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------
Scope of Supply and Division of Responsibility
AES Ironwood - 2x1 501G Combined Cycle, Turnkey

ITEM    DESCRIPTION                                Quantity  Design  Supply  Erection                      REMARKS
------------------------------------------------------------------------------------------------------------------------------------
  O.    RETENTION POND                                1        W       W        W      For stormwater collection

        Retention Pond with 2x200 GPM                                                  Water is pumped to the cooling tower
        Recirculation Pumps

V.      230 kV SWITCHYARD                             1        W       W        W

        Steel Structures
          GSU Transformer Bus                         3
          SAT Transformer Bus                         2
          Transmission Line Interface                 2
          Equipment Support Stands                    1                                (1) Lot
          Aluminum Bus w/Insulators and Support       1                                (1) Lot
          Stands
        Surge Arresters                               6
        Disconnect Switch                             9
        Capacitive VT                                 12
        Power Circuit Breaker                         7                                242 kV, SF-6 dead tank breakers, 5 @ 1200A,
                                                                                       2 @ 2000A, 40 kA
        Switchyard Protective Relays                  1                                (1) Lot
        Switchyard AC and DC Distribution
        Transmission Line Protection/Metering
          Primary Protection Scheme                   2        P       P        P      Housed in switchyard control building
          Backup Protection Scheme                    2        P       P        P      Provided by Utility. Housed in switchyard
                                                                                       control building
          Revenue Metering Units (VTs & CTs)          6        W       W        W
          Revenue Metering                            1        W       W        W
          Switchyard Metering                         1        W       W        W
          Remote Terminal Units (RTU's)               2        P       P        P      Provide for T/D and Energy Centers
                                                                                       Housed in switchyard control building

VI.     PLANT ELECTRICS                                        W       W        W

        CTG Isolated Phase Bus                        2
        STG Isolated Phase Bus                        1
        Generator Step-Up Transformer                 3                                16 - 230 kV (2 winding);
        Station Auxiliary Transformers                2                                230 - 6.9 kV, 15/20 MVA
        6900 V Bus or Cable                           2                                Between SAT and MV switchgear
        6900 Volt AC Switchgear & Motor Controller    lot



W = SIEMENS Westinghouse                                           Page 15 of 20
P = Purchaser
--------------------------------------------------------------------------------
Proprietary Information                                    AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------
Scope of Supply and Division of Responsibility
AES Ironwood - 2x1 501G Combined Cycle, Turnkey

ITEM    DESCRIPTION                                Quantity  Design  Supply  Erection                      REMARKS
------------------------------------------------------------------------------------------------------------------------------------
        Plant Auxiliary Transformers                  lot                              6900 - 480 V

        Plant Secondary Unit Substation               1                                6900 - 480 V, Double Ended
        480 Volt AC MCC's for BOP                                                      For other than combustion turbine loads
        Protective Relay Panels
          Steam Turbine Generator
          Plant Transformer Protection
        Uninterruptible Power Supply                                                   120 VAC output
        Plant Station Battery                                                          125 VDC
        Battery Charger                                                                Redundant chargers
        Interconnecting Cabling, Power and Control
        Electrical Interconnections

VII.    PLANT CONTROLS                                1        W       W        W      Siemens Westinghouse reserves the right to
                                                                                       supply controls manufactured by Emerson
                                                                                       (formerly Westinghouse PCD) or by Siemens.

        Plant Control System                                                           Located in the central control room
          Operator's Consoles with Dual CRTs,                                          Two (2)
            Keyboard, & Printer
          Engineer's Console with Dual CRTs,                                           One (1)
            Keyboard, & Printer
          Historical Storage & Retrieval/Logger                                        One (1)
            with CRT & Printer
        Steam Turbine Level 1+ DEH
          Steam Turbine DPU                                                            (1), Redundant
          Steam Turbine Auxiliaries DPU & I/O
            Cabinet                                                                    (1), Redundant
          Steam Turbine Supervisory & Emergency
            Trip System Cabinet
        BOP DPUs                                                                       Two (2), Redundant
        HRSG DPUs                                                                      Four (4), Redundant
        Switchyard DPU (No local control)                                              One (1), Redundant
        Automatic Generation Control (AGC)

VIII.   CIVIL WORK

        Site Survey                                            P       P        P      Already completed
        Sub-Soil Investigation                                 W       W        W      Already completed
        Site Leveling                                          W       W        W
        Excavation for Foundations, Pipes, Roads,              W       W        W
          Cabling & Grounding Grid
        Backfill
        Finish Grading
        Foundations for all Equipment


W = SIEMENS Westinghouse                                           Page 16 of 20
P = Purchaser
--------------------------------------------------------------------------------
Proprietary Information                                    AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------
Scope of Supply and Division of Responsibility
AES Ironwood - 2x1 501G Combined Cycle, Turnkey

ITEM    DESCRIPTION                                Quantity  Design  Supply  Erection                      REMARKS
------------------------------------------------------------------------------------------------------------------------------------
IX.     STRUCTURES                                             W       W        W

        Surface Drainage                                                               Drainage ditches and SWALES
        Sanitary Waste Disposal                                                        Septic tank
        Cathodic Protection                                                            If required
        Below Grade Electrical Raceway                                                 Includes Conduit, Duct Bank, Trenches, etc.
        Generation Building                                                            80' x 363' x 70' High Bay, 71' x 363' x 45'
                                                                                       Low Bay
        Switchyard Control Building
        Administration Building
        Computer &Control Room, Building
        Combined Maintenance & Warehouse Building                                      Attached to generation building
        Water Treatment Building

        Cooling Tower Chemical Feed                                                    Single story
        Fire Pump Enclosure
        Electrical Building                                                            If required
        Overhead service crane                                                         1-100tn/20tn, 80' span, 45' lift, CMMA
                                                                                       Class D design

X.      ADDITIONAL PLANT ITEMS

        Service Piping Systems:                                W       W        W
          Fuel Gas                                                                     To fuel gas piping assembly at turbine
                                                                                       enclosure
          Fuel Oil
          Instrument Air
          Raw Water                                                                    Purchaser to pipe water from the POTW
                                                                                       system and potable water to the plant
                                                                                       boundary. Westinghouse to pipe the quarry
                                                                                       water to the plant site.
          Demineralized Water
          Vents
          Drains
          Potable Water
        Fencing & Gate                                                                 8' Chainlink with one motorized gate
        Plant Lighting
        Communication System                                                           Paging system within plant
        Cable, Conduit and Tray Systems
        Electrical Consumables                                                         Tie-wraps, tape, misc. bolts, nuts, washers.


W = SIEMENS Westinghouse                                           Page 17 of 20
P = Purchaser
--------------------------------------------------------------------------------
Proprietary Information                                    AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------
Scope of Supply and Division of Responsibility
AES Ironwood - 2x1 501G Combined Cycle, Turnkey

ITEM    DESCRIPTION                                Quantity  Design  Supply  Erection                      REMARKS
------------------------------------------------------------------------------------------------------------------------------------
XI.     OTHER SERVICES

  A.    Plant Engineering                                              W

  B     Transportation                                                 W               Equipment delivered to site

  C     Complete off loading, storage, erection                        W
        and installation of all Westinghouse
        supplied equipment and material

  D.    Furnished Office Space                                         W               For up to 10 Owner's people in the field and
        (with temporary utilities)                                                     up to 5 Owner's people in home office.

  E.    Provision of First Aid & Medical                               W               First Aid will be administered by a trained
        Services -                                                                     employee of the Contractor, in conjunction
                                                                                       with local ambulance, paramedic and
                                                                                       hospital employees.

  F.    Provision and Distribution of Electric                         W               For construction purposes only.
        Power for Lighting, Heating and others
        required

  G.    Water Facility for Drinking, Sanitary &                        W
        other required

  H.    Maintaining & Guarding all Facilities                          W               During Westinghouse construction period only
        Equipment & Materials

  I.    Mobile Crane(s)                                                W               During construction only

  J.    Technical Field Assistance for                                 W
        Installation, Start-up and Check-up

  K.    Site Organization
          Resident Field Construction Manager                          W
          Supervision & Manpower for Erection                          W
            Works & Commissioning                                      W
          Test Operation & Trial Operation                             W
          Plant Start-up Engineering                                   W
          Plant Operators                                              P

  L.    Overall Progress & Construction Schedule;                      W
        overall Planning, Coordination & Schedule
        Control


W = SIEMENS Westinghouse                                           Page 18 of 20
P = Purchaser
--------------------------------------------------------------------------------
Proprietary Information                                    AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------
Scope of Supply and Division of Responsibility
AES Ironwood - 2x1 501G Combined Cycle, Turnkey

ITEM    DESCRIPTION                                Quantity  Design  Supply  Erection                      REMARKS
------------------------------------------------------------------------------------------------------------------------------------
  M.    Worker's Compensation and Employer's
        Liability                                                      W

  N.    Permanent Facility Permits and Licensing                       P               Licensing support available from
                                                                                       Westinghouse on a per diem basis

  O.    Consumable Material for Erection Works:                        W
        Flushing Oil, Oxygen, Acetylene, Propane,
        & Argon Gas with Cylinder for Welding &
        Annealing, as required

  P.    Not used

  Q.    Finish & Touch up Paint & Painting for all                     W
        Equipment

  R.    Instruction Manuals and Plant                                  W               10 Copies plus one electronic copy of the
        Documentation                                                                  Westinghouse content

  S.    Operation & Maintenance                                        P               Available as an option

  T.    Classroom Training                                             P               Available as an option (see Appendix O)
          CT, ST, & BOP Familiarization                                                On-site for 15 students
          CT, ST, & BOP Maintenance                                                    On-site for 15 students
          CT, ST, & BOP Operations                                                     On-site for 15 students
          Control System                                                               Off-site for 8 students

  U.    Construction Equipment, Tools & Aids                           W
        including the following:
          Cement Mixers, Loaders, Trucks, Cranes
          of varying capacities, Trenchers, Pipe
          Wrapping & Laying Equipment, Power
          Generators, Air Compressors, Welders,
          Drilling Equipment, Pipe Working
          Facilities & all Hand Tools required for
          completing all phases of the work under
          the Contract

  V.    Performance Testing                                            W

  W.    Emission and Acoustical Testing                                W

  X.    Recommended Spare Parts                                        P               Available as an option

  Y.    All Risk Builder's Risk Insurance                              W


W = SIEMENS Westinghouse                                           Page 19 of 20
P = Purchaser
--------------------------------------------------------------------------------
Proprietary Information                                    AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------
Scope of Supply and Division of Responsibility
AES Ironwood - 2x1 501G Combined Cycle, Turnkey

ITEM    DESCRIPTION                                Quantity  Design  Supply  Erection                      REMARKS
------------------------------------------------------------------------------------------------------------------------------------
  Z.    Construction Permits                                           W

 AA.    Temporary Construction Power                                   W

 BB.    Construction Water                                             P               Westinghouse to provide quarry water
                                                                                       pumps and piping early in the construction
                                                                                       time period. Buyer to arrange for
                                                                                       construction water to be provided at no cost
                                                                                       to Westinghouse.

 CC.    Fire Water                                                     P               Same remark as for section BB. above

 DD.    Gravel Road(s)                                                 W               Within Plant Boundary (See Appendix O for
                                                                                       asphalt option)

 EE.    Temporary Construction Staging Area                            W               Within Plant Boundary

 FF.    Commissioning & Startup Energy and Power                       P               Up to 12 million KWH
        Cost


W = SIEMENS Westinghouse                                           Page 20 of 20
P = Purchaser
--------------------------------------------------------------------------------
Proprietary Information                                    AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

                                                  Plant Design Basis/Assumptions
                                                  ------------------------------
                                                  ==============================

--------------------------------------------------------------------------------

                         Plant Design Basis/Assumptions

--------------------------------------------------------------------------------

The plant is designed for base load and/or cyclic operation, i.e. the plant is capable of startup and shutdown on a dispatchable basis. The plant is configured as a 2 x 1 combined cycle facility (two (2) combustion turbines and one (1) steam turbine). The plant can be operated at various part load conditions and can function with one combustion turbine out of service. The design and supply of the systems and equipment described in this agreement are based on the following:

SITE CONDITIONS

Elevation of plant site - The base design assumes an elevation of approximately 500 feet.

Climate - The ambient dry bulb temperature range is -20 degrees F to 105 degrees F with a relative humidity range of 5% to 100%.

Wind Loading - The design basis wind speed will be 90 miles per hour based on ASCE 7-95, Exposure C, with an importance factor of 1.15 and Kzt=1.00. This design wind speed will be used to determine wind loads for all structures.

Seismology - The plant site will be designed to resist earthquake forces in accordance with ASCE 7-95 requirements assuming:

Effective Peak Velocity-Related Acceleration, Av = 0.11, Aa = 0.11

Category III (Non-essential)

Seismic Performance Category: C

Soil Profile Type "D"

Snow Loading - Ground snow loading is based upon 30 psf maximum (Ce=1.0).

Rainfall - Design basis is for 5 inches per hour per 25 year, 24 hour event.

Frostline - Assumed to be at 30 inches.


--------------------------------------------------------------------------------
Proprietary Information              Page 1                AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------

PLANT LAYOUT

Plant Layout - The layout has been designed for a 2 x 1 combined cycle plant layout around the Westinghouse 501G combustion turbine frame.

Buildings - An administration building, generation building, and water treatment building are provided. Other buildings/structures are specified per the Scope Of Supply section.

Enclosures - Combustion turbine and steam turbine equipment is located indoors and as such will not require weatherproof enclosures.

MECHANICAL

Fuel - The Owner will provide all fuels (natural gas and distillate oil) required for start-up, performance testing and plant operation. Fuels should be in accordance with the standard Westinghouse fuel specifications as specified within this Contract. Westinghouse will distribute fuel (within plant boundary) from a single Owner connection point at the plant boundary. The natural gas line is assumed to be able to supply a minimum of 450 psig at the plant boundary. Westinghouse will provide gas compression to raise the natural gas pressure to the required levels for the 501G dry low NOx combustion system. All fuel metering from the gas supplier is assumed to be included in the Owner's scope of work. Fuel oil unloading, storage and distribution is included in the base plant design. First fills of the liquid fuel tank(s) are provided by the Owner.

Raw Water Analysis - Raw Water Analysis is assumed to meet the requirements in
Section V, tab c.

It is assumed that no settling pond is required.

Combustion Turbine Water Injection Quality Requirements - The combined total quantity of elements in fuel, water and air must not exceed the levels in the latest Siemens Westinghouse Fuel Specification in this Appendix A.

         Oxygen (as O(2) saturated water)                   2-9*
         pH                                              7.5-8.0
         Approximate Total Dissolved Solids                   90


--------------------------------------------------------------------------------
Proprietary Information              Page 2                AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------

WASTEWATER DISCHARGE

A zero liquid discharge system will be provided to remove the subsequent wastewater discharge from the site.

ELECTRICAL

Interconnect Voltage - The base design interconnection voltage is 230 kV. The scope of supply ends at the takeoff tower ("Interconnection Point").

Power Factor Rating - The basis for the design of the generator, transformers, ISO-phase bus duct, and associated power electrics is based upon a leading power factor of 0.95 and a lagging power factor of 0.90 at the generator terminals.

ENVIRONMENTAL

Sound Level - The expected sound levels are located in Section IV, tab g.

WORK NOT INCLUDED IN, CONTRACTORS SCOPE

CO Catalyst - A CO spool section will be included in the HRSG's but no catalyst is provided.

Operational Spare Parts

Extraordinary Transportation Considerations - Bridge strengthening, highway road surface work, movement of structures, special fees, etc.


--------------------------------------------------------------------------------
Proprietary Information              Page 3                AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

                                                    Clarifications & Assumptions
                                                    ----------------------------
                                                    ============================

                                    Ironwood
                        2X1 501G Combined Cycle Project
                    Clarifications, Exceptions & Assumptions
                               10/30/98 Revision
--------------------------------------------------------------------------------

I. RAW WATER SUPPLY

      1. Raw water supply from the Pennsy Quarry will be supplied from 2 floating pumps located in the Pennsy East-Northeast pond. Total rise/fall of water based on 30 feet.

      2. Raw water piping (PVC, PE or similar product) will be routed on the Prescott property along Prescott Road to the plant entrance drive where it will follow the plant road as shown on the Owner's drawing Project -1-1718.01, Sheet 1,2,3,4 of 11. R-O-W and permit will be provided by Owner. Water and electrical supply crossing Prescott Road will be jack/bored (assume no rock).

      3. No prefiltering or pretreatment of the water supply to the plant is included.

      4. Installation of electrical duct bank and pipeline work for the Pennsy Quarry raw water supply line is based on the coordination of work simultaneously with the Prescott Utility road work upgrade which will be done by others.

      5.    POTW utility raw water line tie in will be at the site boundary.

      6. The contractor's schedule is based on installation of the Pennsy Quarry pond pumps at a time to utilize the pumps for supplying construction water. Construction water is provided at no cost to the Contractor.

II. BUILDINGS (Note: The buildings have been amply sized to shelter Contractor supplied equipment. Any enlargements requested by Owner shall be to Owner's account.)

      1.    The water treatment building will be a pre-engineered structure.


Page 1 of 7                                                AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

Ironwood - 2x1 501G CC
Clarifications, Exceptions & Assumptions

      2. The Control Room will be approximately 1110 SF, pre-engineered structure attached to the Generation building.

      3.    The Generation building is based on a high bay of 80' x 353' x 70'H
            (peak). Low bay will be 71' x 353' x 45'H (eave).

      4. The Administration building will be a 2400 SF prefabricated structure. Contractor proposes use of this building for storage and/or offices during construction. Contractor will provide beneficial occupancy of the office space to Owner, 12 months prior to the scheduled Commercial Operation date.

      5. A combination shop/warehouse 50' x 90' will be an attached pre-engineered structure to the Generation building. Contractor to give Owner the building eight (8) months prior to scheduled Commercial Operation.

      6. The cooling tower chemical and electrical building will be a single story pre-engineered structure.

      7. Electrical Motor Control Center servicing the Generation Building and the Water Treatment building will be an attached structure.

      8. One single story fuel oil unloading and forwarding pumphouse is included.

      9.    A concrete block gas compressor building is included.

III. EQUIPMENT AND FUEL UNLOADING

      1. Costs for off loading equipment at the site rail spur and transporting at the site has been included. All major components will be delivered via the new rail siding, provided by Owner, as required to meet the construction schedule, but not earlier than 34 weeks following the full Notice to Proceed.

      2.    Fuel unloading is based on truck delivery only


Page 2 of 7                                                AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

Ironwood - 2x1 501G CC
Clarifications, Exceptions & Assumptions

IV. PLANT EFFLUENTS

      1. Separate potable water supply and sanitary septic tank drain field systems are included for the control room/shop and for the administration building. Septic system must be installed on soil that is undisturbed.

      2. Retention pond emergency overflow drain line will be directed to the Pennsy pond. We have not included permitting or ROW for this line. The recirculating pumps (2x200 GPM vertical pump) will forward the retention pond water to cooling tower.

      3.    No monitoring of retention pond effluent is included.

      4. Effluent water collected in the retention pond will be returned to the cooling tower basin. No treatment or filtration is included. If water quality of the effluent stream is deemed unsuitable for cooling tower use, the effluent will be re-directed to the outflow to the Pennsy Quarry with no further treatment.

      5. Wetland and environmental impact fees and related costs shall be borne by the Owner.

      6. The Plant area storm water drainage via swale and site grading is directed to a retention pond on site. Storm runoff from the entrance road will be directed to the Prescott Road swales via swale and grading only.

V. FUEL; STORAGE, UNLOADING AND DELIVERY

      1. The fuel oil system storage tank will be double wall, 4,500,000 gallon storage tank. Tank is based on API 650 9th edition double wall with leak detection. The truck unloading facility is based on unloading 4 tanker trucks simultaneously. The fuel oil tank and the fuel oil forwarding system shall be unheated. The fuel oil piping on the Econopacs shall be electrically heat traced

      2. The natural gas line tie-in will be made within 10 lf of new gas compressor building. Line from gas source to tie-in point will be by Owner.


Page 3 of 7                                                AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

Ironwood - 2x1 501G CC
Clarifications, Exceptions & Assumptions

VI. PLANT ENTRANCE ROADS

      1. Entrance roadway clearing and leveling is included as shown on the following drawings. No demolition of the existing warehouse is included.

            o     Project-1-1718.001, DWG 1, 2, 3, 4 of 4 dated 12/31/97
                  (Prescott Road)

            o     Project-1-17118.001, DWG 1, 2, of 2 dated 12/31/97(Access
                  Road)

      2. Initial placing and testing of roads will be based on H20 loading. Surface will be gravel for internal plant roads and asphalt for the entrance road.

      3. Area adjacent to site (approximately 7 acres), on Pennsey property, towards Prescott Road, may be available and utilized for construction laydown and craft/supervision parking at no cost to the Contractor.

VII. ELECTRICAL/INSTRUMENTATION

      1.    Nominal voltage levels are as follows:

            o Switchyard voltage:             230 kV

            o Generator voltage:              16 kV

            o Auxiliary medium voltage:       6900 V

            o Auxiliary low voltage:          480 V

            o Lighting/utilization voltage:   240 Vac, 208 Vac, 120 Vac

            o Control voltage:                120 Vac, 125 Vdc

      2. Motors equal to or larger than 250 hp will be rated 6600 V (except for the 250 HP water injection pump motors, which shall be 460 V) and will be served from the 6900 V bus. 6600 V motors smaller than 8000 hp will be served from fused contactors designed specifically for motor control and protection. Motors 8000 hp and larger will be served from vacuum switchgear circuit breakers.


Page 4 of 7                                                AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

Ironwood - 2x1 501G CC
Clarifications, Exceptions & Assumptions

      3. Three-phase motors smaller than 250 hp will be rated 460 V and will be served from 480 V motor control centers.

      4. A redundant distributed processor type control system has been provided. All automatic control will be via man-machine interface in the central control room. Local operator control consoles are not provided at either Econopac, or at the steam turbine, or in the switchyard. Vendor supplied PLC's for the vendor equipment will be utilized.

      5. No special provisions have been included for abnormal electric utility operating conditions (e.g.: no power system stabilizers, or high ceiling voltages have been included in the generator voltage regulator designs). Special switchyard underfrequency relay (device
            81U) settings will be provided to accommodate PPA requirements (Appendix 3, page IV.2 . paragraph B.3.).

      6. Electrical cost includes the supply and installation of a 5 kV transformer and 5 kV starter for 2 - 450 hp raw water pumps located approximately 4000 ft away from the main plant. Direct power feed is to be derived from the plant's 5 kV distribution line which will run underground from the plant to the pump local starting equipment.

      7. A 230 kV, conventional, open-air, radial switchyard design with two outgoing transmission circuits is proposed. Dead tank, SF-6 power circuit breakers are provided. The available symmetrical fault duty on the 230 kV bus is assumed to be less than 40 kA.

      8. The 230 kV switchyard includes all civil works such as fencing, switchyard gravel, trenching, duct banks, manholes, steel structures, and foundation. Electrical scope includes the supply and installation of grounding systems, buswork and fittings, wire and cable, conduit system, static pole and shield wire and lighting fixtures. Switchyard testing includes functional tests and calibration of contractor supplied switchyard protective relays. Installation of the following items have also been included: 230 kV circuit breakers, 230 kV disconnect switches, CVT, and lightning arresters.

      9. Options for switchyard underfrequency (device 81U) and under/overvoltage (device 27/59) relays have been provided to accommodate PPA requirements. An option for utility revenue meters has been provided based on the use of microprocessor based multi-function metering devices. Both options are included in Section A, Base Bid Scope Changes, of Appendix O.


Page 5 of 7                                                AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

Ironwood - 2x1 501G CC
Clarifications, Exceptions & Assumptions

      10. Contractor's electrical scope of supply terminates at the takeoff tower located on GPU's side of the 230 kV switchyard. The two 230 kV transmission circuits will be terminated at the takeoff tower by the utility. The design and construction of the 230 kV transmission lines are the responsibility of the utility and are not included in Westinghouse's offer.

      11. Grounding grid within the plant boundary is based on a maximum resistivity of 5000 ohm-centimeters. The geotechnical investigation results reveal that the soil resistivity is 21,000 ohm-centimeters. The cost impact, if any, will be known following the final design.

      12. Cathodic protection, by means of sacrificial anodes, for specific equipment, underground gas, and fuel oil lines within the plant boundary have been included.

      13. Contractor has provided an option for supplying and installing two sets of metering units (combination voltage transformer and current transformer) for the utility's use. One set will be provided on each of the plant's outgoing 230 kV transmission circuits. Westinghouse has provided an option for primary utility revenue meters on each of the two outgoing transmission circuits and back-up revenue meters on each of the 230 kV circuits into the plant facility. Both options are included in Section A, Base Bid Scope Changes, of Appendix O.

      14. Empty conduits (within pull strings) will be provided for the administration building. Eighteen (18) telephone 2" x4" junction boxes will be provided. The Owner will provide a PABX, telephones, telephone jacks and wiring based on his telephone requirements.

      15. Contractor will provide a GAI-TRONICS type or equal paging system consisting of 14 handsets and 3 desksets including raceways and wiring.

      16. A plant entrance camera is included. Cameras will have tilt, pan, and zoom, and will be mounted to the entrance guard house. The monitoring station will be located in the control room.

      17. Remote terminal units (RTUs) for interfacing with the Transmission/Distribution Center and the Energy Center will be designed, supplied and installed by others.

      18. GPU will design, supply, and install the protective relay panelboards for the two outgoing 230 kV transmission lines.


Page 6 of 7                                                AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

Ironwood - 2x1 501G CC
Clarifications, Exceptions & Assumptions

VIII. OWNER SUPPLY

      1. The Owner will provide a PABX, telephones, telephone jacks and wiring based on his telephone requirements.

            The Owner will be responsible for obtaining all telephone communication lines external to the facility. These lines include data and voice channels to GPU's Transmission/Distribution Center and to GPU's Energy Center.

IX. SITE CONDITIONS

      1. Stacks are based on 175' height double flue as requested by Owner. No bypass stack is included. Building height is 70'. Owner to determine if this meets environmental criteria.

      2. Existing monitoring tower, its foundations, as well as other installed underground items will be removed by the Owner prior to commencing construction.

      3. Due to the location of the plant, the existing double circuit transmission line running parallel with the existing railroad tracks and plant property may need to be relocated. Such costs are not included and are assumed to be by Owner. Owner will assume right-of-way and/or easement costs for the new location of transmission line, if required.

      4. Spoil from rock excavation will be hauled to a mutually agreed location on the Pennsy area property. Tipping or dump fees will be to Owner's account.

      5.    Visual barriers for the plant have not been included.

      6. No landscaping other than hydroseeding areas affected by construction is included.

      7. Soil percolation is assumed for disposal of sanitary waste by septic tank and drain field. Location of drain fields and rates are based on Owner's report as shown on the revised plot plant.


Page 7 of 7                                                AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

                                                                     Not Used
                                                                  --------------
                                                                  ==============

                                                       Codes and Standards
                                                       -------------------------
                                                       =========================

--------------------------------------------------------------------------------

                              Codes and Standards

--------------------------------------------------------------------------------

STANDARDS, CODES, AND OTHER DOCUMENTS
APPLICABLE TO THE POWER PLANT

A.    American Society of Mechanical Engineers (ASME)

-     American Society of Mechanical Engineers (ASME Boiler and Pressure Vessel
      Code).

- ANSI/ASME TDP-1 Recommended Practices for the Prevention of Water Damage to Steam Turbines Used for Electrical Power Generation, Part 1-Fossil Fueled Plants.

-     ASME Performance Test Codes: PTC

-     ASME 19.5 Interim Supplement on Instruments and Apparatus

-     ASME B3 1.1 Power Piping

B.    American National Standards Institute (ANSI)

-     American National Standards for Piping, Pipe Flanges, Fittings and Valves.

- ANSI C2 Series C37: National Electrical Safety Code, Circuit Breakers, Protection and Protective Relays.

-     ANSI Series C50: Synchronous Generators

-     ANSI Series C57: Transformers, Distribution, Power and Instrument.

-     ANSI Series C62: Surge Arresters.

-     ANSI C84.1: Electric Power Systems and Equipment Voltage Ratings 60 Hz.

-     ANSI Series C39.2: Direct Acting Electrical Recording Instrument
      Transformers.


--------------------------------------------------------------------------------
Proprietary Information              Page 1                AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------

-     ANSI/NEMA MG-1: Motors and Generators.

- ANSI/IEEE-Series 421.1: Definitions and test for Excitation Systems for Synchronous Machines.

- ANSI/IEEE-Series 421.2: Identification, testing and evaluation of the dynamic performance of excitation control systems.

C.    Other American Codes

-     American Association of State Highway and Transportation Officials
      (AASHTO)

-     American Concrete Institute (ACI)

-     American Gear Manufacturers Association (AGMA)

-     American Institute of Steel Construction (AISC)

-     American Iron and Steel Institute (AISI)

-     Air Moving and Conditioning Association (AMCA)

-     American Society for Testing and Materials (ASTM)

- American Society of Heating, Refrigerating, and Air-Conditioning Engineers (ASHRAE)

-     American Water Works Association (AWWA)

-     American Welding Society (AWS) Structural Welding Code (AWS D1.1)

-     Antifriction Bearing Manufacturers Association (AFBMA)

-     Cooling Tower Institute (CTI)

-     Expansion Joint Manufacturers Association (EJMA)

-     Heat Exchange Institute (HEI)


--------------------------------------------------------------------------------
Proprietary Information              Page 2                AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------

-     Hydraulic Institute Standards (HIS)

-     Illuminating Engineering Society (IES)

-     Institute of Electrical and Electronics Engineers (IEEE)

- Insulated Cable Engineers Association (ICEA) - if not covered by the National Electrical Code (NEC)

-     Instrument Society of America (ISA)

-     Occupational Safety and Health Administration (OSHA)

-     Manufacturers Standardization Society (MSS)

-     National Electrical Manufacturers Association (NEMA)

-     National Fire Protection Association (NFPA) - National Fire Codes

-     Pipe Fabrication Institute (PFI) Standards

-     ANSI 16.21 Rubber Gaskets

-     ASTM C533, C512 and C195 Thermal Insulation

- Underwriters Laboratories, Inc. (UL) for Equipment and Hardware only (where available)


--------------------------------------------------------------------------------
Proprietary Information              Page 3                AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

The Balance of Plant Design and Installation between Manufactured Equipment and Systems will meet the Reference Project Design Criteria contained in this Section.


Proprietary Information                                    AES IRONWOOD CONTRACT
FINAL ISSUE - 10/30/98

                                                          Structural Engineering
                                                          Design Criteria
                                                       -------------------------
                                                       =========================

--------------------------------------------------------------------------------

                            2x1 501G REFERENCE PLANT
                              APPLICATION HANDBOOK

--------------------------------------------------------------------------------

                     STRUCTURAL ENGINEERING DESIGN CRITERIA

--------------------------------------------------------------------------------

Structural Engineering Design Criteria

Introduction

This section describes the design criteria which will be used for all civil, structural, and architectural work related to this project.

Design Codes and Standards

Except for Emissions, Noise and Effluents, the design and specification of all work will be in accordance with all applicable laws and regulations of the federal government and applicable regional and local codes and ordinances. Emissions, Noise and Effluents shall be as defined in the contract. A listing of the codes and industry standards to be used in design and construction follows:

(1) Specifications for materials will generally follow the standard specifications of the American Society for Testing and Materials (ASTM) and the American National Standards Institute (ANSI).

(2) Minimum design loads for buildings and other structures will follow American Society of Civil Engineers (ASCE) standards, ASCE 7-95.

(3) Field and laboratory testing procedures for materials will follow standard ASTM specifications.

(4) Design and placement of structural concrete will follow the recommended practices and the latest version of the American Concrete Institute Code
      (ACI) and the Concrete Reinforcing Steel Institute (CRSI).

(5) Design, fabrication, and erection of structural steel will follow the recommended practices and the latest version of the American Institute of Steel Construction Code (AISC).

(6) Steel components for metal wall panels and roof decking will conform to the American Iron and Steel Institute (AISI) Specification for the Design of Light Gage Cold-Formed Structural Members.

(7) Welding procedures and qualifications for welders will follow the recommended practices and codes of the American Welding Society (AWS).

(8) Preparation of metal surfaces for coating systems will follow the specifications and standard practices of the Steel Structures Painting Council (SSPC), National Association for Corrosion Engineers (NACE), and the specific instructions of the coatings manufacturer.


--------------------------------------------------------------------------------
Proprietary Information              Page 1                AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------

                            2x1 501G REFERENCE PLANT
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(9)   Fabrication and erection of grating will follow applicable standards of the National Association of Architectural Metals Manufacturers (NAAMM).

(10) Design, fabrication, and erection of prestressed concrete members will follow the recommended practices of the latest version of the Prestressed Concrete Institute (PCI) manual for the structural design of architectural prestressed concrete panels.

(11) Design and erection of masonry materials of brick, concrete block, or structural tile will follow the recommended practices and codes of the latest revision of the ACI Concrete Masonry Structures Design and Construction Manual.

(12) Plumbing will conform to the requirements of applicable regional or local codes. If none, plumbing will conform to the National Plumbing Code.

(13) Design of water supply and wastewater facilities will conform to the American Water Works Association (AWWA) and applicable regional and local health codes.

(14) Design will conform to the requirements of the Occupational Safety and Health Administration (OSHA).

(15) Design of roof coverings will conform to the requirements of the National Fire Protection Association (NFPA) and Factory Mutual (FM). In addition, fire doors and windows and other building construction features will follow the recommended practices and codes of NFPA, where applicable.

Other recognized standards will be used where required to serve as guidelines for the design, fabrication, and construction, when not in conflict with the above listed standards.

The codes and industry standards used for design, fabrication, and construction will be the codes and industry standards, including all addenda, in effect as stated in equipment and construction purchase or contract documents. Where no other standard or code governs, the Uniform Building Code (UBC) will be used.

Natural Phenomena Design Criteria

The design criteria based on the natural phenomena are discussed below.

Rainfall

The design basis rainfall intensity will be 5 inches per hour.


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Wind Speed

The design basis wind speed will be 90 miles per hour based on ASCE 7-95, Exposure C, with an importance factor of 1.15 and K(zt)=1.00. This design wind speed will be used to determine wind loads for all structures.

Temperature

Systems and system component design criteria which require ambient temperature extremes shall use an ambient temperature range of -20 to 105 degrees F.

Relative Humidity

The design basis ambient relative humidity range will be 5 to 100 percent.

Barometric Pressure

The design basis barometric pressure will be 14.7 psi based on a site elevation of 0 to 2,000 feet above sea level.

Frost Depth

Frost protection for footings, pipes, and other frost-susceptible structures will be designed based on a frost depth of 30 inches. Water and sewer pipelines will have a minimum soil cover as required by regional and local codes.

Yard fire water mains will be installed with top of pipe not less than 1 foot below the design frost penetration depth in accordance with NFPA Standard 24.

Seismicity

The plant site will be designed to resist earthquake forces in accordance with ASCE 7-95 requirements assuming:

Effective Peak Velocity-Related Acceleration, A(v) = 0.11, Aa = 0.11

Category III (Non-essential)

Seismic Performance Category: C

Soil Profile Type "D"


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Design Loads

Design loads for all structures will be determined according to the criteria described below, unless the applicable building code requires more severe design conditions.

Dead Loads

Dead loads will consist of the weights of the structure and all equipment of a permanent or semipermanent nature including tanks, wall panels, partitions, roofing, piping, drains, electrical trays, bus ducts, and the contents of tanks measured at full capacity. However, the contents of tanks shall not be considered as effective in resisting column uplift.

Dead loads will be determined using the unit weights from ASCE 7-95.

Live Loads

Live loads will consist of uniform live loads and equipment live loads. Uniform live loads are assumed unit loads which are sufficient to provide for movable and transitory loads, such as the weight of people, portable equipment and tools, planking and small equipment, or parts which may be moved or placed on floors during maintenance operations. These uniform live loads should not be applied to floor areas which will be permanently covered with equipment.

Equipment live loads are calculated loads based upon the actual weight and size of the equipment and parts to be placed on floors during dismantling and maintenance, or to be temporarily placed on or moved over floors during installation.

Floors and supporting members which are subject to heavy equipment live loads will be designed on the basis of the weight of the equipment. When moving equipment over floors for installation, stress increases of 25 percent are permitted in beams and columns.

Live loads will be used as follows.

Ground Floors

Ground floor slabs will be designed for a minimum of 250 psf in all areas where a 2-ton forklift can operate. Consideration will be given to designing appropriate areas of the ground floor for support of heavy equipment such as construction and maintenance cranes.

Ground floor slabs for shops and auxiliary buildings will be designed for 150 psf. Storage areas will be designed for the actual weight of the stored material, but no less than 150 psf.


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Suspended Floors

Suspended grating floors will be designed for a loading of 60 psf to the supporting members. The grating itself will be selected to support a uniform loading of 150 psf to minimize deflection.

Roof Loads

All roof areas will be designed for wind loads and basic ground snow loads as indicated in Wind Loads and Snow Loads, respectively. Ponding loading effect due to roof deck and framing deflections will be determined in accordance with AISC Specification Section K2. All roof areas will be designed for a minimum of 20 psf live load in addition to calculated dead loads.

Column Live Loads

Live loads carried from the floors to the columns can be reduced in accordance with Section 4.8 of ASCE 7-95.

Impact Loads

Impact loads will be added to other loads for components supporting reciprocating or rotating machines, elevators, hoists, cranes, or other equipment creating dynamic forces. The following impact loads will be used, unless analysis indicates higher or lower values.

o     Elevators - 100 percent of lifted load.

o     Hoists and cranes.

      - Vertical - 25 percent of the maximum static wheel load.

      - Horizontal - lateral - 20 percent of the sum of the lifted load plus the weight of the hoisting component.

      - Horizontal - longitudinal - 10 percent of the total moving load.

o Rigid pavement design for roadways - 20 percent of the wheel or crawler loads.

o     Rotating and reciprocating equipment - 50 percent of the machine weight.

o Hangers supporting floors and platforms - 33 percent of the sum of the dead load and reduced live load.

Pipe Hanger Loads

Pipe hanger loads for the major piping systems, such as the main steam and boiler feedwater, will be specifically determined and located. Piping expansion and dynamic loads will be considered


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on an individual basis for their effect on the structural systems. Loads imposed on perimeter beams around pipe chase areas will also be considered on an individual basis.

Pipe loads for other areas will be treated as uniform loads per unit floor area, and will be carried to the columns and foundations as dead loads. Pipe loads will not be considered as reliable dead load for uplift.

Equipment Loads

Equipment loads will be specifically determined and located. For major equipment, structural members and bases will be specifically located and designed to carry the equipment load into the structural system. For equipment weighing less than the live load, the structural system will be designed for the live load. Equipment loads will be noted in the design calculations to permit separation in calculation of uplift and stability.

Wind Loads

Wind loads for all structures will be computed using ASCE 7-95. A step function of pressure with height under Exposure C will be used. The building classification will be Category I.

The design wind pressures will be determined by applying the velocity pressures to the appropriate design equations in ASCE 7-95 for building main wind-force resisting systems, other buildings, component and cladding, and other variable design coefficients and factors.

Snow Loads

Snow loads for all structures will be based on ASCE 7-95. The final design loads will be determined by applying the design ground snow load, pg, of 30 psf to the appropriate equations in Section 7 of ASCE 7-95.

Seismic Loads

Seismic loads for all structures will be computed using ASCE 7-95. Seismic loading will be used in design of structures only when they are greater than computed wind loads.

Construction Loads

The integrity of the structures will be maintained without use of temporary framing struts or ties and cable bracing insofar as possible. However, construction or crane access considerations may dictate the use of temporary structural systems.


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Estimated Loads

Loading imposed by equipment will be specifically determined or estimated before detailed structural design. Estimated loading will be noted as such in hand calculations or computer input and verified as information is made final.

Wheel and Crawler Loads

Loads exerted on roadway pavements, railroad trackwork, buried piping, box culverts, and embankments will be reviewed and selected prior to design of the underlying items. Typically, Cooper E80 and HS20 loads will be utilized for the design of railroad and roadway subgrades. However, where appropriate, loading such as loaded scrapers, crawler cranes, stator transport trailers, etc., often exceed the more typical E80 or HS20 loading and therefore must be considered.

Loading Combinations

Concrete Structures: Loading combinations will be in accordance with ACI 318.

Steel Structures: Loading combinations will be in accordance with the AISC "Specification for Structural Steel Buildings".

Turbine/Generator Foundations: Loading combinations will be in accordance with the American Society of Civil Engineers, ASCE "Design of Large Steam Turbine-Generator Foundations", February 1987 and Westinghouse established criteria.

For loading combinations which include overhead crane loads, Association of Iron and Steel Engineers, AISE "Guide for the Design and Construction of Mill Buildings" will be used.

Architecture

Interior and exterior architectural materials and systems mentioned under this section are provided here as a guideline.

Exterior Architecture

General design criteria for the exterior architectural systems will be as follows.

Walls

Walls for the main plant and miscellaneous structures will be provided as described below.

o Main Plant. The walls of the main plant building, if provided, will be Metal Building Manufacturers' Association Standard or will consist of metal wall panel systems. Metal wall


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panels will be of the field-erected type with exposed fasteners. Where insulation is required for metal wall panels, it will consist of a glass fiber bat or blanket type with a vinyl face.

o Miscellaneous Structures. The walls for miscellaneous structures, if provided, will consist of material systems which are comparable to the main plant systems. Pre-engineered buildings will be used for yard structures where appropriate.

Insulation

Insulation materials will be added to walls where necessary to reduce cooling loads in the summer and heating loads in the winter. The insulation material shall provide a minimum insulating value of R10 in the walls and R15 in the roof.

A detailed description of acoustical requirements is provided in the applicable Westinghouse "Acoustical Requirements" DBFR document.

Windows

Exterior windows and frames will be fixed hollow metal to match exterior doors and frames.

Window frames will be factory-primed and field painted, color to harmonize with the exterior face of the wall panels.

Louvers

Ventilation openings will be provided with stormproof blade louvers complete with bird screens. Operating damper blades will be provided behind the fixed louvers to allow closing of the openings. On long expanses of louvers, a continuous blade concealed support system will be provided.

Personnel Doors

Personnel doors will be the hollow metal type, flush, 1-3/4 inches thick, insulated, with formed hollow metal frames. Both doors and frames will be factory primed and field painted. In areas of the plant where excessive negative pressure hinders normal door operation, special balanced door hardware will be provided.

Doors will have a glazed vision panel when required by door function. Glazing will consist of tempered safety glass or wired glass.

Doors located on the ground floor of buildings will swing out. Doors at other levels will swing in or as required to meet egress requirements. Heavy-duty hardware will be used.


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Fire doors will conform to hollow metal door requirements and will be provided with fillers adequate to meet the required fire rating. The door, frame, and hardware will bear a certification label of Underwriters' Laboratories for the class of opening and rating.

Equipment Access Doors

Large access exterior doors will be vertical lift type, insulated, with weather seals and windlocks. Components will be formed from galvanized steel, factory primed, and field painted. Doors at high traffic areas will be motor-operated. Doors will be manually operated where access is infrequent.

Vertical Standing Seam Roofs

Roofing for all major structures will consist of an insulated or uninsulated corrugated metal profile. Insulated roof system will be used as required for HVAC controlled spaces.

The roof panel will be galvanized manufacturer's standard structural corrugated profile. Depth of profile will be nominal 1-1/2 inches. Galvanizing will be in accordance with ASTM A525 Designation G90 with 0.90 ounce per square foot minimum thickness.

The roof system will include subgirts and support clips, insulation if required, flashing, fasteners, and other appurtenances required for a total system. The panels will have smooth appearance and will be free of excessive "oil canning". Side joints of the roof panels will be of interlock construction and will be caulked full or gasketed.

Eave gutters and downspouts will be provided as part of the roofing system. Gutter apron will extend under the roof panels to provide positive counterflashing.

Downspouts will be rectangular configuration with a 75-degree elbow at the base.

Painting

All exterior steel material that is not galvanized or factory finished will be painted. Concrete surfaces will not be painted.

Paint color will match or harmonize with the color of the exterior face of the wall panels.

Interior Architecture

Interior architectural systems will conform to the following general design criteria. Fire rated architectural systems will be provided when required by building or fire codes. Handicapped accommodations will be provided as required by codes and personnel requirements.


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Partitions

Interior walls will be constructed or masonry, metal studs with gypsum board, metal wall panel, and factory finished assembled demountable type partitions.

Interior walls, where durability is required, will be constructed of concrete block masonry, structurally designed and reinforced as required.

Metal studs with gypsum board and demountable partitions will be used to form interior partitions in office areas. Insulation will be used for sound control as required. A metal stud gypsum board furring system will be used on exterior walls for finished areas where determined in design.

Windows

Any fixed interior windows will be formed steel frames similar to those of personnel doors.
Frames in stud walls will be the wraparound style.

Interior glazing will consist of clear, polished plate, float, or tempered safety glass, held in place with metal glazing beads.

Personnel Doors

Interior personnel doors will be of similar construction to exterior personnel doors. Frames in stud walls will be the knockdown style. Doors and frames will be factory primed and field painted.

Interior doors will have a glazed vision panel as required. Glazing for the vision panel will be tempered safety glass or wired glass.

Standard-duty hardware will be used.

Where fire doors are required, the door, frame, and hardware will bear a certification label from Underwriters' Laboratories for the class of opening and rating.

Ceilings

Ceilings in unfinished areas will leave the overhead structure exposed. The exposed structure including framing, deck form, and metal deck will not be painted in unfinished areas.

Ceilings in finished areas will generally consist of a suspended, exposed grid, lay-in acoustical type. A snap-in aluminum acoustical type will be used in the control room. In wet areas, such as showers and locker rooms, ceilings will have moisture-resistant acoustical tile.


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Floor Coverings

For high moisture areas of locker rooms, showers, and toilets, an unglazed ceramic tile will be used.

Resilient floor covering will be used in all finished areas which are not covered by ceramic tile.

Steel troweled surface hardened concrete will be used in all other unfinished areas in buildings throughout the plant site.

Chemical resistant coatings will be applied as required to concrete surfaces of floors inside curbed areas.

Wall Coverings

Glazed concrete block units will be used in locker and shower areas to provide sanitary and easily maintained wall surfaces. All other finished area walls will be painted as described in the following.

Painting

Wall surfaces, doors, and frames that are not prefinished will be field painted. Where required, steel surfaces that are not prefinished will be field painted. Aluminum, brass, stainless steel, or plastic surfaces will not be painted.

Equipment that is not prefinished will be field painted; all metal equipment bases will be field painted.

Color schemes will be selected for overall compatibility.

Sanitary Facilities

Toilet and shower facilities will be provided for personnel in finished areas of all major buildings and in other areas as determined by project requirements.

Janitor closets and cleaning material storage areas will be provided in finished areas of all major buildings.

Concrete

Reinforced concrete structures will be designed in accordance with ACI 318-95, Building Code Requirements for Structural Concrete.


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Materials

The materials described below will be specified and used as a basis for design.

o Reinforcing Steel. Reinforcing steel shall meet the requirements of ASTM A615, Grade 60.

o Cement. Cement used in massive concrete (minimum dimension of more than 30") will be Portland Cement meeting the requirements of ASTM C150 Type
      II. Cement for all other mixes will be Portland Cement meeting the requirements of ASTM C150 Type I.

o     Fly Ash. Fly ash will be Type C or F conforming to ASTM C618.

o Aggregates. Fine aggregates will be clean natural sand. Coarse aggregates will be crushed gravel or stone. All aggregates shall meet the requirements of ASTM C33.

o Admixtures. Plasticizers and retarders will be used to control setting time and to obtain optimum workability. Air entrainment of 4 to 6 percent by volume will be used in all concrete mixes. Interior slabs to be trowel finished will use less air entrainment. The use of calcium chloride will not be permitted.

o     Water. Clean water of potable quality shall be used in all concrete mixes.

Design

The system of concrete and steel strength combinations to be used is as follows.

o     Concrete strength, psi (at 28 days) - See table in Mixes section below.

o     Reinforcing strength, psi - 60,000 (Grade 60).

Mixes

Concrete mix design for three classes of concrete will be required. The usage classes are as follows.

        Design     Maximum Coarse

Class   Strength   Aggregate Size     Slump (inches)         Use
-----   --------   --------------     --------------         ---

        psi                           min.             max

I       3,000      1 inch to No. 4    2                4*    General and Special


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        Design     Maximum Coarse

Class   Strength   Aggregate Size     Slump (inches)         Use
-----   --------   --------------     --------------         ---

        psi                           min.             max


II      2,000      3/4 inch to No. 4  4                6     Duct Banks

III     4,000      1-1/2 inches to    2                4*    Mass Concrete
                   No. 4

*6" maximum slump will be allowed if super-plasticizers are used.

Concrete strength will be determined by ASTM C39.

Concrete Tests

Quality control testing of concrete will be performed by an independent laboratory and will consist of the following.

o Preliminary Review. Before concrete mixes are designed, the source and quality of materials will be determined and the following reports will be submitted.

      - The type, brand, manufacturer, composition, and method of handling (sack or bulk) of cement.

      -     The type, source, and composition of fly ash.

      - The classification, brand, manufacturer, and active chemical ingredients of all admixtures.

      - The source of coarse aggregates and test reports required to verify compliance with ASTM C33.

      - The source of fine aggregates and test reports required to verify compliance with ASTM C33.

      - The results of tests to determine compliance of admixtures with appropriate ASTM requirements.

o Concrete mix designs will be established by a qualified testing laboratory in accordance with the requirements of ACI 301.

o     Field Control Tests. Field control tests will include the following:


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      -     Aggregate gradation - Each 500 tons of fine aggregate and each 1,000 tons of coarse aggregate will be sampled and tested in accordance with ASTM D75 and C136.

      - Slump - A slump test will be made from each of the first three batches mixed each day. An additional test will be made for each 50 cubic yards placed in any one day. Slump tests will be in accordance with ASTM C143.

      - Air content - An air content test will be made from one of the first three batches mixed each day and from each batch of concrete from which compression test cylinders are made. Air content tests will be in accordance with ASTM C231.

      - Compression tests - One set of three concrete compression test cylinders will be made each day for each 100 cubic yards of concrete placed from each class of concrete. One cylinder of each set will be tested at an age of 7 days, and the remaining two cylinders of each set will be tested at an age of 28 days. Compression tests will be in accordance with ASTM C39.

      - Placement Temperature - Concrete placement temperature will be controlled in accordance with the requirements of ACI 301 and project specifications.

Reinforcing Steel Test

Mill test reports or reports of tests made by the fabricator will be required certifying that all material is in accordance with the applicable ASTM specification and meets the requirements of the project specification.

Steel and Other Metals

Structural Steel

Steel framed structures will be designed in accordance with the AISC Specification for the Structural Steel Buildings, Allowable Stress Design and Plastic Design, June 1, 1989. In addition, steel framed structures will be designed in accordance with the criteria discussed in the following subsections. Prefabricated metal buildings will be per Metal Building Manufacturers' Association standard.

Materials

Structural steel shapes, plates, and appurtenances for general use will conform to ASTM A36. Structural steel required for heavy framing members will consider the use of ASTM A441 or A572. Structural steel required for tube girts will conform to ASTM A500, Grade B. Connection bolts will conform to ASTM A325. Connections will conform to Research Council on Structural Connections of the Engineering Foundation Specification for Structural Joints using ASTM A325 or A490 bolts, November 13, 1985 edition. Welding electrodes will be


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AWS E70XX electrodes. All structural steel will be shop primed with an inorganic zinc primer after fabrication in accordance with SSPC No. 6.

Connection plates will be silicon kilned ASTM A36 steel if the project site isolated in a cold climate or high seismic zone as determined by the Engineer.

Prefabricated metal building components will be per Metal Building Manufacturers' Association standard.

Tests

Mill test reports or reports of tests made by the fabricator will be required certifying that all material is in conformance with the applicable ASTM specification. In addition, the fabricator will provide an affidavit stating that all steel specified has been provided at yield stresses in accordance with the drawings and the specification.

Design

All steel framed structures will be designed as "rigid frame" (AISC Specification Type 1) or "simple" space frames (AISC Specification Type 2), utilizing single-span beam systems, vertical diagonal bracing at main column lines and horizontal bracing at the roof and major floor levels. The use of Type 1 rigid frames will be limited to one-story, open garage, warehouse or shed type structures, or to prefabricated metal buildings. The Generation Building, if provided, will utilize Type 2 design and construction or will utilize a combination of Type 1 and Type 2 or will be prefabricated metal building designed to the standards of the Metal Building Manufacturers' Association..

Suspended concrete slabs will be considered as providing horizontal stability by diaphragm action after setup and curing. Deflections of the support steel will be controlled to prohibit "ponding" of the fresh concrete as it is placed. Metal roof decks attached with welding washers or fasteners will be considered to provide a structure with lateral force diaphragm action. Grating floors will not be considered as providing horizontal rigidity.

Connections will be in accordance with AISC standard connection design for field bolted connections. Connections will be designed for 3/4-inch bolts for bearing type joints with threads in shear plane except where connections are required to be slip-critical. The connection bolts (bearing and slip-critical) will then be torqued in accordance with slip-critical joint requirements. Larger diameter bolts will be used to develop larger capacity connections when required. Bolts in connections identified as not being slip-critical nor subject to direct tension will not be inspected for bolt tension other than to ensure that the plies of the connected elements have been brought into snug contact.


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Minimum Sizes

The following minimum sizes apply to the structural frame. (This criteria excludes prefabricated building framing.)

o     "W" shapes used as framing members - W 8 x 10.

o     "W" shapes used as posts - W 8 x 10

o     Double angles used as horizontal bracing - 2L 2-1/2 x 2-1/2 x 1/4.

o     "WT" shapes used as horizontal bracing - WT 3 x 7.5.

o     Angle hangers - L 2-1/2 x 2-1/2 x 1/4.

o The minimum flange thickness of material exclusive of secondary members such as purlins and girts shall be 1/4 in. for exterior construction.

Beam Depth Criteria

If practicable, beam depths shall generally follow these criteria.

o     Per recommendations of AISC Section L3.

o     Members shall be framed into members of equal or greater depth.

Unbraced Lengths and Slenderness Ratios

o Bending. The following are general criteria for determining unbraced length of the compression flange.

      - Beams on which a slab will be placed with shear connectors shall be considered continuously supported.

      - Beams supporting metal roof deck or slabs formed with metal decking with attachment at 12-inch centers shall be considered continuously supported.

      - Beams which are part of a truss will use the distance between panel points as their unbraced lengths, or if the panel has connecting major members, the unbraced length will be based on the distance between panel points or connecting members, whichever is the shorter distance.

o     Slenderness

      -     KL for major axis will be the span length.


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      -     KL for minor axis will be the largest distance between incident members which are greater than or equal to two-thirds depth of subject member, or the distance between truss panel points.

o     Column Stability Bracing

      - Effective column stability bracing must have both adequate stiffness and strength to prevent the columns from buckling.

Maximum Deflections

The following guidelines for maximum deflections will be followed.

o     Floor beams - 1/360 x span with live loading only.

o     Roof beams - 1/240 x span with live or snow loading only.

o     Metal panel wall girts.

      - Vertical - 1/240 x span; 1/960 x span with 3/8-inch maximum under and over glass where appearance and load bearing capabilities are a consideration.

      -     Horizontal

            (1) 1/360 x span with 1.33-inch maximum under and over glass.

            (2) 1/180 x span all others.

o Crane and hoist support beams, rails, and monorail support beams (optional). The deflection limits are based on maximum wheel loads.

      -     Vertical deflection.

            (1) 1/1,000 x span without impact - Turbine generation area.

            (2) 1/600 x span without impact - All others.

      -     Lateral deflection - 1/400 x span - All cranes and hoists.


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Corrosion-Resistant Steel

Corrosion-resistant steel will be used where corrosion, abrasion, or appearance requires the use of special steels.

o Materials. Corrosion-resistant steels will conform to ASTM A588 (Cor-Ten, Mayari R); ASTM A167, Type 316L, 2.75 percent minimum molybdenum content (stainless steel); or to ASTM A167, Type 304 or 304L (stainless steel). Stainless steel will be used only where extreme corrosion conditions warrant its use.

o Tests. The fabricator will be required to submit mill test reports for all material and an affidavit certifying that the material is in accordance with the drawings and the specifications.

Miscellaneous Metals

o Steel Grating. Steel grating floors will use grating manufactured in accordance with applicable requirements of the Metal Bar Grating Manual published by NAAMM.

      Steel grating will be welded bar grating, with 3/16-inch wide by 1-1/4-inch deep bearing bars. All interior grating will be painted and exterior grating will be galvanized.

      All gratings will lie flat with no tendency to rock when installed. For each panel, the transverse bow will not exceed 1/8 inch per foot of panel width, with no transverse bow to exceed 3/8 inch. The longitudinal bow will not exceed 1/200 of the panel length.

      All penetrations equal to or greater than 5 inches in diameter or 5 inches in diagonal length shall be banded with kickplate material or standard weight pipe and shop fabricated where possible to meet project restraints.

o Kickplate. Kickplate will be applied to all platform areas as required to satisfy OSHA standards for protection of personnel. It will consist of 1/4-inch thick steel plate, ASTM A36, and will project 4 inches above the platform surface. Kickplate will receive the same type of coating as the material to which it is attached.

o Guardrail. Guardrail will conform to the minimum requirements of the applicable sections of OSHA. Guardrail will be a two-rail system with the top rail 42" above the walkway surface and mid rail 21" below the top rail. Guardrail post spacing will be proportioned to the length of the protected opening, but will not exceed 8 feet center-to-center of posts. Guardrail will be shop fabricated for specific locations and field welded or bolted to the erected structural steel or concrete.


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      Guardrail for stairs will also be a two-rail system with the top rail 34"
      above the nose of the tread and the mid rail 17" below the top rail. Guardrail will be field welded or bolted to the steel channel stair stringers or concrete.

      Guardrail will be fabricated from 1-1/2" square steel tubing or 1-1/4" nominal diameter piping. Joints will be mitered and welded to form a continuous railing system.

      Guardrail railing material will conform to ASTM A501 Grade B or ASTM A500 Grade A or B.

      All guardrail will be shop painted with an organic zinc primer and field finish painted.

      The above criteria are the minimum based on OSHA. Other codes such as UBC, regional, local codes and ordinances may specify additional criteria.

o Anchor Bolts and Embedded Shapes. Anchor bolts will conform to ASTM A36 and weldable A307. Embedded shapes and plates will be galvanized where required. Anchor bolt assemblies will be galvanized where required. Steel, which is not galvanized and will remain exposed, will be primed with a primer paint.

o Metal Roof Deck and Metal Deck Form. The metal roof deck and metal deck form will conform to ASTM A446, Grade A, or ASTM A611, Grade C. It will consist of prefabricated interlocking side lap units, fluted sheets. All metal deck will be galvanized.

o     Stairs. Stairs will be constructed of ASTM A36 channel stringers, C10 x
      15.3 minimum. Stair treads will be steel grating with cast abrasive nosing.

o Ladders. Ladders will be constructed of ASTM A36 bar rails, 2-1/2 inch by 1/2 inch, with 1-inch diameter rungs.

Site

Grading and Drainage

The Site Grading and Drainage System will be designed to comply with all applicable federal, regional, and local regulations. Topographic modifications to the site area may be required to provide positive overall drainage.

Surface drainage onsite will consist of overland and open channel flow.

Channels and ditches will generally be trapezoidal in cross section, of sufficient width to facilitate easy cleaning, and mildly sloping so that erosion is prevented.

The storm drainage system will be designed for a rainfall intensity of 5 inches per hour.


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Site-specific drainage facilities will be designed for the flow resulting from a
25-year rainfall or regional and local code requirements, whichever is greater. Temporary facilities will generally be designed for a 10-year rainfall. Containment ponds will be designed for a 10-year, 24-hour rainfall event unless specific federal, regional, or local regulations specify otherwise. Although drainage facilities will be designed for the flow resulting from rainfall events as described above, when subjected to the flow resulting from a 100-year rainfall, the drainage facilities must not back up water to flood any permanent plant facilities.

The main plant complex area will be graded with moderate slopes (1 percent minimum preferred) for effective drainage.

The plant property will be preserved undisturbed where possible.

Roads

Access within the plant site will be provided by a system of roadways.

Roads will be of three types: Type 1, Type II, and Type III.

Type I roads will consist of two 12-foot asphalt-paved lanes with 5-foot gravel-surfaced shoulders on each side. The main plant access roads and a portion of the main plant complex circumferential road will be Type I.

Type II roads will consist of one 15-foot asphalt paved lane with no shoulders. The plant road adjacent to the HRSG area will be Type II.

Type III roads will consist of two 12-foot unpaved lanes with no shoulders. A portion of the main plant complex circumferential road will be Type III. Turn-ins for access off Type III roads will consist of one 15-foot unpaved lane with no shoulders.

All Type II and III roads will be surfaced with gravel during the construction period. Occasional applications of a dust palliative material will be used to minimize dust during the dry seasons.

The minimum radius to the inside edge of pavement (EOP) or gravel surface at intersections of the roads will be as follows.

o     Type I - 50 feet to inside EOP.

o     Type II - 30 feet to inside EOP.

o     Type III - 30 feet to inside edge of gravel.

Where two different types of roads intersect, the radius will be the smaller of the two (e.g., at an intersection of Type I and Type II roads the radius of the inside edge of the gravel surface will be 30 feet).


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The maximum suggested grade for the roads will be as follows.

o     Type I - 4 percent.

o     Type II - 4 percent.

o     Type III - 8 percent.

The rate of change of grade at vertical curves will be determined by the designer after considering anticipated traffic speeds for the particular road.

Fencing and Security

Chain link fencing around the site boundaries and security fencing, both topped with barbed wire, will be provided around the main plant complex, substation, construction areas, and other areas requiring controlled access. Fencing heights will be in accordance with applicable codes and regulatory requirements. Plant access is controlled manually by a swing gate located at the main entrance to the secured area. Options include a gate house and/or an electric operated gate with a key card entry and security surveillance camera.

Foundations

General Description

This subsection provides a general description of the foundations to be used for the major power plant structures. Detailed design criteria and descriptions of the foundation support methods will be included in Foundation Design Criteria after an analysis of site geotechnical information is completed.

Generation Area

The generation area includes the combustion turbine, steam turbine, auxiliary equipment, and the Generation Building, if required. The generation area foundations will be reinforced concrete mats or spread footings supported on suitable subgrade.

Site-specific geotechnical exploration, testing, and analysis will determine the most suitable bearing method to support the mats and spread footings. The bearing method may include engineered fill, piling, drilled shafts, pressure injected footings, or soil densification. The foundations will be sized and proportioned such that the bearing and allowable settlement criteria will not be exceeded.

Geotechnical exploration, testing, and analysis information will be used to predict the elastic (short-term) and consolidation (long-term) settlement for the foundation component. Allowable settlements, elastic plus consolidation, will be limited as follows.


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o     Total settlement - 1 inch

o Differential settlement - 0.15 percent slope between adjacent concentrated load points or loaded areas.

The combustion turbine and steam turbine foundation mats will be designed to meet the total and differential settlement established by Westinghouse Electric Corporation if more stringent than the allowable settlements for the foundation component of the generation area.

The foundation for the generation area will be subdivided into separate pours. Construction joints will be designated on the drawings. Major drain system headers and some mechanical systems piping will be encased in the mats. The mats and slabs will receive a finish slope approximately 1/16 inch per foot between high ridges and low drain grates and will receive a steel trowel finish and surface hardener. Equipment drains, conduit, and miscellaneous piping will be embedded or encased under the finished mats and slabs.

The generation area foundations will be reviewed for support of cranes for erection of the building and equipment. Crane loading criteria will be assumed for the design and supplied to the Contractor. Stresses in the reinforced concrete mat will be permitted to increase 1.5 times code allowables when caused by temporary construction loads.

Miscellaneous Buildings and Structures

Miscellaneous buildings and structures include construction facilities, tanks, additional warehouse module, auxiliary equipment bases, boiler feed module, air-cooled condenser module if required, and other facilities for which a foundation must be provided. The foundations will be reinforced concrete mats or spread footings supported on suitable subgrade.

Site-specific geotechnical data will be analyzed to predict the bearing and settlement characteristics of the soils. Criteria will be established to permit design of the most economical foundation that is compatible with life expectancy and service of the building or structure.

Foundation Design Criteria

The foundations for the buildings and structures will be reinforced concrete mats or spread footings supported on suitable subgrade. The size and proportion of the foundations will be based on an allowable bearing capacity of 3,000 psf for the subgrade. Allowable bearing capacity can be increased by 1/3 for temporary conditions such as wind and earthquake.

For a given site, geotechnical data will be analyzed to determine the most suitable method of support for the foundations. If the allowable bearing capacity of the subgrade is lower than 3,000 psf and/or if piles are required, this will result in additional design and quantity adjustments for the foundations.


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Factors of safety for the foundation design will be as follows:

      F.S. against sliding:            1.25

      F.S. against overturning:        1.50

      F.S. against uplift:             1.50

Equipment Bases

All equipment will be supplied with an equipment base suitable for its operation. Where the equipment could induce vibration problems, the base will have adequate mass to dampen vibration motions. Special consideration will be given to vibration and stiffness criteria where specified by an equipment manufacturer.

Equipment that does not require a special base will be placed on a nominal 6-inch high base to keep the equipment off the floor surface. Base will be designed for the greater of the minimum temperature and shrinkage reinforcement or reinforcement required to carry the equipment loads. The bases will be designed to develop the yield strength of the equipment anchor bolts embedded therein as a minimum.

Insulation

All foundations and below grade portions of space conditioned buildings above those foundations will be insulated in accordance with the American Society of Heating, Refrigerating, and Air Conditioning Engineers (ASHRAE) Standard 90, Energy Conservation in New Building Construction.

Chemical Storage Containment

Chemical storage tanks and equipment containing regulated liquids (such as oil and acids for example) will be surrounded by curbing. The plan dimensions of the containment will be sized such that any possible leak from a tank or equipment will be collected inside the containment. The net volumetric capacity of each containment will be determined in accordance with the federal, regional and local regulations and requirements. For multiple tanks located within the same curbed area, the largest single tank will be used to size the curbing and drain piping.

The concrete surfaces for chemical storage applications will be provided with a protective coating system.

Space Conditioning

Space conditioning consisting of heating, ventilating, and air conditioning
(HVAC) will be provided to ensure proper environmental conditions for certain equipment, freeze protection, and


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for personnel comfort. The design of space conditioning systems will be in accordance with all applicable requirements of the latest edition of the ASHRAE Handbook, 1989 Fundamentals, and the Westinghouse "Acoustical Requirements" document applicable for the project.

Ambient Design Temperatures

Design will be based on the following assumed summer and winter ambient temperatures

     ASHRAE, 2.5/97.5 percent           Extreme
     ------------------------           -------

     Summer

      Dry-bulb, 91 F                    105 F

      Wet-bulb, 77 F                    77 F

     Winter

      Dry-bulb, -5 F                    -20 F


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                                                             Control Engineering
                                                                 Design Criteria
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CONTROL ENGINEERING DESIGN CRITERIA

Introduction

This section covers the design criteria which will be used for all control work related to this project.

Design Codes and Standards

Except for Emissions, Noise and Effluents, the design and specification of all work will be in accordance with all applicable laws and regulations of the federal government and applicable regional and local codes and ordinances. Emissions, Noise and Effluents shall be as defined in the contract. A listing of the codes and industry standards to be used in design and construction follows:

(1) American National Standards Institute (ANSI).

(2) American Society of Mechanical Engineers (ASME).

(3) Institute of Electrical and Electronics Engineers (IEEE).

(4) Instrument Society of America (ISA).

(5) National Electrical Manufacturers Association (NEMA).

(6) National Electrical Safety code (NESC).

(7) National Fire Protection Association (NFPA).

(8) Scientific Apparatus Makers Association (SAMA).

(9) American Society for Testing and Materials (ASTM)

Other recognized standards will be utilized, as required, to serve as design, fabrication and construction guidelines. In the event of any conflict between the codes and standards, the more stringent regulation shall apply

The codes and industry standards used for design, fabrication, and construction will be the codes and industry standards, including all addenda, in effect as stated in equipment and construction purchase or contract documents.


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General Requirements

Ambient Conditions

Instrument and control devices mounted outdoors will be designed to withstand ambient temperature extremes from -20 to 105 degrees F. Instrument and control devices mounted indoors will be designed to withstand ambient temperature extremes from 40 to 113 degrees F. Individual instruments that may be exposed to temperatures exceeding 113 degrees F shall be designed on a case by case basis. All field mounted instruments and control devices will be designed for relative humidity up to 100 percent throughout the temperature range.

All instruments and control devices installed in the Control Room and other air-conditioned buildings will be designed for an operating condition of 55 to 95 degrees F ambient temperature and 15 to 90 percent (noncondensing) relative humidity.

Utilities

All instruments and control devices will be designed with the following utility requirements:

o     Power supply operating voltage:

      -- Low voltage, single phase, 60 hertz for logic and fractional horsepower motors.

      --    125-volt dc for logic and fractional horsepower motors.

      --    Low voltage, three-phase, 60 hertz for integral horsepower motors.

      Voltage levels will be specified for the specific project. Any voltage required other than the above will be furnished by the equipment supplier.

o Pneumatic - Clean, dry instrument air at 70 to 125 psig. All necessary pressure-reducing controls, where required, will be furnished by the equipment supplier.

Standard Ranges of Analog Signals

The ranges of analog signals, other than thermocouples and RTDs will normally be as follows:

o     Electric - 4 to 20 mA dc.

o     Pneumatic - 3 to 15 psig.

The use of any signal range other than the above will be avoided.


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Contact Ratings

The ratings of all instrument contacts used for alarms and interlocks will be as follows:

            Voltage Rating (volts)              Continuous Rating (amperes)
            ----------------------              ---------------------------
            Low voltage, 1 phase                10 (inductive)
            125 dc                              0.5 (resistive)

Instrument Accessibility

Every consideration shall be made to locate and/or mount instruments in an accessible position.

Instruments

Instrument Sensing Lines and Air Lines

All instrument sensing line and air line installations will be designed and fabricated in accordance with the ASME Boiler and Pressure Vessel Code and with ANSI B31.1. Primary instrument sensing lines are defined as the piping and/or tubing directly connected to the process, beginning at the outlet of the root valve and terminating at the blowdown valve (if required) and at the point of connection to the instrument itself.

Instrument blowdown lines are defined as the piping and/or tubing directly connected to the instrument blowdown valve and extending to the floor, structural steel or floor drain.

Instrument air supply lines are defined as the piping and/or tubing directly connected to the plant instrument air header beginning at the air header root valve and terminating at the air user.

Instrument control air lines are defined as the piping and/or tubing used to convey the pneumatic control signal to the control device.

Sizes of Instrument Sensing Lines and Air Lines

Instrument sensing lines will be as listed below:

o Tubing for primary instrument sensing lines will be 1/2 inch O.D. Tubing for instrument blowdown lines shall be 3/8 inch O.D. Instrument sensing line tubing and blowdown tubing will be cold drawn, fully annealed, ASTM A213 TP213 stainless steel. Tubing hardness will not exceed Rockwell B80. Tubing wall thickness will be as listed below.


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      -1/2  inch O.D. Tubing

            Max. Allowable          Max. Allowable          Min. Allowable
            Pressure                Temperature             Wall Thickness
            --------                -----------             --------------

            3000 PSIG               1050 degrees F          .083 inch
            2400 PSIG               1050 degrees F          .065 inch
            1100 PSIG               1050 degrees F          .049 inch

      -3/8 inch O.D. Tubing

            Max. Allowable          Max. Allowable          Min. Allowable
            Pressure                Temperature             Wall Thickness
            --------                -----------             --------------

            greater than 1700 PSIG  1050 degrees F          .065 inch
            less than 1700 PSIG     1050 degrees F          .049 inch

o Instrument tubing connected to process piping rated ANSI Class 600 and less, other than steam system process piping, will use compression tubing fittings, Swagelok or equal.

o Instrument tubing connected to process piping rated ANSI Class 900 and greater, and to steam system process piping will use socket weld tube fittings with the exception of compression tube fitting(s) at the instrument or instrument valve manifold. Socket weld tube fittings shall be Cajon or equal.

o Instrument piping will be of the same material and specifications as the process piping

Air lines will be as listed below:

o Tubing for instrument air supply lines will be soft annealed seamless copper tubing, ASTM B-75. Tubing wall thicknesses will be as listed below.

                                     Min. Allowable
      Tubing Size                    Wall Thickness
      -----------                    --------------
      1/4 in. O.D.                   .028 in.
      3/8 in. O.D.                   .035 in.
      1/2 in. O.D.                   .049 in.

o     Air lines will use compression fittings, Swagelok or equal.

o Particle filters will be supplied at the end of all copper lines. The filters will be installed prior to the connection to the air user, but downstream of the last solder joint.


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Insulation and Freeze Protection of Instrument Sensing Lines

All water-filled instrument sensing lines in plant areas subject to freezing will be insulated and freeze protected. Sensing line pairs for flow, manometric level, and differential pressure instruments will be run together where possible, insulated, and freeze protected as a group, if subject to freezing. Instrument sensing lines connecting to high-temperature systems, which might become hot enough to injure personnel during blowdown of the instrument line, will be insulated where such hazard exists. Where freezing conditions do not exist, instrument sensing line installations containing condensate pots will not be insulated from the condensate chamber to the instrument. Where freezing conditions do exist, install heat tracing from the condensate chamber to the instrument to avoid freezing. Insulation materials, exterior finish, and metal lagging will conform to the standards adopted for the process piping, as discussed in 2.7.2.5, Insulation and Lagging, of this manual.

Criteria for Routing of Instrument Sensing Lines and Air Lines

Routing of instrument primary piping, including piping from the process connection through the root valve and the instrument sensing line, will be in accordance with the following criteria.

Special fittings, such as reservoirs, condensate chambers, and other devices, shall be installed at the primary flow element connections, as required by the design of the instrument, in accordance with instructions of the instrument supplier.

Pressure sensed by the instrument will differ from pressure in the process if there is a head of liquid in the instrument line. This effect may be significant if the instrument line static head is large in comparison with the pressure being sensed. This effect can be accounted for in calibration of the instrument if the static head is constant. To assure a constant static head, the connections from low-pressure steam and low-pressure, liquid-filled lines should preferably slope downward continuously from the primary element connection to the instrument. Horizontal runs should have a slope of not less than 1/2 inch per foot and must be adequately supported to maintain a constant slope. If downward slope is not feasible, the line should slope upward continuously and a loop seal (steam service only) installed at the instrument to assure a water seal for temperature protection. Upward sloping liquid lines should be used only if the process pressure is sufficient to assure a head of liquid at the instrument. Provision for venting of air should be provided in high point of line. Vacuum connections to the condenser and low-pressure extractions should always slope upward to the instrument.

Instrument sensing lines for steam flow, liquid flow, and manometer level measurement systems should preferably slope downward from the primary element connections to the instrument. Instrument sensing lines for flue gas and air flow measurement systems should preferably slope upward from the primary element connections to the instrument. If these requirements cannot be met, special venting or drain provisions will be required. Horizontal runs must have a slope of not less than 1/2 inch per foot and must be adequately supported to maintain a constant slope.


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Instrument air supply line takeoffs from the plant instrument air header will be from the top of the air header. Horizontal runs will have a slope of not less than 1/2 inch per foot and must be adequately supported to maintain slope.

Instrument sensing lines will be grouped together as much as practical to benefit from the use of common support members and to present a finished installation that is routed in a neat and orderly manner. Care will be exercised to assure that spacing between adequate tubes in the same group is maintained uniform and that tubes do not cross under or over one another.

Changes in direction of tubing will be by the use of bends. Bend radius will not be less than three diameters.

Instrument sensing lines and air lines will be routed as directly as practical from the process root valve to the instrument or end device. The length of the lines shall be limited to a maximum of 40 feet for compressible fluids and 50 feet for non-compressible fluids.

The maximum process temperature for all transmitters shall be limited to 180 degrees F. Therefore, on all transmitter installations where the process temperature exceeds 180 degrees F, the sensing line shall be of sufficient length to dissipate the heat. Instrument installations where dual sensing lines are used; such as flow or other differential applications, the instrument sensing lines shall be routed as to avoid high temperatures and both sensing lines should be maintained at the same temperature.

Support of Instrument Sensing Lines and Air Lines

Instrument sensing lines will be continuously supported to assure maintaining proper slope.

Instrument Racks, Stands and Supports

All remote-mounted instruments, which are not subject to freeze damage, will be mounted on O'Brien Modular Instrument Support Systems with Unistrut members, or approved equivalent added when specified on the support detail drawings.

The supports will provide easy access and visibility to the instrument.

Wall or column mounted instruments will be installed so that the instrument centerline is approximately 4'6" above the floor or grating.

Thermowells and Protecting Tubes

Fluid system temperature sensors will be equipped with thermowells and will be constructed of Type 316 stainless steel and have a stepless tapered design. The sizes of the connections will be as defined in the , Mechanical Engineering Design Criteria. Threaded temperature wells in lines operating above 600 psi shall be seal welded after installation.


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Thermowells in main steam, hot and cold reheat steam, extraction steam, and feedwater piping will be designed to prevent vortex-induced vibration over the range of velocities encountered in normal service as per ASME Performance Test Code 19.3, Temperature Measurements.

Temperature detectors in exhaust gas and air ducts shall be mounted in protecting tubes to provide mechanical support and will be retractable externally from the duct to permit replacement while in operation. Protecting tubes will be made of Type 316 stainless steel pipe not smaller than 1/2-inch size, with screwed pipe bushings welded to the tubes for attachment to the ducts. Duct connections will consist of screwed couplings or adapter flanges welded to the ducts, into which the bushings on the protecting tubes can be threaded. Duct connections will be located to minimize the effect of temperature stratification within the ducts. Protecting tubes exceeding 3 feet in length will be provided with additional supports within the boiler casing or duct and will be of a flow-through design, such that the time constant of the temperature detector does not exceed 3 seconds.

Thermocouples and Resistance Temperature Detectors

Thermocouples will be of the dual element, chromel-alumel type (ISA Type K) with Type KX extension wire. Thermocouples and extension wire will comply with the standard limits of error as per ANSI MC96.1-1975. The elements as a rule will be separate from ground (ungrounded).

Resistance temperature detectors (RTD's) will be of the duplex three-wire platinum type. The nominal resistance of the platinum detectors will be 100 ohms at 0 C. All RTD's for measurement of fluid system temperature will be ungrounded, metal-sheathed, ceramic-packed, and suitable for the design temperature, pressure, and velocity of the fluid system.

Thermocouples and RTD's will have sheathed elements spring-loaded to provide good thermal contact with the well or protecting tube. The sheath will be made of stainless steel having swaged-type magnesium oxide insulation. All connection heads will be rated NEMA 4, made of cast aluminum with screwed covers, and supported from the well by a stainless steel extension nipple.

Transmitters

Transmitters will be used to provide the required 4 to 20 mA dc signals for all controllers and receivers. Transmitters will be of the electronic two-wire type, capable of driving a load up to 750 ohm, and will be powered from the plant distributed control system (DCS).

Transmitters will be mounted such that the electronic housing is directly above the valve body. The valve body for all differential pressure transmitters (dP, level, flow) will be installed with sensing points on a horizontal plane.


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Static Pressure and Differential Pressure Transmitters

Static pressure and differential pressure transmitters shall be Rosemount, model 1151 with smart electronics option, or approved equivalent.

Three valve manifolds will be mounted on all differential pressure transmitters for calibration and isolation purposes. Five valve manifolds will be used on instrument applications where it is necessary to fill the sensing line under pressure (e.g., drum level transmitter). All manifolds will have a set of capped 1/4" FNPT test connections on the instrument side of the isolation valve.

Level Transmitters

Sensing elements for level transmitters will be of the following types:

o Static head devices for vessels exposed to atmospheric pressure; air bubbler-type devices may be used if absorption of air by the liquid is not objectionable. (Level transmitters of this type are the same as static pressure transmitters.)

o Differential pressure type with constant head chamber for high-pressure and temperature applications. (Level transmitters of this type are the same as differential pressure transmitters.)

o     Displacement float type for enclosed vessels of limited height.

o     Moving float type for fuel oil storage tanks.

o     Ultrasonic type for specialized applications.

Flow Transmitters

Flow transmitters for general applications will be of the differential pressure type:

o Primary Elements. Flow nozzles will be used for main steam flow, feedwater flow, and other critical measurements where weld-in construction is required. Flow nozzles will be made of stainless steel, with dual sets of pressure taps installed in the pipe wall, where required. Installation of flow nozzles and pressure taps will be made in the pipe fabricator's shop, with provisions for witness of the installation process by a representative from the flow nozzle manufacturer.

      Orifice plates will be used for other flow measurements where flanged construction and higher pressure loss are acceptable. Orifice plates will be made of stainless steel. Orifice flanges will be of the raised-face, weld-neck type with dual sets of taps.


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      Construction and installation of flow nozzles and orifices will conform to the requirements of ASME Performance Test code PTC-19.5, and discharge coefficients will be predicted in accordance with data published in ASME Research Report on Fluid Meters.

o Secondary Elements. Secondary elements for differential-type flow sensors will be strain gauge or capacitance-type differential pressure transmitters. Square root extraction required for the differential pressure transmitters will be performed in the plant DCS.

Temperature Transmitters

Temperature transmitters will not be used. Temperature elements will be wired directly to the plant DCS for temperature monitoring.

Temperature, Pressure, Level, and Flow Switches

Where direct digital measurements are required, temperature, pressure, level, and flow switch set points will be adjustable with a calibrated scale to indicate the set point. Contacts will be of the snap-acting type, except for moving float and displacement-type level switches. In general, process digital control will be performed in the plant DCS except for packaged systems with integral control systems.

Temperature Switches

Temperature switches will be actuated by filled bulb-type elements equipped with standard-length armored capillary tubing.

Pressure Switches

Pressure switches will be actuated by disk- or diaphragm-type elements. Pressure switches will be selected based on the process conditions.

o General static pressure switches or differential pressured switches for normal static pressure shall be SOR, Inc. or acceptable equal.

o Low-differential pressure switches for low-static pressure ranges shall be manufactured by SOR, Dwyer Instruments, Inc., or acceptable equal.

o Low-differential pressure switches for high-static pressure shall be SOR Series 102/103 or acceptable equal.


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Level Switches

Level switches will be actuated by elements of the following types:

o Static head devices for vessels exposed to atmospheric pressure; air bubbler-type devices may be used if absorption of air by the liquid is not objectionable. (Level switches of this type are the same as static pressure switches.)

o Differential type for high-pressure and high-temperature applications. (Level switches of this type are the same as differential pressure switches.)

o     Moving float type for enclosed vessels.

o     Displacement float type for open tanks and sumps.

o     Ultrasonic or capacitance type for specialized applications.

Switching elements of moving float and displacement float-type level switches will be Magnetrol or acceptable equal, having float and body construction appropriate to the service conditions of the systems to which they are connected. Switch elements shall be of the vibration-resistant, mercury bottle-type magnetically coupled to the float. The switch element shall be reversible for NC or NO operation or shall be double-throw construction. Switch element leads shall be of high-temperature construction and terminated on terminal blocks within the switch housing. Switch housings shall be splashproof construction, unless otherwise specified.

Flow Switches

Variable-area or differential pressure-type actuating elements will be used for low flow and low-pressure applications. Paddle-type devices may be used for selected applications for flow/no-flow monitoring.

Local Indicators

Local Temperature Indicators (Thermometers)

Thermometers for local mounting will be Ashcroft "Duratem" P600B 4-1/2-inch dial "Every angle" gas-actuated thermometers, or acceptable equal. Thermometers for panel mounting shall be Ashcroft 600A gas-actuated with an aluminum hinged ring case and stainless steel-armored capillary tubing of the length required for installation, with 4-1/2-inch minimum dial size, or acceptable equal. Dial scales shall be so that the normal operating range is in the middle third of the dial range. Separate nameplates of engraved laminated phenolic or stamped stainless steel will be furnished to identify the service. Thermowells will be furnished for all thermometers.


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Local Pressure Indicators (Pressure Gauges)

Gauges for control air supply and signal pressures integral to an instrument will be in accordance with the instrument manufacturer's standards. All other gauges shall be Ashcroft "Duragauge," with 4-1/2-inch minimum dial size, or acceptable equal. Dial scales shall be so that the normal operating range is in the middle third of the dial range. Separate nameplates of engraved laminated phenolic or stamped stainless steel will be furnished to identify the service. All gauges, except on control air service, will have stainless steel movements and nylon bearings. Gauges for panel mounting shall be Type 1377. Gauges for separate mountings shall be Type 1379 with 1/2-inch NPT bottom connections. Except control air gauges or those equipped with diaphragm seals, gauges on pulsating process services shall be furnished with an Ashcroft 1106 Pulsation Dampener made of the same material as the Bourdon tube. Gauges for fluids which may be corrosive to the gauge internals will be furnished with glycerin-filled cases and diaphragm seals.

Local Level Indicators (Gauge Glasses)

Tubular gauge glasses will be used for low-pressure applications. Transparent or reflex gauges will be used for high-pressure applications. All gauge glasses will be equipped with gauge valves, including a safety ball check.

Flow Indicators

Sight flow and variable flow indicators will be used for low-pressure and low-temperature applications. The use of sight and variable flow indicators will be restricted to applications where quantitative measure of flow is not required.

Flow indicators for high-pressure and high-temperature applications are not anticipated.

Solenoid Valves

Solenoid valves will be provided by the Automatic Switch Company (ASCo), or acceptable equal. Solenoid coils will be Class H high-temperature construction rated at 105 to 140 VDC and will be designed for continuous duty. Three-way solenoid valves will be designed for universal operation so that the supply air may be connected to any port. Solenoid enclosures will be NEMA 4X.

For control valve applications, the solenoid valve will be rigidly mounted to the control valve. The operation of the solenoid shall support the failure action of the control valve on the loss of either power or air. The internal orifice shall be the maximum size available so as to not impede the normal operation of the valve.

Panel-Mounted Indicators

Panel-mounted indicators will be of the vertical scale, solid-state type with flat glass face.


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Modulating-Type Control Systems

Electronic Control Systems

Electronic control systems will utilize solid-state hardware. System strategies will be implemented, using digital computing techniques.

Pneumatic Controllers

Pneumatic controllers will generally be limited to the following applications:

o Control loops which require only proportional or proportional plus reset action, but require no remote manual positioning by the control room operator.

o Control loops that do not require any interface with any receiver installed in the main control room or control equipment room.

Pneumatic temperature controllers will have filled bulb-type sensing elements.

Pneumatic pressure controllers will have Bourdon tube sensing elements.

Motor Controls

Motor Interlocks

Motor interlocks will be designed in accordance with the following criteria:

Protective Interlocks

The protective interlocks for each motor and its associated equipment will be designed as follows:

o To prevent the motor from being started if the starting permissives required for safe operation are not satisfied.

o To automatically stop the motor under unsafe operating conditions when any action by the operator may be too slow to prevent the motor and its associated equipment from being damaged.

o To automatically start any standby equipment as a result of a motor trip and/or as required by the process.

o To provide information to the operator of the equipment status at all times.


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o     To provide alarms to alert the operator when any critical operating parameter is approaching its limit or when an abnormal operating condition occurs.

Control Room Manual Controls

The control devices required for manual control by the operator will be from keyboard and CRT operator control stations.

Standby Starts

Components in a system, such as turbine ac and dc lube oil pumps, which are paired to back up each other will have a standby mode imposed upon the protective interlock scheme. If the redundant pump is in the standby mode when the operating pump is tripped, or a process parameter indicates that the operating pump has failed, the standby pump will standby-start. After a pump has started in the standby mode, the pump will not stop automatically, except on a trip condition. An alarm will alert the operator that the pump has standby-started.

Automatic Starts and Stops

Equipment in some systems will operate in an automatic mode in which the starting and stopping of a motor are initiated automatically. An example of the automatic mode would be a tank fill pump that automatically starts at a low level and stops at a high level. Automatic motor actuations will not be alarmed unless the automatic action is initiated by a protective interlock.

Sequential Controls

Sequential controls apply control logic to a group of motors and associated auxiliaries, such as solenoid-operated valves. The basic functions are to coordinate the operation of all components within a functional group and to automatically start or stop all components in a predetermined sequence without the operator initiating any step-by-step control during the process.

Design Criteria

Sequential control systems will be designed according to the following design criteria:

o All controls for motor-operated and solenoid-operated devices within a system will be grouped according to their functions.

o Each group will have two modes of operations: sequential automatic and sequential manual.

o When in the sequential automatic mode, a group will be started or stopped by the operator with a single switching action, and the control system will automatically step through the sequence of operations. The control system will provide logic for each group to monitor starting permissives, initiate automatic operations, and alarm failure of the sequence and


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      abnormal conditions. Where necessary, provisions will be made for manual intervention in the operation of individual components.

o When in the sequential manual mode, each step of the sequence will be initiated by the operator, and the appropriate groups of equipment will be started and stopped by the controller during each step. Transfer between sequential automatic and manual modes should bumpless.

o Graphic displays will be available on the operator control console CRT's for the operator to follow the sequence of events during operation.

o If the system control panel is located away from the main control room, each system will have a self-contained annunciator system, alarming abnormal operating conditions. Provision will be made for interfacing the local annunciator system with the plant DCS for critical alarm points.

Local Control Hardware

Small fans and pumps that have no direct impact on unit generation will be controlled by local control switches. Switches will be momentary ON-OFF pushbuttons or selector switches. A single red indicating light above the ON pushbutton will indicate energization of the equipment motor, where required.


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                                                          Mechanical Engineering
                                                          Design Criteria
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MECHANICAL ENGINEERING DESIGN CRITERIA

Introduction

This section covers the design criteria which will be used for all mechanical work related to this project.

Design Codes and Standards

Except for Emissions, Noise and Effluents, the design and specification of all work will be in accordance with all applicable laws and regulations of the federal government and applicable regional and local codes and ordinances. Emissions, Noise and Effluents shall be as defined in the contract. A listing of the codes and industry standards to be used in design and construction follows:

1)    The Anti Friction Bearing Manufacturers Association (AFBMA).

2)    American Gear Manufacturers Association (AGMA).

3)    American Institute of Steel Construction (AISC).

4)    Air Moving and Conditioning Association (AMCA).

5)    American National Standards Institute (ANSI).

6)    American Petroleum Institute (API).

7) American Society of Heating, Refrigerating, and Air Conditioning Engineers (ASHRAE).

8)    American Society of Mechanical Engineers (ASME).

9)    American Society for Testing and Materials (ASTM).

10)   American Welding Society (AWS).

11)   American Water Works Association (AWWA).

12)   Edison Electric Institute (EEI).

13)   Heat Exchange Institute (HEI).

14)   Hydraulic Institute (HI).

15)   Institute of Electrical and Electronics Engineers (IEEE).

16)   Industrial Gas Cleaning Institute (IGCI).


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17)   Instrument Society of America (ISA).

18) Manufacturers Standardization Society of the Valve and Fitting Industry, Inc. (MSS).

19)   National Electrical Manufacturers Association (NEMA).

20)   National Electric Code (NEC).

21)   National Fire Protection Association (NFPA).

22)   Occupational Safety and Health Administration (OSHA).

23)   Pipe Fabrication Institute (PFI).

24)   Steel Structures Painting Council (SSPC).

25)   Tubular Exchanger Manufacturers Association (TEMA).

26)   Underwriters' Laboratories (UL).

Other recognized standards will be used as required to serve as design, fabrication, and construction guidelines when not in conflict with the above-listed standards.

The codes and industry standards used for design, fabrication, and construction will be the codes and industry standards, including all addenda, in effect as stated in equipment and construction purchase or contract documents.

Piping

Piping will be designed, selected, and fabricated in accordance with the following criteria:

Design Temperature and Pressure

The design pressure and temperature for piping will be consistent with conditions established for the design of the associated system.

The design pressure of a piping system generally will be based on the maximum sustained pressure that may act on the system plus 25 psi. The main steam piping design pressure will be in accordance with applicable codes. All design pressure values will be rounded up to the next 10 psi increment.

The design temperature of a piping system generally will be based on the maximum sustained temperature which may act on the system plus 10 F. The piping design temperature will be rounded up to the next 5 F increment.


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General Design and Selection Criteria

Piping will be designed in accordance with the requirements of the Code for Pressure Piping, ANSI B31.1 - Power Piping, or other codes and standards referenced in Design Codes and Standards, of this section, as applicable.

Piping which is 1-1/4, 5, or 7 inches in size will not be utilized for general system design. However, it is recognized that short segments may be required at connections to equipment.

Minimum wall thicknesses of straight pipe under internal pressure will be designed in accordance with one of the following equations, as found in Paragraph 104.1.2 of ANSI B31.1.

                    PDo
            tm = --------- + A    or
                 2(SE + Py)

                 Pd + 2SEA + 2 yPA
            tm = ----------------- ,
                 2(SE + Py - P)

      where

            tm =    minimum required wall thickness, inches,

            P  =    internal design pressure, psig,

            Do =    outside diameter of pipe, inches,

            d  =    inside diameter of pipe, inches,

            SE = maximum allowable stress in material due to internal pressure and joint efficiency.

            A  =    an additional thickness to compensate for threading,
                    mechanical strength, and corrosion or erosion, inches.

            y  =    a coefficient having the following values, as given in ANSI
                    B31.1, Table 104.1.2(A).


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
                                                              Temperature
                      -----------------------------------------------------------------------------------------------
                      900 degrees F                                                                    1150 degrees F
                           and                                                                               and
     Material             Below      950 degrees F   1000 degrees F   1050 degrees F   1100 degrees F       Above
--------------------  -------------  -------------   --------------   --------------   --------------  --------------
Ferritic steels            0.4            0.5             0.7               0.7              0.7             0.7

Austenitic steels          0.4            0.4             0.4               0.4              0.5             0.7

Nonferrous materials       0.4

Allowance for variations from normal operation, consideration for local conditions, and transitions will be in accordance with Paragraphs 102.2.4 and
102.2.5 of ANSI B31.1.

The value of SE will not exceed that given in Appendix A of ANSI B31.1 for the respective material at the design temperature. These values include the weld joint efficiency.

The value of A must be selected to compensate for material removed in threading, corrosion, and erosion and to provide mechanical strength. The following minimum allowances should be applied.

o Special wall piping 2-1/2 inches and larger - The value of A will be at least 0.0625 inch.

o Schedule wall piping 2-1/2 inches and larger - The value of A will generally be zero except when additional thickness is considered necessary for a specific service.

o Schedule wall piping 2 inches and smaller - The value of A should be selected to provide adequate mechanical strength. A minimum A value of
      0.062 inch is suggested but is not mandatory.

o Threaded piping - The value of A will not be less than the depth of thread.

The pressure temperature ratings for plain end seamless schedule wall pipe will be based on minimum wall values which are 87-1/2 percent of the nominal pipe wall thicknesses with the value of A equal to zero. This will make allowance for the minus 12-1/2 percent manufacturing tolerance on wall thickness.

The pressure temperature ratings for fusion welded, or forged and bored, schedule wall pipe will be based on the appropriate manufacturing tolerances and the required A value.

Material selection will generally be based on the design temperature and service conditions in accordance with the following:

o     All power cycle piping will be of metallic materials.


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o     The use of fiberglass-reinforced plastic (FRP) and polyvinyl chloride
      (PVC) piping will be limited, as shown in Table 1.

o Carbon steel piping materials will be used for design temperatures less than or equal to 750 degrees F.

o 2-1/4 percent chromium alloy steel piping materials will be used for design temperatures greater than 750 degrees F.

o 5 percent chromium alloy steel piping materials will be used where flashing may occur, including heater drains service.

o     Stainless steel piping materials will be used as follows:

      -- Piping applications requiring a high degree of cleanliness generally including injection water supply piping after strainers, air compressor inlet piping, miscellaneous lubricating oil system piping, and sampling piping after process isolation valves.

      -- Piping from deaerator vents, except piping to atmosphere after last valves.

      --    Demineralized water applications.

      --    Piping generally subjected to corrosive service applications.


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                                     Table 1
                        Application of PVC and FRP Piping
--------------------------------------------------------------------------------
Application Chart

--------------------------------------------------------------------------------
Application                                                   PVC         FRP
--------------------------------------------------------------------------------

Power Plant Thermal Cycle                                     None        None

Circulating Water System                                      None         *

Demin/H2O Treatment
  Demineralizer drains above ground                           X         None
  Demineralizer drains below grade (if applicable)            None        X

Circ. Water H2O Chem. Feed (Chlorine Solutions
  Above ground and direct ground burial                        X         None
  Cast into concrete                                          None        X

Roof Drains**                                                  X         None

Plant Equipment and Drains Piping***                           X          X

Overflow Drains on Chemical Solution Tanks                     X          --

Chemical Waste Pump Discharge                                  --         X

Potable Water Supply (Limited Applications)                    X          --

Sanitary Drains Piping                                         X          --
--------------------------------------------------------------------------------
Additional application rules for plastic (PVC, FRP, and HDPE) piping:

Limited to low-pressure applications. Normally system pressure drop and static head. The pressure limited to 50 psig with exception of potable water applications.

PVC will not be cast into concrete. FRP or metallic piping will be used.

PVC and FRP will only be purchased from specific suppliers identified for use on a specific project.

Detailed installation and fabrication specs will be invoked on the project.

Certification of joiners will be specified.

Flanged pipe will be avoided, when possible, in chemically aggressive application.

HDPE will only be used when needed to solve site-specific application issues, subject to Westinghouse approval.

--------------------------------------------------------------------------------
* May be required for sea water and other highly corrosive waters when significant economic incentive is demonstrated, subject to Westinghouse approval.
** PVC above grade; ductile iron or cast iron below grade.
*** Generic drains are CS above grade and ductile iron or cast iron.
--------------------------------------------------------------------------------

o Copper piping materials will be used for aboveground control air piping and for 2-inch and smaller service air piping in which cleanliness is critical.


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o     Underground circulating water piping will be either ductile iron or prestressed concrete embedded cylinder pipe with concrete-encased welded steel pipe at locations under buildings. Aboveground circulating water piping will be welded steel.

o The above-listed materials, or other suitable piping materials listed in Miscellaneous Piping Design and Selection Criteria, below will be used where required for special service to meet specific requirements.

Materials selected for use with main cycle systems, except for condenser tubes and tube sheet, will be free of copper materials.

Miscellaneous Piping Design and Selection Criteria

The minimum pipe size and wall thickness for miscellaneous piping, other than control and instrument piping, will generally be in accordance with the following criteria:

1)    The pipe size will be 3/4-inch minimum, except for sample piping.

2) Sample piping shall be 3/8-inch stainless steel tubing, 0.065 minimum wall, to reduce sample lag time.

Control and Instrument Piping Design and Selection Criteria

Control and instrument piping will generally be designed in accordance with the following criteria:

o The piping and instrument diagrams will indicate the size and selection information for piping through the root valves. The line sizes and selection information of piping after the root valves will not be called out on the piping and instrument diagram. The size requirements for control and instrument piping are stated in Control Engineering Design Criteria, of this Project Design Manual.

o Pressure connections and piping through the root valves for all pressure indicators, pressure switches, pressure transmitters, etc., will be as indicated for miscellaneous piping.

o Flow transmitter connections and piping through the root valves will be 3/4 inch for all piping except orifice flanges where 1/2-inch piping and valves will be used.

o     Level switch connections and piping through root valves will be 3/4 inch.

o Level controllers and level transmitters of the differential pressure type will have connections and piping through root valves of 3/4 inch.


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o     Level controllers and level transmitters of the differential pressure type will have connections and piping through root valves of 3/4 inch.

o Instrument columns at tanks and pressure vessels will generally be 2-1/2 inch minimum.

Vent and Drain Piping Design Criteria

Vent and drain piping will generally be in accordance with the following criteria:

o Vent and drain piping through the isolation valve to the vent or drain line termination will be as described for miscellaneous piping.

o Vent connections will be provided at all high points in water and oil piping, and all high points in other piping, including steam lines, which will be hydrostatically tested.

o Drain connections will be provided at all nondrainable points in steam, water, and oil piping, and all other piping, which will be hydrostatically tested.

o Drain connections will be provided at all control valve stations. The drain will be located to drain the control valve as completely as possible.

o All vent and drain connections will be provided with isolation valves. All vents will use globe valves. All drains will use gate valves to resist pluggage, if possible. Otherwise, globe valves will be used for drains.

o Vent and drain connections that require frequent operation will be piped to a suitable drain. Vent or drain connections that will normally require operation at a time when hot fluids will be discharged will be piped to a safe termination point (drain funnel or floor area discharge). All other connections will terminate with the isolation valve.

Piping Materials

Piping materials will be in accordance with applicable ASTM and ANSI standards. Materials to be incorporated in permanent systems will be new, unused, and undamaged. Piping materials will generally be in accordance with the following criteria:

o Steel and Iron Pipe: Carbon steel piping 2-inch nominal size and smaller will be ungalvanized ASTM A 106, Grade B minimum.

o Carbon steel piping 2-1/2-inch through 26-inch nominal size will be ungalvanized ASTM A 53, Grade B seamless or A 106, Grade B, with the indicated grades as a minimum. Carbon steel piping larger than 26-inch nominal size will be ASTM A 672 Grade B70, Class 21, for steam service, and ASTM A 134 (with ASTM A 283 Grade C plate material) for cold water service, with the industrial grades as a minimum.


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o     The use of ASTM A 53 piping material will be limited to 2-1/2-inch nominal size and larger piping, with a design temperature of 200 F or less and a design pressure of 200 psig or less.

      Alloy steel pipe, including large-diameter special wall pipe, will be ungalvanized seamless type. Alloy steel pipe with a 2-1/4 percent chromium content will conform to ASTM A 335, Grade P22. Alloy steel pipe with a 5 percent chromium content will conform to ASTM A 335, Grade P5. Alloy steel pipe with a 9 percent chromium content will conform to ASTM A335, Grade P91.

      Stainless steel pipe will be ASTM A 312, Grades TP 304, TP 304L, TP 316, or TP 316L, seamless piping. All stainless steel piping materials will be fully solution annealed prior to fabrication. The type 316 materials will be utilized for high resistance to corrosion. the type 316L materials will be utilized for applications requiring hot working (welding, etc.) and when the piping will handle solutions that are high in chlorides.

      Schedule numbers, sizes, and dimensions of all carbon steel and alloy steel pipe will conform to ANSI B36.10. Sizes and dimensions of stainless steel pipe designated as Schedule 5S, 10S, 40S, or 80S will conform to ANSI B36.19. Schedule numbers, sizes, and dimensions of stainless steel pipe not designed as 5S, 10S, 40S, or 80S will conform to ANSI B36.10.

      Steel plate piping will be of the welded straight seam type.

      Miscellaneous pipe 2 inches and smaller will be color coded the full length of each pipe to indicate different types and grades.

o Rubber-Lined Pipe. Lining materials for rubber-lined carbon steel pipe, method of application, and lining manufacturer will be chosen in accordance with the service requirements.

o Copper Alloy Pipe. Copper alloy pipe will conform to ASTM B 43, Seamless Red Brass Pipe.

o Polypropylene-Lined Pipe. Polypropylene-lined pipe will be ASTM A 53 steel pipe with an applied liner of polypropylene. The pipe will be as manufactured by Dow Chemical Company, Resistoflex Corporation, Peabody Dore, or acceptable equal.

o Fiberglass-Reinforced Plastic Pipe. Fiberglass-reinforced plastic pipe will be chosen in accordance with the specific service requirements.

o Polyvinyl Chloride Pipe. Polyvinyl chloride (PVC) pipe will conform to ASTM D 1785 or ASTM D 2241. PVC piping for roof and floor drain service shall conform to ASTM D 2665.

o Alloy 20 Pipe. CR-Ni-Fe-Mo-Cu-Cb stabilized alloy piping (Alloy 20) will conform to ASTM B 464 UNS NO8020.


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Tubing Materials

Tubing materials will generally be in accordance with the following criteria:

o Copper Tubing. Copper tubing 3/8 inch and smaller will be light-drawn temper tubing conforming to ASTM B 75. Copper tubing 1/2 inch and larger will be ASTM B 88, type K drawn temper.

o Copper tubing will be oxygen-free or phosphorus-deoxidized copper. Oxygen-bearing tough pitch copper tubing will not be used.

o Stainless Steel Tubing. Stainless steel tubing will conform to ASTM A 213, Type 316. All stainless steel tubing will be the fully annealed type, with a carbon content greater than 0.04 percent. Stainless steel tubing for use with tubing fittings will not exceed Rockwell B80 hardness.

o Tubing Wall Thickness. Wall thickness for tubing shall be in accordance with this specification

Fitting Materials

Fittings will be constructed of materials equivalent to the pipe with which they are used, except for polypropylene-lined cast iron or ductile iron fittings which will be used with polypropylene-lined steel pipe, and rubber-lined cast iron or ductile iron fittings which will be used with rubber-lined steel pipe.

o Steel Fittings. Steel fittings 2-1/2 inches and larger will be of the butt welding type, and steel fittings 2 inches and smaller will be of the socket welding type.

o Butt Welding Fittings. The wall thicknesses of butt welding fittings will be equal to the pipe wall thickness with which they are used. The fittings will be manufactured in accordance with ANSI B16.9, ANSI B16.28, and ASTM A 234 or ASTM A 403.

o Forged Steel Fittings. Forged steel fittings will be used for socket weld and steel-threaded connections and will conform to ANSI B16.11. The metal thicknesses in the fittings will be adequate to provide actual bursting strengths equal to or greater than those of the pipe with which they are used.

      The minimum class rating of socket weld and threaded fittings used with various pipe schedules will be Class 3000 and Class 2000, respectively.

o Cast Steel-Flanged Fittings. Cast carbon steel-flanged fittings will conform to ANSI B16.5 and will be of materials conforming to ASTM A 216 Grade WCB.


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o     Adapters. Reducing outlet tees or specially designed adapters shall be used for branch piping 2-1/2 inches and larger. The type of branch connection shall be determined and run sizes as indicated in the following tables. Specially designed adapters must be postweld heat treated, when required by the material specification. Specially designed adapters will be Weldolets or Sweepolets, as manufactured by Bonney Forge and Tool Works, WFI International, Inc. or equal.

      Branch connections 2 inches and smaller will be made with special reinforced welding adapters, Bonney Forge and Tool Works Thredolets or Sockolets or equal, or will be special welded and drilled pads.

o Rubber-Lined Pipe Fittings. Flanged cast iron or ductile iron fittings used with rubber-lined pipe will be lined with the same materials as the pipe with which they are used.

o Brass and Bronze Fittings. Screwed brass and bronze pipe fittings will conform to ANSI B16.15. Flanged brass and bronze pipe fittings will conform to ANSI B16.24.

o Polypropylene-Lined Ductile Iron Fittings. Flanged ductile iron fittings used with polypropylene-lined steel pipe will be ductile iron fittings conforming to ANSI A21.10 and will be lined with the same material as the pipe with which they are used.

o Fiberglass-Reinforced Plastic Fittings. Fittings and joints for use with fiberglass-reinforced plastic pipe will be compatible with and furnished by the same company as the fiberglass pipe.

o Polyvinyl Chloride Fittings. Polyvinyl chloride pipe fittings will be manufactured from PVC material of the same type as the pipe with which they are used. The fittings will have socket ends with internal shoulders designed for solvent cementing.

o Tubing Fittings. Brass fittings will be used with ASTM B 75 copper tubing and will be of the flareless "bite" type (Swagelok or similar). Braze joint fittings will be used with ASTM B 88, Type K copper tubing and will be wrought copper, bronze, or brass conforming to ANSI B16.22.

      Stainless steel fittings will be used with stainless steel tubing. Fittings for use with stainless steel tubing in sizes smaller than 3/4 inch will be of the flareless "bite" type (Swagelok or similar), and fittings for use with tubing in sizes 3/4 inch and larger will be socket weld type conforming in general design to ANSI B16.11. Fitting material and bursting strength will be equivalent to the tubing with which they are used.


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Flanges, Gaskets, Bolting, and Unions

Flanged joints will be in accordance with the following requirements:

o Flange Selection. Flanges mating with flanges on piping, valves, and equipment will be of sizes, drillings, and facings which match the connecting flanges of the piping, valves, and equipment.

      Flange class ratings will be adequate to meet the design pressure and temperature values specified for the piping with which they are used.

      Flanges will be constructed of materials equivalent to the pipe with which they are used.

o     Steel Flanges. Steel flanges will conform to ANSI B16.5.

      Steel flanges 2-1/2 inches and larger will be of the weld neck or slip-on type, and all steel flanges 2 inches and smaller will be of the socket type. Slip-on flanges will generally be used only when the use of weld neck flanges is impractical. Steel flanges will have raised-face flange preparation. Flat-face flanges will be used to mate with cast iron, ductile iron, fiberglass-reinforced plastic, polyvinyl chloride, or bronze flanges.

      Carbon steel flanges will be of ASTM A 105 material. Carbon steel flanges will not be used for temperatures exceeding 750F.

      Chromium alloy steel and stainless steel flanges will conform to ASTM A
      182.

o Brass and Bronze Flanges. Brass and bronze screwed companion flanges will be plain faced and will conform to Class 150 or Class 300 classifications of ANSI B16.24. Drilling will be in accordance with ANSI Class 126 or Class 250 standards.

Compressed fiber gaskets will be used with flat-face and raised-face flanges within the limitations of the gasket materials. Spiral-wound gaskets will be used with raised-face flanges for steam service. Gaskets containing asbestos are not acceptable.

Gaskets will be suitable for the design pressures and temperatures.

o Compressed Fiber Gaskets. Compressed fiber gaskets will be in accordance with ANSI B16.21, and materials will be suitable for a maximum working pressure of 600 psi and a maximum working temperature of 750 F. Gaskets will be dimensioned to suit the contact facing. They will be full faced for flat-face flanges and will extend to the inside edge of the bolt holes on raised-face flanges. Gaskets for plain-finished surfaces will be not less than 1/16 inch thick and, for serrated surfaces, will be not less than 3/32 inch thick. The gaskets shall be selected for the service requirements in accordance with the manufacturer's recommendations.


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o     Spiral-Wound Gaskets. Spiral-wound gaskets will be constructed of a continuous stainless steel ribbon wound into a spiral with nonasbestos filler between adjacent coils. The gasket will be inserted into a steel gauge ring whose outside diameter will fit inside the flange bolts properly positioning the gasket. The gauge ring will serve to limit the compression of the gasket to the proper value. Compressed gasket thickness will be 0.130 inch plus or minus 0.005 inch. The filler material shall be Flexite Super, as manufactured by Flexitallic Gasket Company or acceptable equal.

o Ring Joint Gaskets. Ring joint gaskets will be octagonal in cross section and will have dimensions conforming to ANSI B16.20. Material will be suitable for the service conditions encountered and will be softer than the flange material.

o Rubber Gaskets. Rubber gasket materials will be cloth-inserted sheet rubber, Johns-Manville Style 109 or equal, and will conform to ANSI B16.21. They will be full face and 1/16 inch thick.

Flange bolting will conform to the following requirements:

o Alloy steel bolting will be used for joining all steel flanges, except for large diameter low pressure water pipe flanges and will conform to the following:

      --    Bolting will conform to the requirements of ANSI B16.5.

      --    Bolting will consist of threaded studs and two nuts for each stud.

      -- Material for studs will be ASTM A 193, Grade B16, for piping design temperatures 750 F and above, and Grade B7 for piping design temperatures less than 750 F.

      -- Material for nuts will be ASTM A 194, Grade 3, for piping design temperatures 750 F and above, and Grade 2H for piping design temperatures less than 750 F.

o Carbon steel bolting will be used for joining flanges on large diameter low pressure water piping and will conform to the following:

      --    Bolting will conform to the requirements of ANSI B16.1 and ANSI
            B16.24.

      -- Bolting for bolt sizes 1-1/2 inches and larger will consist of threaded studs and two nuts. Bolting for bolt sizes less than 1-1/2 inches may be threaded studs and nuts or bolts and nuts.

      --    Bolts and nuts will be heavy hexagonal head conforming to ANSI
            B18.2.

      --    Materials will be ASTM A 307, Grade B.


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o     Buried and outside bolting will be cadmium plated in accordance with ASTM
      A 165 or zinc plated in accordance with ASTM A 153.

Piping unions will be of the ground joint type constructed of materials equivalent in alloy composition and strength to other fittings in the piping systems in which they are installed. Union class ratings and end connections will be the same as the fittings in the piping systems in which they are installed.

Steel unions will have hardened stainless steel seating surfaces on both faces.

Cathodic Protection

Where required, underground piping will be electrically isolated from aboveground piping and other steel components to allow the underground piping to be cathodically protected. Isolation will be achieved by installation of isolation flanges with insulating gaskets, bolt tubes, and washers.

Piping Fabrication

Piping fabrication will generally be in accordance with the requirements stated herein.

Dimensions

The dimensions indicated on the drawings will not make allowance for welding gaps or welding shrinkage, unless specifically required. Allowances will be made for gaskets in the dimensions indicated. Fabrication will be to within plus or minus 1/8-inch of the dimensions indicated on the drawings. When the symbol "FC", meaning field check, appears on the drawings, the piping so indicated will be fabricated long and cut to fit in the field.

The wall thickness and outside pipe diameter of all special wall piping will be measured and recorded prior to fabrication. The spool weights of all special wall piping will be calculated based on the actual dimensions of the piping.

Fittings

Fittings such as tees, crosses, elbows, caps, and reducers will be used for all changes in direction, intersections, size changes, and end closures of piping, unless the use of fittings is impractical.

Couplings will be used for joining straight lengths of 2-inch and smaller piping.

Branch welds and mitered fittings will not be used except where specifically required. The radius of mitered fittings will be equal to the diameter of the pipe, and mitered segment angles will not exceed 15 degrees for aboveground piping and 22-1/2 degrees for below ground piping.


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Welding adapters, drilled and welded pads, and branch weld connections will be reinforced to meet the requirements of Paragraph 104.3 of ANSI B31.1. Safety valve nozzles will be additionally reinforced, as required, to resist thrust due to valve operation.

Welder Qualification and Welding Procedures

Welding procedures shall be written and qualified and welders, and welding operators will be qualified in accordance with the requirements of Section IX of the ASME B&PV Code. Records of the names of the welders who make each weld will be maintained.

Documentation relative to the welder, welding operator, and procedure qualification will be made available at a location where the work is being performed and will be available for audit.

Qualification of field welders will be performed at the plant site or at other facilities acceptable to the site manager.

The Contractor will obtain the service of an independent testing laboratory to witness the welding, perform the required tests, and report results. The Contractor will furnish all materials, welding equipment, and supplies for the tests.

Welding Methods

Welding will be performed using an electric arc welding process. Only the following welding processes will be permitted, subject to proper code qualification:

o     Shielded metal arc.


o     Gas tungsten arc (GTAW).


o     Flux cored arc (except self-shielded electrodes).


o     Gas metal arc (except short-circuiting transfer mode).

o     Submerged arc.

Field welds in piping systems will be made using the gas tungsten arc process for the first welding pass. The remaining weld passes will be made using one of the processes listed above.

All gas tungsten arc welds will be made with the addition of filler metal.

Backing rings will not be used for shop or field welds except where specifically permitted by the System Field Welding and End Preparation List.

The application of heat to correct weld distortion and dimensional deviations in austenitic stainless steels will be prohibited.


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Butt Weld End Preparation and Piping Fit-Up

Preparation of weld ends and fit-up will be in accordance with the requirements stated below and the Field Butt Weld End Preparation details as shown in ANSI B16.25.

Base metals for butt weld joints will be prepared by machining or mechanized oxygen cutting. In specific instances where the use of the above equipment is impractical, permission will be secured if hand oxygen cutting is to be substituted. All slag and irregularities will be removed from oxygen cut ends and hand cut ends will be ground smooth.

The butt weld end preparation of the base metals for shop welded joints will be prepared as required by the welding procedure used.

The butt weld end preparation of the base metals for all field weld joints in Contractor-furnished, shop-fabricated piping will be prepared in the fabricator's shop in accordance with the System Field Welding and End Preparation List and the referenced Field Butt Weld End Preparation detail drawings. Counterbore diameters for special wall piping specified by minimum wall will be determined in accordance with PFI ES-21.

To assure satisfactory fit-up for circumferential butt welds in piping systems fabricated of rolled and welded plate, the following procedures will be followed:

o The difference between major and minor diameters for a distance of 3 inches from the ends of the pipe will not exceed 1/8 inch or 1 percent, whichever is less.

o If weld metal is used to obtain concentricity, the weld deposit will be free from porosity or other defects, and the inside surface will be ground smooth and blended smoothly into the pipe wall.

o Upon completion of the weld buildup and finishing procedures, the weld will be inspected and radiographed in accordance with the applicable testing and inspection requirements for the pipe prior to shop welding to other sections or prior to shipment.

Terminals of equipment, valves, and piping accessories will be prepared for welding in accordance with the System Field Welding and End Preparation List and the Field Butt Weld End Preparation detail drawings. The weld end preparation used for the mating end will be designed for compatibility with those end preparations.

Piping which is being furnished "long" will be field cut to fit and prepared for welding. The end preparation will be compatible with the mating end. Butt welding ends of field-modified pipe will be prepared in accordance with the Field Butt Weld End Preparation details.

Mating end joints between shop-fabricated sections will be prepared in the shop for field welding in accordance with the System Field Welding and End Preparation List and the field Butt Weld End Preparation details.


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Radial misalignment of inside surfaces of field-welded joints will not exceed the value indicated on the applicable butt weld end preparation detail.

Control of inside diameters of weld ends will be by means of selection of piping components, addition of weld metal and machining, or machining, as required.

Machining will be in accordance with the Field Butt Weld End Preparation details.

Welding Filler Metal

When low hydrogen-type electrodes are used in welding procedures, the method used for storing, handling, baking, drying, and reconditioning will be explained in welding procedures or in a separate electrode control procedure.

Submerged arc multipass welds in carbon steels and all welds in alloy steels and corrosion-resistant steels will use essentially a neutral flux.

Electrode numbers E6012, E6013, and E7014 will not be used for strength or seal welds in piping systems.

The maximum diameter electrode used for shielded metal arc welding of austenitic stainless steel will be 5/32 inch.

The maximum diameter filler rod used for gas tungsten arc welding of austenitic stainless steel will be 1/8 inch.

Weld Reinforcement Limits

The interior and exterior surfaces of double-welded butt joints and the exterior surfaces of single-welded butt joints will be sufficiently free from coarse ripples, grooves, abrupt ridges, and valleys to be within the maximum reinforcement limits permitted by ANSI B31.1

The interior reinforcement of single-welded butt joints will not exceed the limits stated below. The reinforcement will be determined from the higher of the abutting surfaces involved.

The internal reinforcement of welds not accessible for visual examination may be evaluated by suitable nondestructive examination methods. All defective welds will be repaired, regardless of the examination method by which they are discovered.

Welding concavity, grinding, "suck-back," or other conditions will not result in a weld thickness less than the minimum wall thickness of the base metal.

Arc strikes in P-5 Group 2 material will be confined to the area to be covered by the weld. Arc strikes outside the weld area will be removed by grinding to a smooth contour. The ground area will be visually examined for cracks, porosity, and blemishes. Any defects in the ground areas


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will be removed and/or repaired. Ground areas may be left unrepaired if minimum base metal thickness requirements have not been violated.

Backing Rings

Backing rings shall not be used.

Welding Preheat and Interpass Temperature

Preheat and interpass temperatures will be maintained in accordance with the requirements of the applicable code. Electric or gas heat sources which provide a uniform application of heat over the weld area will be used.

The maximum preheat and interpass temperatures for austenitic stainless steels will be 350 F.

Postweld Heat Treatment

Stress relief of all welds will be performed in accordance with the requirements of the applicable code. All welding zones, bends, and hot-formed sections will be fully stress relieved, as required by the code.

Code requirements under the code for Pressure Piping, ANSI B31.1, Power Piping, include stress relieving for piping materials generally being used in accordance with the following criteria:

o Piping of ASME Section IX, P Number 1 materials with wall thickness greater than 3/4 inch, including piping fabricated to the following ASTM specifications:

      --    A 53, Grades A and B

      --    A 106, Grades A, B, and C

      --    A 672, Grade B70, Class 21

o Piping of ASME Section IX, P Number 4 materials to which less than 250 F minimum preheat has been applied, and piping of P Number 5 materials with 3 percent or lower chromium content to which less than 300 F minimum preheat has been applied, with wall thickness greater than 1/2 inch or with nominal diameter greater than 4 inches, or with maximum specified carbon content over 0.15 percent, including piping fabricated to the following ASTM specifications:

      --    A 335, Grades P11 and P22

o Piping of ASME Section IX, P Number 5 materials with greater than 3 percent chromium content, including piping fabricated to the following ASTM specification:


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      --    A 335, Grade P5 and P91

Detailed instructions for postweld heat treatment will be given in the applicable welding procedure specification or in a separate heat treatment procedure.

Wherever possible, stress relieving will be performed by slowly heating the entire assembly to the specified temperature, holding the temperature for the required length of time, and then allowing the assembly to cool. Where this procedure is impractical, local stress relieving may be employed.

Sections of pipe containing flow nozzles will not be full furnace stress relieved.

Heating will be by means of electric induction coils, electric resistance coils, or suitable gas burners. Oxyacetylene flame heating or exothermic chemical heating methods will not be permitted.

Stress relieving is not required for seal welds.

Bends

Pipe bending will be used only when specifically required or where the use of elbows is impractical.

All bends will be smooth, without buckles, and truly circular. The allowable flattening, as determined by the difference between the minor and major axes, will not be greater than 5 percent of the nominal diameter.

Allowance will be made for thinning of the pipe wall in accordance with the requirements of paragraph 102.4.5 of ANSI B31.1 to assure that minimum wall thickness after bending is not less than the minimum wall thickness required.

o Shop Bending. Cold bending will not be permitted. Pipe to be bent will generally be sand filled and firmly tamped. The pipe will be uniformly heated to a temperature between 1,700 F and 2,000 F, but not exceeding 2,000 F. Bending will not be done when the pipe temperature is less than 1,400 F on carbon steel pipe or less than 1,650 F on alloy pipe. A minimum amount of water may be used to set carbon steel pipe bends. Upon completion of the bending operation, the pipe will be allowed to cool slowly in still air to approximately 700 F before removing the sand.

      Hot and cold reheat piping and other large-diameter, thin-wall pipe will be bent by the incremental bending process, if required, to meet the requirements stated above for ovality and wall thickness. Incremental bending may be done by the induction coil heating method or by the gas ring heater method.


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o     Field Bending. Cold bending in the field will be limited to seamless pipe in sizes 1 inch and smaller when operating pressures or temperatures do not exceed 250 psi or 450 F. The minimum radius of cold bends will not be less than 8 nominal pipe diameters.

      Bends in Schedule 40 pipe, or in heavier pipe having bending radii not less than six nominal pipe diameters, will have no buckle deeper than 1.0 percent of nominal pipe diameter.

      Hot bending in the field will be limited to seamless carbon steel pipe in sizes 4 inches and smaller. The minimum radius of hot bends will not be less than five nominal pipe diameters. All pipe to be bent will be uniformly heated to a temperature between 1,700 F and 2,000 F, using electric resistance heating or fuel-fired burners. Oxyacetylene flame heating will not be permitted. Suitable provisions will be made for maintaining uniform wall thickness and cross-sectional areas by sand filling, dies, or other means.

Piping Attachments

All lugs, ears, and other attachments for support of piping will be welded to the piping. Attachments for piping systems which must be stress relieved will be welded to the pipe prior to final stress relieving. Attachments on shop-fabricated piping which must be stress relieved will be shop welded to the piping.

Erection lugs will be furnished for all field weld joints in vertical pipe over 12 inches in diameter in the following piping systems:

o     Main Steam

o     Boiler Feed (boiler feed pump discharge and suction piping only).

Piping in vertical runs which are greater than 10 feet long, and which will be insulated, will be provided with lugs and collars for support of the insulation. Lugs on piping which must be stress relieved will be welded to the pipe prior to final stress relieving. Lugs on shop-fabricated piping which must be stress relieved will be shop welded to the piping.

All attachments will be of the same material as the piping on which they are installed.

Flow Nozzles and Orifices

Weld-in type flow nozzles will be installed, and the inside of the pipe bored, in complete conformance with details and recommendations of the flow nozzle manufacturer.

Each section of piping containing a weld-in type flow nozzle will indicate the direction of flow and the flow nozzle number stamped on a steel band securely attached to the pipe.

Flanges for orifices will be of the orifice flange type.


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Brazed Joints

Brazing will be accomplished in accordance with the requirements specified in ANSI B31.1.

Brazing filler metals will be either silver or copper-phosphorus alloys. Filler metals containing phosphorus will not be used for brazing steel or nickel base materials.

Fiberglass-Reinforced Plastic Pipe Joints

Joints in fiberglass-reinforced plastic piping will be in accordance with the pipe manufacturer's standards.

All joints will be made by certified joiners. Individual joiners will be trained and certified by an independent testing organization, such as Peabody Testing, for the specific pipe brand, type of joint, and pipe sizes to be used.

The certification procedure will be submitted for review prior to beginning the work. The certification program will provide for training and examination of persons who will assemble the pipe joints and will include as a minimum equipment training, joint preparation, fitting, bonding, curing, repair, and testing by written examination and by testing of a joined pipe.

A copy of the current certificate for each joiner will be submitted prior to commencement of the work by any particular joiner.

PVC Pipe Joints

Joints in polyvinyl chloride (PVC) piping will be of the solvent cemented type and will be carefully made, using methods recommended by the pipe manufacturer.

Inspection and Testing

Inspection and testing of piping will be performed in accordance with the requirements of the applicable code and in accordance with the following criteria.

Pressure testing of piping assemblies, including hydrostatic, pneumatic, and in-service leak testing, will be performed on the system assemblies upon the completion of erection. Shop leak testing of piping will not be required. All underground piping to be tested will be pressure tested prior to backfilling the line. Testing will be performed in accordance with the following methods for the indicated piping.

o Hydrostatic testing of piping will be performed with cold water at 1-1/2 times the design pressure of the piping. This will generally include the following piping:


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      --    Boiler external piping hydrostatically tested with the steam generator, including main steam, boiler vents and drains, instrument piping to the second root valve, and economizer feedwater inlet piping.

      -- Boiler feed pump discharge to economizer inlet, including superheat and reheat desu-perheater piping.

      --    Fuel oil piping (water, not fuel oil, will be used for test).

      --    Fuel gas piping.

      --    All underground piping.

      --    All water system piping.

      Piping for which isolation by valving or blanking is impractical (open-ended vents and drains after the last valve, safety valve vent stacks, etc.) will not be hydrostatically tested. Piping between isolation valves and connected equipment that is not leak tested (piping connected to atmospheric tanks, main steam, reheat steam extraction steam, and steam seal piping connected to the turbine, etc.) will not be hydrostatically tested. Piping connected to equipment that is leak tested will be hydrostatically tested at the lowest test pressure of items involved in that test (pumps and discharge piping to the first isolation valve will be tested at the pump suction piping test conditions, if the suction test conditions are lower). Temporary piping for use only during construction (including temporary blowout piping) will not be hydrostatically tested.

      Piping that will be hydrostatically tested, but which would be adversely affected by rust, will be tested with chemically treated water. After the completion of testing and acceptance, the piping will be completely dewatered and dried. This will generally include high-pressure (design pressure above 150 psi) compressed gas piping and other high-pressure systems requiring a high degree of cleanliness.

o Pneumatic testing will be provided for all pressure piping that should not be subject to water filling. This will generally include the following piping:

      -- Low-pressure (design pressure less than or equal to 150 psi) compressed gas piping conveying hydrogen, carbon dioxide, nitrogen, welding (MAPP) gas, and chlorine.

      --    Station air and control air piping.

      --    Condensate polisher and demineralizer concentrated chemical piping.

      Lines to be leak tested by pneumatic testing will be given an application of a leak detection fluid which will reveal the presence of leaks by an easily visible means, such as bubble for-


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      mation. The pneumatic test pressure will generally be limited to 150 psi, with the chemically treated water hydrostatic test to be preferred for higher pressure applications.

      Leak tolerances in control and instrument piping will be determined in conformance with ISA Tentative Recommended practice RP-7.1.

      Instruments will be carefully protected against overpressure during testing of piping.

o In-service leak testing will be performed for all pressure piping that is not hydrostatically or pneumatically tested by tests that are in full accordance with the applicable code. This will include piping for which hydrostatic and pneumatic tests are not performed, and piping for which the tests are performed at less than the test pressure required by the applicable code. This will include piping connected to equipment that is not tested, and piping tested with interconnected piping and equipment that have lower test pressure requirements.

Nondestructive testing of piping will be performed as discussed herein. Nondestructive testing will generally include visual, radiographic, magnetic particle, liquid penetrant, and ultrasonic examinations.

o Radiographic examination will be performed on welds requiring examination under the code.

o Magnetic particle and liquid penetrant examination will be performed as required by the applicable code.

o     Ultrasonic tests will be performed as required by the applicable code.

o Visual examination of welds will be performed by personnel qualified and certified in accordance with AWS QCI, Standard for Qualification and Certification of Welding Inspectors.

Cleaning and Painting

The exterior and interior surfaces of all piping will be thoroughly cleaned of all sand, mill scale, greases, oils, dirt, and other foreign materials.

The interior surfaces of piping which will be exposed to steam or feedwater (including all main cycle water systems) will be shot blast cleaned by thorough blast cleaning, using a nonsiliceous blasting material. The use of a silicon-containing material on these surfaces will not be permitted. After cleaning, the interior surfaces of all piping will be thoroughly blown dry and protected with a completely water-soluble preservative coating.

After completion of forming operations and shop fabrication, the interior surfaces of carbon steel piping for use with lubricating oil systems will be pickled. The piping will be thoroughly cleaned by immersion in a hot alkaline cleaning solution or by alkaline steam jet cleaning. After cleaning, the pipe will be pickled by immersion in hot dilute hydrochloric or sulfuric acid to


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which a suitable inhibitor has been added to prevent attack on the bare metal.
The piping will then be thoroughly rinsed for removal of acid and dried. After drying a suitable rust preventive will be applied to the inside of the pipe. The rust preventive will be readily soluble in oil.

The interior surfaces of piping other than shot blast cleaned or pickled piping will be cleaned with rotary tools or by wire brushing, as described in the PFI Standard ES-5, Articles 4.2.1 and 4.2.2.

The external surface of uninsulated, above ground, shop-fabricated carbon steel pipe shall be cleaned in accordance with the requirements of SSPC-SP-6 and given one spray-applied coat of red alkyd primer applied to a minimum dry film thickness of 2 mils. Primers will be capable of withstanding a constant temperature of 200 F, minimum. The following listed primers (or an acceptable equal) will be used:

o     Carboline GP 18 Zinc Chromate Red Oxide Primer

o     Koppers 622 Rust-Penetrating Primer

o     Mobil 13-R-50 Zinc Chromate Iron Oxide Primer.

o     Tnemec 10-99 Red Primer

      Flange faces will not be painted but will be given an application of an easily removable rust-preventive compound.

      All machined surfaces will be coated with rust-preventive paint. The paint will be consumable in the welding process. The coating will be Deoxaluminite, as manufactured by the Special Chemicals Corporation, or an equivalent coating.

External surfaces of carbon steel pipe which will be insulated shall be cleaned of all rust, dirt, and mill scale prior to the installation of insulation.

Pipe Supports and Hangers

The term "pipe supports" includes all assemblies such as hangers, floor stands, anchors, guides, brackets, sway braces, vibration dampeners, positioners, and any supplementary steel required to attach pipe supports.

Design and Selection Criteria

All support materials, design, and construction will be in accordance with the latest applicable provisions of the Power Piping code, ANSI B31.1.

All support components with the exception of springs shall be designed with a minimum safety factor of five based on the ultimate strength of the material. The safety factor will be relative to


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either the minimum service strength, or the load, whichever is greater.
Components listed below will meet or exceed the minimum strength and size requirements specified below.

Structure attachment components will be fastened by welding or bolting. Pipe supports will be attached to concrete by cast-in-place studs or plates. Where it is not practical to cast studs or plates into the concrete, anchor bolts with a minimum pullout safety factor of five will be used. Anchor bolts will be cone-expansion type, conforming to Federal Specification FF-S-325, Group II, type 4, Class 1 or 2. Minimum thickness of steel plate bearing against concrete will be as follows:

Supplementary support beams, required for attachment of supports to building structure, will be attached by means of clip angles. Clip angles will be designed for welding to the web of building structure beams or columns. Clip angles will conform to "Framed Beam connections," as shown on the latest AISC Manual of Steel Construction. Clip angles will be sized to match support beam strength. Clip angles may be securely attached by bolting to the beam for installation ease. Bolting will be through elongated holes in the beam web. Permanent attachment of clip angles will be by field welding.

Pipe attachments will generally be pipe clamps or lugs. Pipe attachments will be rigid relative to the piping and insulation and will extend sufficiently outside insulation, if any, to permit free installation and operation of other support components. insulation saddles, securely attached by welding or bolted clamps, will be used where required to prevent damage to insulation. On piping other than steel or iron, the piping manufacturer's recommendations will be followed.

Material for clamps, lugs, bolts, studs, and nuts will be carbon steel for piping 750 F or less and will be alloy steel for piping greater than 750 F. Alloy clamps will be hot forged and stress relieved after forming. Piping attachments for nonmetallic pipe will meet the following minimum requirements:

o The minimum recommendations of the piping manufacturer will be met or exceeded.

o Piping attachments will not bear load by a point. Their width will equal or exceed the square root of the outside diameter of the piping (thus, 4-inch OD piping minimum clamp width equals 2 inches), and they will bear around 120 degrees or more of the circumference.

o In general, clamps will not be clamped tight and hard on the piping. Where piping attachment must grip the piping by clamping, a soft, Shore 50-60 rubber pad will be provided between the clamp and the piping, and the clamp will be formed to fit the padding.

Riser clamps will be sized to meet the following minimum requirements, unless required otherwise:

                                                   3VAR
            S will be equal to, or greater than, -------
                                                 (TH)(2)


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      where

            S = design stress for clamp material (for instance S = 12,000 psi for carbon steel, or S = 7,000 psi for alloy steel on 1,000 F piping),

            V =   load on one side of riser clamp, pounds,

            A =   arm length from pipe outside surface to load line, inches,

            R =   radius factor, inches (outside pipe radius plus 1 inch),

            T =   thickness of clamp stock, inches, and

            H =   height of clamp stock, inches.

The top surface of the riser clamp will be flat and normal to the pipe.

Riser lugs will be sized in accordance with Welding Research council Bulletin No. 198 and the requirements of ANSI B31.1.

Trapezes will be constructed from structural tubing or from double channels positioned back-to-back with space between for the hanger rods and with washer plates welded to channel tops and bottoms. Washer plates shall be used at all hanger rod attachment points. for pipe sizes 2 inches and smaller, trapeze assemblies may be made from equal leg angle. There shall be only one pipe per trapeze, and the distance between the support rods shall not exceed 2 feet 6 inches. The equal leg angle assembly shall meet the requirements of Grinnell Standard 50, or equivalent.

Hanger rods will be constructed of solid round steel bars. Maximum allowable stress in a rod will be 9,000 psi average at the thread root cross-sectional area, or 12,000 psi in nonthreaded areas. Pipe, strap, chain, or other similar materials will not be permitted in place of rods. Eye rods will have fully and neatly welded eyes. Cross-sectional area and strength of the eye weld must be equal to, or greater than, the cross-sectional area and strength of the rod.

Screw threads will be in conformance with ANSI B1.1. Stress areas for threaded rods will be equal to, or larger than, the following American National Standard Unified Inch Screw Thread Series.

            Nominal Rod Diameter     Thread Series
            --------------------     -------------

            inches
            3/8 through 4            UNC

Where piping moves significantly, or operates at 300 F or more, swivel connections will be provided at both ends of rods. Swivel connections minimize rod bending and allow, without bind-


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ing, at least 5 degrees sway in all directions from the vertical position.
Special arrangements, such as rockers, will be provided, as required, to keep total combined stress in the rod from exceeding 18,000 psi when swinging.

Forged steel turnbuckles or welded steel turnbuckles will be provided near the center of rod assemblies unless the arrangement provides other means of vertical adjustment under load. Steel turnbuckles will be used to couple long rods. Turnbuckles and other threaded adjustment components will be provided with lock nuts.

Spring assemblies will be enclosed and will have a load and position indicator scale. Counterweight supports will not be used. All spring assemblies will be stamped with "H" at hot (operating) position, and "C" at cold (ambient) position on the load and position indicator. Spring assemblies which support the pipe by use of an intermediate rod will incorporate an adjustable rod coupling or turnbuckle with lock nut. Spring assemblies will be suitable for inside or outside installation. A field adjustment feature for varying support effort will be provided on spring assemblies. Field adjustment range will be at least plus or minus 10 percent of design operating load. When the weight of support components carried by the spring exceeds 1 percent of the pipe load, or when the pipe load exceeds 2,000 pounds, the weight of those support components will be added to the pipe load to size the spring. Spring assemblies will be provided with a means to lock the springs. When so locked, the assemblies will be capable of carrying any hydrostatic test or chemical cleaning load. Locking devices for spring assemblies on steam piping requiring hydrostatic test will be attached to the spring casing by means of pins or chain. Spring housings will have nameplates with permanently stamped markings indicating their corresponding hanger number.

Variable-support spring supporting effort at cold position will be within 15 percent of design operating pipe load. Where vertical movement is 1/4 inch or less, the spring will be a short model. Where vertical movement is 1/2 inch or less, a medium-length spring will be used. Where vertical movement is 3/4 inch or less, a long-length spring will be used.

Constant-support springs, when required, will have a total travel range at least 20 percent greater, but not less than 1 inch greater, than design travel. Supporting effort will not vary more than plus or minus 6 percent throughout the travel range. This tolerance will also apply after any field adjustment of supporting effort.

Bearing surfaces are grouped into two general categories: (1) high-friction-bearing surfaces, or (2) low-friction-bearing surfaces. High-friction-bearing surfaces typically consist of flat, sliding bases. Low-friction-bearing surfaces typically consist of roller bearings, ball bearings, graphite plates, lubricating metals such as "Oilite," or plastics such as "Teflon."

High-friction-bearing surfaces will have a maximum dry static coefficient of friction of 0.333. Rubbing surfaces will be hard and smooth, of either steel or cast iron. The surfaces will be free of burrs or other projections. A coat of lubricating grease will be shop applied to the surfaces. Lubricating grease will be a water-insoluble type, suitable for the pressures and temperatures in-


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volved. Grease will by synthetic silicone, barium, or lithium base, with fillers or additives, such as natural graphite or molybdenum-disulfide.

Low-friction-bearing surfaces will have a maximum static coefficient of friction of 0.100.

Where periodic lubrication of bearing surfaces is required, means of lubricating without disassembly will be required.

Bolting will consist of either studs and nuts or bolts and nuts. Threaded ends of studs or bolts will not extend more than one diameter beyond the nut. Minimum thread engagement will be 100 percent of the nut thread. Nuts for each stud will be installed equidistant from the ends of the stud. Middle portions of studs and shank portions of bolts will not be threaded. Bolt heads and nuts will be hexagonal type, conforming to ANSI B18.2. where no axial load is to be carried, pins with washers and cotter pin retainers will be permitted in place of bolts.

Restraints, struts, and anchors will have the following features:

o Restraints fabricated of structural steel will have a clearance of 1/8 inch, with respect to the restrained component, in the directions of the restrained movement.

o All restraints will be designed to withstand the static and kinematic friction due to relative movement of the pie with respect to the restraints.

o All restraints and anchors will withstand the loading indicated on the Hanger List and Details without buckling.

o The strut design will provide for easy field adjustment of at least plus or minus 2-1/2 inches after erection and while supporting the load.

o     Sway struts will be Basic Engineers BE 415 or equivalent.

o All struts will be provided with means for locking the length adjustment. The length adjustment lock will be on the right-hand thread end, if both right- and left-hand threads are used.

Shock and sway suppressors used in absorbing thrust loads associated with relief valve discharge, water hammer, turbine trip, or other causes will be as specified herein.

Hydraulic shock and sway suppressors will be as manufactured by Basic Engineers, Model BE 410 or BE 411; ITT Grinnell, Model 200 or 201; or acceptable equal. Hydraulic shock and sway suppressors will have the capability to be adjusted for a zero bleed rate to resist the single-direction thrust of safety relief valves.

Mechanical shock and sway suppressors will be as manufactured by Pacific Scientific company, Anchor Darling, or acceptable equal.

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Exposed components of shop-fabricated pipe supports will be shop painted before shipment to the jobsite. Painting will consist of one coat of metal primer, suitable for the maximum temperature of that component. Primer will be red oxide or zinc chromate where metal temperature will allow. Before painting, surfaces will be suitable cleaned and prepared in accordance with the paint manufacturer's instructions. Bearing surfaces and nameplates will not be painted. These surfaces will be coated with an easily removable rust-preventive compound.

Pipe Support and Hanger Materials

Support component materials will be suitable for service at the operating temperature of the pipe to which they are attached. Where support component temperature is below 750 F, component material will be carbon steel or of an ASTM type having a minimum yield strength of 35,000 psi, and a minimum ultimate strength of 58,000 psi. Where support component temperature exceeds 750 F, they will be fabricated from materials having physical properties equal to or better than the following. These material requirements apply to parts that are wholly, or partially, within 9 inches of the outside of the pipe, including further extension of the part until it is completed.

      Material nominally 2-1/4 percent chromium, 1 percent molybdenum
      ---------------------------------------------------------------

      Plate                               ASTM A 387, Grade 22

      Pipe                                ASTM A 335, Grade P22

      Bolts, studs, and rod               ASTM A 193, Grade B7

      Nuts                                ASTM A 194, Grade 7

On copper piping or tubing, the pipe clamp will be of copper or copper-plated steel.

Supports will be of fireproof construction; no combustible materials will be used. Malleable iron materials will not be allowed.

Miscellaneous support beams required for attaching supports to the building structure will conform to ASTM A 36.

Valves

Valve pressure classes, sizes, types, body materials, and end preparations will generally be as described herein. Special features and special application valves will be utilized, where required.

Valves specified to have flanged, socket welded, or screwed connections will have ends prepared in accordance with the applicable ANSI standards. Steel flanges will be raised-face type, unless otherwise required. Cast iron and bronze flanges will be flat-faced type. Butt welding ends will be prepared in accordance with Butt Weld End Preparation and Piping Fit-up.

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Steel body gate, globe, angle, and check valves will be designed and constructed in accordance with ANSI B16.34, as applicable. Valve bodies and bonnets will be designed to support the valve operators (handwheel, gear, or motor) with the valve in any position without external support.

Steel Body Valves 2 Inches and Smaller

Steel body valves 2 inches and smaller will have forged steel bodies. Forged steel valves complying with the standards and specifications listed in Table
126.1 of ANSI B31.1 will be used within the manufacturer's specified pressure temperature ratings with the following limitations. The use of class 600 forged steel valves will be limited to 2/3 of the pressure rating specified in ANSI B16.34, and the criteria established in MSS SP-84. The use of Class 1500, 2500, and 4500 forged steel valves will be limited in accordance with the pressure temperature ratings specified in ANSI B16.34 and the criteria established in MSS SP-84.

Class 600, 1500, 2500, and 4500 forged steel valves will be constructed as follows:

o Class 600 valves will have bolted bonnet joints. Class 1500, 2500, and 4500 valves will have pressure seal, integral, or breech lock bonnet joints. Gate, globe, and angle valves will have outside screw and yoke construction.

o All valves, except gate valves, will have seats of the integral type. Gate valves will have renewable seats.

o     Class 1500, 2500, and 4500 valves will be of loose back seat design.

o     Class 1500, 2500, and 4500 globe valves will be of the Y-pattern type.

o     Valve ends will be socket weld type, unless otherwise required.

o Except as otherwise required, check valves will be of the guided piston or swing disk type. All check valves will be designed for installation in either horizontal piping or vertical piping with upward flow.

Steel Body Valves 2-1/2 Inches and Larger

Steel body valves 2-1/2 inches and larger will have cast steel bodies. The face-to-face and end-to-end dimensions will conform to ANSI B16.10. The use of these valves will be in accordance with the pressure temperature ratings specified in ANSI B16.34, as applicable.

Gate, globe, and angle valves will be provided with back seating construction. Gate, globe, and angle valves will be of outside screw and yoke construction. Gate valves 4 inches and larger will have flexible wedge disks. Split disks will not be permitted. Valves will have full-size ports,


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except where venturi ports are specifically permitted. The use of valves with venturi ports will be limited to selected large diameter, high-pressure valve applications.

Class 150 and 300 valves, 2-1/2 inches and larger will be constructed as follows:

o Bonnet joints will be of the bolted flanged type having flat-face flange facings for Class 150 valves and male and female facings for Class 300.

o     Body ends will be butt weld type, unless otherwise required.

Class 600, 900, 1500, 2500, and 4500 valves 21/2 inches and larger will be constructed as follows:

o     Bonnet joints will be of the pressure seal or breech lock type.

o All Class 600, 900, 1500, 2500, and 4500 valves will have grease-lubricated, antifriction-bearing yoke sleeves.

o     Body ends will be butt weld type, unless otherwise required.

Check valves used on pump discharge installations, and on other applications in which the valves may be subjected to significant reverse flow water hammer or fluid surges, will be of the non-slam, tilting-disk type. All other check valves will be of the guided piston, swing disk, or double-disk spring check type. The use of double-disk spring check valves will be limited to 14-inch and larger cold water services. All check valves will be designed for installation in either horizontal or vertical piping with upward flow. Stop check valves, where specified, will be Y-pattern globe type.

Iron Body Valves

Iron body gate, globe, and check valves will have iron bodies and will be bronze mounted. The face-to face dimensions will be in accordance with ANSI B16.10. These valves will have flanged bonnet joints. Gate and globe valves will be of the outside screw and yoke construction. Body seats will be of the renewable type. Gate valves will be of the wedge disk type.

Butterfly Valves

Rubber-seated butterfly valves will be in accordance with AWWA C504, Standard for Rubber-Seated Butterfly Valves MSS Standard Practice SP-67, Butterfly Valves. Valves of the wafer or lug-wafer type will be designed for installation between two ANSI flanges. Valves with flanged ends will be faced and drilled in accordance with ANSI B16.1. The selected use of butterfly valves will be in accordance with the pressure temperature ratings specified in AWWA C504, the pressure temperature ratings specified by the manufacturer, and as specified in the following criteria:


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o     Butterfly valves will generally be used for 4-inch and larger cold water services only.

o Butterfly valves for buried service will be of cast or ductile iron body materials and will be equipped with flanged ends.

o Cast iron butterfly valves will have pressure classes selected, based on the piping design pressure as follows:

      Piping Design Pressure         Valve Class
      ----------------------         ----------------------

      25 psi and below               Class 25

      Above 25 psi to 75 psi         Class 75

      Above 75 psi to 150 psi        Class 150

      Cast iron butterfly valves will be limited to use with piping systems having a design temperature of 125 F or less.

o Butterfly valves for other than buried service will be of carbon steel or cast iron body material, depending on the service application. Valves 24 inches and larger in size will be equipped with flanged ends. Valves 20 inches and smaller in size will be of the wafer type, or lug-wafer type, if used with steel or alloy steel piping, and will be flanged if used with other piping materials (cast iron, ductile iron, FRP, PVC, etc.).

o Carbon steel butterfly valves will be limited to use with piping systems having a design temperature of 150 F or less. Carbon steel butterfly valves will have pressure classes selected in accordance with the pressure temperature ratings specified in ANSI B16.34 for 24-inch and smaller valves. Valves 30 inches and larger in size will be selected and specified, based on the piping design pressure and temperature, without reference to a specific pressure class.

Metal-seated or Teflon seal ring-seated butterfly valves for special service applications will be of the wafer or lug-wafer type and will be designed for installation between ANSI flanges. The use of these valves will be in accordance with the pressure temperature ratings specified by the manufacturer.

Bronze Body Valves

Bronze gate and globe valves 2 inches and smaller will have union bonnet joints and screwed ends. Bronze gate and globe valves used in control air service will have braze joint ends. Gate valves will be inside screw, rising stem type with solid wedge disks. Globe valves will have renewable seats and disks.

Bronze check valves 2 inches and smaller will be Y-pattern, swing disk type or guided piston type designed for satisfactory operation on both horizontal piping and vertical piping with upward flow.


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Bronze valves 2-1/2 inches and larger will have bolted flange bonnet joints and flanged ends. Gate and globe valves will be of the outside screw rising stem construction. Gate valves will have either integral or renewable seats. Globe valves will have renewable seats.

The use of these valves will be in accordance with the pressure temperature ratings specified by the manufacturer and in accordance with the criteria established in MSS SP-80. Bronze valves will generally be Class 200 and will be limited to service with piping systems having design pressures of 200 psi or less, and design temperatures of 150F or less.

Bronze valves will generally be limited to a size of 3 inches or less.

Plug Valves

Plug valves will be of the eccentric, lubricated, or Teflon sleeve plug type, as required by the service. Plug valve bodies will conform to the requirements of ANSI for dimensions, material thicknesses, and material specifications. Bonnets will be of the bolted flange type. Body ends will be flanged, faced, and drilled for installation between ANSI flanges. The use of these valves will be in accordance with the pressure temperature ratings specified by the manufacturer.

Ball Valves

All ball valves will have full-area ports, Teflon seats and seals, and chrome-plated carbon steel or stainless steel balls. Ball valves bodies 2 inches and smaller will have threaded or socket weld end connections. Ball valves 2-1/2 inches and larger will have flanged or butt weld ends. The valves will not require lubrication. The use of these valves will be in accordance with the pressure temperature ratings specified by the manufacturer.

Diaphragm Valves

Diaphragm valves will be straight-away or weir bodies with flanged ends faced and drilled for installation between ANSI flanges. The use of these valves will be in accordance with the pressure temperature ratings specified by the manufacturer.

Polyvinyl Chloride (PVC) and Chlorinated Polyvinyl Chloride (CPVC) Valves

PVC and CPVC valves will be constructed entirely from polyvinyl chloride, chlorinated polyvi-nyl chloride, and Teflon. Bodies will be double-entry flanged or true union screwed type. The use of these valves will be in accordance with the pressure temperature ratings specified by the manufacturer.


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Valve Materials

Valve bodies will generally be constructed of materials equivalent to the pipe with which they are used. Valve body and trim materials of construction will be in accordance with applicable ASTM and AISI standards.

The main cycle system valves will be free of copper materials to allow the cycle to be treated at the optimum pH for corrosion protection of carbon steel components.

Valve Operators

Valves will be provided with manual or automatic operators, as required, for the service application and system control philosophy. Automatic operators will be motor, piston, or diaphragm type.

Manual operators will be lever, handwheel, or gear type, with the use of lever operators to be limited to valves requiring a maximum of 90-degree stem rotation from full open to full closed position on valve sizes 6 inches and smaller. All operators will be sized to operate the valve with the valve exposed to maximum differential pressure.

The use of gearing for manually operated valves will generally be as shown below. Some service applications and valve types may require that gear operators be used on valves smaller than indicated.

            Valve Class                   Valve Size
            ---------------------------   -----------------------

            Up to 300                     8 inches and larger

            600                           6 inches and larger

            900                           4 inches and larger

            1500                          3 inches and larger

            2500 and 4500                 2-1/2 inches and larger

Branch Line Isolation Valves

Double-isolation valves will be provided in 2-inch and smaller branch lines from main piping headers and equipment in accordance with code requirements.

Valves will be installed as follows:

o The portion of the branch line containing the two valves will be installed parallel to the main line.


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o     The connection on the main line will preferably be on the top of the main line.

o A support will be furnished from the main line to the branch line located so that the two valves are supported between the main line connection and the support. The support will be flexible in design to permit differential expansion.

Branch lines not requiring double-isolation valves will be provided with single-isolation valves.

Valve Special Features

Valves will be provided with locking devices, handwheel extensions, vacuum service packings, limit switches, and other special features, as required. Locking devices, when furnished, will allow the valve to be locked either open or closed with a standard padlock. Limit switches, when furnished, will be provided for the open and closed position of the valve.

All valve bonnets for valves potentially exposed to high temperatures (over 150
F) will be provided with internal drains. The drains will prevent the bonnets from being exposed to excessive pressure when the bonnet is full of water and the valve is exposed to elevated temperatures.

Valves will not be equipped with bypasses, unless specifically required.

Insulation and Lagging

The insulation and lagging to be applied to piping, equipment, and ductwork for the purposes of reducing heat loss, reducing sweating, and personnel protection will be in accordance with the following criteria.

Insulation Materials and Installation

Insulation materials will be inhibited and of a low halogen content so that the insulation meets the requirements of MIL-I-24244, Amendment 3, regarding stress-corrosion cracking of austenitic stainless steel. Insulation materials contain no asbestos.

All piping operating above 130 degrees F and requiring heat conservation will be insulated with calcium silicate molded insulation in accordance with ASTM C533. Piping not requiring heat conservation will be insulated where it is accessible for personnel protection.

Equipment and ductwork operating at elevated temperatures will be insulated with calcium silicate block or mineral fiber block insulation.

Mineral fiber block insulation for use on equipment surfaces will be in accordance with ASTM C 512, Class 3, and have a density of 8 to 12 pcf.

Mineral fiber blanket insulation will not be used except for selected applications for practicality.


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Insulating cements will be mineral fiber thermal insulating cements and will conform with ASTM C 195.

Antisweat insulation will be flexible elastomeric cellular thermal insulation, Armstrong "Armaflex" or acceptable equal. Adhesive will be Armstrong 520 Adhesive or acceptable equal. Outdoor antisweat insulation will be protected with paint or lagging in accordance with the manufacturer's recommendations.

Piping and small-diameter cylindrical equipment insulation will be hollow cylindrical shapes, split in half lengthwise, or curved segments. Large-diameter cylindrical equipment and other items of equipment will be insulated with block or scored block insulation, as required, to obtain a close fit to the contour. Pipe fittings and accessories will be insulated, using either molded insulation or by insulated fabricated from straight pipe insulation segments.

Weatherproof protective coatings will be Johns-Manville Insulkote primer and coating material, or acceptable equal, applied in accordance with the manufacturer's recommendations.

Insulation will be securely tied and laced in place, using dead soft Type 302 stainless steel wire. Number 14 gauge wire will be used for equipment insulation. Number 16 gauge wire will be used for pipe insulation. Blocks will be reinforced on the exterior face with expanded metal, if necessary, to prevent sagging or cutting of insulation by lacing wire. Wire mesh will be 1-inch size by 20-gauge galvanized steel wires. Straps or bands will be 3/4-inch by 0.020-inch stainless steel.

Studs used for attachment of insulation will be Nelson stainless steel studs in lengths suitable for the insulation thickness. Studs will be spaced on centers not exceeding 12 inches. Washers for attachment of lacing wire will be spaced on centers not exceeding 18 inches. All block insulation will have joints broken and pointed up with plastic insulation.

Ducts shall be insulated where required for thermal conservation or personal protection. Ducts with external stiffeners shall will have the insulation installed over the stiffeners so that the stiffeners are insulated and a level surface achieved.

Lagging Materials and Installation

All insulated surfaces of equipment, ductwork, piping, and valves will be lagged.

All aluminum lagging will be ASTM B 209 Alclad 3004 or acceptable equal. Aluminum lagging will be mill finished.

Ribbed or fluted aluminum lagging for equipment and ductwork will be 0.040-inch minimum thickness. Flat aluminum lagging will be 0.050-inch minimum thickness, except in areas where personnel may walk thereon. In these areas, 0.080-inch minimum thickness will be used, unless steel walkways are provided.


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Piping lagging will be mill finish sheet aluminum, 0.020-inch minimum thickness on applications up to 13-inch outside diameter, and 0.024-inch minimum thickness on all other applications.

Outdoor lagging will be installed to secure a weatherproof installation. Lagging will be carefully fabricated and fitted to ensure a neat appearance. Open ends of all fluted sections will be provided with tight-fitting closure pieces.

All areas of contact between dissimilar metals will be protected against galvanic corrosion by a suitable insulating coating.

All lagging on curved surfaces will be machine rolled and formed to fit the insulation curvatures. All joints will be lapped a minimum of 2 inches and placed to shed water.

Removable insulated covers will be provided over all equipment manholes, nameplates, and code stampings. Access doors through lagging will be provided, as required.

All lagging will be secured in place, using panhead self-tapping screws, fitted with neoprene washers. Screws will be 6061-T6 aluminum alloy, stainless steel, or anodized 2024 aluminum alloy. spacing of screws for joints in ribbed aluminum lagging will be not more than 12 inches. spacing of screws for flat aluminum sheet will be not more than 8 inches. All joints will be placed to shed water. On outdoor piping, in addition to screws, lagging will be secured by machine-attached stainless steel bands spaced on not greater than 24-inch centers.

All insulated piping will have a vapor barrier and will be aluminum lagged. All joints will be weatherproof. The vapor barrier will be attached to the inside surfaces of the lagging or will be cemented to the insulation before application of the lagging. Elbows less than 13-inch insulated OD will be covered with preformed aluminum elbows. Piping elbows larger than 13-inch insulated OD will be covered, using mitered segment aluminum elbow jackets constructed with rolled, interlocking edge joints. Mitered segments will not exceed 15 degrees included angle. Long-radius bends will be covered with spiral-wrapped aluminum strips or mitered segment gores.

Top horizontal surfaces of designated ducts and designated areas on equipment will generally be provided with a system of walkways to prevent damage to the lagging during operation and maintenance. Walkways generally will be constructed of grating and will be supported directly from the duct or equipment with specially designed support lugs on not greater than 24-inch centers. Support lugs will be attached to the ducts or equipment prior to placement of insulation and lagging. Grating will be attached to the support lugs with flathead countersunk screws.

Insulation Supports for Piping

Vertical runs of piping which will be insulated will utilize support lugs and collars to prevent slippage of the insulation.


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Insulation Classes for Piping and Equipment

Piping and equipment insulation classes and corresponding thicknesses are shown in Table 2. The insulation classes for piping systems will be designated by letters, which will be indicated in the pipeline listing.

The insulation for piping accessories will be of the same class as is indicated for the piping. Insulation materials for miscellaneous piping and equipment will be suitable for the actual operating temperatures and will, whenever possible, be of the same insulation class as insulated main piping and equipment operating under similar temperatures.

Freeze Protection

All aboveground water and steam piping will be arranged to allow drainage to protect the piping from freezing, if required. The piping systems will be arranged to minimize the amount of piping requiring drainage for freeze protection.

Freeze proofing by heat tracings will be used, as discussed in Freeze Protection, of this manual.

Antisweat Insulation

All aboveground cold water and air piping will be provided with antisweat insulation, as indicated in Table 2, with the exception of piping in which fluid flow is not normally expected.

=============================================================================================================
                                                    Table 2
                                              Insulation Classes
=============================================================================================================
                                                                   Insulation Thickness
                                                -------------------------------------------------------------
                                                      Not Freezeproofed             Freezeproofed
                                                -----------------------------   -----------------------------
Insulation   Operating Tem-                     Inner Layer   Outer             Inner Layer   Outer
Class           perature        Pipe Size                     Layer    Total                  Layer   Total
-------------------------------------------------------------------------------------------------------------
A            1,005 F to       1-1/2" &          2-1/2"        --       2-1/2"   2-1/2"        1-1/2"  4"
             801 F            smaller           2"            1-1/2"   3-1/2"   2-1/2"        1-1/2"  4"
                              2" - 4"           2-1/2"        2"       4-1/2"   3-1/2"        1-1/2"  5"
                              5" - 8"           3"            2-1/2"   5-1/2"   4-1/2"        1-1/2"  6"
                              10" & larger

B            800 F to         1-1/2" &          2-1/2"        --       2-1/2"   1-1/2"        1-1/2"  3"
             501 F            smaller           1-1/2"        1-1/2"   3"       2"            1-1/2"  3-1/2"
                              2" - 4"           2"            1-1/2"   3-1/2"   2-1/2"        1-1/2"  4"
                              5" - 10"          3-1/2"        1-1/2"   5"       4"            1-1/2"  5-1/2"
                              12" & larger

C            500 F to         2" & smaller      1-1/2"        --       1-1/2"   1-1/2"        1-1/2"  3"
             301 F            2-1/2" &          2-1/2"        --       2-1/2"   2"            1-1/2"  3-1/2"
                              larger
=============================================================================================================


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
=============================================================================================================
                                                    Table 2
                                              Insulation Classes
=============================================================================================================
                                                                   Insulation Thickness
                                                -------------------------------------------------------------
                                                      Not Freezeproofed             Freezeproofed
                                                -----------------------------   -----------------------------
Insulation   Operating Tem-                     Inner Layer   Outer             Inner Layer   Outer
Class           perature        Pipe Size                     Layer    Total                  Layer   Total
-------------------------------------------------------------------------------------------------------------
D            300 F to         10" & smaller     1-1/2"        --       1-1/2"   1-1/2"        --      1-1/2"
             150 F            12" & larger      2-1/2"        --       2-1/2"   2-1/2"        --      2-1/2"

E            1,000 F to       Equipment         3"            2-1/2"   5-1/2"   --            --      --
             501 F

F            500 F to         Equipment         2-1/2"        --       2-1/2"   --            --      --
             201 F

G            200 F to         Equipment         1-1/2"        --       1-1/2"   --            --      --
             150 F

H            Antinoise and    1-1/2" &          1/2"          --       1/2"     --       --           --
             Antisweat        smaller           1"            --       1"       --       --           --
                              2" & larger

I            Antifreeze 150   All               --            --       --       1-1/2"        --      1-1/2"
             F and below
=============================================================================================================


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                                                          Electrical Engineering
                                                          Design Criteria
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                                                    ============================
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ELECTRICAL ENGINEERING DESIGN CRITERIA

Introduction

This section describes the design criteria which will be used as guidelines for all electrical work related to this project.

Design Codes and Standards

Except for Emissions, Noise and Effluents, the design and specification of all work will be in accordance with all applicable laws and regulations of the federal government and applicable regional and local codes and ordinances. Emissions, Noise and Effluents shall be as defined in the contract. A listing of the codes and industry standards to be used in design and construction follows:

(1)   The Antifriction Bearing Manufacturers Association (ABMA).

(2)   American National Standards Institute (ANSI).

(3)   American Society for Testing and Materials (ASTM).

(4)   Edison Electric Institute (EEI).

(5)   Insulated Cable Engineers Association (ICEA).

(6)   Institute of Electrical and Electronics Engineers (IEEE).

(7)   Illuminating Engineering Society (IES).

(8)   National Electrical Code (NEC).

(9)   National Electrical Manufacturers Association (NEMA).

(10)  National Electrical Safety Code (NESC).

(11)  National Fire Protection Association (NFPA).

(12)  Occupational Safety and Health Act (OSHA).

(13)  Underwriters' Laboratories (UL).


Other recognized standards will be utilized, as required, to serve as design, fabrication, and construction guidelines when not in conflict with the above-listed standards.


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The codes and industry standards used for design, fabrication, and construction will be the codes and industry standards, including all addenda, in effect as stated in equipment and construction purchase or contract documents.

Electric Motors

General Motor Design Criteria

Motors will be coordinated with the driven equipment and the environment where the motor is installed to provide long life and a minimum of maintenance requirements. Motors will be purchased with the driven equipment and will be the manufacturer's standard heavy duty or severe duty motor with features as described in this section.

The following design parameters will be evaluated in specifying a motor:

(1)   Environment special enclosure requirements.

(2)   Voltage, frequency, and phases.

(3)   Running and starting requirements, limitations, and duty cycle.

(4)   Motor type (synchronous, induction, dc, etc.) and construction.

(5)   Power factor.

(6)   Service factor

(7)   Speed and direction of rotation.

(8)   Insulation.

(9)   Bearing construction and lubrication.

(10)  Ambient noise level and noise level for motor and driven equipment.

(11)  Termination provisions for power, grounding, and accessories.

(12)  Installation, testing, and maintenance requirements.

(13) Special features (shaft grounding, temperature and vibration monitoring, etc.).

Safety Considerations for Motors

The Occupational Safety and Health Act will be adhered to for personnel protection. Belt guards shall be specified for personnel safety and, when required, to prevent foreign objects from


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contacting belt surfaces. Guard screens will be provided over motor enclosure openings that would allow direct access to rotating parts. All electrical motors will be adequately grounded. Motors which are located in hazardous areas will conform to all applicable regulatory requirements and be UL labeled. Motor electrical connections are to be terminated within oversized conduit boxes, mounted to the motor frame.

Codes and Standards

All motors will be designed, manufactured, and tested in accordance with the latest applicable standards, codes, and technical definitions of ANSI, IEEE, NEMA, and ABMA.

Environment and Special Enclosure Requirements

Location of individual motors will determine ambient temperature, corrosive environment, hazardous environment, and humidity to be experienced by the motors. Motors will be designed for an ambient temperature of 40 C, unless the individual location has ambient temperatures which exceed 40 C, in which case the motor will be designed for the higher ambient. Motors indoors and in clean environments will be open, drip-proof construction. All other motors will be totally enclosed or weather protected Type II. Motors in corrosive environments will be totally enclosed with corrosion-resistant materials and finishes (Chemical-Duty).

Motors for service in hazardous areas will be individually considered for type of enclosure, depending upon the classification, group, and division of the hazardous area in question.

Motors for outdoor service will have all exposed metal surfaces protected with a corrosion-resistant polyester paint or coating. In addition, totally enclosed motors will have enclosure interior surfaces and the stator and rotor air gap surfaces protected with a corrosion-resistant alkyd enamel or with polyester or epoxy paint or coating. Bolts, nuts, screws, and other hardware items will be corrosion-resistant or heavy cadmium-plated metal. A rotating labyrinth shaft seal will be furnished on the shaft extension end of the motor.

Voltage, Frequency, and Phases

Motor-operating voltages (excluding motor-operated valves) are tabulated below:

                                   Nominal      Motor
                                   System       Nameplate         Frequency
Horsepower                         Voltage      Voltage           Hz          Phases
----------                         -------      -------           --          ------
Less than 1/3                      240 or less  Project Specific  60          1

Greater than or equal to 1/3 and   600 or less  Project Specific  60          3
less than 250 (except for special
applications


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
                               Nominal        Motor
                               System         Nameplate         Frequency
Horsepower                     Voltage        Voltage           Hz          Phases
----------                     -------        -------           --          ------

Greater than or equal to 250   6,900 or less  Project Specific  60          3

DC motors                      125            120               DC          --

This table is intended as a general guide; however, individual conditions, such as distance from power source, voltage drop, etc., may dictate deviations from the stated horsepower/voltage criteria.

Emergency motors will operate continually at the nominal system voltage with any supply voltage between 80 percent and 112 percent of the nominal system voltage.

Running and Starting Requirements, Limitations, and Duty Cycle

Motors will be designed for full-voltage starting and frequent starting, where required, and will be suitable for continuous duty in the specified ambient conditions. Intermittent duty motors will be selected where recognized and defined as standard by the equipment standards and codes.

The torque characteristics of all induction motors will be as required to accelerate the inertia loads of the motor and driven equipment to full speed without damage to the motor or the equipment at any voltage from 90 percent to 110 percent of motor nameplate voltage, except those to be individually considered. A voltage drop greater than 10 percent from the specified motor nameplate rating will be individually considered for proper motor starting and operating.

Motor Type and Construction

Induction motors will be specified unless specific requirements indicate that constant speed or emergency duty is required. Synchronous motors will be specified for large motors where constant speed is necessary. Motors required for safe coast-down on loss of auxiliary power or for black start capabilities will be specified as direct current.

Squirrel cage induction motors will have rotors of fabricated copper alloy, cast aluminum, or fabricated aluminum alloy. Fabricated aluminum alloys will be used only where the manufacturer has demonstrated the reliability of his design.


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Nameplates will be furnished for all motors in accordance with NEMA MG 1 requirements. The following additional nameplate data will be included on motors greater than 250 horsepower:

(1)   Frame size number.

(2)   Insulation system class designation.

(3) Maximum ambient temperature for which the motor is designed or temperature rise by resistance.

(4)   Service factor.

(5)   Starting limitations.

(6)   Direction of rotation and voltage sequence.

(7)   Any special lubrication requirements, if oil lubricated.

(8) For motors designed for hazardous areas location class and group designation and maximum operating temperature value or operating temperature code number.


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Power Factor

Where economically justified, motors will be specified to be high-efficiency, high-power factor to reduce operating costs and VAR requirements of the auxiliary electric system.

Service Factor

Motors will be specified with 1.0 or 1.15 service factors, unless specific load requirements dictate a larger service factor. The motor horsepower and service factor shall be coordinated such that the motor nameplate horsepower multiplied by the motor nameplate service factor shall be at least 15 percent greater than the driven equipment operating range maximum horsepower requirements.

Speed and Direction of Rotation

Motor speed and direction of rotation will be coordinated with the driven equipment. large, high-speed (3,000 rpm and above) motors will be avoided, if possible.

Insulation

All insulated windings on continuous-duty motors will have Class B nonhygroscopic insulation systems rated for temperature rise and ambient temperature in accordance with NEMA MG 1 standards. When ambient temperatures greater than 40 C are specified, the allowable temperature rise will be reduced in accordance with NEMA MG 1 standards.

Motors may be furnished with Class F insulation, provided the temperature rise is in accordance with NEMA MG 1 values for Class B insulation and provided all other requirements are as specified.

All insulated stator winding conductors and wound-rotor motor secondary windings will be copper.

Where a sealed insulation system is specified, extra dips and bakes of epoxy resin or vacuum-pressure impregnation will be included to provide a premium insulation for random windings. Sealed insulation for formed-coil windings will be in accordance with the requirements of NEMA MG 1 standards.


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The insulation resistance corrected to 40 C will be not less than motor-rated kV
+ 1 megohms for all windings.

Where required, the windings will be treated with a resilient, abrasion-resistant material.

Bearings

Sleeve bearings will be oil ring-lubricated type with mountings provided with oil level sight glasses marked for required oil level at motor running and motor standstill. The oil ring will be one-piece construction; split-type construction will not be acceptable. Stationary labyrinth seals will be bronze material.

Sleeve bearings, end bells, and bearing housings for horizontal motors will be split type, when available, for the frame and the enclosure specified. Air gap measurement holes or other acceptable means will be provided in each motor and enclosure for checking air gap of sleeve-bearing motors.

Sleeve bearings on horizontal motors will be designed and located centrally, with respect to the running magnetic center, to prevent the rotor axial thrust from being continually applied against either end of the bearings. The motors will be capable of withstanding without damage the axial thrusts that are developed when the motor is energized.

Large, vertical motors shall be furnished with Kingsbury-type thrust bearings, when available.

Vertical motors furnished with spherical roller thrust bearings will also be furnished with deep-groove, radial-guide bearings. The guide bearings will be locked to the shaft so that the guide bearing will take upward thrust and to assure that the thrust bearing is always loaded. If spring loading is furnished, the guide bearing will not be preloaded during normal operation.

Thrust bearings for vertical motors will be capable of operating for extended periods of time at any of the thrust loadings imposed by the specific piece of driven equipment during starting and normal operation without damage to the bearing, the motor frame, or other motor parts.

Bearings and bearing housings will be designed to permit disassembly in the field for inspection of the bearings or removal of the rotor.

Grease-lubricated or oil-lubricated antifriction radial and thrust bearings will be designed and fabricated in accordance with ABMA standards to have a minimum L-10 rating life of not less than 130,000 hours under the load, speed, and thrust requirements for direct-coupled service and not less than 42,500 hours for belt- or chain-connected service. Grease-lubricated radial bearings will be double-shielded.

Stacked antifriction bearings will not be acceptable, except as vertical-thrust bearings in frame sizes up through NEMA 360 Series open-type enclosures, and up through NEMA 680 Series


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totally enclosed-type enclosures. Where stacked bearings are furnished, matched pair, precision tolerance bearings with flush ground sides will be provided. Bearing seats on the shaft and in the bearing housing will have accuracy equal to that of the bearing.

Allowable Noise

The motor sound level will conform with the motor-driven equipment assembly overall sound level requirements. In no case will the average no-load sound pressure sound pressure level, reference level 20 micropascals, produced by the motor exceed 90 dBA free field at 1 meter for motors rated 200 horsepower and less and at 2 meters for motors rated above 200 horsepower.

Termination Provisions

Motor power, space heater, and other accessory leads will be wired to motor terminal housings. Power terminal housings will be oversized to allow sufficient room for termination of stress cones on medium voltage motors, and termination of cable which has been derated for tray fill and 40 C ambient on all motors. All motor leads will be permanently marked in accordance with NEMA MG 1 Standards. A grounding connector attached to the motor frame will be provided inside the power terminal housing. On medium voltage motors, a terminal housing separate from the power terminal housing will be provided for space heater, RTD, and bearing temperature detectors.

Installation, Testing, and Maintenance Requirements

Motors shall be clean and free of chips, grindings, dust, and excessive lubricant prior to testing and shipment. Motors will be protected against moisture and damage during handling, shipment, and storage, utilizing packing and crating in accordance with the best commercial practice.

Each motor will be tested and inspected at the manufacturer's factory to determine that it is free from electrical or mechanical defects and to provide assurance that it meets specified requirements. The following criteria and tests will be used in testing each machine:

(1) Fractional-horsepower, single-phase induction motors. Test procedures will be in accordance with manufacturers standard test procedures.

(2) Integral-horsepower, three-phase, low voltage induction motors. Test procedures will be in accordance with IEEE 112, Test Procedures for Polyphase Induction Motors and Generators.

      (a) Routine tests listed in NEMA MG 1-12.51, Routine Tests for Polyphase Integral-Horsepower Induction Motors.

      (b) Motors with nameplate horsepower ratings of 100 horsepower and larger will require the following additional tests:


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            o     Measurement of winding resistance.

            o     Inspection of bearings and bearing lubrication system.

(3) Induction motors rated above 600 volts. Test procedures will be in accordance with IEEE 112, Test Procedures for Polyphase Induction Motors and Generators.

      (a) Routine tests listed in NEMA MG 1-20.46, Polyphase Induction Motors for Power Generating Stations, will be performed on each motor.

      (b) The following additional tests and inspections will be performed on each motor larger than 500 horsepower:

            o     Locked-rotor current at fractional voltage.

            o     Current balance.

            o Length of time of bearing test and final temperature rise of bearing.

            o     Insulated bearing resistance.

            o Insulation resistance-time curve and polarization index for motors with formed-coil stators.

            o     Final value of motor noise levels.

            o     Final air gap measurements (single air gap).

      (c) Motors that are specified to have complete tests performed on either the furnished motor or an electrically duplicate motor will require the following tests:

            o     Temperature.

            o     Percent slip.

            o     No-load saturation curve.

            o Locked-rotor saturation curve, including locked-rotor torque, current, and power.

            o Speed-torque and speed-current curves at rated voltage and at minimum starting voltage.

            o     Efficiency at full, three-fourths, and one-half loads.

            o     Power factor at full, three-fourths, and one-half loads.


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(4)   Direct current motors. Test procedures will be in accordance with IEEE
      113, Test Code for Direct Current Machines. The standard routine tests listed in NEMA MG 1-12.71 will be performed on each motor.

Special Features

Special features, such as winding temperature detectors, space heaters, etc., will be reviewed on a case-by-case basis. The general criteria to be applied will be as follows.

Space heaters will be furnished on motors 5 horsepower and above. Space heaters will be sized, as required, to maintain the motor internal temperature above the dew point when the motor is idle. Space heaters will not cause local winding temperatures to exceed rated design limits. Space heaters rated 2,400 watts and less will be low voltage, single-phase, 60 hertz. Space heaters larger than 2,400 watts will be low voltage, three-phase.

Bearing thermocouple-type temperature detectors will be furnished on oil ring lubricated sleeve bearings, bearings with external lube oil cooling or supply, and Kingsbury thrust bearings. The detector temperature-sensitive tip will be hermetically sealed and held in contact with the outside bearing babbitt.

Thermocouple detectors will be insulated with magnesium oxide packed in a stainless steel protective sheath. Thermocouple lead wire will extend from the detector to a motor terminal housing. Winding temperature detectors will be provided on all medium voltage motors and any motors with special starting or duty cycles which would make protective relaying difficult to coordinate for proper winding thermal protection. Noninductively wound, 10-ohm, high-accuracy, three-lead detectors will be provided, evenly spaced around the stator with at least two detectors per phase.

Manufacturing Data

Each contractor supplying a motor or motors will be required to complete and submit a Motor Information Sheet. These sheets will be used to design the motor power supply and controls and will provide a permanent written record of motor characteristics. Speed Torque Curves and Thermal Limit time Current Curves will be provided by the motor vendor on motors larger than 200 horsepower.


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Motor Operators for Nonmodulating Valve, Gate, or Damper Service

The following requirements are applicable to all electric operators required for nonmodulating motor operators. Motors will be designed for high-torque, reversing service in a 50 C ambient temperature. Motors will have Class B nonhygroscopic standard insulation plus two coats of epoxy resin. Temperature rise will not exceed 70 C rise by resistance in 50 C ambient for the time rating furnished. Requirements of NEMA MG 1 and MG 2 will apply.

Motors will be rated low voltage, three-phase, 60 hertz, unless otherwise indicated. The dc motors will be rated 120 volts dc to operate from a nominal 125-volt battery.

The motor time rating for normal opening and closing service will be not less than whichever of the following is greatest:

(1)   As required for three successive open-close operations.

(2)   As required for the service.

(3)   Not less than 15 minutes.

Sufficient torque will be provided to operate against system torque at 90 percent nominal voltage for ac motors and at 85 percent nominal voltage for dc motors.

Motor starting torque will not be less than 500 percent of rated full load torque.

Motors will be furnished with totally enclosed, nonventilated, weatherproof, dust-tight enclosures suitable for outdoor service.

Motors for service in hazardous areas will be individually considered for type of enclosure, depending upon the classification, group, and division of the hazardous area in question.

Double-shielded, grease-prelubricated, regreaseable antifriction bearings having ABMA minimum L-10 rating life of not less than 15,000 hours will be furnished. Motor leads will be terminated in the limit switch compartment.

All motor operators will be supplied with low voltage, single-phase space heaters located in the limit switch compartment and in the motor. Motor space heater leads will be terminated in the limit switch compartment.

Crane and Hoist Motors

The electric motor brake horsepower required to drive equipment at the maximum design point of the equipment will not exceed the motor rating at 1.0 service factor.

Motor rating and nameplate will conform to applicable requirements of NEMA MG 1.


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Motor intermittent time ratings will be not less than 30 minutes.

Wound-rotor motor secondary voltage, maximum amperes, and external resistance will be in accordance with NEMA MG 1-18.504.

Design and construction of each motor will be coordinated with the driven equipment requirements.

Motor capability and the specified temperature rise will not be exceeded during accelerating, braking, plug stop, and reduced-speed load requirements of the equipment.

Power and Control Wiring

Design Conditions

In general, conductors will be insulated on the basis of a normal maximum conductor temperature of 90 C in 40 C ambient air with a maximum emergency overload temperature of 130 C and a short circuit temperature of 250 C. In areas with higher ambient temperatures, larger conductors will be used or higher temperature rated insulation will be selected. Conductor size and ampacity will be coordinated with circuit protective devices. Cable feeders from medium voltage power equipment will be sized so that a short circuit fault at the terminals of the load will not result in damage to the cable prior to normal operation of fault-interrupting devices.

Cables for medium voltage service will be shielded with the shield grounded at both ends, thereby accomplishing the following results:

(1)   Confinement of the dielectric field within the cable.

(2) Obtaining a symmetrical radial distribution of voltage stress within the dielectric.

(3)   Compliance with ICEA recommendations for shielding.

(4)   Reducing the hazard of shock to personnel.

(5) Prevention of charging current from being conducted by a surface contaminant.

(6)   Allowing circuits to be dc high potential tested after installation.

(7)   To limit radio interference.

(8)   To protect cable from induced potentials.


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Instrument cable will be shielded to minimize electrical noise attenuation as follows:

(1) Aluminum-polyester tape with 100 percent coverage and copper drain wire will be used for shielding.

(2) Low-level analog signal cables will be made up of twisted and shielded pairs.

(3)   Digital signal cables will be untwisted and shielded.

(4) Except where specific reasons dictate otherwise, cable shields will be electrically continuous. When two lengths of shielded cable are connected together at a terminal block, a point on the terminal block will be used for connecting the shields.

(5) For multipair cables utilizing individual pair shields, the shields will be isolated from each other.

To be effective, instrument cable shields should be grounded on one end as follows:

(1) The shield on digital signal circuits will be grounded at the power supply end.

(2) The shields on grounded thermocouple circuits will be grounded at the thermocouple well. The shields on ungrounded thermocouple circuits will be grounded at the control system inputs and left floating at the well.

(3) Multipair cables used with thermocouples will have individually isolated shields so that each shield will be maintained at the particular couple ground potential.

(4) Each RTD (resistance temperature detector) system, consisting of one power supply and one or more RTD's, will be grounded at only one point.

(5) RTD's embedded in windings of transformers and rotating machines will be grounded at the frame of the respective equipment.

(6) The low or negative potential side of a signal pair will be grounded at the same point where the shield is grounded. Where a common power supply is used, the low side of each signal pair and its shield will be grounded at the power supply.

Conductors

Design Basis

Electrical conductors will be selected with an insulation level applicable to the system voltage for which they are used and ampacities suitable for the load being served.


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Cable Ampacities

The maximum ampacities for any cable will depend upon the worst case in which the cable will be routed (tray, conduit, duct, or direct buried). In addition to ampacity, special requirements, such as voltage drop, fault current availability, and environment, will be taken into consideration in sizing of cable.

The allowable ampacity of power cables will be in accordance with NEC requirements.

Insulation

Cable insulation and construction will be as follows:

      Flame Retardance

      To minimize the damage that can be caused by a cable fire, cables installed in electrical cable tray systems will have insulations and jackets which have nonpropagating and self-extinguishing characteristics. As a minimum, these cables will meet the flame test requirements of IEEE 383, using a gas burner flame source. These characteristics are essential for all cables installed in electrical cable tray in the plant.

      Medium-Voltage Power Cable

      Power cable with 5/8 kV class insulation will supply all medium voltage service and may be routed in trays, conduits, or ducts. The following cable construction will be utilized:

      Single-conductor; Class B stranded copper; ethylene propylene rubber (EPR) or tree resistant XLPE insulation; shielded; and chlorsulfonated polyethylene (CSP) or chlorinated polyethylene (CPE) jacketed.

      Low-Voltage Power Cable 600 Volts

      Power cable with 600-volt class insulation will supply power to loads at voltage levels of 600 volts ac and below, and 250 volts dc and below. Cables may be routed in trays, conduits, or ducts. The following cable constructions will be utilized:

      Single-conductor; Class B stranded copper; flame-retardant, cross-linked polyethylene (FRXLPE) or a flame-retardant ethylene propylene rubber (FREPR) without an overall jacket.

      Three-conductor; concentric lay, stranded copper with a ground wire in the interstices; FRXLPE or FREPR insulation; flame-retardant CSP, or CPE jacketed overall.


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      Control Cable 600 Volts

      Control cable with 600-volt class insulation will be used for control, metering, and relaying. A minimum of 10 AWG cable will be used for current transformer circuits. Cables may be routed in trays, conduits, or ducts. The following cable construction will be utilized:

      Multiple-conductor, as required, stranded copper, multiple-conductor, FRXLPE or FREPR insulation; flame-retardant CSP, or CPE jacketed overall.

      Instrument Cable 600 Volts

      Instrument cable will be used for control and instrument circuits that require shielding to avoid induced currents and voltages. The following cable construction will be utilized:

      600-volt, flame-retardant single pair or triads, shielded instrument cable; FRXLPE or FREPR insulation; CSP or CPE jacketed overall.

      600-volt, flame-retardant multiple pair or triads, shielded instrument cable with individually shielded pairs, overall shield and overall jacket; FRXLPE or FREPR insulation; CSP or CPE jacketed overall.

      The type of cable used will be determined by individual circuit requirements and individual equipment manufacturer's recommendations.

      Thermocouple Extension Cable

      Thermocouple extension cable will be used for extension leads from thermocouples to junction boxes and to instruments for measurements of temperature. Cables may be routed in trays, conduits, or ducts. The following cable construction will be utilized:

            One, four, six, and eight twisted pairs, solid-alloy conductor with the same material as the thermocouples, with shield over each pair (except for one-pair construction) and with an overall shield, FRXLPE, or FREPR insulation; aluminum Mylar tape shield with drain wire; CSP or CPE jacketed overall.

      High-Temperature Cable

      High-temperature cable will be used for wiring to devices located in areas with ambient temperatures above 75 C. Cables may be routed in conduit. Cable lengths will be minimized by terminating the cable at terminal boxes or conduit outlet fittings located outside the high-temperature area and continuing the circuit with control or thermocouple extension cable. The following cable construction will be utilized:

            Single-conductor control cable; stranded copper, with normal maximum operating temperature of 200 C; silicone rubber insulation; braided glass jacket.


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            Single twisted pair thermocouple extension cable; solid-alloy conductor with the same material as the thermocouples; with normal maximum operating temperature of 200 C; Teflon insulation; aluminum Mylar tape shield with drain wire; Teflon jacketed overall.

      Lighting and Fixture Cable

      Lighting and fixture cable with 600-volt insulation will be as follows:

      (1) Circuits for 240-volt maximum service, totally enclosed in conduit, NEC Type THHN.

      (2) Circuit for 600-volt maximum service, totally enclosed in conduit, NEC Type XHHW.

      (3) Circuit runs for roadway or outdoor area lighting with RHW conductors for direct burial.

      (4) Fixture wire, NEC Type SF-2, silicone rubber insulation, braided glass jacket.

      Lighting and fixture cable designations and conductor sizes will be identified on the drawings.

      Grounding Cable

      Grounding cable will be insulated or bare copper conductor sized as required.

      Switchboard and Panel Cable

      Switchboard and panel cable will be insulated to 600 volts with FRXLPE moisture-resistant insulation. Cable will be type SIS Switchboard Wire.

      Special Cable

      This type of cable will include cable supplied with equipment, prefabricated cable, coaxial cable, communication cable, etc. This cable will normally be supplied by a particular manufacturer.

      Special cable will be routed in accordance with manufacturer's recommendations.

      Miscellaneous Cable

      If other types and construction of cable are required as design and construction of the unit progress, they will be designated and routed, as required.


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Testing Requirements

Preoperational tests will be performed on all insulated conductors after installation.

(1) All insulated conductors with insulation rated 5,000 volts and above will be given a field dc insulation test after installation, as specified in part 6 of ICEA Standards S-68-516 and S-66-524.

(2) Low-voltage cables will be either insulation resistance tested prior to connecting cables to equipment or functionally tested (at equipment operation voltage) as part of the checkout of the equipment system.

(3) All insulated conductors will be continuity tested for correct conductor identification.

Installation

Cable installation will be in accordance with the following general rules:

(1)   Cables will be routed as indicated in the circuit list.

(2) The pulling tension of cable will not exceed the maximum tension recommended by the cable manufacturer, and the pulling tension in pounds at a bend will not exceed the cable manufacturer's recommendations.

(3) Care will be exercised during the placement of all cable to prevent tension and bending conditions in violation of the manufacturer's recommendations.

(4) All cable supports and securing devices will have bearing surfaces located parallel to the surfaces of the cable sheath and will be installed to provide adequate support without deformation of the cable jackets or insulation.

(5) Nylon ties will be used to neatly lace together conductors entering panelboards, control panels, and similar locations after the conductors have emerged from their supporting raceway and before they are attached to terminals.

(6) Both ends of all circuits will be identified by tags with the Engineer assigned circuit number.

(7) All spare conductors of a multiconductor cable will be left at their maximum length for possible replacement of any other conductor in the cable. Each spare conductor will be neatly coiled and taped to the conductors being used.

(8) In addition to the above requirements, cables will be installed in accordance with manufacturer's requirements and recommendations.


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(9)   Phasing of medium-voltage and low voltage 3-phase power conductors will be identified, using Black Phase A, Red Phase B, Blue Phase C, White Neutral, and Green or bare ground.

Connectors

This section defines methods of connecting cable between electrical systems and equipment. In this section, the term "connector" is applied to devices that join two or more conductors or are used to terminate conductors at equipment terminals for the purpose of providing a continuous electrical path.

Connector material will be compatible with the conductor material to avoid the occurrence of electrolytic action between metals.

Connectors will meet the bolt hole requirements of Paragraph CC1-4.05 of NEMA standard publication for Electric Power Connectors, publication CC1.

All medium-voltage connectors will be pressure type and secured by using a crimping tool. The tool will be a ratchet type and a product of the connector manufacturer made for the particular connector to be installed. The tool will produce a crimp without damage to the conductor but will assure a firm metal-to-metal contact.

Medium-voltage cables require stress cones at the termination of the cables and at points where cables are spliced. Stress cones will be of the preformed type suitable for the cable to which they are to be applied.

All low-voltage connectors will be pressure type, installed identical to the medium-voltage cables, or will be clamp type if the connector is furnished as part of the connected equipment, such as terminations to breakers and motor controllers.

Cables will not be spliced in cable trays or conduits. Splices to devices with factory pigtails will be made in conduit outlet fittings or junction boxes, utilizing an appropriate connector.

Protective Relaying

The selection and application of protective relays are discussed in the following paragraphs. These relays protect equipment in the Auxiliary Power Supply System, Generator Terminal System, Primary Power Supply System, Turbine-Generator System, and the electrical loads powered from these systems.


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The following general requirements apply to all protective relay applications:

(1) The protective relaying scheme will be designed to remove or alarm any of the following abnormal occurrences which are beyond the safe operating range of the equipment:

      (a)   Overcurrent.

      (b)   Undervoltage or overvoltage.

      (c)   Frequency variations.

      (d)   Overtemperature.

      (e)   Excessive pressure.

      (f)   Open circuits and unbalanced current.

      (g)   Abnormal direction of power flow.

(2) The protective relaying system will be a coordinated application of individual and/or integrated relays. For most monitored abnormal conditions, there will exist a designated primary device for detection of that conditions. A failure of a primary relay will result in the action of a secondary, overlapping scheme to detect the effect of the same abnormal occurrence. The secondary relay may be the primary relay for a different abnormal condition. Alternate relays may exist which detect the initial abnormal condition but which have an inherent time delay so that the alternate relays will operate after the primary and secondary relays. Similar to secondary relays, the alternate relays may be primary relays for other abnormal conditions. All protective relays will be selected to coordinate with protective devices supplied by manufacturers of major items and the thermal limits of electrical equipment, such as transformers and motors.

(3) Secondary current produced by current transformers (CT's) will be 5-amperes, and voltage signals produced by voltage transformers (VT's) will be in the 120-volt range.

Power Transformer Relays

Generator Transformer

The generator transformer is protected against the effects of the following conditions:

(1)   Phase faults

(2)   Ground faults


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This protection will be provided by the following relays which are shown on
Figure 2.7.3-1 and discussed in the following paragraphs.

Device 87-T is a differential relay that provides transformer primary protection by detection of three-phase and phase-to-phase faults in the generator transformer low-voltage, delta-connected windings, and three-phase, phase-to-phase, and phase-to-ground faults in the generator transformer high-voltage, wye-connected windings. This device will trip a lockout relay for a fault in its zone of protection, which includes the generator transformer, generator, generator breaker, and generator bus duct.

Device 51-N will provide sensitive backup protection for ground faults in the external system. This relay will actuate a lockout relay.

A rapid increase in pressure within the transformer tank associated with an internal fault will be detected by a sudden-pressure relay, Device 63-G1. Device 63-G1 actuates the generator lockout relay through an auxiliary tripping scheme designed to prevent false trips.

Auxiliary Power Transformer

The auxiliary power transformer is protected against the effects of the following conditions:

(1)   Phase faults

(2)   Ground faults

(3)   Overloads

This protection will be provided by the following relays which are discussed in the following paragraphs.

Device 87-M1 provides primary protection for the medium-voltage and low-voltage winding of the main auxiliary transformer and for the nonsegregated phase bus duct connecting the low-voltage winding to the incoming main breaker in the plant metal-clad switchgear. These relays offer protection against phase-to-phase and three-phase faults. Device 87-M1 is relatively insensitive to ground faults on the secondary side of the transformer, should the fault current magnitudes be less than the maximum available ground fault current.

Device 50/51-M1 consists of three time overcurrent relays with instantaneous units. The time overcurrent relay function provides overload protection for the transformer's high-voltage winding. The instantaneous unit provides a backup protection against transformer faults.

One time overcurrent relay is connected to the bushing current transformer on the neutral of the low-voltage winding of the main auxiliary transformer. The relay device number is 51G-M1. The relay provides primary overload protection to its neutral winding's resistor for ground faults on the switchgear bus or on feeders emanating from the switchgear lineup. The relay also


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provides backup protection for ground faults in the transformer low-voltage winding, in the nonsegregated phase bus duct, on the switchgear bus, or on feeders emanating from the switchgear lineup.

A rapid increase in pressure within the transformer tank associated with an internal fault will be detected by a sudden-pressure relay, Device 63-M1. Device 63-M1 actuates the lockout relay through an auxiliary tripping scheme designed to prevent false trips.

Metal-Clad Switchgear

A summary of the protective relays used in the medium voltage metal-clad switchgear lineups is discussed in the following paragraphs.

Incoming Main Breakers

Each incoming auxiliary power transformer breaker in the switchgear will be provided with time overcurrent relays (Device 51) and a time overcurrent ground detection relay (Device 51N). Device 51 would detect and trip the respective switchgear breaker for sustained overloads and short circuit currents on the switchgear bus. These relays provide backup protection for faults on feeders emanating from the switchgear lineups. Device 51N is residually connected to switchgear current transformers (CT's) and provides primary protection for ground faults on the switchgear bus and backup protection for ground faults in feeders emanating from the switchgear lineup.

Each medium-voltage switchgear bus will be provided with two undervoltage relays (Device 27) which will, when bus voltage drops to a preset level, trip load feeder circuit breakers.


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                                 Figure 2.7.3-1
                                    Not Used


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                                 [Figure 2.7.3-2
                        Auxiliary Transformer Protection]


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Tie Circuit Breaker (If Required)

Each metal-clad tie circuit breaker will be provided with time overcurrent relays (Device 51) and a time overcurrent ground detection relay (Device 51N), as shown on Figure 2.7.3-3. Device 51 protects the tie circuit and the switchgear bus, which receives power through the tie circuit, against sustained short circuit currents. Device 51N is connected to the residual circuit of the three-phase Current transformers (CT's) and protects the tie circuit and the switchgear bus, which receives power through the tie circuit, against sustained ground faults. Devices 51 and 51N provide backup protection for circuits farther downstream.

Remote Switchgear Feeder Breakers

Each remote switchgear feeder will be protected by a time overcurrent relay (Device 51) and a time overcurrent ground detection relay (Device 51G or 51N), as shown on Figure 2.7.3-4. Device 51 protects the feeder circuit and the remote switchgear bus against sustained short circuit currents and serves as backup protection for circuits farther downstream. Device 51G or 51N protects the feeder circuit and the remote switchgear bus against sustained ground faults. This relay also provides backup protection for circuits farther downstream.

Device 51G is connected to a window-type current transformer (CT) encircling all the phase conductors and is the preferred means of protecting this type of feeder circuit against ground faults. Device 51N is connected to the residual circuit of the three CT's that supply the Device 51 relays. The 51N connection is used when the zero sequence current transformers cannot encircle all phase conductors. The 51N connection is less desirable because it cannot be set as sensitive as the 51G relay to avoid pickup for a false residual current flow during the starting of a large downstream motor.

Secondary Unit Substation Feeder Breakers

Each secondary unit substation transformer will be protected by phase overcurrent relays (Device 50/51) and a ground overcurrent relay (Device 50G), as shown on Figure 2.7.3-5. Device 50/51 will protect secondary unit substations against the effects of sustained overloads and short circuit currents. Device 50G is an instantaneous overcurrent relay which is connected to detect only ground fault currents through a 50/5 zero sequence current transformer. Device 50G will protect against ground faults in the high-voltage side of each SUS transformer and the high-voltage cable feeder.

Bifurcated feeder breakers (switchgear breakers serving two SUS transformers) will be provided with Devices 50/51 and 51G for each transformer feeder, as shown on Figure 2.7.3-5. Each relay that trips the breaker will be provided with target indication visible from the front of the relay. The target indication will provide immediate identification of which transformer feeder was faulted and the type of fault that occurred.


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Motor Feeder High-Voltage Motor Starters

Motors rated 5,000 horsepower and less will be supplied from high-voltage motor starters with drawout vacuum contactors. Each motor starter will be provided with current-limiting fuses to provide protection against phase-to-phase and three-phase faults. The fuses will be interlocked with the motor starter contactor to de-energize the motor if any one of the fuses operates to interrupt fault current. This will prevent single-phasing the motor. Protection from overload conditions will be provided by an overload relay or a solid-state motor protection device. Sensitive ground fault protection will be provided by a zero-sequence current transformer and instantaneous ground sensor relay or as part of the solid-state motor protection device.

Motor Feeder Breakers

Motors rated above 5,000 horsepower will be supplied from drawout vacuum switchgear breakers.

Motors will be protected by phase overcurrent relays (device 50/50/51) and a ground sensor relay (Device 50G). Device 50/50/51 will provide primary motor and cable protection and consists of a time overcurrent element and two instantaneous elements; the time overcurrent element is connected to alarm overload (via device 74) and is set to pick up at approximately 100 percent of motor full load current for motors with a service factor of 1.15. The high dropout instantaneous element is set to pick up at approximately 200 percent of motor full load current and is connected to trip the motor through the time overcurrent element contacts. The ordinary instantaneous element is set to pick up at approximately 200 percent motor locked-rotor current and is connected to trip the motor.

The ground sensor relay (Device 50G) will provide primary protection for motor and cable ground faults.

Secondary Unit Substations and MCCs

Overload and fault protection for loads connected to the low voltage secondary unit substations (SUS) will be provided by Solid-State Trip Devices (SSTD's) which are an integral part of the drawout type air circuit breakers.

Breakers supplying motors or other devices which do not require coordination with downstream trip devices will have adjustable long-time and instantaneous elements for phase protection.

Main breakers, tie breakers, and breakers supplying motor control centers (MCC's) or other loads which contain trip devices will have adjustable long-time and short-time SSTD elements for phase protection. The pickup point and time settings will be adjustable to allow for proper coordination with all downstream trip devices.


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                                 [Figure 2.7.3-3
                              Tie Breaker Relaying]


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                                 [Figure 2.7.3-4
             Relaying for Source Breaker Feeding Remote Switchgear]


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Sustained undervoltage in the SUS bus will be detected by undervoltage relays
(Device 27), as shown on Figure 2.7.3-6. These relays will sense the potential across the secondary of a potential transformer and initiate tripping of all feeder breakers served by the specific SUS bus.

The low voltage system is high resistance neutral grounded. A ground fault will be detected and alarmed by an overvoltage relay (device 64) which is connected from one of the resistor taps to ground. The overvoltage relay has a time dial to prevent operation for a transient condition. It also has a low-voltage pickup value (16 volts) which is sensitive to ground faults having high impedance.

Locating and isolating the ground will be accomplished with the use of a portable pulsing device and a portable hook-on ground current detector. The pulsing device will short across taps provided on the resistor, thus creating pulsating ground fault currents. The hand-held ground detector is positioned around each of the feeder circuits (may include conduit) until the faulted circuit is located. This method of ground fault detection eliminate the need for tripping loads until the ground fault is isolated.

Motor control centers will be protected by SUS feeder breakers having adjustable long-time and short-time SSTD elements for phase protection. The SSTD protects the MCC feeder circuit and the bus against sustained short circuit currents and serves as backup protection for MCC feeder circuits.

Each magnetic starter within an MCC which supplies power to a motor will be equipped with a magnetic-only molded case circuit breaker and a bimetallic thermal overload element in the starter to protect motors against overload.

Certain loads will be fed from MCC feeder circuit breakers. The breakers will be thermal magnetic molded case breakers sized to protect supply cable and individual loads.

Low Voltage Power Panels

Power panels will be supplied with thermal-magnetic circuit breakers sized to protect supply cable and individual loads.

Battery Systems

Four battery systems are provided for the power plant: one battery system for each of the two Econopacs, one battery system for the plant (station battery system), and one battery system for the switchyard battery.

Each Econopac battery will provide dc power for its associated Econopac dc loads, including the emergency lube oil pump motor, the emergency seal oil pump motor, the turning gear motor and the dc distribution panelboard located in the dc MCC. The Econopac battery system will consist


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of a 125 Vdc battery, a single battery charger, and a 125 Vdc distribution panelboard that serves miscellaneous dc loads such as the combustion turbine-generator protective relay panelboard.

The plant station battery system will provide dc power for the closing and tripping of the medium and low voltage switchgear circuit breakers, for the WDPF control system, and for the plant protective relay panelboards. It will also provide power upon loss of ac auxiliary power for the vital ac system and for motors necessary for safe coast-down of rotating equipment, including the steam turbine-generator's emergency lube oil pump motor and emergency seal oil pump motor. The plant station battery system will consist of a 125 Vdc distribution panelboard that serves miscellaneous switchyard dc loads.

The batteries will be continually connected to their battery charger(s) to maintain the batteries at maximum capacity. Each charger will be solid-state rectifier type with separate float and equalization voltage controls. The charger will be capable of recharging a completely depleted battery in 12 hours.

In general, each battery will be sized to provide power to the connected emergency dc lube oil pump motor loads and dc turning gear motor loads (if applicable) for three hours, to provide power to the connected emergency dc seal oil pump motor (if any) for 1.5 hours, to provide power to the inverter (if any) for one hour, and to provide power to any other dc control power functions for
1.5 hours. At the end of a three hour period, the battery will have sufficient capacity left to close the necessary breakers to reenergize the plant ac system.


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                                 [Figure 2.7.3-5
                       SUS Transformer Feeder Protection]


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Classification of Hazardous Areas

Areas where flammable and combustible liquids and gases are handled and stored will be classified for the purpose of determining the minimum criteria for design and installation of electrical equipment to minimize the possibility of ignition. The criteria for determining the appropriate classification are specified in Article 500 of the National Electrical Code (NFPA/ANSI C1). The application of these criteria to specific areas at generating stations is provided in the following sections and in Article 127 of the National Electrical Safety Code (ANSI C2).

In addition to defining hazardous areas by class and division, each hazardous element is also assigned a group classification (A, B, C, etc.). The group classifications of hazardous elements are specified in Article 500 of the NEC and in NFPA Standard 497M.

Electrical equipment in areas classified as hazardous will be constructed and installed in accordance with the requirements of Articles 501 and 502 of the National Electrical Code.

References for use in classification of areas, as well as specification of requirements for electrical installation in such areas, include the following:

(1)   National Electrical Safety code ANSI C2.

(2)   National Electrical Code ANSI C1, NFPA 70/ANSI C1.

(3) National Fire Codes, National Fire Protection Association codes, standards, and recommendations.

(4)   American Petroleum Institute Recommended Practices.

Flammable and Combustible Liquid Storage and Handling

Areas where flammable and combustible liquids are stored and handled will be classified , as indicated in the following sections.

Flammable and Combustible Liquid Storage and Handling

Flammable liquids (flash point below 100 F), which includes gasoline (Group D hazard), will be considered hazardous wherever they are handled or stored. The areas where gasoline is handled or stored will be classified, as specified in
Section 127.E of the National Electrical Safety code.


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Combustible Liquids

Combustible liquids (flash point of 100 F or higher) include fuel oil, diesel fuel, and lubrication oil (Group D hazards). Areas where these liquids are handled or stored will not be classified because they will not be handled or stored at temperatures which will produce sufficient vapors to form an ignitable mixture with air beyond the surface of the liquid within the piping or vessel in which they are normally contained.

Natural Gas Systems

Natural gas systems used as a fuel source for combustion turbines and fired heat recovery steam generators will be classified as follows:

(1) Areas outdoors within 5 feet of vents from relief valves will be Class I, Division 1, Group D. Areas outdoors from 5 feet to 15 feet of vents from relief valves will be Class I, Division 2, Group D.

(2) Enclosed and adequately ventilated areas where gas is compressed will be Class 1, Division 2, Group D, except for pits and sumps below grade, which will be Class I, Division 1, Group D.

(3) Outdoor areas with 15 feet of gas compressors, regulators, valves, etc., will be Class I, Division 2, Group D, except for pits or vaults within the 15-foot boundaries, which shall be Class I, Division 1, Group D.

(4) Enclosed areas which are not adequately ventilated and where bleed gas or gas from leaks is anticipated will be Class I, Division 1, Group D. Areas for 10 feet beyond these enclosures, unless separated by a sealed, vapor tight barrier wall, will be class I, Division 2, Group D. Areas separated by a sealed, vapor tight barrier will be nonhazardous.


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                                 [Figure 2.7.3-6
                Low Voltage Secondary Unit Substation Protection]


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Gaseous Hydrogen Systems

Gaseous hydrogen (Group B hazard) systems used for generator cooling will be classified as follows:

(1) Areas within 15 feet of outdoor hydrogen storage areas will be Class I, Division 2, Group B.

(2) Areas within separate buildings or rooms used for storage of hydrogen will be Class I, Division 2, Group B.

(3) Areas within 25 feet of hydrogen storage systems located inside rooms and buildings used for purposes other than hydrogen storage will be classified Class I, Division 2, Group B.

(4) Areas around elements of the hydrogen seal oil system (e.g., detraining tank, control panel, vacuum tank, etc.), which will be vented externally, will not be classified.

(5) Areas around hydrogen piping beyond the point where the hydrogen storage system connects to the distribution piping will not be classified.

Hydrogen storage areas will not be located below electric power lines.

Liquid Hydrogen Systems

Liquid hydrogen (Group B hazard) systems used for generator cooling will be classified as follows:

(1) Areas within 3 feet of any point where connections are regularly made and disconnected will be classified Class I, Division 1, Group B.

(2) Except as provided in Class I, Division 1, Group B above, areas within 25 feet of any point where connections are regularly made and disconnected will be classified Class I, Division 2, Group B.

(3) Areas within 25 feet of liquid hydrogen storage containers will be classified Class I, Division 2, Group B.

(4) Areas within separate buildings or special rooms used for storage and handling of liquid hydrogen will be classified Class I, Division 2, Group B.

Storage containers for liquid hydrogen will not be located beneath electric power lines or where they might be exposed to their failure.


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Acetylene Storage

Storage areas for unused bottles of acetylene will be classified the same as gaseous hydrogen, as discussed in 12.6.3, Gaseous Hydrogen Systems, except that the designation will be Group A rather than Group B. Acetylene storage areas will not be located near building exits.

Battery Rooms

Battery rooms will be provided with adequate ventilation of hydrogen gas and will not be classified.

Vehicle Maintenance Garage

Areas used for vehicle maintenance will be provided with adequate ventilation to remove all flammable vapors and will not be classified except for pits or depressions below floor level, which will be classified Class I, Division 2, Group D.

Paint Shop

Enclosed rooms used for spray painting will be classified Class I, Division 1, Group D. also, an area extending for 3 feet in all directions from the edges of any opening in such rooms will be classified Class I, Division 2, Group D.

Sewage Lift Stations

Sewage lift station wet wells and any enclosed nonventilated area above the wet well will be classified Class I, Division 1, Group D.

Grounding

The station grounding system will be an interconnected network of bare copper conductor and copper-clad ground rods. The system will be provided to protect plant personnel and equipment from the hazards which can occur during power system faults and lightning strikes.

The grid conductor size and quantity and length and quantity of ground rods will be calculated, for acceptable step and touch potentials, in accordance with IEEE 80 standard, based on soil resistivity determined by test performed in accordance with IEEE standards.

Design Basis

The station ground grid will be designed for adequate capacity to dissipate heat from ground current under the most severe conditions in areas of high ground fault current concentrations, with grid spacing such that safe voltage gradients are maintained.


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Bare conductors to be installed below grade will be spaced in a grid pattern to be indicated on the construction drawings. Each junction of the grid will be bonded together by an exothermal welding process.

In the plant area, grounding stingers will be brought through the ground floor and connected to the building steel and selected equipment. The grounding system will be extended, by way of stingers and conductor installed on the outside of cable tray, to the remaining plant equipment. Equipment grounds will conform to the following general guidelines:

(1)   Grounds will conform to the NEC and NESC.

(2) Major items of equipment, such as switchgear, secondary unit substations, motor control centers, relay panels, and control panels will have integral ground buses which will be connected to the station ground grid.

(3) Electronic panels and equipment, where required, will be grounded, utilizing an insulated ground wire connected in accordance with the manufacturer's recommendations. In some situations, a separate small grid and ground rod, isolated from the main ground, will be required. Where practical, electronics ground loops will be avoided. Where this is not practical, isolation transformers will be furnished.

(4) Motor supply circuits to low voltage motors, which utilize three-conductor cable with a ground in the interstices, will utilize this ground for the motor ground. For low voltage motor supply circuits which utilize three single-conductor cables, the ground conductor will be sized in accordance with the following:

          Supply Conductor Size            Ground Conductor Size
          ---------------------            ---------------------
          2/0 AWG                          6 AWG
          3/0 AWG through 250 kcmil        4 AWG
          350 kcmil through 750 kcmil      2 AWG

(5) All 2,300-volt and higher voltage rated motors will have a minimum of one 1/0 AWG bare copper ground conductor connected between the motor frame and the station ground grid.

(6) A copper grounding conductor, which is part of an approved multiconductor cable assembly or is a separate conductor, will be routed parallel to all power conductors in accordance with Article 250-95 of the National Electrical Code.

Remote buildings and outlying areas with electrical equipment will be grounded by establishing local subgrade ground grids and equipment grounding systems in a manner similar to the plant area. Remote grids, where practical, will be interconnected with the station ground grid to reduce the hazard of transferring large fault potentials to the remote area through interconnecting instrumentation and communication cable shields.


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The conduit system will not be considered to be a grounding conductor except for itself and lighting circuits.

Materials

Grounding materials furnished are described in the following:

(1) Rods will be copper-clad, as manufactured by Copperweld, Blackburn, Weaver or equal. Ground rod length and diameter will be determined by soil resistivity and subsurface mechanical properties. Where required ground rod length exceeds 10 feet, standard sections will be exothermally welded together, using a guide clamp.

(2) Cable will be soft-drawn copper with Class B stranding or copper-clad steel.

(3) Exothermal welds will use molds, cartridges, and materials, as manufactured by Cadweld or equivalent.

(4) Clamps, connectors, and other hardware used with the grounding system will be made of copper and purchased from an approved supplier.

(5) Ground wires installed in conduit will be soft-drawn copper with Class B stranding and green-colored, 600-volt insulation.

Lighting

The lighting system will provide personnel with illumination for plant operation under normal conditions, means of egress under emergency conditions, and emergency lighting to perform manual operations during a power outage of the normal power source. The permanent lighting system will be used for construction lighting in areas where early installation is feasible. Temporary construction lighting will be utilized in all other areas. The power supply for the lighting system will be from low voltage, three-phase, four-wire panelboards. Emergency lighting will be provided from emergency lighting units with self-contained batteries.

Light Sources

The lighting system will be designed in accordance with the Illuminating Engineering Society (IES) to provide illumination levels recommended by the following standards and organizations:

(1)   ANSI/IES RP-7, 1983, Industrial Lighting.

(2)   ANSI/IES RP-8, 1983, Roadway Lighting.

(3)   Federal Aviation Administration (FAA).

(4)   Occupational Safety and Health Act (OSHA).


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Table 2.7.3-1 summarizes the illumination levels.

Light sources and fixture selections will be based on the applicability of the luminaires for the area under consideration.

Three types of lamps will be used for the light sources in the lighting system, including fluorescent, high-pressure sodium, and incandescent. Generally, fluorescent lamps will be used in indoor, enclosed areas; high-pressure sodium lamps will be used outdoors and in high-bay areas; and incandescent lamps will be used for emergency lighting.

For design purposes, lighting is categorized by the following areas:

(1)   Indoor unfinished areas.

(2)   Outdoor areas.

(3)   High bay.

(4)   Roadway and area.

(5)   Egress and emergency.

(6)   Control room.

(7)   Construction.

Indoor Unfinished Areas

This category comprises most of the indoor low-bay areas, such as storage areas, electrical equipment rooms, and warehouses. These areas will generally be lighted, using industrial fluorescent fixtures.

High-pressure sodium fixtures will be used in areas where industrial fluorescent fixtures are not suitable or cannot be installed due to physical or functional limitations.

Outdoor Areas

This category includes lighting of equipment located outdoors and outdoor platforms. High-pressure sodium fixtures suitable for use in wet locations will be used.

High Bay

High-bay areas with light fixture mounting heights of 25 feet and above will be lighted, using high-bay fixtures with high-pressure sodium lamps.


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Roadway and Area

Roadway and area lighting will be designed, using high-pressure sodium light sources.

Egress and Emergency

Buildings equipped with artificial illumination will have adequate and reliable illumination provided for egress to exit facilities. The emergency lighting system will be used in the control room where illumination is required to perform manual operations during a power outage of the normal source.

Control Room

The control room lighting will consist of general area, control panel, emergency, and exit lighting. Control room general area lighting and control panel lighting will be provided by fluorescent light fixtures to minimize reflected glare. The fixtures will be powered from the plant reliable service. The emergency light fixture will be normally "off" and will be automatically turned "on" upon loss of the plant reliable service.

Construction Lighting

Lighting during construction will be for the benefit of all contractors engaged in work at the jobsite. In areas where construction restricts natural lighting from the sun and foot-candle levels approach OSHA minimum levels, construction lighting will be placed in operation as soon as practicable and kept in continuous operation while any work is in progress.

Temporary lighting will be required for most enclosed areas during early construction before permanent panelboards, raceway, and light fixtures are installed. Temporary lighting will consist of portable cords and guarded lamps so that it can be relocated and/or added by the Contractor to provide foot-candle levels for safe working conditions and clearances for piping and equipment installations. Permanent lighting will be installed in areas where construction of the structure is complete and installation of light fixtures, conduit, and panelboards can be permanently installed.

Lighting Control

Electric power to light fixtures will be switched with wall-mounted light switches in areas where the light can be "off' when the area is not occupied. Wall-mounted switches will be provided at the entrance to rooms or other enclosed spaces.


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                                 Table 2.7.3-1
                              Illumination Levels
--------------------------------------------------------------------------------
                                                                Maintained
Interior Location                                              Foot-Candles
--------------------------------------------------------------------------------
Air-Conditioning Equipment                                          10

Assembly Rooms                                                     100

Auxiliaries, Battery Rooms, Boiler Feed Pumps, Tanks,               20
Compressors, Gauge Area, Inverter Rooms

Boiler Platforms                                                    10

Cable Room, Circulator, or Pump Bay                                 10

Chemical Laboratory                                                100

Condensers, Deaerator Floor, Evaporator Floor, Heater Floors        10

Control Rooms                                                       50

Control Room Emergency Lighting                                     3

Hydrogen Manifold Area                                              20

Switchgear, Power                                                   20

Toilets                                                             30

Turbine Room                                                        30

Water Treating Area                                                 20

Office                                                              75

Exterior Walkways and Platforms                                     2

Roadway                                                             1

Security fence                                                     0.5

Outdoor areas containing equipment that requires periodic           5
inspection
--------------------------------------------------------------------------------

Electric power to light fixtures in the Generation Building will be switched at the panelboard, and the light fixtures will be circuited so that adjacent fixtures are connected to alternate phases of a three-phase circuit. This type of circuiting will permit the operator to uniformly increase the illumination level, as required.

Electric power to light fixtures located outdoors will be switched with photoelectric controllers.

Lighting Fixture Supports

In plant areas below the operating floor and areas that are congested with piping, raceway, and overhead equipment, the lighting fixtures will be supported from continuous-row, Unistrut-type


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channel. In other areas of the plant, light fixtures will be supported by rigid steel conduit or 1/2-inch threaded rod pendants where they cannot be mounted directly on the underside of decks, on structural steel, or in finished ceilings.

Wiring Devices

Convenience outlets throughout the indoor areas of the plant and in the outlying structures will be duplex, straight-blade, grounding-type receptacles rated at 20 amperes and 240 volts. Convenience outlets located outdoors will be duplex receptacles with weatherproof snap-action covers. The outlets will be spaced to provide access to almost any point in the plant or structure with a 50-foot extension cord. In hazardous locations, convenience outlets will be suitable for the NEC class and group requirements.

Switches used throughout the plant will be rated at 20 amperes and 240-volt ac with enclosures suitable for the location in which they are installed.

Freeze Protection

A freeze protection system will be provided for outdoor piping, gauges, pressure switches, and other devices subject to freezing.

For pipes which operate below 420 F, parallel circuit-type heating cable will be directly applied to the pipe. These heating cable circuits can be assembled and installed in the field, using the appropriate connection kits.

For pipes which operate at 420 F and above, factory-assembled, mineral insulated-type heating cable will be used.

Power distribution panelboards, each fed from a low voltage transformer, will furnish power to the freeze protection circuits. Power to the freeze protection circuits will be controlled by ambient thermostats. In addition, thermostats that sense actual pipe temperature may be required to prevent overheating of critical process or chemical piping. Remote alarms for the overall system and local monitoring of each freeze protection circuit will be provided. The freeze protection system design will provide approximate balancing of load between the three phases at each panelboard.

The freeze protection system will be designed to prevent freezing of liquids at the coldest weather conditions defined in 2.2, Site Description, of this manual.

Lightning Protection

Lightning protection will be provided for the chimney, for the top of the Generator Building if provided, and for the cooling tower.


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                    ELECTRICAL ENGINEERING DESIGN CRITERIA

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Lightning protection for the chimney will be provided by connecting the metal stack to the ground grid.

Lightning protection for the Generator Building will consist of air terminals installed on the building roof. The air terminals will be connected together with copper cable and connected to the plant ground grid with copper down conductors or through the building steel. Air terminals will be arranged to provide protection for roof penetrating devices, such as piping, air-moving equipment, etc.

Lightning protection for the cooling tower will consist of air terminals provided at intervals around the top of each cell. The air terminals will be connected together by copper cable and connected to the ground grid with copper down conductors.

Raceway and Conduit

The design and specifications for the raceway and conduit systems used in supporting and protecting electrical cable will be in accordance with the provisions of the NEC.

Cable Tray

All cable trays except for electronics trays will be of ladder-type construction with a maximum rung spacing of 6 inches, nominal depths of 4 to 6 inches, and various widths, as required. There will be a maximum spacing of 8 feet between cable tray supports, except fittings (elbows, tees, etc.) which shall be supported in accordance with NEMA standards.

Cable tray fittings will have a radius of 12 or 24 inches.

Cable trays, cable tray fittings, and cable tray covers will be constructed of steel or aluminum; steel shall be hot-dipped galvanized after fabrication.

Solid-bottom trays will be provided for all special noise-sensitive circuits and analog instrumentation circuits.

Individual tray systems will be established for the following services:

(1)   Medium voltage and higher power cables.

(2)   Power and control cables with 600-volt insulation.

(3)   Special noise-sensitive circuits or instrumentation cables.

Further subdivision of tray systems will be provided where justified by the quantity of tray required so that cables associated with duplicate equipment or redundant control devices can be routed in separate trays to provide isolation.


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The summation of the cross-sectional areas of cable in tray will be limited to
30 percent of the usable cross section of the tray for medium voltage power cables and to 40 percent for 600-volt and lower power and control cables.

The minimum design vertical spacing for trays will be 12 inches measured from the bottom of the upper tray to the top of the lower tray. At least a 9-inch clearance will be maintained between the top of a tray and beams, piping, or other obstacles to facilitate installation of cables in the tray. A working space of not less than 24 inches will be maintained on at least one side of each tray.

Ventilated covers will be provided for vertical trays. Solid covers will be provided for all solid-bottom tray and for all outdoor tray. Solid covers will also be provided for the top tray of horizontal tray runs located under grating floor or insulated piping and for all tray routed in areas where coal dust or oil might enter or accumulate.

Conduit

Conduit will be used to protect conductors to individual devices, in hazardous areas, and where the quantity of cable does economically justify the use of cable tray.

Electrical Metallic Tubing (EMT) will be used indoors in nonhazardous areas for lighting branch circuits and communication circuits.

PVC conduit will be used for duct banks, some below grade concrete-encased conduit, and for direct burial of area lighting branch circuits.

Liquid tight flexible metallic conduit will be used for connections to accessory devices, such as solenoid valves, limit switches, pressure switches, etc., for connections to motors or other vibrating equipment, and across areas where expansion or movement of the conduit is required.

All other conduit, unless specific environmental requirements dictate the use of plastic or aluminum conduit, will be rigid galvanized steel (RGS).

Intermediate metal conduit (IMC) could be substituted for RGS, where allowed by local building codes to reduce cost.

Exposed conduit will be routed parallel or perpendicular to dominant surfaces with right-angle turns made of conduit bends or fittings.


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Conduit will be sized in accordance with the National Electrical code as follows:

                    Number of Cables        Maximum Percent Fill
                    ----------------        --------------------

                           1                         53

                           2                         31

                       3 or more                     40

Conduit will be securely supported within 3 feet of connections to boxes and cabinet and in accordance with the following table:

                                               Maximum Distance
                    Conduit Size               Between Supports
                    ------------               ----------------

               1/2 through 1-1/4 inch               8 feet

               1-1/2 inch and larger               10 feet

Supports for single and dual runs of conduit will be one-hole, cast-metal clamps and clamp backs. Supports for banks of three or more conduits shall be constructed of U-shaped support channels with associated conduit clips.

Duct Bank

Underground duct banks will be used for cable routed between buildings and other remote areas, as necessary.

All underground duct banks excluding conduit under building slabs will consist of type DB plastic conduit encased in reinforced concrete. Underground conduit within the large building slabs shall be direct burial conduits with a 4" slab of concrete above the conduit. The nominal diameter of the plastic ducts will be 4 inches. A galvanized steel conduit will also be installed, where required, for digital and analog low-level circuits requiring noise immunity from adjacent power circuits.

All underground duct banks outside the generation building will be installed in accordance with the following methods:

(1) Ducts will be sloped not less than 3 inches per 100 feet to manholes to provide adequate drainage. Low spots in duct runs will be avoided.

(2) Reinforcing steel will not form closed magnetic paths between ducts. Nonmetallic spacers will be used to maintain duct spacing.


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Reinforced concrete manholes and electrical vaults will be provided, where required, so that cable may be installed without exceeding allowable pulling tensions and cable sidewall pressures. Each manhole will have the following provisions:

(1)   Provisions for attachment of cable-pulling devices.

(2)   Provisions for racking of cables.

(3) Manhole covers of sufficient size to loop feed the largest diameter cable through the manhole without splicing.

(4) Sealed bottoms and sump pits. The sump pits will be used for water removal by portable sump pumps. No permanent sump pumps will be provided.

Conduit from manholes to the equipment at remote locations and duct bank risers will be changed to rigid steel prior to emerging from below grade. All below-grade steel conduit will be encased in concrete.

Wireway

Wireway will be used to connect panelboards and junction boxes to the raceway system where the use of wireway is more economical than conduit. Wireway will also be utilized for electronic circuits where the quantity of cable does not justify the use of cable tray. Wireway will be oil tight Type JIC with hinged and gasketed covers.

Cathodic Protection System

Consideration will be given to the need for cathodic protection and other corrosion control measures for the following structures:

(1) The exterior surface of underground welded carbon steel pipe, copper pipe, stainless steel pipe, cast iron and ductile iron pipe, and prestressed concrete cylinder pipe.

(2)   Underground tanks and the bottoms of surface-mounted steel tanks.

(3)   The interior surfaces of condenser and heat exchanger water boxes.

It is expected that buried bare copper ground grid components will be in close proximity to, but not in contact with, underground welded steel piping and welded steel tank bottoms.

Measures will be taken for the control of corrosion so as not to materially reduce the total effectiveness of the plant electrical safety grounding systems.

The methods to be used for cathodic protection will be determined after tests determine minimum average soil resistivity or layer resistivity which may be expected in pipe burial zones.


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

                                                         Expected Performance
                                                      --------------------------
                                                      ==========================

                        [*] Entire section has been omitted pursuant to a confidential treatment request.

                                                         501G Combustion Turbine
                                                         -----------------------
                                                         =======================

                        [*] Entire section has been omitted pursuant to a confidential treatment request.

                                                    Combustion Turbine
                                                   Auxiliary Equipment
                                          --------------------------------------
                                          ======================================

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                     Combustion Turbine Auxiliary Equipment

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INTRODUCTION

The plant auxiliary equipment is prepackaged to the extent consistent with shipping limitations and is located in major packages such as the Starting Package, the Electrical/Control Package, the Lube Oil Package, the Liquid Fuel and Water Injection Packages, and the Piping Package.

THE STARTING PACKAGE ASSEMBLY

The Starting Package is located in front of the generator (looking in the direction of turbine air flow) and is designed for automatic operation. This system is delivered as a modular package with a bedplate and housing, including electric motor, with differential relay protection torque converter with charging pump, turning gear, and clutch.

Operation

The starting function is accomplished with an electric motor and a single torque converter.

The turning gear is driven by a DC motor through a gear box. During the starting process, the turning gear, through the clutch, provides the breakaway torque necessary to accelerate the combustion turbine from zero rpm. Once initial rotation is achieved, the starting motor takes over. The motor takes the turbine up to approximately 20% speed, where ignition takes place. The motor then helps the turbine accelerate to its self-sustaining speed. At this point, the Starting Package disengages and the starting motor decelerates. The turbine continues to accelerate to synchronous speed.

During normal shutdown, after the fuel has been shut off and the turbine has coasted down to 3 rpm, the turning gear motor is engaged and rotates the turbine rotor to maintain uniform cooling. This process reduces the possibility of rotor warpage occurring.


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The starting package is designed to run continuously. Thus, when a turbine shutdown occurs for maintenance purposes, the engine can be spin cooled to reduce outage time. This allows the turbine to reach appropriate temperature levels for compressor water wash in approximately four (4) hours. Major maintenance operations which require cover lifts can be started in approximately eight (8) hours.

Starting Package Lubrication

The starting package utilizes an internal oil system to provide the torque converter with its working fluid. The system contains a pump, small reservoir, and an oil cooler to assist in heat removal during periods of torque converter operation. The main lube oil system supplies lubrication to the starting motor bearings, clutch, torque converter bearings, and step up gear box when required. Although the working and lube oil both flow to the starting package oil reservoir via a common drain, the overflow is sent back to the main lube oil tank via a drain line which ties the two systems together.

Starting Assembly Housing

A welded steel housing encloses the Starting Package. It incorporates access doors and a maintenance platform. Louvered openings provide ventilation. The housing is shop fabricated and installed on the Starting Package for shipment as a complete assembly.

ELECTRICAL/ CONTROL PACKAGE
ASSEMBLY

The Electrical/Control Package of the ECONOPAC plant is factory assembled on its own bedplate complete with an enclosure. All enclosure services are pre-assembled including internal lighting and electrical wiring.

The Electrical/Control Package contains no mechanical components (excluding
HVAC) which provides a clean environment for the electrical and control equipment. The main control and monitoring equipment is housed within the Electrical/Control Package. This package has redundant full-sized HVAC units to provide the proper environment for sensitive control equipment. The HVAC units are shipped loose and then installed by others in the field.


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Lube Oil System

The purpose of the lubrication system is to provide clean, filtered oil at the required temperature and pressure to all bearings, the starting package and the generator seal oil system. The principal lube system components are the lube oil reservoir and skid mounted motor driven pumps.

The combustion turbine-generator unit is safeguarded with respect to loss of lubricating oil. Starting control system logic is designed so that the combustion turbine cannot be rotated without the required lubricating oil pressure. In the starting sequence, the AC motor-driven oil pump (main oil pump) is running when the starting sequence is initiated. The DC motor-driven back-up oil pump (emergency pump) will start but will be shut off after the confirmation of AC motor operation.

Two AC motor-driven 100% pumps are included to enhance the availability of the lube oil system. Both AC motor-driven pumps are designed to supply all of the oil needed for operation and only one pump runs during normal operation. In the event that both main oil pumps fail to maintain pressure, the combustion turbine will be tripped and the emergency DC lube oil pump will be started. The DC oil pump will permit safe operation during the shutdown and subsequent turning gear operation.

Protection of the turbine-generator unit is provided to prevent starting if the oil temperatures are not within desired limits. A lube oil heater is provided in the oil reservoir to keep the oil at or above the desired minimum temperature required for starting. A cooler is provided to keep the oil within the desired temperature limits while running. The base offering is one (1) plate type oil to water heat exchanger.

Two 100% capacity vapor extractors in the lube oil reservoir provide a partial vacuum for each bearing housing to prevent oil leakage to the outside of the bearing.


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Generator Double Flow Seal Oil System

General

The following description of the Seal Oil System is divided into two parts: a physical description which locates the components of the system; and, a functional description, which gives a simplified discussion of how the system is designed to work.

Physical Description

The Seal Oil System consists of a seal oil unit, associated piping to and from the generator, and the hydrogen (H2)seals located at each end of the generator.

The seal oil unit has a steel base with four reinforced posts near the center. The components are mounted on the base and posts for ease of access and maintenance. Major components installed in the unit can be removed as necessary for maintenance or replacement. Minor components, such as general valving, are welded in the piping of the unit and can be repaired in place if necessary. Many monitoring and control devices such as gauges and pressure switches are also mounted on the seal oil unit.

The seal oil piping is installed between the seal oil unit and the generator during erection.

Oil piping also exists between the unit and the lubrication oil reservoir, a source of backup oil for the Seal Oil System. The loop seal tank serves as the interface point between the seal oil system and the lubrication Oil System. Plant closed loop cooling water piping also connects to the seal oil unit to provide a source of station cooling water for the seal oil coolers.

Functional Description

The Purpose of the Seal Oil System is to:

a. Provide sealing oil to the H2 seals to prevent the escape of hydrogen gas from the generator.

b.    Provide lubrication to the H2 seals to prevent seal wear.


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c.    Provide a means of minimizing the amount of air and moisture entering the generator.

The Seal Oil System is a self-contained system that supplies oil to the H2 seal rings. The same oil is used in the Seal Oil System and the Lubrication Oil System. This oil can absorb hydrogen gas, air, and moisture.

The Seal Oil System is separated into air-side seal oil supply and hydrogen-side seal oil supply. Each of these supplies contains an oil cooler to maintain an acceptable oil temperature range. Edge-type filters in both supplies help prevent contaminants in the oil from damaging the system or the H(2) seal rings.

The Seal Oil System uses motor-driven positive-displacement pumps to provide the necessary oil pressure. Valves regulate the pressure and flow of the oil to the hydrogen seal rings and between the air-side and hydrogen-side seal oil supplies. Pressure and temperature devices constantly monitor the Seal Oil System while operating. A simplified description of the Seal Oil System operation is given in the following paragraphs.

Generator Hydrogen Seals

Before the generator enclosure is filled with hydrogen, and/or the shaft is rotating, the seal oil system must be operating. The Seal Oil System helps keep hydrogen gas from escaping the generator frame and minimizes the air and moisture entering the generator. Without the seal oil system, hydrogen could escape along the rotor shaft. The Seal Oil System supplies high-pressure oil to the hydrogen seal rings at each end of the generator to seal the rotor shaft where it leaves the gas tight generator enclosure.

During normal operation, seal oil from the air side and hydrogen side of the Seal Oil System is supplied to the H(2) seal rings at an approximate pressure 12 psi (0.84kg/sq cm) above the hydrogen gas pressure. Seal oil pressure is referenced to the centerline of the turbine generator to compensate for the head pressure differences.


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There are feed passages in the hydrogen seal bracket for the seal oil. The air-side seal oil is supplied through at least two of these passages. The hydrogen-side seal oil is supplied through another passage.

One air-side seal oil feed passage supplies oil laterally to the air side of the H2 seal ring. This balances pressure on the ring and allows free movement of the ring in the radial direction. Another air-side seal oil feed passage and the hydrogen-side seal oil feed passage supply oil to two annular grooves in the H2 seal ring. From these grooves, the oil flows both ways along the shaft through the clearance space between the shaft and the inner diameter of the gland seal ring. With the air-side and hydrogen-side seal oil system pressures correctly balanced, there is little or no flow of oil in the clearance space between the two feed grooves.

Oil supplied by the air side of the Seal Oil System flows outward along the shaft toward the bearing. This helps prevent release of absorbed air or moisture into the generator . Oil supplied by the hydrogen side of the system flows inward along the shaft toward the inside of the generator. This helps keep the air-side seal oil from contacting the hydrogen and helps prevent the escape of absorbed hydrogen to the outside atmosphere. Because the air-side and hydrogen side seal oil feeds are separate, high hydrogen purity is maintained.

The H(2) seal ring restricts and directs the flow of oil through the seal. This ring can move radially with the shaft, but is kept from rotating by a pin to the supporting structure. Oil leaving the gland seal rings at each end of the generator is caught in chambers on each side of the seal.

The air-side seal oil drains back into the bearing drains. This oil and the lubrication oil from the generator bearings drain to the loop seal tank. The loop seal helps keep hydrogen from getting into the lubrication oil reservoir if hydrogen escapes past the seals. The gas is then discharged by the loop seal vapor extractor.

Oil from the hydrogen side of the H2 seal ring goes to defoaming tanks. The defoaming tanks slow the oil velocity and provide a surface area that allows hydrogen bubbles to escape, reducing oil foaming.


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The defoaming tanks are located in the bearing brackets of the generator.
Standpipe overflow connections maintain the oil level in the defoaming tanks. There is a defoaming tank for each hydrogen seal and a trap in the drain line between the two tanks. The trap helps keep the difference in gas pressure at the two ends of the generator from circulating vapors through the generator.

Oil Supply

The hydrogen-side seal oil shown is supplied to the inside groove of the generator shaft seal; after use, the oil drains into the defoaming tank. From the defoaming tanks, the oil drains to a hydrogen-side receiver tank which feeds the hydrogen-side drain regulator.

This drain regulator is located in the seal oil unit. The drain regulator and receiver tank act as reservoirs for the oil used in the hydrogen-side seal oil loop. If excess oil builds up in the regulator tank, a float-operated drain valve opens and releases the excess oil to the air-side oil drain. If the tank level is too low, a float-operated valve opens to allow makeup oil from the air-side pump to fill the tank to the correct level.

LIQUID FUEL PUMP SKID ASSEMBLY

The Liquid Fuel Packages of the ECONOPAC plant are factory assembled with their own bedplates. The Liquid Fuel Pumping package contains the fuel pump, fuel filter, fuel oil pressure regulating valve, and the interconnecting piping.

FUEL RACK

The Fuel Rack contains the flow divider(s) and control valve(s) near the combustion turbine. Gauges are provided for convenient local monitoring of the liquid fuel system critical parameters.

GAS FUEL SYSTEM

The principal components of the gas fuel system are located within the Turbine Enclosure on the Fuel Rack. These include the fuel gas throttle, overspeed trip, pressure regulating and


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vent valves, and interconnecting piping. A fuel gas filter/separator is provided in a location immediately outside of the turbine enclosure. The gas isolation valve is located in the fuel rack A pressure switch and gauge panel is provided for local monitoring of the fuel gas system.

INLET AIR AND EXHAUST GAS SYSTEM

Air that is drawn into the combustion turbine is filtered via a two stage pad type filter arrangement. From the filter the inlet air duct directs ambient air into the compressor inlet air manifold. This manifold is designed to provide a smooth flow pattern into the axial flow compressor. Sound attenuation is provided by an inlet air silencer. After passing through the turbine section, the combustion gasses discharge axially through a transition section and into the heat recovery steam generator (HRSG) before exiting the stack.

ECONOPAC Enclosures

A modular steel enclosure houses the combustion turbine. This enclosure provides:

o     A controllable interior climate.

o     Sound attenuation and the control of sound radiation patterns.

o     Thermal radiation control.

o A sealable chamber to allow use of sophisticated fire protection equipment.

o     A well-lighted environment for performing many routine tasks.

Detailed Construction

Each enclosure consists of rigid structural steel frames covered by sectional panels to form both roof and walls.

The wall covering or "skin" is of "sandwich-type" construction. The outer layer is 3/16" steel plate. A special grade of fiberglass insulation is the center of "filler" material, and a perforated inner wall of 24-gauge galvanized steel sheet completes the cross-section.


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The enclosures are furnished with ventilating systems.

Normal and emergency lighting systems are standard in each enclosure.

The main lights are AC powered fixtures which illuminate each enclosure.

An emergency battery-powered system provides lighting in the event of loss of AC auxiliary power.

Exits, including the exteriors of door-ways, are illuminated to permit safe night-time passage by personnel.

Exits are located on both sides of the turbine enclosure.

Duplex outlet receptacles are located in each enclosure.

The Combustion Turbine Enclosure provides adequate room to walk around. Minor and preventive maintenance, such as nozzle inspection and cleaning, can be performed within the turbine enclosure. Laydown space for minor disassembly is also provided. For major disassembly requiring lifting combustion turbine covers, removable panels in the enclosure roof are supplied.

Ladders, walkways and doors are located and sized to enable ready access to the operating equipment.

FLUID INJECTION SYSTEMS

Transition Steam System:

The 501G transitions are steam cooled to allow the combustion turbine to operate at higher rotor inlet temperatures while maintaining the same burner outlet temperature as the 501F class combustion turbine.

Steam is generated from the hot turbine exhaust gases in the IP steam system of the HRSG and is manifolded into the thin wall exterior of the transitions to let the transitions cool. This


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hot steam is then returned to the hot reheat steam system and improves the overall efficiency of the combined cycle power plant.

Water Injection Systems

(Note: Steam Injection may be used in lieu of Water Injection pending field testing results.)

Water is required only for liquid fuel operation and is premixed with the fuel stream immediately upstream of the individual fuel nozzles.

The systems consist of a water injection pump, strainer, water return valve, and appropriate flow meters, purge throttle and isolation valves, and stage throttle valves.

In addition, the transition cooling steam system continues to operate on oil.

ECONOPAC PIPING

Piping for the ECONOPAC is designed and manufactured to reduce field work. Each of the major pipe modules is completely factory pre-assembled, reducing field connections.

The Turbine Pipe Package is located adjacent to the combustion turbine inside the Turbine Enclosure. It contains a large portion of the cooling air and lube oil supply and return lines. Also located within the package is the rotor cooling air filter.

The Generator Pipe Package is located adjacent to the generator and contains necessary lube and seal oil supply and drains.

COOLING ASSEMBLIES

Lube Oil Cooler

The simplex oil-to-water plate type lube oil cooler is mounted adjacent to the combustion turbine. A temperature control valve maintains the lube oil temperature within the design range.


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Air Coolers

A comprehensive cooling system is provided to supply cooling air to the high temperature areas of the power turbine section. These include the rotor cooling air circuit and the stage 2 stator cooling air circuit.

Rotor Circuit: Compressed air is bled from the cylinder in the vicinity of the Row 1 Blade Ring, passed through an external heat exchanger and then fed to the rotor by means of internal piping.

Stage 2 Stator Cooling Circuit: The stage 2 stator cooling circuit uses 13th stage compressor bleed air. The extracted air is cooled to 580 F by an external heat exchanger and then fed to the stage 2 stator.

Generator Cooling System

A closed loop water/water cooling system will be provided for the hydrogen cooled generator, seal oil cooler(s), and starting package working fluid cooler. Refer to the Auxiliary Cooling Water System section under Section IV, tab B.

Fire Protection System

The fire protection system gives a visual indication of actuation at the local control panel. There are two independent systems:

1) An automatically actuated dry chemical type system is provided for the exhaust bearing area of the turbine. The system consists of temperature sensing devices, spray nozzles, dry chemical tank, and inter-connecting piping and wiring.

2. An FM-200 based fire protection system is provided for total flooding protection of the Turbine Enclosure and the Electrical/Control Package in accordance with the U.S. National Fire Protection Agency standards.


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Miscellaneous Equipment

o     Platforms, railings, and ladders

o     Insulation for piping, turbine, and ducting (as required).


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                                                 Heat Recovery Steam
                                                 Generator and Accessories
                                                 -------------------------------
                                                 ===============================
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                  Heat Recovery Steam Generator and Accessories

                                Table Of Contents

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SECTION   DESCRIPTION                                                       PAGE

1.0       HEAT RECOVERY STEAM GENERATOR AND ACCESSORIES .......................1

1.1       SCOPE ...............................................................1

1.2       SERVICE REQUIREMENTS ................................................2

1.3       DESIGN REQUIREMENTS .................................................2

1.3.1     General .............................................................2

1.3.2     Thermal and Hydraulic Performance ...................................3

1.3.3     Drums ...............................................................3

1.3.4     Headers .............................................................4

1.3.5     Tubes and Tube Banks ................................................5

1.3.5.1   General .............................................................5

1.3.5.2   Economizers .........................................................5

1.3.5.3   Superheaters ........................................................5

1.3.6     Fittings and Accessories ............................................6

1.3.7     Controls and Instrumentation ........................................6

1.3.7.1   Steam Temperature Control ...........................................6

1.3.7.2   Feedwater Control System ............................................6

1.3.7.3   Boiler Blowdown Control .............................................6

1.3.7.4   Instrumentation General .............................................6

1.3.8     Structure ...........................................................7

1.3.9     Insulation ..........................................................7

1.3.10    Boiler Setting, Casing, and Ductwork. ...............................8

1.3.11    Stack................................................................9


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                  Heat Recovery Steam Generator and Accessories

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1.1   SCOPE

      Each heat recovery steam generator (HRSG) consists of the following major components:

      o High, intermediate and low pressure superheaters, reheaters, high, intermediate and low pressure economizers, and high, intermediate and low pressure evaporator sections, including all interconnecting piping and headers

      o     Access platforms, ladders, and handrails

      o Structural and supporting steel for HRSG, ducts, flues, and access platforms

      o     Steam drums with internals and steam separator

      o     Selective Catalytic Reduction (SCR) Catalyst

      o     CO Spoolpiece

      o     Access, observation, and inspection doors

      o     Inlet transition ducting

      o     Expansion joint and transition ducting to a common stack

      o     Casing enclosing the boiler

      o Instrumentation and controls, including ports for continuous emissions monitoring system

      o     Safety relief valves

      o     Turbine cooling systems for rotor air and stage 2 air


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1.2   SERVICE REQUIREMENTS

      Heat from the gas turbine exhaust will be used by the various boiler sections to generate steam for the steam turbine.

      The design of the HRSG will include the following requirements to respond to the gas turbine characteristics:

      o Start-up from cold condition with minimum limitation on the gas turbine

      o     Suitability for fast changes in working conditions

      o     Designed for sliding pressure operation

1.3   DESIGN REQUIREMENTS

1.3.1 General

      The HRSG will be of the horizontal, natural circulation, reheat type. Tube headers, intermediate headers, and mud drums must not be directly in the gas path and will be protected by gas baffles. Pressure part welds will be external to the gas path to the maximum practical extent to facilitate inspection and maintenance.

      The HRSG will be designed in accordance with the ASME Code Section 1 and ANSI/ASME B31.1 Power Piping Code.

      Blowdown system design, and steam separation equipment, will be consistent with American Boiler Manufacturers Association (ABMA) requirements.

      Connections will be provided for nitrogen capping.

      The HRSG will be designed to provide automatic control for safe, reliable, and uninterrupted operation.


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      Provisions will be made to vent steam as necessary so that flows through the various tube banks are maintained, and to minimize drum level transients due to swelling or shrinkage of water in the water tubes during the stages of start-up and shut down.

1.3.2 Thermal and Hydraulic Performance

      The HRSG exit temperature will be commensurate with the exhaust dew point while using natural gas or liquid fuel.

      The design will achieve stable economizer flows.

      The gas side design will minimize flow-induced vibration of tubes. If required, baffles will be installed in the hot gas path to minimize vortex-induced acoustic vibration.

1.3.3 Drums

      The pressure parts will be designed in accordance with the requirements of the ASME Code Section 1.

      HP, IP and LP steam drums will be provided with removable primary and/or secondary steam separators to provide suitable steam purity.

      An isokinetic sample point will be provided in the steam line from the drums. The upper steam drums will be provided with internal distribution piping for feedwater, blowdown, and chemical feed.

      The upper steam drums will be provided with the following minimum connections:

      o     Level control device

      o     Safety valves

      o     Feedwater inlet

      o One water level gauge complete with drain valve and three level transmitters (The water gage and each transmitter are individually isolatable.)


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      o     Vents

      o     Blowdown connections

      o     Steam outlet

      o     Pressure gauge

      o     Chemical feed

      o     Nitrogen filling connection

      o Connections as necessary for the CT Rotor Cooling Air System and Fuel Gas Preheating System

      The steam, water and mud drums will have manholes at each end.

      The lower drums (if furnished) will have provisions for intermittent blowdown and drains.

      The design of drum internals will provide uniform distribution of chemicals and uniform removal of blowdown water, and will prevent the under flow of steam which would otherwise interfere with boiler circulation.

1.3.4 Headers

      Vent and drain valves will be external to the casing.

      Shop welded tube and pipe connection stubs will be installed prior to stress relieving of any header.

      The arrangement will provide for complete drainage of each header either to a lower point in the unit or by means of tandem drain valves.


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1.3.5 Tubes and Tube Banks

1.3.5.1 General

      The HP superheater, reheater and fin tube material will be suitable for the maximum intended service temperatures anticipated.

      All tube bundles will be suitably supported to maintain uniform gas flow and minimize flow induced vibration and will be free to expand thermally, and will be drainable to the headers.

      All seam welded tubes must either be hydrotested or electric non-destructive tested in accordance with ASME Boiler Code Section 1.

1.3.5.2 Economizers

      The economizers will not be of a steaming economizer design.

1.3.5.3 Superheaters

      The superheaters will be constructed and located to provide uniform distribution of steam through all tube elements under operating conditions.

      The superheaters will be supported to maintain alignment and tube spacing to provide uniform gas flow and minimize flow induced vibration.

      The HP superheater and reheater will be seamless tubes made of T-91, T-22 or T-11. Other superheaters will have welded or seamless tubes and will be completely drainable.

1.3.6 Fittings and Accessories

      Double valving will be provided on all pressure instrument connections to the pressure parts (the second valve may be common to several instruments).

      The HP, IP, and LP superheater outlets will have a check valve and a separate stop valve included.


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1.3.7 Controls and Instrumentation

1.3.7.1 Steam Temperature Control

      HP and reheater steam temperature control will be designed so that the superheated steam temperature at the HRSG outlet will be maintained within limits prescribed by the steam turbine manufacturer for any given load in the temperature control range.

1.3.7.2 Feedwater Control System

      Boiler feedwater flow will be controlled by a three element (drum level, steam flow and feedwater flow) system where the resulting signal throttles the boiler feed pump flow control valve. Minimum flow recirculation valves, sized to pass minimum boiler feed pump flow, will be provided for recirculation of boiler feedwater to the LP drum under low load conditions.

1.3.7.3 Boiler Blowdown Control

      Continuous blowdown will be controlled through the DCS.

1.3.7.4 Instrumentation General

      Flow transmitters will be the differential pressure type with a differential pressure range to match the flow element. Flowmeters in compressible fluid service will be pressure and temperature compensated for critical service control loops.

      Control valves will have valve trims suitable for the service involved.

      Pressure gauges will be the industrial type.

      Control valve actuators will be pneumatic spring diaphragm or piston type.

      Handwheels will be furnished on those valves that can be manually set during operation and do not have manual bypasses.

      Tubing used for connecting instruments to the process line will be stainless steel. Instrument tubing fittings will be compression type.


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      Instrument installation will be designed for proper sensing of process variables. Taps on process lines will be located such that sensing lines do not trap air in liquid service or liquid in gas service. Taps on process lines will be fitted with a shutoff (root valve). Root valves will be a main line class valve.

1.3.8 Structure

      Support structures, platforms and walkways will comply with OSHA regulations.

      The structures will be designed for seismic, wind, and live and dead loads to which they may be subjected, including piping.

1.3.9 Insulation

      The materials used for insulation will be installed such that no deformation occurs from the contraction and/or expansion effects due to repeated thermal cycles.

      The insulation for the entire HRSG system i.e., from the gas turbine exhaust up to the stack, will be internal and will consist of mineral fiber or fiberglass block insulation, or equal.

      The HRSG internal insulation (gas turbine exhaust to the stack) will be protected by an inner liner. The liner attachment is designed to allow free expansion of the liner.

      Insulation for boiler walls, ductwork, and headers, will be of such quality and thickness that the temperatures of the finished outside surface, or outside surface of casings, will not exceed 140 degrees F (average), where personnel have access, when the surrounding air is at a temperature of 80 degrees F at zero wind speed.

      The insulation will be arranged with expansion joints as required to minimize cracking or distortion of the insulation due to thermal expansion of the equipment. Any header or pipe that penetrates the casing will be sealed to provide gas tightness. Drum head covers will be provided.

      All insulation, lagging and covering will be asbestos-free.


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      All exposed insulation on piping and headers will be covered with aluminum sheeting (jacket, lagging) or equal, except insulation blankets can be used for maintenance accessibility.

1.3.10 Boiler Setting, Casing, and Ductwork

      Flue ducts between the turbine and HRSG will be made of steel internally insulated and lined as specified above and be externally stiffened to minimize vibration and withstand internal gas pressure and external loads. The duct outer casing will be gas tight and manufactured from carbon steel having a minimum thickness of 1/4". Boiler casing and ductwork will be designed for a minimum 2 inches static pressure margin above the maximum design conditions.

      For gas distribution, the HRSG inlet duct will be designed to reduce the velocity head and equally distribute the gas over the heating surfaces.

      All ducts will be above ground with air space between the ducts and ground.

      The boiler setting or casing will be gas-tight and seal-welded. The outer casing will be steel plate of 1/4" minimum thickness, with supporting structures reinforced to minimize buckling and vibration. The exterior boiler casing is to be sandblasted and painted.

      Personnel inspection doors will be provided to give entrance to the boiler.

      Expansion joints will be provided in ducts by their design and arrangement. Expansion joint flanges and bolts will be carbon steel and will be outside the gas path. Design of the exhaust expansion joint and ductwork will be coordinated with the gas turbine so as to minimize forces and moments on the turbine outlet flange.

      Provision will be made upstream of the superheater section for the purpose of conducting measurements in the gas side.

      All access doors will be designed to prevent gas leakage. Access openings will be a minimum of 16" x 20".


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1.3.11 Stack

      Common stack height will be 175 feet. Stack will be in accordance with ASME/ANSI standards and will be made from carbon steel. Location of test ports and sampling platform will meet USEPA siting criteria of 40 CFR 60.


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                                                     HRSG Technical Requirement
                                                     ---------------------------
                                                     ===========================

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                      HRSG Technical Requirements

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1.0   Codes and Standards

      The HRSG should be in accordance with the following codes and standards.

      1.1   American Society of Mechanical Engineers International (ASME)

            ASME Section I - "Power Boilers,

            ASME Section II - "Material Specifications.

            ASME Section IX - "Welding and Brazing Qualifications.

            ASME/ANSI STS-1 "Steel Stacks.

            ASME Section VIII, Div. 1 - Boiler & Pressure Vessel

      1.2   American National Standards Institute (ANSI)

            ANSI B16.5, "Steel Pipe Flanges and Flanged Fittings.

            ANSI B16.11 for Threaded and Socket Welded Fittings.

            ANSI B16.9, for Butt Welding Fittings

            ANSI B16.25, "Butt Welding Ends.

            ANSI B31.1, "Power Piping.

            ANSI STS - 1, Steel Stacks.

      1.3   Federal Occupation Safety and Health Act (OSHA)

            OSHA 2206, "OSHA Safety and Health Standards (29 CFR 1910)- latest edition

      1.4   American Boiler Manufacturers Association (ABMA)

            "Boiler Water Limits and Steam Purity Recommendations for Watertube Boilers."


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      1.5   American Society for Testing And Materials (ASTM)

            All materials not required to be covered by the ASME code shall conform to the latest edition of the applicable ASTM Standard. Other materials may be used provided that they are of a "recognizable quality" as determined by Westinghouse. Materials conforming to Foreign Standards (BS, DIN, JIS, etc.) may be used provided that "Material Equivalency" is proven by the manufacturer to the satisfaction of Westinghouse.

            The Manufacturer shall design sampling ports for the HRSG in accordance with the following standards.

            ASTM D 1066. Standard Practice for Sampling Steam

            ASTM D1192 Standard Specification for Equipment for Sampling Water and Steam

            ASTM D3370, Standard Practice for Sampling Water

      1.6   American Welding Society (AWS)

            AWS D1.1, "Structural Welding Code."

            AWS D9.1, "Sheet Metal Welding Code"

            AWS D1.3, "Sheet Steel Structural Welding Code"

      1.7   American Institute of Steel Construction (AISC)

            "Specification for Design, Fabrication and Erection of Structural Steel for Buildings."

      1.9   Electrical Codes

            Electrical equipment supplied shall comply with latest applicable codes and standards of the Institute of Electrical and Electronic Engineer's (IEEE), the National Electrical Code (NEC), National Electrical Manufacturers Association (NEMA), and the Instrument Society of America (ISA).


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                  Requirements for electrical equipment certification shall be in accordance with local building codes.

      1.10  Structural Steel Painting Council (SSPC)

2.0   Not Used

3.0   General Design Requirements

      Codes

      The Manufacturer shall be responsible for final "S" stamping of the HRSG per ASME Section I or other equivalent foreign code only if accepted by Westinghouse.

      3.1   Exhaust Stack

            3.1.1   Stack Construction

                    3.1.1.1 Stack internal corrosion allowance shall be 0.062" minimum. Stack external corrosion allowance shall be 0".

                    3.1.1.2 Each flue shall incorporate provisions (penetration and connection) for four exhaust gas temperature thermocouples.

4.0   HRSG MECHANICAL FEATURES

      4.1   Structural Features

            4.1.1 The structures shall be designed to withstand windload stated in the Civil Engineering Section of the Appendix and any special forces peculiar to the HRSG installation, such as, but not limited to forces resulting from expansion and / or contraction of ducts, piping, structural steel etc.

            4.1.2 All sliding supports on the HRSG shall be designed to minimize possibility for restraining movement.

            4.1.3   The HRSG shall be self supporting.

            4.1.4 Structural steel ,shall comply with ASTM A-36 and the AISC code manual of steel construction.


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            4.1.5 Shop connections shall be welded to develop the full strength of the member.

            4.1.6 Structural stiffeners, etc., shall be arranged so there are no blind spots left uncovered by standard coating practices.

      4.2   Surface Preparation

            4.2.1 Manufacturer's standard practice for surface preparation of interior and exterior surfaces shall be used. The interior of piping and pressure vessels shall be free from dirt and debris. Exterior surfaces shall be coated in accordance with the Manufacturer's standard practice.

      4.3   HRSG Inlet Duct and Heat Transfer Section Casing Design

            4.3.1 Outer Casing

                  4.3.1.1 The outer casing shall be gas tight and shall be "cold wall" design.

                  4.3.1.2 The internal design pressure of each section shall be 25" of water.

            4.3.2 Insulation

                  4.3.2.1 Sufficient insulation shall be installed so that at design conditions the outer casing cold face temperature does not exceed an average temperature of 140 degrees F with an 80 degrees F ambient temperature and still air. Local hot spots near penetrations are acceptable. All outside surface areas accessible to personnel that may exceed 140 degrees F shall be provided with personnel protection

                  4.3.2.2 The HRSG insulation shall be asbestos-free.

            4.3.3 Access Doors

                  4.3.3.1 Access openings and access lanes shall be provided in the casing for access up stream and down stream of each heat transfer module.


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5.0   HRSG Auxiliaries

      5.1   Piping

            5.1.1 Drain Valves shall have bolted or welded bonnets.

            5.1.2 Relief Valve Piping shall be routed to extend ten feet above nearest platform.

            5.1.3 Vent piping, all miscellaneous high point vents and valves shall be routed to the nearest platform with outlet pipe terminating 6 feet above platform hand rail.

            5.1.4 Pipe Supports will be attached to the HRSG steel.

            5.1.5 All piping joints shall be welded type.

      5.2   Instrumentation and Valve Requirements

            5.2.1 All instrumentation shall be supplied for mounting outdoors.

            5.2.2 Drum level transmitter connections with root valves shall be supplied.

            5.2.3 Drum level gauges shall be mounted on a water column (2.5"
                  DIA. minimum) and include all requisite gauge cocks, drain valves, and inspection openings. Drum level gauges shall provide level indication between low level trip and high level trip.

            5.2.4 All thermocouple applications shall be dual element, Type K thermocouples, spring loaded, and mounted in stepped or tapered quick response type wells.

            5.2.5 Pressure and differential pressure type transmitters shall be
                  Rosemount Model 1151 (or equivalent model) with smart electronics option. The transmitters shall be configured or calibrated remotely by use of hand-held interface unit.

            5.2.6 The temperature element downstream of desuperheaters shall be mounted in a temperature well of taper or stepped design.


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            5.2.7 Pressure gauges shall be bourdon tube type and shall have
                  4 1/2 inch minimum diameter dials unless otherwise noted. Snubbers shall be provided on each pressure instrument subject to pressure fluctuation, oscillation, or vibration.

            5.2.8 Bimetallic thermometers shall be direct reading every angle type with a 4 1/2 inch minimum diameter dial.

            5.2.9 Pigtails, coils, or gauge siphons shall be provided for all pressure and differential pressure instruments connected to steam service greater than 200 degrees F where the tubing run does not provide a water seal for the instrument.

            5.2.10 All instrumentation shall be in English units.

      5.3   Valves

            Valves shall be readily accessible from grade, platform, fixed walkway, or fixed ladder to the maximum extent possible. Sufficient clearance shall be allowed around the valve to accommodate removal of the actuator/plug and stem assembly for maintenance.

            5.3.1 All solenoid valves shall be rigidly mounted on pneumatic actuated valves. It shall have a watertight solenoid enclosure and shall be rated at 105 to 140 VDC. Its operation shall support the failure action of the valve on loss of either power or air. The internal orifice shall be the maximum size available for the particular solenoid ordered so as not to impede the normal operation of the valve.

            5.3.2 Safety Relief Valves

                  All code required safety relief valves are to be equipped with weather protecting hoods, gags and drip pans (drip pans not required if valves are equipped with silencers).

      5.4   Stairs, Ladders and Platforms


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                  Adequate stairs, ladders and platforms for access and
                  servicing of HRSG equipment including safety valves, manual valves, and instrumentation shall be furnished.

                  5.4.1 A stairway shall be provided from grade to drum level on one side of the HRSG and a ladder provided on the other side to grade.

                  5.4.2 Personnel protection shall be provided at areas where the surface temperature may exceed an average temperature of 140 degrees F. Protection shall be provided up to eight (8) feet above grade or platform walkway


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                                                       Steam Turbine Major
                                                       Equipment Summary
                                                       -------------------------
                                                       =========================

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                      Steam Turbine Major Equipment Summary

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INTRODUCTION

The Steam Turbine consists of the following major components:

o     Primary Turbine Inlet Features

o     Combined High Pressure / Intermediate Pressure Turbine

o     Double Flow Low Pressure Turbine

PRIMARY TURBINE INLET FEATURES

There are two primary steam supply sources to the turbine--Main Steam and Reheat Steam. The steam flow to the turbine is controlled by the Main Steam Inlet Valves and Reheat Steam Inlet Valves.

Main Steam Inlet Description

The steam chest consists of these major components:

o     One throttle valve

o     One set of proximity switches per throttle valve

o     One hydraulic actuator per throttle valve

o     Three governor valves

o     One set of proximity switches per governor valve

o     One hydraulic actuator per governor valve

Reheat Steam Inlet Description

The reheat inlet assembly consists of these major components:


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o     One reheat stop valve

o     One set of proximity switches for the reheat stop valve

o     One hydraulic actuator for the reheat stop valve

o     Two Interceptor valves

o     One set of proximity switches for each interceptor valve

o     One hydraulic actuator for each interceptor valve

COMBINED HIGH PRESSURE / INTERMEDIATE PRESSURE TURBINE

The High Pressure / Intermediate Pressure (HP/IP) Turbine receives steam from the Main Steam and Reheat Steam Supply and converts it to rotational power to drive the generator.

The HP/IP turbine consists of these major components:

o     HP/IP Outer Cylinder

o     HP Inner Cylinder

o     Nozzle Chambers

o     Nozzle Block

o     HP Blade Ring

o     IP Blade Rings

o     IP and LP Dummy Rings

o     Integral HP Dummy Ring

o     Inner and Outer Gland Rings

o     HP/IP Rotor


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DOUBLE FLOW LOW PRESSURE TURBINE

The Low Pressure (LP) Turbine receives steam from the IP Exhaust via the Crossover Piping and converts it to rotational power to drive the generator. The LP turbine is a double flow arrangement.

The double flow low pressure turbine consists of these major components:

o     LP Outer Cylinder

o     LP Inner Cylinder

o     Blade Rings

o     Exhaust Flow Guides

o     Steam Glands

o     LP Rotor


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                                                      Primary Turbine Inlet
                                                      Features
                                                      --------------------------
                                                      ==========================
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                         Primary Turbine Inlet Features

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PURPOSE

Turbine Generator Speed and Load is controlled by the amount of steam which flows through the turbine. An increase in steam flow will allow a corresponding increase in speed (during startup) or load (during normal operation). A decrease in steam flow will conversely result in a decrease in speed or load. During a trip condition, steam is prevented from entering the turbine-generator, thereby allowing it to coast down to a stop. There are two primary steam supply sources to the turbine--Main Steam and Reheat Steam. The steam flow to the turbine is controlled by the Main Steam and Reheat Steam Inlet Valves.

MAIN STEAM INLET DESCRIPTION

Main Steam Supply is carried to the turbine through the customer supplied Main Steam Piping. The Main Steam Piping is connected to the Steam Chest. This assembly is located on the left side of the High Pressure section of the turbine. The Steam Chest houses one Throttle Valve and three Governor Valves. Steam passes through the throttle and governor valves to the main steam inlet piping connected to the high pressure section of the HP/IP Turbine. The Steam Chest is located above the operating floor in order to provide accessibility for maintenance. The steam chest is shipped fully assembled.

The steam chest consists of these major components:

o     One throttle valve

o     One set of proximity switches per throttle valve

o     One hydraulic actuator per throttle valve

o     Three governor valves

o     One set of proximity switches per governor valve

o     One hydraulic actuator per governor valve


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Two thermocouples allow the turbine operator to accurately monitor steam chest metal temperatures. The steam chest deep thermocouple indicates the temperature of the metal near the inner surface of the steam chest. The steam chest shallow thermocouple indicates the metal temperature at the mid wall of the steam chest.

Throttle Valves

One horizontally mounted throttle valve assembly is bolted to the governor end of the steam chest body. The throttle valve provides pre-synchronization speed control. It has an individual hydraulic actuator which opens the valve with increasing hydraulic pressure. Compressed spring force closes the valve upon loss of hydraulic pressure. The Throttle Valve is a double plug-type valve, consisting of two single-seated valves, one placed within the other. The inner valve is an internal bypass valve called a pilot valve, which is used to relieve the large differential pressure across the valve when it is closed prior to turbine start-up.

During start-up, the governor valves are set full open, and turbine speed is controlled entirely by positioning the throttle valve. As turbine speed increases toward synchronous speed, turbine control is transferred from the throttle valve to the governor control valves. The control valves will adjust to control turbine speed to the setpoint, while the throttle valve moves to the wide open position.

The throttle valve acts as a redundant stop valve during turbine trip conditions. Provisions are made for both a temporary and a permanent steam strainer to reduce the level of solid carryover into the turbine. The throttle valve has a separate seat inserted into a machined recess in the steam chest body. A steam thermocouple determines the steam temperature at the throttle valve.

Governor Valves

The governor valve bonnets are mounted vertically to the top of the steam chest body. The governor valves are single-seated, plug-type valves. Each valve is made in two pieces to provide a flexible connection to the valve stem. The seats for these valves are machined directly into the bottom of the steam chest body. The governor valves adjust steam flow to


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control speed for synchronization and to control turbine generator load. Each valve has an individual hydraulic actuator. Hydraulic pressure opens the control valve against a spring force; compressed spring force closes the valve upon loss of hydraulic pressure. The individual actuators permit full stroke valve testing while the unit is running at a partial load condition. The control valves will close in unison with the throttle valve during a turbine trip condition; thereby providing a redundant means of stopping steam flow to the turbine.

The throttle and control valves, in conjunction with the control system and protective trip system, provide turbine-generator overspeed protection through rapid valve closing.

Main Steam Inlet Piping

The main steam inlet piping is located on the left side of the HP turbine. The main steam inlet pipes carry high-temperature steam from the steam chest to the HP turbine. The pipes expand as they heat up; therefore, the piping is designed to be flexible enough to absorb the thermal expansion and thereby reducing the stresses on the turbine cylinder casing and steam chest. This valve and piping arrangement helps minimize thermal stress during turbine startup, load changing, and during normal operation.

The flexible main steam inlet piping is welded to the outlets in the bottom of the steam chest body. The other ends of the pipes are welded to the steam inlets of the turbine cylinder. Two of the main steam inlets weld to the cover half and one welds to the base half. The upper sections of the piping contain a flange that allows maintenance personnel to separate the piping to remove the cylinder cover. Each flange consists of a male-female flange coupled with bolts. It contains a spiral wound gasket for steam sealing of the flange. The lower sections of the piping contain drain connections to remove condensation.

REHEAT STEAM INLET DESCRIPTION

The exhaust from the HP turbine section is returned to the Heat Recovery Steam Generator (HRSG) through the Cold Reheat Piping. The steam is reheated and returned to the HP/IP turbine through the Reheat Steam Piping. The Reheat Steam Piping is connected to the Reheat Inlet Assembly. The Reheat Inlet Assembly is on the right side of the Intermediate


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Pressure section of the turbine. The assembly houses one Reheat Stop Valve and two Interceptor Valves. Steam from the reheater passes through the reheat stop and interceptor valves to the reheat inlet piping connected to the intermediate pressure section of the HP/IP turbine. The reheat inlet assembly is located above the operating floor in order to provide accessibility for maintenance. The assembly is shipped fully assembled.

The reheat inlet assembly consists of these major components:

o     One reheat stop valve

o     One set of proximity switches for the reheat stop valve

o     One hydraulic actuator for the reheat stop valve

o     Two Interceptor valves

o     One set of proximity switches for each interceptor valve

o     One hydraulic actuator for each interceptor valve.

Reheat Stop and Interceptor Valves

The function of the reheat stop and interceptor valve is to admit or shut off steam to the IP turbine. The reheat stop valve has a clapper type closure; the interceptor valve is a single-seated, plug-type valve. Each valve has an individual hydraulic actuator which opens the valve with increasing hydraulic pressure. Compressed spring force closes the valve upon loss of hydraulic pressure. The interceptor valve actuators permit full stroke valve testing while the unit is running at a partial load condition. The reheat stop valve actuator permits partial valve testing while the unit is running at a partial load condition. The interceptor valves provide a way to shut off the steam supply to the IP and the LP turbine sections. This steam must be shut off when load on the generator is lost because the large amount of steam contained in the reheat section of the boiler could cause a serious overspeed condition if it were allowed to pass through the turbine. This may occur even if the governor valves are closed, shutting off steam to the HP turbine. The reheat stop valve provides backup protection for the turbine generator if the interceptor valves do not close during an emergency trip.


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Reheat Steam Inlet Piping

The reheat steam inlet piping is located on the right side of the IP turbine section. This piping consists of one flexible pipe section for each interceptor valve. The reheat steam inlet pipes carry high-temperature steam from the reheat inlet assemblies to the IP turbine. The pipes expand as they heat up; therefore, the piping is designed to be flexible enough to absorb the thermal expansion and thereby reducing the stresses at the connections. This valve and piping arrangement helps minimize thermal stress during turbine start-up, load changing and during normal operation.

The flexible reheat steam inlet piping is welded to the outlet in the bottom of each interceptor valve body. The other end of the reheat steam inlet piping is welded to the steam inlets of the IP turbine cylinder base. Each lower section of piping contains a drain connection to remove condensation.

Steam Valve Actuators

The Electro-Hydraulic (EH) Fluid System provides high pressure fluid as a motive force to the actuators in response to electrical signals from the Digital Electro-Hydraulic (DEH) Controller. The throttle, governor, and interceptor valve actuators position these valves in an open, closed, or some intermediate position to regulate steam flow to the turbine. The operating position of the reheat stop valve is fully open; however, the valve is supplied with a servo actuator allowing partial stroke testing.


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                                                   Combined High Pressure /
                                                   Intermediate Pressure Turbine
                                                   -----------------------------
                                                   =============================
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                 Combined High Pressure / Intermediate Pressure
                                    Turbine

--------------------------------------------------------------------------------

PURPOSE

The High Pressure / Intermediate Pressure (HP/IP) Turbine receives steam from the Main Steam and Reheat Steam Supply, and converts it to rotational power to drive the generator. The HP/IP turbine is based on several years of Westinghouse experience with combined turbine designs. It incorporates the latest Westinghouse technology improvements.

                [Drawing -- HP/IP Turbine - For Reference Only]

This turbine is capable of running under a wide range of conditions. The unit can operate efficiently in sequential, single, or hybrid valve modes of operation. The turbine is capable of either two-shift, load follow or any combination of these operating parameters.

The HP/IP turbine consists of these major components which are detailed in the following text:


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o     HP/IP Outer Cylinder

o     HP Inner Cylinder

o     Nozzle Chambers

o     Nozzle Block

o     HP Blade Ring

o     IP Blade Rings

o     IP and LP Dummy Rings

o     Integral HP Dummy Ring

o     Inner and Outer Gland Rings

o     HP/IP Rotor

STATIONARY COMPONENT DESCRIPTION

HP/IP Outer Cylinder

The HP/IP outer cylinder comprises two sections, the cover and the base, which are joined at the horizontal centerline. The outer cylinder cover can be removed for access to internal parts. The horizontal joint is a precision-machined surface on both the cover and base. The surfaces are bolted together without a gasket to form a metal-to-metal steam-tight joint.

The outer cylinder is suspended on two support paws at each end which are integral to the cylinder base. The support paws rest on pedestals that transfer the entire weight of the HP/IP Stationary parts to the building foundation. Large studs through the support paws keep the turbine from lifting off the pedestals while permitting axial and transverse movement caused by thermal expansion.


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The outer cylinder provides structural support for the HP and IP internal stationary components, this includes the HP inner cylinder, blade rings, dummy rings and gland rings. It also acts as a pressure vessel, subjected to a wide range of temperatures and pressures. The internal components are mounted in the outer cylinder in a manner which allows them to expand and contract both axially and radially.

The outer cylinder base is larger than the cover. It has welded connections for the lower main steam and reheat steam inlet pipes and the HP exhaust to the Cold Reheat pipe. Drain connections are also provided to remove condensate from low points in the cylinder. The outer cylinder cover has welded connections for the upper main steam pipes. It has a bolted connection for the IP exhaust to the Crossover Pipe.

HP Inner Cylinder

The HP inner cylinder functions as an internal pressure vessel within the turbine. The cylinder provides structural centerline support for the inlet nozzle chamber and HP blade ring. The HP inner cylinder confines the high pressure and temperature area of the blade path allowing the outer cylinder to be designed for lower temperatures and pressures thereby reducing the size and weight of the outer cylinder.

The HP inner cylinder is composed of a base and cover joined by bolting at the horizontal centerline. The cover and base have precision-machined surfaces that form metal-to-metal steam tight joints when assembled. Sophisticated analyses for reduced thermal gradients, along with high strength bolting materials, has provided a leak-proof joint for the high pressures and temperatures experienced by the inner cylinder.

The HP inner cylinder is supported in the outer cylinder through the use of keys and liners, tongue and groove fits, and dowel pins. This support system keeps the inner cylinder aligned with the outer cylinder and rotor while allowing for differential thermal expansion between the various components.


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Main Steam Inlet Sleeves

The inlet sleeves are designed to reduce steam velocity in the HP inlet system by as much as 40%. The velocity reduction has two primary benefits: much lower flow losses in the inlet system and significantly reduced potential for vibration excitation. Both benefits were gained by making the inlet sleeves shorter and stiffer with increased flow area. The sleeves have also been designed to seal with the nozzle chamber using pressure seal rings. This simplified design not only permits more efficient sealing, the pressure seal rings also effectively dampen any cantilever effect that could create vibration.

Inlet Pressure Seal Rings

Westinghouse has used inlet pressure seal rings in super critical IP turbines and other HP turbine designs for over twenty years. The rings are arranged so that they seal between the outer surfaces of the inlet sleeve and the nozzle chamber. They offer improved damping ability and provide an effective seal between the inlet sleeve and nozzle chamber inlet bore.

Nozzle Chambers

Traditionally, nozzle chambers have consisted of multiple partial arc segments which were welded into proper position. Westinghouse has replaced that design with two 180 degrees subassemblies which offer greater reliability, improved efficiency and simpler maintenance.

The improved 'ring type' nozzle chamber consists of two 180 degrees chambers supported near the horizontal centerline of the inner cylinder with tongue and groove fits, liners, and lugs. This allows the nozzle chambers to expand radially and axially without being constrained. The improved radial expansion also allows the nozzle chambers to more closely match control stage movement during load transients, thereby increasing control stage efficiency. The keys and pins that support the ring also provide significant friction damping which reduces susceptibility to flow induced vibration.

Spring back seals between the nozzle chamber and the rotor minimize interstage leakage. The inlet temperature to the HP reaction blade path is increased, improving HP turbine efficiency.


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The superior alignment helps maintain correct seal clearance during thermal transients and significantly reduces potential seal damage.

The shape of the nozzle chamber is designed to simplify internal flow and reduce distribution losses. Once the steam leaves the control stage it flows directly into the reaction blading, eliminating "turn around" pressure losses. The stiffer design results in lower vibration levels.

Routine maintenance of the 180 degrees ring type nozzle chamber has been simplified. The two halves of the nozzle chamber ring are completely removable, allowing easier access for inspection, and permitting either floor or bench maintenance to be performed.

                [Drawing -- Nozzle Chamber - For Reference Only]

Removable "Contoured End Wall" Nozzle Blocks

The nozzle block sections are made from one piece forgings and use Electro Discharge Machining (EDM) to create the nozzle vanes with a contoured end wall. The contoured end wall minimizes secondary flow (steam swirl). Reducing the secondary flow and turning the flow before it is accelerated greatly reduces the nozzle block erosion caused by exfoliation from the boiler. The nozzle block is bolted to the nozzle chamber for periodic maintenance.


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        [Drawing -- Nozzle Chamber & Nozzle Block -- For Reference Only]


Blade Rings

The HP/IP turbine has three blade rings to support the stationary blading in the turbine blade path. The three blade rings are different in size and shape but similar in construction and function.

The outer grooves on the blade rings are precision-machined to match the tongues on the cylinders and form steam tight joints when assembled. The tongue-and-groove fits hold the blade rings in position while allowing thermal expansion in a radial direction.

HP Blade Ring

The HP Blade Ring holds the High Pressure Stationary Blade Diaphragms. Stationary blade path seals are also installed in the Blade Ring assembly. The Blade Ring is supported and positioned by both the Inner and the Outer Cylinder.

IP Blade Rings

Two IP Blade Rings are provided to house the IP Stationary Blade Diaphragms, along with the stationary blade path seals. Both IP Blade Rings are supported at the horizontal centerline


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by support keys. Dowel pins are used to position the blade rings at the top and bottom of the inner cylinder.

Dummy Rings

The HP/IP turbine has three dummy rings that are different in size and shape but similar in function. The dummy rings separate various pressure zones and act as flow guides to direct steam flow within the high pressure and intermediate pressure areas.

The LP dummy ring is supported in the outer cylinder at the governor end of the turbine; it directs exhaust steam from the HP blade path toward the HP exhaust (cold reheat outlet) in the outer cylinder base. The HP dummy ring is incorporated in the HP inner cylinder; it seals the area between the HP and IP inlet. The IP dummy ring is supported in the outer cylinder; it directs steam from the hot reheat inlet to the IP blade path.

Glands

The HP/IP turbine has inner and outer glands at both the governor end and generator end of the outer cylinder. The glands confine the steam in the turbine and prevent steam leakage to the atmosphere and air leakage into the turbine.

Thermocouples

Turbine temperatures are measured by thermocouples. The thermocouples are installed in special protecting tubes that penetrate the cylinder wall and are welded to the cylinder. The HP/IP cylinder is manufactured with thermocouple wells installed at standard locations on the turbine based on turbine temperature monitoring needs.

Crossover Piping

The crossover piping transmits steam from the IP exhaust opening to the LP turbine inlet. The crossover piping is bolted to the cylinders for easy removal during maintenance. Each mitered corner of the crossover piping has multiple guide vanes which help smooth the steam flow as it changes direction thereby minimizing pressure loss. The crossover pipe has three


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hinged-type diaphragm plate expansion joints which absorb the axial thermal expansion of the pipe.

ROTATING COMPONENT DESCRIPTION

HP/IP Rotor

The turbine rotor extends through each end of the outer cylinder housing. The rotor is supported by two journal bearings: one in the governor pedestal, the other in the LP turbine bearing housing.

Forging Technology

The HP/IP Rotor is forged from CrMoV alloy steel which is used for its good high temperature properties. Of the approximately 15,000 large steam turbine rotors in operation in the world today, 80% were made from single piece forgings. The HP/IP integral rotor configuration is the industry standard. This approach is superior to "built-up" designs such as the welded disk configurations.

For example, HP rotors manufactured by welding disks together has shown rotor creep bowing due to non-uniform weld creep properties. This has led to high dynamic unbalance in service.

Integral rotor forging technology was first developed for 3600 RPM fossil turbines that were put into use in the early 1950's. In the past forty-five years, integral rotors have been used whenever quality forgings of sufficient size and toughness were available.


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              [Graph -- Steam Turbine Rotors in Service Worldwide]


The technological advances in the steel making process that make these forgings possible include:

o an optimum solidification that allows non-metallic inclusions to float to the top and be removed,

o     vacuum carbon deoxidization, and

o     ladle refining processes that reduce sulfur content.

A low sulfur level is necessary to attain the required ductility, impact strength, and FATT properties.

Westinghouse, working with forging suppliers, performed extensive tests on integral turbine rotor forgings. Metallurgical specimens from rotor forgings were tested for material properties in radial and axial directions. The tests included tensile strength, Charpy V-notch impact, FATT properties, and material composition. The results proved the forgings to be homogeneous, with excellent metallurgical properties throughout. These modern forgings also reduce the probability of rotor bowing due to improved material homogeneity especially with regard to creep properties.

The HP/IP turbine uses a fully integral monoblock rotor, which eliminates the centerline bore. Elimination of the bore reduces tangential stresses at the rotor center by a factor of 2 when compared to a bored rotor in the same application. Rotor life benefits since creep


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strains are drastically reduced as shown by finite element studies. Stress ranges relevant to low cycle fatigue life are lowered. Rotor maintenance costs are also reduced because a periodic rotor bore examination is no longer required.

Rotor Blade Root Design

The rotor uses two proven designs to secure the rotating blades: the "T" root design is used in the HP section, and the multiple serration side entry root design is used in the IP section. Both designs have been proven to be highly reliable for their respective applications.

The "T" blade root used in the HP permits more efficient use of the area on the rotor which is available for blading. The "T" root has the added advantage of providing better sealing under high pressure conditions, eliminating efficiency losses that result from steam leaking through a side entry root.

The multiple serration, side entry root design is utilized for the IP blade path. Side entry roots are necessary to accommodate the larger geometry of the IP blading. The design allows the steeples to be located above the bulk of the rotor body; this reduces thermal transient stresses. Stress concentrations at the base of the steeples have also been minimized by using an optimum contour that was developed through finite element analysis.

Rotor Balance Provisions

The rotor has provisions for balance holes at five locations: two locations for field balance, two locations for factory balance and one location for both factory and field balance. Each field balance location has equally spaced holes for balance plugs. Before shipping, the rotor is balanced in the factory at operating speed; therefore, the rotor should need only a minimum touch-up balance at initial installation.

Rotor Thrust Balance

All pressure forces that could cause a turbine component to move in the axial direction are called thrust forces. Thrust forces are produced by the pressure drops as the steam moves through the blade path. These axial pressure drops exert thrust forces on the rotating parts.


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The HP/IP turbine is an asymmetrical, opposed flow element. Steam passes first over one set of blades, then another in series. This causes thrust forces in opposite directions in the HP and IP sections of the rotor. The two opposing forces acting on the rotor cancel each other if the two are equal. If one force is greater, the difference between the two is the resultant thrust force on the rotor. Several features are included in the turbine design to help balance and control the opposing thrust forces as closely as possible:

o     Rotor thrust balance pistons

o     Pressure equalizing flow passages

o     Thrust bearing

The first two features are designed to balance the rotor thrust. The thrust bearing is used to control the thrust which occurs during transients and partial loading.

Rotor Thrust Balance Pistons

The two major sources of thrust forces on the rotor are the HP blading area and the IP blading area. To balance these different thrust forces, the rotor body is designed with certain opposing areas of known cross section exposed to known pressures. These areas provide a predictable force to resist, or help balance, the thrust in the blade path. Such an area generally can be thought of as a 'balance piston'. The HP/IP rotor has three balance pistons that are integral parts of the rotor. The diameter of each of the three balance pistons is sized so that most of the axial thrust is balanced out.

The rotor balance pistons are subjected to the same pressure differentials as the sections they balance. The HP and IP blade paths are independently balanced by their own dummy rings (thrust pistons) opposing the blade path. The HP blading thrust is balanced out by the HP balance piston. The IP blading thrust is balanced out by the IP and LP balance pistons.

Pressure Equalizing Flow Passages

To provide the correct balancing forces, balancing areas must be subjected to the same pressure differentials as the sections they balance. Three pressure equalizing passages allow


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this to occur in the turbine. One pressure equalizing passage is actually the HP impulse chamber. Here, the control-stage exit pressure becomes the inlet pressure for the HP blade path and the opposing HP balance piston. The second pressure equalizing passage consists of the space between the inner and outer cylinders. This space connects the HP exhaust to the low pressure side of the HP dummy ring. The third pressure equalizing passage is an equilibrium pipe on the outer cylinder that connects the IP exhaust to the downstream side of the LP dummy.

BLADE PATH DESCRIPTION

Optimized HP & IP Blade Path

The HP and IP blade paths are designed for each application to provide the most efficient design for the available space that meets the mechanical requirements. Many recent advances in blade path design have been incorporated:

o     Overall blade path thermodynamic optimization

o     Enhanced airfoil design

o     Improved aerodynamic analysis

o     Enhanced sealing

o     Reduced windage losses.

HP Blade Path

The Control Stage utilizes a side entry root design. The high pressure rotating blade rows utilize "T" root blades with grouped shrouds. The Westinghouse "T" root blade designs have an excellent history of mechanical reliability because of their light mass, thin shroud and the reduced tip velocity due to the short blade length. "T" root blades also have fewer steam leakage paths which improves the thermal efficiency of the HP blade path.


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IP Blade Path

The intermediate pressure rotating blade rows utilize serrated, side entry root blades with integral shrouds. All tenons are eliminated from the IP blade path. Each integral shroud IP rotating blade is machined from a single piece of metal. The elimination of separate shrouds significantly reduces vibratory stress, high cycle fatigue, and the stress concentrations associated with riveted tenons. The centrifugal loads created by the massive shroud are now distributed along the entire cross section of the IP blade. The potential for creep in the integral shroud blades is significantly less because the maximum steady stress at the intersection of the shroud and the airfoil is reduced by 67% compared to a riveted IP blade design. The improved IP blade design also promotes contact between the shrouds of adjacent blades, thus alleviating vibratory deflection. In addition, there are no concealed surfaces, thus allowing the blades to be more thoroughly inspected with greater ease. All blades are designed so that the first mode frequency is above the sixth harmonic.

Stationary Blades

The stationary blades feature a twisted blade design. This design offers substantial efficiency gains over previous configurations because the air foil orientation is optimized over the entire height of the blade rather than only at the mean diameter. The use of twisted stationary blades allows the use of parallel sided rotating blades with minimum steam incidence angles.

These twisted blades are also stronger than previous designs. By varying the gauging of the stationary blade, the stage reactions are more uniform from the base to the tip. Additionally, the increased reaction at the base, in conjunction with the reduced reaction at the blade tip, reduces secondary flow losses associated with the rotating blades and the leakage losses associated with the stationary blades.

Blade Path Sealing

Caulked in seals are provided over the HP rotating and stationary blade path; this allows the axial spacing between stages to be minimized. This reduced spacing increases the blade path efficiencies by optimizing for the HP steam conditions; as well as allowing more stages in the HP turbine for the same available axial length.

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The IP blade path uses spring back seals for both the rotating and stationary blades. These seals are comprised of several independent curved segments, each containing multiple seal strips. Spring force holds the seal segments close to the rotating surface to minimize the steam leakage. In the event of abnormal operating conditions, the seals can be pushed back by the rotor to prevent damage to the seal strips.











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                                                        Double Flow Low Pressure
                                                        Turbine
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                        Double Flow Low Pressure Turbine

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PURPOSE

The Low Pressure (LP) Turbine receives steam from the IP Exhaust via the Crossover Piping and converts it to rotational power to drive the generator. The LP turbine is a double flow arrangement. Steam enters the turbine at the LP Inlet, which is located in the middle of the turbine, and expands in each axial direction through similar (mirror image) LP Blade Paths. Condensation begins in the last stages of the blade path and the wet steam exhausts to the Main Condenser.

                  [Drawing -- LP Turbine - For Reference Only]

The LP turbine consists of these major components which are detailed in the following text:

o     LP Outer Cylinder

o     LP Inner Cylinder

o     Blade Rings


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o     Exhaust Flow Guides

o     Steam Glands

o     LP Rotor

STATIONARY COMPONENT DESCRIPTION

LP Outer Cylinder

The LP turbine has an outer cylinder consisting of four major pieces: two cover sections and two base sections. Separate pieces are required in order to meet transportation limitations. The cover sections are bolted together at a vertical joint during initial plant site assembly. The base sections are similarly bolted at a vertical joint during initial plant site assembly. The vertical joints in both the cover and base do not need to be unbolted after initial plant site assembly. The horizontal joint is a precision-machined surface on both the cover and the base. The surfaces are bolted together without a gasket to form a metal-to-metal steam tight joint.

The outer cylinder is fabricated out of carbon steel plate. It provides structural support for the LP rotor and the inner cylinder. The inner cylinder is mounted inside the outer cylinder in a manner which allows it to expand and contract both axially and radially without constraint. In normal operation, the outer cylinder is under condenser vacuum.

The primary function of the outer cylinder is to convey the exhaust flow, at nearly ideal vacuum conditions, from the last row of rotating blades to the condenser as efficiently as possible. It is designed to withstand normal and emergency structural loads without undergoing deflections great enough to disturb the running clearances.

The outer cylinder base includes a support foot structure to support the entire LP turbine. The support foot is axially anchored to the foundation. The cylinder is allowed to expand axially from the anchor point by sliding on seating plates which are grouted to the foundation. The bottom of the support foot, which rests on the seating plates, is the turbine baseline; the top of the support foot structure is the turbine horizontal joint. The base structure below the


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support foot acts as the exhaust opening for the LP turbine. The cylinder base has a minimum of internal support braces to help limit disturbances in the flow path and allow smoother flow through the structure.

The governor end of the cylinder base is extended to create a housing for the #2 and #3 journal bearings, and the HP/IP to LP coupling. It also has support pads for the generator end HP/IP cylinder paws. The generator end of the LP outer cylinder is extended to create a housing for the #4 journal bearing, the LP to Generator coupling, and the turning gear. Bearing loads are transmitted to the turbine support foot by the exhaust cone and support braces. The cone also helps to direct exhaust steam flow. Customer drain connections are provided below the bearing housings to carry away any waste fluids which may accumulate.

The outer cylinder cover is smaller than the base and it is symmetrical about the turbine centerline. The entire cover can be removed for access to internal components; however, there are four manholes, two on each side, which allow access for internal inspection without removing the cover.

The turbine is protected from overpressure by breakable diaphragms located on the top of the outer cylinder covers. These diaphragms are designed to rupture if the pressure in the outer cylinder reaches .34 to .55 bar (5 to 8 psig). Each end wall of the LP turbine cover has a cone-shaped section above the area of the bearing housing. An end plate caps off the small end of the cone and provides structural support for the cover half of the sealing gland in the area of the rotor. The cone-shaped sections also function as part of the flow path for the LP exhaust.

LP Inner Cylinder

The inner cylinder provides the support structure for the blade rings, last stage segmental assemblies and exhaust flow guides. The inner cylinder consists of cover and base sections bolted together at the horizontal joint. Because the LP turbine is a double-flow unit, both ends of the inner cylinder are similar.


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The fabricated carbon steel LP inner cylinder is designed using the latest technology and design techniques which specifically address the issues of cycling, moisture and hard particle erosion, and reliability. Finite element analysis is used as an integral part of the design process. A pictorial example of inner cylinder modeling follows:

     [Drawing -- Inner Cylinder Finite Element Analysis For Reference Only]

Finite element analysis provides design engineers with an accurate calculation of stresses to quantify the deflections that the inner cylinder experiences during various transient events. This allows for structural streamlining of the inner cylinder design which eliminates the negative aspects of differential thermal expansion. It also allows more accurate prediction of thermal gradients and their affect on cylinder stresses. The overall benefits of this design process include improved LP reliability, maintainability, and efficiency.

The inner cylinder is structurally designed to minimize the potential for cylinder distortion, and joint and bolt distress caused by thermal expansion and contraction. The fabricated design improves the fatigue life of the inner cylinder because of the appropriately sized cylinder walls. The fabricated design also provides the correct amount of flexibility to better accommodate thermal transients.


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Blade Rings

The LP turbine has two separate blade rings on each end. The blade rings provide structural support for all rows of stationary blades with the exception of the last stage segmental assemblies. Support keys and liners allow radial expansion independent of the inner cylinder. The blade ring designs allow for free expansion between the cylinder and blade ring in areas of high temperature gradients which reduces thermal stress and misalignment during operation.

Exhaust Flow Guides

The LP turbine has two exhaust flow guides, one at the governor end of the inner cylinder and one at the generator end. Each exhaust flow guide is constructed in two halves. The halves form a complete assembly when bolted to the inner cylinder structure. The flow guide is designed to utilize the velocity of the steam leaving the last row blade to experience a pressure recovery. This allows the steam to expand to a pressure below the condenser pressure and thereby allows the blading to generate additional work.

Steam Glands

Gland assemblies are provided at each end of the LP turbine where the rotor penetrates the outer cylinder. The glands are bolted to the outer cylinder and provide a seal which prevents air from leaking into the turbine. The rotor glands at the governor and generator end are alike. Each gland assembly consists of a gland base, gland cover, four seal ring retainers, four seal rings, and the support keys, screws, and dowels needed to assemble the major parts.

ROTATING COMPONENT DESCRIPTION

Rotor and Steeple Design

The LP turbine rotor has integral discs, integral couplings and does not have a bore. This results in significantly lower operating stresses which provide greater resistance to stress corrosion cracking. One-piece ruggedized blades reduce the vibratory load transfer to rotor steeples and also help eliminate steeple high cycle fatigue. Side entry blade roots are used for attaching all of the rotating blading. This maximizes the contact area between the blade root


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and rotor steeple and minimizes stresses in both the rotor steeple and blade root serration. The larger LP blades have curved roots to accommodate the curvature of the airfoil. The side entry steeples are located above the bulk of the rotor body; thereby reducing steeple thermal transient stresses. Rotor stress concentrations at the steeples have been significantly reduced through an effective steeple contour developed through finite element analysis.

LP Rotor Forging Manufacture

LP rotor forgings are made of 3.5% NiCrMoV alloy steel having high impact strength and low FATT values. The forging process encompasses the following technologies:

o VACUUM CARBON DEOXIDIZATION, which removes objectionable gases; such as hydrogen, and allows a lower silicon level which contributes to increased impact strengths and reduced FATT values.

o     SULFUR LEVEL REDUCTION, typically through ladle refining.

o IMPROVED INGOT MOLD DESIGN, which reduces the chemical segregation and minimizes porosity, inclusions and other objectionable conditions in that portion of the ingot used for the rotor forging.

o MINIMUM ALLOY SEGREGATION and LOW RESIDUAL ELEMENT LEVELS, which are important to achieve uniform properties throughout the rotor forging. Westinghouse, in cooperation with forging suppliers, has conducted an extensive testing program to qualify the new generation of LP turbine rotor forgings. To verify the forgings are homogeneous and comply with Westinghouse specifications, the tensile and the impact properties are tested at several locations on each forging. In addition, each forging is ultrasonically examined and tested for thermal stability to Westinghouse requirements.

o IMPROVED K(IC) VALUES as calculated from impact tests for this material are substantially higher than materials previously used. Because of the improved material


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      properties, fracture mechanics techniques now calculate a larger allowable critical flaw size.

Rotor Balance Provisions

The rotor has provisions for balance at five locations: two locations for field balance, two locations for factory balance and a center balance location. Each field balance location has equally spaced holes for balance plugs. The factory balance locations allow for material to be removed from the rotor. Before shipping, the rotor is balanced in the factory at operating speed; therefore, the rotor should need only a minimum touch-up balance at initial installation.

                          [Drawing -- RIVETED SHROUD]

BLADE PATH

DESCRIPTION

Integral Shroud

                          [Drawing -- INTEGRAL SHROUD]

Blades

The first rotating stages of the Ruggedized LP turbine use integral shroud blades made of 12% Chrome material. In this heavy duty construction, the blade and shroud segment are integral providing an important increase in strength/stress ratio and corrosion resistance.

Because the airfoil and shroud are made from a single piece of steel, the whole airfoil cross-section carries the centrifugal load of the shroud. This design change, and the use of generous fillet radii, reduce steady stresses. The maximum steady stress at the intersection of the integral shroud with the airfoil is reduced dramatically when compared with maximum stress of a riveted blade tenon. This reduction in steady stress means greater margin in fatigue strength and extended life in the presence of corrosives.


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Several full scale direct comparison rotating tests have been conducted to determine improvements in the vibratory stresses of integral shroud blades when compared with riveted shroud blades. These laboratory tests concluded that the vibratory stresses in the integral shroud design are lower than those in the riveted shroud design for the same excitation.

The reduction of vibratory and steady stresses, as well as the elimination of lashing lugs and separate shroud rivets, lower the operating stresses to a level equivalent to units with significantly lower end loadings. The result of the lower operating stress levels is a blading system which will operate with maximum reliability.

Freestanding Tuned Blades
The last three rows of the Ruggedized LP turbine use shot-peened, profiled tip freestanding blades made of 17-4 pH stainless steel. This material has superior fatigue strength and pitting resistance for the steam conditions which are experienced in the last stages of low pressure turbines. The following chart demonstrates the superior performance of 17-4 pH material in four different harsh environments. These blades are of one-piece construction, thus eliminating any shrouds, rivets or lashing lugs. Also eliminated are the undesirable corrosive traps in the blade path and the difficult to control fabrication processes of riveting and lashing lug welding (and associated x-ray inspection).

            [GRAPH -- Corrosion Fatigue Strength of Blade Materials]

Reliability is further enhanced because the resonant frequencies of the L-0, L-1, and L-2 blade rows are established when the blades are manufactured. Such blade tuning is necessary as it is impractical to manufacture long LP blades large enough to withstand resonant stresses at the lowest harmonics of running speed.


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          [Diagram -- Typical Campbell Diagram Strength/Stress Ratios]

The overall strength improvement of the Ruggedized freestanding blades is combined with significant reductions in vibratory stress amplitude, resulting in a greater confidence level in Ruggedized freestanding blades over other designs. The graph is a summary of typical LP blade strength/stress ratio versus the harmonic (multiples of running speed).

Freestanding blade characteristics have been verified by full scale rotating tests, field strain gauge telemetry testing, non-contacting blade vibration monitor testing, large scale laboratory modeling and successful operating experience at over 60 power stations.

Stationary Blading

Stationary blading upstream of the L-1 stage are of the welded diaphragm type configuration. Diaphragm blading is inherently easier to install and maintain. The diaphragm ring assembly is simply slid into the blade ring and locked into their respective blade rings. Should maintenance be necessary, the diaphragm assembly can be easily removed and serviced. Stationary rows 5 and 6 are of a segmental type construction due to their greater size.

Blade Path Sealing

Westinghouse has designed three blade path sealing features to improve long-term efficiency and minimize leakage losses.

Honeycomb Seals

Honeycomb Seals are installed over all freestanding blades, (except over the last stage which utilizes an exhaust flow guide). The individual honeycomb cells collect moisture which is removed by annular grooves in the backing rings. This type of seal enhances the moisture


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removal capability in the blade path as well as providing a damping mechanism to prevent steam swirl.

       [Drawing -- Typical Honeycomb Seal Arrangement For Reference Only]

Springback Seals

Springback Seals are used in the stages upstream of row L-2. They reduce the potential for hard seal rubs; therefore, seal clearances are maintained and long term efficiency is enhanced.

               [Drawing -- Gland Case Seals - For Reference Only]


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"Low-Diameter" Spring-Back Seals

"Low-diameter" spring-back seals are used in the L-0 and L-1 stationary segmentals to provide sealing to the rotor body between the L-0R, L-1R and L-2R rows. Leakage loss is reduced considerably because sealing between the last three rotating blade rows takes place at a reduced rotor diameter. In addition, an extension plate is located by a keying arrangement that keeps the seal concentric with the shaft. An example diagram of "Low-diameter" seals is shown in the next figure:

                        [Drawing -- LOW DIAMETER SEALS]

EROSION RESISTANT DESIGN FEATURES

Operating experience has proven that moisture droplet erosion of LP turbine blades adversely affects thermal performance and unit availability due to increased maintenance requirements. While it is recognized that moisture erosion cannot be avoided, Westinghouse has incorporated design features in the LP blade path to minimize its effects. Thus, in an effort to increase unit availability and sustain unit thermal performance, Westinghouse has enhanced the erosion resistance of the LP turbine by including the following erosion resistant features:


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o     Addition of Moisture Collectors Throughout The Blade Path. This feature reduces the amount of moisture available for impingement on rotating and stationary components.

o Protection of L-0R Blades With Stellite Shields. Use of stellite shields on a blade's leading edge has proven to be a reliable means of reducing blade erosion and extending blade life.

OPERATIONAL CAPABILITIES

Off Frequency Operation

The primary operating consideration of an LP turbine under load at either greater or less than normal system frequency is the protection of the tuned blading so that harmonic resonance does not occur. In the design verification process, great care is taken to properly tune the tapered and twisted blades that constitute the last LP stages. The result of improved manufacturing techniques combined with a more rugged geometry is an improved off frequency capability.

HIGH BACK PRESSURE OPERATION

Last row blades are subjected to a wide range of operating volumetric flow. At high condenser backpressure and/or low unit load, volumetric flow greatly decreases. This results in the last row blade tip section operating at high incidence angles -- that is, the blade inlet metal angle is smaller than the flow approach angle to the rotating blades. This places the blade tip region in a "stall" or "near stall" condition, and the blades may undergo self-excitation vibrations.


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Westinghouse performed a detailed test in a dynamic blowdown wind tunnel which was designed to specifically investigate such instabilities at low volumetric flow. An original design blade which did demonstrate this flutter condition, as evidenced from the field telemetry testing, was thoroughly tested; verifying that the blade tip region could experience self-excited vibrations or blade flutter. Most important, these tests further verified that orientation of the blade tip is the principal parameter that controls the susceptibility for flutter; and that minimizing the incidence angle minimizes the likelihood of flutter and the high stresses associated with it. All Westinghouse last row blades are designed to allow maximum backpressure operation while minimizing susceptibility to flutter. As a result of this effort, the LP turbine is capable of continuous high load operation with a maximum backpressure of 20.3 cm (8.0") HgA.

BENEFITS

Fully Integral Monoblock LP Rotor

o Eliminates bore inspections and reduces tangential stresses at the rotor center

o Eliminates shrunk-on blading discs and couplings and reduces overall operating stresses

o     Increases inspection intervals

High Efficiency Integral Shrouded Blades and
High Efficiency L-0, L-1 Blades

o     Improve efficiency

o     Lower blade excitation

o     Provide cyclic duty capability

o     Reduce maintenance through elimination of rivets and shroud

o     Provide enhanced corrosion resistance


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o     Allow operation at up to 8 in. Hg backpressure

o     Provide expanded range of off-frequency operation

LP Inner Cylinder and Independent Blade Rings

o Increase resistance to cylinder distortion and reduces stress by simplifying complex geometries

o     Improve component alignment during transient conditions

o     Improve moisture removal

o     Minimize steam leakage through improved sealing

o     Simplify turbine disassembly/reassembly


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                                                       Steam Turbine Auxiliaries
                                                       -------------------------
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                            Steam Turbine Auxiliaries

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TURBINE SUPERVISORY INSTRUMENTATION

The Turbine Supervisory Instrumentation (TSI) system is a reliable multichannel monitoring system that continuously measures the mechanical operating parameters of the turbine generator shaft and case. The system displays machine status, provides outputs for recorders, and initiates alarms when preset operating limits are exceeded. In addition, the system can activate automatic turbine shutdown operations and provide measurements that can be used for diagnostic evaluations.

EMERGENCY TRIP SYSTEM

An emergency trip system consisting of local sensors and an interlock relay is provided. The following functions are provided in the system:

o     Overspeed emergency trip.

o     Low bearing oil pressure trip.

o     Solenoid trip.

o     Manual trip.

o     Low vacuum trip.

o     Thrust bearing wear and rotor movement trip.

ELECTRO-HYDRAULIC FLUID SYSTEM

The electro-hydraulic fluid reservoir with major components is mounted on a single skid to minimize floor space requirements and allow for easy installation and maintenance.


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The electro-hydraulic (EH) fluid supply system provides the motive force for positioning the primary steam inlet valves, which regulate and control the flow of steam through the turbine. The steam valves are spring loaded to the closed position and are opened by the EH actuators. Electrical positioning signals for the valves are received from the Digital Electro-Hydraulic (DEH) Controller and processed to provide hydraulic pressure to position the valve actuators.

EH SYSTEM COMPONENTS

Motive fluid for the EH control system is provided by a fluid supply system consisting of an EH fluid supply skid, high and low pressure accumulators, fluid conditioning system, and interconnecting stainless steel fittings and tubing. The EH fluid supply skid consists of a reservoir assembly incorporating redundant AC motor driven variable displacement pumps, duplex pump discharge filters, a relief valve, a fluid conditioning unit, and coolers. The fluid used in the EH system is a synthetic base phosphate ester having the lubricity, fluid stability, and fire retardance of Fyrquel EHC.

EH FLUID RESERVOIR

The EH fluid reservoir provides storage for the hydraulic operating fluid. The reservoir is a stainless steel tank mounted on a steel frame. A manually operated drain valve mounted to the reservoir bottom plate is used to drain EH fluid from the reservoir.

A filler breather cap and magnetic separators are mounted on the reservoir top plate. Magnetic separators are immersed in the hydraulic fluid to attract magnetic particles that may be carried in the fluid. An inspection cover is provided in the side of the reservoir for access to the reservoir interior.

A thermometer is supplied to monitor the reservoir bulk fluid temperature. A pressure gauge is provided downstream of each EH fluid pump to monitor the pump discharge pressure. A pressure gauge is also supplied downstream of the duplex filter assembly to monitor system pressure. High and low fluid level switches are supplied to provide remote indication of reservoir fluid level.


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PUMPING EQUIPMENT

The reservoir is equipped with redundant variable displacement AC motor driven EH fluid pumps. Each pump is designed for continuous duty and can provide the total system flow requirements. Thus, only one pump needs to be operating at any one time. A shutoff valve is mounted in the pump suction line to each pump. The shutoff valve permits maintenance on that pump without disturbing system operation.

The EH fluid discharged by the main pump is directed through the duplex pump discharge filters through an interchange valve. The 10 micron absolute filters remove contaminant particles from the EH fluid. Each filter has an indicator which gives a visual indication of filter element cleanliness. Only one filter is in use during normal system operation. The manual interchange valve is used to direct the EH fluid flow to the clean filter while the dirty filter element is replaced.

A pilot operated pressure relief valve is provided to prevent excessive pressure in the EH system. If the system pressure increases to 2350 PSIG, the relief valve opens and releases EH fluid to the reservoir.

Shell and tube type duplex heat exchangers are mounted on the reservoir assembly. A manual isolation valve permits a cooler to be isolated. A check valve located at the cooler inlet allows the fluid to bypass to the EH reservoir in case of excessive cooler pressure losses.

FLUID CONDITIONING UNIT

The fluid conditioning unit conditions EH fluid. The unit consists of a single filter connected to a 3 micron contaminant filter, with associated isolation valves and tubing. The filter conditions the EH fluid by removing acids and water. The contaminant filter removes contaminant particles. The fluid conditioning unit is located on the EH fluid supply skid.

HIGH PRESSURE ACCUMULATORS

Two high pressure accumulator assemblies are located on the turbine floor near the steam valve actuators. They provide a reserve volume of EH fluid to handle sudden system fluid


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flow demands. Each assembly consists of two bladder type accumulators connected to a machined manifold block in a steel frame. The manifold blocks are machined and valved so that the accumulators can be isolated for testing, recharging, or maintenance.

LOW-PRESSURE ACCUMULATORS

Four low pressure bladder accumulators are installed in the pressurized drain line to the EH fluid reservoir. The accumulators act as a surge chamber during a load dump.

LUBRICATION OIL SYSTEM

The lubricating oil system supplies lubrication for the turbine and generator journal and thrust bearings. The lubrication oil system components are mounted on a single skid, which is located adjacent to the turbine generator set to minimize floor space requirements and allow for easy installation and maintenance.

The following components are mounted on the lubrication oil skid:

o     Lubrication oil reservoir.

o     Main and backup bearing oil pumps (AC motor driven).

o     Emergency bearing oil pump (DC motor driven).

o     Motor driven vapor extractors and demisters.

o     Oil Cooler (Plate and Frame Heat Exchanger).

o     Oil Filters (Duplex, 100% Capacity).

o     Interconnecting Oil Piping to Unit.

o     Protective devices.

o     Oil level, temperature, and pressure sensors.


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OIL RESERVOIR

The oil reservoir is a large fabricated carbon steel tank which stores the lubrication oil, minimum 5 minute retention time, and serves as a platform to mount the necessary system equipment. Inside the reservoir, piping connects the discharges of the pumps to the appropriate oil header supply piping. Check valves prevent backflows through the system. Strainers on the oil pump suctions and oil return drain help to prevent particle contaminants from circulating through the system. The reservoir is provided with manway access openings on the top of the shell and a drain connection on the bottom.

The interior of the reservoir is painted with an oil resistant phenolic type aluminum paint. Because the upper portion of the reservoir is not fully immersed in oil and moisture cannot be totally excluded, the protective paint is used to prevent the reservoir from corroding and introducing harmful particle contaminants into the lubrication system.

OIL PUMPS

The main and standby oil pumps (BOP) are AC motor driven, vertically mounted, submerged centrifugal pumps consisting of a motor, coupling, and pump. Each pump and motor, mounted on a base plate on top of the reservoir, is sized to supply all of the required lubrication and control oil. The standby pump automatically starts on a decrease in oil pressure. Each pump suction is equipped with a coarse strainer to prevent foreign objects from entering the pump. A check valve on the discharge piping of the pump prevents back flow in the system. The BOP pumps also supply lubrication oil when the unit is on turning gear.

EMERGENCY OIL PUMP

The emergency oil pump (EOP) is a DC motor driven, vertically mounted, submerged centrifugal pump consisting of a motor, coupling, and pump. The EOP is similar in construction to the BOP's except for the motor. The EOP, mounted on a base plate on top of the oil reservoir, serves as a backup to the BOP's by providing lubrication oil to the bearings


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during unit coast down and cool down. The EOP will automatically start on a further decrease in oil pressure below the standby pumps set-point.

VAPOR EXTRACTOR ASSEMBLY

The oil system incorporates a vapor extraction system. The vapor extraction system removes oil vapors and maintains a slight vacuum at the turbine pedestal, bearing housings, and oil reservoir. Two vapor extractors (for increased T-G reliability) are mounted on top of the oil reservoir where one is maintained on standby. The vapor extraction system has the following basic parts: oil separator, adjustable butterfly valve, turbo blower, and blower AC motor.

PRESSURE REGULATOR VALVE

A pressure regulating valve is located in the oil supply piping between the lubrication oil filters and the turbine. The air-operated valve regulates bearing oil pressure between 14 and 21 psig to account for unit specific conditions such as elevated head. The valve moves to the full open position on loss of air pressure.

FILTRATION

A duplex 100% capacity oil filter is provided in the lubricating oil supply line to prevent particle contaminates from circulating through the system. Under normal operation, oil flows through one of the duplex filter cartridges while the remaining filter cartridge is on standby duty. Oil flow can be manually diverted via a six way valve arranged to transfer oil to the standby filter during routine maintenance without interrupting the oil flow to the unit.

OIL COOLER

The oil cooler assembly is capable of maintaining an acceptable temperature range of oil to the bearings, 110 degrees to 120 degrees F (43 to 49 degrees C), while the system is in operation using BOP cooling water.


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The cooler is a plate type heat exchanger made up of a stack of cold pressed type 316 stainless steel plates secured between two covers by bolts. Each plate is fitted with a gasket that routes the lubricating oil and cooling water through alternate channels in a series of parallel groups. A double seal between the two flow channels, provided by the gasket, keeps the oil and water from mixing. The cooler can be disassembled without disconnecting piping. A dial thermometer indicates the outlet temperature of the oil.

OIL PIPING

The skid mounted oil piping for the lube oil system and the interconnecting piping from the skid to the turbine-generator is included. Pipes and connections shall be shielded in areas where oil leaks could contact hot turbine or steam pipe surfaces.

GLAND STEAM SYSTEM AND VALVE STEM
LEAKOFF SYSTEM

A gland steam seal system is designed to:

o Prevent air leakage into the exhaust end of the low pressure turbine during normal operation.

o Prevent steam from leaking out of the high pressure and intermediate pressure turbine during normal operation.

Springback labyrinth type gland seal rings are located at each end of the HP/IP and the LP turbines. A system of regulating valves is provided to automatically maintain constant gland sealing steam pressure to the glands during startup, shutdown and load changes. These valves are skid mounted along with a desuperheater to lower the temperature of the steam required for sealing the LP turbine gland and a safety valve to prevent excessive pressure in the gland system. On a separate skid, a shell and tube type gland steam condenser with 304 stainless steel tubes provides the vacuum necessary to form the seal at the atmospheric end of the glands. Air drawn into the system at the glands or valve stems is removed by redundant


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motor driven gland steam exhausters. Operation of only one exhauster is needed to meet the gland system and valve stem leakoff system requirements.

TURBINE EXHAUST HOOD SPRAY SYSTEM

At low steam flows encountered below 10-15% load, particularly when operating at the rated speed no-load condition, unacceptable exhaust temperatures can occur due to LP blade windage heating. The exhaust hood spray system, when activated by the hood temperature sensor, supplies condensate to a spray ring manifold in the LP end of the turbine to desuperheat the steam leaving the last rows of turbine blading before it enters the exhaust hood of the turbine.

           [Drawing: Exhaust Hood Spray System - For Reference Only]


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TURBINE DRAIN SYSTEM

The turbine drain system removes steam condensate from low points in the turbine cylinders, steam inlet piping and gland steam piping to minimize water buildup that could result in damage to turbine parts. The system, except for the waste drains, returns the condensate back to the main condenser. The steam condensate drain system incorporates automatic control pneumatic drain valves plus continuous orificed drains. Slop (waste) drains are provided to drain the cavities formed by the LP turbine bearing housing, the LP turbine exhaust cone, and the LP turbine base structure at the end of the LP turbine.


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                                                       Generator/ Excitation
                                                    ----------------------------
                                                    ============================

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                  Features of Hydrogen Inner-Cooled Generators

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STATOR AND ROTOR

1. Stator mounting and core construction are designed to reduce the effect of double-frequency vibration.

2. The stator end winding is braced against short circuit stresses by an advanced hydrogen cooled stator winding bracing system.

3. Stator leads are arranged to maximize space under the generator and readily permit connection with any type of bus run.

4. The rotor is machined from a one-piece solid steel forging integral with the shaft ends. Forging material is tested for compliance with rigid specifications. A bore hole and ultrasonic test grooves are provided on larger rotors for examination of forging integrity. On smaller rotors, the bore hole is provided only if centerline indications are found. Pole faces are slotted to equalize rigidity in principal axes to minimize double-frequency vibration.

5. Floating-type retaining rings prevent chafing of coil insulation. Heavy shrink fit between retaining rings and rotor body reduces heating due to rotor surface currents.

6.    Rotor is dynamically balanced.

7. Bearings can be removed without removing the hydrogen seals from the machine.

CORE AND WINDINGS

1. Stator core is made of high permeability, low-loss silicon steel punchings.

2. Stator core end iron heating is reduced by an electrical shield. Two methods are used, depending on the unit's design:


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      o     non-magnetic finger plates, a continuous single-piece stator end plate, and a laminated magnetic end shield; or

      o     non-magnetic finger plates and a laminated magnetic end shield.

3. Field winding is hard-drawn, silver-bearing copper and is not subject to permanent distortion during operation. The field winding insulation is provided with liberal creepage distances. The completed winding is carefully baked and seasoned before balancing.

4. Stator coil transposition in the coil results in more nearly uniform temperatures and reduces losses.

5. Shaft currents are restricted by large creepage distances and generous use of insulating materials.

VENTILATION AND COOLING

1. Effective and uniform cooling is achieved by means of inner-cooled conductors in both stator and rotor.

2. Ventilation system provides uniform cooling over the entire length of the generator.

3. A single multi-stage axial-flow compressor-type blower on the turbine end of the rotor provides ample pressure and volume for efficient ventilation.

4. Individual blades are dove-tailed and locked on a blower hub for easy removal and replacement.

5. Each hydrogen cooler consists of two separate sections to permit temporary, part-load operation with one section out of service.

6.    Tubes are rolled into tube sheets at both ends.


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HYDROGEN SEAL OIL AND GAS SYSTEMS

1. A double flow seal oil system is used. Independent seal oil systems for air and hydrogen gas sides eliminate the oil vacuum treating unit and reduce hydrogen consumption. Emergency seal oil backup pumps interconnected with the lubrication oil system automatically provide continuous operation of the seal oil supply. Pumps and motors in the seal oil system are conservatively rated for dependability. A loop seal in the generator bearing oil drain line provides protection against hydrogen contamination of the bearing lubrication oil supply.

2. The hydrogen gas system includes a purity indicator actuated by a conservatively rated blower for reliability and accuracy. Positive hydrogen pressure is automatically maintained. A Gas Dryer provides a moisture-free atmosphere in the generator.

3.    The generator may be purged while on turning gear or at stand-still.

BUSHINGS

1.    Bushings can be replaced without removing the generator rotor.

2. Current transformers can be provided for metering, relaying, or regulating (maximum of three per bushing).

3.    Dry-type bushings are provided.

4.    Leads and bushings are inner-cooled for heat removal.


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                    Hydrogen Inner-Cooled Generator With Gas
                             Cooled Stator Winding

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DESCRIPTION

The generators offered by Westinghouse are designed in accordance with ANSI Standards C50.10, C50.13, and C50.14, as appropriate.

They are a hydrogen inner-cooled generator, having a 0.90 lagging/0.95 leading power factor when operating at 60 PSIG hydrogen gas pressure, 16,000 V, three phase, 60 Hz, 3600 RPM.

FRAME

The generator proposed is of an integral frame construction, reducing erection expense and giving protection to the internal components during transportation and erection.

The generator frame is a heavily ribbed cylinder which supports the stator core and windings, bearing brackets, and rotor assembly. The frame and the enclosing end brackets are fabricated from steel plate. The generator frame includes frame feet along its length which are supported by the foundation using foundation seating plates.

The generator frame is designed to be explosion-safe. This means that the frame will contain and withstand an internal explosion of the most explosive mixture of hydrogen and air at the most probable conditions of occurrence, i.e., at atmospheric pressures during gas changing operations, without damage to life or property external to the machine. Some internal damage may occur with such an explosion.

The bearings, supported in rugged, fabricated end brackets, are insulated and may be removed without removing the hydrogen seals from the machine. Bearing and gland seal insulation is provided at the following places on both ends of the generator to prevent shaft currents from flowing through the bearings: between the bearing pad and the bearing seat; between the gland seals and the brackets; between the bearing oil seals and the brackets; and


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at the stop dowel and bearing key. Ring type gland seals are also housed in the bearing brackets to maintain a gas-tight shaft seal. These shaft seals are of double oil flow construction with separate air and hydrogen side oil supplies to reduce hydrogen consumption. For 30 psig gas pressure applications, single-flow seal oil system is used. Provision for mounting of vibration detector probes are provided at each bearing. The bearings are forced lubricated and visual oil flow gauges are available as an option in the bearing bracket oil piping. Embedded bearing metal thermocouples are provided. Bearing oil drain thermocouples and thermometers are provided in wells in the lube oil drain piping (part of turbine supplied piping).

Two hydrogen coolers are mounted vertically at the turbine end of the generator frame, simplifying piping layout since all water piping originates in one location at the turbine end of the generator, well away from the high-voltage buswork.

The generator frame is supported by four frame feet which rest on foundation seating plates. Foundation bolts (provided by the foundation designer) resist short-circuit torques applied to the frame. Shims between the frame feet and seating plates are provided for generator alignment with respect to the turbine generator shaft system. A number of jack bolts are also provided in the generator frame feet for vertical alignment. Provisions in the frame feet and in the seating plates allow engagement of axial anchors (embedded axial anchor plates provided by the foundation designer) to allow for thermal expansion of the generator in both axial directions. Likewise, design of the bearing brackets on both ends of the generator for steam turbine and exciter end bracket for combustion turbine applications allow engagement of transverse anchors (embedded transverse anchor plates supplied by the foundation designer) to maintain the generator lateral position while allowing the axial expansion. For the turbine end anchor in combustion turbine application, an I-beam anchor between the left and right walls shall be used.

GENERATOR VENTILATION AND COOLING

The ventilation system provides uniform cooling of the entire generator frame using hydrogen as the cooling medium. This time-proven system, supplied on large steam turbine-


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driven generators for decades, permits a generator to be designed for optimum physical size and electrical capacity.

        [Figure 1 - 2-Pole Hydrogen Inner-Cooled Generator (PDL1253-73)]

The longitudinal view above will be of assistance in the ventilation circuits described. It should be noted that this figure is typical, and features such as the number of rows of blades in the blower, the number of frame sections, and other minor details may not be exactly the same as those ultimately designed.

The rotor and stator core are cooled by hydrogen which is circulated by a single, multistage, axial flow, compressor type blower.


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               [Figure 2 - Axial Compressor Blower (PDL1251-61A)]

The blower is located immediately ahead of the coolers so that the gas rise due to the blower losses will not be added to the total temperature rises of the electrical components. The hydrogen is cooled by the two hydrogen-to-water coolers located vertically at the turbine end of the generator. Each cooler has two sections, thus permitting temporary, part-load operation at 80% of rated kVA with one cooler section out of service. The water boxes in the hydrogen coolers are arranged so that the cooler tubes run full at all times. The tubes are rolled into tube sheets at both ends.

The stator core and rotor winding are cooled by separate but parallel flow circuits. The air gap serves as a plenum to return the rotor gas back to the axial blower.

The stator core is cooled by cold hydrogen gas circulated by pressure from the shaft mounted axial blower. For the main length of the core, cold gas enters openings in the exciter end of the core and flows axially through the core to the turbine end and then returns to the blower. There is also radial ventilation of the stator core end iron.

A portion of the cold gas leaving the coolers is directed by means of baffles and ventilation passages to the rotor. The cold gas is admitted at each end of the rotor through the annular space under the rotor winding retaining rings. A special pattern of holes is located in the


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conductor end turns and the gas enters directly into these holes at both ends of the rotor. The gas then flows in two parallel paths on each end of the rotor.
The gas in one path flows through and cools the conductor end turns and discharges through scooped ventilation openings in the rotor pole face and into the air gap at the end of the rotor body. In the other parallel path, the gas flows through the hollow conductors in the slot portion and discharges into the air gap through radial outlet ports in the conductors at the center region of the rotor body. From the air gap it then returns to the blower.

The stator coils, parallel rings, main lead connectors, and generator lead bushings are cooled directly by cold hydrogen gas. Cold hydrogen gas enters one end of each stator coil into insulated ventilation tubes assembled in the coil and flows through the length of the coil to the opposite end. Cold hydrogen gas also enters the hollow parallel rings and flows through the main lead connectors and generator lead bushings. Thus, all the stator winding components are cooled internally by gas.

STATOR CORE

The stator core is built of thin, high permeability, low-loss, silicon iron segmental punchings. Each punching is insulated on both sides with a high-temperature, C5 - capable insulation to obtain a high interlaminar resistance, thereby reducing the transformer type losses caused by eddy currents. The insulation is bonded to the metal to meet stringent dielectric, electrical resistance and stacking factor requirements. The insulation maintains its integrity at temperatures well above that of normal operating temperature.

The punchings are assembled on key bars located at the outer diameter of the core. Frequent pressing of the laminations during stacking provides a tight stator core. Pressure to keep the core laminations tight during operation is provided by the key bars and insulated thru-bolts located at the centroid of the core. The core clamping pressure is distributed over the core surface by heavy non-magnetic finger plates and continuous, single piece stator end plates. After assembly, the stator core is treated to protect it from rust and to further insulate between punchings. The packs of stator core laminations at the end of the machine are electromagnetically shielded. By diverting the flux from the ends of the core, the circulating


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eddy current loss is reduced to enable the generator to carry 100% MVA at 0.95 leading power factor.

            [Figure 3 - Stator Core Design-End Plate Axially Cooled]

The stator core is flexibly spring mounted by using flexible elements, spring bars, to connect the stator core to the generator frame. The magnetic attraction between the poles of the rotor and the stator core induces a double frequency vibration in the core. These flexible elements reduce the amplitude of the double frequency core vibratory force transmitted to the generator frame and foundation. The mounting is such that very little of the core vibration is transmitted to the housing, but the core is rigidly restrained against load and short circuit torques.


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        [Drawing: Figure 4 - Stator Core flexible Mounting Using Key Bars and Spring Bars (PDL 1251-62)]

The stator core is tested for integrity a number of times during the manufacturing operations using a "loop testing" procedure or El-Cid(1) testing. The loop testing procedure circulates magnetic flux through the core laminations which is inspected for local hot spots using a thermal vision camera capable of detecting small temperature differences. The El-Cid test procedure is a low power, electronic test and makes a strip chart recording of each slot for the detection of core imperfections. The lack of core problems in Westinghouse generators is attributed to attention to core design and testing for core integrity as described above.

At the bore diameter equally spaced slots run the entire length of the stator core. These slots extend into the core for assembly of the stator coils.

STATOR WINDING DESIGN

Gas Cooled Stator Coils

The stator winding consists of gas inner-cooled, single turn, half coils wound in open slots and secured in place by glass-epoxy wedges. Each stator coil is made up of two half coils shaped on a former and joined together after assembly in the slots. The stator coils of this


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generator are composed of solid copper strands and insulated ventilation tubes, as shown below.

    [Figure 5 - Stator Winding-Hydrogen Inner-Cooled Generators (PDL1251-66)]

Each strand is wrapped with electrical grade, continuous filament type polyester, and glass servings which is baked to form a smooth, continuous, uniform insulation over the entire surface.

The strands undergo a 720 degrees Roebel transposition in the internal portions of the coil and use solid brazed connections in the end turns to control circulating and eddy current losses.

Effective cooling of the stator coils is achieved by hydrogen gas flowing through the hollow ventilation tubes in a single pass. The phase connections (parallel rings and main lead connectors) and generator lead bushings are composed of hollow copper conductors for direct hydrogen gas cooling. All six ends of the three phase winding are brought out at the exciter

--------------------------------------------------------------------------------
(1) El-Cid - Electromagnetic Core Imperfection Detector is a product of ADWEL INDUSTRIES LTD.


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end of the frame through a lead box with gas-tight bushings. Either end of the windings is suitable for grounding or for use as the main leads.

Resistance temperature detectors are provided on each phase group to measure the temperature of the stator coil hot gas discharge and to detect any abnormal conditions. Leads from the temperature detectors are connected to terminal boards.

STATOR COIL INSULATION

THERMALASTIC(2) epoxy insulation is used to provide the groundwall insulation of the stator coils superior dielectric and mechanical properties. Refer to Generator Features Literature 1913. THERMALASTIC insulation is a tough, yet thermally stable dielectric barrier with excellent electrical and physical properties. The advantage of THERMALASTIC epoxy insulation results from the solventless, heat-reactive resin impregnant and the vacuum-pressure-impregnation
(VPI) process used. The excellent electrical properties of the resin, coupled with good insulation consolidation, results in THERMALASTIC with lower insulation power factor, increased dielectric strength, and remarkable improvement of voltage endurance. Its consistently low dielectric loss is less affected by temperature and voltage variation than other types of insulation. THERMALASTIC insulation has great thermal endurance and long life. The THERMALASTIC character of the resin provides solid, yet elastic physical bonds between mica paper platelets. The resilient nature of the resin bond permits elastic cyclic displacement of adjacent mica paper platelets and provides restoring force within the insulation groundwall. This makes THERMALASTIC insulation ideally suitable for cyclic duty operation. THERMALASTIC insulation is also inert to ordinary chemicals, oils, and solvents and has an unusually high moisture resistance. THERMALASTIC insulation was


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(2)THERMALASTIC is a registered trademark of Westinghouse Electric Corporation.


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developed in the late 1940's, and first placed in service in 1950. Continued
improvements have made THERMALASTIC insulation a superior insulation for high-voltage coils.

THERMALASTIC insulation is an ANSI Class F insulation system.

Effective corona suppression is provided by the use of a low-resistance, conducting material on the coil slot section to contain the dielectric stress within the solid insulation, and a high-resistance, voltage grading material on the end-turns to grade voltage stress along the coil surface.

Quality Assurance checks are performed on each coil and the complete winding to verify insulation integrity. Each coil is short circuit tested and given high-potential tests well in excess of final winding high-potential test values before being wound into the machine. Each set of coils includes extras which are chosen at random from the set for testing to destruction, thus giving further verification of insulation integrity. Additional high-potential tests are performed both during and after completion of stator winding.

STATOR WINDING BRACING

Of equal importance with the insulation system is the method of slot-fill and bracing used to protect the stator coils from the vibratory stresses experienced during steady-state operation and from the transient disturbances which can be experienced during abnormal operating conditions. The ANSI and IEC Standards set the requirements for steady-state operation and define the abnormal operating conditions which must be met.

Each coil is secured in the slot by cotton-phenolic epoxy glass wedges assembled in wedge grooves in the slot. See figure 5.

Prestressed driving strips (PSDS or ripple spring) are located directly under the slot wedge to maintain radial pressure on the coils and slot wedges. Pressurized hoses are inserted below the PSDS. Filler strips are provided to protect the coil surface and to distribute the wedging load. The pressurized hoses are used to preload the slot contents, i.e., the stator coil, stator slot wedge, filler strips, and prestressed driving strips.


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Semi-conducting filler strips are also utilized on one side of the coil to provide a tight fit in the slot. These supporting fillers virtually eliminate potentially damaging coil vibration caused by the magnetic forces that are present. The entire stator slot contents are thermally cured under pressure to consolidate slot contents and reduce vibratory stresses due to coil motion. The procedures described and the consolidation of groundwall and filler materials, plus the use of ripple springs between coils and wedges, gives unsurpassed compactness with less maintenance and long service life.

The end-winding bracing must be designed to address several key issues. These are:

o     transient operating conditions;

o     normal steady-state operating conditions; and

o     thermal expansion and contraction for all conditions.

The bracing system is designed to withstand the electromagnetic forces imposed on the end-winding during transient events as required in ANSI Standard C50.13. The bracing is designed to limit movement of the stator coils (both radial and circumferential), thus protecting the stator coil insulation.

For normal steady-state operation, the bracing is designed to consolidate the end-winding into a structure such that the natural frequencies are away from the operating frequency and thereby resulting in long life for winding components. The end-winding bracing is "decoupled" from the stator core which significantly improves the global dynamics of the end-winding.

To address these issues, a bracing system has been developed.


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             [Drawing: Figure 8 - Advanced Hydrogen--Cooled Stator
                         Winding Bracing (PDL1251-69)]

The key function of the bracing is to control the dynamics of the end winding structure and allow thermal expansion and contraction without wear of the groundwall insulation.

The bracing system provides a solid structural backbone to which all the other end winding components can be consolidated. Retightenable radial clamps are used to consolidate the coils and winding bracing. A compact arrangement of parallel rings is mounted to the back of the end winding bracing system. The consolidated end winding structure is free to expand and contract axially with thermal changes. A bracket mounted on the core provides radial stiffness to accommodate transient electrical events.

MAIN LEADS

Stator parallel rings, phase leads, and main lead bushings are directly cooled by the hydrogen gas. The main lead bushings are assembled in a gas-tight main lead box located at the exciter end. The bushings are of dry type construction. Bushings can be replaced without removing the generator rotor. The six (6) main lead bushings extend from the lead box, three of which are used for the main leads connecting to the main transformer and three of which are used to form the neutral tie. Each bushing can be provided with up to four (4) bushing mounted current transformers. Current transformers are suitable for metering, relaying, or regulator


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service. Each current transformer has both a relaying accuracy of C-400 and a metering accuracy of 0.3B-1.8 in accordance with ANSI C57.13. The current transformers have a secondary current level of five amperes, and the transformer ratio is chosen so that, at generator rated current, the meter reading is approximately three-quarters of full scale.

The generator neutral connection and generator neutral enclosure are also supplied.

Standard configuration of the lead box is with the slanted legs toward the turbine end of the machine.

GENERATOR ROTOR

The cylindrical type rotor forging is made from nickel, chromium, molybdenum, vanadium alloy steel and is poured with the vacuum degassing process. Forging materials are ultrasonically tested for compliance with rigid quality assurance specifications. If found necessary, a bore hole is provided to remove centerline indications. The bore hole may then be used in later years for examination of forging integrity.

                       [Figure 9 - Turbo Rotor (1251-15B)]


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                   [Figure 10 - Generator Shaft (PDL1251-10C)]

Two pole rotors have their pole faces slotted so as to equalize flexibility and to reduce double-frequency vibration, as shown below.

                 [Figure 11 - Pole Face Slotting (PDL1251-11B)]


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Rotor winding components are subjected to stresses both from rotation and from thermal expansion and contraction. It is essential that these stresses be accounted for and limited in the rotor design. During startups, shutdowns, and load changes the rotor winding will move relative to the rotor structural parts. Built-in clearances and slip layers allow for this motion while reducing the frictional forces which could cause distress or shaft vibration. Cold-worked, creep-resistant, silver-bearing copper and epoxy-glass laminate turn-to-turn insulation reduces the chance of permanent winding deformation or rotor shorts. The winding is held firmly against rotational forces by nonmagnetic retaining rings and high-strength rotor slot wedges. In the rotor end turn area, custom fitted glass epoxy blocking and spacers maintain alignment of the winding components. Axial expansion is controlled by allowing for expansion to occur and by including Teflon slip layers in the rotor slots and under the retaining ring, to limit the friction that opposes axial motion.

The field winding is manufactured from high-strength alloy copper. This silver-bearing alloy copper contains the necessary metallurgical creep-resistant properties to minimize distortion during operation. The individual turns of the rotor winding are made up of hollow conductors, each consisting of two copper channel sections, which form a gas passage for the hydrogen. The field winding insulation is provided with extra electrical creepage distance on the top turns. The windings are placed in open, tapered slots which are lined with one piece, molded insulating slot cells. The NOMEX slot cells are Teflon lined on the inner surface to permit the rotor coil to move axially due to thermal expansion and contraction. The insulation between turns consists of glass laminate bonded to the copper. The glass laminate exhibits excellent wear characteristics and has a high coefficient of friction, which reduces relative slippage between coil turns that causes wear and copper dusting. Instead, the entire coil slot structure acts as a unit rather than individual turns. After the rotor is pressed and cured, fitted, high-strength slot wedges are driven into the top of the slots.


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               [Figure 12 - Rotor Winding--Open Slot (PDL1251-72)]

         [Figure 13 - Rotor Field Winding and Ventilation (PDL1251-13B)]

The rotor end turns are supported radially against rotational forces by 18Mn18Cr nonmagnetic retaining rings shrunk onto the rotor body. This alloy is now the industry standard and is highly resistant to corrosion and stress corrosion cracking in the presence of moisture and other corrodents. These retaining rings are nonmagnetic steel forgings


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produced by a cold-expansion process. These floating-type retaining rings have insulating liners, with a Teflon(3) surface in contact with the winding to prevent distortion of the rotor coil and abrasion of the rotor coil insulation. The rings are shrunk and keyed onto machined sections at the ends of the rotor body with a firm fit at overspeed and rated temperature. The heavy shrink fit provides a low-resistance electrical path for induced rotor surface currents, thereby reducing heating due to rotor surface currents. A circumferential locking ring is provided to prevent axial movement of the retaining ring. This method of support permits the shaft to flex without causing fretting at the joint or overstressing the rotor winding and is used to eliminate the effect of shaft deflection on the rotor end winding assembly. The construction of the retaining ring is shown in Rotor End Winding PDL 1251-45B.

                  [Figure 14 - Rotor end Winding (PDL1251-45B)]

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(3)Teflon is a registered trademark of I.E. DuPont Corporation.


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Ventilation of the rotor end turns is shown in PDL 1251-12C.

             [Figure 15 - Rotor end Turn Ventilation (PDL1251-12C)]

An amortisseur winding is provided which uses copper damper bars in each rotor slot connected at the ends by beryllium copper wedges to the retaining rings. This design meets the requirements of the industry standards for negative sequence current capability.

The generator rotor has a shrunk-on coupling on the turbine end. This is due to several design features. These include a turbine end blower design which uses rotating blades mounted in a shrunk-on hub with a smaller diameter than the coupling; the use of a retaining ring end plate which may be smaller in diameter than the coupling; and in some cases, depending on the size of the coupling required to match the turbine, even the retaining ring inner diameter may be smaller than the coupling diameter.

The completed rotor is statically and dynamically balanced. It is carefully baked and seasoned at running speed to promote lasting stability of the rotor winding components. Standard quality control tests are made on every rotor before and after overspeed tests to verify that no shorted rotor turns have developed. It is performed by means of a flux-probe or search coil test as the rotor speed is increased from rest up to rated speed and back to rest. The rotor is then carefully inspected and a final high-potential test is performed.


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EXCITATION

Either static or brushless excitation can be applied, depending upon your preference.

The generator collector portion of a static excitation system is covered by a separate description, specification, and bill of material from the generator. A separate description of the voltage regulator for the power supply portion of the system is also provided.

LUBRICATING SUPPLY SYSTEM

The generator shares a common lubrication system with the turbine. Fewer subsystems means less complexity and reduced installation costs.

HYDROGEN COOLERS

Hydrogen coolers consist of a number of finned tubes arranged within a suitable open frame structure, thus providing a large heat transfer surface for cooling the hydrogen gas circulating within the generator. Technically a hydrogen cooler is classified as a 1-2 crossflow heat exchanger. That is, the hydrogen gas makes a single pass through the cooler on the finned side of the tubing and the cooling water makes two passes on the tube side. Generally, hydrogen coolers are divided into 2 or 4 "sections", each section being an independent heat exchanger. The sections are arranged in tandem such that the hydrogen gas makes a single pass through all the tandem sections, whereas the cooling water flows in parallel in each section and makes two passes in each.

There are generally two arrangements of hydrogen coolers used in generators: one is with two coolers vertically mounted; and the other is with a cooler horizontally mounted. This design uses the vertical arrangement.

In the vertical arrangement, there are two hydrogen coolers, one on each side of the shaft, mounted in the frame of the generator at the turbine end. Each cooler consists of two separate, tandem sections, making a total of four sections, each of which can be isolated by valving.


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A vertical cooler is shown.

                   [Figure 16 - Hydrogen Cooler (PDL1251-17B)]

Each cooler is attached to the generator frame at one end only to permit expansion and contraction within the generator. The inlet water chamber is bolted to the cooler support flange which is bolted to the generator frame. The water makes two passes through each section in a counter flow manner by means of a reversing chamber at one end. The heat is transferred from the gas to the cooling water flowing through the finned tubes of the cooler.

Temporary operation at reduced load is permitted with one of the four cooler sections out of service. Standard design is to size the hydrogen coolers such that this reduced load level is 80% of the nameplate rating with one cooler section out of service.

INSTRUMENTATION

As a standard scope of supply, RTD's (standard is copper material) and TC's (standard material is copper-constantan) are supplied to measure various temperatures within the generator. Some of these detectors are intended to be tied in with automatic turbine control (ATC) and are therefore supplied as duplex elements; one for the ATC and one for Purchaser use. Where the detector is not required for ATC, it is supplied as a simplex element for


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Purchaser use in monitoring. There is a standard set of temperature detectors for stator coils, warm gas, cold gas, common cold gas for water control to the hydrogen coolers, bearing metal, seal oil, and lube oil temperatures. It is also possible to supplement this standard supply with additional temperature detectors which the Purchaser might specify. Different detector materials may also be desired by the Purchaser and can also be accommodated.

SHIPMENT

Shipment of the generator is determined by the Customer's requirements consistent with shipping size and weight limitations.

Typically, the generator will be shipped assembled to the maximum extent possible with the rotor and bearing brackets in place, except for the hydrogen coolers. Assembly is done at the factory by experienced personnel with the proper equipment, reducing the possibility of related field problems. For many years, Westinghouse has shipped a great number of generators in this manner. Units of this size are normally shipped on flat bed railcars.

When the stator and rotor are shipped as a unit, the machine is totally enclosed, forming a gas-tight housing. This greatly simplifies maintenance and handling before and during erection. Axial movement of the rotor is prevented by a rotor cover on the turbine end which also forms part of the gas-tight housing. This reduces any possibility of bearing damage. Assembled generator shipment results in substantial savings in erection costs.

In other cases, where handling the complete generator at the site is difficult, the rotor may be shipped separately. In either case, the larger stators are shipped by a Schnabel car:


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          [Photographs: Figure 3 - Generator Transport (PDL1251-36B)]

where the stator frame forms a structural part of the car. The rotor, if shipped separately, will be enclosed in a sealed bag on a special rotor skid on a flatbed railcar.

EXPERIENCE

All of these features combine to provide generator reliability. Continually updated generator design and insulation practice result in the operating experience of over 1000 units with a proven service record dating back to 1950.

FACTORY TESTS

The following standard commercial factory tests in accordance with ANSI C50.13, Table 4, Generators Not Completely Assembled in Factory for Test, will be performed on the generator:


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Mechanical

1.    Rotor overspeed.

2.    Rotor mechanical balance.

3.    Mechanical inspection.

4.    Air leakage test.

Electrical

1.    Measurement of cold resistance of armature and field windings.

2.    Insulation resistance measurements.

3.    Dielectric tests:

      Armature: The standard test voltage shall be an alternating voltage whose effective value is twice the rated voltage of the machine, plus 1,000 volts, applied for 60 seconds.

      Field: The standard test voltage for field voltages up to and including 500 volts is an alternating voltage of ten times the rated voltage, but not less than 1,500 volts. The standard test voltage for field voltages rated greater than 500 volts is 4,000 volts plus twice the rated voltage. This test is applied for 60 seconds.

4.    Resistance temperature detector tests consisting of:

      resistance measurement;

      insulation resistance measurement;

      one minute dielectric test at 1500 volts AC,

      with a continuity check of the device afterwards.


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ALTITUDE

Generator ratings are based on operation at rated hydrogen pressure when the generator is installed at an elevation of 1,000 meters or less above sea level. Generators operated at altitudes above 1,000 meters will have the gauge pressure of the hydrogen in the generator casing increased so as to maintain the same absolute casing pressure as that required for operation at sea level.

COOLERS SPECIFICATION

The coolers specified will have sufficient surface and will be designed to give satisfactory performance under the specified design conditions. The various materials used in the construction of the coolers will be of high quality and will conform to standard industry practice with regard to each individual part of the apparatus. The workmanship will be high grade in every detail. Westinghouse assumes no responsibility for any damage due to corrosive action of the fluid handled, or to the presence of foreign substances in it.

The coolers will be sized to permit temporary, part-load operation at 80% of nameplate rated MVA with one of the four cooler sections out of service. When the same TOTAL cooler water flow is pumped through the three remaining cooler sections, temperatures will remain within the allowances of the ANSI standards. When the normal flow in each of the three remaining sections is maintained, temperatures may exceed the allowances of the ANSI Standards, but will remain within safe operating temperatures.

NAMEPLATE RATING VERSUS GENERATOR

CAPABILITIES

The Nameplate Rating of the generator is the set of operating conditions: MVA; Voltage; Power Factor; Gas Pressure; etc., at which the generator meets the requirements of the ANSI standards. The generator also has capabilities at lower gas pressures as shown on the supplied generator capability curve. The intent of these lower gas pressure capabilities is to help the Purchaser reduce operating costs when his long term demand for power output is at a reduced level. At these times the gas pressure can be reduced to conserve hydrogen and


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reduce leakage rates. The output capability of the generator is related to the hydrogen gas pressure. The MVA levels for the reduced gas pressures have been selected so that the generator is also in accordance with the temperature requirements of the ANSI Standards under these load levels and gas pressures. It is recommended that when the Purchaser expects load swings to rated output, that the hydrogen gas pressure be maintained at the rated, maximum value.


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                                   Features of

                   THERMALASTIC(Registered) Insulation System

--------------------------------------------------------------------------------

THERMALASTIC insulation is the result of extended research and development over a number of years. It has outstanding electrical, physical and thermal properties.

THERMALASTIC achieves a unique union of solventless, thermosetting resins and mica to provide the tough, reliable insulation required for large generators. It is a system, not a material, providing reliable service on more than 1000 generators today. THERMALASTIC has been refined through a continuous program since its introduction in 1949.

THERMALASTIC SYSTEM FEATURES
SUPERIOR ELECTRICAL, MECHANICAL AND
THERMAL PROPERTIES

Mica, the heart of the THERMALASTIC system, is nature's best known insulator from a standpoint of electric strength, voltage endurance and thermal endurance.

The advantage of THERMALASTIC insulation resides in the resin impregnant and the impregnation process. The excellent electrical properties of the resin, coupled with good insulation consolidation, results in lower insulation power factor, increased dielectric strength, and remarkable improvement of voltage endurance.

The epoxy impregnating resin, in combination with selected reinforcing fabric, gives high mechanical strength plus elasticity. This feature enables the impregnant to expand and contract with other coil elements, making THERMALASTIC ideal for cyclic duty. In addition, the epoxy provides superior chemical and moisture resistance while providing excellent long term thermal stability.


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MANUFACTURING PROCESS REDUCES VOIDS
AND RESULTS IN CLOSE DIMENSIONAL
TOLERANCES

Generator coils using this insulation are of the half-coil construction. All strands of each conductor are individually insulated with polyester-glass insulation. The assembled strands are bonded solidly in the portion embedded in the slot. This provides a strong rigid straight part and consolidates the strands to a controlled size.

The coils are insulated from ground by multiple layers of continuous mica tape. The mica tape used is bonded with a synthetic resin with excellent electrical properties which contribute to low dielectric loss and high dielectric strength. After application of the mica tape, the coil is completely taped with a finish tape.

The coils are vacuum treated to remove moisture, solvents and gases. They are then impregnated under pressure with a thermosetting synthetic resin of low viscosity. The epoxy resin, in a liquid state, is introduced into the mica system by alternating vacuum and pressure conditions to eliminate voids. The process used results in resin fill of the coil interstices. The coil is then heat cured while clamped in a fixture, resulting in a unified dielectric barrier of close dimensional tolerances in both cross-section and end turn configurations.

The resultant composite insulation is a tough, yet flexible, dielectric barrier with excellent electrical and physical properties. The insulation is elastic and possesses good dimensional stability.

STRICT QUALITY CONTROL VERIFIES
RELIABILITY

Quality Assurance checks are performed on each coil and the complete winding to verify insulation integrity. Each coil is short circuit tested and given high-potential tests (well in excess of final winding high-potential test values) before being wound into the machine. Each set of coils includes extras which are chosen at random from the set for testing to destruction, thus giving further verification of insulation integrity.


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Additional high-potential tests are performed both during and after completion of the stator winding.

Effective corona suppression is provided by the use of two materials; (1) a low-resistance, conducting varnish on the coil slot section to contain the dielectric stress within the solid insulation, and (2) a high resistance, semi-conducting Coronox in the end turns to grade voltage stress along the coil surface.

THERMALASTIC is a registered trademark of the Westinghouse Electric Corporation.


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                                                     Scope of Supply
                                               ---------------------------------
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                           Scope of Supply

--------------------------------------------------------------------------------

1. One (1) stator frame complete with bearing brackets, bearings, stator core, and stator winding with THERMALASTIC(1) groundwall insulation.

      Lead box supplied for mounting to the bottom of the frame for installation of terminal bushings and bushing current transformers, (For combustion turbine applications, leads can be brought out from the top of the frame).

      THERMALASTIC(4) groundwall insulation is a registered trademark of Westinghouse Electric Corporation.

2. One (1) rotor complete with rotor winding and shaft mounted blower hub. Rotating blower blades and stationary blower shroud provided.

3. Hydrogen coolers, with 90-10 copper-nickel tubes and Muntz metal tube sheets, for mounting within the generator housing and designed to operate with 95 degrees F (35 degrees C) and lower cooling water at a maximum pressure of 125 psig (8.8 kg/square cm g). Cooler water boxes are carbon steel. Coolers have pipe ends prepared for Victaulic(2) couplings. Transition piping piece supplied for each inlet and outlet. Victaulic couplings provided for connection of transition pieces to cooler piping and to balance of plant/Purchaser supplied piping.

4.    Six (6) high-voltage bushings.

5. Twelve (12) bushing current transformers (two (2) per terminal) with provisions for one (1) additional transformer per bushing. Each local current transformer terminal box is provided with short-circuiting type terminal blocks for balance of plant/Purchaser continuation.

----------
(1) THERMALASTIC is a registered trademark of Westinghouse Electric Corporation.
(2) Victaulic is a registered trademark of Victaulic Company of America.


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6.    Temperature detectors (resistance type - 100 ohms platinum at 0 degrees C)
      as follows:

      A. One (1) resistance type for each hydrogen cooler outlet cold gas. Duplex is standard supply.

      B. One (1) resistance type in common hot gas inlet to hydrogen coolers. Duplex is standard supply.

      C. One (1) resistance type (including emersion well) in common cold gas outlet from hydrogen coolers for control of hydrogen temperature by Purchaser. Simplex is standard supply.

      D. Six (6) resistance type in armature coil discharge gas of two pole generators. Simplex is standard supply.

      E. Duplex thermocouples located in the bearing metal of each generator bearing. Type T (copper-constantan) is standard supply.

      F. Duplex thermocouples located in each bearing oil drain for the generator. Well provided in turbine supplied lube oil drain piping.

      G. Oil thermometer located in each bearing oil drain for the generator. Well provided in turbine supplied lube oil drain piping.

      H. Two (2) in collector air inlet and one (1) outlet (3 total). Duplex is standard supply.

      Internal temperature detectors are wired out through a gas-tight terminal board in the side of the generator frame with stud type connections for balance of plant/Purchaser continuation. External or well type temperature detectors are wired to terminal boards located on the generator frame for balance of plant/Purchaser continuation.

7.    Special tools:

      A.    Necessary rotor removal and installation tools.

      B.    Cooler, bearing and bearing bracket assembly tools.


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      C.    Set of rotor lifting cables.

      Note: If duplicate or similar generator is located in same station of the Purchaser, only those tools, wrenches and cables unique to the new generator will be supplied.

      D.    Stator jacking or lifting trunnions.

            (Provided on a loan basis to be returned to Westinghouse.)

      E.    Gap barrier tensioning tool. (If required)

8.    Miscellaneous:

      A.    Terminals for testing bearing and gas seal insulation.

      B.    Generator frame grounding pads (Standard supply is 2).

      C.    Seating plates and shims.

      D. Removable appearance frame covers ("lagging") from centerline to floor. (Embedded support plates NOT included.)

      E. Bus duct adapters for alignment of Purchaser's bus duct. Not intended for support of the phase bus. Support of the phase bus by others.

      F. Generator neutral bus, flexible connectors, and generator neutral enclosure. Connection pad provided on the generator neutral bus and an opening with Micarta adapter plate provided in generator neutral enclosure for balance of plant/Purchaser neutral grounding continuation.

      G. Enclosure with air filter for collector rings and collector brush rigging.


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                                               WDR2000 Static Exciter
                                               Digital Voltage Regulator
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                WDR2000 Static Exciter Digital Voltage Regulator

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The proposed WDR-2000 static excitation system will utilize the Westinghouse type WDR digital voltage regulator and trinistat power amplifier. The equipment included will provide a modern, reliable regulating system without utilization of existing rotating exciters.

The Westinghouse static excitation system is designed to provide control, protection, and monitoring functions for a synchronous generator. The Westinghouse system contains the following components: a power potential transformer, drawout thyristor power converters with associated firing circuits and a type WDR digital voltage regulator. All semiconductor components used in the system are very conservatively rated and are protected from transient surges to ensure reliable operation and service.

BENEFITS

The benefits of modern digital voltage regulator applied in the Westinghouse static excitation system versus existing rotating and obsolete systems include:

o     Improved availability

o     Increased protection

o     Reduced operating and maintenance costs because of:

      Inherent reliability of solid state

      -     Availability of spare parts

      -     Elimination of rotating apparatus

      -     Modularity of components

o     Higher initial response


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o     Higher efficiency (lower in losses)

The type WDR digital regulator includes the following features and capabilities:

o     Main CPU Boards Using Intel Boards

o     Provisions for Built-in Power System Stabilizer (PSS)

o     Non-Volatile Memory Board with 2-Year Storage (Battery Back-Up)

o     On-Line Monitoring of Machine and Excitation System

o     Built-In Status Panel

o     Hand-Held Access and Programming Keyboard for local programmer interface

      o     Remote Communication Access Options (select one):

      o     RS232C Serial Communications up to 50 ft.

            (Suitable for one PC/one regulator configuration)

      o     RS485 Serial Communications up to 5000 ft.

            (Mandatory for multiple WDR voltage regulators connected to one PC)

      o Modem Communications, 1200-9600 Baud using RS232C or RS485 communications standard

o     Remote Programmer Interface

      o     Error Handling

      o     Self Diagnostics

o     Communication Software for Use With IBM PC or Compatible


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      o     Change or View Settings

      o     Alarm/Trip Record in Sequence of Events

      o     Settings Printout

      o     Settings Storage on Floppy Diskette

      o     Monitoring of Regulator Operating Conditions

      o     Diagnostic Procedures

o     System Fault Tolerance

o     Back-Up Analog DC Regulator Mode in Separate Module

EQUIPMENT OPERATION AND GENERAL

DESCRIPTION

The following paragraphs describe the operation of the Westinghouse excitation system, a general description, and a specific description of the features.

EQUIPMENT OPERATION

The Westinghouse static excitation system includes a potential source static exciter with a digital voltage regulator for automatic control and an analog DC regulator for testing and backup. In the automatic mode the digital regulator controls generator terminal voltage by supplying a similar control signal to the firing circuits of the power amplifiers. The digital regulator can operate as either an AC terminal voltage regulator or DC field current regulator. This system is controlled manually by the analog DC regulator which sends a signal through the firing circuits to control the drawout power amplifiers of the static exciter. The power amplifiers are controlled by either the analog DC regulator signal or the digital regulator (WDR) signal.


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GENERAL DESCRIPTION

The proposed excitation equipment features the Westinghouse type WDR digital voltage regulator with drawout power converter. The WDR digital regulator will be mounted in the logic cubicle. The logic cubicle will also include any analog protection circuits which will be supplied, the analog firing circuits, and the in service meter panel with test voltage source.

The power converters will be supplied in a second adjacent cubicle. The power converter features a drawout design which allows ease of removal under load. The power converter cubicle is designed to accept future additions of power converters or to allow redundancy in the number of power converters supplied.

The power cubicle features a forced air cooling system with a main fan and a backup spare fan. The fan control circuits including automatic transfer to backup fan are grouped together in one convenient location. The forced air cooling system features a fan assembly that can easily be removed or changed out under load.

An auxiliary cubicle is adjacent to the power cubicle and includes the AC disconnect. The auxiliary cubicle is typically the primary location for power connections in and out of the static exciter voltage regulator lineup.

SYSTEM FEATURE DESCRIPTION

Digital Voltage Regulator Logic

Automatic AC Voltage Regulator Sensing Function

This function in the WDR responds to three-phase voltage from potential transformers by computing the instantaneous RMS value from a sampled reading and comparing it to a constant reference. The difference, the AC error, between the actual and reference quantities is sent to an auctioneering stage in the signal mixer.


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Transient Gain Reduction

In high-gain systems, the inherent time delays along with high AC regulator gain can contribute to control system instabilities. To prevent these conditions, the excitation system is stabilized by a transient gain reduction function in the digital regulator.

Reactive Compensation

Reactive compensation, either droop or rise, is included with the WDR system. These functions modify generator voltage by regulator action to compensate for the impedance drop from the machine terminals to a fixed point in the system. Action is accomplished by inserting vectorially into the regulator a voltage equivalent to the impedance drop.

Minimum Excitation Limiter

A static minimum excitation limiter prevents excitation reduction in the AC generator to levels that would result in a loss of synchronism of the AC generator with the power system. This limiter responds to a two-line kVA characteristic. The inputs to the limiter are taken from machine potential and current transformers. The limiter output auctioneers against the voltage sensing signal output in an auctioneering function for control of the power amplifiers. The control of the power amplifiers by the limiter prevents the voltage regulator elements from decreasing machine excitation to levels below the desired set characteristic value.

Maximum Excitation Limiter

A maximum excitation limiter acts through the regulator to return the value of excitation to a pre-set value after an adjustable time delay, during which overexcitation is permitted for field forcing. The limiter operates on an inverse time characteristic that permits lower values of overexcitation for longer time intervals and limits higher values of overexcitation for shorter time intervals. This limiter's output auctioneers with the output of the auctioneering function in the signal mixer such that reduced excitation is sent to the firing circuit. At each half cycle of the AC, the excitation level is checked against an "Instantaneous Pickup Level." If the excitation is above this value, a correction output is sent to the signal mixer.


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The Maximum Excitation Limiter also can accept up to three (3) contact inputs to indicate if one or more of paralleled power amplifier thyristor bridges have failed. This feature provides a "foldback" type of current limiting which automatically adjusts the pickup to a lower level.

The MXL also is enhanced to provide a "memory" of the time-dependent nature of the residual and cumulative effects of rotor heating. As the time between overheating events decreases, the effects of the last heating incident will steadily increase. This cooling rate is expressed as the "cool-down multiplier", which is entered in the MXL function as an adjustable parameter.

Volts/Hertz Limiter

The volts/hertz limiter is applied to the excitation system when the station must operate under adverse circumstances with the system frequency below normal operating range. In such cases, the reason for operating at reduced voltage during underfrequency conditions is to avoid the heating effects of excessive AC current in windings of transformers and other magnetic devices. The input to the maximum volts/hertz limiter is machine terminal voltage, and its output is a signal that auctioneers with the positive auctioneering output signal in the signal mixer in such a manner that whichever reduces excitation is sent to the firing circuit.

Overvoltage Limiter

This function provides protection from high terminal voltage levels that could be attained due to a fault condition within the excitation system, or from severe load rejection conditions that may occur at a hydro station. When machine terminal voltage is above a programmed pickup level, a limiting signal is sent to the signal mixer. If the overvoltage condition exists for longer than a programmed time delay, a "phase-back" command is sent to the firing circuit(s) to reduce the output of the Power Amplifier(s) to a minimum. This provides additional protection against overvoltage.

Overexcitation Protection

The overexcitation protection equipment protects the generator field from excessive thermal stress during a period of overexcitation under both manual and automatic excitation control.


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This device operates on an inverse time characteristic that permits lower values of overexcitation for longer time intervals and higher values of overexcitation for shorter time intervals.

Volts/Hertz Protection

Volts/hertz protection, independent of the volts/hertz limiter, protects the generator stator core and/or the unit transformer core from possible thermal damage due to excessive flux density. This device provides alarm and trip signals if the underfrequency operation reaches low levels without adequate retreat of machine terminal voltage level. The volts/hertz protection includes sensing and time delay circuitry. Time delay is introduced into the alarm function to prevent false alarms due to transient voltage or frequency changes. The delay for the trip circuit is set long enough to allow the limiter to function. The volts/hertz protection is left in service when on manual control of voltage even though the volts/hertz limiter, under these circumstances, is out of service.

DC Regulator Follower

The purpose of a DC regulator follower circuit is to track the machine field excitation level and provide a nearly bumpless transfer to DC regulator operation. The DC regulator follower senses the AC and DC regulator outputs; when their difference exceeds a pre-set band, it initiates a correction signal to move the DC adjuster to bring the DC regulator output within the pre-set band of operation. The follower circuit includes adjustable dead-band and time delay.

Forcing Alarm

A forcing alarm is included. It functions to annunciate generator field forcing when excitation forcing alarm setpoints are exceeded. Two conditions are alarmed: 1.) the generator off line and exceeding the no-load excitation setpoint; and 2.) the generator on line and exceeding the full-load excitation setpoint. The output of the forcing alarm can be used to inhibit the raise command above the setpoint.


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Remote Communication

Remote Communication capability provides the operator remote access to the digital regulator. The remote capability includes access to the digital regulator operating parameters (gains, time constants, limiting and protective set points, etc.) which are programmable from the local hand-held terminal, or a remote IBM - compatible personal computer. The remote capability also includes the ability to monitor many inputs, outputs, and certain internal quantities, as well as storage and display of routine data and unusual events.

The remote communication capability includes a software package supplied on a floppy disk to be loaded into an owner supplied IBM - compatible PC. It also includes a communication port in the digital regulator. The electrical interface can be either an RS-232C for short distances up to 50 feet or RS-485 for distances up to 5000 feet. RS-485 is used in any case where multiple regulators are to be accessed by a single PC. An optional capability enables communications via modems over a telephone line or other data communications channels at 1200 to 9600 baud using either the RS-232C or RS-485 standard.

Power Section

Firing Circuits

The AC error is applied through a signal mixing function to the solid state firing circuits of the power amplifiers. The amplifiers consist of three-phase thyristor power converter bridges. The firing circuits are synchronized with the AC supply voltage and the associated thyristors (silicon-controlled rectifiers). A linear relationship is established in the firing circuits between the WDR output signal voltage and the power amplifier DC output voltage. The outputs of the firing circuits are DC pulses, variable from 10 to 170 degrees with respect to the positive (anode positive) supply to the thyristors.

Power Amplifiers (Converters)

The amplifiers use thyristors in a three-phase full converter bridge configuration. This configuration applies positive and negative forcing voltage to the generator field for dual directional forcing of field voltage. The field current, however, cannot be reversed. The thyristors conduct current once each cycle at a variable angle in the cycle as determined by


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the amplified error signal from the regulator. The earlier in the cycle that the thyristors conduct, the greater the amount of energy delivered to the field. Thus, the regulator controls excitation by varying the output of the power amplifiers by controlling the associated firing circuits.

The power amplifiers are constructed of drawout module subassemblies to facilitate maintenance under load. The static excitation system has redundancy built in which permits machine operation at rated load with one power amplifier assembly disconnected.

Thyristor Protection

RC snubber networks protect the thyristors against excessive di/dt and dv/dt. Nonlinear resistor assemblies protect against excessive transient reverse voltage. Protection against loss of pulse in either firing circuit, and a blown fuse, in any converter bridge assembly is provided. Surge protection devices i.e. voltraps, are also included on the thyristor inputs. Thyristor overtemperature is monitored by thermal sensors embedded in the heatsinks. The thermal sensors provide overtemperature alarm and trip contacts.

Cooling System

Forced air cooling is supplied by a main fan with a backup fan. The fan is designed to provide adequate cooling for the entire power cubicle. A fan transfer circuit is included should the main fan fail. The fans are located in the top front and top back of the power cubicle. The fan assembly is designed to allow removal under load.

Additional Features

Power Redundancy

The WDR-2000 includes one spare operating power converter bridge and redundancy in the +-24 volt power supplies, transformer modules, and firing circuit modules for the amplifier section. This redundancy is important to assure that the failure of one of these modules or components does not cause a unit trip.


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Manual Control

The manually controlled DC analog regulator senses DC output current and regulates that output using the DC adjuster setting as the reference point. Its output signal directly controls the firing angle of pulses from the firing circuit to the thyristor amplifier when in the MANUAL mode.

The DC regulator adjuster controls the generator voltage in lieu of the digital voltage regulator circuits. This function is achieved by controlling the output of the power amplifiers. Provision is made for smooth transfer of operation from digital to analog (automatic to manual).

Field Flashing

The Potential Source static excitation system receives all of its energy from the terminals of the machine it excites. Momentary flashing of the generator field is needed to build up generator voltage each time the unit is started. A field flashing package consisting of a two-pole breaker or contactor, a diode and resistor is included for this purpose. An auxiliary d-c or a-c station source is required.

Voltage Buildup Module

Voltage buildup circuits are included to provide firing pulses when generator terminal voltage reaches 20 percent of rated voltage.

Power Supplies Dual Source

The excitation system must operate under extreme ranges of supply voltage. The Westinghouse static excitation system contains dual sourced power supplies which provide reliable control power from both the 120 VAC excitation source and the 125 VDC battery. Thus control power is available regardless of machine speed or terminal voltage.


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Generator Field Ground Detection

A ground in the field of a synchronous machine or alternator should be detected since the occurrence of a second ground might short circuit part of the field winding, and the resultant unbalance and vibration may damage the machine.

The function of the ground detector panel is to detect a ground current flowing from the machine DC field winding to the grounded machine shaft. The ground detector continuously monitors the machine field, and detects ground currents ranging from 0.1 ma to 10 ma in 11 selective steps. Two sets of relay contacts provide remote alarm indication whenever a ground is detected. Provision is also made for checking the operation of the ground current sensing circuitry by applying a "simulated ground" to the PC card. The above ground detector panel may be applied to brush excitation systems at rated generator field voltages up to 800 V DC.

Rapid De-Excitation

The DC field breaker is not required and is omitted in this proposal. Consequently, there is no need for a field discharge resistor or field breaker. An AC supply breaker type DS drawout electrically operated with six (6) auxiliary contacts will be supplied. The exciter power amplifier is a full converter (with thyristors in all legs of the three-phase bridge) with the ability to force down excitation quickly. The field is de-excited by phasing back the firing pulses to the static exciter amplifier. This action causes the stored energy in the field to be inverted back to the source, which quickly reduces the field excitation to zero. Upon loss of AC control, the field energy will be dissipated very rapidly in the nonlinear resistor permanently connected across the field.

Loss of Sensing

The purpose of the loss of sensing voltage function is to detect a complete or partial loss of voltage intelligence to a voltage regulator. The output of this function is connected in such a way as to transfer the digital regulator from AC to DC regulation when its potential intelligence is lost.


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If a voltage regulator loses its potential intelligence signal, then the regulator will drive the excitation of the generator to ceiling. Protection for loss of potential intelligence to a regulator is desired for faults within the potential intelligence circuits themselves. Protective operations are not desired for voltage disturbances caused by external faults or for loss of voltage from causes other than those within the potential sources. Note that under a line fault condition, it is desirable to have the regulator boost excitation; it would be undesirable to have the loss of sensing voltage detector function operate on this condition as a loss of potential signal and transfer the regulator. Because of this, it is necessary to discriminate between conditions of faulty voltages created within the potential measuring circuits themselves and complete or partial loss of voltage resulting from causes external to the potential measuring equipment. To accomplish the necessary discrimination, the loss of sensing protective module requires a three-phase potential signal from the regulator potential transformers plus an additional three-phase potential signal from another set of potential transformers that monitor the same machine (such as the metering potential transformers).

Optional Control And Protective Circuits

Power System Stabilizer

The power system stabilizer provides a supplementary control signal input to a synchronous machine voltage regulator that improves system dynamic performance. The stabilizing signal provides positive damping of the electro-mechanical oscillations that occur as a result of system disturbances. Without supplementary control, a continuously acting voltage regulator can contribute negative damping to system swings, and these oscillations may be sustained or may even increase in amplitude.

The power system stabilizer provides a stabilizing signal proportional to the deviation in synchronous machine terminal frequency and electrical power. The polarity of the signal is in the direction to increase excitation for terminal frequency deviations above normal frequency. The function includes implementation of the IEEE two-input (power and frequency) power system stabilizer model, as well as an option to scale and utilize an external PSS signal.


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SALIENT DESIGN DETAILS

Steady-State Regulation

The rated steady-state sensitivity of the Westinghouse regulating system is +/-0.5 percent of normal voltage over the operating range from no load to full load, rated power factor of the AC machine.

Control Circuits

Operation of the switching equipment depends upon a reliable supply voltage for the various components. For this purpose, the Customer must furnish a reliable 125 volt DC source for control of the breakers and/or contactors as specified in the Bill of Material.


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                                               Collector System Description
                                               ---------------------------------
                                               =================================
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                          Collector System Description

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STATIC EXCITATION COLLECTOR

                    [Drawing of Static Excitation Collector]

OVERVIEW

A complete static excitation system is made up of several components including the static exciter, voltage regulator, collector ring assembly, and brush rigging. The collector ring assembly and brush rigging comprise the major functional components of the collector set.

This document describes the Westinghouse collector set which is used with air cooled generators. The Westinghouse collector incorporates features which are widely standard in


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the industry but does so in a small and compact package. The following paragraphs give a comprehensive description of this equipment.

EQUIPMENT FUNCTION AND FEATURES

The collector's primary function is to transfer DC current from the source of excitation to the rotating generator field winding. The electrical connections to the field winding are through a combination of axial and radial leads in the rotating shaft.

Features of Westinghouse collector sets include:

      Installation available for either indoors or outdoors.

      Room air cooled with ventilation provided by a centrifugal blower integral to the collector shaft assembly.

      One piece helically grooved, forged steel collector rings with sub-surface ventilation.

      Brush holders, gang mounted in magazine assemblies, utilizing constant force springs, and with removable insulated handles to facilitate on-line brush replacement; standardized 4-brush holders.

      Class F insulation of DC power circuit components (main leads, brush rigging, slip ring assembly, and radial, axial, and flexible leads on the shaft)

      An insulating separator between polarities to reduce the risk of short circuit during brush changing operations.

      Silver-plated and bolted DC power circuit joints.

      Collector set enclosure (house) for noise reduction, with 120-volt convenience outlet, interior lighting, access doors, replaceable air filters, and a noise reducing air exhaust.

      Collector set is bolted directly to generator bed plate (no additional foundation bolting).


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STATIONARY STRUCTURAL COMPONENTS

Collector House

A fabricated heavy gauge steel house is built around the active and rotating components of the collector set to direct air flow, for safety, and for noise reduction. Noise reduction is accomplished with sound insulated walls and roof. Mounted to the house are filters or a separate filter house, the air exhaust silencer, and light with light switch.

The filters are installed in the air inlet to keep dust and foreign objects from entering the brush rigging and collector area. The filter system is designed for easy maintenance.

Ventilation

The collector is ventilated by drawing room air through filters and over the brush rigging and collector rings. The fan then discharges the air through the exhaust silencer. By locating the fan at the discharge end of the ventilation path, the temperature rise of the cooling air due to the fan itself does not contribute to the temperature of the collector rings and brush rigging.

Fan Shroud

A fan scroll is used to capture air being discharged from the fan and direct this air to the exhaust silencer.

Exhaust Silencer

A fabricated steel exhaust silencer is attached to the house and connected to the blower discharge shroud.

Ventilation Baffles for Brush Rigging

Both fabricated steel and glass epoxy baffles and seals are used to direct air flow through the brush rigging so that brush holders, brush holder supports, brushes, and collector rings are ventilated.


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Base

The base is fabricated of heavy structural steel. It supports other components of the collector set. It also provides the rigidity necessary to keep the collector set aligned. Space heaters are provided in the base to minimize the occurrence of condensation during shutdown.

Terminal Boards and Terminations

All wiring terminates at a terminal board located in or on the base. Insulated ring tongue crimp terminals are used for termination.

Main Leads (DC Bus)

Large, solid copper leads, silver plated at connections, are used for connecting the exciter to the brush rigging.

Grounding Pads

Grounding pads are provided on the collector base and inside the terminal board area.

BRUSH RIGGING

Brush Holder Magazine with Insulated Handle

The brush rigging will utilize brush magazines of 4-brush. This style of brush holder allows easy removal of several brushes at a time while the unit is on line. This design also permits brush changing to be done at a remote location. A removable, insulated handle is provided for removal and installation of the ganged brush assemblies. Normally, two handles are provided.

Carbon Brushes

Each brush holder is loaded with graphite composition brushes. Westinghouse recommends the exclusive use of National Carbon Grade 634 based on our years of experience with this brush. Each brush is 1" x 1.5" x 4" long, providing about three inches of brush wear. Expected brush life is six months. The brushes supplied with the brush holders are pre-radiused for fast wear-in. Constant force springs designed to comply with this brush grade


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and the expected vibration levels are used. Ordering information for replacement of the brushes is supplied in an instruction book.

Brush Holder Supports

The wedge holders support the brush holders; these are made of a high strength Aluminum alloy to prevent galling the surface when extracting and inserting the brush holder. The wedge holders are fastened to the brush holder supports: two upright, steel fabrications welded or bolted together, commonly known as sickles. All of the above parts are silver plated in appropriate areas to prevent corrosion and to form good electrical contact.

Insulation of Brush Holder Supports

To insulate the brush holder supports (brush rigging), a large piece of laminated G-11 glass epoxy plate is inserted between the base and brush rigging. This plate is also used in aligning the brush rigging to the shaft.

ROTATING COMPONENTS

Shaft

The collector shaft is forged as an integral extension of the generator rotor shaft forging. The axial center is bored with a four (4) inch hole to accommodate the axial leads. Closely toleranced fit surfaces are machined for the collector ring insulation over which the collector ring and bushing assemblies are fit. Radial holes are machined to accommodate radial leads.

Centrifugal Fan

The collector is ventilated with a centrifugal fan made of high strength steel. The fan is mounted between the rings.

Collector Ring

Forged steel collector rings provide excellent surfaces to minimize ring and brush wear. Helical grooves provide additional surface for cooling and a means to remove wear debris


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while maintaining even current distribution across the brush face. The rings are a one piece design with axial drilled holes for subsurface ventilation.

Collector Ring Insulation

The collector ring and bushing assembly are shrunk onto an epoxy glass tube made of continuously wound, epoxy resin saturated cloth. The tube itself is first shrunk onto the shaft with a small amount of interference. The assembly provides the insulation between the ring and shaft and the distance over the insulation required to prevent tracking.

Axial Leads

The axial leads connect the radial leads from the slip rings to the generator rotor winding through another set of radial leads. The leads are located in the bore of the rotor and are insulated by the "axial lead tube."

Axial Lead Insulation

As indicated above under Axial Leads, an axial lead tube is used to insulate the axial leads from the shaft. This tube is Class F glass epoxy, filament wound for durability and excellent electrical properties. The positive and negative leads are insulated from each other by a pair of tapered wedges also made of glass epoxy. These wedges are forced together tightly and hold the axial leads firmly against the tube.

Radial Leads

Radial leads connect the axial leads to the collector rings. Like the axial leads, these are made from forged zirconium-copper alloy.

Radial Lead Insulation

The radial leads are insulated with a Class F polyamide epoxy which forms a tight bond to the lead and insulates the lead from the shaft where needed. In some areas of the lead, no insulation is necessary since the distance between the shaft and lead is more than the specified "electrical strike" distance.


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                                                     Wet Condenser
                                               ---------------------------------
                                               =================================

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                              Condenser Description
                       (Side Exhaust Flow Steam Turbine)

--------------------------------------------------------------------------------

INTRODUCTION

Circulating cooling water flows through the tubes of the condensers, condensing steam on the outside tube surface. Steam enters the side of each condenser shell from the double flow, side exhausting steam turbine.

Each condenser is designed to accept full steam production from one (1) HRSG during steam turbine bypass operation without exceeding steam turbine exhaust pressure or temperature limitations with full cooling water flow.

EQUIPMENT SUMMARY

o Steam Surface Condensers (Two individual shells with tube bundles and hotwells)

o     Steam Turbine Discharge Flanges (Welded Construction with Expansion Joint)

o     Inlet and outlet water boxes for each unit

o     2 x 100% Capacity Steam Jet Air Ejectors with inter/after Condenser

o     One (1) Hogging Ejector with Silencer

o     Tube Supports / Tube Sheets

o     Hotwells with condensate sumps

o     Two (2) Turbine/Condenser expansion joints

CONFIGURATION

A two pass, single shell, condenser is provided for each of the two exhaust openings of the side exhausting, double flow steam turbine. It is designed to maintain a back pressure within the turbine operating range. The condenser shells and hotwells are of welded steel construction.


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Turbine Exhaust Expansion Joint

A rubber "belt-type" expansion joint is installed between the condenser neck and the turbine exhaust connection to allow for thermal expansion.

Hotwells

The hotwells extend the full length and width of each condenser shell and has a capacity of at least 3 minutes storage level at the design turbine throttle flow. A manhole for access to the hotwell internals, along with a level gauge glass are furnished. Condensate stilling chambers for the gauge glass minimizes surging of condensate and enables more accurate measurement.

Water box

The water boxes are of welded steel construction and are provided with flanged openings for circulating water inlet and discharge. Flanged manhole covers with hinges or davits are provided on the water boxes to permit access for inspection.

Extension Neck

The steam turbine outlet connecting pieces are designed to allow smooth transition from each of the two turbine outlets to the associated condenser tubed shell. This section has minimal internal obstructions for negligible pressure drop. This section is also provided with a manhole to allow access to shell internals. Exhaust measurement basket tips are located in the upper connecting piece for accurate measurement of condenser pressure.

Shell

Each condenser shell has a diaphragm or equal type expansion element on each end to allow expansion of shell and tubes. Appropriate tube support spacing controls tube vibration while sloped tube bundles allow proper drainage of tubes, when the tube bundle is out of operation.

Air Removal

The tube bundle also contains an air cooler section to allow venting non-condensible gases from the tube bundle. The air cooling section is arranged so that the entire length of the tubes between the tube sheets is active and is sized so that the temperature of the air vapor mixture leaving the air cooler is at least 7.5 degrees F below the saturation temperature corresponding to the absolute pressure at the steam inlet. Air removal piping for the condenser shell is arranged


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internally and brought to a separate external connection. Air removal is accomplished by steam jet air ejectors

Tubes & Tube Sheets

Tube sheets are solid titanium, conforming to ASTM Specification B265. Tube sheets are secured to the condenser shell independently of the bolts for supporting the water boxes so that the water boxes may be removed without breaking the joints between the tube sheets and the shell. Carbon steel support plates are provided to support the tubes and minimize vibration.

The condenser tubes are 25 BWG titanium in accordance with ASTM Specification B338. Water boxes, shell plate and tube support plates are carbon steel in accordance with ASTM A283 or equal.

DEAERATION

The condenser itself is capable of deaerating cycle make-up of up to three percent of the steam turbine exhaust flow, hence no separate deaerator is furnished in this case. If system make-up exceeds three percent, an optional vacuum deaerator is required.


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                                               Cooling Tower Description
                                               ---------------------------------
                                               =================================

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                            Cooling Tower Description

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INTRODUCTION

The cooling tower acts as the plant heat sink for the main circulating cooling water system and the auxiliary cooling water system.

The function of the circulating water system is to supply cooling water to the main condenser and auxiliary cooling water system. The heat transferred to the main circulating water and auxiliary cooling water is removed by a mechanical draft cooling tower.

The system design is such that pressure surges from hydraulic transients during startup, shutdown or pump trip will not cause damage to system components.

BILL OF MATERIAL

o     Cooling Tower Framing

o     Stairway

o     Fan Deck

      -     Perimeter Handrails

      -     Covering

o     Cooling Cell Partitions

o     Wind Baffles

o     Outer Casing

o     Fill

o     Drift Eliminators


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o     Hot Water Distribution System

o     Air Movement System

CONFIGURATION

Circulating water is supplied to the condenser and auxiliary cooling water system by two vertical, wet pit, nominal 50% capacity, circulating water pumps. Each pump takes suction from the cooling tower basin and discharges into a common circulating water header. This header then is divided into headers which feed the condenser and auxiliary cooling water system. The heated discharge from each is recombined and the heated water is returned to the cooling tower. At the cooling tower, the return line is divided into equally sized lines, each of which services one cooling tower cell. The water enters the cooling tower cells at an upper elevation through distribution spray nozzles and cascades downward over the PVC fill, being cooled by the upward air flow induced by the electric motor driven fan for that cell. This procedure results in a large surface area of water droplets being in contact with the ambient air drawn into the tower by the fans, thus increasing cooling efficiency. The water cools due to a number of processes, but mainly due to evaporation. The cooled water is collected in a basin at the bottom of the cooling tower structure.

The cooling tower can be bypassed during cold weather operation with returning circulating water entering directly into the tower basin.

Lost circulating water which results from evaporation, drift and cooling tower blowdown is replaced by water from the raw/fire water system and is supplied through the cooling tower makeup line to the cooling tower basin.

COOLING TOWER CONSTRUCTION FEATURES

The cooling tower is constructed of treated wood with PVC fill over a concrete storage basin. It includes fans, motors, risers, motorized isolation valves for each cell, connections for the warmed water return lines and instrumentation. The tower also includes a fire protection


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system, per NFPA-214, lightning protection system per NFPA-78, stairway, handrails and a ladder with cage.

INDEPENDENT CELL REMOVAL/MAINTENANCE

Each individual cell of the multi cell tower can be removed from service independently.

Fire Protection

The fire protection system is a dry pipe deluge type with instrument air pressurized pilot actuation. The system includes temperature sensors, dry pilot tubing, water piping and sprinklers, hangers, alarm and deluge valve. Activation of the deluge valve sends an alarm signal to the central control room.

Fan Motors

One (1) totally enclosed fan cooled motor per cell is provided. The motor is a single-speed design with roller bearings. A vibration detector is provided for each fan and motor set.

Structural Design

The cooling tower structure and stairways are constructed of treated wood in accordance with CTI standards WMS-112.

Components and hardware located in high humidity areas are made of corrosion resistant materials such as silicon bronze, stainless steel, fiberglass, etc.

Nails used to fasten the tower exterior sheathing to wood will be installed with an elastomeric washer to act as a vibration damper and stress concentration reducer so that the nail heads do not pull through the sheathing.


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MONITORING & CONTROL

Basin water temperature is monitored to prevent the formation of ice during cold air temperature operation.


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                                                          Mechanical Systems
                                                    ----------------------------
                                                    ============================

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                               System Descriptions

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1.0 SYSTEM DESCRIPTIONS

      1.1   Blowdown System Description

      1.2   Steam Drains System Description

      1.3   Steam System Description

      1.4   Condenser Air Removal System Description

      1.5   Circulating Water System Description

      1.6   Auxiliary Cooling Water System Description

      1.7   Condensate System Description

      1.8   Feedwater System Description

      1.9   Raw Water System Description

      1.10  Not used

      1.11  Cycle Makeup System Description

      1.12  Compressed Air System Description

      1.13  Compressed Gas Storage System Description

      1.14  Fuel Gas System Description

      1.15  Liquid Fuel System Description

      1.16  Fire Protection System Description

      1.17  Not used

      1.18  Selective Catalytic Reaction System Auxiliaries Description


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      1.19  Zero Discharge System


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1.1 BLOWDOWN

Function

The Blowdown System receives the continuous and intermittent blowdown streams from the HRSGs and accompanying kettle boilers, vents the flashed vapor to atmosphere, and delivers the blowdown wastewater to the cooling water system.

Major Components

The Blowdown System shall consist of the following major components:

o     Blowdown tanks (1 for each HRSG)

o     Piping, valves, piping specialties and instrumentation.

System Description

The Blowdown System removes impurities from the water in the HRSG evaporators and the kettle boilers which cool the CT rotor cooling air. The Blowdown System includes all equipment necessary to receive the continuous and intermittent blowdown streams from these units.

Blowdown from the HP steam drums is cascaded continuously from the HP steam drums to the respective IP kettle boilers. Continuous blowdown from the IP kettle boilers is cascaded to the LP kettle boilers. Continuous blowdown from the LP kettle boiler and intermittent blowdown from the evaporator headers shall be discharged to the respective HRSG blowdown tank where a portion of the blowdown flow is flashed to steam and vented to the atmosphere. IP and LP drum continuous blowdown is not required because of the large percentage of continuous outflow of feedwater from each. Other drains from the HRSG shall be manifolded into common headers to the blowdown tank. The water in the blowdown tank is cooled by auxiliary cooling water. The cooled effluent is then drained by gravity.

The Blowdown System includes sufficient capacity to provide for blowdown of the HRSGs at all firing levels.


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The blowdown tanks shall be vertical, free standing, base supported type designed and constructed in accordance with the requirements of the ASME Boiler and Pressure Vessel Code, Section VIII. The tanks have tangential shell inlet connections above the water level with a circumferential wear plate in the area of the inlet connections. The tank shall have access for inspection and cleaning.

Blowdown piping and valves shall be sized for the maximum calculated flow. Blowdown valves shall be located at the blowdown tank to minimize flashing in the downstream piping. The blowdown tank and vent shall be of sufficient size to allow complete flashing of the maximum calculated HRSG drain flows.

Drains from the blowdown tanks shall be gravity drained.

Design Basis

The system is designed to operate on a continuous basis and to provide intermittent boiler blowdown during plant transients.

Modes of Operation

During normal operation, drum water quality shall be constantly monitored and the continuous blowdown flow rate shall be manually adjusted by the operator in order to maintain drum solids below the required levels. Once a satisfactory blowdown rate is attained the valve will only be adjusted occasionally or if the normal load operation is changed for extended periods.

Intermittent blowdown will be performed periodically by the operator to reduce solids concentration in the lower evaporator headers based on historical operating trends. During startup of the HRSGs, intermittent blowdown may be required in order to maintain drum levels.


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1.2 STEAM DRAINS

Function

The function of the Steam Drains System is to protect the steam turbine from water damage by collecting and conveying the steam and condensate discharged from the steam turbine drains, steam piping drains, and the gland steam system drains to the condenser.

Major Components

The Steam Drains System shall consist of single air-operated drain valves and drain orifices with no isolation valves.

System Description

The Steam Drains System collects and conveys the steam and condensate discharged from the steam turbine drains, steam valves and piping to the condenser.

The drains shall be grouped to provide approximately the same range of pressure for the drains discharged to each manifold. When required, high temperature drain manifolds shall be desuperheated before entering the condenser.

Modes of Operation

The Steam Drains System collects condensate and steam from the following sources during normal operation dependent on steam turbine casing and plant arrangement:

1.    LP casing drain

2.    LP gland seal desuperheater drain

3.    Gland steam spillover regulator

4.    Gland steam piping low point drains

5.    IP/LP turbine line drains


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6.    HP blanked extraction casing drain

7.    IP blanked extraction casing drain

8.    Hot reheat valve balance line drain

During normal steady state operation the steam piping drains operate intermittently.


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1.3 STEAM SYSTEM

MAIN STEAM

Function

The Main Steam System transports high pressure (HP), low pressure (LP) and reheat (RH) steam from each heat recovery steam generator (HRSG) to the steam turbine. Additionally, intermediate pressure (IP) steam is supplied to the combustion turbine for component cooling. The Main Steam System also supplies steam to the gland steam system and steam jet air ejectors. Full capacity steam turbine bypass lines provide 100 percent steam turbine bypass capability for all steam turbine supply headers.

Main Steam System piping drip pots and low point drain lines protect the steam turbine against water damage by removing moisture produced by condensation in the main steam piping.

Major Components

The Main Steam System shall consist of the following major components:

o     Pressure reducing valves and desuperheaters

o     HRSG stop/ check and isolation valves

o     Flow measuring equipment

o     Piping, valves, piping specialties and instrumentation

System Description

High and low pressure superheated steam normally flows from the respective HRSG drums to the steam turbine inlet valves. Similarly, IP steam is routed to the CT steam cooling system for cooling internal CT components. Main steam piping is continuously sloped from the HRSG superheater outlets to drip pots located near the steam turbine for removal of condensate from the steam lines. Condensate collected in the drip pots and low point drains


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is discharged to the condenser via the drain system. Drip pot level controls are air operated with fail open drain valves for automatic removal of condensate from the drip pots.

Main steam flow is measured by means of flow nozzles.

A full capacity steam turbine bypass is included from the LP steam header to the condenser. The HP steam full capacity bypass bypasses steam from the HP header to the cold reheat header. A hot reheat bypass bypasses steam from the hot reheat header to the condenser. The HP bypass desuperheating spray water is supplied from the feedwater system. The LP bypass and reheat bypass desuperheating spray water is supplied from the condensate system. Attemperator spray water flows shall be controlled by temperature control valves.

The high pressure steam header supplies steam to the steam turbine. During startup, steam is also provided to the gland steam system and the steam jet air ejectors. Steam supplied to the gland steam system and the steam jet air ejectors is reduced in pressure by a pressure regulating valve and conditioned by a desuperheater. Desuperheater spray water is supplied from the condensate system.

The intermediate pressure steam system supplies steam to the CT cooling steam system. Excess IP steam bypasses this cooling loop and is piped to the cold reheat steam header.

The low pressure steam system supplies steam to the steam turbine and also supplies steam to the condenser for sparging the hotwell. The sparging steam is used at part load conditions to help remove oxygen from the condensate.

Safety valves required for system operation and over pressure protection shall be provided.

Design Basis

The Main Steam System is sized for the combustion turbine's base firing operation and is designed to accommodate other operating cases. All steam piping is specified for the maximum pressure and temperature design requirements, including transient and upset conditions. The steam piping is sized for the pressure drop requirements specified to satisfy plant thermodynamic performance criteria.


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The HP, IP, and LP steam piping systems include provision for venting of noncondensables and warm-up during startup. In addition, an adequately designed drain system is provided to remove condensate during startup and low load operation.

Modes of Operation

During normal operation, main steam flows through the system from the HRSG to the steam turbine and cold reheat system.

During startup, steam is directed through the full-flow bypass to the condenser until the lines have been warmed and drained of condensate and the steam turbine has been warmed using main steam and rolled up to operating speed. High pressure main steam is supplied to the condenser air ejectors and the gland steam system until the pressure of the steam in the cold reheat line is adequate for this purpose.

In the event of a turbine trip, the condenser bypass valves will open to maintain the desired pressures throughout the system and prevent opening the Safety Relief Valves.

During oil operation, when the HRSG LP economizer is bypassed, some IP steam is directed to the LP steam drum to help maintain the pressure in this drum.

REHEAT STEAM

Function

The Reheat Steam System transports cold reheat steam from the HP turbine exhaust and excess IP steam not used in the CT steam cooling system to the heat recovery steam generators (HRSG). This system also transports hot reheat steam from the HRSGs to the IP section of the steam turbine.

Full capacity steam turbine bypasses shall be provided from the hot reheat steam headers to the condenser for startup and when the steam turbine is out of service.


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Reheat Steam System piping drip pots and low point drain lines protect the steam turbine against water damage by removing moisture produced by condensation in the reheat steam piping.

Major Components

The Reheat Steam System shall consist of the following major components:

o     Pressure reducing valves and desuperheaters

o     Flow measuring equipment

o     Piping, valves, piping specialties and instrumentation

System Description

Cold reheat steam normally flows from the HP turbine exhaust to the two HRSG reheater sections. A line is provided from the cold reheat header to supply the gland steam system and air ejectors during normal operation. Piping from the IP steam headers supply excess CT cooling steam to the cold reheat piping The hot reheat steam flows from the HRSG reheater outlets to the IP turbine inlet valves.

The cold reheat steam piping is continuously sloped from the HP turbine outlet and the HRSG reheater inlets to drip pots located near the steam turbine for removal of condensate from the steam lines during warm-up of the reheat piping at startup. Condensate collected in the drip pots and low point drains is discharged to the condenser via the drain system. Drip pot level controls are air operated valves (fail open on loss of air) for condensate removal from the drip pots.

Full capacity steam turbine bypasses shall be provided from the hot reheat steam headers at each HRSG to the condenser. Pressure control valves and desuperheaters shall be provided for conditioning of the bypass steam before it is discharged to the condenser. Reheat bypass desuperheating spray water is supplied from the condensate system. Attemperator spray water flow is controlled by a temperature control valve.


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Safety valves required for system operation and over pressure protection shall be provided.

Design Basis

All steam piping shall be designed for the maximum pressure and temperature design requirements, including transient and upset conditions. The steam piping shall be sized for the pressure drop requirements in order to satisfy plant thermodynamic performance criteria.

The hot and cold reheat steam piping systems include provisions for venting of noncondensables and warm-up during startup. In addition, an adequately designed drain system shall be provided to remove condensate during startup and low load operation.

Modes of Operation

During normal operation, steam flows from the exit of the HP steam turbine, through the reheat section of the HRSG, and through the hot reheat line to the IP turbine inlet valves. Steam from the HRSG IP superheater outlet flows to the CT steam cooling system with excess steam flowing to the cold reheat system. IP steam that is heated in the CT steam cooling system mixes with the hot reheat steam from the HRSG. Cold reheat steam is supplied to the condenser air ejectors and the gland steam system.

During startup, steam is directed through the full-flow bypass to the condenser until the lines have been warmed and drained of condensate and the steam turbine has been warmed using main steam and rolled up to operating speed. In the event of a turbine trip, the condenser bypass valves will open to maintain the required pressures throughout the system and prevent opening of the Safety Relief Valves.


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1.4 CONDENSER AIR REMOVAL

Function

The function of the Condenser Air Removal System is to evacuate the condenser steam space for removal of the noncondensable gases during steam turbine generator operation and to rapidly reduce the condenser pressure from atmospheric pressure during plant startup. The vacuum breaker valve allows air to enter the condenser to reduce the coast down time of the steam turbine generator after shutdown.

Major Components

The Condenser Air Removal System shall consist of the following major components:

o Two stage, twin element steam jet air ejectors with inter and after condensers for holding operation.

o     Hogging steam jet air ejector for startup.

o     One vacuum breaker valve.

o     Piping, valves, piping specialties and instrumentation.

System Description

The condenser exhauster unit shall consist of a two stage, twin element steam jet air ejector with inter and after condensers, interconnecting piping, and valves. The steam jet air ejector shall be furnished as a packaged assembly. Cooling water for the air ejector condenser shall be provided by the condensate system. A separate hogging steam jet air ejector with a discharge silencer shall be provided for initial evacuation of the condenser.

Steam for operation of the steam jet air ejectors shall be furnished from the high pressure (HP) steam system during startup and low load operation and from the cold reheat header during normal operation. The steam pressure shall be reduced and the temperature controlled via a desuperheater before it is used by the air ejectors.


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Piping from the air inlet to the steam jet air ejectors to the condenser air removal section facilitates the removal of noncondensable gases. The steam jet air ejectors use steam as the motive force to expel the noncondensable gases and convey them to the steam jet air ejector condenser at a pressure slightly above atmospheric pressure. Entrained moisture and motive steam shall be condensed and drained to the condenser. The air and noncondensables shall be discharged to the atmosphere.

The condenser vacuum breaker valve shall be located on the condenser shell in a non-accessible area. The vacuum breaker valve shall be remote actuated from the control room. Interlocks shall be provided to prevent opening the vacuum breaker when the steam turbine is in operation.

Design Basis

The steam jet air ejectors shall be sized based on system requirements, but shall always meet or exceed the recommendations of the Heat Exchanger Institute standards for steam surface condensers.

Modes of Operation

The condenser air removal system shall have two operating modes: "hogging" and "holding". Hogging operation shall utilize the hogging ejector for plant startup where large quantities of air and noncondensable gases are removed from the condenser before the startup of the steam turbine. Holding involves normal operation where noncondensable gases are continuously removed from the system at low condenser pressure.


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1.5 CIRCULATING WATER

Function

The function of the Circulating Water System is to supply cooling water to the steam turbine condenser and the auxiliary cooling water system. The heat transferred to the circulating water shall be removed by a mechanical draft cooling tower. Heat from the auxiliary cooling water system shall be also removed by the cooling tower.

Major Components

The Circulating Water System shall consist of the following major components:

o Two 50 percent capacity vertical, wet pit, circulating water pumps and motors.

o     Circulating water pump intake pit/cooling tower basin.

o A double shell steam surface condenser for a double-flow, side exhausting steam turbine.

o One wood frame, counterflow mechanical draft cooling tower. At Contractor's option a concrete structure may be used.

o     Piping, valves, piping specialties and instrumentation.

System Description

The Circulating Water System shall consist of two 50 percent capacity circulating water pumps, a double shell water cooled condenser, and a direct contact, mechanical draft cooling tower.

The condenser shall consist of two segregate shells with the hotwells connected by an equilibrium line. Condenser tube material shall be Titanium.

Water from the cooling tower basin shall be pumped by the circulating water pumps to the condenser and then to the cooling tower in a single pressurized piping circuit. The heated cooling water is cooled in the mechanical draft, direct contact cooling tower.


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The underground circulating water piping shall be precast concrete cylinder pipe. Above ground circulating water piping shall be uncoated carbon steel.

The cooling tower shall be a wood frame, counterflow mechanical draft cooling tower constructed on top of the concrete cooling tower basin. At Contractor's option a concrete tower structure may be used. The circulating water pump pit shall be located at the end of the basin. A trash rack, removable for cleaning, shall be located upstream of the circulating water pump pit for protection of the circulating water pumps from debris in the cooling tower basin.

Design Basis

The circulating water pumps shall be designed in accordance with requirements of the Hydraulic Institute Standards. The condenser shall be designed in accordance with the requirements of the Heat Exchange Institute Standards for Steam Surface Condensers.

The design capacity of each circulating water pump will be based on 50% of the circulating water flow at the contract plant performance guarantee points, rounded to the next higher 1000 gpm. The Hydraulic Institute Standards require the pump manufacturer to allow capacity margin of plus 10% and minus 0%. Therefore, no additional margin will be included in specifying the pumps. The design total discharge head (TDH) also will not include additional margin, since the Hydraulic Institute Standards require the pump manufacturer to meet the design TDH with margins of plus 5% and minus 0%.

Modes of Operation

During normal operation both circulating pumps are running and circulating water flows through the condenser, through the cooling tower to the basin and back to the condenser. Some of the cold circulating water also feeds the auxiliary cooling system.


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During operation with only one of the two circulating water pumps running, the plant can continue to operate although at a reduced load.

            TYPICAL CIRCULATING WATER PUMP DESIGN FEATURES

            Non-Pullout Type Construction with Above Ground Discharge

1.6 AUXILIARY COOLING WATER

Function

The function of the Auxiliary Cooling Water System is to supply cooling water for various plant equipment heat exchangers. The Auxiliary Cooling Water System shall be a closed loop system.

Major Components

The Auxiliary Cooling Water System shall consist of the following major components:

o     Two 100 percent capacity auxiliary cooling pumps

o     Two plate and frame type closed cooling water heat exchangers

o     Piping, valves, piping specialties and instrumentation

o     One closed cooling water head tank

o     One open water booster pump (if required)

System Description

The open water booster pumps (if required) take suction from the circulating water supply piping upstream of the condenser and direct circulating water to the closed cooling water (CCW) heat exchanger. The heated circulating water is returned to the circulating water return piping downstream of the condenser discharge.

The auxiliary cooling water pumps pump water to the plants various cooling loads. The heated cooling water flows to the closed cooling water heat exchanger, which is cooled by


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circulating water from the open loop. The loop is completed as the cooled water flows to the suction of the auxiliary cooling pumps.

The primary equipment supplied by the Auxiliary Cooling Water System includes the following:

o     Combustion turbine generator hydrogen coolers

o     Combustion turbine lube oil coolers

o     Steam turbine/generator lube oil cooler

o     Steam turbine generator hydrogen coolers

o     Steam turbine EH coolers

o     Boiler feedwater pump seal water coolers (if required)

o     Boiler feedwater pump lube oil coolers (if required)

o     Sample panel coolers

Equipment coolers shall be provided with sentinel relief valves.

Cooling water flow to the remaining coolers shall be controlled by manually operated balancing valves.

A self-contained pressure regulating valve shall be provided between the auxiliary cooling water supply and return headers to control the supply header pressure and for minimum flow recirculation of the auxiliary cooling water pumps.

Design Basis

The Auxiliary Cooling Water System shall be sized for the plant auxiliary cooling loads.


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Modes of Operation

During plant operation, the auxiliary cooling water pumps distribute the auxiliary cooling water to the various heat exchangers to dissipate heat from the plant equipment.

Only one auxiliary cooling water pump and one closed cooling water heat exchanger is normally operating. If the pump shuts down, the second auxiliary cooling water pump is automatically started.


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1.7 CONDENSATE SYSTEM

Function

The Condensate System transfers deaerated condensate from the outlet of the condenser to the HRSG low pressure economizers and/or the low pressure (LP) steam drums and maintains the LP drum water level over a wide range of steam demands. The system also provides flow through the steam jet air ejector condenser and gland steam condenser.

The Condensate System also provides water for desuperheating bypass steam, steam for condenser air removal, and gland steam.

Major Components

The Condensate System shall consist of the following major components:

o     Three 50 percent capacity vertical can type condensate pumps.

o     Piping, valves, piping specialties and instrumentation

System Description

The condenser hotwell supplies condensate by gravity to the suction of the condensate pumps. A strainer shall be provided in the suction line to each condensate pump to remove any debris carried over from the condenser.

Condensate shall be pumped by two of the three 50 percent capacity condensate pumps from the condenser hotwell, through the steam jet air ejector condenser, gland steam condenser, and to the HRSG LP economizers. During oil operation, the economizers shall be bypassed and condensate is supplied directly to the LP steam drums.

The Condensate System also supplies flow to the turbine exhaust hood spray, condensate pump seals, LP steam bypass desuperheater and gland steam desuperheater.

A minimum flow recirculation control valve shall be provided to maintain minimum flow for the condensate pumps during low load and startup operation. The minimum flow


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recirculation control valve shall be located downstream of the gland steam condenser to ensure continuous flow through the steam jet air ejector condenser and the gland steam condenser. The recirculation valves shall be sized to provide the minimum flow requirements for two condensate pumps operating simultaneously. The Condensate System also receives feedwater from the fuel gas preheaters downstream of the gland steam condenser.

A restricting orifice in parallel with a full flow manual isolation valve shall be provided in the condensate pump discharge piping to prevent condensate pump runout during initial fill of the condensate system. On initial system start-up, the full flow isolation valve shall be closed and the entire pump flow shall be directed through the restricting orifice. When the Condensate System reaches operating pressure the full flow isolation valve shall be opened.

Design Basis

The Condensate System is designed to provide the maximum condensate demand during full load operation with both combustion turbines operating.

The design capacity of each condensate pump will be based on supplying 50% of the maximum condensate flow to be encountered in operation, including turbine bypass. The pump shut-off head shall be a minimum of 115% of the total head at design flow and rated speed. The total head of the pump will be equal to the total discharge head minus the total suction head, plus 5% margin. The pumps shall be selected with 5% flow margin. Net positive suction head available (NPSHA) is zero at the pump suction flange. Each pump shall be designed such that the best efficiency point lies in the flow range between normal and maximum flow conditions.


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Modes of Operation

During normal operation condensate feeds the HRSG, the steam jet air ejector condenser and gland steam condenser. Two 50% pumps will be running. During steam turbine bypass, the condensate system also feeds the reheat and LP bypass desuperheaters.

In the event one of the condensate pumps shut down, the standby pump is automatically started to maintain the required flow.

            TYPICAL CONDENSATE PUMP DESIGN FEATURES

      Motor Driver
      Cast Iron Bowls
      A743 First Stage Impeller
      Bronze Impellers (Add'l Stages)
      Keyed Impellers
      416 SS Pump Shaft
      Bronze Bearings
      10LF-20 Fab Steel Discharge Head
      John Crane IB BF50 171 Mechanical Seal
      Plan 13 Seal Flush Piping - Copper Tubing
      3 WSA Adjustable Spacer Coupling
      300# RF Discharge Flange
      150# RF Suction Flange
      Steel Suction Can
      Suction Can Vent
      Steel Mechanical Seal Housing
      416 SS Headshaft
      Keyed Lineshaft Couplings


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1.8 FEEDWATER SYSTEM

Function

The Feedwater System transfers heated feedwater from the heat recovery steam generator (HRSG) low pressure (LP) drums to the respective HRSG high pressure
(HP) and intermediate pressure (IP) drums and also maintains the correct HP and IP drum water level over a wide range of steam demands. The Feedwater System also provides feedwater to various desuperheaters, and hot water to the fuel gas heater.

Major Components

The Feedwater System shall consist of the following major components:

o One (per HRSG) 100 percent capacity horizontal multistage feedwater pumps with interstage takeoff. (These will be either split-case or segmented ring section design.)

o     Piping, valves, piping specialties and instrumentation

System Description

The feedwater pumps take suction from their respective HRSG low pressure drums. The feedwater pumps provide the necessary pumping head to supply feedwater to the HRSG IP and HP steam drums including piping friction losses and differential static head.

An automatic recirculation control valve shall be provided for minimum flow recirculation of the feedwater pumps to prevent overheating and cavitation during startup and low load operation. Due to the configuration of the interstage takeoff, minimum flow through the high pressure discharge of the pump satisfies the minimum flow requirements of the interstage bleed and recirculation flow shall be required at the HP discharge only. The minimum flow recirculation valve shall be provided with anti-cavitation trim to accommodate the high pressure drop.

Pump runout shall be prevented during initial fill of the HP feedwater system by a flow restricting orifice in parallel with a full flow manual isolation valve. When the HP feedwater


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system is filled, the full flow isolation valve shall be opened, and flow shall be unrestricted. The IP feedwater runout is limited by a back pressure control valve which maintains a minimum backpressure on the interstage bleed during HRSG filling and plant startup. This valve prevents the high pressure stages of the feedwater pump from being starved by the IP interstage takeoff during initial system fill.

The feedwater pumps shall be supplied with instrumentation to monitor and alarm on high bearing temperature. Feedwater pump suction pressure and temperature shall be monitored and the control system calculates available NPSH. The available NPSH shall be compared against the manufacturer's required NPSH and an alarm shall be actuated if measured available NPSH drops below pump required NPSH for more than 5 seconds. The pump shall be automatically tripped if the condition persists for more than 30 seconds. Also, the feedwater pump shall be tripped if the LP drum water level drops below the low-low level set point.

The IP and HP feedwater flows shall be monitored. These measurements along with drum level and steam flow shall be used in a three element drum level control algorithm.

The feedwater pumps shall be started by the operator from the central control room. They shall operate continuously unless shutdown by the operator or tripped by the distributed control system (DCS). The DCS will alarm and automatically trip the feedwater pump on the following conditions:

      High pump vibration

      Low LP drum level

      Low pump NPSH available


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The DCS will alarm only on the following conditions:

      Low pump flow

      Low pump discharge pressure

      High bearing temperature

Design Basis

The design capacity of each boiler feedwater pump will be based on supplying 100% of the maximum feedwater flow to be encountered in operation including turbine bypass. The boiler feed pumps shall have 5% flow and head margin above the maximum design condition. Each pump shall be designed such that the best efficiency point lies in the flow range between normal and maximum flow conditions.

Modes of Operation

During normal operation water is pumped to the IP & HP economizers.

During operation with the steam turbine bypassed, desuperheating water is sent to the HP bypass steam line.


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                      TYPICAL HORIZONTAL SPLIT CASE BOILER

                         FEEDWATER PUMP DESIGN FEATURES

            Motor Driver
            Speed Increaser, if required
            Three Element Grouted Steel Baseplate
            12% Chrome Casing
            12% Chrome Impellers
            420 SS Shaft
            Carbon Steel Pressure Studs & Nuts
            Cast Iron Inboard & Outboard Bearing Housing
            High Pressure Casing
            316L SS Dual Take-off
            RF Flanged Suction Connection
            RF Flanged Discharge Connection
            Masonite Flange Covers
            Sleeve / Sleeve KTB Bearings
            Tri-Land Bearings
            Forced Feed Lube Oil System
            Vent & Drain Connections
            Gib Block
            Vibrometer Pad
            Bearing Temperature Detector Taps
            BSTFM Mechanical Seals
            316 SS Pumping Rings
            316 SS Flush, Vent, & Drain Glands
            1/2" 316 SS Tubing w/ Hoke Fittings
            Graham Cooler 4x4C-10/CI CSG/304 Tube
            Non-cooled Bearing Housing
            Non-cooled Stuffing Box
            Coupling - Pump/Speed Increaser


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            Coupling - Motor/Speed Increaser
            PMC Beta 440DR Vibration Sensor/Switch
            Type K Thermocouple Temperature Sensors


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                  TYPICAL SEGMENTED RING SECTION BOILER

                      FEEDWATER PUMP DESIGN FEATURES


            Baseplate for pump, gear increaser/lube system, and motor

            Spacer, gear coupling and disc coupling between motor and gear

            Steel coupling guards

            12% chrome stage casing

            12% chrome impeller and diffusor

            12% chrome shaft

            Carbon steel pressure studs and nuts

            Carbon steel suction and discharge casings clad with 316 SS

            Balance water NPT connection (balance line to be returned to the suction source

            One (1) interstage takeoff connection off the second stage for the IP condition

            Crane mechanical seals

            Vendor's standard circulation cooling piping with heat exchangers similar to API Plant 23 and jacket cooling piping similar to API Plan C

            Sleeve radial bearings, forced lubrication

            Segment type lift-off device

            Vendor's standard lube oil piping with standard sight flow indicators in each drain line

            Balance disc design

            One (1) dual element, Type K, thermocouple per radial bearing wired in conduit to a common base mounted NEMA 4 junction box

            One (1) PMC-Beta Model 440 DR vibration sensor/switch with contacts mounted on each radial bearing

            Gear increaser designed to AGMA quality Class II and 1.7 service factor, with integral lubrication system for gear, BFP and motor complete with a shaft driven main lube oil pump, shell and tube oil cooler, single filter, socket welded and flanged carbon steel piping, high oil temperature switch and low oil pressure switch, dual scale oil temperature and oil pressure gauges, auxiliary electric motor driven lube oil pump and AOP switch, and 4 dual element type K theromocouple probes (1 per bearing) wired to a WP junction box.


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            Note:

            1. Gear increaser and auxiliaries are provided, if required.

            2. Forced lubrication system is provided, if required.


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1.9  RAW WATER

Function

The function of the Raw Water System is to provide water for cooling tower makeup, cycle makeup, evaporative cooler supply, fire water and miscellaneous plant services (e.g. pump seals, washdown).

Major Components

The Raw Water System consists of the following major components:

o Quarry water supply, including 2x 100% (1500 GPM each) forwarding pumps (floating type) and associated piping to the plant.

o     POTW water supply

o     Raw water forwarding pumps

o     Raw Water / Fire Water Storage Tank

o     Piping, valves, piping specialties and instrumentation

System Description

The Raw Water System consists of a pressurized water source supplying water for cooling tower makeup, evaporative cooling water supply, cycle makeup, fire water, and miscellaneous plant use. The system operates on a continuous basis when any of the system users are operating.

Design Basis

The system is designed to provide the maximum required flow to the site from the water source.


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1.10 NOT USED


1.11 CYCLE MAKEUP

Function

The function of the Cycle Makeup System is designed to supply and store high quality demineralized water for makeup to the heat recovery steam generator
(HRSG) steam cycle. The Cycle Makeup System also supplies water for the combustion turbine water injection and combustion turbine water washing.

Major Components

The Cycle Makeup System consists of the following major components:

o     One 237,000 galloncondensate storage tank.

o Two 100 percent capacity cycle makeup pumps designed for normal makeup to the cycle when water is not being injected into the combustion turbine.

o One 100% capacity pump designed to handle makeup to the unit including water injection to the combustion turbine.

o     Piping, valves piping specialties and instrumentation.

System Description

The water supply to the Cycle Makeup System is provided from the cycle makeup treatment system. The demineralized water from the mixed bed exchangers discharges to the condensate storage tank.

Two 100% capacity cycle makeup pumps are provided for normal system operations without water injection to the combustion turbine. The cycle makeup pumps take suction from the condensate storage tank. An automatic recirculation control valve is provided for each cycle


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makeup pump for minimum flow recirculation to prevent overheating and cavitation of the pumps during startup and low flow operation.

A single 100% capacity cycle makeup pump is provided for system operations when water injection to the combustion turbine is required.

The cycle makeup pumps supply makeup water to the steam cycle. Makeup water is introduced to the condenser. Normally either the A or B pump operates, and the other pump serves as backup. Should one pump fail, the backup pump is automatically started by the DCS.

Condenser makeup flow is controlled by an automatic control valve located in the makeup supply piping near the condenser. Water for combustion turbine water injection, water washing and other optional demand requirements is supplied from a connection on the condenser makeup supply piping upstream of the control valve.

Excess water in the condenser is returned to the condensate storage tank by a return pipe from the condensate system. An automatic control valve in the condensate return line opens when high-high condenser hotwell level is detected.

Design Basis

The system is designed to provide makeup water under all normal operating conditions. The two 100% cycle makeup pumps are sized to provide adequate flow and pressure for normal system operations. The single 100% capacity cycle makeup pump is designed to provide adequate water flow and pressure and is intended to be used during combustion turbine water injection operation.


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1.12 COMPRESSED AIR

Function

The Compressed Air System supplies compressed air at the required capacity and pressure for service air and instrument air requirements. The instrument air system supplies dry instrument quality air, at the required pressure and capacity to all pneumatic controls, transmitters, instruments, and valve operators.

Major Components

The Compressed Air System shall consist of the following major components:

o Two full capacity, air cooled, motor driven air compressors, complete with controls, instrument panel, lubrication system, aftercooler, moisture separator, inlet filter/silencer, oil separator and unloading valve

o     One air receiver

o Two 100% skid mounted refrigeration type air dryers, electric motor driver, with two coalescing filters.

o     Piping, valves, piping specialties and instrumentation

System Description

Each motor driven air compressor is capable of supplying all of the plant compressed air requirements. Each motor driven air compressor supplies air at 125 psig to the service air receiver. The motor driven compressor shall be a packaged, oil lubricated compressor complete with motor, controls, instrument panel, oil pump, oil reservoir, moisture separator, and inlet filter/silencer.

The air receiver shall be provided for compressed air storage and to allow the motor driven air compressors to cycle. Compressed air from the air receiver discharges into a supply header that supplies air to the plant air system.


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Air to the instrument air system shall be filtered and dried prior to distribution into the instrument air supply system.

Each air dryer shall be a 100 percent capacity refrigeration type air dryer complete with two coalescing filters. The air dryer shall remove moisture in the air to the instrument air system.

Two series coalescing filters shall be furnished. The coalescing filters remove water and oil droplets to protect the air dryers. The instrument air must conform to The Instrument Society of America (ISA) Quality Standard for Instrument Air (ANSI MC11.1) Requirement.

Design Basis

The Compressed Air System shall be sized to provide enough capacity for the plant service air requirements as well as the instrument air requirements.

Modes of Operation

During normal operation, either air compressor can provide compressed air to the system.


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1.13 COMPRESSED GAS STORAGE SYSTEM

Function

The hydrogen system provides a means for supplying hydrogen gas to the hydrogen cooled generators.

The carbon dioxide system provides a means for storing (by Owner) and transferring carbon dioxide gas to the generator cooling and purge systems for generator purging.

The nitrogen system provides a means for supplying nitrogen for inerting the heat recovery steam generators and main cycle piping during an extended outage.

Major Components

The Compressed Gas System shall consist of the following major components:

o     Hydrogen tube trailer

o     Hydrogen valve manifold

o     Carbon dioxide valve manifold and storage

o     Nitrogen valve manifold

o     Piping, valves, piping specialties and instrumentation

System Description

The hydrogen gas system provides a parking area for a hydrogen tube trailer for supply of hydrogen to the plant. The tube trailer shall be connected to a permanent hydrogen valve manifold, which includes the necessary valving and instrumentation for supply of hydrogen gas to the generators.

Carbon dioxide gas is required intermittently for the generator cooling and purge systems.


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Nitrogen gas shall be required intermittently for inert blanketing of the HRSGs and main cycle steam and feedwater piping during an extended plant outage. A permanent nitrogen valve manifold is provided which includes the necessary valving and instrumentation for supply of nitrogen gas to the HRSGs and main cycle piping systems to be inerted for lay-up.

Relief valves or rupture discs shall be provided where necessary to protect the system components from over pressurization.

Design Basis

The Compressed Gas System shall be sized to supply compressed gas to all gas users.

Modes of Operation

The hydrogen gas system is valved in during normal plant operation to provide normal makeup for the combustion turbine and steam turbine generator cooling systems.

The CO(2) and Nitrogen system are not used when the plant is operating.

Hydrogen, CO(2), and Nitrogen systems are valved into or out of service by an operator. Pressure to the generator cooling system, purge system, and shutdown corrosion protection system will be automatically controlled by the self-contained pressure regulating valves.


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1.14 FUEL GAS

Function

The plant shall be designed with natural gas fuel as the primary fuel for the combustion turbine. The Fuel Gas System receives natural gas supplied from the natural gas supply pipeline at the Facility boundary and transports it to the combustion turbines.

Major Components

The Fuel Gas System shall consist of the following major components:

o     Fuel gas filter separators provided locally at each gas turbine.

o     Fuel gas heater.

o     3 x 50% Fuel gas compressors

o     Knock out drums

o     Piping, valves, piping specialties and instrumentation tied to DCS.

System Description

Natural gas shall be supplied to the Fuel Gas System by a natural gas pipeline to a single connection location at the Facility boundary. A shutoff valve and duplex strainer shall be provided in the gas supply piping.

Individual fuel gas heaters shall be provided for heating of the fuel gas supply to the respective combustion turbines. Natural gas fuel shall be heated using IP feedwater to approximately 440 degrees F. A liquid separator/leak detector shall be installed downstream of the fuel gas heater to detect any water in the gas supply resulting from a leaking fuel gas preheater. On detection of fuel gas heater leakage, the isolation valves shall close and a bypass valve shall open automatically to isolate and bypass the fuel gas heater.


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Flow measurement for control and monitoring purposes shall be accomplished by flow orifices provided with the combustion turbines dry-low NOx combustion system. Gas pressure to the combustion turbine fuel nozzles shall be regulated by control valves provided with the combustion turbine packages. A valving arrangement shall provide positive isolation of the fuel supply system at the combustion turbine.

Design Basis

The fuel gas supply pressure required for the combustion turbines with dry low NOx combustors shall be at least 515 psig at the gas turbine connection. The system shall be sized to handle the maximum gas demand.

Modes of Operation

During normal operation, the system provides fuel gas to the CT boundary.

During oil operation, the system is out of operation.

If required, the combustion turbines can be switched over from gas fuel to liquid fuel on-line without shutting down the plant.


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1.15 LIQUID FUEL

Function

The Liquid Fuel System receives, stores, and transports liquid fuel for operation of the combustion turbine

Major Components

The Liquid Fuel System shall consist of the following major components:

o     Liquid fuel tank trucks unloading area.

o     Liquid fuel truck unloading skid.

o     1 Air eliminator.

o     1 flow totalizing meter.

o     1 Liquid fuel storage tank (double wall with leak detection).

o 1 Liquid fuel forwarding pump skid with two 100 percent capacity pumps and associated instrumentation, valves, and piping.

o     Liquid fuel unloading strainers.

o     Piping, valves, piping specialties and instrumentation.

System Description

Liquid fuel shall be delivered to the site by tank trucks and unloaded via the unloading station to the liquid fuel storage tank. Duplex liquid fuel strainers shall be provided at the inlet to the unloading station. An air eliminator and flow totalizing meter are provided at the discharge of the unloading station to verify liquid fuel deliveries. The plant liquid fuel storage tank shall have a 4,500,000 gallon storage capacity. The liquid fuel storage tank will be a cone roof, carbon steel, double wall tank on a ring wall foundation(s) with leak


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detection. The tank will be designed in accordance with API 650 (9th edition).
It shall be externally painted.

The liquid fuel tank truck unloading area shall be paved and curbed to contain and collect a spill from a liquid fuel delivery vessel. The unloading area containment shall drain to the fuel unloading area sump.

The liquid fuel unloading pumps shall be located within the contained liquid fuel tank truck unloading area. The unloading pumps shall be provided with recirculation control to maintain design flow through the pump when the liquid fuel tank truck is nearly empty and the unloading rate must be throttled to prevent vortexing and entraining air in the suction pipe.

A fire safety shutoff valve shall be provided in the liquid fuel supply piping to the combustion turbine. A leak detection device shall be provided with an alarm in the DCS for detection of a minor leak that would result in a decrease in liquid fuel level when fuel is not being withdrawn from the tank.

Liquid fuel shall be supplied to the combustion turbines liquid fuel forwarding pumps from the liquid fuel storage tank. The liquid fuel forwarding system includes two 100 percent capacity forwarding pumps. Pressure switches shall be provided in the forwarding pumps suction piping to trip the pumps on low NPSH. Differential pressure switches on the pump inlet strainers alarm on high pressure drop across the strainers. Minimum flow protection for the forwarding pumps shall be provided by continuous recirculation flow orifices at the discharge piping of each pump.

Liquid fuel pressure and flow to the combustion turbines shall be controlled by a recirculation valve in the combustion turbine liquid fuel skid which modulates to control the combustion turbine liquid fuel supply pressure by recirculating fuel back to the liquid fuel storage tank.

Fuel flow to the combustion turbines shall be measured for control and monitoring purposes by a speed transducer on the flow divider in the combustion turbine package. A removable


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spool section shall be provided for installation of customer-supplied flow verification instrumentation.

Design Basis

The liquid fuel storage tank shall be constructed in accordance with the requirements of the American Petroleum Institute (API) Standard 650.

Modes of Operation

During normal operation, with the plant burning liquid fuel, the tank forwarding pumps will be running, supplying fuel to the combustion turbine liquid fuel skids.


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1.16 FIRE PROTECTION

Function

The Fire Protection System including the fire water system, fixed suppression systems, detection systems, and portable fire extinguishers, provides all the required fire protection for the plant.

Major Components

The Fire Protection System shall consist of the following major components:

o     Motor driven fire water pump

o     Diesel engine driven fire water pump

o     Motor driven fire water pressure maintenance pump

o     Steam turbine lube oil equipment sprinkler system

o     Steam turbine bearing protection sprinkler

o Independent smoke detection system to automatically detect fires and provide alarm in protected areas

o Portable fire extinguishers, specifically dry chemical and FM200 hand carried type

o     Standpipes and fire hose stations at various locations.

o Instrumentation and control equipment for alarm, indication of equipment status, and actuation of fire protection equipment

o Piping, valves, piping specialties and instrumentation for the various fire protection equipment


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System Description

The fire water supply shall be from the combination raw water and fire water storage tank.

The areas to be protected and the systems to be utilized shall be:

(1)   Turbine generator area

      The turbine generator area shall be protected by hose stations furnished and installed in accordance with the requirements of NFPA-14.

(2)   Control/computer room

      The control room will be protected by hand held fire extinguishers.

(3)   Administration building and electrical switchgear room

      Portable extinguishers supplied in accordance with the requirements of NFPA-10 shall be furnished and installed.

(4)   Cooling Tower

      The cooling tower shall be protected by a dry pipe sprinkler system furnished and installed for moderate hazard in accordance with the requirements of NFPA-13. If a concrete structure is provided, no fire protection is needed or supplied.

(5)   Steam Turbine Generator Bearings

      The steam turbine generator bearings shall be protected by a preaction sprinkler system in accordance with the requirements of NFPA-13.

(6)   Combustion Turbine and Steam Turbine Lube Oil Equipment

      The Steam Turbine Lube Oil Equipment shall be protected by deluge sprinkler systems when not enclosed. The Combustion Turbine Lube Oil equipment is enclosed and will be protected by an FM200 system in accordance with the requirements of NFPA.


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(7)   Turbine Enclosures

      An FM200 system is furnished and installed in accordance with the requirements of NFPA-2001 shall be used for protecting the combustion turbine enclosure.

(8)   Combustion Turbine Electrical Enclosure

      An FM200 system is furnished and installed in accordance with the requirements of NFPA-2001 shall be provided for protection of the combustion turbine enclosed electrical package.

Local fire protection and suppression control panels shall be provided for each area being protected with all electrical operating and alarm functions required for the fire detection/suppression system with which it is associated.

The local panels provide remote annunciation of fire detection and suppression to the central control panel.

Underground yard distribution system will be routed around the Plant inside the fenceline. The scope includes fire hydrants and valves, post indicator valves, isolation valves, and all piping. A Diesel Fire Pump, motor driven Fire pump and Jockey Pump are included.

Concrete fire walls at the main step up transformers are not included. Required separation is used.

Design Basis

The fire protection water mains shall be designed in accordance with the requirements of NFPA. All major equipment shall be FM approved or UL listed for the intended application. The Fire Protection System shall be sized to supply the required demand.

Modes of Operation

The jockey pump will operate intermittently to maintain the required pressure in the fire protection system.


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In the event of a large water demand from the system, such as if sprinklers were activated in a zone, the motor-driven pump will be signaled to start.

If the motor-driven pump does not start due to loss of power or other failure, the diesel driven pump will start and provide the required flow into the system.

1.17 NOT USED


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1.18 SELECTIVE CATALYTIC REDUCTION (SCR) AUXILIARY EQUIPMENT

Function

The SCR auxiliary system includes equipment necessary to store and inject ammonia into the combustion turbine exhaust gas upstream of the NOx reduction catalyst in the HRSG for the purpose of maintaining NOx emissions at the HRSG stack at the guaranteed level.

Major Components

The primary components in the SCR system are: the catalyst (in the HRSG), the aqueous ammonia storeage tank, the forwarding skid (2x 100% pumps, where 100% = capacity for one HRSG), the injection skids (one per HRSG with 2x100% blowers per skid, where 100% = capacity for one HRSG), the vaporizers (one per HRSG), the ammonia injection grid (AIG) (one per HRSG) and all interconnecting piping.

System Description

Aqueous ammonia shall be delivered to the site by truck. The storage tank will hold a 7 day supply of ammonia. The system shall inject ammonia in the proper quantity into the CT exhaust gas upstream of the catalyst in the HRSG. The ammonia reduces a portion of the NOx in the exhaust gas so that the overall NOx level exiting the stack meets the guaranteed level.


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1.19 AES-IRONWOOD ZERO LIQUID DISCHARGE SYSTEM DESCRIPTION

The AES-Ironwood Zero Liquid Discharge (ZLD) system will be designed to eliminate liquid waste streams. All waste water to the plant will be discharged as cooling tower evaporation or vapor through plant vents. The solids received in the waste water or as introduced as chemical additives will be removed by a system of processes which first concentrate the waste and then produce a chemical precipitate which is filtered to dryness for ultimate disposal in a landfill.

The ZLD system will produce demineralize water to the cycle water makeup treatment system. The product of the cycle makeup treatment system will be of suitable quality for makeup to the combined cycle.

The water to the ZLD system will be blowdown from the cooling tower. The cooling tower will be fed a mixture of the effluent from the Lebanon municipal waste treatment plant and the pumped discharge from the Pennsy quarry in approximately equal amounts.

The components of the ZLD system are softening, volume reduction, concentrationi, precipitation and filtering to dryness. Softening is used as both a pretreatment to SLD and as a scale control measure in the circulating water system. Softening will allow the circulating water system to contain higher concentrations of dissolved solids while maintaining the scaling potential of the water at acceptable levels.

Volume reduction will be achieved by a membrane process, reverse osmosis (RO) on the attached diagrams. The majority of the RO product is returned to the cooling tower basin.

The concentrator will use heat to vaporize water from the RO reject stream and provide a suitable feed for the crystalizer. In the crystalizer, conditions are maintained at an optimum chemistry from which crystals grow on the surface of circulating crystalline solids. A sidestream from this unit is filtered with a plate and frame filter press to prepare solids for ultimate disposal.


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In all cases, the distillate and/or the RO product are used for cycle makeup system pretreatment. The ion exchange system will be a continuous ion exchange design to minimize wastewater production in the plant. This design also precludes the need for using caustic and acid for regenerating the ion exchange units.


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                                              Civil Engineering
                                        ----------------------------------------
                                        ========================================
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                                Civil Engineering

                                Table of Contents

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SECTION     DESCRIPTION                                                     PAGE

1.0   SITE WORK AND BUILDINGS................................................ 1

      1.1   Scope............................................................ 1

      1.2   General Building Requirements.................................... 1
            1.2.1  Codes and Standards....................................... 1
            1.2.2  Building and Equipment Foundations........................ 1
            1.2.3  Combustion and Steam Turbine Generators................... 2
            1.2.4  Combustion Turbine Generator Foundation................... 2
            1.2.5  Steam Turbine Generator Foundation........................ 2
            1.2.6  Heat Recovery Steam Generator (HRSG) Foundation........... 2
            1.2.7  HRSG Stack and Stack Foundation........................... 3
            1.2.8  Miscellaneous Structures and Foundations.................. 3
            1.2.9  Specific Site Conditions Applicable....................... 3

      1.3   Building Design Requirements..................................... 3
            1.3.1  General Requirements...................................... 3
            1.3.2  Loads And Loading Combinations............................ 4
                   1.3.2.1  Loads............................................ 4
                   1.3.2.2  Load Combinations................................ 4
                   1.3.2.3  Floor Loads...................................... 5
                   1.3.2.4  Wind Loads....................................... 5
                   1.3.2.5  Seismic Load..................................... 5
                   1.3.2.6  Other Loads...................................... 5
                   1.3.2.7  Concrete......................................... 6
            1.3.3  Formwork.................................................. 6
            1.3.4  Masonry Walls............................................. 6

      1.4   Site Infrastructure.............................................. 6
            1.4.1  Storm Drainage............................................ 6
            1.4.2  Water Supply.............................................. 6
            1.4.3  Roads..................................................... 7


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                                Civil Engineering

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1.0       SITE WORK AND BUILDINGS

1.1       Scope

          This section includes the general design criteria for all buildings, structures, foundations and underground services associated with the Facility. The Facility is rated as non-essential, Category III with an exposure factor, thermal factor, occupancy factor and horizontal force factor of 1.0.

1.2       General Building Requirements

1.2.1     Codes and Standards

          The following codes and standards will be used for the design and construction of the structures and foundations:

          1. American Society of Civil Engineers, "Minimum Design Loads for Buildings and Other Structures", ASCE 7-95.

          2. American Institute of Steel Construction, "Manual of Steel Construction, Allowable Stress Design", Ninth Edition.

          3. Metal Building Manufacturers Association, MBMA "Low Rise Building Systems Manual".

          4.        All specifications for materials shall comply with ASTM
                    Standards.

1.2.2     Building and Equipment Foundations

          Equipment foundations and building floor slabs will meet applicable codes.

          The buildings and equipment foundations will be designed in accordance with the soil data obtained from the detailed geotechnical investigation.


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          Foundations and supporting framework for critical rotating or vibrating equipment will be analyzed statically and for proper consideration for dynamic loads.

1.2.3     Combustion and Steam Turbine Generators

          The combustion turbine generator and steam turbine generator will be located indoors.

          The operating and maintenance area will be at grade and will be designed to support steam turbine generator maintenance equipment such as fork lift trucks, cranes, welding machines, etc., as well as to serve as a laydown area for the turbine generator parts when the turbine generator is disassembled during repair or during initial installation.

1.2.4     Combustion Turbine Generator Foundation (CTGF)

          The combustion turbine generator foundation (including starting package, turbine, generator, mechanical package, electrical package and power train equipment) will be a reinforced concrete material.

          The foundation will be designed in accordance with the manufacturer's static and dynamic loading criteria.

1.2.5     Steam Turbine Generator Foundation (STGF)

          The steam turbine generator foundation will be a reinforced concrete structure. The components of the foundation will be designed to meet the static and dynamic loading criteria set forth by the turbine generator manufacturer.

1.2.6     Heat Recovery Steam Generator (HRSG) Foundation

          The HRSG and its related equipment will be supported on a concrete foundation.

          The foundations for the HRSG will be reinforced concrete and will be designed for the loading criteria provided by the manufacturer.


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1.2.7     HRSG Stack and Stack Foundation

          The stack will be self-supporting. The stack foundation will be of reinforced concrete and be designed for all static and dynamic loads imposed on it by the stack.

1.2.8     Miscellaneous Structures and Foundations

          Miscellaneous structures and foundations associated with the plant facilities will be designed to meet the plant design criteria specified in this document. Foundations will consist of reinforced concrete. The ground floor slab will be reinforced concrete and will be supported on compacted backfill.

          Foundations and other miscellaneous equipment support foundations, such as transformer foundations, tank foundations, will be constructed of reinforced concrete.

1.2.9     Specific Site Conditions Applicable

          Reference Section I, tab c Site Specific/Project Specific Criteria

1.3       Building Design Requirement

1.3.1     General Requirements

          The civil design criteria set forth in this document are intended to govern the design requirements regarding dead, live, and other loads in the design of buildings and other structures. The loads specified herein are the minimum loads to be considered in the design. Should applicable codes be more stringent than minimum loads specified herein, they will be used in lieu of the minimum load specified in the design of the plant buildings and other associated structures.

          Buildings or other structures, and all parts thereof, will be designed and constructed to support all loads, including dead loads, without exceeding the permissible stresses for the materials of construction in the structural members and connections.


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1.3.2     Loads and Loading Combinations

          Climatic loads for the design of plant building and other associated structures will conform to the local codes as well as industry codes and standards.

          Analysis of all structures will be performed to predict the structural responses to normal loads. Floors will be designed for minimum live loads as given in the ASCE 7-95. However, in certain cases these loads may be greater, depending on the final layout. In such cases these floors will be designed for the larger loads. The loads and applicable load combinations for which each structure will be designed will depend on the conditions to which that particular structure may be subjected. The loads normally applicable or most likely to be encountered during normal station operation include:

1.3.2.1   Loads

          D = Dead loads or their related moments and forces, including any permanent equipment loads and hydrostatic loads.

          L = Live loads or their related internal moments and forces, including any moveable equipment loads and other loads that vary with intensity and occurrence produced by the intended use or occupancy, but in no case less than minimum uniformly distributed unit loads specified in the ASCE 7-95.

          W, E = Wind & seismic will be in accordance with the ASCE 7-95.

          T = Loads, forces, and effects due to contraction or expansion resulting from temperature changes, shrinkage, moisture changes, creep in component materials, movement due to differential settlement, or combination thereof.


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1.3.2.2   Load Combinations

          Applicable loads will be considered to act in combination. Combinations producing the most unfavorable effects in the building, foundation, or structural members concerned, will be designed in accordance with ASCE 7-95.

1.3.2.3   Floor Loads

          The minimum design floor loads for any structure or element will be based on the requirements ASCE 7-95.

          Floor                         Floor Loading (psf)
          -----                         -------------------

          Walkways, access platforms,   100
          stairways and landings

          Electrical Equipment rooms    250
          and other area floors on
          grade

          Roof                          Rain & snow load in accordance
                                        with ASCE 7-95

1.3.2.4   Wind Loads

          Wind forces will depend on site wind conditions and shape, size, and exposure of the structure. The calculated wind loads will always be taken to act normal to the surfaces to which they are applied. All structures will be designed to withstand the horizontal and uplift pressures set forth by the ASCE 7-95. 90 mi/hr wind load will be utilized for the design basis. Refer also to Section I, tab c.

1.3.2.5   Seismic Load

          Refer to Section I, tab c.

1.3.2.6   Other Loads

          Other loads used to predict the structural response of structures include hypothetical loads representing the influence of piping, including water hammer, and loads at anchor points and electrical installations not included in the normal dead or live loads. Roof supporting structures shall be designed for hanging loads of cable tray and piping as applicable in addition to live loads. Pressure or suction loads such as


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          encountered in ductwork will be taken into account, including dynamic loads from operating equipment.

1.3.2.7   Concrete

          Concrete strength and general controls are to be done in accordance with ACI.

          Typical minimum concrete compressive strength will be 3000 psi.

          Calcium chloride or admixtures containing calcium chloride will not be used.

          Where concrete is to be placed by pumping, special consideration will be given to the concrete mix to provide workability, quality and strength required for the pumping operation.

1.3.3     Formwork

          The design and engineering of the formwork will be in accordance with ACI 347.

1.3.4     Masonry Walls

          Masonry walls will be designed and reinforced in accordance with the applicable local and industry codes and standards.

1.4       Site Infrastructure

1.4.1     Storm Drainage

          Storm water run off flows to the existing surface water drainage features. The plant will use ditches, collection piping or open channel for storm drainage. Surface runoff will be directed to a retention pond. Collected water from the retention pond will be returned to the cooling tower basin via a return pump. Emergency surface runoff will exit the pond through an overflow spillway and be directed to the Pennsy Quarry pond.


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1.4.2     Water Supply

          Water supply requirements will be equally divided between two sources. One source will be pumped water from the Pennsy Quarry pond located east of Centerline-Prescott road. The second source will be Others located at the plant fence line.

1.4.3     Roads

          Plant entrance roads shall be paved with either Bituminous surfacing or gravel. Interior plant roads will be crushed stone and gravel. Surface and base design will be to accommodate the normal plant traffic.


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                                        Plant Electrical Systems
                                        ----------------------------------------
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                            Plant Electrical Systems

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INTRODUCTION

The plant electrical equipment is designed to provide a safe, coordinated, cost effective, reliable, operable, and maintainable power delivery system for the facility. It provides the necessary equipment for delivery of the generator power to the switchyard, provides the necessary equipment to support the plant auxiliary mechanical and electrical equipment, and provides the protection and control features for the plant. The switchyard is described in a separate write-up.

The major components of the plant electrical systems are:

o     Generator Terminal Equipment

o     Generator Isolated Phase Bus Duct

o     Generator Step-up Transformers

o     Station Auxiliary Transformers

o     6900 V Switchgear

o     Secondary Unit Substation

o     Auxiliary Transformers

o     Motor Control Centers

o     Plant Protective Relays

o     Battery and Uninterruptible Power Supply Systems


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GENERAL REQUIREMENTS

o Plant Voltages: The generator voltages will be determined by the selection of the optimal generator frame for the specific application. The combustion turbine-generators and the steam turbine-generator will be rated 16 kV. The plant's medium voltage system will be a nominal 6900 V. The plant's low voltage system will be a nominal 480 V. The switchyard will be a nominal 230 kV.

o Voltage Variations: The plant design will be based on transmission grid voltage variations of +/- 5% of nominal 230 kV system voltage. Plant auxiliary systems will be designed to accept voltage variations of +/- 5% of nominal system voltages under steady state conditions and +/- 10% during disturbances. Plant bus voltages may drop to 80% during the starting of the largest motor on the particular bus.

GENERATOR TERMINAL EQUIPMENT

The line side leads and neutral leads of each generator are connected to Line Terminal Enclosure and to Neutral Tie Enclosure/Neutral Grounding Cubicle, respectively. The Line Terminal Enclosure is mounted on structural supports above each generator. The Neutral Tie Enclosure is mounted directly above each generator. A cable connection is provided from the Neutral Tie Enclosure to the Neutral Grounding Cubicle which is located on grade level next to the generator. The major components of each of these items are:

Line Terminal Enclosure:

o     6 - Voltage Transformers, 18000:120 V

o     3 - Surge Capacitors, 18 kV

o     3 - Metal Oxide Surge Arresters, 18 kV

o     9 - Current Transformers, 12000/5A, C400

o     1 - Space Heater


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Generator Neutral Tie Enclosure/Neutral Grounding Cubicle:

o     1 - Neutral Tie Enclosure including:

      o     10 - Current Transformers, 12000/5A, C400

      o     1 - Neutral Tie Bus

      o     1 - Space Heater

o     1 - Neutral Tie/Neutral Grounding Cubicle Connection Materials

o     1 - Neutral Grounding Cubicle including:

      o     1 - Single-Phase, Dry Type Distribution Transformer

      o     1 - Secondary Loading Resistor

      o     1 - Space Heater

The surge arresters and surge capacitors protect the generator insulation against surge voltages which originate from the interconnecting system.

The neutral grounding resistor, in conjunction with its transformer, provides high resistance grounded generator neutral to limit the magnitude of ground fault currents. The high resistance grounded system limits the fault damage to a minimum.

ISOLATED PHASE BUS DUCT

Each turbine-generator Line Terminal is connected to its step-up transformer via isolated phase bus duct having the following ratings:

Isolated Phase Bus Duct:

o     Nominal Voltage:               16 kV


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o     Basic Insulation Level (BIL):  110 kV

o     Main Bus Continuous Current:   12000 A

o     Tap Bus Continuous Current:    1200 A

o     Cooling:                       Self Cooled

The main bus run connects its generator Line Side Enclosure to the 16 kV winding of the generator step-up transformer and is designed and braced to withstand the short circuit current forces available from the system or from its generator.

The tap bus runs from the main bus to the power potential transformer (excitation system transformer) and is designed and braced to withstand the combined short circuit current forces available from the system and from the generator.

The isolated phase bus duct includes indoor and outdoor straight bus runs, elbows, terminations, wall penetrations, wall penetration seal off bushings, expansion joints, and steel support structures required for a complete system.

GENERATOR STEP-UP TRANSFORMER

Outdoor, oil-filled generator step-up transformers are provided to transform the generators' 16 kV voltage up the electric utility's 230 kV transmission switchyard voltage level.

The offer includes three (3) separate outdoor, oil-filled, two-winding, step-up transformers: two for the combustion turbine-generators and one for the steam turbine-generator.

The step-up transformer ratings are selected to exceed the turbine continuous ratings, taking into account the proposed power factor. The low voltage windings are delta connected with 110 kV BIL. The high voltage windings are wye connected (solidly grounded neutral) with 825 kV BIL. The ratings of the step-up transformers are:

o Combustion Turbine-Generator Step-up Transformers: 275 MVA, FOA at 65 degrees C rise, 16% impedance on 275 MVA base


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o     Steam Turbine-Generator Step-up Transformer: 290 MVA, FOA at 65 degrees C rise, 16% impedance on 290 MVA base

The following accessories and features are provided with each step-up transformer:

Accessories:

o     De-energized load tap changer

o     Sudden pressure relay with alarm and trip contacts

o     Pressure relief device with indicator and alarm contacts

o     Liquid level gauge with alarm contacts

o     Thermometer with alarm and trip contacts

o     Current transformers

o Station class, metal oxide surge arresters (3) with mounting brackets on high voltage terminals, 172 kV (140 kV MCOV)

o     Cover mounted high voltage bushings

o     Low voltage flanges for isolated phase bus duct connections

STATION AUXILIARY TRANSFORMERS

The plant electrics are supplied through two station auxiliary transformers that are connected to the 230 kV switchyard by means of a 230 kV, SF-6, dead tank, power circuit breaker. Each station auxiliary transformer is an outdoor, oil-filled, three phase, two-winding transformer with the following ratings:

Station Auxiliary Transformer:

o     High Side Voltage: 230 kV, 825 kV BIL


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o     Low Side Voltage:  6.9 kV, 60 kV BIL

o     Power Rating:      15/20 MVA, OA/FA, 65 degrees C rise

o     Impedance:         9.0% on OA base (subject to NEMA tolerance)

The following accessories and features are provided:

Accessories:

o     De-energized tap changer in HV windings:

-     2 - 2.5% taps FCAN

-     2 - 2.5% taps FCBN

o     Magnetic liquid level gauge

o     Dial type thermometer

o     Current transformers

o     HV cover mounted bushings

o     LV terminations suitable for nonsegregated phase bus or cable connection

o     LV neutral grounding resistor, 4000 V, 10 ohm, 400 A for 10 seconds

6900 V SWITCHGEAR

A coordinated line up of 6900 V switchgear is provided within the plant to service the medium voltage and low voltage systems. This switchgear assembly consists of metal-clad switchgear and metal-enclosed motor controllers.

Interrupting and maximum fault current ratings are selected to exceed maximum available fault current from all sources with one station auxiliary transformer in service. All feeder


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protective relays are microprocessor based devices that monitor three-phase ac current and make separate trip and alarm decisions based on preprogrammed load current and/or temperature conditions. These microprocessor relays replace conventional relays. Similar protection is provided for motor starters which supply transformers.

The metal-clad switchgear assembly consists of vacuum circuit breakers (two main breakers, a tie breaker, two combustion turbine starting motor breakers, and feeder breakers), associated metering and instrument transformers, and a transition to the medium voltage motor controllers.

The metal-clad switchgear circuit breakers have the following ratings:

Vacuum Circuit Breaker:

o     Continuous Current:

      o     Main Breaker:           2000 A

      o     Tie Breaker:            2000 A

      o     Feeder Circuit Breaker: 1200 A

      o     Motor Starter, 9000 hp: 1200 A

o     Nominal/Maximum Voltage: 6.9 kV/8.25 kV

o     Basic Insulation Level (BIL): 60 kV crest

o     Interrupting Current:         36 kA rms

o     Close and Latch Current:      58 kA rms

o     Interrupting Time:            5 cycles

Accessories:


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o     1 - Lot Metering Devices and Instrument Transformers

o     1 - Transition Structure to medium volt motor controllers

The switchgear has been engineered to feature a standardized design, interchangeable parts, rugged construction, and industry-leading vacuum interrupter circuit breaker technology. Design advances in vacuum circuit breakers combine reliability, safety, and application flexibility with ease of installation, operation, and maintenance.

Medium Voltage Motor Starter:

Control and protection for the 6600 V motors rated 250 hp up to 8000 hp are provide by medium voltage starters. These starters are integrated, complete assemblies precisely matched to motor ratings. The protective devices in every motor starter are coordinated with the motor's characteristics to provide protection from overload to full system capacity faults.

The medium voltage motor starters have the following ratings:

o     Continuous Current:          400 A

o     Maximum Voltage:             7.2 kV

o     Basic Insulation Level (BIL) 60 kV crest

o     Unfused Interrupting Rating: 50 MVA

      Fused Interrupting Rating    400 MVA

The medium voltage starter provides the user with:

     Positive Isolating        -   Maximum safety

     Draw-out Contactor        -   Ease of maintenance and inspection

     CL Fuses                  -   Maximum motor protection

     Motor Protective Relay    -   Complete current protection


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The major components of the motor starters are an isolating switch, the main vacuum contactors, current limiting fuses, and the control circuitry.

Equipped with a mechanically driven isolating shutter, the positive mechanical isolating switch completely grounds and isolates the starter from the line connectors, leaving no exposed high voltage with the door is open. The shutter mechanism is visible without the removal of any components. The high voltage door is mechanically locked/closed with the isolating switch handle. The low voltage section is separated from the high voltage section.

The vacuum contactor employs special main contact materials for minimizing chopping current, thereby eliminating the need for surge suppression. The vacuum contactor is front accessible. It is not necessary to draw out the contactor for contactor coil or electrical interlocks replacement, or to check for contact wear.

Current limiting power fuses with time/current characteristics for motor service provide fault protection for the motors. Fuses can be easily replaced without removing or withdrawing the contactor. An indicator on top of each fuse pops up when a fault has been cleared.

A low voltage control panel, completely isolated and barriered from medium voltage, slides out to facilitate wiring and maintenance. The panel includes: wire channel, motor protection, and pull apart terminal blocks.

The motor protective relay (MPR) is a microprocessor based device that monitors three-phase ac current and makes separate trip and alarm decisions based on preprogrammed motor current and temperature conditions. The MPR replaces conventional short-time and long-time relays, instantaneous overcurrent relays, and ground relays.

SECONDARY UNIT SUBSTATIONS

480 V low voltage power is provided through a double-ended secondary unit substation (SUS) or directly to 480 V motor control centers (MCC's) from auxiliary transformers.

The double-ended SUS receives the auxiliary power from the 6900 V medium voltage switchgear's feeder circuit breaker, transforms it to 480 V, and distributes it via metal-

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enclosed low voltage switchgear circuit breakers to the low voltage
MCC's and other loads throughout the power plant.

The secondary unit substation consists of SUS transformers and 480 V metal-enclosed switchgear. The SUS transformers step down the voltage from 6900 V to 480 V and have a kVA rating compatible with their specific loading. The SUS transformers are a dry-type, indoor design to suit the application. The low voltage system is a solidly grounded system. The SUS transformer ratings and features are:

SUS Transformers:

o     Voltage Ratings:

      o     H Winding:   6900 V, 35 kV BIL, delta connected

      o     X Winding:   480 V, 10 kV BIL, wye connected with solidly grounded
            neutral

o     Terminations:

      o     H Winding:   Cable entry

      o     X Winding:   Close coupled to LV switchgear

o     Impedance: 5.75% (subject to NEMA tolerance)

o     Primary Tap Changer:

      o     2 - 2.5% FCAN taps

      o     2 - 2.5% FCBN taps

The 480 V switchgear is of the metal-enclosed low voltage switchgear design. Each breaker will be equipped with a solid state trip unit. The circuit breaker ratings are as follows:

LV Switchgear:


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o     Continuous Current:

      o     Main Breaker:      Sized to match transformer

      o     Feeder Breakers:   800 A frame and/or 1600 A, as required

o     Maximum Voltage:       635 V

o     Insulation Level:      2.2 kV rms low frequency withstand

o     Interrupting Current:  65 kA symmetrical

The low voltage metal-enclosed switchgear has been engineered to provide safe, reliable, and economic control and protection of low voltage distribution systems up to 600 V. The breakers are UL labeled for use in switchgear. Both the switchgear and circuit breakers are built and tested to applicable NEMA, ANSI, IEEE, UL and CSA standards.

AUXILIARY TRANSFORMERS

Some plant 480 V auxiliary loads, such as the water treatment MCC's and the cooling tower MCC's, may be fed directly from auxiliary transformers that step down the voltage from 6900 V to 480 V and have a kVA rating compatible with their specific loading.

These auxiliary transformers will be dry-type, indoor or oil-filled, outdoor designs, as appropriate. The dry-type, indoor auxiliary transformers are similar to the SUS transformers, except that the low voltage terminations will be suitable for cable exit. The oil-filled, outdoor auxiliary transformer ratings and features are:

Outdoor Auxiliary Transformers:

o     Voltage Ratings:

      o     H Winding:   6900 V, 95 kV BIL, delta connected


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      o     X Winding:   480 V, 30 kV BIL, wye connected with solidly grounded
            neutral

o     Terminations:

      o     H Winding:    Cable entry

      o     X Winding:    Cable exit

o     Impedance: 6% (subject to NEMA tolerance)

o     Primary Tap Changer:

      o     2 - 2.5% FCAN taps

      o     2 - 2.5% FCBN taps

MOTOR CONTROL CENTERS

AC Motor Control Centers are used for power distribution and control of the various low voltage auxiliary loads of the combustion turbine, steam turbine, HRSG, auxiliary boilers, and cooling tower.

The MCC's contain combination starter assemblies for motors smaller than 250 hp and feeder breakers for other auxiliary loads within the plant. The main horizontal three-phase bus extends to complete length of the structure. It is supported by non-tracking, glass-reinforced polyester insulators and is separated from the top-most draw-out units by a horizontal steel barrier. This barrier prevents accidental contact with the energized bus.

Power is distributed to each vertical section by a three-phase bus, bolted to the main bus in the top of the section. Full-depth wireways are provided. The individual starters, up through size 5, are mounted in a draw-out unit completely isolated from adjacent units. Free floating plug-in stabs, assembled into molded glass polyester bases are welded to cable connections extending inside each unit. These stabs make contact with the vertical bus through openings

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in the vertical barrier separating the bus compartment from the individual enclosure. Each draw-out unit can be padlocked in a disconnected position, or easily removed from the structure for maintenance.

Combination starters incorporating motor circuit protectors are supplied for motors. The motor circuit protector is designed specifically for motor circuits and provides optimum protection with maximum convenience. Operating on the magnetic principle, the breaker incorporates three sensors with single trip point adjustment. In this way, protection is customized for each individual motor.

DC MCC's are provided for such loads as the combustion turbine's emergency lube oil pump, and turning gear; for the steam turbine's emergency lube oil pump; for the station battery and charger; and for the balance of plant 125 Vdc loads.

PLANT PROTECTIVE RELAYS

Metering and protection of the balance of plant electrical equipment against over loads, short circuits and abnormal operating conditions is provided by the plant protective relay panelboards. These panelboards incorporate the protection of the generator step-up transformer, the steam turbine-generator, and the station auxiliary transformer. 6.9 kV and 480 V feeder protection is provided by the switchgear that serves those circuits. The plant protective relay panelboards include the following relays, meters and transducers/outputs:

3 - Generator Protective Relay Panelboards each including:

      1 - Beckwith Electric, Model M-3420 Generator Protection System with the following functions:

              1 - Volts/Hertz, 24

              1 - Undervoltage, 27

              1 - Reverse Power, 32


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            1 - Loss of Field, 40

            1 - Negative Sequence, 46

            1 - Breaker Failure, 50BF (low-side generator breaker application if applicable)

            1 - Inadvertent Energization, 50/27

            1 - Voltage Controlled Overcurrent, 51V

            1 - Overvoltage, 59

            1 - Voltage Transformer Fuse Loss, 60FL

            1 - Generator Ground (95%), 59GN

            1 - Under/Overfrequency, 81

            1 - Generator Differential, 87G

      1 - Beckwith Electric, Model M-3430 Generator Protection System with the following functions:

            1 - Backup Distance, 21

            1 - Volts/Hertz, 24

            1 - Undervoltage, 27

            1 - Reverse Power, 32

            1 - Loss of Field, 40

            1 - Negative Sequence, 46

            1 - Breaker Failure, 50BF (low-side generator breaker)


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            1 - Inadvertent Energization, 50/27

            1 - Overvoltage, 59

            1 - Voltage Transformer Fuse Loss, 60FL

            1 - Generator Ground (100%), 59GN/27TN

            1 - Under/Overfrequency, 81

            1 - Generator Differential, 87G

      3 - Lockouts, 86G, 86-1, 86BF

      1 - Watt-hour Meter

      1 - Watt Transducer

      1 - Digital Monitor with Serial Link, DM1, with:

            1 - Generator Watt Output

            1 - Generator VAr Output

            1 - Generator Power Factor Output

            3 - Generator Current Output

            3 - Generator Voltage Output

            1 - Generator Frequency Output

      1 - Digital Monitor with Serial Link, DM2, with :

            3 - System Voltage Output

            1 - System Frequency Output

      1 - Digital Meter, DM4, with:


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            1 - Field Voltage readout

            1 - Field Current readout

      1 - Automatic Synchronizer System with:

            1 - Synchroscope and Lights

            1 - Automatic Synchronizer, 25A

            1 - Synch Check, 25

The combustion turbine-generator protective relay panelboards are located in their respective electrical packages. The steam turbine-generator protective relay panelboard is located in the electrical equipment room.

3 - Generator Step-up Transformer Relay Panelboard including:

      1 - Phase Overcurrent protection (three-phase), 50/51T

      1 - Ground Overcurrent protection, 50/51NT

      1 - Lockout Relay, 86UT

      1 - Overall Transformer Differential protection (three-phase), 87UT

2 - Station Auxiliary Transformer Relay Panelboard including:

      1 - Phase Overcurrent protection (three-phase), 50/51T

      1 - Ground Overcurrent protection, 50/51NT

      1 - Lockout Relay, 86T

      1 - Transformer Differential protection, 87T


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BATTERY AND UNINTERRUPTIBLE POWER SUPPLY SYSTEMS

125 Vdc is provided to supply power to all dc loads in the plant, including the CT and ST emergency lube oil pumps, the CT turning gear, the uninterruptible power supply system, the metal-clad and metal-enclosed switchgear controls, protective relays, and other miscellaneous dc loads. Three power plant battery systems are provided: one with each ECONOPAC and one in the electrical equipment room. The batteries are a lead acid design. Each battery has a nominal voltage rating of 125 Vdc and is sized for a three hour duty cycle with the following assumed load durations:

o     Emergency DC Motor Loads:       3 hours

o     WDPF Control System:            1 hour

o     Inverter:                       1 hour

o     Miscellaneous Control Loads:    3 hours

o     Switchgear Trip:                1 minute at beginning of duty cycle

o     Switchgear Close:               1 minute at end of duty cycle

A solid state battery charger having a 480 V, three-phase input and an 125 Vdc output is provided for each ECONOPAC battery system. The plant station battery system includes two solid state chargers, each having a 480 V, three-phase input and an 125 Vdc output. Each battery charger size is calculated based on a single charger having a capability to charge the battery to full capacity in a 12 hour period while supplying the normal battery loads. Each charger's accessories and features are as follows:

Battery Charger:

o     AC and DC Circuit Breakers

o     Output Voltmeter and Ammeter


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o     Equalizing Timer

o     Float and Equalize Voltage Adjustments

o     High and Low AC Voltage Alarms

o     High and Low DC Voltage Alarms

o     DC Ground Detection Alarm

o     Common Alarm for Annunciation

o     Surge Protection

The uninterruptible power supply (UPS) system is utilized to furnish power to the vital ac equipment that must run continuously and in the event of a complete loss of normal station power. The UPS system uses the station battery and charger as inputs. The major components of the UPS system are:

UPS System:

o     Inverter

o     Static Switch

o     Manual Bypass Switch

o     Regulated Power Conditioner

o     AC Distribution Panelboard

The inverter is rated 120 Vac, single-phase output and has a steady-state voltage regulation of +/-2%, maximum total harmonic distortion not to exceed 5%, and frequency within +/-0.5 Hz over the normal load and voltage range.

The static transfer switch is sized to continuously carry 125% of the inverter rated load.


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A manually operated make-before-break bypass switch is included to bypass the entire UPS system during maintenance without interruption of power to the loads. The bypass switch is capable of carrying 125% of the UPS system rated load for up to 15 minutes.

A regulated power conditioner, having the same maximum limits as the inverter output, is provided as the source of the bypass power.

120 Vac panelboards distribute the UPS and bypass system loads around the plant through molded case circuit breakers. Thermal-magnetic branch circuit breakers are rated 20 A, single-pole. Approximately 20% spare branch circuits are provided.

PLANT LIGHTING DESIGN

Lighting illuminance values for the plant will be designed in accordance with the recommendations of the Illuminating Engineering Society (IES) for the electric generating station. Where required by installation location, explosion proof type fixtures will be used.

PLANT PARTY-PAGE COMMUNICATION SYSTEM

A Gaitronics 5 channel type party-page communication system is provided for the plant. The system includes handsets for various operating locations and speakers are located throughout the plant for paging personnel. The equipment type is selected based on the installation location such as indoor or weatherproof and explosion-proof where necessary. Typical components of the system are the following.

      o     5 Channel Handsets

            o     Indoor Wall Mount

            o     Desk Set

            o     Weatherproof Wall Mount

            o     Explosion-proof Wall Mount


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      o     Speakers with Amplifiers or Drivers

            o     Indoor Wall Mount

            o     Indoor Ceiling Mount

            o     Outdoor Wall Mount

      o     Line Balance Assembly

      o     Paging Cable, 16 Conductor

      o     Speaker Cable, 2 Conductor


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                                                         Security System
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                                Security System

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The Ironwood Power Project Security System will include the following:

Fencing System

1. A perimeter fence enclosing the entire power plant area will be provided as shown on the general arrangement drawing. The fence will be 8' high, chain link, wire meshed, galvanized, and will have 3 - strands of barbed wire on top.

2.    A motorized gate will be provided at the entrance to the power plant.

3.    A 10x10 guard house will be construed at the entrance gate.

4.    Separate fencing will encompass the switchyard.

5.    Roadway and exterior building lighting is included for night illumination.

6. Included at the front entrance is a security camera with tilt, pan, and zoom. The camera will be attached to the guard house enclosed in a weather tight enclosure. A color monitor will be mounted in the control room for viewing entrance and exits of the front gate


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                                                             Switchyard
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                                   SWITCHYARD

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SWITCHYARD

A 230 kV conventional, outdoor, open-air, radial switchyard design featuring provision for two outgoing transmission lines is provided. The switchyard extends from the high voltage terminals of the generator step-up transformers and station auxiliary transformers to the interface with the electric utility's two outgoing transmission circuits.

The 230 kV switchyard is designed to accommodate the power and current ratings required for safe, efficient, and economical operation of the power plant facility and includes the following major items:

o     1 - Lot steel structures and miscellaneous materials including:

            3 - Generator step-up transformer structures

            2 - Station auxiliary transformer structures

            2 - Transmission line interfaces

            1 - Lot bus and equipment support stands

            1 - Lot Aluminum bus, 1200 A and 2000 A

            1 - Lot stand-off and support insulators

            1 - Lot static and ground wire

            1 - Lot connectors and miscellaneous hardware

            1 - Lot light poles and light fixtures/lamps

o     6 - Station class, metal oxide surge arrester, 172 kV (140 kV MCOV)


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o     5 - Disconnect switch, 242 kV, 900 kV BIL, 1200 A continuous, 64 kA momentary, three-phase, gang-operated type

o 4 - Disconnect switch, 242 kV, 900 kV BIL, 2000 A continuous, 64 kA momentary, three-phase, gang operated type

o 5 - Power circuit breaker, 242 kV, 900 kV BIL, 1200 A continuous, 40 kA short circuit current, dead tank, SF-6 puffer design, with two multi-ratio current transformers per bushing (12 total) per circuit breaker

o 2 - Power circuit breaker, 242 kV, 900 kV BIL, 3000 A continuous, 40 kA short circuit current, dead tank, SF-6 puffer design, with two multi-ratio current transformers per bushing (12 total) per circuit breaker

o 12 - Capacitive voltage transformers 133000:120/69//120/69 V for relaying and plant metering

o 6 - Revenue metering units (combination single-phase VT and CT instrument transformers), rated for 230 kV nominal system voltage, 1500/3000A, for input to electric utility's transmission circuit revenue meters

o 1 - Switchyard relay and meter panel (located in the switchyard control building for plant use) including:

            5 - Sync check relay, 25

            1 - Bus under/overvoltage protection, 27/59

            7 - Breaker - failure protection, 50BF

            1 - Bus over/underfrequency protection, 81O/U

            8 - Lockout, 86BF, 86B

            1 - Bus differential protection (three-phase), 87B


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            7 - Watt transducer, 4-20 mA

            7 - Watthour transducer, 4-20 mA

            7 - VAr transducer, 4-20 mA

            7 - Current transducer (three-phase), 4-20 mA

            2 - Voltage transducer, (three-phase), 4-20 mA

o 1 - Revenue metering panelboard (located in the switchyard control building for electric utility use) including:

            2 - Microprocessor based, multi-function revenue meters for primary metering of the two outgoing transmission circuits

            5 - Microprocessor based, multi-function revenue meters for back-up metering on the facility circuits

o 1 - AC distribution and lighting system (located in the switchyard control building), including:

            1 - 480-120/240 V, single-phase, dry type distribution and lighting transformer

            1 - 120/240 Vac distribution and lighting panelboard

o 1 - 125 VDC power supply system (located in the switchyard control building), including:

            1 - 125 Vdc battery with rack

            1 - Battery charger, 120 Vac/125 Vdc

            1 - 125 VDC distribution panelboard

The power circuit breakers and disconnect switches can be manually operated in the switchyard.


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A redundant WDPF DPU drop is provided in the switchyard control building to allow the plant operators to monitor the status of the switchyard from the plant's WDPF control system in the plant central control room (CCR). The switchyard power circuit breakers can be remotely monitored and controlled from the operators console CRT screens in the CCR. The status of the disconnect switches, bus voltage, current flow, MVA, MW and power factor are also available on the operators console CRT screens in the CCR.

The transmission line protective relays and the remote terminal units (RTUs) for interfacing with the Transmission/Distribution Control Center and with the Energy Control Center are to be provided by the electric utility. This equipment will be installed in the switchyard control building.

Optional switchyard arrangements, metering, and protective relaying schemes can be provided. Westinghouse will work with the Owner and the electric utility to establish the specific requirements for the switchyard and plant interfaces with the electric utility.


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                                                          Combined Cycle Control
                                                          System
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                                                          ======================
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                         Combined Cycle Control System

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The attached document describes a WDPF Control System, which was Westinghouse's standard control system when the Ironwood project was initially quoted.

Westinghouse Power Generation has since been acquired by Siemens. The Siemens Westinghouse Power Corporatioin now utilizes Siemens Control Systems as its standard and would prefer to provide Siemens controls for the Ironwood plant. A new write-up describing the Siemens controls is being composed and will be added to this section as soon as it is completed.


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                          Combined Cycle Control System

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INTRODUCTION

Westinghouse Process Control Division will provide the Westinghouse Distributed Processing Family (WDPF) of microprocessor based equipment to meet the requirements for a Combined Cycle Control System. The WDPF is a concept unique to Westinghouse for plant data acquisition and control. Functions such as steam turbine, combustion turbine, HRSG, and BOP control are assigned to separate optional redundant microprocessors which communicate with one another over a common high speed redundant data highway. Not only is a host computer not required with this configuration, but additional microprocessor based "drops" can be added as needed to expand the capability of the system over its entire life.

The control system for the Westinghouse combined cycle generation plant has been designed to provide the following features:

o The plant provides plant operating configurations at levels of automation which provide the user with complete operation of these subsystems: combustion turbines (CT), Heat Recovery Steam Generator (HRSG), and steam turbine (ST).

o Startup and loading of the entire plant can be accomplished without risk to equipment from the central control room.

o Flexibility to accommodate future advances in technology including the capability to automatically optimize plant operations by the addition of hardware.

o     Color graphic operator stations.

o     Installed spare I/O and layout space for additional I/O.


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CONTROL SYSTEM CONFIGURATION

The control system for each gas turbine, HRSG, steam turbine and major balance of plant equipment (not packaged) utilize redundant microprocessors on a redundant data highway which permits automatic operation of the complete plant. The operator is provided with interface equipment, information and display devices, and protection devices to insure confident, safe and efficient operation.

The control system, along with associated safety systems, is partitioned according to major plant subsystems such that each subsystem may be operated independently, thereby increasing the plant availability and operating flexibility to meet the needs of the operator.

Using field proven hardware, the control system generates command signals to devices such as fuel, feedwater and condensate flow control valves, combustion turbine inlet guide vanes, and display devices as a function of inputs from the plant sensors and operator inputs.

Control Levels

The standard system allows the operation of major subsystems at two operating control levels, namely Operator Automatic Control Level and Manual Control Level.

1.    Operator Automatic Control Level

      At this level, the system will automatically implement all the monitoring, controlling, operator's interface and primary information and display functions for each major subsystem. The system requires that the initial sequencing of the various major subsystems, and loading, should be the responsibility of the operator.

2.    Manual System Control

      The control system, through interactive operator stations, may be utilized to control selected equipment as long as it does not interfere with plant protection. Functions required to make the transition from the cold shutdown condition to the ready-to-start conditions are at the manual control level and includes operating equipment such as:


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      water and fuel supply block valves, boiler drain valves and some motor control centers.

Central Control Room - Engineer's Console and Operator Stations

The primary man/machine interface on the combined cycle control system is the Engineers Console. The ECON WEStation is a dual mode terminal consisting of dual CRT display, keyboard, a dual mode processor with redundant data highway interface, both fixed media 1 Gigabyte (minimum) hard drive and 32 Megabytes of RAM, removable media disc drive, and a printer. The WEStation product is based on the UNIX platform with Solaris 2.X as the operating system. When used in engineering mode as the system programming terminal, the engineer utilizes a library of editors, builders, and compilers to produce source code type files of control algorithms, color and shape libraries, graphic displays, sequence ladders, logging files, and data base generation. Many of these engineering functions are implemented via programming aids such as a mouse, graphic tablet, pull-down menus, fill-in menus, etc. All system files are maintained on the fixed drive and archived on removable media. All downloading and uploading of software is achieved by the ECON.

The central control operator station includes two dual screen operator consoles (4 CRT's) with color graphic displays and interactive operator keyboard required to control the turbines and water and steam cycle. Each OPCON WEStation is a terminal consisting of dual CRT display, keyboard, processor with redundant data highway interface, both fixed media 1 Gigabyte (minimum) hard drive and 32 Megabytes of RAM, removable media disc drive, and a printer so that pertinent information can be hard-copied.

Data acquisition trending and alarm functions

The HSR /Logger console performs data acquisition for trending purposes and monitors all data highway information for alarms. The HSR WEStation is a terminal consisting of a single CRT display, keyboard, processor with redundant data highway interface, both fixed media 2 Gigabyte (minimum) hard drive and 64 Megabytes of RAM, removable media disc drive, a 1.3 Gigabyte optical disc drive, and a printer so that pertinent information can be hard-copied.


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The data trending function configuration provides enough processing power for the HSR to store one month's worth of point data on-line for a moderately active, 5,000 point application. The operator may select up to eight data points per window for a displayable and printable trend, and up to 4 trend windows. Live trends may be plotted as variable vs. time for periods of 1 sec., 3 sec., 10 sec., 30 sec., 1 min., 5 min., and 1 hour or as x-y variable vs. variable.

The HSR database is pre-selected with individual points assigned a minimum scan rate of typically 1, 10 or 60 seconds (depending on the anticipated rate of change). Also each point is assigned either a dead-band which, if exceeded, will cause the point to be recorded or a change in state for initiating recording of the point

The alarm function provides a display page which indicates the alarm name, time of alarm, and alarm priority as defined by the point data base file. Return from alarm and alarm acknowledge are also indicated. The alarm system also can sort alarms based on priority and plant area origin if so desired. To facilitate a quick look at alarm status, a single key will display the three oldest unacknowledged alarms on a subscreen area without disturbing the displayed custom control graphic. Alarm messages are prioritized as: status, maintenance, operational, and trips.

The WDPF graphics displays eliminate the need for a hard-wired alarm annunciator panel. The alarm annunciator graphic contains 80 alarm "windows" to provide visual backup to all initial unit alarms being printed on the alarm summary. It is expected that one CRT display will be dedicated to the alarm graphic.

The WDPF graphics also eliminate the need for a mimic panel. Both high level and detailed P&ID type displays provide the operator a clear understanding of the process. Process schematics are overlayed with realtime data to maximize operator's knowledge of system performance.


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"Tree Structure" graphics arrangement

WDPF graphics are arranged in a hierarchical or tree structure starting with the unit overall performance summary with branching into each major component, CT, HRSG and ST. Successive displays show additional detail down to the component level for critical items.

The following table summarizes the typical distribution of plant graphic display:

TYPICAL PLANT GRAPHIC DISPLAYS

                                                       QUANTITY

GRAPHIC DESCRIPTION                                    ESTIMATED

Plant level summary                                    1

Steam Turbine Supervisory Instrumentation              5

GT/G control                                           10

ST/G control                                           5

Boiler, Feedwater, Burner Management System, Etc.      2-5

BOP including Cooling Tower, Condensate                5-10
Pumps, Medium and Low Voltage Electrical
Equipment, etc.

Condenser                                              2

Switchyard                                             1

WDPF equipment located in the main control room include:

1.    Two operators' consoles

2.    One engineer's console

3.    Historical data storage and retrieval drop and logger console


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Local Control System Drops

Some control system drops that perform local control functions and communicate with other control system drops and the central control room operator consoles, through the WESTNET II Data Plus Highway, are located locally in the plant.

A.    At each CT Electrical Package:

      1. Three redundant DPU drops for CT control with Low NO(x) and associated CT Local Equipment Panel.

B.    At the remote equipment room:

      1.    Two redundant DPU drops for Balance of Plant equipment control.

      2. Two redundant DPU drops for ST controls and associated Steam Turbine supervisory instrumentation cabinet.

      3.    Two redundant DPU drops for each HRSG control.

      4.    One redundant DPU drop for Switchyard control

C. Local instrument panels are located throughout the plant containing transmitters, converters and transducers related to control and monitoring of the various processes.

D. Balance of plant packages such as: The demineralizer, air compressor system, gas compressors, burner management, sampling system, waste water treatment system, etc. will have the supplier's standard controls and will be interfaced to the plant control for supervisory purposes.

Distributed Processing Units (DPU's):

Each of the DPU's contains control processors and field I/O circuit cards. Various I/O cards are used to interface to field devices depending on the nature of the electrical interface signal [voltage, current loop, frequency, contacts, digital voltage level] and provide "on card" signal processing, calibration, and fault diagnostics. The DPU's are 125 volt DC powered (except


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for remote I/O cabinets which are 120 V AC powered) and incorporate redundant power supplies for both the control processors and I/O card cages. Field redundancy is achieved by multiple sensors and controls which are interfaced to separate I/O circuits within the DPU I/O section.

Fault tolerance through redundancy is achieved by two general methods: (1) redundant sensors and controls and (2) various tests for process variable limits and sensor signal reasonableness. For example, signals from current loop transducers are tested for a reasonable value of the process variable [reasonable data] and also for the value of the electrical signal itself [is the loop current less than 4 milliamperes or greater than 20 milliamperes]. Once the primary sensor data has been received and tested, it is assigned a quality value which is used by validation and selection algorithms such as quality averaging and median selection to derive a selected and validated value for a process variable.

This approach is typically used throughout the design of the control system in validation of sensor data to detect alarm conditions and preclude inappropriate automatic control action. Faults detected in the validation process are used to reject questionable data from further processing and generate alarm conditions.

Redundant Processor with Identical Hardware and Software

Each of the redundant processors are identical in terms of hardware and software and they are configured as partners. One partner is initialized as on-line control and the other as on-line backup. Each processor continuously executes a number of self-diagnostics and also interrogates the partner control processor. Any detected fault is alarmed to the operator and an alarm in the designated on-line control results in immediate and automatic transfer to the designated backup.


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Data Logging

Plant logs are provided for by the logger. The logger function is provided in the HSR console and uses the HSR printer. Software on the ECON is used to generate the logger data base. Logs can be one of two types: periodic or event. Processing of periodic logs requires definition of points to be logged, interval at which the points are to be sampled, and the number of samples to be stored for each print-out. Event logs require definition of sample interval, number of pre-event samples to be listed, and number of post event samples to be listed. Also defined is the event or events which trigger the log. As programmed on the Combined Cycle control system, one periodic log is generated every eight hours. Various event logs are generated on the turbine start-to-load cycle and on various upset conditions such as protective load runbacks and turbine trips. Log definition is quite simple and easily expanded should the user so desire.

Sequence of Events Data

An additional feature of the logger, which requires no special programming, is the sequence of events [SOE] log. This feature works in conjunction with the special SOE type QSE Input cards. One 16 input card is provided for each turbine-generator set, mounted in the associated DPU cabinet.

The QSE card is a purpose built digital input card which has high resolution time-keeping circuitry. When an input to the QSE card goes into its defined alarm state, the QSE card time tags the event to the closest 1/8 millisecond of system time and transmits the point record to the logger. When the logger receives an SOE alarm, the data is buffered while the logger waits for additional SOE alarms. When no additional SOE alarms have been received for a preset period of time, the buffer is sorted based on the time tags and posted to the printer. Since this is a WDPF system wide feature, the SOE log sequence is independent of which DPU the SOE alarm originated. If the contact propagation delay between the actual event and the closure of the contact is known, this delay may be programmed into the point data base record as a time offset.


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Fault Tolerance

The overriding design goal of the control system is to be fault tolerant where practical.

CONTROL PHILOSOPHY

The following control philosophy is used on individual major components and systems. This control philosophy permits efficient plant operation with one control room operator plus two roving plant operators.

Sufficient operator interface devices are provided at the central control room consoles to permit safe startup/operation and rapid operator response to plant anomalies.

It shall be necessary for the roving operator to place some auxiliary equipment into operation manually at the equipment location or at a motor control center in order to establish ready-to-start status.

The control system provides sufficient protective features to insure safe operation. The system has built-in logic and circuitry to alarm, annunciate and trip as a result of any abnormal operating condition. Logic is employed to provide interlocks wherever it will improve plant availability and will prevent the operator from exceeding design limits.

Major safety protection systems are provided independently from the basic control system, such as overspeed trips, reverse current trip of the generator, etc. The use of such protection systems is in accord with accepted power plant practices. Manual trips are provided for all energy input components; e.g., fuel and steam valves.

Combustion Turbine Control

The combustion turbines are controlled and monitored from the central control room. The combustion turbine startup is performed after the proper auxiliaries have been started manually.

Each combustion turbine is controlled by three redundant DPU's (exact quantity of DPU's to be confirmed during project design phase) located in the electrical package. These DPU's


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contain the required I/O and logic to allow proper control and monitoring of the operation of the associated combustion turbine, including the dry low NO(x) combustion system.

The local equipment panel, also located in the electrical package, houses the Bently-Nevada vibration monitor, the electronics for flame out detection, the emergency trip push-button, the electromechanical counters and timers of the associated combustion turbine.

The combustion turbine control system is designed to start the combustion turbine in full automatic mode from cold standby to base load if the operator desires to do so. The basic control philosophy allows the operator to select from several pre-start modes. These pre-start conditions are selected through the graphics in the operator consoles in the control room. These modes are:

o     Fuel type - gas or distillate

o     Voltage regulator mode - auto or manual

o     Synchronizer mode - auto or manual

o Spin hold - set or clear, will hold the combustion turbine to 900 rpm without ignition

o Synchronization hold - set, or clear, will take the CT up to 3600 rpm and hold speed until the hold is cleared

o Load control - minimum load or base load, will either hold the load to preselected MW or will go to the unit selected base load (temperature control)

After these modes have been selected, the operator depresses one button on the operator's keyboard and the combustion turbine automatically goes through all the sequences and sequence checks to safely come to synchronous speed. If the operator had selected automatic synchronization and base load, the turbine will be automatically sychronized and ramped to base load at the rate dictated by the boiler.

From this point to Base Load, the following automatic steps are taken.


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o     Trigger start condition event log.

o     Overlay start sequence display window over pre-start selects.

o     Test emergency lube and seal oil pumps. Alarm on fault.

o     Engage start device.

o     Verify minimum cranking speed, trip on fault.

o     Disengage turning gear, enable vibration monitor.

o     Verify ignition speed, trip on fault.

o     Open overspeed fuel isolation valve, trip on fault.

o Igniters on, open pilot fuel isolation valve, start light off verification timer, trigger light off event log.

o Verify ignition, trip on fault, overlay start sequence display window with fuel flow and speed trend window.

o     Engage start ramp, trigger acceleration event log.

o Engage acceleration monitor, alarm on low acceleration, trip on extra low acceleration.

o     Accelerate turbine.

o     De-energize starting motor.

o Engage blade path spread monitor. Alarm on high spread trip on extra high spread.

o     Disengage acceleration monitor.

o Transition from start ramp to speed reference control. Continue acceleration on closed loop speed control.


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o     Close bleed valves.

o     Close generator field breaker.

o     Synchronous speed achieved.

o If the synchronizer is set to auto, track raise/lower from synchronizer. If the synchronizer is set to manual, track raise/lower from operator keyboard.

o Switchyard breaker closes, enable megawatt control function to pick up minimum load, trigger loading event log.

o Minimum load achieved. If the selected mode is speed/load follow, the operator uses the keyboard, raise/lower functions (lower is disabled at minimum load). If the selected mode is temperature, the system will increase generator load at the designated load rate until exhaust temperature reaches the safe limit.

In the event that there is a trip along the ramping or loading of the turbine, the WDPF self-diagnose feature will capture the fault and display it. The operator must fix the fault and clear the trip.

Many variations on the above sequence are possible. For example, if partial load operation is described, the operator could select speed/load control at start up and hold the raise button down after breaker closure. An alternate method is to select temperature control mode which will load the machine automatically and then select speed/load control mode when the desired load point is reached. Another method would be to load the machine in temperature control mode and select load hold at the desired load point. The difference between these two methods is that in speed/load control mode, the operator can adjust the load point with the raise/lower control pushbuttons while in temperature control mode the operator raise push-button is disabled. Raising the load point in temperature control mode is accomplished by clearing the load hold by depressing the GO push-button.


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Combustion Turbine Protection

The WDPF control system provides machine protection in two methods. The first method is alarm condition annunciation which implies operator intervention. Alarms of this priority indicate operational faults which are not severe enough to warrant automatic adjustment of the current operation point. The second method are automated actions which affect the current operation point. The severity of the fault determines the type of action to be activated. These actions will be one of the following types:

o Fuel Hold. Fuel hold is a protective measure which is engaged if a high fuel nozzle differential pressure is detected (usually during start up and acceleration) or from a higher than normal combustor shell pressure indication with steam injection on. Fuel hold is annunciated to the operator and clears automatically when the fault condition is removed.

o Auto Unload. Auto unload is a protective measure which is activated on high blade path temperature spread or high average temperature. Control action will reduce load until the fault condition clears. If minimum load is reached, the generator breaker is opened and the turbine held at synchronous speed for cool down and then tripped. This condition is annunciated to the operator and cannot be defeated.

o Switchyard Breaker Trip. Switchyard breaker trip results from generator faults which are recoverable such as reverse power, voltage regulator trips, voltage balance functions. Control action is to open the generator breaker and hold the turbine at synchronous speed. Control action is annunciated.

o Fast shutdown/load dump. These control actions both trip the switchyard breaker immediately and also shut down the turbine. They differ only in the length of time between opening the breaker and turbine trip. These actions are taken based on both generator faults such as ground faults and turbine faults such as very high blade path temperature spread or severe over/under speed with the breaker closed.


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o     Trip. This control action trips the switchyard breaker and all fuel valves simultaneously when severe faults such as extra high vibration, extra high temperature, machine limit overspeed are exceeded.

The above simplified examples of protective control are typical of most installations and for the sake of briefness are not complete descriptions.

Combustion Turbine Redundancy

Instrument and controls redundancy is based on the following approach:

1. Process variables used only for display of information will normally have a simplex sensor.

2. Any process variable used for machine control normally uses duplex sensors.

3. Any process variable used for tripping or control actions that significantly affect machine output are typically duplex. One exception would be lube oil supply monitoring which uses a triplex 2 out of 3 voting scheme.

4. Vibration monitoring is not redundant on the bearing caps. However, each of the bearings utilize X and Y vibration probes.

HRSG Control

The High, Intermediate and Low Pressure Drums level control will be provided by feedwater control valves. Single element control is provided for startup and three-element control for normal operation.

High Pressure Superheater and Reheater Temperature control will be done with desuperheater attemperation control valves. The Low Pressure Steam Turbine induction steam line will contain a vent with automatic pressure control valves.

Superheater outlet valves as required by ASME code will be provided. Operator controls (open/close) for block valve operation will be provided from the control room console.


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Steam Turbine Bypass Control

A 100% HP steam turbine bypass system is provided. Each bypass valve is controlled by the DCS to maintain the HRSG HP water carryover pressure prior to steam turbine start-up. The bypass control system sequences the HP bypass valves closed as the steam turbine is loaded. Steam temperature control is provided to desuperheat the HP steam before it goes to the cold reheat piping section.

A 100% IP shall supplement cold reheat. The hot reheat bypass valve is controlled by the DCS to maintain pressure prior to steam turbine operation. The steam flow out of the hot reheat bypass valve is sent to a desuperheater where it is cooled prior to going to the condenser.

A 100% LP steam turbine bypass system is also provided. Each bypass valve is controlled by the DCS to maintain the HRSG LP water carryover pressure prior to steam turbine operation. The steam flow out of the LP bypass valve is sent to a desuperheater where it is cooled prior to going to the condenser.

Steam Turbine Control

The steam turbine is controlled and monitored from the central control room. The steam turbine startup is performed after the proper auxiliaries have been started manually and proper steam conditions are established in the HRSG.

The steam turbine is controlled by two redundant DPU's. The first contains the required logic to perform the Operator Automatic and Overspeed Protection functions. These include speed and load control by modulation of the governor valve actuator. HP drum carryover pressure is maintained at a minimum level by limiting the opening of the governor valve. The IP drum carryover pressure is maintained by controlling the intercept valves. The LP drum carryover pressure is maintained by controlling the induction valve. A throttle pressure limiter is used to prevent water from entering the turbine. The load drop anticipator and overspeed protection controller prevent overspeed of the steam turbine upon sudden loss of load.


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FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------

The second DPU performs steam turbine generator auxiliaries control and monitoring functions. These include drain valve control, voltage regulator control, gland steam control, exhaust hood spray control, and automatic turning gear control. An alarm is generated if predefined operating limits are exceeded for any of these inputs. In addition, a graphical representation of each turbine and auxiliary system is provided to allow the operator to monitor the status of these systems. All monitored turbine-generator data are available over the WDPF data highway and can be used by other drops for plant performance monitoring, historical storage and retrieval, or any other desired function.

The Emergency Trip System (ETS) provides a fast, accurate and effective means of protection against critical situations which might cause damage to the unit if it is not immediately taken out of service. The system continuously monitors critical turbine parameters on a multi-channel basis. If the parameters exceed the limit of safe turbine operation, all steam valves will close, tripping the unit. The following parameters are monitored:

o     Turbine Overspeed

o     Excessive Thrust Bearing Wear

o     Low Bearing Oil Pressure

o     Low Condenser Vacuum

o     Remote Trip

o     High Vibration

The entire system is designed for high reliability through the use of redundant components, including three overspeed channels and redundant hard-wired trip logic.

The Turbine Supervisory Instrumentation (TSI) system is a reliable multi-channel monitoring system that continuously measures the mechanical operating parameters of a turbine


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

--------------------------------------------------------------------------------

generator shaft and case. The system displays machine status, provides outputs for recorders, and initiates alarms when preset operating limits are exceeded.

The following parameters are monitored or measured by the TSI system:

o     Relative rotor vibration (two plane)

o     Peak-to-peak and direct (instantaneous) eccentricity

o Relative axial position of the rotor thrust collar with respect to the thrust bearing support (rotor position)

o Axial rotor growth between rotating and stationary parts (differential expansion)

o     Zero speed indications for engaging turning gear

The TSI system consists of racks of Bently Nevada Corporation 3300 series instruments and transducers with associated wiring. Transducers include probes connected to proximitors. Power input wiring and transducer field wiring are supplied and installed by the project constructor.

The instrument racks are mounted in the TSI and Emergency Trip System Cabinet. Transducers are mounted to observe shaft markers, collars, and other machine surfaces. Each probe is connected by a coax extension cable to an associated proximitor.

The proximitors are located near the probes and are connected to corresponding rack signal modules by shielded field wiring. The system keyphasor transducer is connected to the Power Supply Module in each Rack that contains vibration monitors.

The instrument racks hold a power supply, the system monitor, and the TSI monitors. Relay modules and signal modules are located at the rear of each rack. Relay modules connect to external alarm annunciation devices, and signal modules connect to associated transducers and recorders. A module containing the power supply signal and power inputs is also located in each rack.


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

--------------------------------------------------------------------------------

Operator Automatic System

Operator automatic is the normal mode of operation for the system. The operator automatic portion of this system is implemented using the Operator's console in the central control room.

Through the Operator's console, the system accepts a speed or load target as well as a selected rate. The operator entered target and rate are checked to ensure that they will not cause any damage to the unit before they are accepted. These checks include verification that the speed target is not in a known blade resonance range, that the rate does not violate the maximum allowable rate as dictated by the turbine mechanical design, and other criteria.

After a rate and target have been accepted, the operator can start or stop the speed or load ramp through the panel/CRT interface. The OPERATOR AUTO section will calculate a valve position demand and pass this setpoint onto the servo cards. The operator can revert control bumplessly (without change in turbine valve position) to the manual mode at any time by pressing one button. If a malfunction is detected in the operator automatic logic, control is bumplessly and automatically transferred to the backup processor.

Some of the functions performed by operators include:

-     placing the speed feedback loop in/out of service

-     placing the megawatt feedback loop in/out of service

- selecting the control mode (operator automatic, remote or automatic synchronizer)

-     entering a speed/load target

-     entering a speed/load rate

- performing a valve test on all inlet stop valves (MSV, RHS and Interceptor)

-     adjusting the valve position limit


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

--------------------------------------------------------------------------------

Condensate and Drum Level Control

Hotwell level control is provided via modulation of makeup water flow with hotwell feedback.

Three 50% condensate pumps are provided for supply of condensate from the condenser hotwell to LP drum. The condensate system shall provide control valve will have three-element (LP) drum level controls.

A two combined high pressure and intermediate pressure boiler feed pump takes suction from the LP drum. It provides feedwater to the HRSG IP and HP drums.

Remote Start/Stop for Pumps

Condensate and boiler feed pumps start-stop capability is provided in the central control room Operator's consoles using control graphic pushbuttons.

PLANT OPERATION AND STARTUP

The sequence of startup varies only slightly depending upon whether the turbine is cold, warm or hot.

The startup sequence is as follows:

1.    Place the combustion and steam turbines on turning gear.

2.    Start the HRSG water cycle prior to combustion turbine ignition.

      o     Open all drains.

      o     Check hotwell water level.

      o     Start condensate pump.

      o     Check low pressure drum water level.


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--------------------------------------------------------------------------------

      o     Start boiler feed pump.

      o     Check Intermediate pressure drum for prestart water level.

      o     Check high pressure drum for prestart water level.

      o     Place all HRSG control valves into automatic mode.

      o     Check water chemistry.

3. When all HRSG trips have been cleared and the water cycle has been started, then the combustion turbine may be started.

      o     Place all combustion turbine motor controls into automatic mode.

      o     Start condenser circulating water pumps and cooling tower fans.

      o     Start the combustion turbine.

            - The turbine will be accelerated up to ignition speed by the starting motor.

            - Ignition will be automatically sequenced and the turbine will be accelerated up to synchronous speed.

      o Automatic and manual synchronization modes are provided for operator selection use.

      o     The combustion turbine may be loaded at normal loading rates.

      o Inlet guide vanes are automatically positioned for heat rate optimization and steam temperature control.

      o Normal startup operations will sequentially start the combustion turbine/HRSG set with steam cycle startup as discussed below.

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

--------------------------------------------------------------------------------


4.    Steam Cycle Startup

      o The HRSG startup will proceed with minimum operator supervision as the combustion turbine is loaded.

      o Steam pressure will rise first in the high pressure drum and the intermediate pressure drum then in the low pressure drum.

      o Steam will be provided from intermediate pressure drum for combustion turbine transition cooling.

      o When the HRSG is started, steam flow at low pressure is used to warm the main steam header.

5.    Steam Turbine Startup

      o Initial steam flow bypasses the steam turbine via the ST bypass valves.

      o When adequate header steam pressure is available, the gland steam pressure regulator is activated.

      o Air-ejectors are put into service after gland steam pressure is established.

      o The steam temperature will be automatically controlled by the HRSG superheater and reheater temperature control. Temperature is maintained in the operational bank required to match the steam turbine rotor for turbine roll off turning gear and acceleration.

      o The operator initiates steam turbine acceleration to the prescribed schedule.

      o The steam turbine will normally be loaded under sliding pressure drum pressure control. The control system will provide an adaptive sliding pressure throttle pressure control.


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

--------------------------------------------------------------------------------

      o If the steam turbine rotor is cold prior to startup, a heat soak may be required.

WDPF INTERFACE PROVISIONS

Automatic Generation Control

Automatic Generation Control (AGC) will be provided for each combustion turbine-generator and for the steam turbine-generator. AGC allows for limited control of the power plant from a remote dispatch facility or a system operating center.

The AGC system will provide input/output (I/O) data or command exchange for the following types and quantities of signals.

 6 - Momentary digital inputs

 5 - Maintained digital inputs

14 - Maintained digital outputs

 2 - Analog outputs

NORMAL SHUTDOWN

Combustion Turbine shutdown is initiated with a single push-button operation. When "Normal Stop" is selected, the WDPF control system will reduce generator load at the designated load rate. When minimum load is reached with normal stop selected the generator breaker is opened and the turbine is held at synchronous speed for a three minute cool down period. After the cool down period, all fuel valves (throttling and isolation) are closed and the turbine coasts to stop at which time the turning gear is engaged.

Normal stop can be cleared at any time by pressing the keyboard GO push-button. This feature allows the normal stop push-button to be used to automatically lower generator load in part load operation.

MINIMUM DISPATCH LOAD


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

--------------------------------------------------------------------------------

Traditionally, the Combustion Turbine Emissions permit level has been the limiting factor in determining the minimum load for a combined cycle power plant.

Without considering permitted emissions level as the limiting factor, the minimum dispatch load becomes the lowest stable load at which a plant can be operated on Automatic Generation Control (AGC). AGC requires that the entire combined cycle plant is placed in automatic mode. This means that the Plant Control System, the combustion turbines, and the steam turbine (with the Throttle Steam, HRH Steam, IP Steam and LP inductions in service) are automatically controlled.

For the plant to support fully automatic operation in combined cycle, the steam turbine must be at 25% of its rated capacity. Stable operation with the throttle steam, reheat steam, intermediate pressure steam and low pressure steam systems are not fully commissioned and in a controllable state to support automatic mode until 25% load has been reached. Until 25% steam turbine load is reached the Plant Control System and the plant operators are trying to stabilize pressures in the boiler(s) drums, initiate low pressure induction steam to the steam turbine among other operational considerations.


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FINAL ISSUE - OCTOBER 30, 1998

                                                             Acoustics
                                                        ------------------------
                                                        ========================

--------------------------------------------------------------------------------

                                    Acoustics

--------------------------------------------------------------------------------

NEAR FIELD SOUND LEVELS

90 dB(A) Average Near Field Sound Level

Measured at One (1) Meter (3 Feet) from Major

Component Surfaces

The spatially averaged near field A-weighted sound level resulting from the operation of the two-on-one (2 X 1) combined cycle plant consisting of two (2) 501G combustion turbines and one (1) steam turbine shall be 90 dB(A) or less, in a free field environment, when measured on the near field source envelope contour located one (1) meter (3 feet) from major surfaces of equipment and/or enclosures, at a height of one and one-half (1.5) meters (5 feet) above the ground or floor level for the combustion turbines, as shown in Figure 1, one and one-half meters (5 feet) above the operating platform for the steam turbine generator, as shown in Figure 2, and one (1) meter (3 feet) from major surfaces of the cooling tower and circulating pumps at a height of one and one-half (1.5) meters (5 feet) above the ground as shown in Figure 3. The plant operating conditions shall be with the combustion turbines and steam turbine operating at steady state base load conditions, exclusive of transients, startup and shutdown, steam bypass, atmospheric venting, and other off normal and emergency conditions, the sound level contributions of equipment not supplied under this contract, and when measured using a procedure based upon the Siemens Westinghouse Sound Test Procedure Principles. Appropriate corrections, in accordance with the Siemens Westinghouse Sound Test Procedures Principles document and recognized industry standards, shall be made to the operating equipment near field sound level measurements. The acoustical guarantee applies strictly to the equipment shown to be located within the indicated source envelope contours and is exclusive of equipment which may be added to the Siemens Westinghouse scope at a later date or which may be located within the vicinity of the indicated source envelope contours.


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FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------

   [Drawing: Figure 1 501G Combined Cycle Near Field Source Envelope Contour]


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

--------------------------------------------------------------------------------

      [Drawing: Figure 2 Steam Turbine Near Field Source Envelope Contour]


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Proprietary Information            Page 3                  AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------

      [Drawing: Figure 3 Cooling Tower Near Field Source Envelope Contour]


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Proprietary Information            Page 4                  AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------

                              FAR FIELD SOUND LEVEL

63 dB(A) Average Sound Level

Measured at Four-hundred (400) Feet (122 Meters) From The Sound Source Envelope

The spatially averaged A-weighted sound level resulting from the operation of the Siemens Westinghouse scope-of-supply equipment shall be 63 dB(A) or less, in a free field environment, when measured at a horizontal distance of four hundred
(400) feet (122 meters) from the equipment sound source envelope as shown in Figure 4 below, at a height of five (5) feet (1.5 meters) above ground level over flat unobstructed terrain in a free field environment, with the combustion turbines and steam turbine operating at steady state base load conditions, exclusive of transients, startup and shutdown, steam bypass and other off normal and emergency conditions, contributions of equipment not within the Siemens Westinghouse scope of supply, and when measured using a procedure based upon the Siemens Westinghouse Sound Test Procedure Principles. The sound source envelope for far field sound level measurements is defined as the smallest rectangle completely enclosing all of the equipment included in the Siemens Westinghouse Scope of Work. Appropriate corrections, in accordance with the Siemens Westinghouse Sound Test Procedures Principles document and recognized industry standards, shall be made to the operating plant far field sound level measurements.

The far field average sound level is a function of the plant general arrangement and site location within the property boundary. Therefore, any revision in the Project scope of supply, equipment general arrangement, or the location of the Project site within the property boundary as shown in the Siemens Westinghouse Preliminary drawing G5010212 Revision 12 and as shown in Figure 4, as the Project develops will require evaluation and may require revision to the far field sound levels and the sound level warranty.

Furthermore, while the plant design is consistent with achieving an average far field sound level of 50 dB(A) or less at the AES and Parson's identified location RP-3 as located on Parson's Drawing AESI-I-DW-110-002-002 Revision A dated 2-25-98, this far field location and the 50 dB(A) sound level are excluded from the far field sound level warranty.


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FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------

              [Drawing: Figure 4 Far Field Measurement Locations]


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FINAL ISSUE - OCTOBER 30, 1998

--------------------------------------------------------------------------------

SOUND LEVEL COMPLIANCE TESTING

All acoustic compliance testing will conform to the "Siemens Westinghouse" Sound Test Procedures Principles Document, 21T5672. The Siemens Westinghouse procedure generally conforms to recognized industry standards such as ANSI S12.36, ANSI S12.34, ANSI B133.8 and ISO 6190. The sound test procedure will define the environmental correction factors and test margins expressed as instrumentation tolerance and measurement uncertainty applicable to A-weighted sound levels.


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Proprietary Information            Page 7                  AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

                                                         General Arrangement
                                                     ---------------------------
                                                     ===========================

                              [DIAGRAM - LEGEND]

                                                     Flow Diagrams
                                               ---------------------------------
                                               =================================

[*] The following 48 pages have been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.

                                                     Electrical Diagrams
                                               ---------------------------------
                                               =================================

[*] The following 5 pages have been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.

                                                   Control System Diagram
                                               ---------------------------------
                                               =================================

                       [CHART:  Control System Diagram]

                                                     Water Balance Diagram
                                               ---------------------------------
                                               =================================

                [CHART: Attachment A Conceptual Flow Diagram]

                [CHART: Attachment B Conceptual Flow Diagram]

                                                     Gas Fuel Specification
                                               ---------------------------------
                                               =================================

[*] The following fifty-four (54)pages have been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.

                                                     Raw Water Analysis
                                               ---------------------------------
                                               =================================

               BASIS FOR DESIGN OF COOLING AND CYCLE MAKEUP WATER
                       TREATMENTS SYSTEM FOR AES IRONWOOD

The following information and data shall be used as the design basis for the water treatment systems for AES Ironwood.

INFLUENT WATER

The water source for the plant is assumed to by a mixture made up 50% with water from the Pennsy Quarry and 50% from the POTW. The maximum use of either of the sources in any case shall be 1500 gpm.

The chemical analysis of each of these sources is as follows:


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FINAL ISSUE - OCTOBER 30, 1998

------------------------------------------------------------------------------------------
Constituent, mg/l                             POTW            Quarry                Makeup
except as noted                                                                    Mixture
------------------------------------------------------------------------------------------
pH, standard units                             7.2               7.7                   7.5
------------------------------------------------------------------------------------------
Specific Conductance, 25C,uS/cm                773               534                   654
------------------------------------------------------------------------------------------
Total Suspended Solids, ppm           less than 10      less than 10          less than 10
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
P-alkalinity, as CaCo3                           0                 0                     0
------------------------------------------------------------------------------------------
M-alkalinity, as CaCO3                          45             237.9                 141.5
------------------------------------------------------------------------------------------
Sulfur, total as SO4                            92                68                    80
------------------------------------------------------------------------------------------
Chloride, as C1                                 69              18.5                  43.8
------------------------------------------------------------------------------------------
Phosphate, Total as PO4                        2.6                 0                   1.3
------------------------------------------------------------------------------------------
Nitrate, as NO3                                132                 0                    66
------------------------------------------------------------------------------------------
Silica, Total as SiO2                          8.6               9.4                     9
------------------------------------------------------------------------------------------
Calcium, Total as CaCO3                        166               221                 193.5
------------------------------------------------------------------------------------------
Magnesium, total as CaCO3                       38                87                  62.5
------------------------------------------------------------------------------------------
Sodium as Na                                    54              10.8                  32.4
------------------------------------------------------------------------------------------
Aluminum, Total as Al                            0               0.3                  0.15
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
Barium as Ba                                     0             0.039                  0.02
------------------------------------------------------------------------------------------
Boron as B                                    0.33                 0                 0.165
------------------------------------------------------------------------------------------
Iron, Total as Fe                              0.3              0.38                  0.34
------------------------------------------------------------------------------------------
Manganese, Total as Mn                       0.076             0.014                 0.045
------------------------------------------------------------------------------------------
Potassium as K                                14.8               2.8                   8.7
------------------------------------------------------------------------------------------
Strontium as Sr                               0.12               0.5                  0.31
------------------------------------------------------------------------------------------
Vanadium as V                                    0             0.016                 0.008
------------------------------------------------------------------------------------------
Zinc, Total as Zn                            0.035                 0                 0.018
------------------------------------------------------------------------------------------


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FINAL ISSUE - OCTOBER 30, 1998

Significant flows for use or consumption in the plant and processes are as follows:

      Cooling tower evaporation : 2615 gallons/minute
      Cooling Tower drift: 7 gpm
      Evaporative combustion air cooler: 100 gpm
      Steam cycle losses, including boiler blowdown: 44 gpm
      Other minor losses will occur as moisture in solids streams from Zero
        Discharge units and softeners if supplied.

The above constitute consumption for the base case which assumes natural gas as fuel.

In the case of oil firing, for a period limited to a maximum of 40 days per year, an additional consumption of demineralized water up to a maximum of 500 gpm is assumed.


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Proprietary Information              Page 3                AES IRONWOOD CONTRACT
FINAL ISSUE - OCTOBER 30, 1998

                                                          Generator Curves for
                                                          Ironwood Project
                                                    ----------------------------
                                                    ============================

[*] The following seven (7) pages have been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.

                                                CT Inspection Intervals /
                                                Equivalent Operating Hours
                                                --------------------------------
                                                ================================

[*] The following seven (7) pages have been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.

                                              Econopac Paint Specification
                                              ----------------------------------
                                              ==================================

                        REFERENCE PAINT SPECIFICATION

Rev.

    Prepared by:   /s/ C. J. Buzard                                  03/08/96
                  ----------------------------------------------   -------------
                   C. J. Buzard, Senior Engineering Technician         Date
                   Environmental Engineering and Services


    Reviewed by:   /s/ F. J. Mendohia                                03/07/96
                  ----------------------------------------------   -------------
                   F. J. Mendolia, Senior Engineer                     Date
                   Environmental Engineering and Services


    Reviewed by:   /s/ A. Moulavi                                    03/08/96
                  ----------------------------------------------   -------------
                   A. Moulavi, Engineer                                Date
                   Environmental Engineering and Services


    Approved by:   /s/ R. A. Putnam                                  03/08/96
                  ----------------------------------------------   -------------
                   R. A. Putnam, Technical Leader                      Date
                   Environmental Engineering and Services


Reference: 21T4306, 21T3456, 21T4628
          ---------------------------
WBS: 198
    -----

--------------------------------------------------------------------------------
This drawing contains information proprietary to Westinghouse Electric Corporation. It is submitted in confidence and is to be used solely for the purpose for which it is furnished and returned upon request. This drawing and such information is not to be reproduced, transmitted, disclosed or used in whole or in part without the written authorization of Westinghouse Electric Corporation. Proprietary Class No. 2.
--------------------------------------------------------------------------------
Refers to 21T6847 Rev. 2                      DISTRIBUTION CODE: 270-000-600
--------------------------------------------------------------------------------
TITLE:REFERENCE PAINT SPECIFICATION                                   TYPE   REV
    AES IRONWOOD PROJECT                                              ESP    000
--------------------------------------------------------------------------------
[LOGO] WESTINGHOUSE ELECTRIC CORPORATION
                                              Issue Date: 07/18/95 Page: 1 of 14
       POWER GENERATION BUSINESS UNIT - ORLANDO, FL
--------------------------------------------------------------------------------
FINAL ISSUE - OCTOBER 30, 1998                             AES IRONWOOD CONTRACT

Review Level: 5
             ---






--------------------------------------------------------------------------------
This drawing contains information proprietary to Westinghouse Electric Corporation. It is submitted in confidence and is to be used solely for the purpose for which it is furnished and returned upon request. This drawing and such information is not to be reproduced, transmitted, disclosed or used in whole or in part without the written authorization of Westinghouse Electric Corporation. Proprietary Class No. 2.
--------------------------------------------------------------------------------
Refers to 21T6847 Rev. 2                      DISTRIBUTION CODE: 270-000-600
--------------------------------------------------------------------------------
TITLE:REFERENCE PAINT SPECIFICATION                                   TYPE   REV
    AES IRONWOOD PROJECT                                              ESP    000
--------------------------------------------------------------------------------
[LOGO] WESTINGHOUSE ELECTRIC CORPORATION
                                              Issue Date: 07/18/95 Page: 2 of 14
       POWER GENERATION BUSINESS UNIT - ORLANDO, FL
--------------------------------------------------------------------------------
FINAL ISSUE - OCTOBER 30, 1998                             AES IRONWOOD CONTRACT

                                 REVISION SHEET

--------------------------------------------------------------------------------
           REISSUE
REVISION    DATE     SECTION              DESCRIPTION OF CHANGE
--------------------------------------------------------------------------------
   001    07/18/95     All      Original Issue
--------------------------------------------------------------------------------
   002    03/08/96     1.0      Added Note to "Scope". Included combustion and
                                steam turbine auxiliary equipment in Scope.
--------------------------------------------------------------------------------
                       2.0      Added new paragraph to
                                include electrical
                                equipment exemptions.
                                Added HPU to exemptions.
--------------------------------------------------------------------------------
                       3.0      Added Note to 3.1.1.
--------------------------------------------------------------------------------
                       4.1      Added Profile tape to
                                measure Blast Profile.
--------------------------------------------------------------------------------
                                Added note.
--------------------------------------------------------------------------------
                       5.2      Corrected key index 13 to 12.
--------------------------------------------------------------------------------
                       8.0      Added new paragraph for Touch-up Paint
                                instructions.
--------------------------------------------------------------------------------
                       9.0      Add Paragraph on MSDS, Material Safety Data
                                Sheet.
--------------------------------------------------------------------------------
                     Table 1    Corrected field paint key for item #10. Add Item
                                42, EH System.
--------------------------------------------------------------------------------
                     Table 1    Removed Item 39, Line
                                Side and Neutral Cubicle
                                and Item 40, Generator
                                Breaker Enclosure.
--------------------------------------------------------------------------------
                     Table 2    Added Note and "*".
--------------------------------------------------------------------------------
                     Table 2    Added Note, and "Section" to Item 6. Added Items
                                15 and 16.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This drawing contains information proprietary to Westinghouse Electric Corporation. It is submitted in confidence and is to be used solely for the purpose for which it is furnished and returned upon request. This drawing and such information is not to be reproduced, transmitted, disclosed or used in whole or in part without the written authorization of Westinghouse Electric Corporation. Proprietary Class No. 2.
--------------------------------------------------------------------------------
Refers to 21T6847 Rev. 2                      DISTRIBUTION CODE: 270-000-600
--------------------------------------------------------------------------------
TITLE:REFERENCE PAINT SPECIFICATION                                   TYPE   REV
    AES IRONWOOD PROJECT                                              ESP    000
--------------------------------------------------------------------------------
[LOGO] WESTINGHOUSE ELECTRIC CORPORATION
                                              Issue Date: 07/18/95 Page: 3 of 14
       POWER GENERATION BUSINESS UNIT - ORLANDO, FL
--------------------------------------------------------------------------------
FINAL ISSUE - OCTOBER 30, 1998                             AES IRONWOOD CONTRACT

                                TABLE OF CONTENTS

SECTION                                                             PAGE

REVISION SHEET ....................................................   2
1.0   SCOPE .......................................................   4
2.0   RELATED ITEMS NOT INCLUDED ..................................   4
3.0   CODES AND STANDARDS .........................................   5
4.0   SURFACE PREPARATION .........................................   6
5.0   APPLICATION INSTRUCTIONS ....................................   6
6.0   GENERAL REQUIREMENTS ........................................   7
7.0   QUALITY ASSURANCE REQUIREMENTS ..............................   7
8.0   TOUCH-UP PAINT ..............................................   7
9.0   MATERIAL SAFETY DATA SHEETS (MSDS) ..........................   8
TABLE 1 PRIMERS AND FINISHES ......................................   9
NOTES .............................................................  11
TABLE 2 KEY INDEX .................................................  12

--------------------------------------------------------------------------------
This drawing contains information proprietary to Westinghouse Electric Corporation. It is submitted in confidence and is to be used solely for the purpose for which it is furnished and returned upon request. This drawing and such information is not to be reproduced, transmitted, disclosed or used in whole or in part without the written authorization of Westinghouse Electric Corporation. Proprietary Class No. 2.
--------------------------------------------------------------------------------
Refers to 21T6847 Rev. 2                      DISTRIBUTION CODE: 270-000-600
--------------------------------------------------------------------------------
TITLE:REFERENCE PAINT SPECIFICATION                                   TYPE   REV
    AES IRONWOOD PROJECT                                              ESP    000
--------------------------------------------------------------------------------
[LOGO] WESTINGHOUSE ELECTRIC CORPORATION
                                              Issue Date: 07/18/95 Page: 4 of 14
       POWER GENERATION BUSINESS UNIT - ORLANDO, FL
--------------------------------------------------------------------------------
FINAL ISSUE - OCTOBER 30, 1998                             AES IRONWOOD CONTRACT

1.0     SCOPE

        1.1 This specification defines the painting requirements as they apply to the 501D, 501F, 251B, 701F and 701D combustion turbine models and combustion turbine and steam turbine auxiliary equipment. This document is for reference only and should not be used to order material. Since paint thickness on hot surfaces is critical, components should not be refinished for appearance. Damaged surfaces should be repaired only at the damaged site. This specification includes but is not limited to the following:

                Note: Should there be a conflict between this specification and those referenced herein, this specification governs.

                1.1.1   Shop cleaning and priming of exposed surfaces

                1.1.2 Coating of machined surfaces for protection during shipment

                1.1.3 Furnishing touch-up finish paint for shop finished equipment

                1.1.4   Field finishing as required (see Section 5.2)

2.0     RELATED ITEMS NOT INCLUDED

        2.1 This specification does not include painting requirements for the following:

                2.1.1   Tank and equipment linings

                2.1.2 Pipe and valve linings, except as specifically identified

                2.1.3   Surfaces for immersion service

                2.1.4 Power or Excitation Transformers, Excitation Cubicles, Neutral Grounding Cubicles, Generator Breaker Enclosures, Lineside Cubicles, and Excitation Busses.

                2.1.5   Hydraulic Pump Unit (HPU)

        2.2     The following shall not be shop painted:

                2.2.1   Nameplates

                2.2.2 Surfaces to be embedded in concrete, unless otherwise specified

                2.2.3 Machined surfaces except for special protective application (see Section 5.3)

--------------------------------------------------------------------------------
This drawing contains information proprietary to Westinghouse Electric Corporation. It is submitted in confidence and is to be used solely for the purpose for which it is furnished and returned upon request. This drawing and such information is not to be reproduced, transmitted, disclosed or used in whole or in part without the written authorization of Westinghouse Electric Corporation. Proprietary Class No. 2.
--------------------------------------------------------------------------------
Refers to 21T6847 Rev. 2                      DISTRIBUTION CODE: 270-000-600
--------------------------------------------------------------------------------
TITLE:REFERENCE PAINT SPECIFICATION                                   TYPE   REV
    AES IRONWOOD PROJECT                                              ESP    000
--------------------------------------------------------------------------------
[LOGO] WESTINGHOUSE ELECTRIC CORPORATION
                                              Issue Date: 07/18/95 Page: 5 of 14
       POWER GENERATION BUSINESS UNIT - ORLANDO, FL
--------------------------------------------------------------------------------
FINAL ISSUE - OCTOBER 30, 1998                             AES IRONWOOD CONTRACT

                2.2.4 Areas of surfaces within four inches of edges to be field welded except for special protective coating application (see Section 5.4)

                2.2.5 Items made of galvanized steel, stainless steel, aluminum, bronze, copper, or other non-ferrous materials, unless otherwise specified.

                2.2.6   Expansion joints

                2.2.7   The interior of liquid fuel and natural gas piping

                2.2.8   Machined external moving parts of the Inlet Guide Vane
                        (IGV) assembly

3.0     CODES AND STANDARDS

        3.1 The following codes and standards are incorporated as a part of this specification. The latest edition, revision, or effective date shall be used except where specified.

                3.1.1 Steel Structures Painting Council (SSPC) Steel Structures Painting Manual, Volume 2, Systems and Specifications, specifically:

                        SP 1              Solvent Cleaning

                        Note: Solvent cleaning, SSPC-SP1, is not a suitable surface preparation if mill scale is present. If SP1 is to be used, the Vendor must insure that the mill scale is removed and the surface profiled to meet the conditions of Section 4.0 of this specification.

                        SP 2              Hand Tool Cleaning

                        SP 3              Power Tool Cleaning

                        SP 5              White Metal Blast Cleaning

                        SP 6              Commercial Sand Blast Cleaning

                        SP 10             Near-White Blast Cleaning

                        PA 1              Shop, Field and Maintenance Painting

                3.1.2 U.S. Government Military Specification for Corrosion Preventative Compound, Solvent Cutback,
                        Cold-Application. MIL-C-16173

                3.1.3   American National Standards Institute (ANSI) A159.1

        3.2 The following Westinghouse specifications are incorporated as a part of this specification. The latest edition, revision, or effective date shall be used except where specified.

--------------------------------------------------------------------------------
This drawing contains information proprietary to Westinghouse Electric Corporation. It is submitted in confidence and is to be used solely for the purpose for which it is furnished and returned upon request. This drawing and such information is not to be reproduced, transmitted, disclosed or used in whole or in part without the written authorization of Westinghouse Electric Corporation. Proprietary Class No. 2.
--------------------------------------------------------------------------------
Refers to 21T6847 Rev. 2                      DISTRIBUTION CODE: 270-000-600
--------------------------------------------------------------------------------
TITLE:REFERENCE PAINT SPECIFICATION                                   TYPE   REV
    AES IRONWOOD PROJECT                                              ESP    000
--------------------------------------------------------------------------------
[LOGO] WESTINGHOUSE ELECTRIC CORPORATION
                                              Issue Date: 07/18/95 Page: 6 of 14
       POWER GENERATION BUSINESS UNIT - ORLANDO, FL
--------------------------------------------------------------------------------
FINAL ISSUE - OCTOBER 30, 1998                             AES IRONWOOD CONTRACT

                3.2.1   21T5802 Supplier Quality Requirements

                3.2.2   21T5673 Supplier Data Requirements

                3.2.3   83603HA Process Specification, Gray Enamel Finish

                3.2.4   83603QA Process Specification, Inorganic Zinc Finish

                3.2.5 83342WZ Process Specification, Protective Painting System for Corrosion and Oxidation Resistance for Gas Turbine Components

4.0     SURFACE PREPARATION

        4.1 In general, all structural and miscellaneous steel, including enclosures, inlet ductwork, exposed piping and carbon steel exposed to inlet air shall be cleaned prior to coating in accordance with SSPC-SP 6 or SSPC- SP 10. Refer to Table 1 for specific requirements. The blast profile shall be 1-2 mils as measured with a Keane-Tator Surface Profile Comparator or equivalent. A surface profile tape can also be used to measure surface profile. (Press-O-Film tape developed by TESTEX, Inc. is an example; equivalents are also acceptable.)

                Note: Do not confuse "Blast Profile" with "Blast Cleaning". Blast profile is a depth measurement of the blast cleaning process.

        4.2 Blast cleaned surfaces shall be primed within 8 hours to prevent rusting. If high humidity exists, the surface shall be primed as soon as possible.

5.0     APPLICATION INSTRUCTIONS

        5.1     Silicone Acrylic Enamel Finish

                Thin the first coat with #1131 thinner at a rate of 20% (see Key Index #4). Xylol may be used as an emergency substitute. The surface may be repainted in 4-6 hours under normal conditions. In the event of high humidity, wait 12 hours or overnight before repainting. The total finish (two coats) shall be 3 mils (dry).
                CAUTION: DO NOT PAINT METAL THAT IS DAMP OR IN TEMPERATURES BELOW 50 degrees F. Refer to the specific paint Material Safety Data Sheets and SSPC-PA 1 for the proper spray equipment and procedures for paint application.

        5.2     Zinc Primed Enclosure Interior Walls - Field Finishing

--------------------------------------------------------------------------------
This drawing contains information proprietary to Westinghouse Electric Corporation. It is submitted in confidence and is to be used solely for the purpose for which it is furnished and returned upon request. This drawing and such information is not to be reproduced, transmitted, disclosed or used in whole or in part without the written authorization of Westinghouse Electric Corporation. Proprietary Class No. 2.
--------------------------------------------------------------------------------
Refers to 21T6847 Rev. 2                      DISTRIBUTION CODE: 270-000-600
--------------------------------------------------------------------------------
TITLE:REFERENCE PAINT SPECIFICATION                                   TYPE   REV
    AES IRONWOOD PROJECT                                              ESP    000
--------------------------------------------------------------------------------
[LOGO] WESTINGHOUSE ELECTRIC CORPORATION
                                              Issue Date: 07/18/95 Page: 7 of 14
       POWER GENERATION BUSINESS UNIT - ORLANDO, FL
--------------------------------------------------------------------------------
FINAL ISSUE - OCTOBER 30, 1998                             AES IRONWOOD CONTRACT

                When the auxiliary equipment enclosures are erected at the installation site, portions of the exterior of the enclosures fit into cutouts of mating units, thereby becoming interior walls at these locations. Finish these wall surfaces as follows:

                a. Clean and degrease thoroughly. Allow to dry before painting.
                b. After cleaning, apply 2 coats of waterborne acrylic primer (see Key Index #12). Allow to air dry.

        5.3 All machined surfaces shall be protected with MIL-C-16173, Grade 1 type preservative or acceptable alternative. The minimum thickness shall be 4.0 mils.

        5.4 Surfaces within 4 inches of field weld ends shall be protected with one coat of Deoxaluminate, as manufactured by AACCO Paints, Charlotte, North Carolina, or acceptable alternate. The coating thickness to be 1-2 mils DFT.

6.0     GENERAL REQUIREMENTS

        6.1 Painted erection marks on equipment, structural steel and related items shall be legible and durable.

        6.2 All manufacturing waste, metal chips, filings, debris, etc. shall be removed from the interior of each component. All loose mill scale, rust, oil, grease and other deleterious material shall be removed from interior and exterior surfaces. At time of shipment, product shall be clean inside and out. Each component shall be properly packed and protected before shipment in order to reach the site clean and unmarked.

7.0     QUALITY ASSURANCE REQUIREMENTS

        7.1 Shop painting is subject to inspection and rejection by Westinghouse for compliance to this specification, either at the point of delivery or in the manufacturer's shop. Non-compliance with this specification will result in removal or reapplication by Westinghouse at Vendor's expense or at the option of Westinghouse, returned to the Vendor for rework at Vendor's expense.

8.0     TOUCH-UP PAINT

        After the components have been painted and are ready for shipment, the Vendor is to supply "touch-up" paint in accordance with the criteria below:

        8.1     Painted Components:

--------------------------------------------------------------------------------
This drawing contains information proprietary to Westinghouse Electric Corporation. It is submitted in confidence and is to be used solely for the purpose for which it is furnished and returned upon request. This drawing and such information is not to be reproduced, transmitted, disclosed or used in whole or in part without the written authorization of Westinghouse Electric Corporation. Proprietary Class No. 2.
--------------------------------------------------------------------------------
Refers to 21T6847 Rev. 2                      DISTRIBUTION CODE: 270-000-600
--------------------------------------------------------------------------------
TITLE:REFERENCE PAINT SPECIFICATION                                   TYPE   REV
    AES IRONWOOD PROJECT                                              ESP    000
--------------------------------------------------------------------------------
[LOGO] WESTINGHOUSE ELECTRIC CORPORATION
                                              Issue Date: 07/18/95 Page: 8 of 14
       POWER GENERATION BUSINESS UNIT - ORLANDO, FL
--------------------------------------------------------------------------------
FINAL ISSUE - OCTOBER 30, 1998                             AES IRONWOOD CONTRACT

                  8.1.1 If the components have only been primed in the Vendor's shop, the Vendor is to supply the same paint for field touch-up EXCEPT if that primer is an IOZ (Inorganic
                        Zinc). In those instances, the Vendor is to supply an epoxy mastic primer, a polyamide epoxy primer, organic zinc primer, or suitable equivalent for field touch-up. However, if the outside temperatures of these components are over 160 degrees F but under 450 degrees F, the Vendor is to supply an organic zinc that is rated accordingly, e.g. CAT-O-ZINC 55 from Anchor Paint or suitable equivalent.

                8.1.2 If the components have been shop "final painted", the Vendor is to ship the same paint type and color to the Site for field touch-up.

        8.2     Galvanized Components:

                8.2.1 If the components have been galvanized and are to be field welded, the Vendor is to supply touch-up paint to cover the welded areas. Suitable touch-up paints for this application are Galvicon by Southern Coatings or Brite Galv 2117 by Rustoleum, or suitable equivalent.

9.0     MATERIAL SAFETY DATASHEETS (MSDS)

        9.1 MSDS's on all paint used on components plus all touch-ups paints shall be shipped with the documentation for the component.

        9.2 Painting materials containing hazardous disposal amounts of heavy metals shall be labeled and shipped as hazardous materials.

--------------------------------------------------------------------------------
This drawing contains information proprietary to Westinghouse Electric Corporation. It is submitted in confidence and is to be used solely for the purpose for which it is furnished and returned upon request. This drawing and such information is not to be reproduced, transmitted, disclosed or used in whole or in part without the written authorization of Westinghouse Electric Corporation. Proprietary Class No. 2.
--------------------------------------------------------------------------------
Refers to 21T6847 Rev. 2                      DISTRIBUTION CODE: 270-000-600
--------------------------------------------------------------------------------
TITLE:REFERENCE PAINT SPECIFICATION                                   TYPE   REV
    AES IRONWOOD PROJECT                                              ESP    000
--------------------------------------------------------------------------------
[LOGO] WESTINGHOUSE ELECTRIC CORPORATION
                                              Issue Date: 07/18/95 Page: 9 of 14
       POWER GENERATION BUSINESS UNIT - ORLANDO, FL
--------------------------------------------------------------------------------
FINAL ISSUE - OCTOBER 30, 1998                             AES IRONWOOD CONTRACT

                                                             TABLE 1

                                                      PRIMERS AND FINISHES*

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         TOTAL
                                                                          PRIMER -       FINISH -        PAINT           FIELD
                                                       SSPC SURFACE       KEY INDEX     KEY INDEX      THICKNESS       PAINT KEY
        ITEM EXTERIOR                                  PREP. SPECS.      # (TABLE 2)   # (TABLE 2)      (MILS)         (NOTE "B")
                                                                                                      (NOTE "A")
------------------------------------------------------------------------------------------------------------------------------------
1.  Mechanical Package Enclosure
    a.  General exterior & structural steel               SP 10               3             4             5-6           B1,B3,B4
    b.  Mating turbine enclosure inner wall         SP 1 (see Section        12                         2.3-3.5         B1,B3,B4
                                                           5.2)
------------------------------------------------------------------------------------------------------------------------------------
2.  Mechanical Package Enclosure
    a.  Interior walls                                     None           Galv. or          12          1-1.25           B1, B5
                                                                         Alum. Sheet
    b.  Interior exposed structural steel                  SP 1              12                           5-6           B1,B2,B5
------------------------------------------------------------------------------------------------------------------------------------
3.  Mechanical Bedplate (outer edges)                     SP 10               3             4             5-6           B1,B3,B4
------------------------------------------------------------------------------------------------------------------------------------
4.  Mechanical Bedplate (interior)
    Step A                                                SP 10               3        (See Step B)      2.5-3            --
    Step B                                                 SP 1              12             2             7-8           B1,B2,B5
------------------------------------------------------------------------------------------------------------------------------------
5.  Electrical Package Enclosure
    Step A                                                 SP 1              10        (See Step B)     0.2-0.4           --
    Step B                                                 --                13             4             5-6           B1,B3,B4
------------------------------------------------------------------------------------------------------------------------------------
6.  Electrical Enclosure Interior Walls                    None           Galv. or          12           .7-.8           B1, B5
                                                                         Alum. Sheet
------------------------------------------------------------------------------------------------------------------------------------
7.  Electrical Package Enclosure Battery Room              SP 1              10             14          2.8-3.8         B1,B2,B5
------------------------------------------------------------------------------------------------------------------------------------
8.  Electrical Bedplate
    a.  Interior                                           SP 1              10             13          2.8-3.8         B1,B2,B5
    b.  Exterior
        Step A                                             SP 1              10        (See Step B)     0.2-0.4           --
        Step B                                             --                13             4             5-6           B1,B3,B4
------------------------------------------------------------------------------------------------------------------------------------
9.  Starting Package Structure                            SP 10               3             4             5-6           B1,B3,B4
------------------------------------------------------------------------------------------------------------------------------------
10. Starting Package
    a.  Drive Train Components                             SP 6               3             4             5-6           B1,B3,B4
    b.  Enclosure (if furnished) interior surfaces        SP 10               3             4             5-6           B1,B3,B4
    c.  Enclosure exterior surfaces                       SP 10               3             4             5-6           B1,B3,B4
------------------------------------------------------------------------------------------------------------------------------------
11. Generator Enclosure
    a.  Exterior                                          SP 10               3             4             5-6           B1,B3,B4
    b.  Interior                                           None           Galv. or          12          1-1.25           B1, B5
                                                                         Alum. Sheet
    c.  Structure                                          None         Hot Dip Galv.      None           --              None
------------------------------------------------------------------------------------------------------------------------------------
12. Turbine Pipe Rack                                      SP 6               9             4             5-6           B1,B3,B4
------------------------------------------------------------------------------------------------------------------------------------
13. a.  Platform Assemblies (painted) (Indoor              SP 1               1             2              4            B1,B2,B5
        only)
    b.  Platform Assemblies (Galv.)                        None         Hot Dip Galv.      None           --              None
------------------------------------------------------------------------------------------------------------------------------------
14. Turbine Bedplate                                       SP 1               1             2              4            B1,B2,B5
------------------------------------------------------------------------------------------------------------------------------------
15. Generator Pipe Rack                                    SP 6               9             4              6            B1,B3,B4
------------------------------------------------------------------------------------------------------------------------------------
16. Inlet System
    a.  Inlet (Interior)                                  SP 10               6            None           2-3            B1,B3
    b.  Inlet (Exterior)                                   SP 6               6             4             5-6           B1,B3,B4
------------------------------------------------------------------------------------------------------------------------------------
17. Isophase Bus                                       Manuf. Etch           10             11          2.8-3.8         B1,B2,B5
------------------------------------------------------------------------------------------------------------------------------------
18. Isophase Bus Supports                                  None         Hot Dip Galv.      None           --              None
------------------------------------------------------------------------------------------------------------------------------------
19. Air Cooler                                            SP 10               7             8            1.5-2          B1,B2,B5
------------------------------------------------------------------------------------------------------------------------------------
20. Air Cooler Support Structure                           None         Hot Dip Galv.      None           --              None
------------------------------------------------------------------------------------------------------------------------------------
21. Oil Cooler                                            SP 10               3             4             5-6           B1,B3,B4
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This drawing contains information proprietary to Westinghouse Electric Corporation. It is submitted in confidence and is to be used solely for the purpose for which it is furnished and returned upon request. This drawing and such information is not to be reproduced, transmitted, disclosed or used in whole or in part without the written authorization of Westinghouse Electric Corporation. Proprietary Class No. 2.
--------------------------------------------------------------------------------
Refers to 21T6847 Rev. 2                      DISTRIBUTION CODE: 270-000-600
--------------------------------------------------------------------------------
TITLE:REFERENCE PAINT SPECIFICATION                                   TYPE   REV
    AES IRONWOOD PROJECT                                              ESP    000
--------------------------------------------------------------------------------
[LOGO] WESTINGHOUSE ELECTRIC CORPORATION
                                             Issue Date: 07/18/95 Page: 10 of 14
       POWER GENERATION BUSINESS UNIT - ORLANDO, FL
--------------------------------------------------------------------------------
FINAL ISSUE - OCTOBER 30, 1998                             AES IRONWOOD CONTRACT

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         TOTAL
                                                                          PRIMER -       FINISH -        PAINT           FIELD
                                                       SSPC SURFACE       KEY INDEX     KEY INDEX      THICKNESS       PAINT KEY
        ITEM EXTERIOR                                  PREP. SPECS.      # (TABLE 2)   # (TABLE 2)      (MILS)         (NOTE "B")
                                                                                                      (NOTE "A")
------------------------------------------------------------------------------------------------------------------------------------
22. Interconnect Pipe (Hot)                               SP 6               6        Metal jacket     3 under           None
                                                                                          over       insulation
                                                                                       insulation
------------------------------------------------------------------------------------------------------------------------------------
23. Interconnect Pipe (Cold)                              SP 10              3             4              6            B1,B3,B4
------------------------------------------------------------------------------------------------------------------------------------
24. Interconnect Pipe/Flanges
    a.  Stainless steel (all)                             None             None           None
    b.  Carbon steel flanges (hot)                        SP 6               6        Metal jacket     3 under           None
                                                                                          over       insulation
                                                                                       insulation
    c.  Carbon steel flanges (cold)                       SP 10              3             4              6            B1,B3,B4
------------------------------------------------------------------------------------------------------------------------------------
25. Compressor Bleed Hot                                  SP 6               6        Metal jacket     3 under           None
                                                                                          over       insulation
                                                                                       insulation
------------------------------------------------------------------------------------------------------------------------------------
26. Compressor Bleed Cool                            Same as item 23   Same as item   Same as item  Same as item     Same as item
                                                                            23             23            23               23
------------------------------------------------------------------------------------------------------------------------------------
27. Engine Surfaces - other than machined                 SP 10              7             8            1.5-2            None
    external moving parts of Inlet Guide Vane
    assembly
------------------------------------------------------------------------------------------------------------------------------------
28. Manifolds
    a.  Inlet                                             SP 10              7             8            1.5-2          B1,B2,B5
    b.  Exhaust                                           SP 10           7 under
                                                                        insulation
    c.  Exhaust (251B) - stainless steel                  None             None           None
------------------------------------------------------------------------------------------------------------------------------------
29. Expansion Joint (metal parts)                         SP 10              7             8             2-3           B1,B2,B5
------------------------------------------------------------------------------------------------------------------------------------
30. Steam Turbine / Generator and BFPT
    Enclosure
    a.  Exterior                                          SP 10              6             4             5-6           B1,B3,B4
    b.  Interior (Unperforated)                           SP 10              6             4             5-6           B1,B3,B4
    c.  Interior (Perforated)                             None             Galv.           12          1-1.25           B1, B5
    d.  Structure                                         None         Hot Dip Galv.      None           --              None
------------------------------------------------------------------------------------------------------------------------------------
31. Combustion Turbine Enclosure
    a.  Exterior                                          SP 10              3             4             5-6           B1,B3,B4
    b.  Interior                                          None         Galv. or Alum       12          1-1.25           B1, B5
                                                                           Sheet
    c.  Structure                                         None         Hot Dip Galv.      None           --              None
------------------------------------------------------------------------------------------------------------------------------------
32. Fuel Gas Skid                                         SP 1               1             2              4            B1,B2,B5
------------------------------------------------------------------------------------------------------------------------------------
33. Fuel Gas Steam Injection
    a.  Skid                                              SP 6               6             14            5-6           B1,B3,B4
    b.  Piping                                            SP 6               6        Metal jacket     3 under           None
                                                                                          over       insulation
                                                                                       insulation
------------------------------------------------------------------------------------------------------------------------------------
34. Fuel Oil Filter                                 Same as Item 31a   Same as Item   Same as Item  Same as Item     Same as Item
                                                                            31a           31a            31a              31a
------------------------------------------------------------------------------------------------------------------------------------
35. Compressor Water Wash Skid                      Same as Item 31a   Same as Item   Same as Item  Same as Item     Same as Item
                                                                            31a           31a            31a              31a
------------------------------------------------------------------------------------------------------------------------------------
36. Water Injection Skid                            Same as Item 31a   Same as Item   Same as Item  Same as Item     Same as Item
                                                                            31a           31a            31a              31a
------------------------------------------------------------------------------------------------------------------------------------
37. Exhaust Stack                                         SP 10              6             4             5-6           B1,B3,B4
------------------------------------------------------------------------------------------------------------------------------------
38. Exhaust Transition                                    SP 6               6            --              3              None
------------------------------------------------------------------------------------------------------------------------------------
39. Fuel Forwarding Skid (non-stainless parts)      Same as Item 31a   Same as Item   Same as Item  Same as Item     Same as Item
                                                                            31a           31a            31a              31a
------------------------------------------------------------------------------------------------------------------------------------
40. Fuel Oil Skid and Piping                              SP 10              3             4              6            B1,B3,B4
------------------------------------------------------------------------------------------------------------------------------------
41. Instrument Panels                               Same as Item 31a   Same as Item   Same as Item  Same as Item     Same as Item
                                                                            31a           31a            31a              31a
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This drawing contains information proprietary to Westinghouse Electric Corporation. It is submitted in confidence and is to be used solely for the purpose for which it is furnished and returned upon request. This drawing and such information is not to be reproduced, transmitted, disclosed or used in whole or in part without the written authorization of Westinghouse Electric Corporation. Proprietary Class No. 2.
--------------------------------------------------------------------------------
Refers to 21T6847 Rev. 2                     DISTRIBUTION CODE: 270-000-600
--------------------------------------------------------------------------------
TITLE:REFERENCE PAINT SPECIFICATION                                   TYPE   REV
    AES IRONWOOD PROJECT                                              ESP    000
--------------------------------------------------------------------------------
[LOGO] WESTINGHOUSE ELECTRIC CORPORATION
                                             Issue Date: 07/18/95 Page: 11 of 14
       POWER GENERATION BUSINESS UNIT - ORLANDO, FL
--------------------------------------------------------------------------------
FINAL ISSUE - OCTOBER 30, 1998                             AES IRONWOOD CONTRACT

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         TOTAL
                                                                          PRIMER -       FINISH -        PAINT           FIELD
                                                       SSPC SURFACE       KEY INDEX     KEY INDEX      THICKNESS       PAINT KEY
        ITEM EXTERIOR                                  PREP. SPECS.      # (TABLE 2)   # (TABLE 2)      (MILS)         (NOTE "B")
                                                                                                      (NOTE "A")
------------------------------------------------------------------------------------------------------------------------------------
42. EH System                                            SP2, SP3           15             16             3-6          B1, B2, B5
------------------------------------------------------------------------------------------------------------------------------------

* The primer and finish coats specified herein have been selected based upon type, color and manufacturer. Equivalent finishes & primers to those specified are acceptable. The determination of the equivalency requirements and the authorization to use equivalency paints shall be made by Westinghouse.

--------------------------------------------------------------------------------
This drawing contains information proprietary to Westinghouse Electric Corporation. It is submitted in confidence and is to be used solely for the purpose for which it is furnished and returned upon request. This drawing and such information is not to be reproduced, transmitted, disclosed or used in whole or in part without the written authorization of Westinghouse Electric Corporation. Proprietary Class No. 2.
--------------------------------------------------------------------------------
Refers to 21T6847 Rev. 2                     DISTRIBUTION CODE: 270-000-600
--------------------------------------------------------------------------------
TITLE:REFERENCE PAINT SPECIFICATION                                   TYPE   REV
    AES IRONWOOD PROJECT                                              ESP    000
--------------------------------------------------------------------------------
[LOGO] WESTINGHOUSE ELECTRIC CORPORATION
                                             Issue Date: 07/18/95 Page: 12 of 14
       POWER GENERATION BUSINESS UNIT - ORLANDO, FL
--------------------------------------------------------------------------------
FINAL ISSUE - OCTOBER 30, 1998                             AES IRONWOOD CONTRACT

                                      NOTES

A. The total paint thickness is dry film thickness (DFT), primer and finish coats combined. See specified process specification for number of coats and application.

B.    Paint Requirements:

      B1.   Primed (shop)

      B2.   Finish paint (shop)

      B3.   Primer touch-up (field)

      B4.   Finish paint (field)

      B5.   Touch-up as required (field)

--------------------------------------------------------------------------------
This drawing contains information proprietary to Westinghouse Electric Corporation. It is submitted in confidence and is to be used solely for the purpose for which it is furnished and returned upon request. This drawing and such information is not to be reproduced, transmitted, disclosed or used in whole or in part without the written authorization of Westinghouse Electric Corporation. Proprietary Class No. 2.
--------------------------------------------------------------------------------
Refers to 21T6847 Rev. 2                     DISTRIBUTION CODE: 270-000-600
--------------------------------------------------------------------------------
TITLE:REFERENCE PAINT SPECIFICATION                                   TYPE   REV
    AES IRONWOOD PROJECT                                              ESP    000
--------------------------------------------------------------------------------
[LOGO] WESTINGHOUSE ELECTRIC CORPORATION
                                             Issue Date: 07/18/95 Page: 13 of 14
       POWER GENERATION BUSINESS UNIT - ORLANDO, FL
--------------------------------------------------------------------------------
FINAL ISSUE - OCTOBER 30, 1998                             AES IRONWOOD CONTRACT

                                                             TABLE 2

                                                            KEY INDEX


------------------------------------------------------------------------------------------------------------------------------------
  KEY
 INDEX               PAINT DESCRIPTION                                            PROCESS SPEC.    MATERIAL CARD
NUMBER
------------------------------------------------------------------------------------------------------------------------------------
   1     Combination oxide/zinc chromate rust inhibitor primer                        83603HA       M32220KA or #1730 (Anchor
         (Interior Applications only)                                                               Paint Co.)
------------------------------------------------------------------------------------------------------------------------------------
   2     Gray oxide machinery enamel modified alkyd - gloss finish - air dry          83603HA       M32220FN
         over primer (Interior Applications Only)
------------------------------------------------------------------------------------------------------------------------------------
   3     Zinc rich primer phenoxyeponal type for medium temperature               83348QA PT. II    M32206CR (CAT-O-ZINC 55)
         applications, i.e., below 600(degree)F                                                     (Anchor Paint Co.)
                                                                                                    Thinner AA #1893
------------------------------------------------------------------------------------------------------------------------------------
   4     Final finish coat to be a silicone acrylic enamel finish*                   Vendor's       Silicone acrylic finish (Anchor
                                                                                                    Paint Co.)
                                                                                                    Thinner 1131
------------------------------------------------------------------------------------------------------------------------------------
   5     Two part vinyl primer with acid for use as a barrier coat on top of           None         Vinyl #1723 (Anchor Paint Co.)
         galvanized metals or aluminum - one coat; 0.3 to 0.5 mils.
------------------------------------------------------------------------------------------------------------------------------------
   6     Inorganic zinc primer for medium to high temperatures, i.e., below        83348QA PT. I    M32206CQ (Carbozinc 11)
         750(degree)F                                                                               (Carboline Paint Co.)
                                                                                                    Thinner #26 or #21 Section
------------------------------------------------------------------------------------------------------------------------------------
   7     Hi temp. zinc silicone primer used in combination with finish (see 8         83342WZ       M32220EJ
         below). Primer and finish in one spec. (Approx. 1000(degree)F temp)
------------------------------------------------------------------------------------------------------------------------------------
   8     Hi temp. aluminum mod. silicone paint. Xylol thinner.                        83342WZ       M32206EL
------------------------------------------------------------------------------------------------------------------------------------
   9     Barrier coating to isolate alkyd oil type finishes from other type            None         Barrier coat - 2653 or 2655
         finishes (phenolic alkyd material)                                                         (Anchor Paint Co.)
------------------------------------------------------------------------------------------------------------------------------------
  10     Industrial, two part, vinyl acid wash primer                                  None         Sherwin-Williams, series P60G2
------------------------------------------------------------------------------------------------------------------------------------
  11     Light gray enamel (Interior Applications only)                                None         Sherwin-Williams , series F-75
------------------------------------------------------------------------------------------------------------------------------------
  12     Waterborne acrylic primer and barrier coat, white                             None         100% waterborne acrylic - B9495
                                                                                                    Anchor Paint Co.
------------------------------------------------------------------------------------------------------------------------------------
  13     Two-part, high build, heavy duty, polyamide epoxy primer, lead and            None         Dupont-Corlar 825-Y-9031 HB,
         chromate free                                                                              CF. activator VF-Y-632
------------------------------------------------------------------------------------------------------------------------------------
  14     Polyurethane enamel, appliance white to be used as a finish coat.             None         Dupont-Imron 326 plus 6731U
                                                                                                    activator VG-Y-511
------------------------------------------------------------------------------------------------------------------------------------
  15     Medium Gray Epoxy Alkyd - First Coat                                          None         M32220KN
------------------------------------------------------------------------------------------------------------------------------------
  16     Light Gray Epoxy Enamel - Finish Coat                                         None         M32220BJ Rev. C
------------------------------------------------------------------------------------------------------------------------------------

* Note: The finish paint stated here is only "suggested" and used primarily when Westinghouse performs the final-painting in the field.

              When the customer or his designee has the responsibility for field painting, he may choose other final-paint types as long as they are compatible with the primer coats supplied.

Section Note: CZ-11 High Solids is an acceptable alternate.

--------------------------------------------------------------------------------
This drawing contains information proprietary to Westinghouse Electric Corporation. It is submitted in confidence and is to be used solely for the purpose for which it is furnished and returned upon request. This drawing and such information is not to be reproduced, transmitted, disclosed or used in whole or in part without the written authorization of Westinghouse Electric Corporation. Proprietary Class No. 2.
--------------------------------------------------------------------------------
Refers to 21T6847 Rev. 2                     DISTRIBUTION CODE: 270-000-600
--------------------------------------------------------------------------------
TITLE:REFERENCE PAINT SPECIFICATION                                   TYPE   REV
    AES IRONWOOD PROJECT                                              ESP    000
--------------------------------------------------------------------------------
[LOGO] WESTINGHOUSE ELECTRIC CORPORATION
                                             Issue Date: 07/18/95 Page: 14 of 14
       POWER GENERATION BUSINESS UNIT - ORLANDO, FL
--------------------------------------------------------------------------------
FINAL ISSUE - OCTOBER 30, 1998                             AES IRONWOOD CONTRACT

                                                Total Equivalent Operating
                                                Hours
                                                --------------------------------
                                                ================================

[*] This one (1) page has been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.

--------------------------------------------------------------------------------

                                Table of Contents

--------------------------------------------------------------------------------

                                                                           TAB
Appendix B - Payment Schedule                                               B
Appendix C - Project Schedule                                               C
Appendix D - Performance Test Plan                                          D
Appendix E - Approved Subcontractors List                                   E
Appendix F - Applicable Permits                                             F
Appendix G - Real Estate Rights Required by Contractor                      G
Appendix H - NOT USED                                                       H
Appendix I-1 - Form of Contractor's Final Waiver & Release                I-1
Appendix I-2 - Form of Contractor's Interim Waiver & Release              I-2
Appendix I-3 - Form of Subcontractor's Final Waiver & Release             I-3
Appendix J-1 - Form of Preliminary Notice to Proceed                      J-1
Appendix J-2 - Form of Provisional Notice to Proceed                      J-2
Appendix J-3 - Form of Notice to Proceed                                  J-3
Appendix K - Quality Assurance Plan                                         K
Appendix L - Form of EPC Guarantee                                          L
Appendix M - Form of AES Pre-Financial Closing Guarantee                    M
Appendix N - Construction Progress Milestones                               N
Appendix O - Scope Options                                                  O
Appendix P - Table of Submittals & Approvals                                P
Appendix Q - List of Key Personnel                                          Q
Appendix R - Warranty Data Sheet                                            R
Appendix S - NOT USED                                                       S
Appendix T - NOT USED                                                       T
Appendix U - Certain Subcontractors                                         U


--------------------------------------------------------------------------------
Proprietary Information                   AWS IRONWOOD DRAFT CONTRACT APPENDICES

                                                    Appendix B
                                                    Payment & Milestone Schedule
                                                    ----------------------------
                                                    ============================

                                   APPENDIX B
                          AES IRONWOOD PAYMENT SCHEDULE

-----------------------------------------------------------------------------------------------------------------------
   Pay Month   MS#                     Milestone Description                    Project  Percentage per   Cumulative
                                                                                 Months      Months       Percentage
*   Dec-97      1                        Letter of Intent.                        -9         1.25%          1.25%
    May-98      2                    Cycle Design/CT Release.                     -4         0.00%          1.25%
    Jun-98      -                                                                 -3         0.00%          1.25%
    Jul-98      -                                                                 -2         0.00%          1.25%
    Aug-98      -                                                                 -1         0.00%          1.25%
*   Sep-98      3                 ST/CTG/STG Fabrication Release.                  0         0.73%          1.98%
*   Oct-98      4               Pre-Financial Closing Payment (Net)                1         0.63%          2.61%
*   Nov-98      5               Pre-Financial Closing Payment (Net)                2         0.83%          3.44%
*   Dec-98      6                          Award HRSG's                            3         1.77%          5.21%
*   Jan-99      7                        Financial Closing                         4        11.00%          16.21%
    Feb-99      8      Initial Issue of P & ID's Issued for Client Approval.       5        11.00%          27.21%
    Mar-99      9     Initial General Arrangement Drawings Issued for Client       6         9.00%          36.21%
                                             Approval.
    Apr-99     10                    Award Main Transformers.                      7         9.00%          45.21%
    May-99     11         HRSG, CT, CTG, ST, STG Foundation Drawings AFC.          8         8.00%          53.21%
    Jun-99     12   Steam Turbine and Steam Turbine Generator Design Complete.     9         8.00%          61.21%
    Jul-99     13                     Starting Package Award                       10        8.00%          69.21%
    Aug-99     14                       Award Cooling Tower                        11        8.00%          77.21%
    Sep-99      -               Unit #1 CT/CTG Foundation Complete                 12        8.00%          85.21%
    Oct-99     15                                                                  13        0.00%          85.21%
    Nov-99     16                  Unit #1 CT Longitudinal Ship.                   14        2.00%          87.21%
    Dec-99     17                  Unit #2 CT Longitudinal Ship.                   15        2.00%          89.21%
    Jan-00      -                                                                  16        0.00%          89.21%
    Feb-00     18     Unit #2 Combustion Turbine Engine Assembly Rough Set on      17        1.00%          90.21%
                                            Foundation
    Mar-00                                                                         18        0.00%          90.21%
    Apr-00     19                   Condenser Received at Site                     19        1.00%          91.21%
    May-00     20                Starting Package Received at Site                 20        1.00%          92.21%
    Jun-00     21                Cooling Tower Erection - Complete                 21        1.00%          93.21%
    Jul-00     22         Switchyard Complete and Ready for Energization.          22        1.00%          94.21%
    Aug-00                                                                         23        0.00%          94.21%
    Sep-00     23                     HRSG #1 Hydro Complete                       24        1.00%          95.21%
    Oct-00     24                  STG Lube Oil Flush Complete.                    25        1.00%          96.21%
    Nov-00     25                  Steam Line Cleaning Complete                    26        1.00%          97.21%
    Dec-00                                                                         27        0.00%          97.21%
    Jan-01     26                     Provisional Acceptance                       28        1.79%          99.00%
    Feb-01     27                      Commercial Operation                        29        1.00%         100.00%

* Note: All pre-financial closing payments will be due on the 28th of the month. Invoices for these milestones will be issued 30 days prior to the scheduled payment.
--------------------------------------------------------------------------------

                                                    Appendix C
                                                    Project Schedule
                                                    ----------------------------
                                                    ============================

                                    IRONWOOD
                             Combined Cycle Project

                             [Drawing Appears Here]

                                                    Appendix D
                                                    ----------------------------
                                                    ============================


                  [*] The following thirty one (31) pages have been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.

                                                    Appendix E
                                                    ----------------------------
                                                    ============================


                  [*] The following eleven (11) pages have been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.

                                                    Appendix F
                                                    Applicable Permits
                                                    ----------------------------
                                                    ============================

                                   Appendix F
                        Applicable Permits and Approvals

-------------------------------------------------------------------------------------------------------------------
                  Agency                                    Applicable Permits                      Responsible
-------------------------------------------------------------------------------------------------------------------
Pa. Public Utilities Commission            Power Sales Agreements between GPU Energy and AES            AES
-------------------------------------------------------------------------------------------------------------------
Federal Energy Regulatory Commission       Exempt Wholesale Generator Certification                     AES
-------------------------------------------------------------------------------------------------------------------
U.S. Dept. of Energy, Office of Fossil     Fuel Use Act Certification                                   AES
Energy
-------------------------------------------------------------------------------------------------------------------
PaDEP                                      PSD/State Air Permit                                         AES
-------------------------------------------------------------------------------------------------------------------
PaDOT                                      Roadway Access Permit from Prescott Road to site             AES
-------------------------------------------------------------------------------------------------------------------
PaDEP                                      NPDES, PAG-3                                                 AES
-------------------------------------------------------------------------------------------------------------------
PaDEP                                      NPDES Part 1 Construction                                    AES
-------------------------------------------------------------------------------------------------------------------
Pa. Fire Marshal's Office                  Onsite Oil Storage Tank                                   (1) AES

                                           (1) Permission to Construct                             (2) Westinghouse
                                           (2) Permit for Construction
-------------------------------------------------------------------------------------------------------------------
Delaware River Basin Commission            Water Use Approval as per Section 3.8 of DRDC                AES
                                           regulations
-------------------------------------------------------------------------------------------------------------------
Delaware River Basin Commission            Consumptive Use Approval for Merrill Creek                   AES
                                           Owners-Group Application
-------------------------------------------------------------------------------------------------------------------
Susquehanna River Basin Commission         Water Use Approval                                           AES
-------------------------------------------------------------------------------------------------------------------
Lebanon County Conversation District       Soil Erosion and Sediment Control Approval                   AES
-------------------------------------------------------------------------------------------------------------------
Conrail/CSX                                Railroad Crossing Approval and Railspur Construction         AES
-------------------------------------------------------------------------------------------------------------------
South Lebanon Township Zoning Hearing      Stack Height Variance Approval for Power Plant               AES
Board
-------------------------------------------------------------------------------------------------------------------

                                   Appendix F
                        Applicable Permits and Approvals

-------------------------------------------------------------------------------------------------------------------
                  Agency                                    Applicable Permits                      Responsible
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
South Lebanon Township Planning Board or   Lead Development approval for Power Plant                    AES

Zoning Hearing Board
-------------------------------------------------------------------------------------------------------------------
South Lebanon Township Planning Board or   Subdivision Approval for Access Road                         AES
Zoning Hearing Board
-------------------------------------------------------------------------------------------------------------------
South Lebanon Township Zoning Hearing      Permission to Construction 175' meteorological               AES
Board                                      monitoring tower (permit granted)
-------------------------------------------------------------------------------------------------------------------
South Lebanon Township/Lebanon County      On-site septic approval for sanitary discharge               AES
-------------------------------------------------------------------------------------------------------------------
City of Lebanon Authority                  Agreement for Supply of treated effluent and                 AES
                                           construction, operation and Maintenance of pipeline
-------------------------------------------------------------------------------------------------------------------
Applicable Agencies                        All Building Permits                                    Westinghouse
-------------------------------------------------------------------------------------------------------------------

                                                    Appendix G
                                                    Real Estate Rights
                                                    Required by Contractor
                                                    ----------------------------
                                                    ============================

                             [Drawing Appears Here]

                             [Drawing Appears Here]

                             [Drawing Appears Here]

                                                    Appendix H
                                                    NOT USED
                                                    ----------------------------
                                                    ============================

                                                    Appendix I-1
                                                    Form of Contractor's
                                                    Final Waiver & Release
                                                    ----------------------------
                                                    ============================

                                            [Note: bracketed language may be
                                            inserted by Contractor as applicable
                                            under the circumstances.]

                                  APPENDIX I-1

                        FORM OF CONTRACTOR'S FINAL WAIVER

LEBANON, PENNSYLVANIA  )
                       ) ss.:
                       )

TO WHOM IT MAY CONCERN:

            Siemens Westinghouse Power Corporation ("Contractor"), has contracted to furnish construction and other services for the combined cycle electric generating plant and related facilities and equipment, located in Lebanon, Pennsylvania and owned by AES Ironwood, Inc., a Delaware corporation ("Owner"), pursuant to the Agreement for Engineering, Procurement and Construction Services, dated as of September 23, 1998, between Owner and Contractor (the "EPC Agreement"). Capitalized terms used herein that are not defined herein have the respective meanings set forth in the EPC Agreement.

The undersigned, on behalf of Contractor, DOES HEREBY WAIVE AND RELEASE[, which waiver and release (and which certification as set forth below) is expressly conditioned upon the receipt by Contractor from Owner of the $__________ payment [of Retainage due pursuant to Section 4.2.4(a)) OR [of the Termination Payment due pursuant to Section 4.4] of the EPC Agreement]:

            Any and all claims, legal and equitable, which arise out of or in connection with the Services or other work performed under the EPC Agreement [(other than (i) any Permitted Liens described below that are being contested in good faith by Contractor and which comply with the requirements set forth in clause (a) or (b) of the definition of "Permitted Liens" in the EPC Agreement, (ii) any claim for the amounts set forth below that are the subject of good faith dispute(s) between Contractor and owner, which disputed amounts in the aggregate do not exceed $2,000,000, (iii) any claim for the payment of up to $__________ of the Project Completion Payment and other remaining Retainage to the extent such payments become due to Contractor under the EPC Agreement, [(iv) any claim for the payment of an Excess Output bonus due to Contractor pursuant to Section 8.1.1.4 of the EPC Agreement,] [(v) any claim

                                            [Note: bracketed language may be
                                            inserted by Contractor as applicable
                                            under the circumstances.]



      for the payment in the amount of $_____________ of deferred bonus payments due to Contractor pursuant to Section 8.3(b) of the EPC Agreement.] and
      (vi) any claim arising after the date of this release and waiver, including any claims thereafter arising under Article 13 or 14 of the EPC Agreement, provided that this clause (vi) shall not include any claim that directly or indirectly is a claim relating to compensation for the Services performed under the EPC Agreement)] against Owner, the Facility, the Facility Site, the Real Estate Rights and all other Project property and equipment, including any and all such claims of Subcontractors;

and DOES HEREBY CERTIFY THAT:

      [Except as specifically described below,] (A) there are no claims, liens, security interests or encumbrances arising out of or in connection with the performance by Contractor or any of the Subcontractors of the Services and other work performed under the EPC Agreement outstanding or known to exist at the date of this certification; (B) all bills, payrolls, expenses, costs, Taxes, claims and other indebtedness incurred in connection with the Services and other work performed under the EPC Agreement have been paid in full for, with the proceeds of the $__________ payment referred to above in the second paragraph hereof, will be paid in full]; (C) [upon receipt by Contractor of the $___________ payment referred to above in the second paragraph hereof, and other than any payment of the amount(s) in dispute as specifically described below or of the Project Completion Payment or other remaining Retainage or bonus payments as specifically described below,] Owner has paid in full to Contractor all amounts due from Owner under the EPC Agreement for all Services and other work performed under the EPC Agreement, including without limitation all Scope Changes or other extra work required thereunder; (D) there is no known basis for filing of any claims arising out of or in connection with the performance by Contractor or any of the Subcontractors of the Services or other work under the EPC Agreement; and
      (E) Contractor has provided to Owner final releases and waivers from all Subcontractors that Contractor is required to obtain under Section 4.5 of the EPC Agreement; [other than any claims with respect to:
      _________[Insert with respect to each of the items, if any, excluded from the waiver and release paragraph pursuant to clauses (i) through (v) thereof, a description of such claim and the estimated dollar value of each such claim]].

                                            [Note: bracketed language may be
                                            inserted by Contractor as applicable
                                            under the circumstances.]

            Executed copies of all such final Subcontractor releases and waivers obtained by Contractor and not previously delivered to Owner are attached hereto.

            Signed this ____ day of __________, 199__.

                                   CONTRACTOR:

                                   SIEMENS WESTINGHOUSE POWER CORPORATION


                                   By: _________________________________________
                                       Name:
                                       Title:
                                       Date:

            Subscribed and sworn to before me this ____ day of __________, 199__.

                                   _____________________________________________
                                   Notary Public in and for
                                   Said State and [      ]

                                                    Appendix I-2
                                                    Form of Contractor's
                                                    Interim Waiver & Release
                                                    ----------------------------
                                                    ============================

                                            [Note: bracketed language may be
                                            inserted by Contractor as applicable
                                            under the circumstances.]

                                  APPENDIX I-2

                       FORM OF CONTRACTOR'S INTERIM WAIVER

LEBANON, PENNSYLVANIA  )
                       ) ss.:
                       )

TO WHOM IT MAY CONCERN:

            Siemens Westinghouse Power Corporation ("Contractor"), has contracted to furnish construction and other services for the combined cycle electric generating plant and related facilities and equipment, located in Lebanon, Pennsylvania and owned by AES Ironwood, Inc., a Delaware corporation ("Owner"), pursuant to the Agreement for Engineering, Procurement and Construction Services, dated as of September 23, 1998, between Owner and Contractor (the "EPC Agreement"). Capitalized terms used herein that are not defined herein have the respective meanings set forth in the EPC Agreement.

            For and in consideration of the receipt of [$__________ - insert Scheduled Payment amount) as payment in full of invoice no. ____, dated __________, 199__, for work on the Project through __________, 199__, ("Release
Date"), the undersigned, on behalf of Contractor, DOES HEREBY WAIVE AND RELEASE to the extent such payment is made to Contractor:

            Any and all claims, [(other than (i) Permitted Liens, (ii) any claims that are the subject of a good faith dispute between Contractor and Owner, which disputed amounts in the aggregate do not exceed $1,000,000, or (iii) any claims that upon payment to Contractor of the Scheduled Payment referred to above will be discharged and released in full, in each case as specifically set forth below)] against the Facility, the Facility Site and any and all interests and estates therein, and all improvements and materials placed on the Facility Site, arising out of or in connection with performance by Contractor or any Subcontractor of the Services or other work under the EPC Agreement; it being understood that the foregoing waiver and release is in connection with the Scheduled Payment referred to above in the second paragraph and does not cover any Retainage or Services provided after the Release Date;

                                            [Note: bracketed language may be
                                            inserted by Contractor as applicable
                                            under the circumstances.]

and DOES HEREBY CERTIFY THAT to the extent such payment is made to Contractor:

      [Except for Permitted Liens or any claims that are the subject of a good faith dispute between Contractor and owner in amount(s) not exceeding $1,000,000 in the aggregate,] (A) there are no (or upon payment to Contractor of the Scheduled Payment referred to above in the second paragraph hereof there will be no) claims, liens, security interests or encumbrances against the Facility, the Facility Site and any and all interests and estates therein, and all improvements and materials placed on the Facility Site, arising out of or in connection with the performance by Contractor or any Subcontractor of the Services performed under the EPC Agreement through the date of the invoice covering the Scheduled Payment referred to above in the second paragraph hereof outstanding or known to exist at the date of this certification; (B) upon receipt by Contractor of such Scheduled Payment and other than any Retainage to the extent it becomes due to Contractor under the EPC Agreement and, other than any amount currently addressed by a pending Scope Change Order Notice from Contractor under Section 12.3 hereof, Owner has paid in full to Contractor all amounts due from owner under the EPC Agreement through the date referred to above in the second paragraph hereof for all Services performed under the EPC Agreement, including without limitation all Scope Changes or other extra work required thereunder; and (C) releases and waivers from all Subcontractors (to the extent required pursuant to Section 4.6 of the EPC Agreement) have been obtained and delivered to Owner.

                                            [Note: bracketed language may be
                                            inserted by Contractor as applicable
                                            under the circumstances.]

            Signed this ____ day of __________, 199__.

                                   CONTRACTOR:

                                   SIEMENS WESTINGHOUSE POWER CORPORATION


                                   By: _________________________________________
                                       Name:
                                       Title:
                                       Date:

            Subscribed and sworn to before me this ____ day of __________, 199__.

                                   _____________________________________________
                                   Notary Public in and for
                                   Said State and [      ]

                                                    Appendix I-3
                                                    Form of Subcontractor's
                                                    Final Waiver
                                                    ----------------------------
                                                    ============================

                                  APPENDIX I-3

                      FORM OF SUBCONTRACTOR'S FINAL WAIVER


LEBANON, PENNSYLVANIA  )
                       ) ss.:
                       )

TO WHOM IT MAY CONCERN:

            The undersigned is the [Title] of [Name of Subcontractors], a __________ [corporation] ("Subcontractor"), which has contracted to furnish construction or other services to Siemens Westinghouse Power Corporation ("Contractor") for the combined cycle electric generating plant and related facilities and equipment (the "Project"), located on a site located in Lebanon, Pennsylvania (the "Project Site"), owned by AES Ironwood, Inc., a Delaware corporation ("Owner").

The undersigned, on behalf of Subcontractor, DOES HEREBY WAIVE AND RELEASE:

            Any and all claims with respect to and on the Project, the Facility Site and any and all interests and estates therein, and all improvements and materials placed on the Facility Site, on account of labor, services, improvements, materials, fixtures, apparatus or machinery furnished by the undersigned to the Contractor for the Project;

and DOES HEREBY CERTIFY THAT:

      Neither the Subcontractor nor any of its vendors, suppliers or subcontractors has any claims arising out of or in connection with labor, services, improvements, materials, fixtures, apparatus or machinery furnished by or on behalf of the Subcontractor to the Contractor for the Project.

                                            [Note: bracketed language may be
                                            inserted by Contractor as applicable
                                            under the circumstances.]

            Signed this ____ day of __________, 199__.

                                  [NAME OF SUBCONTRACTOR]


                                   By: _________________________________________
                                       Name:
                                       Title:
                                       Date:

            Subscribed and sworn to before me this ____ day of __________, 199__.

                                   _____________________________________________
                                   Notary Public in and for
                                   Said State and [      ]

                                                    Appendix J-1
                                                    Form of Preliminary Notice
                                                    to Proceed
                                                    ----------------------------
                                                    ============================

                                    AGREEMENT
                                     BETWEEN
                          WESTINGHOUSE POWER GENERATION
                                       AND
                               AES IRONWOOD, INC.
                               (PRE EPC AGREEMENT)

This agreement ("Agreement") is made as of this 18th day of March 1998 ("Effective Date") between AES Ironwood, Inc. (AES) and Westinghouse Power Generation, a division of CBS Corporation ("Westinghouse"). The purpose of this Agreement is to set forth the current understandings of the parties with respect to the nominal 700 MW turnkey combined cycle power plant being developed by AES in Lebanon, Pennsylvania ("Project") and supplements the Letter of Intent (LOI) dated December 18, 1997 executed by the parties. The terms of the LOI are modified only as set forth below and all other terms and conditions of the LOI shall remain in full force and effect. In this regard, the payment schedule in
Exhibit 2 and the project schedule in Exhibit 3 shall take the place of tabs 3 and 5, respectively, in Section I of the LOI. Except as set forth in this Agreement, capitalized terms in this Agreement are as defined in the Draft Contract and the LOI.

      1. Negotiation of EPC Agreement

The parties mutually agree that the draft contract dated December 19, 1997 and submitted to AES on February 27, 1998, along with the most recent version of Appendix A (Westinghouse scope of services), collectively, the "Draft Contract", will serve as the basis for negotiating the turnkey agreement ("EPC Contract"). The parties shall use reasonable efforts to negotiate and execute the EPC Contract on or before May 1, 1998 unless otherwise mutually agreed to by the parties. The parties further agree that the terms and conditions included in the latest Draft Contract in effect as of May 1, 1998 shall govern this Agreement until such time as the final EPC Contract is executed.

      2. Westinghouse Pre Financial Closing Project Activities

By this Agreement, the parties agree that Westinghouse shall perform the following activities beginning on the dates set forth below in accordance with the latest version of the Draft Contract as mutually agreed to by the parties:

Pre Financial Closing Project Activities                          Date
----------------------------------------                          ----
Combustion turbine manufacturing release                          May 1, 1998
Thermal cycle design                                              May 1, 1998
Steam turbine manufacturing release                               July 1, 1998
Manufacturing release for combustion turbine and steam turbine    July 1, 1998
generators
Pre-engineering release                                           July 1, 1998
HRSG procurement release                                          October 1,
                                                                  1998

      3. Payment

AES shall pay Westinghouse for the Pre Financial Closing Project Activities described above in accordance with the Pre Financial Closing Project Activities Payment Schedule (Exhibit 1). The parties agree to the payment schedule for all Project milestones as reflected in the AES Ironwood Payment Schedule (Exhibit
2). By this Agreement Exhibits 1 and 2 are made a part of the Draft Contract. Payments will be composed of cash and the application of past project credits ("Destec Credit"). In the event the Pre-EPC Agreement activities are terminated on or before the payment dates in Exhibit 1, AES agrees to pay cancellation fees in accordance with Exhibit 1. This will include the application of the Destec Credit towards the payment of such cancellation fees and accounting for any remaining credit as Future Unit Credit as reflected in Exhibit 1.


--------------------------------------------------------------------------------
Propertary Information               Page 1                     Ironwood Project
03 12 98                          File No. 902

4. Project Schedule

The parties agree to the project schedule as reflected in the Ironwood Combined Cycle (Exhibit 3) which includes a target Commercial Operation Date for the Project of December 1, 2000. By this Agreement, Exhibit 3 is made a part of the Draft Contract.

5. Exclusivity

      AES agrees to negotiate the EPC Contract exclusively with Westinghouse for the Project. If the parties cannot mutually agree on an acceptable EPC Contract on or before May 1, 1998, unless otherwise agreed to by the parties, or if the EPC Contract otherwise fails to be executed by this date, either party has the right thereafter to terminate this Agreement without liability one to the other.

6. Delays

In the event there are delays in financial closing for the Project, or either party is delayed in obtaining necessary permits, the parties agree to mutually negotiate a change in the payment schedule, project schedule, including the Commercial Operation Date, and any other terms of the EPC Contract so affected by such delays.

7. AES Financial Guarantee

Simultaneously with execution of this Agreement, AES will cause The AES Corporation to provide Westinghouse with a guaranty of the Pre EPC Agreement obligations of AES. Such guaranty shall be mutually and reasonably agreed upon by AES, The AES Corporation, and Westinghouse.

8. Disclaimer of Liability

Notwithstanding anything to the contrary elsewhere in this Agreement, in no event shall either party be liable to the other party for indirect, incidental, special or consequential damages of any type, including, but not limited to loss of use or loss of profit or revenue, regardless of whether such liability arises out of contract, tort (including negligence and strict liability), or otherwise.

9. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the state of New York, excluding rules governing conflicts of law.

10. Entire Agreement

This Agreement represents the entire understanding of the parties with respect to the subject matter contained herein and supersedes all prior discussions, understandings and agreements between the parties with respect thereto except those portions of the LOI that have not been modified herein.

AES IRONWOOD, INC.                       WESTINGHOUSE POWER GENERATION
                                         A DIVISION OF CBS CORPORATION

/s/ Bart R. Rossi                        /s/ Randy H. Zwirn
--------------------------               ---------------------------------------
Signature                                Signature


Bart R. Rossi                            Randy H. Zwirn
--------------------------               ---------------------------------------
Name                                     Name


Vice President                           President-Westinghouse Power Generation
--------------------------               ---------------------------------------
Title                                    Title

Exhibit 1   Pre Financial Closing Project Activities Payment Schedule
Exhibit 2   The AES Ironwood Payment Schedule
Exhibit 3   Ironwood Combined Cycle Project Schedule


--------------------------------------------------------------------------------
Propertary Information               Page 2                     Ironwood Project
03 12 98                          File No. 902

                                    Exhibit 1
                                  AES Ironwood
                    Pre-Financial Closing Project Activities
                                Payment Schedule

-------------------------------------------------------------------------------------------------------------------------
                                                                Destec Credit                   Cancellation
                                                                -------------                   ------------
                      Milestones              Payment ($000)       ($000)      Revised payment     ($000)     AES Future
Project   Payment                             --------------       ------      ---------------     ------     -----------
 Month     Date*                              Month    Cum      Month    Cum      Month   Cum    Cumulative   Unit Credit
-------------------------------------------------------------------------------------------------------------------------
   0     31-Dec-97    LOI                     4,000    4,000    1,000   1,000      3000   3000          0          3000
-------------------------------------------------------------------------------------------------------------------------
   1     01-May-98    CT/Cycle design             0    4,000        0   1,000         0   3000        500          2500
-------------------------------------------------------------------------------------------------------------------------
   2     01-Jun-98                                0    4,000        0   1,000         0   3000       1000          2000
-------------------------------------------------------------------------------------------------------------------------
   3     23-Sep-98    ST/CTG/STG/AE Release   2,000    6,000      250   1,250      1750   4750       6000             0

-------------------------------------------------------------------------------------------------------------------------
   4     28-Oct-98                            2,000    8,000      500   1,750      1500   6250       8000             0
-------------------------------------------------------------------------------------------------------------------------
   5     28-Nov-98                            2,500   10,500      500   2,250      2000   8250      10500             0
-------------------------------------------------------------------------------------------------------------------------
   6     28-Dec-98    HRSG Release            5,000   15,500      750   3,000      4250  12500      18200             0
-------------------------------------------------------------------------------------------------------------------------
   7     28-Jan-99    Financial Closing      23,700   39,200        0   3,000     23700  36200         **             0
-------------------------------------------------------------------------------------------------------------------------

      *Invoices will be issued 30 days prior to the schedule payment date. ** Cancellation will be calculated in accordance with the EPC Contract

                                    Exhibit 2
                                  AES Ironwood
                                Payment Schedule

-----------------------------------------------------------------------------------------------
 Payment Date          Milestone          Project      Percentage per         Cumulative
                                           Months          Months             Percentage
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
31-Dec-97       Letter of Intent            -1                    1.40%                  1.40%
-----------------------------------------------------------------------------------------------
01-May-98       Cycle design/CT Release      0                    0.00%                  1.40%
-----------------------------------------------------------------------------------------------
01-Jun-98                                    1                    0.00%                  1.40%
-----------------------------------------------------------------------------------------------
23-Sep-98       ST/CTG/STG/AE Release        2                    0.94%                  2.34%
-----------------------------------------------------------------------------------------------
28-Oct-98                                    3                    0.94%                  3.28%
-----------------------------------------------------------------------------------------------
28-Nov-98                                    4                    1.16%                  4.44%
-----------------------------------------------------------------------------------------------
28-Dec-98       HRSG Release                 5                    2.33%                  6.77%
-----------------------------------------------------------------------------------------------
28-Jan-99       Financial Closing            6                   11.00%                 17.77%
-----------------------------------------------------------------------------------------------
28-Feb-99                                    7                   11.00%                 28.77%
-----------------------------------------------------------------------------------------------
28-Mar-99                                    8                    9.00%                 37.77%
-----------------------------------------------------------------------------------------------
28-Apr-99                                    9                    9.00%                 46.77%
-----------------------------------------------------------------------------------------------
28-May-99                                    10                   8.00%                 54.77%
-----------------------------------------------------------------------------------------------
28-Jun-99                                    11                   8.00%                 62.77%
-----------------------------------------------------------------------------------------------
28-Jul-99                                    12                   8.00%                 70.77%
-----------------------------------------------------------------------------------------------
28-Aug-99                                    13                   8.00%                 78.77%
-----------------------------------------------------------------------------------------------
28-Sep-99                                    14                   8.00%                 86.77%
-----------------------------------------------------------------------------------------------
28-Oct-99                                    15                   0.00%                 86.77%
-----------------------------------------------------------------------------------------------
28-Nov-99                                    16                   2.00%                 88.77%
-----------------------------------------------------------------------------------------------
28-Dec-99                                    17                   2.00%                 90.77%
-----------------------------------------------------------------------------------------------
28-Jan-00                                    18                   0.00%                 90.77%
-----------------------------------------------------------------------------------------------
28-Feb-00                                    19                   1.00%                 91.77%
-----------------------------------------------------------------------------------------------
28-Mar-00                                    20                   0.00%                 91.77%
-----------------------------------------------------------------------------------------------
28-Apr-00                                    21                   1.00%                 92.77%
-----------------------------------------------------------------------------------------------
28-May-00                                    22                   1.00%                 93.77%
-----------------------------------------------------------------------------------------------
28-Jun-00                                    23                   1.00%                 94.77%
-----------------------------------------------------------------------------------------------
28-Jul-00                                    24                   1.00%                 95.77%
-----------------------------------------------------------------------------------------------
28-Aug-00                                    25                   0.00%                 95.77%
-----------------------------------------------------------------------------------------------
28-Sep-00                                    26                   1.00%                 96.77%
-----------------------------------------------------------------------------------------------
28-Oct-00                                    27                   1.00%                 97.77%
-----------------------------------------------------------------------------------------------
28-Nov-00                                    28                   1.00%                 98.77%
-----------------------------------------------------------------------------------------------
28-Dec-00                                    29                   0.23%                 99.00%
-----------------------------------------------------------------------------------------------
28-Jan-01                                    30                   0.00%                 99.00%
-----------------------------------------------------------------------------------------------
28-Feb-01       Target Commercial            31                   1.00%                  1.00%
                Operation
-----------------------------------------------------------------------------------------------

Note: 1.)   The above payment schedule assumes a 5% retention for each payment commencing at Financial Closing.
      2.)   The $3 million Destec credit will be applied in accordance with exhibit 1.

                                                    Appendix J-2
                                                    Form of Provisional Notice
                                                    to Proceed
                                                    ----------------------------
                                                    ============================

                                  APPENDIX J-2
                      FORM OF PROVISIONAL NOTICE TO PROCEED
                              (LETTERHEAD OF OWNER)

September 23, 1998

Westinghouse Power Generation
4400 Alafaya Trail
Orlando, FL  32826

Attention: Jeff Jacobsohn, Project Director

Subject: AES Ironwood, Inc. -- Provisional Notice to Proceed

Dear Sirs:

Reference is hereby made to the draft Agreement for Engineering, Procurement and Construction Services between AES Ironwood, Inc. ("Owner"), on the one part, and Westinghouse Power Generation ("Contractor") on the other part, dated as of September 10, 1998 ("the Agreement"). Capitalized terms used herein and not defined herein shall have the meanings set forth in the Agreement.

In accordance with Section 2.2 of the draft Agreement, Owner hereby instructs Contractor to commence performance of the following activities:

      o     steam turbine generator set manufacturing release
      o     combustion turbine generator set manufacturing release
      o     pre-engineering release
      o     HRSG procurement release

This Provisional Notice to Proceed does not authorize you to commence any activities not specifically noted herein and may be amended as necessary depending upon the status of permitting or financial closing.

Very truly yours,

AES Ironwood, Inc.

By: /s/ Patricia L. Rollin
    -----------------------------
    Name:  Patricia L. Rollin
    Title: Vice President
           AES Ironwood

                                                    Appendix J-3
                                                    Form of Notice to Proceed
                                                    ----------------------------
                                                    ============================

                                  APPENDIX J-3
                            FORM OF NOTICE TO PROCEED
                              (LETTERHEAD OF OWNER)

___________, 1998

Siemens Westinghouse Power Corporation
4400 Alafaya Trail
Orlando, FL  32826

Attention: Jeff Jacobsohn, Project Director

Subject: AES Ironwood, Inc. -- Notice to Proceed

Dear Sirs:

Reference is hereby made to the Agreement for Engineering, Procurement and Construction Services between AES Ironwood, Inc. ("Owner"), on the one part, and Siemens Westinghouse Power Corporation ("Contractor") on the other part, dated as of __________, 1998 ("the Agreement"). Capitalized terms used herein and not defined herein shall have the meanings set forth in the Agreement.

In accordance with Section __ of the Agreement, Owner hereby instructs Contractor to commence site mobilization and performance of all of the Services under the Agreement on ________, 199__ ("Commencement Date").

Very truly yours,

AES Ironwood, Inc.


By: ___________________________
    Name: S. Dahm
    Title:

                                                      Appendix K
                                                      Quality Assurance Plan
                                                      ==========================

                              AES IRONWOOD PROJECT









                                      INDEX




I.       INTRODUCTION/OVERVIEW

II.      WESTINGHOUSE QUALITY PROGRAM DESCRIPTION

III.     INSPECTION AND TEST PLANS FOR MAJOR ITEMS OF
         EQUIPMENT SUPPLY

                              AES IRONWOOD PROJECT



                                  QUALITY PLAN








                                    SECTION I


                              INTRODUCTION/OVERVIEW

                              INTRODUCTION/OVERVIEW


1.0      PURPOSE

The purpose of this Quality Plan is to outline the Westinghouse quality program and quality verification requirements for the AES Ironwood Project that apply to activities within the EPC Contract workscope.

This document is intended to be integrated into the AES Ironwood Contract and serve as the basis for Westinghouse's commitment to quality throughout the engineering, procurement and construction phases of the Ironwood Project.

2.0      WESTINGHOUSE QUALITY PROGRAM

Section II of this plan highlights the Westinghouse Power Generation Quality Program. The Business Unit has an active Quality Improvement Program that is consistently producing major gains in both quality and productivity. Westinghouse's goal is to be the best in the industry from both performance and customer perception standpoints. In support of this goal, Power Generation has established a Total Quality System that has been certified as meeting the requirements of the ISO 9001-1994; Quality Systems Model for Quality Assurance in design, development, production, installation and servicing.

3.0      CONSTRUCTION SITE QUALITY PROGRAM

For full scope Turnkey Projects such as Ironwood, Westinghouse follows an established process to provide assurance that site construction, equipment installation, start-up and testing comply with Contract requirements.

Commercial and technical evaluations lead to the determination of the degree of Westinghouse participation in the actual construction activities. Westinghouse will choose to either act as General Contractor, or employ the services of a qualified General Construction Contractor. In either case, several Subcontractors will subsequently be selected based on the project scope and available qualified Companies. For typical projects, separate Civil, Mechanical, and Electrical Subcontractors are utilized, as well as a few smaller contractors of specialized services.

Westinghouse chooses and qualifies Contractors for site construction activities under the same program and procedures as those who supply equipment. For full scope turnkey orders, the Westinghouse Project Manager and Project Implementation team participate in the evaluation of potential construction contractors. The evaluation process includes surveys, reviews, and audits of the contractor's quality program prior to their selection and contract placement.

Westinghouse contracts to Construction Contractors contain Quality Assurance Requirements which include provisions for submittal for approval of Contractor's Quality Program documentation, applicable personnel and process qualifications, and, for major Contractors, the development and submittal of an integrated Quality Plan which identifies all significant quality verification activities the Contractor intends to perform to comply with all requirements of applicable technical specifications and all federal, state and local contractual codes and standards. The Quality Plan may be in the form of manuals, procedures, checklists, inspection and test records, logs, etc.

Construction Contractors will have sole responsibility for the quality assurance and quality control programs relative to their workscope, including the qualification and oversight of any of their sub-contractors and their work. All design, construction and installation work performed by Contractors is subject to tests and inspections at any time by Westinghouse. For major Contractors, Westinghouse will perform a site mobilization audit at an appropriate time to verify the Contractor's implementation of the Quality Plan submitted and approved for the project. Findings and observations are formally reported to Contractor Management with corrective actions assigned and responses and implementation tracked to close-out.
Additional audits or follow-up reviews are scheduled as appropriate.

4.0      INSPECTION AND TEST PLANS FOR MAJOR ITEMS OF EQUIPMENT SUPPLY

Section III of this plan highlights the primary inspections, tests, and quality verification activities carried out during procurement and manufacture of Westinghouse-supplied major components for the Ironwood Power Plant.

The plans that have been included are based on current information available at time of issue, and are subject to change as project-specific adjustments are delineated.

                              AES IRONWOOD PROJECT



                                  QUALITY PLAN








                                   SECTION II


                           QUALITY PROGRAM DESCRIPTION

--------------------------------------------------------------------------------
                 Westinghouse Power Generation Quality Program
--------------------------------------------------------------------------------

Quality has always been an important element of the competitive success at the Westinghouse Power Generation Business Unit. Over the past decade, Total Quality Management, a system of "cultural change," has promoted continuous quality improvement throughout the Business Unit with senior management leading the way to building quality values into all operations. Our customers have continued to reap the benefits of quality initiatives that have resulted in one of the highest Availability and lowest Forced Outage Rate performance records in the power generation industry.

On December 4, 1992, Westinghouse Power Generation became the first fully integrated U.S. based business in the power industry to be assessed and certified to ISO 9001 for "the Design, Manufacture and Service of Steam and Combustion Turbines and Electric Generators and the Management of Associated Projects for the Power Generation Industry; and the Design and Manufacture of Nuclear Steam Generators, Reactor Vessel Internals and Pressurizers" by a world class ISO Assessor, Lloyd's Register Quality Assurance. Subsequently, the Business Unit has earned recertification to ISO 9001:1994.

The Quality System requirements are implemented as provided for in the Westinghouse Power Generation Quality Program Manual. The elements covered in this manual include:

o        Quality Policy

o        Organization

o        Documentation

o        Training

o        Commercial Control

o        Design Control


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o        Document Control

o        Procurement Control

o        Planning

o        Qualification of Personnel and procedures

o        Process Control

o        Measuring and Test Equipment Control

o        Identification of Materials, Parts and Assemblies

o        Examination, Inspection and Test

o        Nonconformance Control

o        Handling, Storing, Preserving, Packaging and Shipping

o        Installation, Startup and Operation

o        Product Service Control

o        Product & Service Performance Feedback

o        Records

o        Audits

o        Corrective and Preventative Action

o        Non-Westinghouse Inspection

The following sections highlight the Westinghouse Quality Program as it relates to ISO 9001 Quality System Requirements, and are based on our top level Quality Program Manual, published under separate cover.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MANAGEMENT RESPONSIBILITY

It is the policy of PGBU that all personnel perform in complete accordance with Customer and Westinghouse requirements.

Each division and function is responsible for establishing prevention oriented quality systems and/or requirements that comply with this program.

Each functional department is responsible for establishing specific requirements for its products, services, operations and activities.

The organization is structured so that attainment of quality requirements is accomplished by those who have been assigned the responsibility for performing the work.

Verification of conformance to established quality requirements is accomplished:

o by those who do not have direct responsibility for performing the work or,

o in conformance to requirements established by those who do not have direct responsibility for performing the work.

The Director of Quality Assurance is designated as the representative of executive management in the area of quality and therefore responsible for coordinating and monitoring the development of the Quality Program; and monitoring maintenance of the requirements of applicable standards and Customer requirements.

QUALITY SYSTEM

The activities affecting quality in the functional organizations are documented in accordance with written systems, procedures, methods, instructions, specifications and drawings. The documentation is established in distinct levels that integrate the Quality Program.

For an expanded scope project, procedures shall be developed by Projects to define the policies, requirements and procedures that are necessary for the quality related aspects of the site scope of work that is the responsibility of the Westinghouse divisions.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CONTRACT REVIEW

During the negotiation phase, the Commercial Functions establish working relationships with various Customers, architect-engineers, Westinghouse Law Department, Westinghouse district sales offices, subcontractors and other Westinghouse Divisions to assure proper information exchange. Additionally, they maintain constant interface as necessary with the Engineering, Manufacturing, Purchasing, Service, functional Total Quality organizations and Controller's Departments within PGBU.

Each function's Total Quality organization participates as required in the preparation of proposals and Customer meetings when special quality requirements are involved.

Before acceptance of either a verbal or written contract, the Commercial Functions are responsible for procedures that assure:

o That agreements or contracts accurately reflect what was negotiated with the Customer.

o That after acceptance, all requirements and agreements are properly transmitted to the contract implementers, including changes as they occur.

For expanded scope projects, the Commercial Functions are responsible for defining the interface requirements for all participating organizations during the negotiation cycle. They are responsible for defining and communicating the requirements relating to each participating organization's role. The Commercial Functions are responsible for coordinating all interfaces with the Customers and participating organizations throughout their involvement in the project.

DESIGN CONTROL

Design control of all engineering effort required for the design, manufacturing, installation and service of the project is the responsibility of the assigned engineering manager and is provided for by engineering design procedures as documented in design manuals. These design procedures are structured to ensure that Customer, marketplace and engineering

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

requirements are correctly converted into manufacturing, installation and service information in the form of drawings, specifications, data sheets and other design documentation.

The design engineers are responsible for using their knowledge, training and experience in conjunction with controlled design procedures to create new equipment designs or adapt existing designs to meet the requirements of Customer and engineering specifications. If during the design process the need to deviate from the Customer specification arises, permission to do so must be sought from the Customer via the Commercial Function.

Design changes are given the same attention as the original design, including formal review with other functions on significant changes. These changes will include those originating with the Customer, within the engineering function due to applying design improvements, within manufacturing due to error or suggested improvements, or changes which may originate with suppliers of materials or components.

Changes are processed using established procedures which document these changes and the approval of them to assure proper consideration is given to each change.

Design control for the work scope on expanded scope projects is the responsibility of the subcontracted Engineering organization. The Commercial Functions, Purchasing and Projects are responsible for the selection of engineering organizations that have design capabilities to meet Customer requirements and design control equivalent to that defined in this Quality Program Manual. Projects is responsible for preparing quality requirement specifications for such organizations. Purchasing is responsible for including these specifications in requests for quotations and purchase agreements.

DOCUMENT CONTROL

Control systems are designed to establish requirements for the divisions' personnel in order to control the issuance of documents, either electronic or hardcopy, affecting quality such as manuals, drawings, specifications, procedures and instructions and changes to them at points of issue and use. The systems provide assurance that changes and updates are visible to the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

appropriate users and those documents kept for legal or reference purposes are suitably identified.

It is the responsibility of each functional organization to establish the control systems for documents provided or utilized by the function.

PURCHASING

Procurement control includes documented procedures to assure appropriate quality requirements are included or referenced in procurement documents and to assure that purchased items conform to these quality requirements.

The functional organizations dealing with procurement activities are responsible for identifying special quality requirements, hold points and inspection criteria. It is the responsibility of Purchasing to include requisition, requirements on the purchase order. Changes to purchase orders due to technical reasons or supplier inputs are required to be reviewed consistent with the process for the original purchase order. Changes can be initiated by any functional organization, within their scope of responsibility. Purchasing is responsible for processing changes and waivers to the requirements of the purchase order.

Suppliers may be placed on the approved supplier list based on the following criteria:

o Proven history of satisfactory performance for the same or similar products.

o        Quality audit.

o        Trial purchase and testing.

New supplier qualification is the responsibility of a team headed by Total Quality and including Purchasing and/or appropriate technical support personnel. Other functions will also participate in supplier qualification as the need dictates.

Unless qualification is pursued using a trial purchase and testing approach, an audit is performed on new suppliers of other than catalog items and miscellaneous supplies. The

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

evaluation includes a determination of the supplier's capability to meeting Westinghouse Quality Program requirements. Nonconformances found which would preclude performance to the quality requirements are either corrected prior to purchase from the supplier or by agreement from the supplier that such nonconformances will be corrected per a definite schedule.

On expanded scope contracts, subcontractors will be identified to provide designs, systems, products, construction and/or services. These subcontractors must have quality programs that demonstrate capability equal to that described in the Quality Program Manual and capability to conform to the Customer contract requirements. They are responsible for the quality of their products and activities.

CUSTOMER SUPPLIED PRODUCTS

The Commercial Functions are responsible for negotiating arrangements with Customers for work on Customer's products at either the Customer's site or a PGBU location. This responsibility includes the definition of terms, conditions and requirements for the negotiated work scope. Functional organizations performing the work are responsible for control of the Customer's product during the work scope and for reporting any condition outside the defined work scope to the Commercial Function for resolution with our Customers.

PRODUCT IDENTIFICATION &
TRACEABILITY

Systems are established and documented to assure the positive identification of materials, parts, and assemblies to applicable technical documents. The identification system will give consideration to placement of markings for ease in identification during assembly and maintenance.

When codes, standards or specifications require traceability of parts, materials or service to specific operation, inspection or test records; systems have been established to provide positive assurance and records of identity.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Subcontractors performing work on expanded scope projects shall have formal procedures that define the requirements for the identification of materials, parts and assemblies. They shall address the measures to assure that only correct and accepted items are used and that each item relates to the applicable document that authorizes its use. Projects is responsible for defining identification requirements in specifications to be included in the purchase agreement with the subcontractor.

PROCESS CONTROL

Special processes for power generation products are defined as manufacturing or test operations that do not provide a product having readily measurable quality characteristics. For those cases, process parameter control and operator competency are critical to maintaining product quality. Special processes are identified by Customer order requirements, design requirements, the ASME code or by internal program requirements. In such cases, the procedures and/or the personnel performing the work are formally qualified. The appropriate functional manager is responsible for developing procedures for establishing and maintaining qualification programs.

Suppliers of equipment made to Westinghouse drawings are required to perform special processes in accordance with the requirements of Westinghouse specifications or have alternate specifications approved by Engineering. Source/Product Assurance is responsible for assessing the supplier's capability to control and monitor these special processes.

Vendor and subcontractor personnel performing operations that require qualification shall be identified by the requisitioner on drawings, specifications, other technical documents or on the purchase requisition or contract document. Adherence to the qualification requirements shall be monitored by the functional organizations involved with vendors and subcontractors through the approval of vendor documentation, vendor audit, source inspection and receiving inspection programs.

Subcontractors performing work on expanded scope projects are required to have formal procedures for special process control that define the requirements for documentation,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

performance and subsuppliers. Engineering is responsible for defining special process control requirements in specifications to be included in the purchase agreement with subcontractors.

Subcontractors performing work on expanded scope projects shall have formal qualification procedures for the personnel, process and equipment that relate to activities that do not have readily measurable quality levels.

INSPECTION AND TESTING

The examination, inspection and test procedures for Business Unit products are developed and implemented to provide assurance that the requirements of the drawings, specifications, Customer order documents and applicable codes have been satisfied.

The functional organizations are responsible for determining the degree and location (i.e., receiving area or supplier facility) of purchased material verification prior to release. They assure development of inspection and/or test plans, may perform the inspection and/or test, and determine the disposition of the purchased item. It is Purchasing's responsibility to obtain notification from the supplier of inspection and/or test occurrence and notify the functional organization.

The basic responsibility for performing the necessary verifications of product quality rests with the supplier. The functional organizations establish procedures to evaluate the supplier's performance. They include supplier document submittal, source inspection, receiving inspection and test witness.

The method for generation and submittal of required supplier objective evidence (e.g., test reports, certificates of conformance, etc.) is specified in the purchasing documents. Such requirements are identified on the applicable drawing or specification or added to the purchase order as a special note.

Subcontractors performing work on expanded scope projects shall have formal procedures that define the requirements for examination, inspection, test activities and control of nonconformances. Projects is responsible for defining examination, inspection and test

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

requirements in specifications to be included in the purchase agreement with subcontractors. The specification should also define interface requirements for the resolution of nonconformances. Projects shall also establish quality plans for the construction scope of work at the site and assure the implementation of these plans.

INSPECTION, MEASURING, AND TEST
EQUIPMENT

Procedures have been established which require that all precision measuring tools, gauges, indicating and recording instruments, test software, and other measuring devices which are used to verify product quality are maintained and periodically calibrated for accuracy against recognized standards.

Organizations that utilize measuring and test equipment to verify product quality are responsible for establishing and maintaining a calibration program. This program shall address as a minimum the items that are used to verify product/service conformance and for which an out of calibration condition could significantly impact cost, the outgoing quality level, reliability or performance. It is the responsibility of the organizations to identify the measuring equipment they use for performing process operations.

The functional organizations involved with measuring and test equipment control are responsible for assuring that the calibration system is documented, calibration procedures are maintained, and calibration of such equipment and all primary and secondary standards used during the calibration process is verified.

Subcontractors performing work on expanded scope projects shall have formal procedures that define the requirements for the control of measuring and test equipment. They shall define the requirements for calibration, storage, use and documentation of such equipment. Projects is responsible for defining measuring and test equipment control requirements in specifications to be included in the purchase agreement with the subcontractors.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

INSPECTION AND TEST STATUS

Measures are established to allow determination of the inspection and test status of materials, parts and assemblies during all processing stages. Systems also provide objective evidence of inspections and tests performed.

Before final release of products, the responsible functional organizations ensure a system exists that will, as a minimum, verify that all tests and inspections have been completed, all nonconformances been resolved, all quality requirements have been met and the product release document has been completed.

Documentation that describes, defines and verifies that the product conforms to the design and quality requirements is available for submittal as required by contract. This documentation is also available for review on-site. Typical documents of this category are test reports, inspection records, material certifications and special process reports.

CONTROL OF NONCONFORMANCES

A nonconformance is production material, product, or a service which varies from requirements as defined by contract, drawing, specification, procedure, process or quality standard. A nonconformance report may be initiated by personnel performing in-factory inspections, field service inspections, source surveillance audits or by subcontractor and/or material suppliers. The completed report provides a statement of the requirement, a complete definition of the nonconformance and the final disposition.

Suppliers, subcontractors, architect-engineers, constructors and major material suppliers shall have procedures for documenting and resolving nonconformances. Functional Total Quality organizations dealing with contracted organizations are responsible for defining nonconformance control system requirements in specifications to be included in the purchase agreement with the participating organizations.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

A manufacturing nonconformance is designated Customer Sensitive if the item being dispositioned is Customer owned or if the acceptance and use of an item outside of the design or drawing tolerance could adversely affect one of the following:

o        Reliability

o        Interchangeability

o        Performance

o        Appearance

o        Interface parameters with other equipment

Engineering identifies the Customer Sensitive status in the course of their disposition analysis.

The Projects or Commercial Functions are responsible for determining the commercial implications of the situations and resolving them with the Customer.

CORRECTIVE ACTION

Corrective and preventative action is the closed loop system which defines deficiencies discovered in process or product, identifies the root causes of the deficiency and plans, schedules and ensures effective implementation of solutions and appropriate preventative measures. Areas for improvement are identified through the gathering of data from various sources and the analysis of such data.

The responsibility for the necessary corrective action lies with the manager of the functional department(s) responsible for the root cause(s) of the problem. The functional manager responsible for the corrective action is responsible to obtain the necessary participation of other functional organizations.

It is imperative that the corrective and preventative actions effort be documented and maintained by each impacted functional department. The documentation shall be so maintained that each problem and the corresponding corrective and preventative action is

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

readily accessible and the follow-up to verify implementation may be performed. When new issues are identified, past corrective and preventative efforts on similar problems shall be readily obtainable.

HANDLING, STORAGE, PACKAGING,
PRESERVATION AND DELIVERY

Cleaning, packaging, and preservation for shipment is performed in accordance with documented instructions, procedures or drawings.

It is the responsibility of Engineering to document the requirements for preservation in drawings, specifications or instructions. These requirements include preservation provisions for both long- and short-term storage. Manufacturing is responsible for accomplishing the work, including cleaning, packaging, marking, labeling and preserving. Purchasing is responsible for transmitting shipping requirements to vendors and determining their capability to meet them. The Transportation Department is responsible for defining methods that assure integrity of products during delivery to their destination and for monitoring conformance to those methods.

Subcontractors performing work on expanded scope projects shall have procedures that address requirements for the handling, storing and shipping of products they provide.

The organization contractually responsible for storage and installation is responsible for monitoring the preservation and storage conditions of products and reporting nonconformance conditions to the appropriate technical organization for resolution.

QUALITY RECORDS

Records are prepared as work is performed to furnish documentary evidence of the quality of products and of the accomplishment of activities affecting quality. Records are consistent with applicable codes, standards, specifications and contracts and are used in management of the Quality Program.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Records which are to be submitted to Customers are required by contract or to authorized inspection agencies are to be copied and formally transmitted with a record of transmittal retained. The department responsible for the transmittal is responsible for maintaining the record of transmittal.

Functional managers determine how long the records for which their departments are responsible are to be retained at each retention level. These periods shall be no shorter than minimum retention period specified in the Westinghouse Corporate Controller's Manual guidelines for the type of record.

INTERNAL QUALITY AUDITS

The Business Unit maintains a planned and documented audit program. This two-part program is comprised of functional organization internal audits and overall PGBU Quality Program Audits.

o Functional Organization Internal Audits - Each functional organization is required to maintain a self-audit program. This program will verify that the functional organization is meeting its responsibilities as defined in the Quality Program Manual, and the procedures used to meet those responsibilities are being utilized according to the organization's documented procedures.

o PGBU Quality Program Audits - The Director of Total Quality will assess the content of and adherence to the policies and procedures of the Quality Program Manual by the functional organizations. Results of audits of the functional organizations performed both externally and internally will be utilized in the assessment. The Director of Total Quality is responsible for maintaining this overall PGBU quality program audit system and elevating audit results to appropriate Business Unit management for review.

TRAINING

The Training Program is a vital part of the implementation and maintenance of the Quality Program.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Quality Program is designed to ensure that employees are qualified to perform their jobs. This two-step process begins by placing individuals with the appropriate background in specific positions. The PGBU Training Program then ensures that employees increase their proficiency in their current job and are prepared for future opportunities and increased responsibilities.

SERVICING

Systems and procedures are established which provide for the technical support necessary for the operation, maintenance, modifications and repairs to turbine generator products during their operational life. These system and procedures result in having thorough instruction for and complete and accurate records of modifications and repairs made on the products under the jurisdiction of the Business Unit.

STATISTICAL TECHNIQUES

Process control is primarily achieved through the use of statistical approaches. Continuous improvement in processes results from reduction of process variability and proper process aim. Statistical techniques provide the understanding for addressing process variability and aim. Systems have been implemented to utilize statistical techniques in activities throughout Power Generation. These systems are defined in procedures contained in the appropriate manuals. In addition, training and operation procedures in statistical process management is integrated into our normal course of business.


--------------------------------------------------------------------------------

                              AES IRONWOOD PROJECT



                                  QUALITY PLAN








                                   SECTION III


                          INSPECTION AND TEST PLANS FOR

                         MAJOR ITEMS OF EQUIPMENT SUPPLY

--------------------------------------------------------------------------------

                                      Westinghouse Inspection and Test Plan-
                                      AES Ironwood Equipment Supply

--------------------------------------------------------------------------------

                                      This Inspection and Test Plan contains
                                      listings of typical inspection and test
                                      operations carried out during the
                                      procurement and manufacture of
                                      Westinghouse-supplied power generation
                                      equipment to provide assurance that all of the Westinghouse and AES requirements have been satisfied. These specific inspections and tests for Westinghouse power generation products are developed and implemented from drawings, specifications, customer order documents and applicable codes and standards, specifying controlled processes and evaluated against objective criteria for acceptance. Westinghouse recognizes our customers' desire to understand and participate in the systems for assuring product quality. We provide this plan as an overview, to give our customers visibility of the inspections and tests which we will implement in fulfilling their order. At the same time, this plan may serve as a guideline for customer involvement in our quality verification process.

BACKGROUND                            Westinghouse Design & Manufacturing
                                      Standards

                                      Westinghouse turbine and generator
                                      equipment and systems are designed and
                                      manufactured to standards and practices
                                      that, over many years have been developed and qualified for these specific applications, and that incorporate applicable portions of recognized international standards. These rules and standards have been used successfully for all Westinghouse turbine generator equipment sold within the United States and in many other countries through the world.

                                      Westinghouse does meet those
                                      internationally recognized standards that have been interpreted to be applicable to turbines and generators for power house applications in the US, including certain standards published by organizations such as ASME, ANSI, IEEE, and NEMA.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      Materials

                                      Westinghouse specifies the materials to be utilized in turbines and generators in accordance with standards developed over years of research, testing and application experience. These standards meet and often exceed their ASTM or ASME counterparts, primarily because Westinghouse requirements are more restrictive and require additional or different testing than the nationally recognized specifications, when applied to Westinghouse products

                                      WELDING AND FABRICATION

                                      Turbines & Generators

                                      Turbines, generators and their integral
                                      piping have been historically excluded
                                      from the scope of the ASME/ANSI Codes.
                                      Westinghouse has therefore continue over time, to develop and improve our methods and criteria for fabrication and welding, often drawing on the strengths of the existing codes as baselines. The Westinghouse system of proprietary Process Specifications for welding, forming, heat treating and inspection, are based on recognized codes, such as; ANSI/ASME B31.1, ASME Section VIII, Division 1, ASME
                                      Section IX, ASME Section V, ASTM and ASNT.
                                      Any differences are usually slight, but
                                      always based on years of research, testing and experience, and optimized to yield the highest practical levels of performance and reliability in Westinghouse applications.

                                      AUXILIARIES, STRUCTURES, BALANCE-OF-PLANT,
                                      SUPPORT SYSTEMS

                                      Additional equipment in the Westinghouse scope of supply will be designed and manufactured in accordance with applicable codes, standards, and regulations in effect for the installation site.

                                      Typical US requirements would include:

                                      Code stamping of boilers and vessels per ASME Sections I and VIII

                                      Piping Systems in accordance with
                                      ANSI/ASME B31.1

                                      Structural welding per AWS D1.1

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                      Welding qualifications per ASME IX or AWS

                                      Electrical design per IEEE, NEMA, NEC

WESTINGHOUSE                          Westinghouse believes very strongly in the
GSD INSPECTION &                      concept of Process Control and
TEST PHILOSOPHY                       Verification, as applied to the allocation
                                      of inspection and test resources. The
                                      concept, put very simply, is that
                                      everything is done according to a process.
                                      A process consists of inputs, internal
                                      actions, and deliverables. A process with well defined inputs and controlled internal actions, will invariably yield deliverables of a predictable nature.

                                      Westinghouse Generation Systems Divisions has structured its programs to maximize the integrity of "Inputs" and verify the consistency of "Internal Actions", as the primary means to assure the quality of our "Deliverables".

                                      This concept is one of the many valuable lessons learned resulting from the Business Unit certification to ISO 9001 by Lloyd's Registry. By concentrating our efforts to define and control processes, we are able to realize improvements in productivity while still maintaining the high standards of performance and reliability which made Westinghouse a world leader in Power Generation.

                                      CUSTOMER PROCESS VERIFICATION

                                      Westinghouse encourages customers to visit our factories or supplier facilities to observe and participate in the process verification activities being conducted on similar types of equipment or components. Westinghouse believes this arrangement is advantageous to our customers because they are able to schedule their visits at their convenience, rather than be under the limitations of a production schedule.

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

--------------------------------------------------------------------------------


                                      In addition, since some power block,
                                      auxiliary and support components are
                                      manufactured under a stocking program, it affords the customer the opportunity to review their choice of test or inspection verifications on similar apparatus, even though the customer's order may be in a different stage of manufacture.

                                      Inspections and tests on Westinghouse-
                                      supplied equipment are conducted in
                                      accordance with documented procedures or instructions and evaluated against established criteria. Results of inspections and tests are documented and retained. While visiting the facilities of Westinghouse and our suppliers, customer representatives are afforded free access to review all inspection and test documentation then available for their specific equipment. This review may include any of the proprietary manufacturing drawings, Process and Material Specifications that apply to their equipment. Records of critical inspections and tests may be assembled and transmitted to the customer as a "Quality Records Package" at the conclusion of the order.

--------------------------------------------------------------------------------

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GUIDELINES FOR                        The subsequent pages delineate inspections
APPLICATION                           and tests for subsystems of the AES
                                      Ironwood scope of supply in matrix form.

                                      Definition of Column Headings
                                      -----------------------------

                                        Ref. No.         Used to reference a
                                                         particular component or
                                                         process of a subsystem.
                                                         Not always listed in
                                                         operational sequence.

                                        Component        Name or description of
                                                         item. May refer to
                                                         assembly or process
                                                         activities.

                                        Inspection and/  May also refer to a
                                        Or Test          series of in-process
                                                         activities, spanning
                                                         multiple shifts, or
                                                         days.

                                        Criteria         Primary source(s) of
                                                         information on which
                                                         evaluation is based.
                                                         For activities
                                                         performed in
                                                         Westinghouse
                                                         facilities, criteria
                                                         will usually be
                                                         proprietary drawings
                                                         and Process/Test
                                                         Specifications, all of
                                                         which are available for
                                                         Customer review during
                                                         verification visits.

                                        Verification     Method or vehicle by
                                                         which inspection/test
                                                         results are recorded or
                                                         transmitted.

                                        Location         Place of inspection or
                                                         test. For clarity, it
                                                         will be either
                                                         "Westinghouse" or
                                                         "Supplier". Actual
                                                         geographic location
                                                         will vary.

                                        Comments         Suggested Witness
                                                         points are indicated
                                                         for which advance
                                                         notification can be
                                                         given for AES to
                                                         observe certain quality
                                                         verification
                                                         activities.

--------------------------------------------------------------------------------

                          GSD INSPECTION AND TEST PLANS

                                    CONTENTS                                                     Rev.:                        0

                    AES Ironwood - 2 x 1 501G Combined Cycle Power Plant                         Date:                     5/12/98

------------------------------------------------------------------------------------------------------------------------------------
     Subsystem                                           Description                           # of Pages        Revision & Date
------------------------------------------------------------------------------------------------------------------------------------

       501G         501G Combustion Turbines                                                        4              0        5/12/98

       HCGN         Hydrogen-Cooled Generators - 2 Combustion Turbine and 1 Steam Turbine           3              0        5/12/98

       MECH         Combustion Turbine Mechanical Packages                                          1              0        5/12/98

       SPKG         Combustion Turbine Starting Packages                                            1              0        5/12/98

       EPKG         Combustion Turbine Electrical Packages                                          1              0        5/12/98

       KBAC         Combustion Turbine Rotor Air Coolers - Typical                                  1              0        5/12/98



       HIST         HP/IP Steam Turbine                                                             3              0        5/12/98

       LPST         LP Steam Turbine                                                                2              0        5/12/98

       HRSG         Heat Recovery Steam Generators                                                  2              0        5/12/98

       COND         Steam Turbine Condenser                                                         1              0        5/12/98

       SLOS         Steam Turbine Lube Oil Supply System                                            1              0        5/12/98

       BFDP         Boiler Feedpumps                                                                2              0        5/12/98

       MXFR         Main Step-Up Transformers                                                       1              0        5/12/98

       WDPF         WDPF Unit Integrated Control System                                             1              0        5/12/98
------------------------------------------------------------------------------------------------------------------------------------

INSPECTION AND TEST PLAN


                                            Inspection & Test Plan For:            AES Ironwood

                                                                                                 Rev.:                        0
                                            Subsystem:  501G  W501G Combustion Turbine           Date:                     5/12/98
                                                                                                 Page:                      1 of 4
                                                                                                 Documents referenced are latest
                                                                                                 rev. unless listed otherwise.


------------------------------------------------------------------------------------------------------------------------------------
 Ref. No.     Components         Inspection and/or Test        Criteria             Verification        Location       Comments
------------------------------------------------------------------------------------------------------------------------------------

501G-1     Spindle Forgings      Chemical composition          Material             Mtl. test           Supplier
                                 and Mechanical                specification        rpt./cert.
                                 properties test

                                 NDE after heat treatment      W - process spec.    Test report         Supplier

                                 In process visual and         W - drawing          Insp. forms         Supplier
                                 dimensional checks

                                 NDE after final machining     W - process spec.    Insp. forms         Supplier

501G-2     Discs & Torque Tubes  Chemical composition and      Material             Mtl. test           Supplier
                                 Mechanical properties tests   Specification        rpt./cert.

                                 NDE after heat treatment      W - process spec.    Insp. forms/cert.   Supplier

                                 In-process visual and         W - drawings         Insp. forms         Supplier
                                 dimensional checks

                                 NDE after final machining     W - process specs    Insp. forms         Supplier

501G-3     Turbine and           Chemical composition and      Material             Mtl. test           Supplier
           Compressor Blading    Mechanical properties checks  specifications       rpt./cert.

                                 NDE as required               W - drawings/specs   Insp. forms/cert.   Supplier

                                 Visual & dimensional checks   W drawings           Insp. forms         Supplier
------------------------------------------------------------------------------------------------------------------------------------

INSPECTION AND TEST PLAN


                                            Inspection & Test Plan For:            AES Ironwood

                                                                                                 Rev.:                        0
                                            Subsystem:  501G  W501G Combustion Turbine           Date:                     5/12/98
                                                                                                 Page:                      2 of 4
                                                                                                 Documents referenced are latest
                                                                                                 rev. unless listed otherwise.


------------------------------------------------------------------------------------------------------------------------------------
 Ref. No.     Components         Inspection and/or Test        Criteria             Verification        Location       Comments
------------------------------------------------------------------------------------------------------------------------------------

501G-4     Turbine/Compressor    Verify bolt stretch           W-drawings/process   Insp. forms         Westinghouse
           Stack                                               specs

                                 Radial runout of unbladed     W-drawings/process   Insp. record        Westinghouse
                                 Rotor assembly                specs

                                 Electrical/mechanical         W-drawing/process    Insp. record        Westinghouse
                                 Runout inspection             specs

                                 Total rotor balance           W-drawing/process    Insp. record        Westinghouse   Witness point
                                                               spec

501G-5     Cylinder Castings     Chemical & mechanical         Material/process     Material            Supplier
           And Fabrications      Properties check incl.        specs                certifications
                                 stress
                                 Relief of fabrications

                                 Nondestructive                W-process            Insp. forms         Supplier
                                 examination                   specs

                                 Visual/dimensional            W-drawings           Insp. forms         Supplier
                                 checks

                                 Check horizontal &            W-drawing/process    Insp. forms         Westinghouse
                                 vertical                      spec
                                 Joint flatness
                                 surface finish

                                 Finish machine                W-drawings           Insp. forms         Westinghouse
                                 dimensional
                                 inspection

------------------------------------------------------------------------------------------------------------------------------------

INSPECTION AND TEST PLAN


                                            Inspection & Test Plan For:            AES Ironwood

                                                                                                 Rev.:                        0
                                            Subsystem:  501G  W501G Combustion Turbine           Date:                     5/12/98
                                                                                                 Page:                      3 of 4
                                                                                                 Documents referenced are latest
                                                                                                 rev. unless listed otherwise.


------------------------------------------------------------------------------------------------------------------------------------
 Ref. No.     Components         Inspection and/or Test        Criteria             Verification        Location       Comments
------------------------------------------------------------------------------------------------------------------------------------

501F-6     Turbine Vane          Verify material properties    Material             Insp. forms,        Supplier
           Segments                                            specifications       certifications

                                 NDE when specified            W-drawing            Insp. forms         Supplier

                                 Visual/dimensional checks     W-drawing            Insp. forms         Supplier

                                 NDE after stress relief Of    W-drawing/process    Insp. forms         W/Supplier
                                 assemblies                    spec

                                 Finish machine dim. insp.     W-drawings           Insp. forms         W/Supplier

                                 Coating insp and air          W-drawings/process   Insp. forms         W/Supplier
                                 flow test                     spec
                                 Where required

501G-7     Combustor Baskets     Verify material properties    Material             Insp. forms         Supplier
                                                               specifications

                                 In-process checks of Spot     W-process            Insp. forms         Supplier
                                 Welding operations            specifications

                                 Nondestructive examination    W-process            Insp. forms         W/Supplier
                                                               specifications

                                 Visual & dimensional checks   W-drawings           Insp. forms         W/Supplier

501G-8     Compressor            Verify material properties    Material             Insp. forms,        Supplier
           Diaphragms                                          specification        certifications

                                 Visual & dimensional checks   W-drawings           Insp. forms         Supplier

                                 NDE where required            W-drawing/process    Insp. forms         W/Supplier
                                                               specs

------------------------------------------------------------------------------------------------------------------------------------

INSPECTION AND TEST PLAN


                                            Inspection & Test Plan For:            AES Ironwood

                                                                                                 Rev.:                        0
                                            Subsystem:  501G  W501G Combustion Turbine           Date:                     5/12/98
                                                                                                 Page:                      4 of 4
                                                                                                 Documents referenced are latest
                                                                                                 rev. unless listed otherwise.


------------------------------------------------------------------------------------------------------------------------------------
 Ref. No.     Components         Inspection and/or Test        Criteria             Verification        Location       Comments
------------------------------------------------------------------------------------------------------------------------------------

501G-9     Engine Assembly       Verify concentricity          W-drawing/process    Insp. forms         Westinghouse
                                 of Cylinder bores             specs
                                 with inlet and Exhaust
                                 bearing bores

                                 Charting of blade ring,       W-drawing/process    Insp. record        Westinghouse
                                 vane & Ring segment           spec
                                 circumferential
                                 Clearance

                                 Charting of rotor radial      W-drawing/process    Insp. record        Westinghouse   Witness point
                                 and Axial clearances to       spec
                                 Diaphragms, vanes &
                                 seals

                                 Verify cleanliness of oil     W-drawing/process    Insp. form          Westinghouse
                                 Passages, flow areas &        spec
                                 air Piping

                                 Verify preservation on port   W-drawing/process    Insp. forms         Westinghouse
                                 Openings, bearings and        specs
                                 thrust Assemblies

                                 Verify engine preservation    W-drawing/process    Insp. forms         Westinghouse
                                 And Packaging                 specs

                                 Final pre-shipment            Checklists, docum.   Inspection forms,   Westinghouse   Witness Point
                                 inspection                    review               C of C
------------------------------------------------------------------------------------------------------------------------------------


INSPECTION AND TEST PLAN
                              Inspection & Test Plan For:                    AES Ironwood

                                                                                                  Rev.:                        0
                              Subsystem:        HCGN        Hydrogen Cooled Generator             Date:                    5/12/98
                                                                                                  Page:                       1 of 3
                                                                                                  Documents referenced are latest
                                                                                                  rev. unless listed otherwise.
------------------------------------------------------------------------------------------------------------------------------------
 Ref. No.     Components     Inspection and/or Test             Criteria                  Verification      Location       Comments
------------------------------------------------------------------------------------------------------------------------------------

HCGN-1    Rotor Body         Chem. & mech. properties verif.    Material specification    Mtl. test rpts,   Supplier
                                                                                          certificates

                             Ultrasonic examination             W-process specifications  Test report,      Supplier
                                                                                          certification

                             Visual/dimensional checks          W drawings                Insp. forms       Supplier

                             Dimensional/concenticity Checks    W dwg/process specs       Insp. forms       Westinghouse

                             Dimensional charting during        W dwg/specifications      Insp. forms       Westinghouse
                             slotting & machining, release
                             for winding

HCGN-2    Retaining Rings    Chem. & mech. Properties verif.    Material specifications   Mtl. test rpts,   Supplier
                                                                                          certification

                             Ultrasonic examination             W process specifications  Test report,      Supplier
                                                                                          certification

                             Visual/dimensional checks          W drawings                Insp. forms       Westinghouse
                             After machining

                             Penetrant examination              W  process specification  Insp. forms       Westinghouse

HCGN-3    Rotor Coils        In-process checks of forming,      W dwgs/process specs      Insp. forms,      West./Supplier
                             insulating, baking, brazing,                                 checklists
                             Dimensions, electrical testing
------------------------------------------------------------------------------------------------------------------------------------



INSPECTION AND TEST PLAN
                              Inspection & Test Plan For:                    AES Ironwood

                                                                                                  Rev.:                        0
                              Subsystem:        HCGN        Hydrogen Cooled Generator             Date:                    5/12/98
                                                                                                  Page:                       2 of 3
                                                                                                  Documents referenced are latest
                                                                                                  rev. unless listed otherwise.
------------------------------------------------------------------------------------------------------------------------------------
 Ref. No.     Components     Inspection and/or Test             Criteria                  Verification      Location       Comments
------------------------------------------------------------------------------------------------------------------------------------

HCGN-4    Rotor Winding      Ground test of cells, axial &      W Insul/process specs     Insp. forms       Westinghouse
                             Radial leads

                             Dimensional winding checks         W dwg/process specs       Insp. forms,      Westinghouse
                                                                                          checklists

                             In-process electrical checks,      W Insulation/test specs   Insp. forms,      Westinghouse
                             Pole balance, dielectric test                                checklists

HCGN-5    Rotor Assembly     Dimensional charting, checks       W dwgs/process specs      Insp. forms,      Westinghouse
                                                                                          checklists

                             Season, balance & overspeed        W Insul/process specs     Insp. forms,      Westinghouse   Witness
                                                                                          test rpts.                       Point

                             Insul. resistance & hi-pot test    W Insul/test spects       Test report       Westinghouse   Witness
                                                                                                                           Point

HCGN-6    Stator Core        Visual/dimensional checks,         W dwg/process specs       Insp. forms,      Suuplier/W
          Assembly           NDE of frame fab/machining                                   checklists

                             In-process checks; punchings,      W dwgs/process specs      Insp. forms,      Westinghouse
                             Core building                                                checklists

                             Dimensional & thermographic        W dwgs/test specs         Insp. forms,      Westinghouse
                             Inspection of finished core                                  test reports

------------------------------------------------------------------------------------------------------------------------------------



INSPECTION AND TEST PLAN
                              Inspection & Test Plan For:                    AES Ironwood

                                                                                                  Rev.:                        0
                              Subsystem:        HCGN        Hydrogen Cooled Generator             Date:                    5/12/98
                                                                                                  Page:                       3 of 3
                                                                                                  Documents referenced are latest
                                                                                                  rev. unless listed otherwise.
------------------------------------------------------------------------------------------------------------------------------------
 Ref. No.     Components     Inspection and/or Test             Criteria                  Verification      Location       Comments
------------------------------------------------------------------------------------------------------------------------------------

HCGN-7    Stator Coils       In-process checks; forming,        W drawings, material      Insp. forms,      West./ Supplier
                             insulating, curing, geometry,      Specs, Insulation and     checklists
                             Coatings, turn & grnd testing      Test/process specs

HCGN-8    Stator Winding     In-process winding/elec. tests,    W dwg/Insul/test specs    Insp. forms,      Westinghouse
                             flow test                                                    checklists
                             El Cid test of wound stator        W process/test specs      Test report       Westinghouse

                             High-potential test                W Insul/test spec         Test report       Westinghouse

HCGN-9    Final Generator    Assy checks; rotor installation,   W dwgs/process specs      Insp. forms,      Westinghouse
          Assy               Air gap, bearing assy,                                       checklists
                             Alignments, clearances

                             Air test                           W dwg/process spec        Insp. forms       Westinghouse

                             Final electrical tests, winding    W Insul/test specs        Insp. forms,      Westinghouse   Witness
                             resistance, RID tests                                        checklists                       Point

                             Final Insp, docum. complete,       W dwgs/process specs      Insp. forms,      Westinghouse   Witness
                             Foreign object insp., preserve,                              checklists,                      Point
                             Packing, rel. for shipment                                   Quality Release

HCGN-10   Static Exciter     Collector assy, bal, elec. checks  W dwgs/process specs      Insp. forms,      Supplier/West.
                                                                                          checklists

                             Controls checks: amplifier,        ANSI, IEEE, NEMA stds,    Insp. forms,      Supplier/West.
                             firing circuit, logic test,        design specifications     checklists
                             Insulation test, control circuit
                             & continuity tests, shop
                             acceptance test

------------------------------------------------------------------------------------------------------------------------------------



INSPECTION AND TEST PLAN


                           Inspection & Test Plan for:                      AES Ironwood

                                                                                                  Rev.:                        0
                           Subsystem:   MPKG Lube Oil Supply System                               Date:                   5/12/98
                                                                                                  Page:                       1 of 1
                                                                                                  Documents listed are latest
                                                                                                  revision unless otherwise stated
------------------------------------------------------------------------------------------------------------------------------------
Ref. No.      Components     Inspection and/or Test             Criteria                  Verification      Location       Comments
------------------------------------------------------------------------------------------------------------------------------------

MPKG-1    Bedplate and       Overall dimensions                 Drawings, tech specs,     Per Supplier's    Supplier/
          Enclosure          Door & seal operation              codes & standards,        Quality Program   sub-supplier
                             Check sealing, fittings, paint     Mfr's procedures
                             Check stairs, platform assy

MPKG-2    Component          Verify proper installation of      Drawing, tech specs,      Per Supplier's    Supplier/
          Installation       pumps, valves, cabinets,           component installation    Quality Program   sub-supplier
                             instrumentation                    instructions

MPKG-3    Piping & Tubing    Checks for:  cleanliness,          Drawings, tech specs,     Per Supplier's    Supplier/
                             alignment, gasketing, tightening   codes & standards,        Quality Program   sub-supplier
                             of bolts and fasteners,            Mfr's procedures
                             fittings, pipe supports

MPKG-4    Electrical         Verify cable runs, terminations,   Drawings, tech specs,     Per Supplier's    Supplier/
          Services           instrument hook-ups, conduits &    codes & standards,        Quality Program   sub-supplier
                             trays                              Mfr's procedures,
                             Check marking & tagging            contract requirements

MPKG-5    Final Assembly     Shop test when specified           Test Specification        Test Checklist    Supplier/
                                                                                                            sub supplier

                             Final inspection, paint,           Drawings, tech specs,     Insp. Forms,      Supplier/
                             preserve, prep for shipment,       codes & standards,        documentation     sub supplier
                             completeness                       Mfr's procedures,         per Supplier's
                                                                contract requirements     program, Source
                                                                                          Surveillance
                                                                                          report
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

INSPECTION AND TEST PLAN


                             Inspection & Test Plan For:                          AES Ironwood

                                                                                                 Rev.:                        0
                             Subsystem:        SPKG Starting Package & Starting Motor            Date:                    5/12/98
                                                                                                 Page:                       1 of 1
                                                                                                 Documents referenced are latest
                                                                                                 revision unless noted otherwise
------------------------------------------------------------------------------------------------------------------------------------
Ref. No.      Components     Inspection and/or Test         Criteria          Verification              Location           Comments
------------------------------------------------------------------------------------------------------------------------------------

SPKG-1    Materials:

          Torque Converter   Verif unit characteristics     Eng. spec, dwgs   Per Supplier's QC prgm    Supplier/Sub-suppl

          Clutch             Verif unit characteristics     Eng. spec, dwgs   Per Supplier's QC prgm    Supplier/Sub-suppl

          Control & lube     Verif proper materials         Eng. spec, dwgs   Per Supplier's QC prgm    Supplier/Sub-suppl
          systems

          Bedplate &         Verify proper materials        Eng. spec, dwgs   Per Suppliers' QC prgm    Supplier/Sub-suppl
          Enclosure

          Starting Motor     Verify configuration, rating   Motor spec, dwgs  Test rpt, perf curves     Supplier/Sub-suppl

SPKG-2    Assy & Test,       In-process insp; welding,      Mfrs specs, dwgs  Doc. per manuf. QC prgm   Supplier
          final insp.        wiring, vis & dim.

                             T.I.R. on connecting points    Eng. spec, dwgs   Supplier's data form      Supplier

                             Pressure check of piping       Eng. spec, ANSI   Supplier's data forms     Supplier
                                                            B31.1

                             Electrical checks              Eng. spec, NEC,   per Supplier's QC prgm.   Supplier
                                                            dwgs

                             Verify cleaning, painting,     Eng. spec, dwgs   Insp. forms, checklist,   Supplier
                             preservation, dimensional,                       Source Surveillance
                             tagging, marking                                 report

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


INSPECTION AND TEST PLAN


                             Inspection & Test Plan For:                          AES Ironwood

                                                                                                  Rev.:                        0
                             Subsystem:        EPKG     Electrical Package                        Date:                     5/12/98
                                                                                                  Page:                       1 of 1
                                                                                                  Documents referenced are latest
                                                                                                  revision unless noted otherwise
------------------------------------------------------------------------------------------------------------------------------------
Ref. No.  Components              Inspection and/or Test             Criteria             Verification      Location       Comments
------------------------------------------------------------------------------------------------------------------------------------

EPKG-1    Enclosure               Overall dimensions                 Design Spec,         Insp. checklist   Supplier
                                  Check inside wall finish           mfrs dwgs.
                                  Door & seal operation
                                  Battery compartment seals,
                                     venting
                                  Overall sealing & drainage
                                  Check bolting, painting

EPKG-2    Electrical Services     Verify light fixture locations     Design spec.         Insp. checklist   Supplier
                                  Check wiring, conduits             elec. code,
                                  Check drops into cabinets          Manuf. Drawings
                                  Verify fire protection install.
                                  Check install. of air cond.
                                  Check install. of grnd. assy

EPKG-3    Cabinet Installation    Verify cabinet location            Design spec,         Insp. checklist   Supplier
                                  Check bolting, wall mounting       elec. code,
                                  Verify cut-outs grommeted          grounding spec,
                                  Verify cabinets grounded           mfr's and
                                                                     sub-supplier dwgs.

EPKG-4    Wiring                  Verify correct materials           Elec. code, Design   Insp. checklist,  Supplier
                                  Check terminations, marking        spec.                doc. per
                                  Check neatness, routing            Mfr's dwgs, wiring   Supplier's QC
                                  Check labels & continuity          list                 prgm, Source
                                                                                          Insp. report

------------------------------------------------------------------------------------------------------------------------------------


INSPECTION AND TEST PLAN


                                            Inspection & Test Plan For:            AES Ironwood

                                                                                                 Rev.:                        0
                                            Subsystem:  KBAC Kettle Boller Rotor                 Date:                     5/12/98
                                                        Cooling Air Coolers                      Page:                      1 of 1
                                                                                                 Documents referenced are latest
                                                                                                 rev. unless listed otherwise.
------------------------------------------------------------------------------------------------------------------------------------
 Ref. No.     Components         Inspection and/or Test        Criteria             Verification        Location       Comments
------------------------------------------------------------------------------------------------------------------------------------

KBAC-1        Materials: Tubes   Verify proper material        Design spec, ASME,   Matl.               Supplier
                                                               ASTM ASME VIII,      Certification
                                                               Div. 1

                         Heads   Verify proper material        Design spec, ASME,   Matl.               Supplier
                                                               ASTM ASME VIII,      Certifications
                                                               Div. 1

                    Tubesheets   Verify proper material        Design spec, ASME,   Matl.               Supplier
                                                               ASTM ASME VIII,      Certifications
                                                               Div. 1

           Shells, connections   Verify proper material        Design spec, ASME,   Matl.               Supplier
                                                               ASTM ASME VIII,      Certifications
                                                               Div. 1

             Support Structure   Verify proper material        Design spec, UBC,    Matl.               Supplier
                                                               ASTM                 Certifications

KBAC-2      Cooler fabrication   In-process insp: Fit-up,      Design spec, weld    Data forms,         Supplier
                                 welding, vis/dim, NDE,        specs, ASME          Inspection forms,
                                 cleaning, assembly            VIII & IX            checklists,
                                                                                    travelers

             Support Structure   Fit-up, welding, vis/dim,     Design & welding     Checklists, Insp.   Supplier
                                 cleaning                      specs, AWS D1.1      forms, travelers

KBAC-3      Assy & Test, final   Hydrotest                     Design spec, ASME    Test report,        Supplier
                         Insp.                                 VIII                 Form U1A

                                 Drain, clean, paint,          Design
                                 preserve                      specification

                                 Verify cleaning, painting,    Design spec, dwgs,   Insp. forms, data   Supplier
                                 preservation, dimensional,    Supplier outline     sheets, Source
                                 nameplate data                dwg. ASME VIII,      Surveillance
                                                               Div. 1               report ASME form
                                                                                    U1A, nameplates
------------------------------------------------------------------------------------------------------------------------------------

INSPECTION AND TEST PLAN


                                            Inspection & Test Plan For:            AES Ironwood

                                                                                                 Rev.:                        0
                                            Subsystem:  HIST     HP/IP Steam Turbine             Date:                     5/12/98
                                                                                                 Page:                      1 of 3
                                                                                                 Documents referenced are latest
                                                                                                 rev. unless listed otherwise.
------------------------------------------------------------------------------------------------------------------------------------
 Ref. No.     Components         Inspection and/or Test        Criteria             Verification        Location       Comments
------------------------------------------------------------------------------------------------------------------------------------

HIST-1     Rotor                 Chem. composition/mech.       Material             Mtl. test rpt./     Supplier
                                 Properties verification       Specification        certificatio

                                 Thermal stability test        W-specification      Test report         Supplier

                                 Ultrasonic examination        W-mtl./process       Test report         Supplier
                                                               specs

                                 Visual/dimensional checks     W-drawing            Insp. forms         Supplier

                                 NDE after machining           W-dwgs/process       Insp. report        Westinghouse
                                                               specs

                                 Visual/dimensional checks     W-drawings           Insp. forms         Westinghouse

                                 In-process blading checks     W-dwgs/process       Insp. forms         Westinghouse
                                                               specs

                                 Balance & overspeed test      W-process            Test report         Westinghouse   Witness Point
                                                               specifications

------------------------------------------------------------------------------------------------------------------------------------

INSPECTION AND TEST PLAN


                                            Inspection & Test Plan For:            AES Ironwood

                                                                                                 Rev.:                        0
                                            Subsystem:  HIST     HP/IP Steam Turbine             Date:                     5/12/98
                                                                                                 Page:                      2 of 3
                                                                                                 Documents referenced are latest
                                                                                                 rev. unless listed otherwise.
------------------------------------------------------------------------------------------------------------------------------------
 Ref. No.     Components         Inspection and/or Test        Criteria             Verification        Location       Comments
------------------------------------------------------------------------------------------------------------------------------------

HIST-2     Rotating Blades       Verify chemical/mechanical    Material             Mtl test            W or Supplier
                                 Properties                    specifications       rpt/certification

                                 Nondestructive examination    W dwgs/process       Insp. forms         W or Supplier
                                                               specs

                                 Visual/dimensional checks     W dwgs/process       Insp. forms         Westinghouse
                                                               specs

HIST-3     Stationary Blading    Verify material properties    Material             Test rpts/          Supplier
                                                               specifications       certifications

                                 Visual/dimensional checks     W-dwgs/process       Insp. forms         Westinghouse
                                                               specs

HIST-4     Blade Rings &         Verify chem/mechanical        Material             Mtl test rept/      Supplier
           Dummy Rings           Properties                    specifications       certification

                                 Nondestructive Examination    W-dwg/process        Insp. forms         Supplier
                                                               specs

                                 Visual/dimensional checks     W-drawings           Insp. forms         Westinghouse

------------------------------------------------------------------------------------------------------------------------------------

INSPECTION AND TEST PLAN


                                            Inspection & Test Plan For:            AES Ironwood

                                                                                                 Rev.:                        0
                                            Subsystem:  HIST     HP/IP Steam Turbine             Date:                     5/12/98
                                                                                                 Page:                      3 of 3
                                                                                                 Documents referenced are latest
                                                                                                 rev. unless listed otherwise.
------------------------------------------------------------------------------------------------------------------------------------
 Ref. No.     Components         Inspection and/or Test        Criteria             Verification        Location       Comments
------------------------------------------------------------------------------------------------------------------------------------

HIST-5     Nozzle Chambers       Chem. composition &           Material             Mtl test reports    Supplier
                                 Mechanical properties test    specification

                                 Nondestructive examination    W specs/dwgs         Insp. forms         Supplier

                                 Visual/dimensional checks     W dwgs/process       Insp. forms         Supplier or W
                                                               specs

                                 NDE of connection welds       W process specs      Insp. forms         Westinghouse

HIST-6     Outer & Inner         Material properties           Material             Mtl. test report    Supplier
           Cylinders             verification                  specifications

                                 Nondestructive examination    W dwgs/process       Insp. forms         Supplier / W
                                                               specs

                                 Visual/dim. Inspections       W dwgs/              Insp. forms         Westinghouse
                                                               specifications

HIST-7     HP/IP Turbine Assy    Verify alignments,            W dwgs/process       Insp. forms,        Westinghouse
                                 clearances, Elevations        specs                checklists

                                 Final inspection, release     W dwgs/              Ins. forms,         Westinghouse   Witness Point
                                 For shipment (operations &    specifications       checklists,
                                 Documentation complete,                            Quality Release
                                 Preservation & packaging)
------------------------------------------------------------------------------------------------------------------------------------

INSPECTION AND TEST PLAN


                                            Inspection & Test Plan For:            AES Ironwood

                                                                                                 Rev.:                        0
                                            Subsystem:  LPST LP Steam Turbine                    Date:                     5/12/98
                                                                                                 Page:                      1 of 2
                                                                                                 Documents referenced are latest
                                                                                                 rev. unless listed otherwise.
------------------------------------------------------------------------------------------------------------------------------------
 Ref. No.     Components         Inspection and/or Test        Criteria             Verification        Location       Comments
------------------------------------------------------------------------------------------------------------------------------------

LPST-1     Rotor                 Chemical & mechanical         Material             Mtl. test report    Supplier
                                 Properties verification       specification

                                 Ultrasonic Examination        Mtl. spec/drawing    Test report         Supplier

                                 Thermal stability test        Mtl. spec/process    Test report         Supplier
                                                               spec

                                 Visual/dimensional checks     W drawing            Insp. forms         Supplier

                                 NDE after machining           W dwgs/process       Insp. forms         Westinghouse
                                                               specs

                                 Visual/dimensional checks     W drawings           Insp. forms         Westinghouse

                                 In-process blading checks     W dwgs/process       Insp. forms         Westinghouse
                                                               specs

                                 Balance & overspeed test      W process            Test report         Westinghouse   Witness Point
                                                               specifications

LPST-2     Rotating Blades       Material properties verif.    Material             Mtl. test           Supplier
                                                               specifications       rpt/certs

                                 Nondestructive examination    W dwg/process        Insp. reports       Westinghouse
                                                               specs

                                 Visual/dimensional checks     W dwgs/              Insp. forms         Westinghouse
                                                               specifications
------------------------------------------------------------------------------------------------------------------------------------

INSPECTION AND TEST PLAN


                                            Inspection & Test Plan For:            AES Ironwood

                                                                                                 Rev.:                        0
                                            Subsystem:  LPST LP Steam Turbine                    Date:                     5/12/98
                                                                                                 Page:                      2 of 2
                                                                                                 Documents referenced are latest
                                                                                                 rev. unless listed otherwise.
------------------------------------------------------------------------------------------------------------------------------------
 Ref. No.     Components         Inspection and/or Test        Criteria             Verification        Location       Comments
------------------------------------------------------------------------------------------------------------------------------------

LPST-3     Stationary blades     Material properties verif.    Material             mtl. certif/        Supplier
                                                               specifications       test data

                                 Visual/dimensional checks     W dwgs/process       Insp. forms         Westinghouse
                                                               specs

LPST-4     Stationary Blading    Visual weld inspection        W process            Insp. forms         Westinghouse
           Assemblies                                          specifications

                                 Measure port openings         W dwg/specs          Insp. forms         Westinghouse

                                 Dimensional checks            W drawings           Insp. forms         Westinghouse

LPST-5     Outer and Inner       Material properties verif.    Material             Mtl. test           Supplier
           Cylinders                                           specifications       rpt/certification

                                 Nondestructive exam           W dwg/process specs  Test rpts/          Supplier/W
                                                                                    certifications

                                 Bearing housing leak test     W dwg/process spec   Test rpt./          Westinghouse
                                                                                    certification

                                 Visual/dimensional checks     W dwgs/process       Insp. forms          Westinghouse
                                                               specs

LPST-6     LP Turbine Assy       Verify alignments,            W dwgs/process       Insp. forms,        Westinghouse
                                 clearances, Elevations        specs                checklists

                                 Final inspection, release     W dwgs/              Insp. forms,        Westinghouse   Witness Point
                                 for Ship (all oper. & doc.    specifications       checklists,
                                 complete, Preservation &                           Quality Release
                                 packaging)
------------------------------------------------------------------------------------------------------------------------------------

INSPECTION AND TEST PLAN


                                            Inspection & Test Plan For:            AES Ironwood

                                                                                                 Rev.:                        0
                                            Subsystem:  HRSG Heat Recovery Steam Generator       Date:                     5/12/98
                                                                                                 Page:                      1 of 2
                                                                                                 Documents referenced are latest
                                                                                                 rev. unless listed otherwise.
------------------------------------------------------------------------------------------------------------------------------------
 Ref. No.     Components         Inspection and/or Test        Criteria             Verification        Location       Comments
------------------------------------------------------------------------------------------------------------------------------------

HRSG-1     Heat Transfer         Verif. of proper materials    Design spec,         Material lists,     Supplier
           Section:                                            Codes, dwgs          certificates
                Superheaters
                Evaporators
                Economizers


                                 In process; tube finning,     Specs, WPS, dwgs,    Data sheets, Insp.  Supplier
                                 pressure & structural         Codes, procedures    forms, test
                                 welds, NDE vis/dimensional                         reports, x-ray
                                                                                    film

                                 Module hydrotest              ASME sec. 1, dwgs,   Test report         Supplier       Witness
                                                               specs                                                   sample module
                                                                                                                       hydrotest

                                 Clean, paint casing, prep     drawings,            Insp. forms, ASME   Supplier
                                 for shipment                  specifications       forms

HSRG-2     Steam Drums:          Verif. of proper materials    Design spec,         Material lists,     Supplier
                High Pressure                                  Codes, dwgs          certificates
                Interm.
                Pressure
                Low Pressure

                                 In-processchecks; welding,    Specs, WPS, dwgs,    Data sheets, Insp.  Supplier
                                 NDE, drum internal assembly,  Codes, procedures    forms, test
                                 visual/dimensional                                 reports, x-ray
                                                                                    film

                                 Drum hydrotest                ASME SEC. 1. dwgs,   Test report         Supplier       Witness
                                                               specs                                                   sample drum
                                                                                                                       hydrotest

                                 Surface prep, paint, final    Dwgs,                Insp. forms, ASME   Supplier
                                 Insp. prep for shipment       specifications       forms
------------------------------------------------------------------------------------------------------------------------------------

INSPECTION AND TEST PLAN


                                            Inspection & Test Plan For:            AES Ironwood

                                                                                                 Rev.:                        0
                                            Subsystem:  HRSG Heat Recovery Steam Generators      Date:                     5/12/98
                                                                                                 Page:                      2 of 2
                                                                                                 Documents referenced are latest
                                                                                                 rev. unless listed otherwise.
------------------------------------------------------------------------------------------------------------------------------------
 Ref. No.     Components         Inspection and/or Test        Criteria             Verification        Location       Comments
------------------------------------------------------------------------------------------------------------------------------------

HRSG-3     Ductwork &            In-process checks; fitup,     Dwgs, stds, WPS,     Data sheets, test   Supplier
           Common Stock          welding, NDE, insulation,     procedures           rpts, inspection
                                 visual/dimensional                                 forms

                                 Surface prep, painting        dwgs, specs, stds    Insp. forms,        Supplier
                                                                                    checklists

                                 Final Insp, prep for          Assy dwgs,           Insp. forms,        Supplier
                                 shipment                      specifications       checklists

HRSG-4     Platforms & Stairs    In-process; welding, NDE,     Specs, dwgs,         Insp. forms, test   Supplier
                                 visual/dimensional            standards            repts

                                 Surface prep, Painting/       Assy dwgs,           Data sheets, Insp.  Supplier
                                 coating Prep for shipment     specifications       forms

HRSG-5     Pipe Spools           Verify proper matls, welding, Specs, dwgs,         Ins. forms, data    Supplier
                                 NDE, visual/dimensional       standards,           sheets, test
                                                               procedures           reports,
                                                                                    checklists

                                 Surface prep, painting, prep  Specs, dwgs,         Insp. reports,      Supplier
                                 for shipment                  standards            checklists

           NOTE:                 HRSG components are inspected and released as they are completed.
                                 A final ASME Section 1 Code Data Report is issued by Supplier at completion of order.
                                 ASME Code requirements regarding installation and registration of boiler will be co-ordinated with Local or Municipal Regulatory Agencies to assure compliance with all applicable National, State and Municipal Codes, Standards, and Regulations.
------------------------------------------------------------------------------------------------------------------------------------


INSPECTION AND TEST PLAN


                             Inspection & Test Plan for:                  AES Ironwood

                                                                                                Rev.:                        0
                             Subsystem:        COND Condenser                                   Date:                     5/12/98
                                                                                                Page:                       1 of 1
                                                                                                Documents listed are latest revision
                                                                                                unless otherwise stated
------------------------------------------------------------------------------------------------------------------------------------
Ref. No.     Components         Inspection and/or Test           Criteria                 Verification          Location   Comments
------------------------------------------------------------------------------------------------------------------------------------

COND-1    Materials:  Tubes     Mtl verif, visual & dimensional  ASTM, drawings & specs   Mtl. certs,           Supplier
                                                                                          traveller

                   Tubesheets   Mtl verif, visual & dimensional  ASTM, ASME, drawings,    Mtl. certs,           Supplier
             & Support Plates                                    specifications,          traveller
                                                                 Supplier's procedures

COND-2    Fabrication of upper  Visual, dimensional, cleaning,   Dwgs, specifications,    Sign off on QC        Supplier
          & lower shell,        hydro, coating, lining checks    HEI, ASME IX,            traveller, Insp.
          hotwell, water boxes                                   Supplier's procedure     reports

COND-3    ASME code components  Visual, dimensional, NDE,        ASME VIII, Div. I, ASME  Sign off on QC        Supplier
          (if applicable)       hydrotest                        IX, V drawings,          traveller, Insp.
                                                                 specifications           reports, code
                                                                                          data reports


COND-4    Final insp, cleaning, Visual, dimensional, final       Drawings,                Sign off on QC        Supplier
          painting, pack & mark document review                  specifications,          traveller, Insp.
                                                                 packing, preservation,   reports,code
                                                                 marking requirements,    data reports, Source
                                                                 shipping instr.          Surveillance Report
                                                                 Supplier's procedures


------------------------------------------------------------------------------------------------------------------------------------



INSPECTION AND TEST PLAN

                            Inspection & Test Plan for:                       AES Ironwood

                                                                                                  Rev.:                        0
                            Subsystem:        SLOS ST Lube Oil Supply System                      Date:                    5/12/98
                                                                                                  Page:                       1 of 1
                                                                                                  Documents listed are latest
                                                                                                  revision unless otherwise stated
------------------------------------------------------------------------------------------------------------------------------------
Ref. No. Components              Inspection and/or Test            Criteria                  Verification     Location     Comments
------------------------------------------------------------------------------------------------------------------------------------

SLOS-1   Plate-type Cooler       In-process fabrication checks;    Equip. Spec, weld         Per Mfr's        Supplier/
                                 welding, visual, dimensional      procedures,               quality program  sub-supplier
                                                                   fabrication drawings

                                 Hydrostatic test                  Equipment Specification   Test report      Supplier/
                                                                                                              sub-supplier

                                 Verify cleaning, painting,        Equipment Spec, Mfr's     Release for      Supplier/
                                 preservation                      drawings                  transfer         sub-supplier

SLOS-2   Bedplate                Fabrication & welding checks      Equip. spec, dwgs, AWS    Per Mfr's        Supplier/
                                                                   D1.1                      quality program  sub-supplier

SLOS-3   Component Installation  Verify proper installation of     Drawings, tech specs,     Per Mfr's        Supplier
                                 pumps, valves, cabinets,          component installation    quality program
                                 instrumentation                   instructions

SLOS-4   Piping & Tubing         Checks for; cleanliness,          Equip. spec, weld         Per Mfr's        Supplier
                                 alignment, gaskets, tightening    procedures, ANSI B31.1    quality program
                                 of bolts & fasteners, filings,
                                 pipe supports

SLOS-5   Electrical Services     Verify cable runs, terminations,  Dwgs, specs, mfr's        Per Mfr's        Supplier
                                 hook-ups, conduit, marking,       procedures, codes &       quality program
                                 tagging                           standards, contact
                                                                   reqmts.
                                                                   Equip. spec. ANSI B31.1

SLOS-6   Final Assembly          Shop test when specified          Test specification        Test report      Supplier

                                 Final inspection, painting,       Equip. spec, dwgs, Bill   Shipping         Supplier
                                 preservation, prep for shipment,  of Materials, contract    release, insp.
                                 completeness                      reqmts                    and test records
------------------------------------------------------------------------------------------------------------------------------------



INSPECTION AND TEST PLAN


                             Inspection & Test Plan For:                   AES Ironwood

                                                                                                  Rev.:                        0
                             Subsystem:        BFDP Boiler Feedpumps                              Date:                    5/12/98
                                                                                                  Page:                       1 of 2
                                                                                                  Documents referenced are latest
                                                                                                  rev. unless listed otherwise.
------------------------------------------------------------------------------------------------------------------------------------
Ref. No.  Components    Inspection and/or Test        Criteria                  Verification             Location          Comments
------------------------------------------------------------------------------------------------------------------------------------

BFDP-1    Shafts        Material prop. verification   Matl. specs, dwgs         Mtl test rpt,            Sub-supplier
                                                                                Certifications

                        Ultrasonic examination        Specifications, dwgs      Test report              Sub-supplier

                        In-process Insp; vis/dim,     Specifications, dwgs      Supplier's std. forms    Supplier/Sub-sup
                        runout, NDE (PT or MT)

                        Static/dynamic balance        Supplier's standards      Balance report           Supplier

BFDP-2    Impellers     Material prop. verification   Matl. specs, dwgs         Matl certifications      Supplier/Sub-sup

                        Vis/dim, NDE, balance         Supplier's specs, dwgs    Supplier's std forms     Supplier/Sub-sup

BFDP-3    Casings       Material prop. verif.         Matl specification        Matl. certifications     Supplier/Sub-sup

                        Nondestructive examination    Test specifications,      Test report              Supplier/Sub-sup
                                                      dwgs

                        In-process Insp; vis/dim,     Specs, dwgs, ASME         Supplier's forms, data   Supplier/Sub-sup
                        hydrotest                     VIII                      sheets
------------------------------------------------------------------------------------------------------------------------------------



INSPECTION AND TEST PLAN


                             Inspection & Test Plan For:                   AES Ironwood

                                                                                                  Rev.:                        0
                             Subsystem:        BFDP Boiler Feedpumps                              Date:                    5/12/98
                                                                                                  Page:                       2 of 2
                                                                                                  Documents referenced are latest
                                                                                                  rev. unless listed otherwise.
------------------------------------------------------------------------------------------------------------------------------------
Ref. No.  Components  Inspection and/or Test             Criteria              Verification               Location          Comments
------------------------------------------------------------------------------------------------------------------------------------

BFDP-4    Assembly    Visual, dimensional, alignment,    Drawings, specs       Supplier's std forms       Supplier
                      clearances

                      Visual/NDE piping welds            ANSI B31.1/ASME IX    Suppl. forms, data sheets  Supplier/Sub-sup

                      Visual/NDE structural welds        AWS D1.1ASME IX       Suppl. forms, data sheets  Supplier/Sub-sup

                      Visual, dim, leak test - oil       Specifications, dwgs  Supplier's std forms       Supplier
                      resv.

                      Vis/dim/hydro - heat exch.         Specs, ASME VIII      Suppl. forms, data sheets  Supplier/Sub-sup

                      Elect. checks - wiring, cont.      Specifications, dwgs  Supplier's std forms       Supplier

                      Check painting, coating            Specifications, dwgs  Supplier's std forms       Supplier

                      Final insp, preserv & pack         Specifications, dwgs  Supplier's std forms       Supplier


------------------------------------------------------------------------------------------------------------------------------------



INSPECTION AND TEST PLAN


                          Inspection & Test Plan For:                          AES Ironwood

                                                                                                  Rev.:                        0
                          Subsystem:        MXFR Main Power Transformers                          Date:                    5/12/98
                                                                                                  Page:                       1 of 1
                                                                                                  Documents listed are latest
                                                                                                  rev. unless otherwise stated
------------------------------------------------------------------------------------------------------------------------------------
Ref. No.  Components        Inspection and/or Test             Criteria                  Verification       Location       Comments
------------------------------------------------------------------------------------------------------------------------------------

MXFR-1    Enclosure         In-process checks: layout,         Dwgs, specs, procedures   Per Supplier's     Supplier/
                            welding, NDE, vis/dim, clean &                               quality pgm        sub-suppl
                            paint

MXFR-2    Core              Material verif; stampings, wire,   Material specs, stds,     Per Supplier's     Supplier/
                            Insulation                         dwgs                      quality pgm        sub-suppl

                            In-process winding checks; dim,    Dwgs, specs, procedures   Per Supplier's     Supplier
                            brazing, turn & hipot                                        quality pgm

MXFR-3    Assembly          In-process checks to verify        Mfg procedures, specs,    Per Supplier's     Supplier
                            proper core insertion,             dwgs, process specs       quality pgm
                            connections, aux. component
                            installation

MXFR-4    Test Program      Resistance measurement, vector     ANSI, NEMA, IEEE stds,    Test reports       Supplier
                            relationships, open circuit,       design specs, dwgs,
                            temperature test, preliminary      contract requirements
                            voltage ratio, impedence & load
                            loss test, insulation & hipot
                            tests, double induction, corona
                            tests

MXFR-5    Final Inspection  Verify as-built condition,         Dwgs, specs, B/M,         Insp. checklist,   Supplier
                            marking, packing, preservation,    contract requirements     C of C, Quality
                            shipping instructions                                        Release


------------------------------------------------------------------------------------------------------------------------------------



INSPECTION AND TEST PLAN


                             Inspection & Test Plan for:                       AES Ironwood

                                                                                                  Rev.:                        0
                             Subsystem:        WDPF WDPF Control and Acquisition System           Date:                    5/12/98
                                                                                                  Page:                       1 of 1
                                                                                                  Documents listed are latest
                                                                                                  rev. unless otherwise stated
------------------------------------------------------------------------------------------------------------------------------------
Ref. No.   Components        Inspection and/or Test             Criteria                Verification        Location    Comments
------------------------------------------------------------------------------------------------------------------------------------

WDPF-1     System DPU        Functional tests using simulator   Design specifications,  Supplier's data     Supplier    Witness of
                             cabinet at Supplier location:      drawings, contract      forms, checklists,              software
                                                                requirements            test reports                    simulation
                                                                                                                        test

                             Verify functions; Oper. station,
                             Update system time, Graphic
                             diagram display, Points related
                             functions, CRT trend, Display
                             diagram

                             Verify characteristics group
                             function

                             Check misc. functions on display
                             screen

                             Check fault acknowledgements,
                             alarm history log

                             Run simulation of start-up, and
                             shut down

WDPF-2     Data Package      Verify contents                    System specs, dwgs,     B/M, packing list,
                                                                contract requirements   C of C              Supplier
                                                                                        Quality release

WDPF-3     Final Inspection  Check packing, handling and        System specs, dwgs,     B/M, packing list,
                             shipping instructions              contact requirements    C of C              Supplier
                                                                                        Quality release
------------------------------------------------------------------------------------------------------------------------------------


                                                    Appendix L
                                                    Form of EPC Guarantee
                                                    ----------------------------
                                                    ============================

                                    GUARANTY

            GUARANTY, made effective as of September 23, 1998, by SIEMENS CORPORATION, a corporation organized and existing under the laws of Delaware ("Guarantor"), in favor of AES IRONWOOD, INC., a Delaware corporation ("Owner").

            WHEREAS, Owner wishes to have engineered, designed, procured, constructed, equipped, commissioned and tested a combined-cycle electric generating facility with a nominal electric generating capacity of 700 megawatts
(net) to be located in Lebanon, Pennsylvania (such facility and the construction thereof, as more fully defined in the EPC Agreement referred to below, the "Project");

            WHEREAS, concurrently with the execution and delivery of this Guaranty, Owner has entered into that certain Agreement for Engineering, Procurement and Construction Services, of even date herewith, with Siemens Westinghouse Power Corporation, a wholly-owned subsidiary of Guarantor ("Contractor") (as such Agreement may be amended, supplemented or modified from time to time, the ("EPC Agreement");

            WHEREAS, Guarantor owns one hundred percent (100%) of the capital stock of Contractor and does and will continue to obtain substantial benefits as a result of the EPC Agreement;

            WHEREAS, in order to induce Owner to enter into the EPC Agreement, Contractor has agreed that it would cause Guarantor to execute and deliver to Owner this Guaranty;

            NOW, THEREFORE, in consideration of Owner's entering into the EPC Agreement, the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor, intending to be legally bound, hereby agrees as follows:

                                    SECTION 1

                                   Definitions

            Unless otherwise defined herein, capitalized terms used in this Guaranty shall have the respective meanings assigned thereto in the EPC Agreement.

                                    SECTION 2

                                    Guaranty

            Guarantor hereby irrevocably and unconditionally guarantees to Owner, as a primary obligor and not as a surety, the punctual performance and payment in full of all obligations of Contractor under the EPC Agreement in accordance with the terms and conditions thereof (subject to any rights and defenses of Contractor thereunder, other than any rights and defenses arising out of the matters described in Section 4 hereof) and agrees that if for any reason whatsoever Contractor shall fail duly, punctually and fully to perform or pay any such obligation under the EPC Agreement, Guarantor shall, upon receipt of written notice from Owner of such failure, immediately perform or pay each and every such obligation, or cause each such obligation to be performed or paid, without regard to any exercise or nonexercise by owner of any right, remedy, power or privilege under or in respect of the EPC Agreement against Contractor or under or in respect of any other guaranty or security relating thereto. In addition, Guarantor agrees to reimburse Owner on demand for any and all reasonable expenses (including, without limitation, attorneys' fees and disbursements) incurred by Owner in enforcing or attempting to enforce any rights under this Guaranty.

                                    SECTION 3

                                 No Subrogation

            Notwithstanding any payment or payments made by Guarantor hereunder or any set-off or application of funds of Guarantor by Owner, until all of the obligations of Contractor under the EPC Agreement are performed or paid in full, Guarantor shall not (a) be entitled to be subrogated to any of the rights of Owner against Contractor or any other guarantor or in any collateral security or guaranty or right of offset held by Owner for the performance and payment of the obligations of Contractor under the EPC Agreement, or (b) seek any reimbursement or contribution from Contractor or any other guarantor in respect of any payment, set-off or application of funds made by Guarantor hereunder.

                                    SECTION 4

                                Guaranty Absolute

            The liability of Guarantor under this Guaranty with respect to the guaranteed obligations shall be absolute and unconditional, irrespective of:

      (a) any lack of validity or enforceability of the EPC Agreement or any other agreement, guaranty or instrument relating thereto;

      (b) any amendment to, waiver of or consent to departure from, or failure to exercise any right, remedy, power or privilege under or in respect of the EPC Agreement or any other guaranty; provided, however, that for the avoidance of doubt, the Guarantor and Owner hereby agree that the obligations of Contractor under the EPC Agreement guaranteed by Guarantor hereunder shall be such obligations of Contractor as they may have been amended or waived in accordance with the terms of the EPC Agreement;

      (c) any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of, or consent to departure from, any other guaranty of or security for the performance of all or any of the obligations of Contractor under the EPC Agreement;

      (d) the insolvency of Guarantor or Contractor or any other party or guarantor or any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, arrangement, dissolution or liquidation of Guarantor or Contractor or any other guarantor or any defense which Guarantor or Contractor or any other guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding;

      (e) any change in ownership of Contractor or any change, whether direct or indirect, in Guarantor's relationship to Contractor or in the relationship of Contractor to any other guarantor, including, without limitation, any such change by reason of any merger or any sale, transfer, issuance, or other disposition of any stock of, or other equity interest in, Contractor, Guarantor or any other entity; and

      (f) any other circumstance of a similar or different nature which might otherwise constitute a defense available to Guarantor as a guarantor (provided, however, that this clause 4(f) shall not prevent Guarantor from being able to assert as a defense to its performance under this Guaranty, any defense which is available to Contractor under the EPC Agreement, other than any defenses arising out of the matters described in this Section 4).

            This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, to Owner by Contractor under the EPC Agreement or by Guarantor hereunder or by any other guarantor under any other guaranty of the EPC Agreement is rescinded or must otherwise be returned by Owner to Guarantor or Contractor or any of their representatives or any other guarantor for any reason, including, without limitation, upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of Guarantor or Contractor or any other guarantor, all as though such payment had not been made.

                                    SECTION 5

                                     Waiver

            Guarantor hereby waives notice from Owner of its acceptance and reliance on this Guaranty and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, and the taking of any other action by owner against, and (except for the notice specified in Section 2 hereof) any other notice to, any party liable thereon, including Guarantor, and any requirement that Owner exhaust any right or take any action against or with respect to Contractor or any other person or entity or any property.

                                    SECTION 6

                  Consent to Jurisdiction: Waiver of Immunities

            (a) Guarantor hereby irrevocably submits to the jurisdiction of any State or Federal court sitting in the Borough of Manhattan, City of New York, in any action or proceeding arising out of or relating to this Guaranty, and Guarantor hereby irrevocably agrees that, subject to the terms of Section 6(d) hereof and without limiting Owner's rights under Section 6(b) hereof, all claims in respect of such action or proceeding shall be heard and determined in such State or Federal court. Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Guarantor hereby irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Guarantor at its address specified in Section 11 hereof. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

            (b) Nothing in this Section shall affect the right of owner to serve legal process in any other manner permitted by law or affect the right of owner to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction.

            (c) To the extent that Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty.

            (d) Notwithstanding the foregoing, any dispute arising under the EPC Agreement and any claims under any of the EPC Agreement and/or this Guaranty relating to any such dispute, whether arising contemporaneously with or subsequent to such dispute, shall be resolved by Owner, Contractor and Guarantor in a single, combined arbitration proceeding in accordance with the provisions of Article 21 of the EPC Agreement. In any such arbitration proceeding, Contractor and Guarantor shall together select one arbitrator, Owner shall select one arbitrator, and the two selected arbitrators shall select the third arbitrator, in accordance with Section 21.1 of the EPC Agreement. Subject to the Guarantor's ability to assert as a defense to its performance under this Guaranty Contractor's rights under Section 15.2.1 of the EPC Agreement, notwithstanding the existence of a dispute between Owner and Guarantor and regardless of whether such dispute is the subject of dispute resolution pursuant to this Section 6(d), Guarantor shall not be entitled to suspend or otherwise delay the performance of this Guaranty.

                                    SECTION 7

                         Representations and Warranties

            Guarantor hereby represents and warrants as follows:

            (a) Guarantor (i) is a duly organized and validly existing corporation in good standing under the laws of Delaware and (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged;

            (b) Guarantor has the corporate power, authority and legal right to execute, deliver and carry out the terms and provisions of this Guaranty and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guaranty;

            (c) This Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general principles of equity;

            (d) Neither the execution, delivery or performance by Guarantor of this Guaranty nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or authority, or requires the authorization or approval of or any filing with any such instrumentality or authority, (ii) will conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon or assignment of any of the property or assets of Guarantor pursuant to the terms of any agreement or other instrument to which Guarantor is a party or by which it or any of its property or assets is bound or to which it is subject, or (iii) will violate any provision of the charter, by-laws or like organizational documents of Guarantor; and

            (e) As of the date on which this Guaranty is executed by Guarantor, there are no actions, suits or proceedings pending or, to the best of the knowledge of Guarantor, threatened against or affecting Guarantor before any court or before any governmental or administrative body or agency which, if adversely determined, would be reasonably likely to materially and adversely affect its ability to fully perform its obligations hereunder.

                                    SECTION 8

                                    Covenants

            Guarantor hereby covenants and agrees that, until performance and payment in full of all obligations of Contractor under the EPC Agreement:

            (a) Guarantor shall furnish to Owner: (i) as soon as possible and in any event within five days after an executive officer of Guarantor obtains knowledge thereof, notice of the occurrence of any Event of Default (as defined in Section 9 hereof) or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, and setting forth the details thereof and the action which Guarantor has taken and proposes to take with respect thereto; and (ii) such other information necessary to demonstrate the ability of Guarantor to perform its obligations under this Guaranty as Owner may from time to time reasonably request;

            (b) Guarantor shall comply, and shall cause each of its subsidiaries to comply, with all applicable laws to the extent that noncompliance therewith would be reasonably likely to have a material adverse effect on the financial condition of Guarantor or on its ability to fully perform its obligations under this Guaranty;

            (c) Guarantor shall preserve and maintain, and shall cause each of its subsidiaries to preserve and maintain, its corporate or legal existence, rights and franchises to the extent that noncompliance therewith would be reasonably likely to have a material adverse effect on the financial condition of Guarantor or on its ability to fully perform its obligations under this Guaranty; and

            (d) Guarantor shall, in the event that at any time owner shall have reasonable grounds for believing that, were Contractor to default under the EPC Agreement at that time, Guarantor would be unable to fully perform its obligations hereunder, then within 15 days of Owner's written request therefor, Guarantor shall provide either (i) financial or other information reasonably demonstrating its ability to so fully perform or (ii) other assurances of its ability to so fully perform that are reasonably satisfactory to owner.

                                    SECTION 9

                                Events of Default

            (a) If any of the following events shall occur and be continuing it shall constitute an "Event of Default" hereunder:

                  (i) Guarantor shall fail to observe or perform any covenant or agreement contained in Section 2 hereof; provide, that if and to the extent Contractor is entitled by the terms of the EPC Agreement to a grace or cure period with respect to the failure of performance thereunder that Guarantor's failure under Section 2 hereof relates to, Guarantor shall have the same period of time as it available to Contractor under the EPC Agreement to remedy such failure of performance before such failure constitutes an Event of Default hereunder, but in no event shall any such grace or cure period for Guarantor hereunder extend past the grace or cure period available to Contractor under the EPC Agreement;

                  (ii) Guarantor shall fail to observe or perform any other covenant or agreement contained in this Guaranty (including without limitation the covenants and agreements contained in Section 8 hereof), and such failure is not remedied within (1) 30 days after Guarantor receives actual knowledge thereof, or (2) such longer period as may be necessary for Guarantor to cure such failure, not to exceed 120 days, provided that Guarantor diligently pursues the cure of such failure and such cure is effected in such a manner and within such time that such failure to comply could not reasonably be expected to have a material adverse effect on Owner or the Project;

                  (iii) Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or the appointment of or taking of possession by any such official in an involuntary case or other proceeding commenced against it, or shall generally not pay its debts as they become due, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing;

                  (iv) An involuntary case or other proceeding shall be commenced against Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 days; or

                  (v) Any representation or warranty made by Guarantor hereunder shall prove to have been false or misleading in any material respect when made or deemed made and Guarantor fails to remedy such false or misleading representation or warranty within 30 days after Contractor receives a notice from owner with respect thereto.

            (b) Upon the occurrence of an Event of Default, Guarantor shall be in material breach of this Guaranty and Owner may exercise any and all remedies it may have hereunder or at law or in equity. Notwithstanding anything stated to the contrary in this Guaranty, except as otherwise provided in this sentence, Guarantor shall not be liable under this Guaranty, whether based in contract, in tort (including negligence and strict liability), under warranty or otherwise, for any indirect, incidental, special or consequential loss or damage of any type, including but not limited to loss of use or loss of profit or revenue, and Owner hereby releases Guarantor from any such liability; provided, however, that this sentence shall not limit Guarantor's obligations to pay to owner the Provisional Acceptance Late Completion Payments and Performance Guarantee Payments under Articles 7 and 8 of the EPC Agreement (as such terms are defined therein) in accordance with the terms and provisions of the EPC Agreement and this Guaranty.

                                   SECTION 10

                                   Amendments

            No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by owner, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                                   SECTION 11

                              Addresses for Notices

            All notices and other communications provided for hereunder shall be in writing and, (i) if to Guarantor, mailed or communicated by facsimile or delivered to it, addressed to Siemens Corporation, 186 Wood Avenue South, Iselin, New Jersey 08830-2770, Attention: Vice President, Corporate Finance, Facsimile # (732) 321-3879, (ii) if to Owner, mailed or delivered to it, addressed to it at its address specified in the EPC Agreement, or (iii) as to each party at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed or communicated by facsimile transmission, respectively, be effective when deposited in the mails addressed as aforesaid or when such facsimile transmission is confirmed.

                                   SECTION 12

                               No Waiver: Remedies

            No failure on the part of owner to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof or the exercise of any other right operate as a waiver thereof. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

                                   SECTION 13

                        Continuing Guaranty: Assignments

            (a) This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment and performance, and not of collection only, and the obligations of Guarantor hereunder shall not be conditioned or contingent upon the pursuit by Owner at any time of any right or remedy against Contractor or against any other person or entity which may be or become liable in respect of all or any part of the obligations of Contractor under the EPC Agreement or against any collateral security or guaranty therefor. This Guaranty shall: (i) remain in full force and effect until satisfaction in full of all obligations of Contractor under the EPC Agreement; (ii) be binding upon Guarantor and its successors and assigns; and
(iii) inure to the benefit of and be enforceable by Owner and its successors and permitted assigns.

            (b) Guarantor shall have no right, power or authority to delegate all or any of its obligations hereunder. Guarantor hereby expressly agrees that Owner may assign all or any of its rights hereunder without Guarantor's approval to any person or entity to which it has assigned its rights under the EPC Agreement (including, without limitation, the Financing Parties referred to in the EPC Agreement) and that any such assignee of Owner may further assign such rights assigned to it. Notwithstanding anything to the contrary contained in the foregoing, no such assignment to any Person which directly competes with Siemens AG or any of its affiliates in the field of design, engineering, manufacturing, procurement and construction of power generation, transmission or distribution facilities shall be permitted without the prior written consent of Guarantor. In the event of any such assignment, references herein to "Owner" shall be deemed to include references to the relevant assignee. If in connection with such an assignment by Owner any Financing Party requests Guarantor to consent in writing to such permitted assignment even though such consent is not required hereunder, Guarantor shall do so promptly, with such acknowledgment and consent agreement to contain such terms and conditions as are mutually and reasonably agreed upon by Guarantor, Owner and the Financing Parties. In addition, at Owner's request, Guarantor shall provide to the Financing Parties a certificate from Guarantor and/or an opinion of counsel addressed to the Financing Parties, in form and substance reasonably satisfactory to Owner and the Financing Parties, concerning such matters as the Financing Parties reasonably request, including that (w) Guarantor is duly organized, validly existing and in good standing under the laws of the state or commonwealth of its formation or incorporation, as the case may be, (x) the execution, delivery and performance of this Guaranty and the related acknowledgment and consent agreement are within the power and authority of Guarantor, and this Guaranty and such acknowledgment and consent agreement are not in conflict with Guarantor's organizational documents or any agreement to which Guarantor is a party or by which it is bound or affected, (y) there is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental entity binding on Guarantor which would be contravened by the execution, delivery, performance or enforcement of this Guaranty and such acknowledgment and consent agreement, and (z) each of this Guaranty and such acknowledgment and consent agreement is a legal, valid and binding obligation enforceable against Guarantor in accordance with its terms, subject to usual and customary qualifications.

                                   SECTION 14

                              Waiver of Jury Trial

            GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH THIS GUARANTY.

                                   SECTION 15

                                  Governing Law

            This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York, the United States of America, without regard to the conflict of laws rules thereof.

                                   SECTION 16

                                  Severability

            If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in order to carry out the provisions hereof. The invalidity or unenforceability of any provision of this Guaranty in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

                                   SECTION 17

                             Survival of Provisions

            All provisions of this Guaranty which are expressly or by implication to come into or continue in force and effect after the expiration or termination of this Guaranty shall remain in effect and be enforceable following such expiration or termination.

                                   SECTION 18

                            Confidential Information

            (a) Guarantor and Owner agree to hold in confidence for a period commencing with the date hereof and ending five years from the date of Project Completion any information supplied to it hereunder by the other. Guarantor and Owner hereby further agree to require third parties to enter into appropriate non-disclosure agreements relative to such confidential information as may be communicated to them by Guarantor or Owner; provide, however, that in the event Guarantor or Owner disclose any confidential information to a third party pursuant to such non-disclosure agreement, Guarantor or Owner, as the case may be, shall remain liable hereunder for any further disclosure by such third party which is in breach of such non-disclosure agreement or would be in breach of this Section 18 if such further disclosure were made by Guarantor or Owner, as applicable. The provisions of this Section 18(a) shall not apply to information within any one of the following categories: (i) information which was in the public domain prior to receipt thereof from the other party or which subsequently becomes part of the public domain by publication or otherwise, except by the receiving party's wrongful act; (ii) information which the receiving party can show was in its possession prior to its receipt thereof from the other party; (iii) information received by a party from a third party without a confidentiality obligation with respect thereto known to Owner; (iv) information which the receiving party developed independently; or (v) information which a party is required by law to disclose; provide, however, that prior to making any such disclosure under clause (v) of this Section 18(a), such disclosing party shall: (1) provide the other party with timely advance written notice of the confidential information requested by such government authority and such disclosing party's intent to so disclose; (2) minimize the amount of confidential information to be provided consistent with the interests of the non-disclosing party and the requirements of the government authority involved; and (3) at the request and expense of the non-disclosing party make every reasonable effort (which shall include participation by the non-disclosing party in discussions with the government authority involved) to secure confidential treatment and minimization of the confidential information to be provided. Neither Guarantor nor Owner shall publish the terms and conditions of this Guaranty, unless the other party provides its express prior written consent thereto; provided, however, that Owner shall be permitted to disclose, subject to the provisions of this Section 18(a), such terms and provisions to the Financing Parties or any applicable rating agency and otherwise to the extent required to obtain financing for the Facility. Notwithstanding any other provision of this Section 18(a), Owner shall be permitted to summarize the material terms and conditions of this Guaranty for purposes of including such summary in any offering document associated with the issuance of debt by owner for the purpose of obtaining financing for the Facility.

            (b) Guarantor shall not issue any press or publicity release or any advertisement, or publish or otherwise disclose any photograph or other information, concerning this Guaranty, the EPC Agreement or the Project without the express prior written consent of Owner.

            IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                      SIEMENS CORPORATION


                                      By: ______________________________________
                                          Name:
                                          Title:
                                          Date:


                                      By: ______________________________________
                                          Name:
                                          Title:
                                          Date:

ACCEPTED AND AGREED

AES IRONWOOD, INC.


By: ______________________________
    Name:
    Title:
    Date:

                                  Appendix A

                        Actions, Suits and Proceedings

[None.]

                                                    Appendix M
                                                    For AES Pre-Financial
                                                    Closing Guarantee
                                                    ----------------------------
                                                    ============================

                                                              [Draft of 11/2/98]

            FINANCIAL GUARANTY OF OWNER'S PRE-FINANCIAL CLOSING DATE
                               PAYMENT OBLIGATIONS

            FINANCIAL GUARANTY, made effective as of_______ _, 1998, by THE AES CORPORATION, a corporation organized and existing under the laws of Delaware ("Guarantor"), in favor of Siemens Westinghouse Power Corporation
("Contractor").

            WHEREAS, AES IRONWOOD, INC., a Delaware corporation ("Owner"), wishes to have engineered, designed, procured, constructed, equipped, commissioned and tested a combined-cycle electric generating facility with a nominal electrical generating capacity of 700 megawatts (net) to be located in Lebanon, Pennsylvania (such facility and the construction thereof, as more fully defined in the EPC Agreement referred to below, the "Project");

            WHEREAS, Owner has entered into that certain Agreement for Engineering, Procurement and Construction Services, dated as of the date hereof, with Contractor (as such agreement may be amended, supplemented or modified from time to time, the "EPC Agreement");

            WHEREAS, AES owns the majority of the outstanding stock of Owner and does and will continue to obtain substantial benefits as a result of the EPC Agreement;

            WHEREAS, pursuant to the terms of the EPC Agreement, Contractor has agreed to commence performance of the Services arising prior to the Financial Closing Date (as defined under the EPC Agreement) (such Services to be performed prior to the occurrence of the Financial Closing Date to be referred to herein as the "Pre-Financial Closing Date Services"), and Owner has agreed to make payments for such Pre-Financial Closing Date Services (the Owner's payment obligations under the EPC Agreement, whether for installments of the Contract Price (as defined under the EPC Agreement) or otherwise, arising prior to the occurrence of the Financial Closing Date to be referred to herein as the "Pre-Financial Closing Date Payment Obligations"), provided that the Guarantor guarantees the Pre-Financial Closing Date Payment Obligations;

            WHEREAS, in order to induce Contractor to agree to perform the Pre-Financial Closing Date Services, Owner has agreed in the EPC Agreement that it would cause Guarantor to execute and deliver to Contractor this Financial Guaranty;

            NOW, THEREFORE, in consideration of Contractor's agreement to perform the Pre-Financial Closing Date Services, the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor, intending to be legally bound, hereby agrees as follows:

                                    SECTION 1

                         Reference to the EPC Agreement

            Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meaning ascribed to them in the EPC Agreement.

                                    SECTION 2

                               Financial Guaranty

            Guarantor hereby irrevocably and unconditionally guarantees to Contractor, as primary obligor and not as a surety, the punctual payment in full of all Pre-Financial Closing Date Payment Obligations in accordance with the terms and conditions of the EPC Agreement (subject to any rights and defenses of Owner thereunder, other than any rights and defenses arising out of the matters described in Section 4 hereof) and agrees that if for any reason whatsoever Owner shall fail duly, punctually and fully to pay any Pre-Financial Closing Date Payment Obligations, Guarantor shall, upon receipt of written notice from Contractor of such failure, immediately pay each and every such obligation, or cause each and every such obligation to be paid, without regard to any exercise or nonexercise by Contractor of any right, remedy, power or privilege under or in respect of the EPC Agreement against Owner or under or in respect of any other guaranty or security relating thereto. In addition, Guarantor agrees to reimburse Contractor on demand for any and all reasonable expenses (including, without limitation, attorneys' fees and disbursements) incurred by Contractor in enforcing or attempting to enforce any rights under this Financial Guaranty.

                                    SECTION 3

                                 No Subrogation

            Notwithstanding any payment or payments made by Guarantor hereunder or any set-off or application of funds of Guarantor by Contractor, until all of the Pre-Financial Closing Date Payment Obligations of Owner under the EPC Agreement are paid in full, Guarantor shall not (a) be entitled to be subrogated to any of the rights of Contractor against Owner or any other guarantor or in any collateral security or guaranty or right of offset held by any Contractor for the payment of all of the Pre-Financial Closing Date Payment Obligations of Owner under the EPC Agreement, or (b) seek any reimbursement or contribution from Owner or any other guarantor in respect of any payment, set-off or application of funds made by Guarantor hereunder.

                                    SECTION 4

                           Financial Guaranty Absolute

            The liability of Guarantor under this Financial Guaranty with respect to the guaranteed obligations shall be absolute and unconditional, irrespective of:

(a) any lack of validity or enforceability of the EPC Agreement or any other agreement, guaranty or instrument relating thereto;

(b) any amendment to, waiver of or consent to departure from, or failure to exercise any right, remedy, power or privilege under or in respect of, the EPC Agreement; provided, however, that for the avoidance of doubt Guarantor hereby agrees that the obligations of Owner under the EPC Agreement guaranteed by Guarantor hereunder shall be such obligations of Owner as they may have been amended or waived in accordance with the terms of the EPC Agreement;

(c) any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of, or consent to departure from, any other guaranty of or security for the performance of all or any of the obligations of Owner under the EPC Agreement;

(d) the insolvency of Owner or any other party or guarantor or any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, arrangement, dissolution or liquidation of Owner or any other guarantor or any defense which Owner or any other guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding;

(e) any change in ownership of Owner or any change, whether direct or indirect, in Guarantor's relationship to Owner, including, without limitation, any such change by reason of any merger or any sale, transfer, issuance, or other disposition of any stock of, or other equity interest in, Owner, Guarantor or any other entity; and

(f) any other circumstance of a similar or different nature which might otherwise constitute a defense available to Guarantor as a guarantor (provided, however, that this clause 4(f) shall not prevent Guarantor from being able to assert as a defense to its performance under this Financial Guaranty, any defense which is available to Owner under the EPC Agreement, other than any defenses arising out of the matters described in this
      Section 4).

This Financial Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of Pre-Financial Closing Date Payment Obligations to Contractor by Owner under the EPC Agreement or by Guarantor hereunder or by any other guarantor under any other guaranty of the EPC Agreement is rescinded or must otherwise be returned by Contractor to Owner or any of its representatives or any other guarantor for any reason, including, without limitation, upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of Owner or any other guarantor, all as though such payment has not been made.

                                    SECTION 5

                                     Waiver

            Guarantor hereby waives notice from Contractor of its acceptance and reliance on this Financial Guaranty and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, and the taking of any other action by Contractor against, and (except for the notice specified in Section 2 hereof) any other notice to, any party liable thereon, including Guarantor, and any requirement that Contractor exhaust any right to take any action against or with respect to Owner or any other person or entity or any property.

                                    SECTION 6

                  Consent to Jurisdiction, Waiver of Immunities

(a) Guarantor hereby irrevocably submits to the jurisdiction of any State or Federal court sitting in the Borough of Manhattan, City of New York, in any action or proceeding arising out of or relating to this Financial Guaranty, and Guarantor hereby irrevocably agrees that, subject to the terms of Section 6(d) hereof and without limiting Contractor's rights under Section 6(b) hereof, all claims in respect of such action or proceeding may be heard and determined in such State or Federal court. Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Guarantor hereby irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Guarantor at its address specified in Section 11 hereof. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

(b) Nothing in this Section shall affect the right of Contractor to serve legal process in any other manner permitted by law or affect the right of Contractor to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction.

(c) To the extent that Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Financial Guaranty.

(d)   Notwithstanding the foregoing, the following shall apply:

      (i) Any dispute arising under the EPC Agreement relating to the Pre-Financial Closing Date Services or the Pre-Financial Closing Date Payment Obligations and any claims under the EPC Agreement and/or this Financial Guaranty relating to any such dispute, whether arising contemporaneously with or subsequent to such dispute shall be resolved by Owner, Contractor and Guarantor, as applicable, in a single, combined arbitration proceeding in accordance with the provisions of Article 21 of the EPC Agreement (which provisions are hereby incorporated by reference, with each reference therein (A) to "Party" being deemed to be to Guarantor (and, if applicable, Owner) or Contractor, respectively, and (B) to "Owner" being deemed to be Guarantor (and, if applicable, Owner)). In any such arbitration proceeding, Guarantor and Owner shall together select one arbitrator or, if applicable, Guarantor shall select one arbitrator, Contractor shall select one arbitrator, and the two selected arbitrators shall select the third arbitrator, in accordance with the provisions of
            Section 21.1 of the EPC Agreement as incorporated hereby.

      (ii) Any dispute or claim arising under this Financial Guaranty, other than any such dispute or claim covered by clause (i) above, shall be resolved in an arbitration proceeding in accordance with the provisions of Article 21 of the EPC Agreement (which provisions are hereby incorporated by reference, with each reference therein (A) to "Party" being deemed to be to Guarantor or Contractor, respectively, and (B) to "Owner" being deemed to be to Guarantor). In any such arbitration proceeding, Guarantor shall select one arbitrator, Contractor shall select one arbitrator, and the two selected arbitrators shall select the third arbitrator, in accordance with the provisions of Section
            21.1 of the EPC Agreement as incorporated hereby.

                                    SECTION 7

                         Representations and Warranties

            Guarantor hereby represents and warrants as follows:

(a) Guarantor (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation and (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged;

(b) Guarantor has the corporate power, authority and legal right to execute, deliver and carry out the terms and provisions of this Financial Guaranty and has taken all necessary corporate action to authorize the execution, delivery and performance of this Financial Guaranty;

(c) This Financial Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general principles of equity;

(d) Neither the execution, delivery or performance by Guarantor of this Financial Guaranty nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof contemplated, nor compliance with the terms and provisions hereof, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or authority, or require the authorization or approval of or any filing with any such instrumentality or authority, (ii) will conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon or assignment of any of the property or assets of Guarantor pursuant to the terms of any agreement or other instrument to which Guarantor is a party or by which it or any of its property or assets is bound or to which it is subject or (iii) will violate any provision of the charter, by-laws or like organizational documents of Guarantor, and

(e) As of the date on which this Guaranty is executed by Guarantor, there are no actions, suits, or proceedings pending or, to the best of the knowledge of Guarantor, threatened against or affecting Guarantor before any court or before any governmental or administrative body or agency, which, if adversely determined, would be reasonably likely to materially and adversely affect its ability to fully perform its obligations hereunder.

                                    SECTION 8

                                    Covenants

            Guarantor hereby covenants and agrees that, until payment in full of all the Pre-Financial Closing Date Payment Obligations:

(a) Guarantor shall furnish to Owner as soon as possible and in any event within five days after an executive officer of Guarantor obtains knowledge thereof, notice of the occurrence of any Event of Default (as defined in Section 9 hereof) or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, and setting forth the details thereof and the action which Guarantor has taken and proposes to take with respect thereto;

(b) Guarantor shall comply, and shall cause each of its subsidiaries to comply, with all applicable laws to the extent that noncompliance therewith would be reasonably likely to have a material adverse effect on the financial condition of Guarantor or on its ability to fully perform its obligations under this Financial Guaranty;

(c) Guarantor shall preserve and maintain, and shall cause each of its subsidiaries to preserve and maintain, its corporate or legal existence, rights and franchises to the extent that noncompliance therewith would be reasonably likely to have a material adverse effect on the financial condition of Guarantor or on its ability to fully perform its obligations under this Financial Guaranty; and

(d) Guarantor shall, in the event that at any time Contractor shall have reasonable grounds for believing that, were Owner to default on its Pre-Financial Closing Date Payment Obligations at that time, Guarantor would be unable to fully perform its obligations hereunder, then within 15 days of Contractor's written request therefor, Guarantor shall provide either (i) financial or other information reasonably demonstrating its ability to so fully perform or (ii) other assurances of its ability to so fully perform that are reasonably satisfactory to Contractor.

                                    SECTION 9

                                Events of Default

(a) If any of the following events shall occur and be continuing it shall constitute an "Event of Default" hereunder

      (i) Guarantor shall fail to observe or perform any covenant or agreement contained in Section 2 hereof; provided, that if and to the extent Owner is entitled by the terms of the EPC Agreement to a grace or cure period with respect to the failure of performance thereunder that Guarantor's failure under Section 2 hereof relates to, Guarantor shall have the same period of time as is available to Owner to remedy such failure of performance before such failure constitutes an Event of Default hereunder, but in no event shall any such grace or cure period for Guarantor hereunder extend past the grace or cure period available to Owner under the EPC Agreement;

      (ii) Guarantor shall fail to observe or perform any other covenant or agreement contained in this Financial Guaranty (including without limitation the covenants and agreements contained in Section 8 hereof), and such failure is not remedied within (1) 30 days after Guarantor receives actual knowledge thereof, or (2) such longer period as may be necessary for Guarantor to cure such failure, not to exceed 120 days, provided that Guarantor diligently pursues the cure of such failure and such cure is effected in such a manner and within such time that such failure to comply could not reasonably be expected to have a material adverse effect on Contractor;

      (iii) Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or the appointment of or taking of possession by any such official in an involuntary case or other proceeding commenced against it, or shall generally not pay its debts as they become due, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing;

      (iv) An involuntary case or other proceeding shall be commenced against Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 days; or

      (v) Any representation or warranty made by Guarantor hereunder shall prove to have been false or misleading in any material respect when made or deemed made and Guarantor fails to remedy such false or misleading representation or warranty within 30 days after Guarantor receives a notice from Contractor with respect thereto.

(b) Upon the occurrence of an Event of Default, Guarantor shall be in material breach of this Financial Guaranty and Contractor may exercise any and all remedies they may have hereunder or at law or in equity. Notwithstanding anything stated to the contrary in this Financial Guaranty, except as otherwise provided in this sentence, Guarantor shall not be liable under this Financial Guaranty, whether based in contract, in tort (including negligence and strict liability), under warranty or otherwise, for any indirect, incidental, special or consequential loss or damage of any type, including but not limited to loss of use or loss of profit or revenue, and Contractor hereby releases Guarantor from any such liability; provided, however, that this sentence shall not limit Guarantor's obligation to pay to Contractor installments of the Contract Price in accordance with the terms and provisions of the EPC Agreement and this Guaranty.

                                   SECTION 10

                                   Amendments

            No amendment or waiver of any provision of this Financial Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Contractor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                                   SECTION 11

                              Addresses for Notices

            All notices and other communications provided for hereunder shall be in writing and, if to Guarantor, mailed or communicated by facsimile or delivered to it, addressed to The AES Corporation, 1001 North 19th Street, Arlington, VA 22209. Attention: AES Ironwood Project Director, Facsimile:
703-528-4510, if to Contractor, mailed or delivered to it, addressed to it at its address specified in the EPC Agreement, or as to each party at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed or communicated by facsimile transmission, respectively, be effective when deposited in the mails addressed as aforesaid or when such facsimile transmission is confirmed.

                                   SECTION 12

                               No Waiver: Remedies

            No failure on the part of Contractor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right operate as a waiver thereof. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

                                   SECTION 13

     Absolute and Unconditional Financial Guaranty, Termination; Assignments

(a) This Financial Guaranty shall be construed as a continuing, absolute, and unconditional Financial Guaranty of payment and not of collection only, and the obligations of Guarantor hereunder shall not be conditioned or contingent upon the pursuit by Contractor at any time of any right or remedy against Owner or against any other person or entity which may be or become liable in respect of all or any part of the obligations of Owner under the EPC Agreement or against any other person or entity which may be or become liable in respect of all or any part of the Pre-Financial Closing Date Payment Obligations or against any collateral security or guaranty therefor.

(b) This Financial Guaranty shall terminate upon the occurrence of the Financial Closing Date or any earlier termination of the EPC Agreement prior to the

      Financial Closing Date; provided, however, that the payment obligations of Guarantor hereunder arising prior to the termination hereof shall survive the termination of this Financial Guaranty.

(c) This Financial Guaranty shall be binding upon Guarantor and its successors and permitted assigns. Guarantor shall not have any right, power or authority to delegate all or any of its obligations hereunder. Guarantor hereby expressly agrees that Contractor may assign all or any of its rights hereunder without Guarantor's approval to any person or entity to which it has assigned its rights under the EPC Agreement in accordance with the terms thereof. In the event of any such assignment, references herein to "Contractor" shall be deemed to include references to the relevant assignee.

                                   SECTION 14

                              Waiver of Jury Trial

            GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH THIS FINANCIAL GUARANTY.

                                   SECTION 15

                                  Governing Law

            This Financial Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York, the United States of America, without regard to the conflict of laws rules thereof.

                                   SECTION 16

                                  Severability

            If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in order to carry out the provision hereof. The invalidity or unenforceability of any provision of this Financial Guaranty in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

                                   SECTION 17

                            Confidential Information

            Contractor agrees to hold in confidence for a period commencing with the date hereof and ending five years from the date of Project Completion any information supplied to it hereunder by Guarantor. Contractor hereby further agrees to require third parties to enter into appropriate non-disclosure agreements relative to such confidential information as may be communicated to them by Contractor, provided, however, that in the event Contractor discloses any confidential information to a third party pursuant to such non-disclosure agreement, Contractor shall remain liable hereunder for any further disclosure by such third-party which is in breach of such non-disclosure agreement or would be in breach of this Section 17 if such further disclosure were made by Contractor. The provisions of this Section 17(a) shall not apply to information within any one of the following categories: (i) information which was in the public domain prior to receipt thereof from Guarantor or which subsequently becomes part of the public domain by publication or otherwise, except by Contractor's wrongful act; (ii) information which Contractor can show was in its possession prior to its receipt thereof from Guarantor, (iii) information received by Contractor from a third party without a confidentiality obligation with respect thereto known to Contractor, (iv) information which Contractor developed independently; or (v) information which Contractor is required by law to disclose; provided, however, that prior to making any such disclosure under clause (v) of this Section 17(a), Contractor shall: (1) provide the Guarantor with timely advance written notice of the confidential information requested by such government authority and Contractor's intent to so disclose; (2) minimize the amount of confidential information to be provided consistent with the interests of Guarantor and the requirements of the government authority involved, and (3) at the request and expense of Guarantor make every reasonable effort (which shall include participation by Guarantor in discussions with the government authority involved) to secure confidential treatment and minimization of the confidential information to be provided. Contractor shall not publish the terms and conditions of this Guaranty, unless Guarantor provides its express prior written consent thereto.

            IN WITNESS WHEREOF, Guarantor has caused this Financial Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                    The AES Corporation

                                    By: /s/ William R. Luraschi
                                        ----------------------------------------
                                        Name:  William R. Luraschi
                                        Title: Vice President


ACCEPTED AND AGREED:

Siemens Westinghouse Power Corporation

By: /s/ John L. Gibson
    ------------------------------------
    Name:  John L. Gibson
    Title: New Generation Sales Manager


ACKNOWLEDGED AND AGREED as follows:

            Owner hereby acknowledges and agrees that upon the occurrence and during the continuance of an Event of Default under this Financial Guaranty, Contractor shall have the right to:

(a) if such Event of Default continues for twenty (20) days, suspend the EPC Agreement upon at least ten (10) days prior written notice to Owner, which suspension may continue until either (i) such Event of Default is cured (or waived) or (ii) Contractor shall have received from Guarantor either
      (X) financial or other information reasonably demonstrating its ability to perform its obligations under Section 2 of the Financial Guaranty or (Y) other assurances of its ability to so perform that are reasonably satisfactory to Contractor, and

(b) terminate the EPC Agreement upon at least ten (10) days prior written notice to Owner, such termination notice, however, to be effective on the later of (i) sixty (60) days after such notice of suspension under clause
      (a) shall have been provided to Owner and (ii) ten days after the date of such termination notice, provided that the suspension of the EPC Agreement pursuant to clause (a) above shall have occurred and is still continuing.

AES IRONWOOD, INC.

By: /s/ Patricia L. Rollin
    ----------------------------------
    Name:  Patricia L. Rollin
    Title: Vice President AES Ironwood, Inc.

                                                    Appendix N
                                                    Construction Progress
                                                    Milestones
                                                    ----------------------------
                                                    ============================

                                   Appendix N
                        Construction Progress Milestones

--------------------------------------------------------------------------------
                         Milestones                      Schedule Completion
                                                         (Months after NTP)
--------------------------------------------------------------------------------
1.     Foundation Design Drawings for CT, ST. HRSG,           10/28/99 (9)
       issued approved for construction.
--------------------------------------------------------------------------------
2.     P&IDs (for Main Steam, Feed water Circulating          5/28/99 (4)
       Water systems) and 480V single line diagrams
       (2 MCC's) complete and issued approved for
       construction
--------------------------------------------------------------------------------
3.     Complete Combustion Turbine and Generator #1           3/28/00 (14)
       foundation
--------------------------------------------------------------------------------
4.     Steam Turbine and Generator foundations                5/28/00 (16)
       complete, excluding accessory foundations.
--------------------------------------------------------------------------------
5.     Site delivery of Combustion Turbine #1                 6/28/00 (17)
       longitudinal.
--------------------------------------------------------------------------------
6.     Site delivery of HRSG #2 pressure parts,               6/28/00 (17)
       complete, excluding external piping.
--------------------------------------------------------------------------------
7.     All Main Transformers delivered to site                5/28/00 (16)
--------------------------------------------------------------------------------
8.     Switchyard complete ready to energize                  12/28/00 (23)
--------------------------------------------------------------------------------

                                                    Appendix O
                                                    Scope Changes
                                                    ----------------------------
                                                    ============================

------------------------------------------------------------------------------------------------
                                       APPENDIX O
                                 Base Bid Scope Changes
------------------------------------------------------------------------------------------------
Section and  Previous      Description                Price ($)        Comments
Item #       Reference
------------------------------------------------------------------------------------------------
     A                     Scope Adders                                AES approval required
                                                                       on or before the
                                                                       Provisional
                                                                       Commencement Date
------------------------------------------------------------------------------------------------
     1       1.a1          New Entrance Road                 397,774   Site Relocation
------------------------------------------------------------------------------------------------
     2       1.a2          Perimeter Fence                    37,494   Site Relocation
------------------------------------------------------------------------------------------------
     3       1.a3          Add Prescott Pond Line            163,439   Site Relocation
------------------------------------------------------------------------------------------------
     4       1.a4          Add Prescott Pond Electrical      256,772   Site Relocation
------------------------------------------------------------------------------------------------
     5       2.a1          Site Grading/Filling            3,581,094   New General Arrangement -
                                                                       Site Preparation
------------------------------------------------------------------------------------------------
     6       2.b1          GA Roadways                       151,438   New General Arrangement
------------------------------------------------------------------------------------------------
     7       2.b2          GA Piping                          83,588   New General Arrangement
------------------------------------------------------------------------------------------------
     8       2.b3          GA Electrical                     499,178   New General Arrangement
------------------------------------------------------------------------------------------------
     9       2.b4          Circ Wate Pipe                  1,441,219   New General Arrangement
------------------------------------------------------------------------------------------------
     10      2.b5          Dual Water Source                 111,280   New General Arrangement
------------------------------------------------------------------------------------------------
     11      2.c1          Retention Pond                    168,609   New General Arrangement -
                                                                       Retention Pond
------------------------------------------------------------------------------------------------
     12      2.c2          Retention Recirc Sys              135,143   New General Arrangement -
                                                                       Retention Pond
------------------------------------------------------------------------------------------------
     13      2.c3          Retention Emer O'flow              24,099   New General Arrangement -
                                                                       Retention Pond
------------------------------------------------------------------------------------------------
     14      2.c4          Retention Neutralize              139,679   New General Arrangement -
                                                                       Retention Pond
------------------------------------------------------------------------------------------------
     15      2.c5          Pond Recirc Turb Pmp & Pad        130,115   New General Arrangement -
                                                                       Retention Pond
------------------------------------------------------------------------------------------------
     16      2.d1          Revised Gen Bldg Fdn (Elev. 70)   358,898   New General Arrangement
------------------------------------------------------------------------------------------------
     17      2.e1          New Gas Comp Bldg.                608,144   New General Arrangement -
                                                                       Gas Compression
------------------------------------------------------------------------------------------------
     18      2.e2          Gas Comp Electrical,              885,349   New General Arrangement -
                                                                       Gas Compression
------------------------------------------------------------------------------------------------
     19      2.e3          Gas Comp 3x50% install            396,083   New General Arrangement -
                                                                       Gas Compression
------------------------------------------------------------------------------------------------
     20      2.e4          Gas Compressors (Qty 3)         2,018,500   New General Arrangement -
                                                                       Gas Compression
------------------------------------------------------------------------------------------------
     21      2.h1          Sanitary Septic System             63,631   New General Arrangement -
                                                                       Other systems
------------------------------------------------------------------------------------------------
     22      2.h2          Storm Collection                  166,229   New General Arrangement -
                                                                       Other systems
------------------------------------------------------------------------------------------------
     23      2.h3          O/W Separator Capacity            232,476   New General Arrangement -
                                                                       Other systems
------------------------------------------------------------------------------------------------
     24      2.I1          Condenser Titanium Tubes          250,000   Material Upgrade
------------------------------------------------------------------------------------------------
     25      3.a1          Additional under frequency          5,000   Electrical Requirements
                           relay
------------------------------------------------------------------------------------------------
     26      3.a2          Revenue Metering/Metering         587,482   Electrical Requirements
                           Units
------------------------------------------------------------------------------------------------
     27      3.a4          Automatic Generation Control       50,000   Electrical Requirements

------------------------------------------------------------------------------------------------
     28      3.a6          Generator Transducers              60,000   Electrical Requirements
------------------------------------------------------------------------------------------------
     29      4             Evaporative Coolers              1200,000
------------------------------------------------------------------------------------------------
     30      na            Noise Adders                     $650,000
------------------------------------------------------------------------------------------------
     31      2.f0,f1,f2    Single Stack w/2 flues &       $3,317,254   New General Arrangement
                           Ductwork
------------------------------------------------------------------------------------------------
     32      gl            DBL Wall Fuel Oil Tank         $1,762,435   New General Arrangement
------------------------------------------------------------------------------------------------
     33      5             Zero Discharge System          $6,500,000
                           w/50 gpm of Demin Water
                           (Gas Only)
------------------------------------------------------------------------------------------------
     A       Subtotal                                    $26,432,402
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                       APPENDIX O
                                 Base Bid Scope Changes
------------------------------------------------------------------------------------------------
     B                     Agreement Scope Adders                      AES approval required
                           Under Consideration                         no later that 60 days
                                                                       following the
                                                                       Provisional
                                                                       Commencement Date
------------------------------------------------------------------------------------------------
     1       6             Asphalt Roads                    $522,600   Reduced to meet HRG
                                                                       spec
------------------------------------------------------------------------------------------------
     2       7             Classroom Training               $320,000
------------------------------------------------------------------------------------------------
     3       na            Startup Chemicals                $190,000
------------------------------------------------------------------------------------------------
     4       g2            Truck FO Unloading (3-500        $385,000
                           gpm pumps/4 trucks)
------------------------------------------------------------------------------------------------
     5       na            Power Augmentation w/450       $3,400,000
                           gpm of Demin Water (Fuel
                           Oil)
------------------------------------------------------------------------------------------------
     6       na            Demin Water System for         $1,500,000   No Power Augmentation
                           Fuel Oil Operation (450
                           gpm)
------------------------------------------------------------------------------------------------

                                                           Appendix P
                                                           Table of Submittals &
                                                           Approvals
                                                           ---------------------
                                                           =====================

--------------------------------------------------------------------------------

                                   APPENDIX P
                        Table of Submittals and Approvals

--------------------------------------------------------------------------------

Contractor will provide the followings drawings and documents in the types and quantities indicated on the following table. After the first drawing or document submittal, all revisions will be provided in the same quantities indicated for the first submittal except where otherwise indicated on the following table.

DESCRIPTION OF COLUMN HEADINGS

OWNER REVIEW OR APPROVAL refers to drawing or document review, comment and approval as described in Article 18.1 of the contract Agreement.

FIRST ISSUE refers to the type of issue of the referenced document to be submitted to the Owner as the first formal submittal.

LAST PROJECT ISSUE refers to the Contractor issuing the final issue of the drawings for record purposes. Contractor will update lists to conform to Subsystem Turnover Package records and the Last Project Issue drawings supplied by equipment Subcontractors will correspond to as shipped condition.

AS BUILT refers to a formal As Built design drawing issued by the Contractor revised to indicate all documented modifications made during construction.

LEGEND

-----------------------------------------------------------------------------------------
Number  Quantity required; quantity is 1 if no number
-----------------------------------------------------------------------------------------
A       Owner Review and Approval. Owner has two weeks to respond
        with comments and/or approval. 2 weeks hold for response.
-----------------------------------------------------------------------------------------
R       Owner Review and Comments. No hold for follow-on design or fabrications activities.
-----------------------------------------------------------------------------------------
No      Owner Review not required
-----------------------------------------------------------------------------------------
P       Print
-----------------------------------------------------------------------------------------
PP      Preliminary print
-----------------------------------------------------------------------------------------
CP      Construction or fabrication print
-----------------------------------------------------------------------------------------
E       Electronic format
-----------------------------------------------------------------------------------------
FI      First issue shall be when list is made available for Westinghouse project use
-----------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                       OWNER        FIRST ISSUE             LAST             AS
                                                  REVIEW OR                            PROJECT          BUILT
                                                  APPROVAL                             ISSUE
---------------------------------------------------------------------------------------------------------------------
DESIGN DRAWINGS
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Mechanical Design Drawings
---------------------------------------------------------------------------------------------------------------------
Plant Arrangement Drawings                        A                  3PP               3P               3P+E
---------------------------------------------------------------------------------------------------------------------
Piping & Instrument Diagrams                      A                  3PP               3P+E             3P+E
---------------------------------------------------------------------------------------------------------------------
Large Bore Piping Arrangements Drawings           R                  2CP               2P+E
---------------------------------------------------------------------------------------------------------------------
Composite Piping Arrangements Drawings            R                  2CP               2P+E
---------------------------------------------------------------------------------------------------------------------
Installation Detail Drawings                      R                  2CP               2P+E
---------------------------------------------------------------------------------------------------------------------
HVAC Drawings                                     R                  2CP               2P+E
---------------------------------------------------------------------------------------------------------------------
Heat Balance Diagrams                             R                  2PP               2P               2P+E
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Electrical Design Drawings
---------------------------------------------------------------------------------------------------------------------
Single Line Diagrams                              A                  3PP               3P               3P+E
---------------------------------------------------------------------------------------------------------------------
Three Line Diagrams                               A                  2PP               2P               2P+E
---------------------------------------------------------------------------------------------------------------------
Schematic Diagrams                                R                  3CP               3P               3P+E
---------------------------------------------------------------------------------------------------------------------
Interconnecting Wiring Diagrams                   R                  2CP               2P               2P+E.
---------------------------------------------------------------------------------------------------------------------
Composite Raceway Drawings                        R                  2CP               2P+E
---------------------------------------------------------------------------------------------------------------------
Cable Tray Layout Drawings
---------------------------------------------------------------------------------------------------------------------
Lighting Drawings for Control Rm. & Offices       R                  2CP               2P+E
---------------------------------------------------------------------------------------------------------------------
Lighting Drawings - Other                         No                 2CP               2P+E
---------------------------------------------------------------------------------------------------------------------
Installation Detail Drawings                      R                  2CP               2P+E
---------------------------------------------------------------------------------------------------------------------
Grounding and Lightning Protection Drawings       No                 2CP               2P+E
---------------------------------------------------------------------------------------------------------------------
Duct Bank Duct Number Drawings                    R                  2CP               2P+E
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Control Design Drawings
------------------------------------------------- ------------------ ----------------- ---------------- -------------
Local Logic Diagrams                              R                  3CP               3P               3P+E
---------------------------------------------------------------------------------------------------------------------
WDPF Logic Diagrams                               R                  3CP               3P               3P+E
---------------------------------------------------------------------------------------------------------------------
WDPF Graphics Drawings                            R                  3CP               3P
---------------------------------------------------------------------------------------------------------------------
WDPF Program Logic Diagram                        R                  2CP
---------------------------------------------------------------------------------------------------------------------
Typical Installation Details                      R                  2CP               2P+E
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Civil and Architectural Drawings
---------------------------------------------------------------------------------------------------------------------
Site Grading and Drainage Drawinp                 R                  2CP               2P+E             2P+E
---------------------------------------------------------------------------------------------------------------------
Foundation Location and Elevation Drawings        R                  2CP               2P+E
---------------------------------------------------------------------------------------------------------------------
Composite Underground Utilities Drawings          R                  2CP               2P+E             2P+E
---------------------------------------------------------------------------------------------------------------------
Foundation Drawings                               No                 2CP               2P
---------------------------------------------------------------------------------------------------------------------
Concrete Floor Drawings                           R                  2CP               2P               2P+E
---------------------------------------------------------------------------------------------------------------------
Road Paving and Location Drawings                 R                  2CP               2P+E
---------------------------------------------------------------------------------------------------------------------
Typical Detail Drawings                           R                  2CP               2P+E
---------------------------------------------------------------------------------------------------------------------
Structural Steel Drawings (including pipe racks)  No                 2CP               2P+E
---------------------------------------------------------------------------------------------------------------------
Building Architectural Drawings                   A                  2PP               2P+E             2P+E
---------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                       OWNER        FIRST ISSUE             LAST             AS
                                                  REVIEW OR                            PROJECT          BUILT
                                                  APPROVAL                             ISSUE
---------------------------------------------------------------------------------------------------------------------
LISTS
---------------------------------------------------------------------------------------------------------------------
Equipment List                                    No                 3FI               3P+E
---------------------------------------------------------------------------------------------------------------------
Valve List                                        No                 3FI               3P+E
---------------------------------------------------------------------------------------------------------------------
Strainer List                                     No                 3FI               3 P+E
---------------------------------------------------------------------------------------------------------------------
Orifice List                                      No                 3FI               3P+E
---------------------------------------------------------------------------------------------------------------------
Expansion Joint List                              No                 3FI               3P+E
---------------------------------------------------------------------------------------------------------------------
Pipeline List                                     No                 3FI               3P+E
---------------------------------------------------------------------------------------------------------------------
Electrical Load List                              No                 3FI               3P+E             3P+E
---------------------------------------------------------------------------------------------------------------------
Circuit List                                      No                 2CP               2P+E
---------------------------------------------------------------------------------------------------------------------
Raceway List                                      No                 2CP               2P+E
---------------------------------------------------------------------------------------------------------------------
Control Instrument and Device List                No                 3FI               3P+E             3P+E
---------------------------------------------------------------------------------------------------------------------
WDPF I/0 List                                     No                 2CP               3P+E             3P+E
---------------------------------------------------------------------------------------------------------------------
Contractor Drawing List                           No                 2FI               2P+E
---------------------------------------------------------------------------------------------------------------------
List of Vendor Drawings                           No                 2FI               2P+E
---------------------------------------------------------------------------------------------------------------------
Lubricants schedule                               R                  2FI               2P+E
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
REPORTS
---------------------------------------------------------------------------------------------------------------------
Plant Auxiliaries Electrical Load                 A                  3-When study      3P
Flow and Fault Study                                                 completed
---------------------------------------------------------------------------------------------------------------------
Electrical Relay Settings                         A                  3-When study      3P
                                                                     completed
---------------------------------------------------------------------------------------------------------------------
Geotechnical Report                               No                 2-When
                                                                     issued
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
MISCELLANEOUS
---------------------------------------------------------------------------------------------------------------------
Subsystem Turnover Packages                       No                 2CP                                2P
                                                                                                        (Changes
                                                                                                        Only)
---------------------------------------------------------------------------------------------------------------------
Water Balance Diagrams                            A                  2PP               2P + E
---------------------------------------------------------------------------------------------------------------------
Vendor Conceptual Drawings                        R                  4-when            4P + E
(P&ID's, GA's)                                                       first issued
                                                                     to
                                                                     contractor
---------------------------------------------------------------------------------------------------------------------
Other Vendor Drawings &                           No                 4-when            4P + E
Information                                                          first issued
                                                                     to
                                                                     contractor
---------------------------------------------------------------------------------------------------------------------
Equipment Purchase Specifications                 R                  2CP +
                                                                     addenda
                                                                     and
                                                                     change orders
---------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                       OWNER        FIRST ISSUE             LAST             AS
                                                  REVIEW OR                            PROJECT          BUILT
                                                  APPROVAL                             ISSUE
---------------------------------------------------------------------------------------------------------------------
Soil Resistivity Tests                            No                                   2-When tests
                                                                                       are completed
---------------------------------------------------------------------------------------------------------------------
Grounding System Design Calculations              No                 2-When work is    2P
                                                                     completed
---------------------------------------------------------------------------------------------------------------------
Ground Grid Resistance Tests                      No                                   2-When tests
                                                                                       are completed
---------------------------------------------------------------------------------------------------------------------
Cathodic Protection Soil Tests                    No                                   2-When work is
                                                                                       completed
---------------------------------------------------------------------------------------------------------------------
Raw Water Well Pumping Flow Tests                 No                                   2-When tests
                                                                                       are completed
---------------------------------------------------------------------------------------------------------------------
Cathodic Protection Design Calculations           No                 2-When work is    2P
                                                                     completed
---------------------------------------------------------------------------------------------------------------------
Battery Sizing Calculation for Each Battery       No                 2-When work is    2P
                                                                     completed
---------------------------------------------------------------------------------------------------------------------
Flow Nozzle Tests                                 No                 2-When tests
                                                                     are completed
---------------------------------------------------------------------------------------------------------------------
Gas Metering Tests                                No                 2-When tests
                                                                     are completed
---------------------------------------------------------------------------------------------------------------------
Revenue Metering Test and Calibration Report      No                 3-When tested
---------------------------------------------------------------------------------------------------------------------

Contractor will furnish all drawings, lists, calculations, test reports, and miscellaneous information in accordance with the table in this Appendix for review of design and construction by the Owner and for maintenance and operation of the Facility.

Where equipment Subcontractor-supplied drawings, calculations, test reports and miscellaneous information include the above information, the Contractor will not be required to redraw them provided they indicate information required below and are properly cross-referenced to other information.

DRAWINGS:

Plant Arrangement Drawings will indicate the location of all-major mechanical equipment. major electrical equipment and panels, and major control and process control panels, )including roll-out space or other maintenance access as appropriate). A Site Plant Arrangement Drawing will also be provided showing the location of all buildings, major equipment and plant roads. Equipment identification on these drawings will match the equipment identification on the Equipment List.

Piping and Instrument Diagrams (P&ID) will be provided for each plant system. These diagrams will indicate all piping, except vents and drains, regardless of size with each line identified by size, specific line number, and piping class designation. All control valves and valves 2-1/2" and larger, equipment, mechanical devices (such as orifice plates) and instruments and control devices will be identified.

Large Bore Piping Arrangement Drawings will be provided for each system indicating location, arrangement, and fabrication. Large bore pipe is pipe 2-1/2" and larger.

Single Bore Piping Arrangement Drawings will be provided for all electrical systems. In lieu of Single-Line Diagrams for panel boards, the Contractor may supply panel board lists with load descriptions for each panel circuit breaker. Lighting circuits will not require circuit numbers.

 Three Line Diagrams will be provided for the following:

         o Generator Step-up Transformers, and Station Auxiliary Transformers, including potential and current transformer circuits.

         o 4.16kV Switchgear, including potential and current transformer circuits, but excluding load circuits.

Schematic Diagrams will be provided for all equipment and systems with hard-wired controls. Schematic Diagrams which do not include Interconnecting Wiring diagrams will include crossreferences to Interconnecting Wiring diagram drawing numbers.

Interconnecting Wiring Diagrams will be provided for all controls and instrument circuits and will include the following:

         o    Terminal point connection wiring

         o    Circuit number

         o Schematic Diagram reference number unless Schematic Diagram reference number is inherent to the circuit number

         o Both circuit ends or cross reference drawing number for unshown circuit end

Composite Raceway Drawings will indicate cable tray in single-line or other form, wireway, and all conduits 2-1/2"' and larger. These drawings will include all cable tray, wireway, and conduit numbers, where applicable.

Contractor will provide Logic Diagram which will indicate logic control and instrument and depict loop configurations and interlocks.

Composite Underground Utilities Drawings will include information included on the Site Arrangement Drawing (simplified where required for clarity).

Concrete Floor Drawings will include design loads.


Electrical Relay Settings will be provided in report form for all relays down to the 480 volt secondary unit substation breakers.

Subsystem Turnover Packages will include pertinent construction data, the work required to place subsystems in service, and pertinent subsystem drawings in accordance with Westinghouse standard turnover practices.

Vendor Drawings and Vendor Information supplied by the equipment Subcontractor to the Contractor will be provided to the Owner (except for proprietary commercial information). Unless other wise included in the equipment Subcontractor Instruction Manual or the Contractor's drawings, the equipment Subcontractor drawings must include the information needs of standard utility practices. Internal wiring diagrams do not need to include internal wiring of electronic components or protective relays.

Contractor will provide Water Balance Diagrams in a format similar to the Water Balance Diagram format in Appendix A.

                                                          Appendix Q
                                                          List of Key Personnel
                                                          ----------------------
                                                          ======================

                                   APPENDIX Q

                              List of Key Personnel



o         Project Manager

o         Project Engineering Manager

o         Construction Manager

o         Cost and Schedule Manager

                                          Appendix R
                                          -------------------------------------
                                          =====================================

                                          [*] The following twelve (12) pages
                                          have been omitted and filed separately
                                          with the Securities and Exchange
                                          Commission as part of a Confidential
                                          Treatment Request.

                                          Appendix S
                                          NOT USED
                                          -------------------------------------
                                          =====================================

                                          Appendix T
                                          NOT USED
                                          -------------------------------------
                                          =====================================

                                          Appendix U
                                          Certain
                                          Subcontractors
                                          -------------------------------------
                                          =====================================

--------------------------------------------------------------------------------

                                   Appendix U
                              Certain sub contracts

--------------------------------------------------------------------------------


o         Air Compressors

o         Boiler Feed Pumps

o         Circulating Water Pumps

o         Condensate Pumps

o         Condenser

o         Cooling Tower

o         Cooling Tower Fan, Gear, and motor

o         Gas compressors

o         Generator, if sub contracted

o         GSU Transformers

o         HRSG

o         Demin Plant

o         6.9 kV switchgear and MCC

o         Turbines, if subcontracted

o         Zero discharge water system, if included in EPC scope